UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Conyers Park II Acquisition Corp.

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CONYERS PARK II ACQUISITION CORP.

999 VANDERBILT BEACH ROAD, SUITE 601

NAPLES, FL 34108

Dear Conyers Park II Acquisition Corp. Stockholders,

On behalf of the board of directors (the “Conyers Park Board”) of Conyers Park II Acquisition Corp., a Delaware corporation (“Conyers Park”, “we” or “our”), we cordially invite you to a special meeting (the “special meeting”) of stockholders of Conyers Park, to be held at 10:00 a.m. Eastern Time, on October 27, 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022.

On September 7, 2020, Conyers Park entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Conyers Park, CP II Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Conyers Park (“Merger Sub”), Advantage Solutions Inc., a Delaware corporation (“Advantage”), and Karman Topco L.P., a Delaware limited partnership (“Topco”), a copy of which is attached to the accompanying proxy statement as Annex A, which, among other things, provides for Merger Sub to be merged with and into Advantage with Advantage being the surviving company in the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Merger, Conyers Park will own 100% of the outstanding common stock of Advantage as the surviving company in the Merger and each outstanding share of common stock of Advantage will be cancelled and extinguished and collectively converted into the right to receive the merger consideration in accordance with the Merger Agreement. Following the consummation of the Merger, Conyers Park will own all of the outstanding equity interests of the surviving company and Topco will own a portion of Conyers Park Class A common stock (as defined in the accompanying proxy statement).

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to Topco, as sole stockholder of Advantage (the “Closing Consideration”), will be equal to the sum of (a) 203,750,000 shares of Conyers Park Class A common stock plus (b) 5,000,000 shares of Conyers Park Class A common stock, which will remain subject to forfeiture unless and until vesting upon the achievement of a market performance condition described further in the accompanying proxy statement (the “Performance Shares”).

At the special meeting, Conyers Park stockholders will be asked to consider and vote upon:

(1) Proposal No. 1 — To consider and vote upon a proposal to approve the business combination described in the accompanying proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement — we refer to this proposal as the “business combination proposal”;

(2) Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Conyers Park in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3) Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4) Proposal No. 4 — To consider and vote on a proposal to approve and adopt the Advantage Solutions Inc. 2020 Incentive Plan (the “Incentive Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex G;

(5) Proposal No. 5 — To consider and vote on a proposal to approve and adopt the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan (the “Employee Purchase Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “employee purchase plan proposal.” A copy of the Employee Purchase Plan is attached to the accompanying proxy statement as Annex H;

(6) Proposal No. 6 — To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ (as defined below) Listing Rule 5635, the issuance of more than 20% of Conyers Park’s issued and outstanding shares of common stock in connection with the business combination, including, without limitation, the PIPE Investment (as described below) — we refer to this proposal as the “NASDAQ proposal”; and

(7) Proposal No. 7 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Conyers Park Common Stock at the close of business on October 6, 2020 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Conyers Park Board has determined that the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal, the NASDAQ proposal and the adjournment proposal are fair to and in the best interests of Conyers Park and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the employee purchase plan proposal, “FOR” the NASDAQ proposal and “FOR” the adjournment proposal, if presented. When you consider the Conyers Park Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of Conyers Park stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Conyers Park Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Conyers Park stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. If any of those proposals are not approved, we will not consummate the Transactions.

To raise additional proceeds to fund the Transactions, Conyers Park has entered into subscription agreements (containing commitments to funding that are subject only to conditions that are generally aligned with the conditions set forth in the Merger Agreement), pursuant to which certain investors have agreed to purchase an aggregate of 70,000,000 shares of Conyers Park Class A common stock, which we refer to as the “PIPE Investment,” for a price of $10.00 per share for an aggregate commitment of $700,000,000. Certain equityholders of Topco will also participate in the PIPE Investment.

All Conyers Park stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Conyers Park’s units, Conyers Park Class A common stock and warrants are currently listed on the Nasdaq Stock Market LLC (the “NASDAQ”) under the symbols CPAAU, CPAA and CPAAW, respectively.

Pursuant to Conyers Park’s current certificate of incorporation, a holder of public shares may demand that Conyers Park redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Conyers Park redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Conyers Park’s transfer agent prior to the vote at the meeting. If the business combination is not completed, these shares will not be redeemed. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to Conyers Park’s transfer agent in order to validly redeem his, her or its shares. If a holder of public shares properly demands redemption and votes for or against the business combination proposal, Conyers Park will redeem each public share for a full pro rata portion of the trust account (as defined in the accompanying proxy statement), calculated as of two business days prior to the consummation of the business combination.

Conyers Park is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements. Upon consummation of the Transactions, Conyers Park will cease to be an “emerging growth company.”

The accompanying proxy statement provides you with detailed information about the Transactions and other matters to be considered at the special meeting of Conyers Park’s stockholders. We encourage you to carefully read the entire document, including the Annexes attached thereto. You should also carefully consider the risk factors described in section entitled “Risk Factors” beginning on page 66.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

The Transactions described in the accompanying proxy statement have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the merits or fairness of the business combination or related Transactions, or passed upon the accuracy or adequacy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

James M. Kilts
Executive Chairman of the Board of Directors

October 9, 2020

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO CONYERS PARK’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE ORIGINALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE SPECIAL MEETING. THE REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A HOLDER MUST IDENTIFY HIMSELF, HERSELF OR ITSELF IN WRITING AS A BENEFICIAL OWNER AND PROVIDE HIS, HER OR ITS LEGAL NAME, PHONE NUMBER AND ADDRESS TO CONYERS PARK’S TRANSFER AGENT IN ORDER TO VALIDLY REDEEM HIS, HER OR ITS SHARES. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE

CERTIFICATE TO CONYERS PARK’S TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF CONYERS PARK STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

The accompanying proxy statement is dated October 9, 2020 and is first being mailed to Conyers Park stockholders on or about October 9, 2020.

CONYERS PARK II ACQUISITION CORP.

999 VANDERBILT BEACH ROAD, SUITE 601

NAPLES, FL 34108

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 27, 2020

TO THE STOCKHOLDERS OF CONYERS PARK II ACQUISITION CORP.

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of stockholders of Conyers Park II Acquisition Corp., a Delaware corporation (“Conyers Park”, “we” or “our”), will be held at 10:00 a.m. Eastern Time, on October 27, 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022.

On behalf of Conyers Park’s board of directors (the “Conyers Park Board”), you are cordially invited to attend the special meeting, to conduct the following business items:

(1) Proposal No. 1 — To consider and vote upon a proposal to approve the business combination described in this proxy statement, including (a) adopting the Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”), by and among Conyers Park, CP II Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Conyers Park (“Merger Sub”), Advantage Solutions Inc., a Delaware corporation (“Advantage”), and Karman Topco L.P., a Delaware limited partnership (“Topco”), a copy of which is attached to the accompanying proxy statement as Annex A, which, among other things, provides for Merger Sub to be merged with and into Advantage with Advantage being the surviving company in the merger (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement — we refer to this proposal as the “business combination proposal”;

(2) Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Conyers Park in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3) Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4) Proposal No. 4 — To consider and vote on a proposal to approve and adopt the Advantage Solutions Inc. 2020 Incentive Plan (the “Incentive Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex G;

(5) Proposal No. 5 — To consider and vote on a proposal to approve and adopt the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan (the “Employee Purchase Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “employee purchase plan proposal.” A copy of the Employee Purchase Plan is attached to the accompanying proxy statement as Annex H;

(6) Proposal No. 6 — To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of Conyers Park’s issued and outstanding shares of common stock in connection with the business combination, including, without limitation, the PIPE Investment (as described below) — we refer to this proposal as the “NASDAQ proposal”; and

(7) Proposal No. 7 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Conyers Park Common Stock at the close of business on October 6, 2020 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Conyers Park Board has determined that the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal, the NASDAQ proposal and the adjournment proposal are fair to and in the best interests of Conyers Park and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the employee purchase plan proposal, “FOR” the NASDAQ proposal and “FOR” the adjournment proposal, if presented. When you consider the Conyers Park Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of Conyers Park stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Conyers Park Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Conyers Park stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. If any of those proposals are not approved, we will not consummate the Transactions.

To raise additional proceeds to fund the Transactions, Conyers Park has entered into subscription agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement), pursuant to which certain investors have agreed to purchase an aggregate of 70,000,000 shares of Conyers Park Class A common stock, which we refer to as the “PIPE Investment,” for a price of $10.00 per share for an aggregate commitment of $700,000,000. Certain equityholders of Topco will also participate in the PIPE Investment.

Pursuant to Conyers Park’s current certificate of incorporation, a holder of public shares may demand that Conyers Park redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Conyers Park redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Conyers Park’s transfer agent prior to the vote at the meeting. If the business combination is not completed, these shares will not be redeemed. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to Conyers Park’s transfer agent in order to validly redeem his, her or its shares. If a holder of public shares properly demands redemption, Conyers Park will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination.

All Conyers Park stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

James M. Kilts
Executive Chairman of the Board of Directors

October 9, 2020

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE CONYERS PARK REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO CONYERS PARK’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE ORIGINALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE SPECIAL MEETING. THE REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A HOLDER MUST IDENTIFY HIMSELF, HERSELF OR ITSELF IN WRITING AS A BENEFICIAL OWNER AND PROVIDE HIS, HER OR ITS LEGAL NAME, PHONE NUMBER AND ADDRESS TO CONYERS PARK’S TRANSFER AGENT IN ORDER TO VALIDLY REDEEM HIS, HER OR ITS SHARES. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO CONYERS PARK’S TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF CONYERS PARK STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

i

ANNEXES

ii

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

“2014 Topco Acquisition” are to the acquisition of Advantage Sales & Marketing Inc. by Karman Topco L.P., a Delaware limited partnership, on July 25, 2014;

“Advantage” are to Advantage Solutions Inc., a Delaware corporation;

“Advantage Available Cash” are to cash and cash equivalents of Advantage and its subsidiaries in an amount of (i) $125.0 million plus (ii) the amount (which shall not be less than zero) by which the net debt of Advantage and its subsidiaries as of 11:59 pm Eastern Time on the date immediately preceding the date of Closing is less than $2,867,239,613. For the purpose of this definition, “net debt” means (x) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, all indebtedness for borrowed money of Advantage and its subsidiaries and indebtedness issued by Advantage and its subsidiaries in substitution or exchange for borrowed money minus (y) cash and cash equivalents of Advantage and its subsidiaries;

“Advantage Sponsors” are to the Advantage Topco Acquisition Sponsors and Bain Capital and Yonghui Investment Limited;

“Advantage Topco Acquisition Sponsors” are to certain entities that are or are controlled by equity funds affiliated with or advised by CVC Capital Partners, Leonard Green & Partners, Juggernaut Capital Partners, or Centerview Capital Management, LLC;

“Available Closing Conyers Park Cash” are to an amount equal to (i) all amounts in Conyers Park’s trust account (after reduction for the aggregate amount of payments required to be made in connection with any redemptions by Conyers Park’s public stockholders in connection with the Merger), plus (ii) all other cash and cash equivalents of Conyers Park, plus (iii) the aggregate amount of cash that has been funded to and remains with, or that will be funded concurrently with the Closing to, Conyers Park pursuant to the Subscription Agreements as of immediately prior to the Closing, plus (iv) proceeds from debt financing whether funded or available to be funded at the Closing (through term loans or revolver availability) in connection with any redemptions by Conyers Park’s public stockholders in connection with the Merger, in an amount not to exceed $100.0 million, plus (v) Advantage Available Cash;

“Centerview Capital” are to Centerview Capital Holdings LLC, a Delaware limited liability company, and its affiliates, including Centerview Capital Management, LLC;

“Centerview Capital Consumer” are collectively to (i) the consumer private equity investment business sponsored by Centerview Capital, and (ii) the various entities and funds that are engaged in such business, including Centerview Capital Management, LLC;

“Closing” are to the consummation of the Transactions;

“Closing Consideration” are to 203,750,000 shares of Conyers Park Class A common stock plus the Performance Shares;

“Closing Date” are to the date on which the Transactions are consummated;

“completion window” are to the period following the completion of the Conyers Park IPO at the end of which, if Conyers Park has not completed an initial business combination, it will redeem 100% of the public shares at a per share price, payable in cash, equal to (a) the aggregate amount then on deposit in the trust account, including interest and not previously released to us annually to pay up to $1,000,000 of Conyers Park’s working capital requirements as well as to pay Conyers Park’s franchise and income taxes (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by (b) the number of then-outstanding public shares, subject to applicable law and certain conditions. The completion window ends on July 22, 2021;

“Conyers Park” are to Conyers Park II Acquisition Corp., a Delaware Corporation;

“Conyers Park Class A common stock” are, prior to consummation of the Transactions, to Conyers Park Class A common stock, par value $0.0001 per share, and, following consummation of the Transactions, to the Class A common stock, par value $0.0001 per share, of New Advantage;

“Conyers Park Class B common stock” are to Conyers Park Class B common stock, par value $0.0001 per share;

“Conyers Park Common Stock” are to Conyers Park Class A common stock and Conyers Park Class B common stock;

“Conyers Park IPO” are to the initial public offering by Conyers Park, which closed on July 22, 2019;

“Credit Facilities” are to the Revolving Credit Facility, the AR Facility, the First Lien Term Loans and the Second Lien Term Loans;

“current certificate of incorporation” are to Conyers Park’s amended and restated certificate of incorporation in effect as of the date of this proxy statement;

“Daymon” are to Daymon Worldwide Inc.;

“Daymon Acquisition” are to Advantage’s strategic acquisition of Daymon on December 18, 2017;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Employee Purchase Plan” are to the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Lien Term Loans” are to Advantage Sales & Marketing Inc.’s Initial First Lien Term Loans, the first lien term loans funded under the Delayed Draw Commitments, the Incremental First Lien Term Loans and the other first lien term loans funded under the incremental facilities;

“founder shares” are to shares of Conyers Park Class B common stock and Conyers Park Class A common stock issued upon the automatic conversion thereof at the time of Conyers Park’s initial business combination. The founder shares are held of record by the Sponsor and Conyers Park’s independent directors as of the record date;

“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Incentive Plan” are to the Advantage Solutions Inc. 2020 Incentive Plan;

“Insiders” are to James M. Kilts, David J. West, Brian K. Ratzan, Ronald Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena;

“Merger” or “business combination” are to the merger of Merger Sub with and into Advantage with Advantage being the surviving company in the merger;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of September 7, 2020, by and among Conyers Park, Advantage, Topco and Merger Sub;

“Merger Sub” are to CP II Merger Sub, Inc.;

“Minimum Cash Condition” are to the requirement under the Merger Agreement that Available Closing Conyers Park Cash at Closing be at least $1.15 billion;

“New Advantage” are to Conyers Park after the Merger;

“New Revolving Credit Facility” are to Advantage Sales & Marketing Inc.’s senior secured asset-based revolving credit facility in an aggregate principal amount of up to $400.0 million on terms and conditions set forth in the Debt Commitment Letter;

“New Senior Secured Credit Facilities” are to the New Revolving Credit Facility and the New Term Loan Facility;

“New Term Loan Facility” are to Advantage Sales & Marketing Inc.’s senior secured first lien term loan credit facility in an aggregate principal amount of $2,100 million on terms and conditions set forth in the Debt Commitment Letter;

“our Class A common stock” are to the Class A common stock, par value $0.0001 per share, of the post-combination company;

“our common stock” are, prior to consummation of the Transactions, to Conyers Park Class A common stock and Conyers Park Class B common stock, and, following consummation of the Transactions, to the Class A common stock, par value $0.0001 per share, of New Advantage;

“Performance Shares” are to the 5,000,000 shares of Conyers Park Class A common stock to be issued as a portion of the Closing Consideration to Topco, but which will vest, if at all, if the closing price for our Class A common stock after the Closing equals or exceeds $12.00 per share (subject to adjustments for any cash or in-kind dividends paid on our Class A common stock) for any period of 20 trading days out of 30 consecutive trading days during the five-year period after the Closing;

“PIPE Investment” are to the private placement pursuant to which Conyers Park entered into Subscription Agreements with certain investors whereby such investors have agreed to subscribe for shares of Conyers Park Class A common stock at a purchase price of $10.00 per share. The PIPE Investors, other than the Sponsor and the Advantage Sponsors and their affiliates participating in the PIPE Investment, have agreed to purchase an aggregate of 50,000,000 shares of Class A common stock. Certain of the Advantage Sponsors or their affiliates and the Sponsor have agreed to purchase an aggregate of 20,000,000 shares of Class A common stock, or, in their sole discretion, up to 45,000,000 shares in the event Conyers Park’s public stockholders exercise their redemption rights in connection with the Merger and in order to meet the Minimum Cash Condition;

“PIPE Investors” are to the investors participating in the PIPE Investment;

“private placement warrants” are to Conyers Park’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Conyers Park IPO;

“public shares” are to shares of Conyers Park Class A common stock sold as part of the units in the Conyers Park IPO (whether they were purchased in the Conyers Park IPO or thereafter in the open market);

“public stockholders” are to the holders of Conyers Park’s public shares, including the Sponsor and Conyers Park’s officers and directors to the extent the Sponsor and Conyers Park’s officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

“public warrants” are to Conyers Park’s warrants sold as part of the units in the Conyers Park IPO (whether they were purchased in the Conyers Park IPO or thereafter in the open market);

“Registration Rights Agreement” are to the Registration Rights Agreement, dated September 7, 2020, by and among Conyers, the Sponsor, Topco, the Advantage Sponsors and the other parties named therein;

“Revolving Credit Facility” are to Advantage’s existing senior secured revolving credit facility;

“SEC” are to the United States Securities and Exchange Commission;

“Second Lien Term Loans” are to Advantage Sales & Marketing Inc.’s existing second lien term loans;

“Securities Act” are to the Securities Act of 1933, as amended;

“Sponsor” are to Conyers Park II Sponsor LLC, a Delaware limited liability company and an affiliate of Centerview Capital;

“Sponsor Agreement” are to the Sponsor Agreement, dated as of September 7, 2020, by and among Conyers Park, the Sponsor, Advantage, Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena;

“Stockholders Agreement” are to the Stockholders Agreement dated September 7, 2020, by and among Conyers Park, the Sponsor, Topco, and certain equityholders of Topco and certain other parties thereto;

“Subscription Agreements” are to the common stock subscription agreements entered into by and among Conyers Park, on the one hand, and the PIPE Investors, on the other hand, in each case, dated as of September 7, 2020 and entered into in connection with the PIPE Investment, each in the form of the Subscription Agreement or the Advantage Sponsor Subscription Agreement, as applicable, attached hereto as Annex E and Annex F, respectively;

“Topco” are to Karman Topco L.P., a Delaware limited partnership;

“Transactions” are to the Merger, together with the other transactions contemplated by the Merger Agreement (including the consummation of the PIPE Investment, the entry into the New Senior Secured Credit Facilities and the payoff of the First Lien Term Loans, the Second Lien Term Loans, the AR Facility and the other indebtedness under the Credit Facilities) and the related agreements;

“trust account” are to the trust account of Conyers Park that holds the proceeds from the Conyers Park IPO; and

“warrants” are to the public warrants and the private placement warrants.

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•

Conyers Park II Acquisition Corp., a Delaware corporation, which we refer to as “Conyers Park,” “we,” “us” or “our,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•

On July 22, 2019, Conyers Park consummated its initial public offering of 45,000,000 units, including 5,000,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of Conyers Park Class A common stock and one-fourth of one warrant to purchase one share of Conyers Park Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $450,000,000. Simultaneously with the consummation of the initial public offering, Conyers Park consummated the private placement of 7,333,333 warrants at a price of $1.50 per warrant, generating total proceeds of $11,000,000.

•

Following the consummation of the Conyers Park IPO, $450,000,000 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for the Conyers Park IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and Conyers Park’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

•

Advantage was incorporated under the laws of Delaware in June 2014. Advantage is a wholly owned subsidiary of Topco, and is a leading a business solutions provider to consumer goods manufacturers and retailers. Advantage’s customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales, and achieve operating efficiencies. See the sections entitled “Information About Advantage,” “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

•

On September 7, 2020, Conyers Park entered into an Agreement and Plan of Merger with Advantage, Topco and Merger Sub, which, among other things, provides for Merger Sub to be merged with and into Advantage with Advantage being the surviving company in the Merger.

•

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to Topco will be equal to the sum of (a) 203,750,000 shares of Conyers Park Class A common stock plus (b) the Performance Shares.

•

Pursuant to the PIPE Investment, Conyers Park has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy from Conyers Park, 70,000,000 shares of Conyers Park Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $700,000,000. Certain of the Advantage Sponsors or their affiliates and the Sponsor will also participate in the PIPE Investment.

•

It is anticipated that, upon completion of the business combination: (i) Conyers Park’s public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.64% in New Advantage; (ii) the PIPE Investors will own approximately 21.21% of the post-combination company; (iii) the Sponsor and current Conyers Park directors will own approximately 3.41% of the post-combination company; and (iv) Topco (excluding any shares purchased by Topco equityholders in the PIPE Investment and any Performance Shares) will own approximately 61.74% of the post-

combination company. These levels of ownership interest: (a) exclude the impact of the shares of Conyers Park Class A common stock underlying warrants, (b) assume that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account, (c) assume that no shares are issued pursuant to the Advantage Solutions Inc. 2020 Incentive Plan and (d) assume that no shares are issued pursuant to the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan.

•

Conyers Park management and the Conyers Park Board considered various factors in determining whether to approve the Merger Agreement and the Transactions contemplated thereby, including the Merger. For more information about the reasons that the Conyers Park Board considered in determining its recommendation, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Conyers Park Board’s Reasons for the Approval of the Transactions.” When you consider the Conyers Park Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of Conyers Park stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Conyers Park Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Conyers Park stockholders that they vote “FOR” the proposals presented at the special meeting.

•	At the special meeting, Conyers Park’s stockholders will be asked to consider and vote on the following proposals:

•

a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

•

a proposal to approve and adopt the second amended and restated certificate of incorporation of Conyers Park in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

•

a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposal”;

•

a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal”;

•

a proposal to approve and adopt the Employee Purchase Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 5 — The Employee Purchase Plan Proposal”;

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a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of Conyers Park’s issued and outstanding shares of common stock in connection with the business combination, including, without limitation, the PIPE Investment. Please see the section entitled “Proposal No. 6 — The NASDAQ Proposal”; and

•

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed business combination. The following questions and answers do not include all the information that is important to Conyers Park stockholders. Stockholders are urged to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed business combination and the voting procedures for the special meeting.

Q.	Why am I receiving this proxy statement?

A.

Conyers Park and Advantage have agreed to a business combination under the terms of the Merger Agreement that is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A, and Conyers Park encourages its stockholders to read it in its entirety. Conyers Park’s stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, which, among other things, includes provisions for Merger Sub to be merged with and into Advantage with Advantage being the surviving company in the Merger as a wholly owned subsidiary of Conyers Park. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

This proxy statement and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q.	When and where is the Special Meeting?

A.	The special meeting will be held on October 27, 2020 at 10:00 a.m. Eastern Time at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022.

Q.	What are the proposals on which I am being asked to vote at the special meeting?

A.	The stockholders of Conyers Park will be asked to consider and vote on the following proposals at the special meeting:

1.

a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.

a proposal to approve and adopt the second amended and restated certificate of incorporation of Conyers Park in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.

a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately, in accordance with the requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposal”;

4.

a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal”;

5.

a proposal to approve and adopt the Employee Purchase Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 5 — The Employee Purchase Plan Proposal”;

6.

a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of Conyers Park’s issued and outstanding shares of common stock in connection with the business combination, including, without limitation, the PIPE Investment. Please see the section entitled “Proposal No. 6 — The NASDAQ Proposal”; and

7.

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

Conyers Park will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. If any of those proposals are not approved, we will not consummate the Transactions.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

Q:	How will the COVID-19 pandemic impact in-person voting at the special meeting?

A:

We intend to hold the special meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website https://www.cstproxy.com/conyersparkiiacquisitioncorp/sm2020, and we encourage you to check this website prior to the meeting if you plan to attend.

Q.	Why is Conyers Park proposing the business combination?

A.	Conyers Park was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On July 22, 2019, Conyers Park completed its initial public offering of units, with each unit consisting of one share of its Conyers Park Class A common stock and one-quarter of one warrant to purchase one share of Conyers Park Class A common stock at a price of $11.50, raising total gross proceeds of approximately $450,000,000. Since the Conyers Park IPO, Conyers Park’s activity has been limited to the evaluation of business combination candidates.

Advantage was incorporated under the laws of Delaware in June 2014. Advantage is a wholly owned subsidiary of Topco, and is a leading a business solutions provider to consumer goods manufacturers and retailers. Advantage’s customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales, and achieve operating efficiencies. See the sections entitled “Information About Advantage,” “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

The Conyers Park Board considered the results of the due diligence review of Advantage’s business, including its current prospects for growth in executing upon and achieving its business plan. As a result,

Conyers Park believes that a business combination with Advantage will provide Conyers Park’s stockholders with an opportunity to participate in the ownership of a company with significant growth potential. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Conyers Park Board’s Reasons for Approval of the Transactions.”

Q.	Why is Conyers Park providing stockholders with the opportunity to vote on the business combination?

A.

Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the business combination proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of the business combination.

Q.	What will happen in the business combination?

A.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Conyers Park will acquire Advantage in a transaction we refer to as the business combination. At the closing of the business combination contemplated by the Merger Agreement, among other things, Merger Sub will merge with and into Advantage with Advantage being the surviving company in the Merger as a wholly owned subsidiary of Conyers Park. As a result of the Merger, at the closing of the business combination, Conyers Park will own 100% of the outstanding common stock of Advantage and each share of common stock of Advantage will have been cancelled and converted into the right to receive a portion of the merger consideration.

Q.	Following the business combination, will Conyers Park’s securities continue to trade on a stock exchange?

A.

Yes. We intend to apply to continue the listing of Conyers Park Class A common stock and public warrants on NASDAQ. In connection with the business combination, Conyers Park will change its name to Advantage Solutions Inc. and its Class A common stock and warrants will begin trading on the NASDAQ under the symbols “ADV” and “ADVW”, respectively. As a result, our publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security.

Q.	How will the holders of Conyers Park’s units be impacted by the business combination?

A.

As part of its initial public offering, Conyers Park issued 45,000,000 units, each consisting of one share of Class A common stock and one-fourth of one warrant to purchase one share of Class A common stock, which currently trade on the NASDAQ under the symbol CPAAU. As of the consummation of the business combination, Conyers Park’s outstanding units will be mandatorily separated into their component parts – one share of Class A common stock and one-fourth of one warrant to purchase one share of Class A common stock – and the units will cease trading. As a result, following the business combination each unitholder’s account, in lieu of units, will reflect ownership of the number of shares of Class A common stock and warrants underlying such holder’s units. If any unitholder would, upon such separation, be entitled to receive a fractional interest in a warrant, the number of warrants the holder will be entitled to receive will be rounded down to the nearest whole number of warrants.

Q.	How will the business combination impact the shares of Conyers Park outstanding after the business combination?

A.

As a result of the business combination and the consummation of the transactions contemplated by the Merger Agreement and the related agreements, including, without limitation, the PIPE Investment, the amount of common stock outstanding will increase to 330,000,000 shares of Conyers Park Class A common stock (assuming that no shares of Conyers Park Class A common stock are elected to be redeemed by Conyers Park stockholders and excluding the Performance Shares). Additional shares of Conyers Park Class A common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of Conyers Park Class A common stock upon exercise of the warrants from time to time after the business combination. The issuance and sale of such shares in the public market could adversely impact the market price of Conyers Park Class A common stock, even if its business is doing well. Pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex G, following the closing of the business combination and subject to the approval of the applicable award agreements by the board of directors of the post-combination entity, Conyers Park may grant an aggregate amount of up to 49,917,647 additional shares of New Advantage common stock. Pursuant to the Employee Purchase Plan, a copy of which is attached to this proxy statement as Annex H, following the closing of the business combination, Conyers Park may grant an aggregate amount of up to 12,479,412 additional shares of New Advantage common stock.

Q.	Will the management of Advantage change in the business combination?

A.

We anticipate that all of the executive officers of Advantage will remain with New Advantage. In addition, Cameron Breitner, Ryan Cotton, Tanya Domier, Timothy Flynn, Tiffany Han and Jonathan Sokoloff have each been nominated to serve as directors of New Advantage upon completion of the Transactions. Please see the section entitled “Management After the Business Combination” for additional information.

Q.	What equity stake will current stockholders of Conyers Park, the PIPE Investors, the Sponsor and Topco hold in New Advantage after the closing?

A.

It is anticipated that, upon completion of the business combination: (i) Conyers Park’s public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.64% in the post-combination company; (ii) the PIPE Investors will own approximately 21.21% of New Advantage; (iii) the Sponsor and certain Conyers Park directors will own approximately 3.41% of New Advantage; and (iv) Topco (excluding any shares purchased by Topco equityholders in the PIPE Investment and any Performance Shares) will own approximately 61.74% of New Advantage. These levels of ownership interest: (a) exclude the impact of the shares of Conyers Park Class A common stock underlying warrants, (b) assume that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account, (c) assume that no shares are issued pursuant to the Incentive Plan and (d) assume that no shares are issued pursuant to the Employee Purchase Plan.

For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on New Advantage Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Proposal No. 4 — The Incentive Plan Proposal” and “Proposal No. 5  — The Employee Purchase Plan Proposal.”

Q.	Will Conyers Park obtain new financing in connection with the Transactions?

A.

Yes. Conyers Park has entered into subscription agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with the PIPE Investors, pursuant to which Conyers Park has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy from Conyers Park, 70,000,000 shares of Conyers Park Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $700,000,000. Certain of the Advantage Sponsors or their affiliates and the Sponsor will also participate in the PIPE Investment.

Advantage Sales & Marketing Inc., a wholly owned subsidiary of Advantage, has also obtained a debt commitment letter, which we refer to as the “Debt Commitment Letter,” from a syndicate of lenders to provide debt financing, which we refer to as the “Debt Financing,” to Advantage, consisting of a senior secured first lien term loan facility in an aggregate principal amount of up to $2,100 million and a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $400 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger). The proceeds of the Debt Financing are expected to be used, together with the proceeds from the trust account and the PIPE Investment to (i) repay in full and terminate obligations under the Credit Facilities and (ii) pay fees, commissions and expenses in connection with the foregoing. Up to $100 million of the New Revolving Credit Facility may be used in order to satisfy the Minimum Cash Condition. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Sources and Uses for the Business Combination” for additional information.

Q.	What conditions must be satisfied to complete the Business Combination?

A.

There are a number of closing conditions in the Merger Agreement, including the expiration of the applicable waiting period under the HSR Act and the approval by the Conyers Park stockholders of the business combination proposal, the NASDAQ proposal, the charter proposal and the incentive plan proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

Q.	What happens if I sell my shares of Conyers Park Class A common stock before the special meeting?

A.

The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Conyers Park Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Conyers Park Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of Conyers Park Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q.	What constitutes a quorum at the special meeting?

A.

A majority of the voting power of all issued and outstanding shares of common stock entitled to vote as of the record date at the special meeting must be present via the virtual meeting platform, or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. As of the record date for the special meeting, 28,125,001 shares of our common stock would be required to be present at the special meeting to achieve a quorum.

Q.	What vote is required to approve the proposals presented at the special meeting?

A.

The approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the employee purchase plan proposal, the NASDAQ proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Conyers Park’s outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal, the NASDAQ proposal and the adjournment proposal will have no effect on such proposals.

The approval of the charter proposal requires the affirmative vote of holders of a majority of Conyers Park’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Q.	How many votes do I have at the special meeting?

A.

Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of October 6, 2020, the record date for the special meeting. As of the close of business on the record date, there were 56,250,000 outstanding shares of our common stock.

Q.	Why is Conyers Park proposing the governance proposal?

A.

As required by applicable SEC guidance, Conyers Park is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the second amended and restated certificate of incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from the charter proposal, but pursuant to SEC guidance, Conyers Park is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on Conyers Park and the Conyers Park Board (separate and apart from the approval of the charter proposal). Furthermore, the business combination is not conditioned on the separate approval of the governance proposal (separate and apart from approval of the charter proposal). Please see the section entitled “Proposal No. 3 — The Governance Proposal” for additional information.

Q.	Did the Conyers Park Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?

A.

The Conyers Park Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination with Advantage. The officers and directors of Conyers Park have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Conyers Park’s financial and other advisors, including Goldman Sachs & Co. LLC and Centerview Partners LLC, enabled them to perform the necessary analyses and make determinations regarding the Transactions. In addition, Conyers Park’s officers and directors and Conyers Park’s advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the Conyers Park Board in valuing Advantage’s business, and assuming the risk that the Conyers Park Board may not have properly valued such business.

Q.	Do I have redemption rights?

A.

If you are a holder of public shares, you have the right to demand that Conyers Park redeem such shares for a pro rata portion of the cash held in Conyers Park’s trust account. We sometimes refers to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 10% of the public shares. Accordingly, all public shares in excess of 10% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Under Conyers Park’s current certificate of incorporation, the business combination may be consummated only if Conyers Park has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash.

Q.	How do I exercise my redemption rights?

A.

If you are a holder of public shares and wish to exercise your redemption rights, you must demand that Conyers Park redeem your shares in cash no later than the second business day preceding the vote on the business combination proposal by delivering your stock to Conyers Park’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the special meeting. Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was approximately $453,742,623.42, or $10.08 per share, as of October 6, 2020, the record date for meeting). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the business combination. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of Conyers Park’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting. If you deliver your shares for redemption to Conyers Park’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Conyers Park’s transfer agent return the shares (physically or electronically). You may make such request by contacting Conyers Park’s transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by Conyers Park’s transfer agent prior to the vote taken on the business combination proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

If a holder of public shares properly demands their shares be redeemed properly made as described above, then, if the business combination is consummated, Conyers Park will redeem these shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of Conyers Park Class A common stock for cash.

Q.	Do I have appraisal rights if I object to the proposed business combination?

A.

No. Neither Conyers Park stockholders nor its unit or warrant holders, solely in their capacity as unit or warrant holders, have appraisal rights in connection with the business combination under the DGCL. Please see the section entitled “Special Meeting of Conyers Park Stockholders — Appraisal Rights” for additional information.

Q.	What happens to the funds deposited in the trust account after consummation of the business combination?

A.

The net proceeds of the Conyers Park IPO, a total of $450,000,000, were placed in the trust account immediately following the Conyers Park IPO. After consummation of the business combination, the funds in the trust account will be used to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the business combination (including aggregate fees of up to $15,750,000 as deferred underwriting commissions) and for working capital purposes of the post-combination company.

Please see the section entitled “Proposal No. 1 — The Business Combination — Sources and Uses for the Business Combination” for additional information.

Q.	What happens if a substantial number of public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A.

Conyers Park’s public stockholders may vote in favor of the business combination and still exercise their redemption rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders. Notwithstanding the foregoing, under Conyers Park’s current certificate of incorporation, the business combination may be consummated only if Conyers Park has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash.

Q.	What happens if the business combination is not consummated?

A.

If Conyers Park does not complete the business combination with Advantage for whatever reason, Conyers Park would search for another target business with which to complete a business combination. If Conyers Park does not complete a business combination with Advantage or another target business by July 22, 2021, Conyers Park must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to (a) the aggregate amount then held in the trust account, including interest and not previously released to us annually to pay up to $1,000,000 of Conyers Park’s working capital requirements as well as to pay Conyers Park’s franchise and income taxes (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by (b) the number of then-outstanding public shares, subject to applicable law and certain conditions. The Sponsor and the Insiders have no redemption rights in the event a business combination is not effected in the completion window and, accordingly, their founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Conyers Park’s outstanding warrants. Accordingly, the warrants will be worthless.

Q.	How does the Sponsor intend to vote on the proposals?

A.

The Sponsor owns of record and is entitled to vote an aggregate of approximately 20% of the outstanding shares of Conyers Park Common Stock as of the record date. The Sponsor and the Insiders have agreed to vote any founder shares and any public shares held by them as of the record date in favor of the Transactions. The Sponsor and Insiders may have interests in the business combination that may conflict with your interests as a stockholder. See the sections entitled “Summary of the Proxy Statement — Interests of Certain Persons in the Business Combination” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Q.	When do you expect the business combination to be completed?

A.

It is currently anticipated that the business combination will be consummated promptly following the special meeting which is set for October 27, 2020, subject to the satisfaction of customary closing conditions; however, such meeting could be postponed or adjourned, as described above. For a description of the conditions to the completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Transactions.”

Q.	What do I need to do now?

A.

Conyers Park urges you to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the business combination will affect you as a stockholder, unit holder and/or warrant holder of Conyers Park. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q.	How do I vote?

A.	The special meeting will be held at 10:00 a.m. Eastern Time, on October 27, 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022.

If you are a holder of record of Conyers Park Common Stock on October 6, 2020, the record date for the special meeting, you may vote at the special meeting in person or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote, obtain a proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.	How will a broker non-vote impact the results of each proposal?

A.	Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Stockholders of record may send a later-dated, signed proxy card to Conyers Park’s transfer agent at the address set forth at the end of this section so that it is received prior to the vote at the special meeting or attend the special meeting and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Conyers Park’s transfer agent, which must be received prior to the vote at the special meeting.

Q.	What happens if I fail to take any action with respect to the special meeting?

A.

If you fail to take any action with respect to the special meeting and the business combination is approved by stockholders, the business combination will be consummated in accordance with the terms of the Merger Agreement. If you fail to take any action with respect to the special meeting and the business combination is not approved, we will not consummate the business combination.

Q.	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Conyers Park shares.

Q.	Who can help answer my questions?

A.	If you have questions about the Transactions or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Conyers Park II Acquisition Corp.

999 Vanderbilt Beach Road, Suite 601

Naples, FL 34108

Tel: (212) 429-2211

You may also contact the proxy solicitor for Conyers Park at:

Morrow Sodali LLC

470 West Avenue

Stamford CT 06902

Call Toll Free (800) 662-5200

Banks and brokers call (203) 658-9400

Email: CPAA.info@morrowsodali.com

To obtain timely delivery, our stockholders must request any additional materials no later than five business days prior to the special meeting. You may also obtain additional information about Conyers Park from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to Conyers Park’s transfer agent at the address below prior to the vote at the special meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Redemption.”

If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination proposal, you should read this entire document carefully, including the Annexes and other documents referred to herein. The Merger Agreement is the legal document that governs the Transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement in the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

Unless otherwise specified, all share calculations (a) exclude the impact of the shares of Conyers Park Class A common stock underlying warrants, (b) assume that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account and (c) assume that no shares are issued pursuant to the Incentive Plan or the Employee Purchase Plan.

The Parties

Conyers Park

Conyers Park II Acquisition Corp. is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. Conyers Park was incorporated under the laws of Delaware on May 2, 2019.

On July 22, 2019, Conyers Park closed its initial public offering of 45,000,000 units, including the exercise of the over-allotment option to the extent of 5,000,000 units, with each unit consisting of one share of its Class A common stock and one-fourth of one warrant to purchase one share of its Class A common stock at a purchase price of  $11.50 per share, subject to adjustment as provided in Conyers Park’s final prospectus filed with the Securities and Exchange Commission on July 19, 2019 (File No. 333-232449). The units from the Conyers Park IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $450,000,000.

Simultaneously with the consummation of the Conyers Park IPO and the exercise of the underwriters’ over-allotment option, Conyers Park consummated the private sale of 7,333,333 warrants at $1.50 per warrant for an aggregate purchase price of $11,000,000. A total of $450,000,000 was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Conyers Park IPO was conducted pursuant to a registration statement on Form S-1 that became effective on July 17, 2019. As of October 6, 2020, the record date for the meeting, there was approximately $453,742,623.42 held in the trust account.

Conyers Park’s units, Class A common stock and warrants are listed on the NASDAQ under the symbols CPAAU, CPAA and CPAAW, respectively.

The mailing address of Conyers Park’s principal executive office is 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108. Its telephone number is (212) 429-2211. After the consummation of the business combination, its principal executive office will be that of Advantage.

Merger Sub

CP II Merger Sub, Inc. is a wholly owned subsidiary of Conyers Park formed solely for the purpose of effectuating the Merger described herein (“Merger Sub”). Merger Sub was incorporated under the laws of Delaware as a corporation on August 31, 2020. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive office is 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108. Its telephone number is (212) 429-2211. After the consummation of the business combination, Merger Sub will cease to exist as a separate legal entity.

Topco

Karman Topco L.P. is the parent entity of Advantage and was formed as a limited partnership under the laws of Delaware on June 13, 2014 in connection with the 2014 Topco Acquisition.

The mailing address of Topco’s principal executive office is c/o Advantage Solutions, Attn Legal Dept. General Counsel, 18100 Von Karman Ave., Suite 1000, Irvine, California 92612. Topco’s telephone number is (949) 797-2900.

Advantage

Advantage was incorporated under the laws of Delaware on June 2014. Advantage is a wholly owned subsidiary of Topco, and is a leading business solutions provider to consumer goods manufacturers and retailers. Advantage’s customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales, and achieve operating efficiencies. Through Advantage’s sales segment, Advantage serves as a critical link between consumer goods manufacturers and their retailer partners. Advantage’s sales associates prepare and present to retailers a business case to increase distribution of manufacturers’ products and optimize how they are displayed, priced, and promoted both in-store and online. Advantage also makes in-store visits to ensure such products are adequately stocked and properly displayed. Through Advantage’s marketing segment, Advantage helps brands and retailers reach consumers through two main platforms. The first is Advantage’s retail experiential business, also known as sampling or demo, where they manage highly customized and deeply embedded large scale sampling programs (both in-store and online) with multi-decade relationships for leading retailers. These programs are mission-critical platforms for brands and retailers to drive sales, promote loyalty and build trial. The second is Advantage’s collection of specialized agency businesses where it provides private label services to retailers and develops granular marketing programs for brands and retailers that are designed to influence shoppers on their paths to, and at the point of, purchase using its proprietary insights on shopper behavior, analytics, brand knowledge, and understanding of manufacturer and retailer strategies. In 2019, Advantage provided services to over 3,500 manufacturers, and provided services for products located at more than 200,000 retail locations.

The mailing address of Advantage’s principal executive office is 18100 Von Karman Avenue, Suite 1000, Irvine, CA 92612. Its telephone number is (949) 797-2900. As part of the business combination, Merger Sub will merge with and into Advantage with Advantage surviving such merger as a wholly owned subsidiary of Conyers Park.

Emerging Growth Company

Conyers Park is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Conyers Park’s securities less attractive as a result, there may be a less active trading market for Conyers Park’s securities and the prices of its securities may be more volatile or otherwise impacted.

Conyers Park will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the Conyers Park IPO, (b) in which Conyers Park has total annual gross revenue of at least $1.07 billion or (c) in which Conyers Park is deemed to be a large accelerated filer, which means the market value of Conyers Park Common Stock that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which Conyers Park has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Upon consummation of the Transactions, Conyers Park will cease to be an “emerging growth company.”

The Business Combination Proposal

Structure of the Transactions

Pursuant to the Merger Agreement, a business combination between Conyers Park and Advantage will be effected through the Merger, whereby Merger Sub will merge with and into Advantage with Advantage surviving such merger as a wholly owned subsidiary of Conyers Park.

Merger Consideration

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to Topco, as agent on behalf of Topco’s equityholders, will be equal to the sum of (a) 203,750,000 shares of Conyers Park Class A common stock and (b) the Performance Shares. For more information regarding the sources and uses of the funds utilized to consummate the Transactions, please see the section entitled “Proposal No. 1 — The Business Combination Proposal  —  Sources and Uses for the Business Combination.” For more information regarding the Performance Shares, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

Related Agreements

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Conyers Park, CVC ASM Holdco, L.P. (the “CVC Stockholder”), the entities identified therein under the heading “LGP Stockholders” (collectively, the “LGP Stockholder”) and BC Eagle Holdings, L.P. (the “Bain Stockholder”), the Sponsor, Topco, Karman II Coinvest LP, a Delaware limited partnership (“Karman II Coinvest”), certain entities affiliated with Juggernaut Capital Partners, Centerview Capital, L.P., Centerview Employees, L.P., Yonghui Investment Limited (“YH”, and together with the Bain Stockholder, the “Daymon Investors”) and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Topco (i.e., members of management of Advantage) (the “Contributing Investors”) entered into the Registration Rights Agreement, pursuant to which, among other things, certain of the parties thereto agreed not to effect the transfer of any equity securities of Conyers Park held by any of them during the lock-up period described therein (the “Lock-up Period”) and were granted certain registration rights and certain piggyback rights with respect to their respective shares of common stock of Conyers Park, on the terms and subject to the conditions therein.

In particular, the Registration Rights Agreement provides for the following registration rights:

•

Demand registration rights. At any time after the expiration of the Lock-up Period, Conyers Park will be required, upon the written request of the CVC Stockholder, the LGP Stockholders or Karman II Coinvest, to (i) subject to certain exceptions, deliver a written notice to each party to the Registration Rights Agreement offering such party the opportunity to include its registrable securities in such demand registration statement and (ii) thereafter, file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. Conyers Park is not obligated to effect any demand registration if a demand registration or piggyback registration was declared effective or an underwritten shelf takedown was consummated within the preceding 90-day period or, if requested by the underwriter pursuant to the Registration Rights Agreement, the preceding 180-day period.

•

Centerview Capital, L.P. and Centerview Employees, L.P. demand registration rights. At any time following the earlier to occur of (i) the two-year anniversary of the consummation of the Business Combination and (ii) the consummation of certain other qualifying transactions, and provided that Centerview Capital, L.P. and Centerview Employees, L.P. shall not have had the opportunity to register its securities in a demand registration or piggyback registration in the preceding 180-day period, Centerview Capital, L.P. and Centerview Employees, L.P. will be able to require Conyers Park to use its reasonable best efforts to register Centerview Capital, L.P. and Centerview Employees, L.P.’s registrable securities under the Securities Act, including the right to require Conyers Park to register the sale of such shares on Form S-3. Centerview Capital, L.P. and Centerview Employees, L.P., together, are limited to requiring one such registration.

•

Daymon demand registration rights. At any time following the 18-month anniversary of the closing of the Merger, subject to certain restrictions, the designated representative of the Daymon Investors, on the behalf of the Daymon Investors, will be able to require Conyers Park to use its reasonable best efforts to register the Daymon Investors’ registrable securities under the Securities Act, including the right to require Conyers Park to register the sale of such shares on Form S-3. The Daymon Investors are limited to requiring two such registrations.

In addition, at any time following the 30-month anniversary of the closing of the Merger, if no demand registrations have yet been made by any party who holds demand registration rights under the Registration Rights Agreement (other than Centerview Capital, L.P. and Centerview Employees, L.P.), and subject to certain other restrictions, YH can cause the designated representative of the Daymon Investors to exercise one of the two demand registration rights described in the preceding paragraph.

In addition, at any time following the two-year anniversary of the closing of the Merger, if (i) the Daymon Investors have already made its two demand registrations described above and (ii) the Daymon Investors (and their respective permitted transferees) own 3% or less of the then-outstanding equity securities of Conyers Park, subject to certain restrictions, the designated representative of the Daymon Investors, on the behalf of the Daymon Investors, will be able to require Conyers Park to use its reasonable best efforts to register the Daymon Investors’ registrable shares, which may take the form of an underwritten takedown or will be on Form S-3. The Daymon Investors are limited to requiring one such registration.

•

Shelf registration rights. Within 180 days of the closing of the Merger, Conyers Park will be required to file a shelf registration statement pursuant to Rule 415 of the Securities Act and cause to be effective the registration of all of their registrable securities and, thereafter, use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement. At any time after the expiration of the Lock-up Period during which Conyers Park has an effective shelf registration statement with respect to a holder’s registrable securities, subject to certain exceptions, such holder of qualifying registrable securities may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, in accordance with the provisions governing demand registration rights.

•

Piggyback registration rights. At any time after the expiration of the Lock-up Period, if Conyers Park proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the parties to the Registration Rights Agreement are entitled to include their registrable securities in such registration statement.

•

Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by Conyers Park and underwriting discounts, selling commissions and transfer taxes will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which Conyers Park is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to Conyers Park, and holders of registrable securities are obligated to indemnify Conyers Park for material misstatements or omissions attributable to them.

•

Registrable securities. Securities of Conyers Park shall cease to be registrable securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred pursuant to Rule 144, such securities shall have been transferred to any person other than a permitted transferee such that any subsequent transfer of such securities shall not require registration under the Securities Act or any applicable state law, or such securities shall have ceased to be outstanding.

•

Lock-up. Notwithstanding the foregoing, (i) each holder of qualifying registrable securities other than the Sponsor shall not transfer any securities of Conyers Park for 180 days following the closing date of the Merger and (ii) the Sponsor shall not transfer any securities of Conyers Park for one year after the closing date of the Merger, in each case, subject to certain exceptions.

Stockholders Agreement

In connection with the execution of the Merger Agreement, Conyers Park, Topco, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Sponsor (collectively, the “Stockholder Parties”) entered into the Stockholders Agreement, pursuant to which, among other things, the Stockholder Parties agreed to cast their votes such that the Conyers Park Board, after the closing of the Business Combination, is constituted as set forth in the Stockholders Agreement and the Merger Agreement and will have certain rights to designate directors to the Conyers Park Board, in each case, on the terms and subject to the conditions therein. The Stockholders Agreement is attached hereto as Annex C.

Under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that the Conyers Park Board shall be constituted as follows and as described in the section entitled “Management After the Business Combination”. For so long as the CVC Stockholder beneficially owns 10% or greater of Conyers Park Class A common stock, it shall be entitled to nominate two directors, who shall initially be Cameron Breitner and Tiffany Han (each, an “Initial CVC Director”), with such right (i) decreasing to one director at such time when the CVC Stockholder beneficially owns equal to or greater than 5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the CVC Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the LGP Stockholders beneficially own 10% or greater of Conyers Park Class A common stock, the LGP Stockholders shall be entitled to nominate two directors, who shall initially be Jon Sokoloff and Tim Flynn (each, an “Initial LGP Director”), with such right (i) decreasing to one director at such time when the LGP Stockholders beneficially own equal to or greater than 5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the LGP Stockholders beneficially own less than 5% of Conyers Park Class A common stock. For so long as the Bain Stockholder beneficially owns 5% or greater of Conyers Park Class A common stock, it shall be entitled to nominate one director, who shall initially be Ryan Cotton (the “Initial Bain Director”), with such right terminating at such time when the Bain Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the Sponsor or any of its permitted transferees is the record or beneficial owner of any Conyers Park Class A common stock, the Sponsor shall, for a period of five years following the Closing, be entitled to nominate three directors, who shall initially be James M. Kilts, David J. West and Brian K. Ratzan (each, an “Initial Sponsor Director”). In calculating the beneficial ownership percentages referenced above, the total number of issued and outstanding shares of Conyers Park Class A common stock used as the denominator in any such calculation shall at all times be deemed to be equal to the total number of shares of Conyers Park Class A common stock issued and outstanding immediately following the Closing (as adjusted for stock splits, combinations, reclassifications and similar transactions). Additionally, the Conyers Park Board shall also include the Chief Executive Officer of Advantage as of the Closing (the “CEO Director”) and four independent directors who shall be determined pursuant to the terms set forth in the Merger Agreement (each, an “Independent Director”).

Moreover, under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that the Conyers Park Board shall be divided into three classes of directors, with each class serving for staggered three-year terms, and such that (i) the Class I directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and two Independent Directors, (ii) the Class II directors initially include one Initial Sponsor Director, the Initial Bain Director and two Independent Directors and (iii) the Class III directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and the CEO Director. The initial term of the Class I directors shall expire immediately following Conyers Park’s first annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class II directors shall expire immediately following Conyers Park’s second annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class III directors shall expire immediately following Conyers Park’s third annual meeting of stockholders following the consummation of the Business Combination.

In addition, subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the CVC Stockholder, the LGP Stockholders, and the Sponsor shall, severally, have the right to have one CVC Director, one LGP Director and one Sponsor Director, respectively, appointed to serve on each committee of the Board for so long as the CVC Stockholder, the LGP Stockholders, and Sponsor, as applicable, has the right to designate at least one director for nomination to the Board.

Finally, pursuant to the Stockholders Agreement, Conyers Park and, with certain exceptions, its subsidiaries shall not, for so long as Topco and its permitted transferees collectively hold an amount of Conyers Park equity securities that is equal to 50% or more of the amount of securities Topco held as of immediately subsequent to the Closing, take any of the following actions without the approval of Topco: (i) any increase or decrease the size of the Conyers Park Board, other than in accordance with the Stockholders Agreement; (ii) any amendment, change, waiver, alteration or repeal of any provision of the organizational documents of Conyers Park that (a) amends or modifies any specific rights of Topco or (b) materially and adversely affects Topco in its capacity as a stockholder of Conyers Park; (iii) any acquisition or disposition of any one or more persons, equity interests, businesses or assets, or, subject to certain exceptions, the incurrence of any indebtedness by Conyers Park or any of its subsidiaries involving an aggregate value, purchase price, sale price or indebtedness, as applicable, in an amount in excess of certain EBITDA ratios set forth in the Stockholders Agreement; (iv) the termination or replacement of the Chief Executive Officer of Conyers Park (other than for cause); (v) the declaration and payment of any dividends or distributions, other than any dividends or distributions from any wholly owned subsidiary of Conyers Park either to Conyers Park or any other wholly owned subsidiaries of Conyers Park; or (vi) any redemption or repurchase of any shares of common stock of Conyers Park.

Sponsor Agreement

Pursuant to the Merger Agreement, Conyers Park, the Sponsor, Advantage, Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena entered into the Sponsor Agreement, pursuant to which the Sponsor and each of Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena has agreed to, among other things, (i) vote in favor of the Merger Agreement and the transactions contemplated thereby (including the Merger), (ii) waive their anti-dilution rights with respect to their shares of Conyers Park Class B common stock in connection with the issuance of shares pursuant to the PIPE Investment and (iii) be bound by certain transfer restrictions with respect to their shares of Conyers Park Class B common stock prior to the closing of the business combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.

Subscription Agreements

In connection with the execution of the Merger Agreement, Conyers Park entered into the Subscription Agreements with the PIPE Investors. The following summary of the Subscription Agreements and Advantage Sponsor Subscription Agreement is qualified by reference to the complete text of the forms of the Subscription Agreements copies of which are attached as Annex E and Annex F, respectively, to this proxy statement. All stockholders are encouraged to read the form of Subscription Agreement in its entirety for a more complete description of the terms and conditions thereof.

Shares purchased pursuant to the Subscription Agreements will be purchased for $10.00 per share. The PIPE Investors, other than the Sponsor and certain of Advantage Sponsors and their affiliates participating in the PIPE Investment, have agreed to purchase an aggregate of 50,000,000 shares of Class A common stock. The Sponsor and certain of the Advantage Sponsors or their affiliates have agreed to purchase an aggregate of 20,000,000 shares of Class A common stock, or, in their sole discretion, up to 45,000,000 shares in the event Conyers Park’ public stockholders exercise their redemption rights in connection with the Merger and in order to meet the Minimum Cash Condition.

The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Investment.

The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto and Advantage, (iii) 15 days after the Termination Date (as defined in the Merger Agreement) if the closing of the Transactions has not occurred by such date or (iv) if any conditions to the closing of set forth in the Subscription Agreement are not satisfied or waived on or prior to the closing.

Incentive Plan

On September 5, 2020, the Conyers Park Board adopted, subject to stockholder approval, the Incentive Plan for the purpose of providing a means through which to attract, motivate and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our Class A common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders. Stockholders are being asked to consider and approve the Incentive Plan, which will reserve an aggregate amount of up to 49,917,647 additional shares of New Advantage common stock for issuance pursuant to grants made under the Incentive Plan. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal — Description of the Material Features of the Incentive Plan” for additional information.

Employee Purchase Plan

On September 5, 2020, the Conyers Park Board adopted, subject to stockholder approval, the Employee Purchase Plan for the purpose of providing a means through which to attract, motivate and retain personnel and to provide a means whereby our employees, can acquire and maintain an equity interest in us, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders. Stockholders are being asked to consider and approve the Employee Purchase Plan, which will reserve an aggregate amount of up to 12,479,412 additional shares of New Advantage common stock for issuance pursuant to grants made under the Employee Purchase Plan. Please see the section entitled “Proposal No. 5 — The Employee Purchase Plan Proposal  —  Description of the Material Features of the Employee Purchase Plan.”

Financing of the Merger

We anticipate that the total funds needed to complete the Merger will be approximately $3.5 billion based upon (i) the repayment in full and termination of obligations under the Credit Facilities and (ii) the payment of fees, commissions and expenses in connection with the foregoing, which we expect will be funded through a combination of the following:

•

debt financing in an aggregate principal amount of approximately $2,500 million (the “Debt Financing” and the commitments therefor, the “Debt Financing Commitments”), consisting of (i) the New Term Loan Facility in an aggregate principal amount of $2,100 million and (ii) the New Revolving Credit Facility in an aggregate principal amount of $400.0 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger), as set forth in the Debt Commitment Letter; and

•	the PIPE Investment.

Up to $100 million of the New Revolving Credit Facility may be used in order to satisfy the Minimum Cash Condition. The funding of the Debt Financing and PIPE Investment (collectively, the “Financing”) is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter and Subscription Agreements under which the Debt Financing and the PIPE Investment will be provided, respectively. The obligation of the parties to complete the Merger is subject to a financing condition so the failure of Conyers Park and Advantage to obtain the Debt Financing (or to secure alternative financing) would likely result in the failure of the Merger to be completed. The final form of the Debt Financing is subject to change, including changes based on market conditions. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Financing of the Merger” of this proxy statement for additional information.

Impact of the Business Combination on New Advantage’s Public Float

It is anticipated that, upon completion of the business combination: (i) Conyers Park’s public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.64% in New Advantage; (ii) the PIPE Investors will own approximately 21.21% of New Advantage; (iii) the Sponsor and current Conyers Park directors will own approximately 3.41% of New Advantage; and (iv) Topco (excluding any shares purchased by Topco equityholders in the PIPE Investment and the Performance Shares) will own approximately 61.74% of New Advantage. These levels of ownership interest: (a) exclude the impact of the shares of Conyers Park Class A common stock underlying warrants, (b) assume that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account, (c) assume that no shares are issued pursuant to the Incentive Plan and (d) assume that no shares are issued pursuant to the Advantage Solutions Inc. 2020 Employee Purchase Plan. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information”, “Proposal No. 4 — The Incentive Plan Proposal” and “Proposal No. 5 — The Employee Purchase Plan Proposal.”

The Minimum Cash Condition under the Merger Agreement may still be satisfied even in the event holders of all of Conyers Park’s public shares exercise their redemption rights in connection with the business combination. In the event of redemptions, the Minimum Cash Condition could still be satisfied using a combination of up to $100.0 million in borrowings under the New Revolving Credit Facility, Advantage Available Cash and up to an additional $250.0 million of Class A common stock purchased by the Sponsor and certain of the Advantage Sponsors or their affiliates in the PIPE Investment. Assuming the redemption of all of Conyers Park’s public shares, $100.0 million borrowed under the New Revolving Credit Facility, Advantage Available Cash of $125.0 million and an additional $219.9 million of Class A common stock purchased by certain of the Advantage Sponsors or their affiliates and the Sponsor in the PIPE Investment, upon completion of the business combination: (i) Conyers Park’s public stockholders (other than the PIPE Investors) would own none of New Advantage; (ii) the PIPE Investors will own approximately 29.97% of New Advantage; (iii) the Sponsor and current Conyers Park directors will own approximately 3.66% of New Advantage; and (iv) Topco (excluding any shares purchased by Topco equityholders in the PIPE Investment and any Performance Shares) will own approximately 66.37% of New Advantage. For more information, please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates varying ownership levels in New Advantage, assuming no redemptions by Conyers Park’s public stockholders and the maximum redemptions by Conyers Park’s public stockholders as described above:

	No Redemptions		Maximum Redemptions
	Number of Shares	% Ownership	Number of Shares	% Ownership
Ownership of Class A Common Stock
Topco(1)	203,750,000	61.74%	203,750,000	66.37%
Conyers Park existing public stockholders	45,000,000	13.64%	—	0.00%
PIPE Shares — Non-affiliated holders	50,000,000	15.15%	50,000,000	16.29%
PIPE Shares — Advantage Sponsors or their affiliates and Sponsor	20,000,000	6.06%	41,987,300	13.68%
Founder Shares — Sponsor and current Conyers Park directors(2)	11,250,000	3.41%	11,250,000	3.66%

Total shares outstanding(1)(2)(3)	330,000,000	100.00%	306,987,300	100.00%

(1)

Excludes the 5,000,000 Performance Shares to be issued to Topco under the Merger Agreement, which will remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco will not be able to vote or sell such shares.

(2)	Includes 100,000 shares of Class B common stock held by current members of the Conyers Park board of directors.
(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.

Matters Being Voted On

The stockholders of Conyers Park will be asked to consider and vote on the following proposals at the special meeting:

1. a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal” for additional information;

2. a proposal to approve and adopt the second amended and restated certificate of incorporation of Conyers Park in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal” for additional information;

3. a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposal” for additional information;

4. a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal” for additional information;

5. a proposal to approve and adopt the Employee Purchase Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 5 — The Employee Purchase Plan Proposal” for additional information;

6. a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of Conyers Park’s issued and outstanding shares of common stock in connection with the business combination, including, without limitation, the PIPE Investment. Please see the section entitled “Proposal No. 6 — The NASDAQ Proposal” for additional information; and

7. a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal” for additional information.

Date, Time and Place of Special Meeting of Conyers Park’s Stockholders

The special meeting of stockholders of Conyers Park will be held at 10:00 a.m. Eastern Time, on October 27, 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022.

We intend to hold the special meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website https://www.cstproxy.com/conyersparkiiacquisitioncorp/sm2020, and we encourage you to check this website prior to the meeting if you plan to attend.

At the special meeting, stockholders will be asked to consider and vote upon the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal the NASDAQ proposal and, if necessary, the adjournment proposal to permit further solicitation and vote of proxies if Conyers Park is not able to consummate the Transactions.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Conyers Park Common Stock at the close of business on October 6, 2020, which is the record date for the special meeting. Stockholders will have one vote for each share of Conyers Park Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Conyers Park warrants do not have voting rights. On the record date, there were 56,250,000 shares of Conyers Park Common Stock outstanding, of which 45,000,000 were public shares with the rest being held by the Sponsor and certain Insiders. All holders of shares of Conyers Park Class A common stock and Conyers Park Class B common stock will vote together as a single class, with each share entitling the holder to one vote.

Quorum and Vote of Conyers Park Stockholders

A quorum of Conyers Park stockholders is necessary to hold a valid meeting. A quorum will be present at the Conyers Park special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Proxies that are marked “ABSTAIN” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

The Sponsor and certain Insiders own of record and are entitled to vote approximately 20% of the outstanding shares of Conyers Park Common Stock as of the record date. Such shares, as well as any shares of common stock acquired in the aftermarket by the Sponsor, will be voted in favor of the proposals presented at the special meeting.

The proposals presented at the special meeting will require the following votes:

•

the approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the employee purchase plan proposal the NASDAQ proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of Conyers Park’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal the NASDAQ proposal and the adjournment proposal will have no effect on such proposals; and

•

the approval of the charter proposal requires the affirmative vote of holders of a majority of Conyers Park’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Abstentions will have the same effect as a vote “AGAINST” the charter proposal, but will have no effect on the other proposals.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. If any of those proposals are not approved, we will not consummate the Transactions.

Redemption Rights

Pursuant to Conyers Park’s current certificate of incorporation, a holder of public shares may demand that Conyers Park redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Conyers Park redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Conyers Park’s transfer agent prior to the vote at the meeting. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to the transfer agent in order to validly redeem his, her or its shares. If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Conyers Park will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination. As of October 6, 2020, the record date for the meeting, this would amount to approximately $10.08 per share. If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Conyers Park Class A common stock for cash and will no longer own the shares. Please see the section entitled “Special Meeting of Conyers Park Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 10% of the public shares. Accordingly, all public shares in excess of 10% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or was a “group,” will not be redeemed for cash.

The business combination will not be consummated if Conyers Park has net tangible assets of less than $5,000,001 after taking into account holders of public shares that have properly demanded redemption of their shares for cash.

Holders of Conyers Park warrants will not have redemption rights with respect to such securities.

Appraisal Rights

Conyers Park stockholders, Conyers Park unitholders and Conyers Park warrant holders do not have appraisal rights in connection with the Transactions under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Conyers Park has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares during the meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Conyers Park Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Conyers Park Board to vote in favor of approval of the business combination proposal and the other proposals, stockholders should keep in mind that the Sponsor and the Insiders have interests in such proposals that are different from, or in addition to, those of Conyers Park stockholders generally. In particular:

•

If the Transactions or another business combination are not consummated by July 22, 2021, Conyers Park will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Conyers Park Board, dissolving and liquidating. In such event, the 11,250,000 initial shares held by the Sponsor and Insiders would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $113,287,500 based upon the closing price of $10.07 per share on the NASDAQ on October 6, 2020, the record date for the special meeting.

•

The Sponsor purchased an aggregate of 7,333,333 private placement warrants from Conyers Park for an aggregate purchase price of $11,000,000 (or $1.50 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Conyers Park IPO. A portion of the proceeds Conyers Park received from these purchases were placed in the trust account. Such warrants had an aggregate market value of $10,339,999.50 based upon the closing price of $1.41 per warrant on the NASDAQ on October 6, 2020, the record date for the special meeting. The private placement warrants will become worthless if Conyers Park does not consummate a business combination by July 22, 2021.

•

James M. Kilts, David J. West, Brian K. Ratzan and Ronald E. Blaylock, current directors of Conyers Park, will become directors of New Advantage after the closing of the Transactions. As such, in the future each may receive any cash fees, stock options or stock awards that the post-combination board of directors determines to pay to its executive and non-executive directors.

•

If Conyers Park is unable to complete a business combination within the completion window, the Sponsor will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Conyers Park for services rendered or contracted for or products sold to Conyers Park. If Conyers Park consummates a business combination, on the other hand, Conyers Park will be liable for all such claims.

•

Conyers Park’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Conyers Park’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Conyers Park fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Conyers Park may not be able to reimburse these expenses if the Transactions or another business combination, are not completed within the completion window.

•

Conyers Park will pay Centerview Partners LLC a transaction fee, in an amount up to $10 million, which shall be conditioned upon the completion of the Transactions and such engagement shall be terminated in full at such time. Certain of our directors and officers are partners at Centerview Capital Consumer, which is associated with Centerview Partners, and certain partners of Centerview Partners are partners (either directly or indirectly) in the ultimate general partner and the manager of Centerview Capital Consumer’s investment funds, and serve on Centerview Capital Consumer’s investment committee.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•	Certain of our officers and directors are associated with Centerview Capital, L.P. and Centerview Employees, L.P., which have an aggregate 2.5% equity stake in Topco.

Board of Directors following the Business Combination

Upon consummation of the Transactions, the Conyers Park Board anticipates each Class I director having a term that expires immediately following Conyers Park’s annual meeting of stockholders in 2021, each Class II director having a term that expires immediately following Conyers Park’s annual meeting of stockholders in 2022 and each Class III director having a term that expires immediately following Conyers Park’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

James M. Kilts, David J. West, Brian K. Ratzan and Ronald E. Blaylock, current directors of Conyers Park, have each been nominated to serve as directors of New Advantage upon completion of the Transactions.

Please see the section entitled “Management After the Business Combination” for additional information.

Recommendation to Stockholders

The Conyers Park Board believes that the business combination proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Conyers Park’s stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the NASDAQ proposal and “FOR” the adjournment proposal, if presented.

When you consider the Conyers Park Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of Conyers Park stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Conyers Park Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Conyers Park stockholders that they vote “FOR” the proposals presented at the special meeting.

Conditions to the Closing of the Business Combination

General Conditions

Consummation of the Transactions is conditioned on the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal, as described in this proxy statement.

In addition, the consummation of the Transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•	the early termination or expiration of the waiting period under the HSR Act;

•

no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, and no statute, rule or regulation that is in effect and enjoins, prohibits or makes illegal the consummation of the Transactions;

•	Conyers Park having at least $5,000,001 of net tangible assets immediately after the closing of the Transactions contemplated by the Merger Agreement (including the PIPE Investment);

•	there being at least $1.15 billion in Available Closing Conyers Park Cash; and

•	the consummation of the Debt Financing prior to or concurrently with the closing.

Conyers Park’s Conditions to Closing

The obligations of Conyers Park and Merger Sub to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	the accuracy of the representations and warranties of Advantage (subject to customary bring-down standards); and

•	the covenants of Advantage and Topco having been performed in all material respects;

•	the occurrence of no Material Adverse Effect (as defined in the Merger Agreement); and

•

the delivery by Advantage to Conyers Park of a certificate with respect to the truth and accuracy of such party’s representations and warranties as of the Closing, as well as the performance by such party of the covenants and agreements contained in the Merger Agreement required to be complied with by such party prior to the Closing.

Advantage’s Conditions to Closing

The obligations of Advantage to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	the accuracy of the representations and warranties of Conyers Park and Merger Sub (subject to customary bring-down standards);

•	the covenants of Conyers Park and Merger Sub having been performed in all material respects;

•

the delivery by Conyers Park to Advantage of a certificate with respect to the truth and accuracy of such party’s representations and warranties as of the Closing, as well as the performance by such party of the covenants and agreements contained in the Merger Agreement required to be complied with by such party prior to the Closing; and

•	the covenants of the Sponsor required under the Sponsor Agreement having been performed in all material respects.

Tax Consequences of the Business Combination and the Exercise of Redemption Rights

For a description of certain U.S. federal income tax consequences of the business combination and the exercise of redemption rights, please see the information set forth in “Proposal No. 1 — The Business Combination Proposal — Certain Material U.S. Federal Income Tax Consequences of the Business Combination and the Exercise of Redemption Rights.”

Anticipated Accounting Treatment

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Conyers Park has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current stockholder of Advantage, Topco, having a relative majority of the voting power of the combined entity, the operations of Advantage prior to the Merger comprising the only ongoing operations of the combined entity, and senior management of Advantage comprising the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Advantage with the acquisition being treated as the equivalent of Advantage issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the “FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Transactions are subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division issues a Second Request within the initial 30-day waiting period, the waiting period with respect to the Transactions will be extended for an additional 30-day period, which will begin on the date on which the filing parties each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On September 18, 2020, Conyers Park and Topco filed the required forms under the HSR Act with the Antitrust Division and the FTC. Conyers Park and Topco received early termination of the HSR waiting period on September 30, 2020.

At any time before or after consummation of the Transactions, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There is no assurance that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Transactions on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither Conyers Park nor Advantage is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Risk Factors

In evaluating the proposals to be presented at the special meeting, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Business of Advantage

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company” and “our business” refer to Advantage and its consolidated subsidiaries prior to the consummation of the business combination, and New Advantage and its consolidated subsidiaries following the consummation of the business combination.

Our Company

We are a leading business solutions provider to consumer goods manufacturers and retailers. Our customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales, and achieve operating efficiencies. Through our sales segment, we serve as a critical link between consumer goods manufacturers and their retailer partners. Our sales associates prepare and present to retailers a business case to increase distribution of manufacturers’ products and optimize how they are displayed, priced, and promoted both in-store and online. We also make in-store visits to ensure such products are adequately stocked and properly displayed. Through our marketing segment, we help brands and retailers reach consumers through two main platforms. The first is our retail experiential business, also known as sampling or demo, where we manage highly customized and deeply embedded large scale sampling programs (both in-store and online) with multi-decade relationships for leading retailers. These programs are mission-critical platforms for brands and retailers to drive sales, promote loyalty and build trial. The second is our collection of specialized agency businesses where we provide private label services to retailers and develop granular marketing programs for brands and retailers that are designed to influence shoppers on their paths to, and at the point of, purchase using our proprietary insights on shopper behavior, analytics, brand knowledge, and understanding of manufacturer and retailer strategies. In 2019, we provided services to over 3,500 manufacturers, and provided services for products located at more than 200,000 retail locations.

Our Sales Services

Our sales segment, which generated approximately 52% of our total revenues for the year ended December 31, 2019 and approximately 64% of our total revenues in the six months ended June 30, 2020, includes the following services:

Brand-Centric Services

•	Headquarter Relationship Management. We act as a representative of our consumer goods manufacturer clients and facilitate relationships with retailers across a range of matters, including business development and sales planning efforts. We prepare customized, data-driven business plans on behalf of our manufacturer clients and present a business case to increase distribution of their products, and optimize the shelf placement, pricing, and promotion of their products, to our extensive network of industry contacts spanning retailer buying organizations and senior executive ranks.

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Analytics, Insights, and Intelligence. To support our sales efforts, we field a team of over 400 analytics professionals who provide category and space management services. These professionals analyze consumer purchase and retailer data to identify opportunities to increase the sales of our clients’ products and categories.

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Administration. Our associates handle key back-office functions such as receiving and processing purchase orders. Our team also manages trade promotion programs executed between manufacturers and retailers.

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Brand-Centric Merchandising. We deploy teams in retail locations to support manufacturers’ in-store sales strategies. Our associates conduct both cyclical and ad hoc store visits to manage product availability and positioning, implement promotions, install point-of-purchase displays, and perform other value-added merchandising services.

Retailer-Centric Services

Over the past decade we have leveraged our strategic position with retailers to develop solutions that address their needs. Since December 2017, our suite of retailer-centric services has been enhanced by our strategic acquisition of Daymon which we refer to as the “Daymon Acquisition.” Our retailer-centric services include:

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Retailer-Centric Merchandising. We serve select retailers as their exclusive provider, and other retailers as an authorized provider, of in-store merchandising or reset services. For some of our retailer clients, we perform other in-store services, such as compliance audits, data collection, and in-store product assembly and certain advisory services, such as analytics and planogram services intended to increase sales and optimize inventory and space management so that the retailer’s personnel can focus on interacting with and servicing its shoppers.

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In-Store Media. We manage a wide variety of media, merchandising, and display platforms for retailers, including: multi-manufacturer circular programs; an in-store display platform for perishable brands with over 2,500 cooler units in high-traffic locations; and a network of advertisements on pedestals at the entrances and exits of major retailers.

In addition to our brand-centric and retailer-centric sales services, we have a portfolio of other broadly applicable offerings that are designed to grow sales and reduce costs for clients. These services include:

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Digital Commerce. We offer technology and e-commerce solutions to both manufacturers and retailers. For example, we have built our e-commerce capabilities to be able to execute the same fundamental sales, merchandising and marketing activities we provide brands and retailers at physical retail locations online. Our comprehensive suite of digital commerce services includes: outsourced sales representation of consumer goods manufacturers to online retailers, trade marketing management, brand reputation management, and content creation, management, and syndication services. Additionally, we offer technology solutions that automate critical reporting and provide insights that allow consumer goods manufacturers to make revenue-optimizing decisions regarding operations and workflows.

Our Marketing Services

Our marketing segment, which generated approximately 48% of our total revenues for the year ended December 31, 2019 and approximately 36% of our total revenues in the six months ended June 30, 2020, includes the following services:

Brand-Centric Services

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Shopper and Consumer Marketing. For manufacturer clients, we analyze shopper behavior and apply our deep retailer knowledge and expertise to offer planning, execution, and measurement of insight-based, retailer-specific promotions that target a retailer’s specific shopper base to drive product sales. Manufacturers also hire us for national consumer promotions, which are designed to stimulate demand for, and awareness of, their products more broadly.

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Brand Experiential. We design and execute brand experiences in retail and non-retail settings in order to help brands engage, educate, acquire, and retain consumers and impact purchase behavior. Our brand experiential solutions include large-scale festivals, lifestyle venues, pop-up-shops, mobile tours, as well as assisted sales programs whereby our associates act as extensions of client sales teams, educating consumers as well as store employees.

Retailer-Centric Services

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Retail Experiential. We design and execute one-to-one engagement strategies in order to drive product trial and sales and help retailers differentiate their in-store experience and generate more loyalty from shoppers. This includes in-store sampling and demo programs with fully-scaled operations including staffing, training, field management, assembly, fulfillment, technology, and reporting. We deploy teams at each retailer that develop event concepts in conjunction with marketing, merchandising and store operations and then secure supplier support and funding for the programs. Our other retail experiential solutions include premium advisors who provide assistance in complex categories (such as beauty and adult beverages), virtual advisors who provide assistance via text messaging or web, and curated sampling boxes for online grocery pick-up and delivery orders. Retail experiential constitutes the largest service in the marketing segment, representing more than half of our retailer-centric and marketing revenues.

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Private Label. We help maximize the market potential of private label portfolios by providing comprehensive private label strategy, development, and management services to retailers and private label manufacturers. By leveraging our analytical capabilities and expertise, we develop strategies and provide insights that help retailers establish and grow productive and profitable private label programs across new and existing product categories.

In addition to our brand-centric and retailer-centric marketing services, we have a portfolio of other broadly applicable offerings that are designed to engage consumers and enhance marketing efforts for clients. These services include:

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Digital Marketing. Using advanced analytics, our digital marketing teams provide a wide range of services to clients, including: interactive design and development across mobile, tablet, and desktop platforms; application development; content management solutions; paid media, including search engine marketing, and programmatic and direct media; and social media development and management.

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Digital Media and Advertising. We offer targeted media and advertising solutions powered by our proprietary data that deliver to curated, custom audiences from first- and third-party data sources. Our cross-screen advertising capabilities enable advertisers to target and engage with custom audience segments across devices via rich media, display, email, and value exchange ads.

Our Clients

We serve leading manufacturers of both branded and private label products across a range of consumer product categories, including packaged foods, beverages, perishables, health and beauty care, and consumer electronics. We also maintain deep relationships with retailers across various channels, including traditional retail (which includes grocery, drug, mass, convenience, club, and natural/specialty), foodservice, and e-commerce.

Our clients vary in terms of size and growth profile, ranging from some of the world’s largest consumer goods manufacturers, including Mars, PepsiCo, and Smucker’s, to smaller regional players and emerging brands. While the majority of our client base has historically been consumer goods manufacturers, over the past ten years, and as a result of our acquisition of Daymon, we have increased our offerings to retailers, particularly in the areas of private label development, designing and managing in-store events platforms, retailer-centric merchandising, and other labor-based services, such as data collection, product assembly, new-store setups, and remodels. More recently, we have also begun to offer our marketing services beyond consumer goods manufacturing and retail, to industries such as automotive, entertainment, and travel.

We believe that our strategic insights, flexible, service-oriented approach, and superior execution have helped us cultivate long-standing relationships with our clients. We help our clients increase sales and reduce costs by leveraging our industry expertise, network of relationships, and scale to develop and execute strategies that fuel our clients’ growth and allow them to focus on their core competencies. For example, Dechert-Hampe & Company, or Dechert-Hampe, an independent consulting firm, estimated in a 2019 study that outsourcing direct retail coverage teams to a syndicated model may save manufacturers between 45% and 50%. That same study estimated that replacing a direct sales team with headquarter representation from an outsourcing partner may save manufacturers between 35% and 50%. We work closely with our clients to identify the combinations of services that best meet their sales and marketing objectives and strive to address the related challenges they face in a customized way.

Nine of our top 15 clients by revenues in 2019 have been clients for over ten years, with the remaining six clients being new business wins in the last ten years. From 2010 through 2019, we had an average revenue-weighted client retention rate of approximately 98%. We define average revenue-weighted client retention rate as prior year total revenues less annual revenues from lost clients in that period, divided by prior year total revenues. We believe this high level of retention demonstrates the value that we provide our clients through the deeply embedded and mission critical sales and marketing functions that we manage on our clients’ behalf as part of their coordinated go-to-market strategies.

As of June 30, 2020, we operated more than 100 offices, primarily in the United States. Our geographic footprint allows us to execute our strategies on a local, regional, or national level. As of June 30, 2020, we employed in excess of 58,000 associates who provide us with the resources and scale to provide broad-reaching and cost-efficient solutions to our clients. Many of our offices are strategically located near our manufacturer and retailer clients, with many of our associates working directly at manufacturers’ or retailers’ offices. This presence provides us with deeper insight into client strategies, systems, and operations and gives our associates more direct access to key decision makers, allowing them to deliver our value-enhancing services in a more tailored and effective manner. While the majority of our business is concentrated in the United States and Canada, we maintain a platform through our strategic international investments in select markets throughout Africa, Asia, Australia, Europe, and Latin America through which we can service the global needs of multinational manufacturers and retailers.

Our business has demonstrated an ability to consistently grow revenues and Adjusted EBITDA, over time and through economic cycles. In 2019, we generated $3.8 billion of revenues, $19.8 million of net loss and $504.0 million of Adjusted EBITDA. Our revenues and Adjusted EBITDA in 2019 reflect a compound annual growth rate, or “CAGR,” of 12.6% and 11.0%, respectively, since 2007 and our organic revenues in 2019 reflect a CAGR of 4.0% since 2008. See “Advantage’s Summary Historical Financial Information” for a reconciliation of Adjusted EBITDA to net (loss) income and “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of how we define and assess our organic revenues.

We believe that the consistency and resiliency of our business has been attributable to a variety of factors, including: the stability of the markets we serve since a significant portion of our revenues is tied to the sales of a broad group of non-discretionary consumer goods (including during the COVID-19 pandemic, during which certain governmental agencies designated many retailers as “essential businesses”); the diversity of the services we offer across a variety of distribution channels; and the nature of the services we provide to our clients. Additionally, our services-based operations provide us with a capital-efficient business model that requires limited investment in the form of capital expenditures and working capital. The consistency of our operating results as well as our strong cash flow profile has provided us with a high degree of financial flexibility, which has enabled us to strategically deploy capital to build our business over time.

Our Historical Financial Performance ($ in millions)

*	Revenues and Adjusted EBITDA CAGRs calculated from 2007 to 2019. Organic revenues CAGR calculated from 2008 to 2019.

Note:

Revenues, net loss, and Adjusted EBITDA for the year ended December 31, 2010 presented above represent the mathematical addition of the audited results of a successor for the period from December 17, 2010 to December 31, 2010, and the audited results of a predecessor for the period from January 1, 2010 to December 16, 2010, following an acquisition of Advantage Sales & Marketing Inc. by AGS Topco Holdings, L.P. and its private equity sponsor, Apax Partners, on December 17, 2010, which we refer to as the 2010 Acquisition. Revenues, net loss, and Adjusted EBITDA for the year ended December 31, 2014 presented above represent the mathematical addition of the audited results of a successor for the period from July 26, 2014 to December 31, 2014, and the audited results of a predecessor for the period from January 1, 2014 to July 25, 2014, following an acquisition of Advantage Sales & Marketing Inc. by Topco on July 25, 2014, which we refer to as the 2014 Topco Acquisition.

In the six months ended June 30, 2020, we generated $1.5 billion of revenues, a net loss of $59.5 million, $65.7 million of Adjusted Net Income, and $218.4 million of Adjusted EBITDA. See “— Advantage’s Summary Historical Financial Information” for a reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net loss.

Our Market Opportunity

We compete in several large and consistently growing markets for outsourced business services targeting the sales, marketing, and technology needs of consumer goods manufacturers and retailers.

Dechert-Hampe estimated in 2019 that the market for the traditional outsourced sales services (excluding private label development services) offered through our sales segment in the United States was approximately $7.3 billion in 2018 and has grown at a CAGR of approximately 4.8% from 2013 through 2018. Historically, the outsourced sales services industry has grown consistently, largely driven by the steady expansion of the broader U.S. consumer goods market and the growth in penetration of outsourced services with consumer goods manufacturers. Over the past two decades, the industry has experienced meaningful consolidation. Today, the U.S. industry operates with three national firms, two of which, including us, have the most significant market share. Based on our 2018 U.S. sales services revenues and industry data provided by Dechert-Hampe in its 2019 study, we estimate that we account for approximately 20% of the sales services market (excluding private label development services) in the United States by revenues. Other than the three national firms, the industry remains highly fragmented, comprised of smaller independent agencies that offer services on a more regional level or are focused on a specific channel, such as foodservice, or specific service, such as merchandising projects and resets.

End markets for our solutions consist of a diversified group of large and emerging consumer goods manufacturers across mostly non-discretionary categories, such as packaged foods, beverage, and personal care, and a diversified group of leading retailers across traditional retail, foodservice, and e-commerce channels. These end markets have experienced relatively stable growth over time and across market cycles, as demonstrated by a CAGR of 2.8% between 2007 and 2018, with only one year of decline during the same period.

The market for our technology and digital commerce solutions offered in the sales and marketing segments has grown rapidly as manufacturers and retailers look to drive operational efficiencies through data analysis, and effectively distribute, manage and advertise products in the e-commerce channel. Dechert-Hampe estimated in 2019 that the market for the business intelligence technology solutions offered through our sales segment in the United States was approximately $32.6 billion in 2018 and was expected to continue to grow. Additionally, we believe we have an opportunity to increase our sales revenues in the growing e-commerce channel. Dechert-Hampe estimated that e-commerce consumer goods sales in the United States were approximately $43.4 billion in 2018, up from approximately $39.3 billion in 2017, an increase of 10%. We expect the market for technology and digital commerce solutions to continue to grow as these trends continue.

Dechert-Hampe estimated that the market for the experiential, shopper and consumer marketing services offered through our marketing segment in the United States was approximately $11.6 billion in 2017 and had grown at a CAGR of approximately 16% from 2012 to 2017. The market for these services has grown with increased manufacturer and retailer awareness and understanding of the greater effectiveness of properly targeted marketing strategies. These strategies aim to influence shoppers with meaningful messages and experiences along their paths to purchase, particularly while in-store and at the point-of-purchase. Dechert-Hampe estimated in its 2019 study that overall marketing spend in these service areas would continue to grow, primarily driven by manufacturers’ and retailers’ desire to influence shoppers to purchase products with memorable content and experiences. The industry for these services remains highly fragmented and consists of a large number of specialized and diversified agencies.

Dechert-Hampe estimated that the market for digital marketing solutions in the United States was approximately $21.3 billion in 2017 and had grown at a CAGR of approximately 25% from 2012 to 2017.

Additionally, Dechert-Hampe estimated that the market for marketing data services in the United States was approximately $10.1 billion in 2017. The market for these solutions has grown with the increasing influence of digital marketing in consumers’ shopping routines, causing manufacturers and retailers to integrate digital, social, and mobile marketing techniques into their marketing plans. We expect the market for these solutions to continue to grow rapidly as manufacturers and retailers seek to create effective, integrated multi-channel marketing campaigns that deliver compelling content and experiences to influence shopper behavior across all mediums.

We believe that growth in the several markets in which we compete is driven by a number of prevailing industry trends:

•	Outsourced business services are in increasing demand as manufacturers and retailers continue to seek effective and cost-efficient operational solutions.

•	Small and mid-sized consumer brands are benefitting from increased consumer demand and require a deeper level of outsourced support for key sales and marketing functions.

•	Private label brands are of increasing importance to retailers seeking growth and profitability as well as increased customer loyalty.

•	The proliferation of e-commerce has driven retailers to pursue strategies to differentiate their in-store shopping experience.

•	The growth of e-commerce has also driven manufacturers and retailers to seek solutions that support the growth of their business in this channel.

Within this industry environment, we believe we are advantageously positioned because of our expertise, diverse and customizable suite of services, relationships, national footprint, and scale.

Our Competitive Strengths

We believe the following strengths differentiate us within our industry and have contributed to our sustained success:

Leading National Provider with Significant Scale and Infrastructure that Would be Difficult to Replicate

We are a leading national provider of technology-enabled sales and marketing services, as measured by revenues, in the markets in which we operate. With approximately 48,000 associates regularly providing services within retail locations and more than 4,000 associates working on behalf of manufacturers and retailers at or near their headquarters or regional buying offices, we are one of the largest national providers of sales and marketing services.

For example, in our marketing segment, we are the largest provider of experiential marketing services to retailers and consumer goods manufacturers. We believe this gives us an advantage over traditional marketing agencies in designing and executing coordinated, large-scale marketing programs in retail locations.

We have spent decades developing a reputation for providing high-quality service and superior execution, grounded in our data-driven insights. We believe that our scale provides us with significant competitive advantages by allowing us to differentiate the value of the services we provide by:

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offering a broad suite of capabilities that enables us to create flexible, customizable, multi-service solutions that meet our clients’ evolving needs, from small regional businesses to large multinational corporations;

•	combining the expertise, experience, and in-market presence necessary to deliver flexible, centrally coordinated, local, regional, or national execution of large and complex labor-based services;

•	building, training, and managing the deployment of our large workforce to serve our clients’ needs more efficiently;

•	leveraging the significant volume of products that we market on behalf of our clients and our proximity and connectivity to retailers and manufacturers to influence decision makers; and

•	investing in technology and data that enable our talented associates to better support our clients’ businesses.

Our scale affords us efficiencies to deliver solutions that are more effective and cost-efficient than those provided by smaller competitors or internal manufacturer and retailer teams, allowing us to grow our clients’ revenues while reducing their operating expenses. We believe our scale positions us to retain existing clients and win new business, which further increases our scale and associated competitive advantages.

Strong, Long-Term Relationships with Leading Manufacturers and Retailers

We maintain strategic relationships with a diversified base of over 3,500 consumer goods manufacturers and retailers, including iconic brands at manufacturers such as Mars, PepsiCo, and Smucker’s, and leading retailers.

We enjoy long-term, multi-service relationships with our largest clients. As of December 31, 2019, we had a tenure of over ten years with 9 of our top 15 clients by revenues, with the remaining six clients being new business wins in the last ten years. We believe that our clients view our relationships as long-term and strategic, which provides us with a stable and consistent revenue base due to mutually aligned incentives and a partnership dynamic. We also believe this high level of customer retention provides considerable predictability to our core revenue streams, supplying us with capital to invest in both organic and inorganic initiatives with attractive returns that build value for shareholders and clients by adding capabilities to our portfolio that better enable our teams to meet our clients’ evolving needs.

Strategic Intermediary Benefitting from Self-Reinforcing Network Effects

We occupy an important industry position where we serve as a strategic intermediary between consumer goods manufacturers and retailers — creating value for both parties. Due to the breadth and depth of our representation and relationships across key categories and departments, we are among the largest supplier partners to many retailers. Our size gives us access and influence with key decision makers that smaller agencies and clients often cannot secure on their own, which, in turn, helps us win additional representation. This self-reinforcing “network effect” has helped us become an important strategic partner to both manufacturers and retailers. We have focused on strengthening the value we can provide to our network by investing in technology and in-market talent that, through our proximity to manufacturers and retailers, gives us direct visibility into strategies and systems and better positions us to support manufacturers’ and retailers’ businesses.

Prudent Capital Allocator with Strong Acquisition and Integration Capabilities

We maintain a disciplined approach to capital allocation and have a history of acquiring businesses at what we believe are attractive relative valuation levels, achieving synergies, and meeting or exceeding our internal performance goals. Since January 2014, we have acquired 62 businesses, which have expanded our capabilities in digital and social marketing, extended our sales services into the e-commerce channel, enhanced our service offerings to retailers, and expanded our footprint into Europe and other international markets such as Africa, Asia, Australia, and Latin America through our acquisition of Daymon and strategic partnership with Smollan.

Broad Suite of Complementary Services and Technology Solutions Tailored to Client Needs

Based on insight we have gained as a strategic intermediary between manufacturers and retailers, we have built what we believe to be a broad suite of technology-enabled services, allowing our associates to create coordinated, innovative, multi-service solutions designed to achieve our clients’ business objectives.

As our clients’ needs have evolved, we have responded by expanding into new services in order to more effectively serve clients. For example, in 2000, we expanded our offering from purely sales services to include marketing services, which leverage our expertise, network of relationships, data, insight, and technology to differentiate our marketing solutions. We began our marketing business after we observed the challenges our clients were experiencing while using traditional marketing agencies that were not effectively connecting brand marketing strategies, sales planning efforts, and retailer strategies. More recently, we have begun building a complementary suite of sellable technology and digital commerce solutions designed to address several major business drivers in our industry, including the continuous push for operational efficiency, e-commerce channel expansion, and the need to optimize online and in-store execution capabilities. In addition, in response to our retailer clients’ needs, we completed our acquisition of Daymon in December 2017 to enhance our portfolio of retailer-centric services, including private label development and management, merchandising, and experiential marketing services.

Differentiated and Proprietary Technology Infrastructure

Our proprietary technology infrastructure enables our associates to provide differentiated services that help us grow manufacturers’ and retailers’ businesses by leveraging data-driven insights to develop winning sales and marketing strategies and enable more effective and more efficient execution in-store and online.

Our technology supports our associates across a range of functions, and includes a proprietary analytics software suite that helps our associates analyze and apply vast amounts of industry data in the selling process and automate reporting. Our business and category managers use this software to efficiently develop insight-based portfolio strategies and sales plans for our clients.

Furthermore, our retail services associates use tablets with proprietary software that helps them optimize their workflow by routing and prioritizing store-level activities. This technology also enables our associates to utilize proprietary applications to perform functions such as recommending promotional display programs to store managers and illustrating potential store-level sales impact of their recommendations while in store.

Talented Associates and Performance-Based Culture

We believe that our talented associates and performance-based culture are important competitive advantages. We have a results-driven team of leaders with significant experience in the consumer, retail, sales, marketing, and technology industries.

We have made significant investments in training and leadership programs to ensure that we remain an attractive career choice for associates at every level. Our associate programs are complemented by our performance-based culture that we believe differentiates us from our competitors. Our culture is built on both internal and external transparency and accountability for results. We set clear objectives with our associates, analyze score-card performance, and reward associates who outperform. We strive to encourage and empower our associates to be proactive, creative, and entrepreneurial in providing solutions for our clients. We believe our encouragement and empowerment have contributed to the service innovation that has fueled our growth, and that our commitment to results and continuous improvement has produced long-term relationships with our clients that typically increase in scale and scope over time.

Our Growth Strategies

Our competitive strengths and industry leadership support our favorable economic model and enable us to pursue numerous growth opportunities. We intend to create value by continuing to invest in organic and inorganic growth initiatives in pursuit of the following key strategies:

Grow Our Client Relationships

Expand Existing Client Relationships

We have cultivated long-term, multi-service relationships across a diverse set of manufacturers and retailers. As we have broadened our service offerings, we have succeeded in expanding our client relationships. We believe significant opportunities remain to increase service penetration within our existing client base across our technology-enabled sales and marketing solutions. The long-term nature of our client relationships allows us to identify expansion opportunities and positions us to actively develop customized service arrangements to broaden the scope of those relationships.

Continue to Win New Clients

We have a strong track record of securing business from new clients. From 2012 through 2019, we won approximately 100 new client accounts and experiential marketing platforms with annual revenues between $0.5 million and $45.0 million per account. In aggregate, the estimated annualized revenues resulting from these wins was approximately $630.2 million. We estimate the annualized revenues based on specified contract value (e.g., a monthly retainer or fixed project fee) or a client’s historical sales (in the case of a commission-based arrangement). Of those accounts, approximately 33% were attributed to increased outsourcing among consumer goods manufacturers and retailers, and approximately 67% were attributed to consumer goods manufacturers and retailers switching from competitors. Moreover, as we expand the industries we serve to areas such as healthcare, financial services, and automotive, and as our addressable market continues to grow, we believe that we will continue to succeed in generating new business.

Pursue Channel Expansion and New Industry Opportunities

We believe there are significant growth opportunities within the e-commerce channel. In 2019, Dechert-Hampe estimated that the total United States e-commerce market was approximately $505 billion in 2018 and was expected to reach approximately $735 billion by 2023, representing a 7.8% CAGR, as online category penetration expands, mobile sales grow and order values increase. While categories such as books and music are already highly penetrated in the e-commerce channel, the grocery and personal care categories, which comprise the majority of the products we represent, remained relatively underpenetrated at approximately 8% penetration according to the 2019 Dechert-Hampe study. However, Dechert-Hampe estimated in 2019 that growth in e-commerce sales in both the online grocery and personal care categories were projected to accelerate through 2022 to approximately 20% and 10.5% per annum, respectively, with online grocery reaching approximately $35 billion domestically, by 2022. We believe changes in consumer shopping behavior during the COVID-19 pandemic may accelerate shoppers’ adoption of e-commerce platforms and we believe that our existing competencies and capabilities position us well to succeed as the channel becomes more meaningful for our clients and the categories we represent. Many of the core competencies that allow us to add value for clients in traditional retail channels are as relevant to effective sales and marketing in the e-commerce channel as they are to the brick-and-mortar retail channels. In addition, we have added talent and capabilities dedicated to selling, marketing and merchandising clients’ products in the e-commerce channel. Our e-commerce agency acquisitions have strengthened our relationships and capabilities in the channel, adding expertise in important areas such as sales and marketing plan development, headquarter and third-party sales, specialized search engine optimization, online review management, search engine marketing, enhanced content creation and promotion execution.

Outside of the consumer goods manufacturing industry and traditional retail channels, we believe there is an opportunity to market our services to companies in other industries, such as automotive, education, entertainment, healthcare, specialty pet and travel.

Continue to Enhance Our Solutions and Expand Into Logical Adjacencies

We believe that we have a significant opportunity to leverage our position as a strategic intermediary between manufacturers and retailers to develop new and innovative outsourced solutions.

Since 2014 we have focused on developing technology and digital commerce solutions to help consumer goods manufacturers and retailers find operational efficiencies; create, produce, and distribute compelling content; and successfully market their products in an increasingly omni-channel environment. We believe there is an opportunity for further development in this area.

We also believe there is an opportunity to develop new value-added marketing services. The marketing capabilities we have added in recent years include a paid search marketer, two digital marketing agencies, and a dedicated media solutions team specializing in targeted mobile advertising. As marketing spend migrates away from television, where traditional advertising agencies have historically held competitive advantages, and toward the disciplines where we have built our reputation and can differentiate our services through our understanding and connectivity to retail (i.e., promotional, shopper, experiential and digital marketing), we believe we are well-positioned to add value for clients with new demand creation services such as brand identity, content, and packaging design. Moreover, the growing relevance of smaller, emerging brands has created a sizeable market opportunity for us to apply the full array of our capabilities.

Pursue Additional Strategic and Financially Attractive Acquisitions

We have a track record of successfully identifying, acquiring, and integrating businesses that expand our solutions offering, sales channels, client relationships, and geographic markets, while achieving synergies and generating attractive returns that are well in excess of our cost of capital. Using our disciplined approach for screening and evaluating potential opportunities, we intend to continue to seek strategically and financially attractive acquisition targets that provide us with new capabilities.

Further Develop Our International Platform

We believe that growing our international presence will allow us to offer integrated outsourcing solutions for multinational manufacturers and retailers and to provide those clients a single strategic partner with an understanding of their global businesses. We have made strategic minority investments in Smollan and established a joint venture with Smollan in Europe. While the majority of our business is concentrated in the United States and Canada, these investments and our acquisition of Daymon have provided us with growth opportunities in several markets throughout Africa, Asia, Australia, Europe, and Latin America. We plan to further expand our global presence through both strategic investments and acquisitions. As we deepen our penetration of these existing markets and enter new geographies, we expect to focus on acquiring knowledge of local market dynamics while also leveraging our deep understanding of how to create a consolidated platform to service the outsourcing needs of large clients.

Dechert-Hampe estimated in 2019 that the market for addressable sales segment services and the in-store activation portion of our marketing services in the international markets where we operate was approximately $6.7 billion in 2018 and had grown at a CAGR of 2.7% over the past five years (excluding exchange rate effects). They projected in 2019 that these markets would grow, in aggregate, at approximately 3% annually over the next five years, driven by gross domestic product growth and the maturation of retail business models in certain geographies.

Utilize Technology and Scale to Drive Efficiencies in Operations

We believe our scale and continued investment in technology enable us to achieve operational excellence and capture productivity improvements. We consider technological innovation to be a critical component of our strategy, allowing us to provide superior execution at scale and deliver data-driven insights to grow our clients’ businesses. We believe that with our talent, entrepreneurial culture, and willingness to invest in our future, we are positioned to continue to develop new technologies that will differentiate our service offering from our competitors.

Corporate Information

We are a corporation initially formed under the laws of the State of Delaware in June 2014 solely for the purpose of the 2014 Topco Acquisition. On July 25, 2014, Advantage acquired (the “2014 Topco Acquisition”) Advantage Sales & Marketing Inc. from AGS Topco Holdings, L.P. and its private equity sponsor, Apax Partners. As a result of the 2014 Topco Acquisition, Advantage Sales & Marketing Inc. became a wholly owned indirect subsidiary of Advantage, which prior to the business combination is a wholly owned direct subsidiary of Topco. From an accounting perspective, the 2014 Topco Acquisition represented a recapitalization of our equity interests by equity funds affiliated with or advised by CVC Capital Partners, Leonard Green & Partners, and Juggernaut Capital Partners. Accordingly, the assets and liabilities acquired were recorded at fair value for the interests acquired by our new investors and the results of our operations prior to the 2014 Topco Acquisition have been presented as our Predecessor period. The units of Topco are held by such equity funds, as well as by certain entities that are or are controlled by equity funds affiliated with or advised by Centerview Capital, by members of Advantage’s management and by the primary prior equity holders of Daymon (including an equity fund advised by Bain Capital, and Yonghui Investment Limited, each of which acquired units of Topco as consideration for the Daymon Acquisition). Through its ownership of our common stock, Topco controls us, and after the consummation of the Transactions, will, in combination with the Sponsor, continue to control us.

Our corporate headquarters are located at 18100 Von Karman Avenue, Suite 1000, Irvine, California 92612. Our telephone number is (949) 797-2900. Our principal website address is www.advantagesolutions.net. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Trademarks

This proxy statement includes our trademarks, trade names, and service marks, which are protected under applicable intellectual property laws and are our property. This proxy statement also contains trademarks, trade names, and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names, and service marks referred to in this proxy statement may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names, and service marks. We do not intend our use or display of other parties’ trademarks, trade names, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Market Data

Information contained in this proxy statement concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys, and forecasts, as well as a market study prepared for us by Dechert-Hampe in 2019), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. We are responsible for all of the disclosures in this proxy statement, and although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions, and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Estimates of industry and market data by Dechert-Hampe referred to herein are derived from a study prepared for us by Dechert-Hampe and represent research opinions of Dechert-Hampe. The estimates of Dechert-Hampe referred to herein are based on historical data that speaks as of May 31, 2019 or earlier (and not as of the date of this proxy statement). The markets that are the subject of the Dechert-Hampe market study may have changed significantly since May 31, 2019 and earlier time periods as a result of the passage of time and the COVID-19 pandemic.

Non-GAAP Financial Measures

Certain financial measures presented in this proxy statement, such as Adjusted EBITDA, Adjusted EBITDA by segment and Adjusted Net Income are supplemental measures of our operating performance that are not recognized under GAAP. We define these terms as follows:

•

“Adjusted EBITDA” means net (loss) income before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) private equity sponsors’ management fees and equity-based compensation expense, (vii) fair value adjustments of contingent consideration related to acquisitions, (viii) acquisition-related expenses, (ix) costs associated with COVID-19, net of benefits received, (x) EBITDA for economic interests in investments, (xi) restructuring expenses, (xii) litigation expenses, (xiii) (Recovery from) loss on Take 5, (xiv) costs associated with the Take 5 Matter, and (xv) other adjustments that management believes are helpful in evaluating our operating performance.

•

“Adjusted EBITDA by segment” means operating income (loss) by segment before (i) depreciation, (ii) impairment of goodwill and indefinite-lived assets, (iii) amortization of intangible assets, (iv) private equity sponsors’ management fees and equity-based compensation expense, (v) fair value adjustments of contingent consideration related to acquisitions, (vi) acquisition-related expenses, (vii) costs associated with COVID-19, net of benefits received, (viii) EBITDA for economic interests in investments, (ix) restructuring expenses, (x) litigation expenses, (xi) (Recovery from) loss on Take 5, (xii) costs associated with the Take 5 Matter, and (xiii) other adjustments that management believes are helpful in evaluating our operating performance.

•

“Adjusted Net Income” means net (loss) income before (i) impairment of goodwill and indefinite-lived assets, (ii) private equity sponsors’ management fees and equity-based compensation expense, (iii) fair value adjustments of contingent consideration related to acquisitions, (iv) acquisition-related expenses, (v) restructuring expenses, (vi) litigation expenses, (vii) costs associated with COVID-19, net of benefits received, (viii) amortization of intangible assets, (ix) (Recovery from) loss on Take 5, (x) costs associated with the Take 5 Matter, (xi) net income attributable to noncontrolling interests, (xii) impact of changes in U.S. federal tax laws, (xiii) other adjustments that management believes are helpful in evaluating our operating performance, and (xiv) related tax adjustments.

The foregoing are included in this proxy statement because our management uses them as key operating measures to assess our financial performance. These measures adjust for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. We evaluate these measures in conjunction with our results according to GAAP because we believe they provide a more complete understanding of factors and trends affecting our business than GAAP measures alone. Furthermore, the agreements governing our indebtedness contain covenants and other tests based on measures substantially similar to Adjusted EBITDA.

Adjusted EBITDA, Adjusted EBITDA by segment and Adjusted Net Income may also be used by analysts, investors, and other interested parties to evaluate companies in our industry. Our measures of Adjusted EBITDA, Adjusted EBITDA by segment and Adjusted Net Income are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. See “— Advantage’s Summary Historical Financial Data” for a reconciliation of each of these metrics to the most comparable GAAP metric.

The foregoing are not GAAP measures of our financial performance and should not be considered as alternatives to net income (loss) as a measure of financial performance, or any other performance measure derived in accordance with GAAP. Adjusted EBITDA, Adjusted EBITDA by segment and Adjusted Net Income should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted EBITDA, Adjusted EBITDA by segment and Adjusted Net Income are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. We compensate for these limitations by using the non-GAAP financial measures noted above to supplement our most directly comparable measure presented on a GAAP basis.

CONYERS PARK’S SUMMARY HISTORICAL FINANCIAL INFORMATION

Conyers Park is providing the following summary historical financial information to assist you in your analysis of the financial aspects of the Transactions.

Conyers Park’s balance sheet data as of December 31, 2019 and statement of operations data for the period from May 2, 2019 (inception) through December 31, 2019 are derived from Conyers Park’s audited financial statements, included elsewhere in this proxy statement. Such data as of and for the period ended June 30, 2020 are derived from Conyers Park’s unaudited financial statements, included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with Conyers Park’s financial statements and related notes and “Other Information Related to Conyers Park” and “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Conyers Park. The information is only a summary and should be read in conjunction with Conyers Park’s financial statements and related notes and “Other Information Related to Conyers Park” and “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results, and the results for any interim period included below and elsewhere in this proxy statement are not indicative of the future performance of Conyers Park.

Consolidated Statements of Operations Data

	For the Six Months Ended June 30, 2020	For the Period from May 2, 2019 (inception) Through June 30, 2019	From May 2, 2019 (inception) through December 31, 2019
General and administrative expenses	$322,037	$2,000	$279,580
State franchise taxes	100,000	—	100,000

Loss from operations	(422,037)	(2,000)	(379,580)
Interest income earned on cash equivalents and marketable securities held in trust account	1,670,961	—	3,579,393

Income before income tax expense	1,248,924	(2,000)	3,199,813
Income tax expense	329,902	—	730,672

Net income / (loss)	$919,022	$(2,000)	$2,469,141

Weighted average shares outstanding of Class A common stock	45,000,000	—	45,000,000

Basic and diluted net income per share, Class A	$0.02	$0.00	$0.05

Weighted average shares outstanding of Class B common stock(1)	11,250,000	11,250,000	11,250,000

Basic and diluted net income per share, Class B	$0.00	$(0.00)	$0.00

(1)

For the 2019 period, this number excludes an aggregate of up to 1,500,000 shares of Class B common stock that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. The underwriters exercised their over-allotment option on July 22, 2019 in part.

Balance Sheet Data

	June 30, 2020	December 31, 2019
Balance Sheet Data:
Total assets	$455,344,127	$454,109,579
Total current liabilities	543,438	227,912
Deferred underwriting compensation	15,750,000	15,750,000
Total liabilities	16,293,438	15,977,912
Working capital	500,322	1,065,142
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 1,594,932 and 1,686,834 shares issued and outstanding (excluding 43,405,068 and 43,313,166 shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively	159	169
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 11,250,000 shares issued and outstanding	1,125	1,125
Total stockholders’ equity	5,000,009	5,000,007

ADVANTAGE’S SUMMARY HISTORICAL FINANCIAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references in this section to the company, “we,” “us,” or “our” and other similar terms refer to Advantage and its consolidated subsidiaries prior to the consummation of the business combination.

The following table sets forth our summary historical financial information for the periods and dates indicated. Our summary historical financial information as of and for the years ended December 31, 2019, 2018 and 2017 and as of June 30, 2020 and for the six-month periods ended June 30, 2020 and 2019 has been prepared in accordance with GAAP. The balance sheet data as of December 31, 2019 and 2018 and the statements of comprehensive (loss) income for the years ended December 31, 2019, 2018 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this proxy statement. The balance sheet data as of December 31, 2017 have been derived from our audited consolidated financial statements not included in this proxy statement. The balance sheet data as of June 30, 2020 and the statements of comprehensive loss for the six-month periods ended June 30, 2020 and 2019 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of our management, include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the information set forth herein. Interim financial results are not necessarily indicative of results for the full year or any future reporting period.

Selected Statement of Comprehensive (Loss) Income Data

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
(in thousands, except share and per share data)
Revenues	$1,520,939	$1,790,505	$3,785,063	$3,707,628	$2,416,927
Cost of revenues	1,256,616	1,514,098	3,163,443	3,108,651	1,892,694
Selling, general, and administrative expenses	121,625	96,744	175,373	152,493	135,441
Impairment of goodwill and indefinite-lived assets	—	—	—	1,232,000	—
(Recovery from) loss on Take 5	(7,700)	—	—	79,165	—
Depreciation and amortization	118,957	116,552	232,573	225,233	179,990

Total expenses	1,489,498	1,727,394	3,571,389	4,797,542	2,208,125

Operating income (loss)	31,441	63,111	213,674	(1,089,914)	208,802
Interest expense, net	103,315	120,709	232,077	229,643	179,566

(Loss) income before income taxes	(71,874)	(57,598)	(18,403)	(1,319,557)	29,236
(Benefit from) provision for income taxes	(12,337)	(309)	1,353	(168,334)	(358,806)

Net (loss) income	(59,537)	(57,289)	(19,756)	(1,151,223)	388,042
Less: net (loss) income attributable to noncontrolling interest	(425)	507	1,416	6,109	1,637

Net (loss) income attributable to stockholder of Advantage	$(59,112)	$(57,796)	$(21,172)	$(1,157,332)	$386,405

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
(in thousands, except share and per share data)
Net (loss) income per share of common stock:
Basic	$(472,898)	$(462,368)	$(169,386)	$(9,258,643)	$3,829,953
Diluted	$(472,898)	$(462,368)	$(169,386)	$(9,258,643)	$3,829,953
Weighted-average shares of common stock:
Basic	125	125	125	125	101
Diluted	125	125	125	125	101

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
(in thousands)
Segment Financial Data:
Operating Income (Loss) by Segment:
Sales Segment Operating Income (Loss)	$35,215	$39,596	$127,961	$(1,072,702)	$172,171
Marketing Segment Operating (Loss) Income	(3,774)	23,515	85,713	(17,212)	36,631

Total Operating Income (Loss)	$31,441	$63,111	$213,674	$(1,089,914)	$208,802

Adjusted EBITDA by Segment(1)
Sales Segment Adjusted EBITDA	$168,583	$136,061	$309,531	$295,195	$342,067
Marketing Segment Adjusted EBITDA	49,812	78,810	194,500	176,179	97,593

Total Adjusted EBITDA(1)	$218,395	$214,871	$504,031	$471,374	$439,660

Other Financial Data:
Adjusted Net Income(2)	$65,651	$42,670	$169,109	$136,151	$138,044
Adjusted EBITDA Margin(3)	14.4%	12.0%	13.3%	12.7%	18.2%

(1)

Adjusted EBITDA and Adjusted EBITDA by segment are supplemental financial measures of our operating performance that are not recognized under GAAP. Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) private equity sponsors’ management fees and equity-based compensation expense, (vii) fair value adjustments of contingent consideration related to acquisitions, (viii) acquisition-related expenses, (ix) costs associated with COVID-19, net of benefits received, (x) EBITDA for economic interests in investments, (xi) restructuring expenses, (xii) litigation expenses, (xiii) (Recovery from) loss on Take 5, (xiv) costs associated with the Take 5 Matter and (xv) other adjustments that management believes are helpful in evaluating our operating performance.

We supplementally present Adjusted EBITDA and Adjusted EBITDA by segment because they are key operating measures used by us to assess our financial performance. These measures adjust for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. We evaluate these measures in conjunction with our results according to GAAP because we believe they provide a more complete understanding of factors and trends affecting our business than GAAP measures alone. Furthermore, the agreements governing our indebtedness contain covenants and other tests based on measures substantially similar to Adjusted EBITDA. None of Adjusted EBITDA or Adjusted EBITDA by segment should be considered as an alternative for our most directly comparable measure presented on a GAAP basis.

A reconciliation of net (loss) income to Adjusted EBITDA is provided in the following table:

Consolidated	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
(in thousands)
Net (loss) income	$(59,537)	$(57,289)	$(19,756)	$(1,151,223)	$388,042
Add:
Interest expense, net	103,315	120,709	232,077	229,643	179,566
(Benefit from) provision for income taxes	(12,337)	(309)	1,353	(168,334)	(358,806)
Depreciation and amortization	118,957	116,552	232,573	225,233	179,990
Impairment of goodwill and indefinite-lived assets	—	—	—	1,232,000	—
Sponsors’ management fee and equity-based compensation expense(a)	8,021	3,098	7,960	(2,432)	9,882
Fair value adjustments related to contingent consideration related to acquisitions(b)	8,223	5,772	1,516	(54,464)	12,757
Acquisition-related expenses(c)	10,390	17,454	31,476	61,155	25,251
EBITDA for economic interests in investments(d)	(2,785)	(2,777)	(8,421)	(7,212)	(4,636)
Restructuring expenses(e)	47,663	3,013	5,385	12,465	7,343
Litigation expenses(f)	2,604	—	3,500	1,200	271
Costs associated with COVID-19, net of benefits received(g)	(19)	—	—	—	—
(Recovery from) loss on Take 5	(7,700)	—	—	79,165	—
Costs associated with the Take 5 Matter(h)	1,600	8,648	16,368	14,178	—

Adjusted EBITDA	$218,395	$214,871	$504,031	$471,374	$439,660

Financial information by segment, including a reconciliation of operating income (loss), the closest GAAP financial measure, to Adjusted EBITDA by segment is provided in the following table:

Sales Segment	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
(in thousands)
Operating income (loss)	$35,215	$39,596	$127,961	$(1,072,702)	$172,171
Add:
Depreciation and amortization	85,341	80,487	161,563	157,098	139,634
Impairment of goodwill and indefinite-lived assets	—	—	—	1,232,000	—
Sponsors’ management fee and equity-based compensation expense(a)	6,737	2,753	6,418	1,020	8,043
Fair value adjustments related to contingent consideration related to acquisitions(b)	8,440	4,561	(2,720)	(54,628)	2,397
Acquisition-related expenses(c)	8,237	9,943	18,276	31,699	19,110
EBITDA for economic interests in investments(i)	(3,409)	(2,829)	(8,395)	(7,155)	(4,520)
Restructuring expenses(e)	24,078	1,550	2,928	6,663	5,159
Costs associated with COVID-19, net of benefits received(g)	1,340	—	—	—	—
Litigation expenses(f)	2,604	—	3,500	1,200	73

Sales Segment Adjusted EBITDA	$168,583	$136,061	$309,531	$295,195	$342,067

Marketing Segment	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
(in thousands)
Operating (loss) income	$(3,774)	$23,515	$85,713	$(17,212)	$36,631
Add:
Depreciation and amortization	33,616	36,065	71,010	68,135	40,356
Sponsors’ management fee and equity-based compensation expense(a)	1,284	345	1,542	(3,452)	1,839
Fair value adjustments related to contingent consideration related to acquisitions(b)	(217)	1,211	4,236	164	10,360
Acquisition-related expenses(c)	2,153	7,511	13,200	29,456	6,141
EBITDA for economic interests in investments(j)	624	52	(26)	(57)	(116)
Restructuring expenses(e)	23,585	1,463	2,457	5,802	2,184
Costs associated with COVID-19, net of benefits received(g)	(1,359)	—	—	—	—
Litigation expenses(f)	—	—	—	—	198
(Recovery from) loss on Take 5	(7,700)	—	—	79,165	—
Costs associated with the Take 5 Matter(h)	1,600	8,648	16,368	14,178	—

Marketing Segment Adjusted EBITDA	$49,812	$78,810	$194,500	$176,179	$97,593

(a)

Represents the management fees and reimbursements for expenses paid to certain of the Advantage Sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement in the six months ended June 30, 2020 and 2019 and the years ended December 31, 2019, 2018 and 2017. Also represents expenses related to (i) equity-based compensation associated with grants of Common Series D Units of Topco made to one of the Advantage Sponsors,

(ii) compensation amounts associated with potential payments under the Management Incentive Plan in March 2022, and (iii) compensation amounts associated with the anniversary payments to Tanya Domier. Our equity-based compensation includes $8.2 million of fair value adjustment associated with the Common Series D Units of Topco due to revised future year earnings expectations for the year ended December 31, 2018.
(b)

Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods. See Note 7 to our unaudited condensed consolidated financial statements for six months ended June 30, 2020 and 2019 and Note 6 to our consolidated financial statements for the year ended December 31, 2019 for additional information.

(c)

Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including professional fees, due diligence and integration activities.

(d)

Represents additions of $2.4 million, $3.0 million, $4.8 million, $5.1 million, and $4.6 million to reflect our proportional share of Adjusted EBITDA related to our equity method investments and a reduction of $5.2 million, $5.8 million, $13.2 million, $12.3 million, and $9.2 million, to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements for the six months ended June 30, 2020 and 2019 and the years ended December 31, 2019, 2018 and 2017, respectively.

(e)

Represents fees and costs associated with various internal reorganization activities among our consolidated entities. The increase for the six months ended June 30, 2020 relates primarily to costs related to the abandonment of certain office leases. For additional information, refer to Note 11 — Commitments and Contingencies of our condensed consolidated financial statements for the six months ended June 30, 2020.

(f)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.
(g)

Represents (1) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (2) benefits received from government grants for COVID-19 relief.

(h)

Represents $1.6 million and zero of costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs, respectively for the six months ended June 30, 2020 and 2019, respectively. Represents zero and $8.7 million of operating expenses associated with the Take 5 business, which we believe do not reflect the ongoing operating performance of our business for the six months ended June 30, 2020 and 2019, respectively. For the year ended December 31, 2019 and 2018, we incurred $8.6 million and $14.2 million of operating expenses associated with the Take 5 business, respectively, and $7.7 million and zero of costs associated with investigation and remediation activities, including professional fees. For more information on the Take 5 Matter, please see the section of this proxy statement titled “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(i)

Represents additions of $2.4 million, $3.0 million, $4.8 million, $5.1 million, and $4.6 million to reflect our proportional share of Adjusted EBITDA related to our equity method investments and a reduction of $5.8 million, $5.8 million, $13.2 million, $12.3 million, and $9.1 million, to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements for the six months ended June 30, 2020 and 2019 and the years ended December 31, 2019, 2018 and 2017, respectively.

(j)	Represents a reduction to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

(2)

Adjusted Net Income is a non-GAAP financial measure. Adjusted Net Income means net (loss) income before (i) impairment of goodwill and indefinite-lived assets, (ii) our private equity sponsors management fees and equity-based compensation expense, (iii) fair value adjustments of contingent consideration related to acquisitions, (iv) acquisition-related expenses, (v) restructuring expenses, (vi) litigation expenses,

(vii) costs associated with COVID-19, net of benefits recieved, (viii) amortization of intangible assets, (ix) (Recovery from) loss on Take 5, (x) costs associated with the Take 5 Matter, (xi) net income attributable to noncontrolling interests, (xii) impact of changes in U.S. federal tax laws, (xiii) other adjustments that management believes are helpful in evaluating our operating performance, and (xiii) related tax adjustments.

We supplementally present Adjusted Net Income because we use it as a supplemental measure to evaluate the performance of our business in a way that also considers our ability to generate profit without the impact of items that we do not believe are indicative of our operating performance or are unusual or infrequent in nature and aid in the comparability of our performance from period to period. Adjusted Net Income should not be considered as an alternative for our most directly comparable measure presented on a GAAP basis. A reconciliation of net (loss) income to Adjusted Net Income is provided in the following table:

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
(in thousands)
Net (loss) income	$(59,537)	$(57,289)	$(19,756)	$(1,151,223)	$388,042
Less: Net (loss) income attributable to noncontrolling interest	(425)	507	1,416	6,109	1,637
Add:
Impairment of goodwill and indefinite-lived assets	—	—	—	1,232,000	—
Sponsors’ management fee and equity-based compensation expense(a)	8,021	3,098	7,960	(2,432)	9,882
Fair value adjustments related to contingent consideration related to acquisitions(b)	8,223	5,772	1,516	(54,464)	12,757
Acquisition-related expenses(c)	10,390	17,454	31,476	61,155	25,251
Restructuring expenses(d)	47,663	3,013	5,385	12,465	7,343
Litigation expenses(e)	2,604	—	3,500	1,200	271
Costs associated with COVID-19, net of benefits received(f)	(19)	—	—	—	—
Amortization of intangible assets(g)	95,498	95,218	189,881	188,831	149,131
(Recovery from) loss on Take 5	(7,700)	—	—	79,165	—
Costs associated with the Take 5 Matter(h)	1,600	8,648	16,368	14,178	—
Tax adjustments related to non-GAAP adjustments(i)	(41,517)	(32,737)	(65,805)	(238,615)	(70,660)
Impact of tax law change on deferred taxes(j)	—	—	—	—	(382,336)

Adjusted Net Income	$65,651	$42,670	$169,109	$136,151	$138,044

(a)

Represents the management fees and reimbursements for expenses paid to certain of the Advantage Sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement in the six months ended June 30, 2020 and 2019 and the years ended December 31, 2019, 2018 and 2017. Also represents expenses related to (i) equity-based compensation associated with grants of Common Series D Units of Topco made to one of the Advantage Sponsors, which provides services to us, (ii) compensation amounts associated with potential payments under the Management Incentive Plan in March 2022, and (iii) compensation amounts associated with the anniversary payments to Tanya Domier. Our equity-based compensation includes $8.2 million of fair value adjustment associated with the Common Series D Units of Topco due to revised future year earnings expectations for the year ended December 31, 2018.

(b)

Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods. See Note 7 to our unaudited condensed consolidated financial statements for six months ended June 30, 2020 and 2019 and Note 6 to our consolidated financial statements for the year ended December 31, 2019 for additional information.
(c)

Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including professional fees, due diligence and integration activities.

(d)

Represents fees and costs associated with various internal reorganization activities among our consolidated entities. The increase for the six months ended June 30, 2020 relates primarily to costs related to the abandonment of certain office leases. For additional information, refer to Note 11 — Commitments and Contingencies of our condensed consolidated financial statements for the six months ended June 30, 2020.

(e)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.
(f)

Represents (1) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment and (2) benefits received from government grants for COVID-19 relief.

(g)	Represents the amortization of intangible assets recorded in connection with the 2014 Topco Acquisition and our other acquisitions.
(h)

Represents $1.6 million and zero of costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs, respectively for the six months ended June 30, 2020 and 2019, respectively. Represents zero and $8.7 million of operating expenses associated with the Take 5 business, which we believe do not reflect the ongoing operating performance of our business for the six months ended June 30, 2020 and 2019, respectively. For the year ended December 31, 2019 and 2018, we incurred $8.6 million and $14.2 million of operating expenses associated with the Take 5 business, respectively, and $7.7 million and zero of costs associated with investigation and remediation activities, including professional fees. For more information on the Take 5 Matter, please see the section of this proxy statement titled “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(i)

Represents the tax provision or benefit associated with the adjustments above, taking into account the Company’s applicable tax rates, after excluding adjustments related to items that do not have a related tax impact.

(j)	Represents the changes in tax law as a result of the implementation of the U.S. federal income tax legislation referred to as the Tax Cuts and Jobs Act.

(3)	Adjusted EBITDA Margin is calculated as a percentage equal to the Adjusted EBITDA divided by respective revenues for the periods ended as follows:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2020	2019	2019	2018	2017
Numerator — Adjusted EBITDA	$218,395	$214,871	$504,031	$471,374	$439,660
Denominator — Revenues	1,520,939	1,790,505	3,785,063	3,707,628	2,416,927

Adjusted EBITDA Margin	14.4%	12.0%	13.3%	12.7%	18.2%

Selected Balance Sheet Data

	June 30, 2020	December 31,
		2019	2018	2017
(in thousands)
Cash and cash equivalents	$446,341	$184,224	$141,590	$186,706
Total assets(a)(b)(c)	6,019,105	6,012,683	5,994,931	7,378,991
Long-term debt, net of current portion	3,289,967	3,172,087	3,181,465	3,052,932
Stockholder’s equity	1,601,465	1,669,806	1,669,314	2,847,366

(a)

As of January 1, 2019, we adopted Accounting Standard Update, or ASU, 2016-02, Leases, and its related amendments. ASU 2016-02 requires lessees to recognize a lease liability and a right-of-use asset, measured at the present value of the future minimum lease payments, at the lease commencement date. As a result of the adoption, “Other Assets,” “Other accrued expenses,” and “Other long-term liabilities” in the Condensed Consolidated Balance Sheets increased by $98.8 million, $33.5 million and $65.4 million, respectively.

(b)

During the year ended December 31, 2018, we recognized non-cash goodwill and non-cash intangible asset impairment charges of $652.0 million and $580.0 million, respectively, in our sales segment due to revised future year earnings expectations, primarily related to a reduction in revenues in several of our in-store reset and merchandising programs in 2018. Total assets as of December 31, 2018 reflect the recognition of additional goodwill of $76.2 million and other intangible assets, net of $49.6 million, in each case, as recognized in connection with the nine acquisitions completed during the year.

(c)

As of December 31, 2017, total assets reflect the recognition of additional goodwill of $460.3 million and other intangible assets, net of $331.1 million, in each case, as recognized in connection with the Daymon Acquisition.

Reconciliation of Net Income (Loss) to Adjusted EBITDA for the

Years Ended December 31, 2008 through December 31, 2016

The following table presents a reconciliation of our net income (loss) to Adjusted EBITDA for the years ended December 31, 2008 through December 31, 2016. Unless otherwise stated or the context otherwise requires, any reference hereinafter to the “Successor” reflects the operations of Advantage after July 25, 2014, the date of the 2014 Topco Acquisition, and any reference to the “Predecessor” refers to the operations of Advantage Sales & Marketing Inc. on or prior to the date of the 2014 Topco Acquisition. Except as described in the following table and the accompanying footnotes, net (loss) income and the other financial data included in the following table (other than Adjusted EBITDA) are derived from our audited financial statements for such periods that are not included or incorporated by reference in this proxy statement.

	Year Ended December 31,
	2016	2015	2014(a)	2013	2012	2011	2010(b)	2009	2008
(in thousands)
Net income (loss)	$31,165	$24,886	$(98,984)	$35,072	$4,253	$(24,442)	$(34,984)	$20,622	$(201,052)
Add:
Impairment of definite lived intangibles(c)	—	—	—	—	—	—	—	26,199	255,211
Interest expense, net	167,360	160,895	168,123	106,020	112,426	106,738	96,606	45,989	59,213
Provision for (benefit from) income taxes	22,623	18,202	(16,965)	17,922	(8,106)	(8,471)	(50)	16,538	(13,074)
Depreciation and amortization	170,260	164,584	143,954	126,648	144,912	124,644	57,566	60,234	53,189
Sponsors’ management fee(d)	7,622	7,463	3,032	1,724	1,855	1,771	758	668	931
Fair value adjustments related to contingent consideration(e)	(841)	(31,305)	(11,979)	(2,278)	—	—	—	(290)	(5,879)
Acquisition-related costs(f)	10,368	9,857	140,423	2,547	719	5,115	65,754	—	—
EBITDA for economic interests in investments(g)	1,778	1,426	(469)	(13,355)	(11,107)	84	—	—	—
Restructuring expenses(h)	1,890	5,498	—	—	—	—	—	—	—
Litigation expenses(i)	(975)	3,984	—	—	—	—	—	—	—

Adjusted EBITDA	$411,250	$365,490	$327,135	$274,300	$244,952	$205,439	$185,650	$169,960	$148,539

(a)

For the purpose of comparability and as a result of the 2014 Topco Acquisition on July 25, 2014, net loss and the other financial data for the year ended December 31, 2014 presented above represents the mathematical addition of the audited results of Successor for the period from July 26, 2014 to December 31, 2014, and the audited results of Predecessor for the period from January 1, 2014 to July 25, 2014. However, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this combined information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The presentation above has not been made in accordance with Article 11 of Regulation S-X, but we believe the comparison to this addition assists readers in understanding and assessing the trends and significant changes, provides a more meaningful method of comparison, and does not impact the drivers of the financial changes between the relevant periods.

(b)

For the purpose of comparability and as a result of the 2010 Acquisition on December 16, 2010, net loss and the other financial data for the year ended December 31, 2010 presented above represents the mathematical addition of the audited results of a successor entity for the period from December 17, 2010 to December 31, 2010, and the audited results of a predecessor entity for the period from January 1, 2010 to December 16, 2010. However, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this combined information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The presentation above has not been made in accordance with Article 11 of Regulation S-X, but we believe the comparison to this addition assists readers in understanding and assessing the trends and significant changes, provides a more meaningful method of comparison, and does not impact the drivers of the financial changes between the relevant periods.
(c)

Represents impairment charges associated with client relationships and trade names and identifiable intangible assets impairment that were the result of management’s decision to discontinue use of certain trade names.

(d)

Represents the management fees and reimbursements for expenses paid to affiliates of certain of our private equity sponsors pursuant to a management services agreement in the years ended December 31, 2016 and December 31, 2015 and the period from July 26, 2014 through December 31, 2014. At the completion of the business combination, the management services agreement with our private equity sponsors will terminate, and we will be obligated to make a final payment of $4.0 million to affiliates of certain of our private equity sponsors. Also represents expenses related to equity-based compensation associated with grants of units of Topco made to one of the Topco Acquisition Sponsors, which provides services to us and management fees paid to affiliates of our previous private equity sponsors in the years ended December 31, 2007 through July 25, 2014.

(e)

Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, for the applicable periods.

(f)

Represents fees and costs associated with changes in our and the Predecessor’s equity ownership and activities related to acquisitions. Transaction fees related to the change in equity ownership consist of professional services fees including legal, accounting, and other consultants, equity compensation that vested upon the completion of the 2014 Topco Acquisition, equity compensation that vested upon the completion of the 2010 Acquisition, bonus compensation payments related to the 2014 Topco Acquisition and the 2010 Acquisition, and fair value lease amortization resulting from the purchase accounting related to the 2014 Topco Acquisition and the 2010 Acquisition. Acquisition-related costs are comprised of professional fees, due diligence, and integration activities.

(g)

Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements, in each case, as follows:

	Year Ended December 31,
	2016	2015	2014	2013	2012	2011	2010	2009	2008
(in thousands)
Equity method investments	$4,395	$2,542	$—	$—	$—	$—	$—	$—	$—
Minority ownership percentage of fully consolidated entities	(2,617)	(1,116)	(469)	(13,355)	(11,107)	84	—	—	—

EBITDA for economic interests in investments	$1,778	$1,426	$(469)	$(13,355)	$(11,107)	$84	$—	$—	$—

(h)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.
(i)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.

Adjusted EBITDA Margin for the Year Ended December 31, 2008 through December 31, 2016

	Year Ended December 31,
	2016	2015	2014(a)	2013	2012	2011	2010(b)	2009	2008
(in thousands)
Numerator:
Adjusted EBITDA	$411,250	$365,490	$327,135	$274,300	$244,952	$205,439	$185,650	$169,960	$148,539

Denominator:
Revenues	$2,100,235	$1,895,046	$1,713,720	$1,575,254	$1,401,406	$1,170,623	$1,109,859	$953,060	$923,491

Adjusted EBITDA Margin	19.5%	19.3%	19.1%	17.4%	17.5%	17.5%	16.7%	17.8%	16.1%

(a)

For the purpose of comparability and a result of the 2014 Topco Acquisition on July 25, 2014, net loss and the other financial data for the year ended December 31, 2014 presented above represents the mathematical addition of the audited results of Successor for the period from July 26, 2014 to December 31, 2014, and the audited results of Predecessor for the period January 1, 2014 to July 25, 2014. However, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this combined information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The presentation above has not been made in accordance with Article 11 of Regulation S-X, but we believe the comparison to this addition assists readers in understanding and assessing the trends and significant changes, provides a more meaningful method of comparison, and does not impact the drivers of the financial changes between the relevant periods.

(b)

For the purpose of comparability and a result of the 2010 Acquisition on December 16, 2010, net loss and the other financial data for the year ended December 31, 2010 presented above represents the mathematical addition of the audited results of successor entity for the period from December 17, 2010 to December 31, 2010, and the audited results of predecessor entity for the period January 1, 2010 to December 10, 2010. However, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this combined information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The presentation above has not been made in accordance with Article 11 of Regulation S-X, but we believe the comparison to this addition assists readers in understanding and assessing the trends and significant changes, provides a more meaningful method of comparison, and does not impact the drivers of the financial changes between the relevant periods.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information gives effect to the business combination and the other transactions contemplated by the Transactions and described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The summary unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the summary unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. Conyers Park and Advantage have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the unaudited condensed balance sheet of Conyers Park as of June 30, 2020 with the unaudited condensed consolidated balance sheet of Advantage as of June 30, 2020, giving effect to the Transactions as if they had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 combine the historical results of Conyers Park and Advantage for such periods as if the Transactions had been consummated on January 1, 2019.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:

•

The historical unaudited condensed financial statements of Conyers Park as of and for the six months ended June 30, 2020 and the historical audited financial statements of Conyers Park as of and for the year ended December 31, 2019; and

•

The historical unaudited condensed consolidated financial statements of Advantage as of and for the six months ended June 30, 2020 and the historical audited consolidated financial statements of Advantage as of and for the year ended December 31, 2019.

The foregoing historical financial statements have been prepared in accordance with GAAP.

The summary unaudited pro forma condensed combined financial information should also be read together with “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement.

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Transactions.

Pursuant to Conyers Park’s current certificate of incorporation, holders of Class A common stock are being offered the opportunity to redeem, upon the Closing, shares of Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in Conyers Park’s trust account. For illustrative purposes only, the estimated per share redemption price is assumed to be $10.00.

The summary unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Conyers Park shares of Class A common stock for cash:

•	Assuming No Redemptions. This presentation assumes:

•	No holders of Conyers Park Class A common stock exercise their redemption rights with respect to such shares in connection with the Merger;

•	Conyers Park issues 70,000,000 shares of Class A common stock in the PIPE Investment, including 20,000,000 shares to certain of the Advantage Sponsors or their affiliates and the Sponsor; and

•	Advantage borrows $2.1 billion under the New Term Loan Facility; and

•	Assuming Maximum Redemptions. This presentation assumes:

•	The redemption of 45,000,000 shares of Conyers Park Class A common stock in connection with the Merger;

•	Conyers Park issues 91,987,300 shares of Class A common stock in the PIPE Investment, including 41,987,300 shares to certain of the Advantage Sponsors or their affiliates and the Sponsor;

•	Advantage borrows $2.1 billion under the New Term Loan Facility and $100.0 million under the New Revolving Credit Facility; and

•	$125.0 million of Advantage Available Cash.

Topco will hold 203,750,000 shares of Class A common stock and the Advantage Sponsors will directly hold 20,000,000 shares of Class A common stock immediately after the Closing and the consummation of the related Transactions. Assuming no redemptions of Class A common stock in connection with the Merger, Topco, the Advantage Sponsors or their affiliates and the Sponsor will hold approximately 71.21% of the Class A common stock as of such time. Assuming the redemptions of 45,000,000 shares of Class A common stock in connection with the Merger, Topco, the Advantage Sponsors or their affiliates and the Sponsor will hold approximately 83.71% of the Class A common stock of such time. An additional summary of pro forma ownership assuming no redemptions and maximum redemptions is as follows:

	No Redemptions		Maximum Redemptions
	Number of Shares	% Ownership	Number of Shares	% Ownership
Ownership of Class A Common Stock
Topco(1)	203,750,000	61.74%	203,750,000	66.37%
Conyers Park existing public stockholders	45,000,000	13.64%	—	0.00%
PIPE Shares — Non-affiliated holders	50,000,000	15.15%	50,000,000	16.29%
PIPE Shares — Advantage Sponsors or their affiliates and Sponsor	20,000,000	6.06%	41,987,300	13.68%
Founder Shares - Sponsor and current Conyers Park directors(2)	11,250,000	3.41%	11,250,000	3.66%

Total shares outstanding(1)(2)(3)	330,000,000	100.00%	306,987,300	100.00%

(1)

Excludes the 5,000,000 Performance Shares to be issued to Topco under the Merger Agreement, which will remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco will not be able to vote or sell such shares.

(2)	Includes 100,000 shares of Class B common stock held by current members of the Conyers Park board of directors.
(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different. The unaudited pro forma condensed combined financial information is based upon currently available information, estimates, and assumptions that management believes are reasonable as of the date hereof.

Selected Unaudited Pro Forma Financial Information

	Conyers Park	Advantage	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
(in thousands except share data)
Statement of Operations Data — Six Months Ended June 30, 2020
Revenues	$—	$1,520,939	$1,520,939	$1,520,939
Operating expense	$422	$1,489,498	$1,485,029	$1,485,029
Operating (loss) income	$(422)	$31,441	$35,910	$35,910
Net income (loss) attributable to stockholders	$919	$(59,112)	$(23,329)	$(24,266)
Basic and diluted earnings (loss) per share, Class A common stock	$0.02		$(0.07)	$(0.08)
Statement of Operations Data — Year Ended December 31, 2019
Revenues	$—	$3,785,063	$3,785,063	$3,785,063
Operating expense	$379	$3,571,389	$3,570,834	$3,570,834
Operating (loss) income	$(379)	$213,674	$214,229	$214,229
Net income (loss) attributable to stockholders	$2,469	$(21,172)	$64,135	$62,259
Basic and diluted earnings per share, Class A common stock	$0.05		$0.19	$0.20
Balance Sheet Data — June 30, 2020
Cash and cash equivalents	$827	$446,341	$158,718	$28,591
Total assets	$455,344	$6,019,105	$5,731,699	$5,601,572
Long-term debt, net of current portion	$—	$3,289,967	$1,987,375	$2,087,375
Stockholders’ equity	$4,999	$1,601,465	$2,624,880	$2,394,753

COMPARATIVE PER SHARE DATA

The following table sets forth:

•	Historical per share information of Conyers Park for the six months ended June 30, 2020 and year ended December 31, 2019; and

•

Unaudited pro forma per share information of the combined entity for the six months ended June 30, 2020 and December 31, 2019 after giving effect to the Merger, assuming two redemption scenarios as follows:

•	Assuming No Redemptions. This presentation assumes:

•	No holders of Conyers Park Class A common stock exercise their redemption rights with respect to such shares in connection with the Merger;

•	Conyers Park issues 70,000,000 shares of Class A common stock in the PIPE Investment, including 20,000,000 shares to certain of the Advantage Sponsors or their affiliates and the Sponsor; and

•	Advantage borrows $2.1 billion under the New Term Loan Facility; and

•	Assuming Maximum Redemptions. This presentation assumes:

•	The redemption of 45,000,000 shares of Conyers Park Class A common stock in connection with the Merger;

•	Conyers Park issues 91,987,300 shares of Class A common stock in the PIPE Investment, including 41,987,300 shares to certain of the Advantage Sponsors or their affiliates and the Sponsor;

•	Advantage borrows $2.1 billion under the New Term Loan Facility and $100.0 million under the New Revolving Credit Facility; and

•	$125.0 million of Advantage Available Cash.

Information reflected as if the Transactions had occurred on January 1, 2019.

The following table is also based on the assumption that there are no adjustments for the outstanding public or private placement warrants issued by Conyers Park as such securities are not exercisable until 30 days after the Closing.

The historical information should be read in conjunction with “Advantage’s Selected Historical Financial Information,” “Conyers Park’s Selected Historical Financial Information,” “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement and the audited historical financial statements and the related notes of Advantage and Conyers Park contained elsewhere in this proxy statement. The unaudited pro forma condensed combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement. The unaudited pro forma condensed combined net income per share information below does not purport to represent what the actual results of operations of Advantage would have been had the Merger been completed or to project Advantage’s results of operations that may be achieved after the Merger. The unaudited pro forma book value per share information below does not purport to represent what the book value of Advantage would have been had the Merger been completed nor the book value per share for any future date or period.

	Conyers Park	Advantage	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
(in thousands except share and per share data)
Statement of Operations Data — Six Months Ended June 30, 2020
Net income (loss) attributable to stockholders	$919	$(59,112)	$(23,329)	$(24,266)
Weighted average shares outstanding—basic and diluted	45,000,000		330,000,000	306,987,300
Basic and diluted earnings (loss) per share	$0.02		$(0.07)	$(0.08)
Statement of Operations Data — Year Ended December 31, 2019
Net income (loss) attributable to stockholders	$2,469	$(21,172)	$64,135	$62,259
Weighted average shares outstanding — basic and diluted	45,000,000		330,000,000	306,987,300
Basic and diluted earnings per share, Class A common stock	$0.05		$0.19	$0.20

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that express Conyers Park’s and Advantage’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions and the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Advantage operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Conyers Park and Advantage. Factors that may impact such forward-looking statements include:

•	the COVID-19 pandemic and the measures taken to mitigate its spread including its adverse effects on Conyers Park’s and Advantage’s business, results of operations, financial condition and liquidity;

•	developments with respect to retailers that are out of Advantage’s control;

•	changes to labor laws or wage or job classification regulations, including minimum wage, or other market-driven wage changes;

•	Advantage’s ability to continue to generate significant operating cash flow;

•	consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services;

•	consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships;

•	Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change;

•	client procurement strategies putting additional operational and financial pressure on Advantage’s services;

•	Advantage’s ability to effectively remediate material weaknesses and maintain proper and effective internal controls in the future;

•	potential and actual harms to Advantage’s business arising from the Take 5 Matter;

•	Advantage’s ability to identify attractive acquisition targets, acquire them at attractive prices, and successfully integrate the acquired businesses;

•	Advantage’s ability to hire, timely train, and retain talented individuals for its workforce, and to maintain its corporate culture as it evolves;

•	Advantage’s ability to avoid or manage business conflicts among competing brands;

•	difficulties in integrating acquired businesses, including Daymon;

•	Advantage’s substantial indebtedness and our ability to refinance at favorable rates;

•	limitations, restrictions, and business decisions involving Advantage’s joint ventures and minority investments;

•	exposure to foreign currency exchange rate fluctuations and risks related to Advantage’s international operations;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the inability to complete the transactions contemplated by the transaction agreement due to the failure to obtain approval of the stockholders of Conyers Park or other conditions to closing in the Merger Agreement, including obtaining the New Senior Secured Credit Facilities;

•	the ability to meet applicable listing standards following the consummation of the transactions contemplated by the Merger Agreement;

•	the risk that the proposed transaction disrupts current plans and operations of Advantage as a result of the announcement and consummation of the transactions contemplated by the Merger Agreement;

•

the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of New Advantage to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the proposed business combination;

•	changes in applicable laws or regulations;

•	the possibility that Conyers Park or Advantage may be adversely affected by other political, economic, business, and/or competitive factors;

•	other factors disclosed in this proxy statement; and

•	other factors beyond Conyers Park’s or Advantage’s control.

The forward-looking statements contained in this proxy statement are based on Conyers Park’s and Advantage’s current expectations and beliefs concerning future developments and their potential effects on the Transactions and Advantage. There can be no assurance that future developments affecting Conyers Park and/or Advantage will be those that Conyers Park or Advantage has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Conyers Park’s and/or Advantage’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Conyers Park and Advantage will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or votes on the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal, the NASDAQ proposal or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect Conyers Park and Advantage.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. The following risk factors apply to the business and operations of Conyers Park, Advantage and the business and operations of New Advantage following the completion of the business combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the business combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of Conyers Park, Advantage and the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Conyers Park, Advantage and New Advantage may also face additional risks and uncertainties that are not presently known to Conyers Park or Advantage, or that Conyers Park or Advantage currently deem immaterial, which may also impair our or Conyers Park’s, Advantage’s and New Advantage’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Advantage’s Business and Operations Following the Business Combination

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company” and “our business” refer to Advantage and its consolidated subsidiaries prior to the consummation of the business combination, and New Advantage and its consolidated subsidiaries following the consummation of the business combination.

The COVID-19 pandemic and the measures taken to mitigate its spread have had, and are likely to continue to have, an adverse effect on our business, results of operations, financial condition and liquidity.

The COVID-19 pandemic, including the measures taken to mitigate its spread, have had, and are likely to continue to have, adverse effects on our business of operations. There are many uncertainties regarding the current COVID-19 pandemic, including the scope of potential public health issues, the anticipated duration of the pandemic and the extent of local and worldwide social, political and economic disruption it has caused and may cause in the future. To date, the COVID-19 pandemic and measures taken to mitigate the spread of COVID-19, including restrictions on large gatherings, closures of face-to-face events, “shelter in place” health orders and travel restrictions, have had far-reaching direct and indirect impacts on many aspects of our operations, including temporary termination of certain in-store demonstration services and other services, as well as on consumer behavior and purchasing patterns, in particular with respect to the foodservice industries, and declines in consumer demand for restaurant, school and hotel dining, where we promote our clients’ products. Since March 2020, our marketing segment has experienced a significant decline in revenues, primarily due to the temporary cessation of certain in-store demonstration services and decreased demand in our digital marketing services, both of which we believe were caused by the COVID-19 pandemic and the various governmental and private responses to the pandemic, and which may continue in the future. In our sales segment, we have experienced significant shifts in consumer spending preferences and habits. We can provide no assurances that the strength of that segment will continue or that we will be able to continue to evolve our business in the future as the COVID-19 pandemic continues to impact our clients’ businesses.

We have taken several actions in response to these business disruptions, including reducing certain of our discretionary expenditures, reducing our real estate foot print, through lease terminations and amendments (including abandoning several office leases prior to reaching termination agreements with its landlords), eliminating non-essential travel and terminating, furloughing or instituting pay reductions and deferrals for some of our associates, but the pandemic has had, and may continue to have, an adverse effect on our results of operations, including our revenues, our financial condition and liquidity.

The COVID-19 pandemic also may have the effect of heightening many of the other risks described in these “Risk Factors”, including:

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potential changes in the policies of retailers in response to the COVID-19 pandemic, including changes or restrictions in their outsourcing of sales and marketing functions and restrictions on the performance of in-store demonstration services, if at all;

•	potential changes in the demand for services by our clients in response to the COVID-19 pandemic;

•	the need for us to adapt to technological change and otherwise develop and maintain omni-channel solutions;

•	our ability to generate sufficient cash to service our substantial indebtedness;

•	our ability to maintain our credit rating;

•	our ability to offer high-quality customer support and maintain our reputation;

•	our ability to identify, and perform adequate diligence on, consummate acquisitions of attractive business targets, and then subsequently integrate acquired businesses;

•	our ability to hire, timely train and retain talented individuals for our workforce;

•	our ability to maintain our corporate culture;

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severe disruption and instability in the U.S. and global financial markets or deteriorations in credit and financing conditions, which could make it difficult for us to access debt and equity capital on attractive terms, or at all;

•	our ability to effectively manage our operations while a significant amount of our associates continue to work remotely due to the COVID-19 pandemic;

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deteriorating economic conditions, higher unemployment, public transportation disruptions or other disruptions as a result of the COVID-19 pandemic could result in lower-than-planned sales during key revenue-producing seasons, leading to lower revenues;

•	potential cost-saving strategies implemented by clients that reduce fees paid to third-party service providers; and

•	our ability to implement additional internal control measures to improve our internal control over financial reporting.

We cannot predict the full extent to which the COVID-19 pandemic may affect our business, financial condition and results of operations, as such effects will depend on how the COVID-19 pandemic and the measures taken in response to the COVID-19 pandemic continue to develop. However, these effects may continue, evolve or increase in severity, each of which could further negatively impact our business, financial condition, results of operations and liquidity.

Our business and results of operations are affected by developments with and policies of retailers that are out of our control.

A limited number of national retailers account for a large percentage of sales for our consumer goods manufacturer clients. We expect that a significant portion of these clients’ sales will continue to be made through a relatively small number of retailers and that this percentage may increase if the growth of mass retailers and the trend of retailer consolidation continues. As a result, changes in the strategies of large retailers, including a reduction in the number of brands that these retailers carry or shelf space that they dedicate to private label products, could materially reduce the value of our services to these clients or these clients’ use of our services and, in turn, our revenues and profitability. Many retailers have critically analyzed the number and variety of brands they sell, and have reduced or discontinued the sale of certain of our clients’ product lines at their stores, and more retailers may continue to do so. If this continues to occur and these clients are unable to improve distribution for their products at other retailers, our business or results of operations could be adversely affected. These trends may be accelerated as a result of the COVID-19 pandemic.

Additionally, many retailers, including several of the largest retailers in North America, which own and operate a significant number of the locations at which we provide our services, have implemented or may implement in the future, policies that designate certain service providers to be the exclusive provider or one of their preferred providers for specified services, including many of the services that we provide to such retailers or our clients. Some of these designations apply across all of such retailers’ stores, while other designations are limited to specific regions. If we are unable to respond effectively to the expectations and demands of such retailers or if retailers do not designate us as their exclusive provider or one of their preferred providers for any reason, they could reduce or restrict the services that we are permitted to perform for our clients at their facilities or require our clients to purchase services from other designated services providers, which include our competitors, either of which could adversely affect our business or results of operations.

Changes to wage or job classification regulations, including minimum wages and market-driven wage increases could impact our results of operations.

Changes in labor laws related to employee hours, wages, job classification and benefits, including health care benefits, could impact our results of operations. In addition, in response to the COVID-19 pandemic, we have significantly reduced our workforce. As of June 30, 2020, we employed approximately 58,000 associates, many of whom are paid above, but near, applicable minimum wages.

Additionally, many of our salaried associates are paid at rates that could be impacted by changes to minimum pay levels for exempt roles. Certain state or municipal jurisdictions in which we operate have recently increased their minimum wage by a significant amount, and other jurisdictions are considering or plan to implement similar actions, which may increase our labor costs. Any increases at the federal, state or municipal level to the minimum pay rate required to remain exempt from overtime pay may adversely affect our business or results of operations.

Furthermore, market competition may create further pressure for us to increase the wages paid to our associates or the benefits packages that they receive. If we experience market-driven increases in wage rates or in benefits or if we fail to increase our wages or benefits packages competitively, the quality of our workforce could decline, causing our client service to suffer. Consistently low unemployment rates may increase the likelihood or impact of such market pressures. Any of these changes affecting wages for our associates could adversely affect our business or results of operations.

We need to continue to generate significant operating cash flow in order to fund acquisitions and to service our debt.

Our business currently generates significant operating cash flow, which we use to fund acquisitions to grow our business and to service our substantial indebtedness. If, because of loss of revenue, pressure on pricing from customers, increases in our costs (including increases in costs related to servicing our indebtedness or labor costs), general economic, financial, competitive, legislative, regulatory conditions or other factors, including any acceleration of the foregoing as a result of the COVID-19 pandemic, many of which are outside of our control our business generates less operating cash flow, we may not have sufficient funds to grow our business or to service our indebtedness.

If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the agreements governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the lenders under our credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our credit agreements to avoid being in default. If we or any of our subsidiaries breach the covenants under our credit agreements and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our credit agreements, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

Prior to the completion of the Transactions, our existing debt obligations raise substantial doubt regarding our ability to continue as a going concern.

As further described in “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our First Lien Term Loan matures in July 2021. Our currently available liquidity plus the expected additional cash generated by operations prior to that maturity date will not be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. This risk is further adversely impacted by the uncertainties and impacts of the COVID-19 pandemic, including with respect to our business and the debt markets generally. These conditions raise substantial doubt about our ability to continue as a going concern. However, we intend to refinance, including using the expected proceeds from the Transactions and in connection with the consummation of the Transactions, all of the $2.5 billion outstanding under the First Lien Term Loan.

Consolidation in the industries we serve could put pressure on the pricing of our services, which could adversely affect our business or our results of operations.

Consolidation in the consumer goods and retail industries we serve could reduce aggregate demand for our services in the future and could adversely affect our business or our results of operations. When companies merge, the services they previously purchased separately are often purchased by the combined entity, leading to the termination of relationships with certain service providers or demands for reduced fees and commissions. The combined company may also choose to insource certain functions that were historically outsourced, resulting in the termination of existing relationships with third-party service providers. While we attempt to mitigate the revenue impact of any consolidation by maintaining existing or winning new service arrangements with the combined companies, there can be no assurance as to the degree to which we will be able to do so as consolidation continues in the industries we serve. In addition, as a result of the COVID-19 pandemic and its impacts on the consumer goods and retail industries, the industries we serve have experienced and may continue to experience a greater degree of consolidation than they have historically, which has put additional pressure on our pricing and may put further pressure on our pricing in the future.

Consumer goods manufacturers and retailers may periodically review and change their sales, retail, marketing and technology programs and relationships to our detriment.

The consumer goods manufacturers and retailers to whom we provide our business solutions operate in highly competitive and rapidly changing environments. From time to time these parties may put their sales, retail, marketing and technology programs and relationships up for competitive review, which may increase as a result of the COVID-19 pandemic and its impacts on the consumer goods manufacturers and retailer industries. We have occasionally lost accounts with significant clients as a result of these reviews in the past, and our clients are typically able to reduce or cancel current or future spending on our services on short notice for any reason. We believe that key competitive considerations for retaining existing and winning new accounts include our ability to develop solutions that meet the needs of these manufacturers and retailers in this environment, the quality and effectiveness of our services and our ability to operate efficiently. To the extent that we are not able to develop these solutions or to operate efficiently, we may not be able to retain key clients, and our business or results of operations may be adversely affected.

Our largest clients generate a significant portion of our revenues.

Our three largest clients generated approximately 11% of our revenues in the fiscal year ended December 31, 2019 and approximately 12% of our revenues in the six months ended June 30, 2020. These clients are generally able to reduce or cancel spending on our services on short notice for any reason. A significant reduction in spending on our services by our largest clients, or the loss of one or more of our largest clients, if not replaced by new clients or an increase in business from existing clients, would adversely affect our business and results of operations. In addition, when large retailers suspend or discontinue in-store demonstration services, such as in response to the COVID-19 pandemic, our business and results of operations can be adversely affected.

The retail industry is evolving, and if we do not successfully develop and maintain relevant omni-channel services for our clients, our business and results of operations could be adversely impacted.

Historically, substantially all of our sales segment revenues were generated by sales and services that ultimately occurred in traditional retail stores. The retail industry is evolving, as demonstrated by Amazon’s acquisition of Whole Foods Market and Walmart’s acquisition of Jet.com. In addition, the COVID-19 pandemic has placed pressure on the traditional retail store model, including store closures, changes in consumer spending, and extensive health and safety risks and compliance requirements, If consumers continue to shift to purchase more products online and e-commerce continues to displace brick-and-mortar retail sales, there may be a decrease in the demand for certain of our services. Consumers are increasingly using computers, tablets, mobile phones and other devices to comparison shop, determine product availability and complete purchases online, a trend that has accelerated during the COVID-19 pandemic, and which may continue thereafter. Omni-channel retailing is rapidly evolving and we believe we will need to keep pace with the changing consumer expectations and new developments by our competitors.

While we continue to seek to develop effective omni-channel solutions for our clients that support both their e-commerce and traditional retail needs, there can be no assurances that these efforts will result in revenue gains sufficient to offset potential decreases associated with a decline in traditional retail sales or that we will be able to maintain our position as a leader in our industry. If we are unable to provide, improve or develop innovative digital services and solutions in a timely manner or at all, our business and results of operations could be adversely impacted.

We may be unable to adapt to significant technological change, which could adversely affect our business.

We operate in businesses that require sophisticated data collection, processing and software for analysis and insights. Some of the technologies supporting the industries we serve are changing rapidly, particularly as a result of the COVID-19 pandemic. We will be required to continue to adapt to changing technologies, either by developing and marketing new services or by enhancing our existing services, to meet client demand.

Moreover, the introduction of new services embodying new technologies, including automation of certain of our in-store services, and the emergence of new industry standards could render existing services obsolete. Our continued success will depend on our ability to adapt to changing technologies, manage and process increasing amounts of data and information and improve the performance, features and reliability of our existing services in response to changing client and industry demands. We may experience difficulties that could delay or prevent the successful design, development, testing, introduction or marketing of our services. New services or enhancements to existing services may not adequately meet the requirements of current and prospective clients or achieve market acceptance.

Our ability to maintain our competitive position depends on our ability to attract and retain talented executives.

We believe that our continued success depends to a significant extent upon the efforts, abilities and relationships of our senior executives and the strength of our middle management team. Although we have entered into employment agreements with certain of our senior executives, each of them may terminate their employment with us at any time. The replacement of any of our senior executives likely would involve significant time and costs and may significantly delay or prevent the achievement of our business objectives and could therefore have an adverse impact on our business. In addition, we do not carry any “key person” insurance policies that could offset potential loss of service under applicable circumstances. If we are unable to attract and retain a talented team of middle management executives, it may be difficult to maintain the expertise and industry relationships that our clients value, and they may terminate or reduce their relationship with us.

Client procurement and fee reduction strategies could put additional operational and financial pressure on our services or negatively impact our relationships or our financial results.

Many of our clients seek opportunities to reduce their costs through procurement strategies that reduce fees paid to third-party service providers. As a result, certain of our clients have sought, and may continue to seek, more aggressive terms from us, including with respect to pricing and payment terms. Such activities put operational and financial pressure on our business, which could limit the amounts we earn or delay the timing of our cash receipts. Such activities may also cause disputes with our clients or negatively impact our relationships or financial results. While we attempt to mitigate negative implications to client relationships and the revenue impact of any pricing pressure by aligning our revenues opportunity with satisfactory client outcomes, there can be no assurance as to the degree to which we will be able to do so successfully. Additionally, price concessions can lead to margin compression, which in turn could adversely affect our business or results of operations.

If we fail to offer high-quality customer support, our business and reputation may suffer.

High-quality education, training and customer support are important for successful marketing and sales and for the renewal of existing customers. Providing this education, training and support requires that our personnel who manage our online training resource or provide customer support have specific inbound experience domain knowledge and expertise, making it more difficult for us to hire qualified personnel and to scale up our support operations. The importance of high-quality customer support will increase as we expand our business and pursue new customers. If we do not help our customers use multiple applications and provide effective ongoing support, our ability to sell additional functionality and services to, or to retain, existing customers may suffer and our reputation with existing or potential customers may be harmed.

We may be adversely affected if clients reduce their outsourcing of sales and marketing functions.

Our business and growth strategies depend in large part on companies continuing to elect to outsource sales and marketing functions. Our clients and potential clients will outsource if they perceive that outsourcing may provide quality services at a lower overall cost and permit them to focus on their core business activities and have done so in the past. We cannot be certain that the industry trend to outsource will continue or not be reversed or that clients that have outsourced functions will not decide to perform these functions themselves. Unfavorable developments with respect to outsourcing could have a negative effect on our business and results of operations.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to effectively remediate any of these material weaknesses or if we fail to maintain proper and effective internal controls in the future, our ability to produce accurate and timely financial statements could be impaired, investors’ views of us could be harmed, and we could be subject to enforcement actions by the Securities and Exchange Commission.

On August 15, 2019, we concluded that our previously-issued audited consolidated financial statements and related notes as of and for the year ended December 31, 2018, should be restated to reflect the corrections of misstatements as a result of the Take 5 Matter. Specifically, we determined that revenues during the fiscal year ended December 31, 2018 attributable to the Take 5 business had been recognized for services for which performance obligations were not performed on behalf of clients of Take 5 and that inaccurate reports were made to Take 5 clients about those services. As a result of the inappropriate business and revenue recognition practices at Take 5, we also determined that the acquired assets and liabilities of Take 5 were not properly stated at fair value at the acquisition date. In addition, and unrelated to the Take 5 Matter, we corrected an error to the benefit from income taxes for the three months ended September 30, 2018 and December 31, 2018. The net impact of the errors in the provision for income taxes did not change the amount of the benefit from income taxes for the twelve months ended December 31, 2018.

In connection with our investigation into the Take 5 Matter and the other error corrections, we have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Specifically, we identified material weaknesses in the design and operating effectiveness of our risk assessment and information and communication processes which contributed to the following material weaknesses:

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We determined that we did not design and maintain effective controls related to our due diligence procedures for potential acquisitions with respect to databases and information technology systems used to recognize revenue and determine the satisfaction of performance obligations. Specifically, internal controls were not designed and maintained to assess the risks associated with potential acquisitions and the need to perform due diligence as part of purchase accounting with respect to databases and information technology systems utilized to determine the satisfaction of performance obligations, and to communicate and evaluate the results of due diligence.

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We determined that we did not design and maintain effective controls to establish an appropriate basis for reliance on data and information in our information technology systems used for revenue recognition in certain of our newly acquired businesses. Specifically, internal controls were not designed and maintained to ensure the completeness and accuracy of system generated reports used to verify the satisfaction of performance obligations.

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We determined that we did not design and maintain effective controls related to information and communication specifically with respect to our whistleblower complaint process to properly investigate, communicate and resolve whistleblower complaints and allegations related to accounting or other misconduct in a timely manner, and with respect to communication with appropriate parties. Specifically, internal controls were not designed and maintained to ensure that individuals conducting investigations into allegations of accounting or other misconduct had the appropriate expertise and supervision, and that the results of the investigations have been communicated to the appropriate parties or that other transactions are communicated to the appropriate parties.

We evaluated these material weaknesses and the effectiveness of our internal control over financial reporting based on the framework in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. These material weaknesses resulted in misstatements in our previously issued annual and interim consolidated financial statements and resulted in the Restatement.

Additionally, these material weaknesses could result in a misstatement of our consolidated financial statements or disclosures that would result in a material misstatement to our annual or interim financial statements that would not be prevented or detected.

We are in the process of designing and implementing measures to improve our internal control over financial reporting and remediate the material weaknesses. Our efforts include the following actions:

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In order to validate more fully an acquisition target with databases and information technology systems used to recognize revenue and determine the satisfaction of performance obligations, we are designing and implementing policies and procedures to perform more robust risk assessment and due diligence procedures in connection with such potential acquisitions, including engaging third-party experts to evaluate such target companies’ databases or information technology, and enhancing the communication and evaluation of due diligence results, as appropriate.

•

We are enhancing our procedures related to the risk assessment, evaluation and completeness and accuracy of our internal reporting processes with respect to newly acquired businesses, including with respect to the completeness and accuracy of reports used to verify the satisfaction of performance obligations under client contracts and the accuracy of recognized revenues.

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We are designing, enhancing and implementing procedures and policies to promote timely and proper risk assessment, investigation, resolution, communication and disclosure of any whistleblower complaints or reported allegations of accounting or other misconduct.

In addition, we are designing and implementing various controls, including additional policies, procedures and training, to enhance our disclosure committee process and communication of pertinent information to the appropriate parties in connection with the issuance or reissuance of our consolidated financial statements.

While we are designing and implementing measures to remediate our existing material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate any of the deficiencies in our internal control over financial reporting or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. We are required to assess the effectiveness of our internal control over financial reporting, and engage our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Further, any businesses that become subsidiaries of our consolidated company, and any other acquired businesses that become part of our consolidated company, will need to comply with the Sarbanes-Oxley Act and the rules and regulations subsequently implemented by the Securities and Exchange Commission, or the SEC. We will need to ensure that any consolidated company establishes and maintains effective disclosure controls as well as internal controls and procedures for financial reporting.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures, or controls, may cause our financial statements to be inaccurate, or cause delays in the preparation and finalization of our financial statements in a timely manner. In addition, even if we were to conclude, and our independent registered public accountants were to concur, that our internal control over financial reporting provided reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Any of these issues, in turn, could have a material adverse impact on trading prices for our securities, and could adversely affect our ability to access the capital markets.

If we are unable to identify attractive acquisition targets, acquire them at attractive prices or successfully integrate the acquired businesses, we may be unsuccessful in growing our business.

A significant portion of our growth has been as a result of our acquisition of complementary businesses that grow our service offerings, expand our geographic reach and strengthen valuable relationships with clients. However, there can be no assurance that we will find attractive acquisition targets, that we will acquire them at attractive prices, that we will succeed at effectively managing the integration of acquired businesses into our existing operations or that such acquired businesses or technologies will be well received by our clients, potential clients or our investors. We could also encounter higher-than-expected earn-out payments, unforeseen transaction- and integration-related costs or delays or other circumstances such as disputes with or the loss of key or other personnel from acquired businesses, challenges or delays in integrating systems or technology of acquired businesses, a deterioration in our associate and client relationships, harm to our reputation with clients, interruptions in our business activities or unforeseen or higher-than-expected inherited liabilities. Many of these potential circumstances are outside of our control and any of them could result in increased costs, decreased revenue, decreased synergies or the diversion of management time and attention.

In order for us to continue to grow our business through acquisitions we will need to identify appropriate acquisition opportunities and acquire them at attractive prices. We may choose to pay cash, incur debt or issue equity securities to pay for any such acquisition. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations. The sale of equity to finance any such acquisition could result in dilution to our stockholders.

An inability to hire, timely train and retain talented individuals for our workforce could slow our growth and adversely impact our ability to operate our business.

Our ability to meet our workforce needs, while controlling wage- and associate-related costs, is subject to numerous external factors, including the availability of talented persons in the workforce in the local markets in which we operate, prevailing unemployment rates and competitive wage rates in such markets. We may find that there is an insufficient number of qualified individuals to fill our associate positions with the qualifications we seek. Competition in these communities for qualified staff could require us to pay higher wages and provide greater benefits, especially if there is significant improvement in regional or national economic conditions. We must also train and, in some circumstances, certify these associates under our policies and practices and any applicable legal requirements. Any inability to hire, timely train or retain talented individuals may result in higher turnover and increased labor costs, and could compromise the quality of our service, all of which could adversely affect our business.

Our corporate culture has contributed to our success and, if we are unable to maintain it as we evolve, our business, operating results and financial condition could be harmed.

We believe our corporate culture has been a significant factor in our success. However, as our company evolves, including through acquisitions and the impacts of the COVID-19 pandemic, including working remotely and reductions in workforce, it may be difficult to maintain our culture, which could reduce our ability to innovate and operate effectively. The failure to maintain the key aspects of our culture as our organization evolves could result in decreased employee satisfaction, increased difficulty in attracting top talent, increased turnover and could compromise the quality of our client service, all of which are important to our success and to the effective execution of our business strategy. If we are unable to maintain our corporate culture as we evolve and execute our growth strategies, our business, operating results and financial condition could be harmed.

Our substantial indebtedness could adversely affect our financial health, restrict our activities, and affect our ability to meet our obligations.

We have a significant amount of indebtedness, and we will continue to have a significant amount of indebtedness following the Closing. As of June 30, 2020, we had total indebtedness of $3.3 billion, excluding debt issuance costs, with an additional $82.3 million of availability under our Revolving Credit Facility. Of our total indebtedness at June 30, 2020, $2.4 billion matures in 2021, $760.0 million matures in 2022, and the remaining balance is payable in periodic installments of $6.5 million each quarter plus interest through 2020. On a pro forma basis, after giving effect to the Transactions and assuming no borrowings in order to satisfy the Minimum Cash Condition following any redemptions by Conyers Park’s public stockholders in connection with the Merger, as of June 30, 2020, we would have had total indebtedness of $2.1 billion, excluding debt issuance costs, with an additional $400.0 million of availability under our New Revolving Credit Facility.

The terms of our debt facilities contain, and the New Senior Secured Credit Facilities will contain, customary covenants that restrict us from taking certain actions, such as incurring additional debt, permitting liens on pledged assets, making investments, making distributions to equity holders, prepaying junior debt, engaging in mergers or restructurings, and selling assets, among other things, which may restrict our ability to successfully execute on our business plan. For a more complete description of the covenants and material terms of the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Revolving Credit Facility, please see “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Description of Credit Facilities” in this proxy statement.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur additional indebtedness, which could increase the risks associated with our indebtedness.

We and our subsidiaries may be able to incur additional indebtedness in the future because the terms of our indebtedness do not, and the terms of the New Senior Secured Credit Facilities will not, fully prohibit us or our subsidiaries from doing so. Subject to covenant compliance and certain conditions, as of June 30, 2020, our indebtedness would have permitted additional borrowing, including additional borrowing up to $82.3 million under our Revolving Credit Facility, and, on a pro forma basis, after giving effect to the Transactions and assuming no borrowings in order to satisfy the Minimum Cash Condition following any redemptions by Conyers Park’s public stockholders in connection with the Merger, the New Revolving Credit Facility would have permitted additional borrowings of up to $400.0 million. In addition, we and our subsidiaries have, and will have, the ability to incur additional indebtedness as incremental facilities under our Credit Facilities and the New Senior Secured Credit Facilities. If new debt is added to our current debt levels and our subsidiaries’ current debt levels, the related risks that we and they now face could increase.

Failure to maintain our credit ratings could adversely affect our liquidity, capital position, ability to hedge certain financial risks, borrowing costs, and access to capital markets.

Our credit risk is evaluated by the major independent rating agencies, and such agencies have in the past downgraded, and could in the future downgrade, our ratings. Our credit rating may impact the interest rates on any future indebtedness. We cannot assure you that we will be able to maintain our current credit ratings, and any additional, actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, may have a negative impact on our liquidity, capital position, ability to hedge certain financial risks, and access to capital markets.

Acquiring new clients and retaining existing clients depends on our ability to avoid or manage business conflicts among competing brands.

Our ability to acquire new clients and to retain existing clients, whether by expansion of our own operations or by an acquired business may in some cases be limited by the other parties’ perceptions of, or policies concerning, perceived competitive conflicts arising from our other relationships. Some of our contracts expressly restrict our ability to represent competitors of the counterparty. These perceived competitive conflicts may also become more challenging to avoid or manage as a result of continued consolidation in consumer goods and retail industries and our own acquisitions. If we are unable to avoid or manage business conflicts among competing manufacturers and retailers, we may be unable to acquire new clients or be forced to terminate existing client relationships, and in either case, our business and results of operations may be adversely affected.

We may encounter significant difficulties integrating acquired businesses.

The combination of any businesses is a complex, costly and time-consuming process. As a result, we have devoted, and will continue to devote, significant management attention and resources to integrating acquired businesses. The failure to meet the challenges involved in integrating two businesses and to realize the anticipated benefits of any acquisition could cause an interruption of, or a loss of momentum in, the activities of our combined business and could adversely affect our results of operations. The difficulties of combining acquired operations with our own include, among others:

•	the diversion of management attention to integration matters;

•	difficulties in integrating functional roles, processes and systems, including accounting systems;

•	challenges in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures between the two companies;

•	difficulties in assimilating, attracting and retaining key personnel;

•	challenges in keeping existing clients and obtaining new clients;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the transaction;

•	difficulties in managing the expanded operations of a significantly larger and more complex business;

•	contingent liabilities, including contingent tax liabilities or litigation, that may be larger than expected; and

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potential unknown liabilities, adverse consequences or unforeseen increased expenses associated with an acquisition, including possible adverse tax consequences to the combined business pursuant to changes in applicable tax laws or regulations.

Many of these factors are outside of our control, and any one of them could result in increased costs, decreased expected revenues and diversion of management time and energy, which could adversely impact our business and results of operations. These difficulties have been enhanced further during the COVID-19 pandemic, which has increased the challenges related to successfully integrating our new acquisitions as a result of our office closures and work-from home policies, which may hinder assimilation of key personnel.

If we are not able to successfully integrate an acquisition, if we incur significantly greater costs related to the expected synergies than we anticipate or if activities related to the expected synergies have unintended consequences, our operating performance and financial results could be adversely affected.

Limitations, restrictions and business decisions involving our joint ventures and minority investments may adversely affect our growth and results of operations.

We have made substantial investments in joint ventures and minority investments and may use these and other similar methods to expand our service offerings and geographical coverage in the future. These arrangements typically involve other business services companies as partners that may be competitors of ours in certain markets. Joint venture agreements may place limitations or restrictions on our services. As part of our joint venture with, and investments in Smollan, we are restricted under certain circumstances from making direct acquisitions and otherwise expanding our service offerings into markets outside of North America and Europe. As a result of the Daymon Acquisition, pursuant to the terms of our arrangements with Smollan and our joint venture, Smollan and our joint venture may elect to purchase from us, and have purchased, certain Daymon business units that operate outside of North America. If Smollan or our joint venture do not elect to purchase those business units, we may, under certain circumstances, elect to retain, sell or discontinue those business units. The limitations and restrictions tied to our joint venture and minority investments limit our potential business opportunities and reduce the economic opportunity for certain prospective international investments and operations. Additionally, though we control our joint ventures, we may rely upon our equity partners or local management for operational and compliance matters associated with our joint ventures or minority investments. Moreover, our other equity partners and minority investments may have business interests, strategies or goals that are inconsistent with ours. Business decisions, including actions or omissions, of a joint venture or other equity partner or management for a business unit may adversely affect the value of our investment, result in litigation or regulatory action against us or adversely affect our growth and results of operations.

Our international operations expose us to risks that could impede growth in the future, and our attempts to grow our business internationally may not be successful.

We continue to explore opportunities in major international markets. International operations expose us to various additional risks that could adversely affect our business, including:

•	costs of customizing services for clients outside of the United States;

•	the burdens of complying with a wide variety of foreign laws;

•	potential difficulty in enforcing contracts;

•	being subject to U.S. laws and regulations governing international operations, including the U.S. Foreign Corrupt Practices Act and sanctions regimes;

•	being subject to foreign anti-bribery laws in the jurisdictions in which we operate, such as the UK Bribery Act;

•	reduced protection for intellectual property rights;

•	increased financial accounting and reporting complexity;

•	exposure to foreign currency exchange rate fluctuations;

•	exposure to local economic conditions;

•	limitations on the repatriation of funds or profits from foreign operations;

•	exposure to local political conditions, including adverse tax policies and civil unrest;

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the risks of a natural disaster, public health crisis (including the occurrence of a contagious disease or illness, such as the coronavirus), an outbreak of war, the escalation of hostilities and acts of terrorism in the jurisdictions in which we operate; and

•	the disparate impact of the COVID-19 pandemic, including the measures taken to mitigate its spread, across various jurisdictions.

Additionally, in many countries outside of the United States, there has not been a historical practice of using third parties to provide sales and marketing services. Accordingly, while it is part of our strategy to expand into international markets, it may be difficult for us to grow our international business units on a timely basis, or at all.

The economic effects of the United Kingdom’s withdrawal from the European Union, or “Brexit,” may affect relationships with existing and future customers and could have an adverse impact on our business and operating results.

The United Kingdom withdrew from the European Union on January 31, 2020, maintaining status quo arrangements through a transition period scheduled to end on December 31, 2020. The transition period will be used to negotiate future trade arrangements between the United Kingdom and the European Union. The consequences of the United Kingdom withdrawing from the European Union and the terms of the future trade agreements and other relationships with the European Union continue to be highly uncertain. Brexit could potentially disrupt the free movement of goods, services and people between the United Kingdom and the European Union, undermine bilateral cooperation in key geographic areas and significantly disrupt trade between the United Kingdom and the European Union or other nations as the United Kingdom pursues independent trade relations. Because this is an unprecedented event, it remains unclear what long-term economic, financial, trade and legal implications Brexit will have and how it will affect the regulation applicable to our business globally and in the region. The impact on us will depend, in part, on the outcome of tariff, trade, regulatory and other negotiations. Any of these developments, along with any political, economic and regulatory changes that may occur, could cause political and economic uncertainty in Europe and internationally and could adversely affect our sales in Europe. The impact on us from Brexit will depend, in part, on the outcome of tariff, trade, regulatory and other negotiations. Furthermore, declines of local currencies of our international customers relative to the U.S. dollar as a result of Brexit, the COVID-19 pandemic or otherwise may impair the purchasing power of our international customers and could cause international buyers to decrease their participation in our marketplaces, and our reported international sales and earnings could be reduced. Finally, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which European Union laws to replace or replicate, and those laws and regulations may be cumbersome, difficult or costly in terms of compliance. In addition, Brexit may lead other European Union member countries to consider referendums regarding their European Union membership. Any of these effects of Brexit, among others, could adversely affect our business, financial condition, operating results and cash flows.

We may be subject to unionization, work stoppages, slowdowns or increased labor costs.

Currently, none of our associates in the United States are represented by a union. However, our associates have the right under the National Labor Relations Act to choose union representation. If all or a significant number of our associates become unionized and the terms of any collective bargaining agreement were significantly different from our current compensation arrangements, it could increase our costs and adversely impact our profitability. Moreover, if a significant number of our associates participate in labor unions it could put us at increased risk of labor strikes and disruption of our operations or adversely affect our growth and results of operations. In December 2019, a union which commonly represents employees in the supermarket industry filed a petition with the National Labor Relations Board to represent approximately 120 employees who work in and around Boston. An election was held, and based on certified results of the election we prevailed in this election. Notwithstanding this successful election, we could face future union organization efforts or elections, which could lead to additional costs, distract management or otherwise harm our business.

If goodwill or other intangible assets in connection with our acquisitions become impaired, we could take significant non-cash charges against earnings.

We have made acquisitions to complement and expand the services we offer and intend to continue to do so when attractive acquisition opportunities exist in the market. As a result of prior acquisitions, including the 2014 Topco Acquisition and the Daymon Acquisition, we have goodwill and intangible assets recorded on our balance sheet of $2.2 billion and $2.5 billion, respectively, as of June 30, 2020, as further described in Note 5 to our condensed consolidated financial statements for the six months ended June 30, 2020. Under current accounting guidelines, we must assess, at least annually, whether the value of goodwill and other intangible assets has been impaired. For example, during the year ended December 31, 2018 and in connection with our annual impairment assessment of goodwill and intangible assets, we recognized non-cash goodwill and non-cash intangible asset impairment charges of $652.0 million and $580.0 million, respectively, in our sales reporting unit due to our revised future year earnings expectations, primarily related to a reduction in revenues in several of our in-store reset and merchandising programs in 2018.

We can make no assurances that we will not record any additional impairment charges in the future. Any future reduction or impairment of the value of goodwill or other intangible assets will similarly result in charges against earnings, which could adversely affect our reported financial results in future periods.

Failures in, or incidents involving, our technology infrastructure could damage our business, reputation and brand and substantially harm our business and results of operations.

Our business is highly dependent on our ability to manage operations and process a large number of transactions on a daily basis. We rely heavily on our operating, payroll, financial, accounting and other data processing systems which require substantial support, maintenance and cost to maintain, and may be subject to disabilities, errors, or other harms. If our data and network infrastructure were to fail, or if we were to suffer an interruption or degradation of services in our data center, third-party cloud, and other infrastructure environments, we could lose important data, which could harm our business. Our facilities, as well as the facilities of third-parties that maintain or have access to our data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. In the event that our or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, our ability to operate may be impaired. A decision to close facilities without adequate notice, or other unanticipated problems, could adversely impact our operations. Any of the aforementioned risks may be augmented if our or any third-party provider’s business continuity and disaster recovery plans prove to be inadequate in preventing the loss of data, service interruptions, disruptions to our operations or damages to important systems or facilities. Our data center, third-party cloud, and managed service provider infrastructure also could be subject to break-ins, cyber-attacks, sabotage, intentional acts of vandalism and other misconduct, from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we experience could result in unauthorized access to, misuse of or unauthorized acquisition of our internal sensitive corporate data, such as financial data, intellectual property, or other competitively sensitive or confidential data. Such unauthorized access, misuse, acquisition, or modification of sensitive data may result in data loss, corruption or alteration, interruptions in our operations or damage to our computer hardware or systems or those of our employees, or customers. We have been the target of cyber-attacks involving the unauthorized breach or attempted breach of our systems. Although we have taken and continue to take steps to enhance our cybersecurity posture, we cannot assure that future cyber incidents will not occur or that our systems will not be targeted or breached in the future. Moreover, negative publicity arising from these types of disruptions could damage our reputation. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. Significant unavailability of our services due to attacks could cause users to cease using our services and materially and adversely affect our business, prospects, financial condition and results of operations.

We use complex software in our technology infrastructure, which we seek to continually update and improve. Replacing such systems is often time-consuming and expensive, and can also be intrusive to daily business operations. Further, we may not always be successful in executing these upgrades and improvements, which may occasionally result in a failure of our systems. We may experience periodic system interruptions from time to time. Any slowdown or failure of our underlying technology infrastructure could harm our business and reputation, which could materially adversely affect our results of operations. Our disaster recovery plan or those of our third-party providers may be inadequate, and our business interruption insurance may not be sufficient to compensate us for the losses that could occur.

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. The information, security and privacy requirements imposed by such governmental laws and regulations relating to privacy, data protection and consumer protection are increasingly demanding, are quickly evolving and are subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations. For example, the State of California adopted the California Consumer Protection Act of 2018 (“CCPA”), which became effective in 2020 and regulates the collection and use of consumers’ data. Compliance with the new obligations imposed by the CCPA depends in part on how particular regulators interpret and apply them. We are also subject to additional international privacy rules, many of which, such as the General Data Privacy Regulation, or GDPR, and national laws supplementing the GDPR, such as in the United Kingdom, are significantly more stringent than those currently enforced in the United States. The GDPR requires companies to meet stringent requirements regarding the handling of personal data of individuals located in the European Economic Area (the “EEA”). In addition, there are mandatory data breach notification requirements. The GDPR also includes significant penalties for noncompliance, which may result in monetary penalties of up to the higher of €20.0 million or 4% of a group’s worldwide turnover for the preceding financial year for the most serious violations. The GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked tick boxes and bundled consents. GDPR, CCPA and other similar laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with, result in negative publicity, increase our operating costs, require significant management time and attention and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices. Our systems may not be able to satisfy these changing requirements and manufacturer, retailer and associate expectations, or may require significant additional investments or time in order to do so.

We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the European e-Privacy Regulation, which is currently in draft form. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States, the EEA and elsewhere may increase our compliance costs and legal liability.

A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other penalties or liabilities or require us to change our operations and/or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

The Take 5 Matter may lead to additional harms, risks and uncertainties for us, including litigation and governmental investigations, a reduction in revenue, a potential deterioration in our relationships or reputation and a loss in investor confidence.

As further described elsewhere in this proxy statement, we restated our previously issued audited consolidated financial statements for the year ended December 31, 2018 based on our determination that revenue during those periods attributable to the Take 5 business had been recognized for services for which performance obligations were not performed on behalf of clients of Take 5 and that inaccurate reports were made to Take 5 clients about those services. See “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Take 5 Matter” and “Information about Advantage — Legal Proceedings.”

As a result of these matters, we may be subject to a number of additional harms, risks and uncertainties, including substantial unanticipated costs for accounting and legal fees in connection with or related to the Restatement, potential lawsuits by clients or other interested parties who claim to have been harmed by the misconduct at Take 5, other costs and fees related to the Take 5 Matter (in excess of the amounts already being offered as refunds), potential governmental investigations arising from the Take 5 Matter, a reduction in our current and anticipated revenue and a potential deterioration in our associate and client relationships or our reputation. In addition, if we do not prevail in any litigation or governmental investigation related to these matters, we could be subject to costs related to such litigation or governmental investigation, including equitable relief, civil monetary damages, treble damages, repayment or criminal penalties, which may not be covered by insurance or may materially increase our insurance costs. We have incurred and will continue to incur additional substantial defense and investigation costs regardless of the outcome of any such litigation or governmental investigation. In addition, there can be no assurance to what degree, if any, we will be able to recover any such costs or damages from the former owners of Take 5 or whether such former owners of Take 5 engaged in further unknown improper activities that may subject us to further costs or damages, including potential reputational harm. Likewise, such events have caused and may cause further diversion of our management’s time and attention. Any adverse outcome related to these matters cannot be predicted at this time, and may materially harm our business, reputation and/or financial condition, or the trading price of our securities.

Our business is seasonal in nature and quarterly operating results can fluctuate.

Our services are seasonal in nature, with the fourth fiscal quarter typically generating a higher proportion of our revenues than other fiscal quarters. Adverse events, such as deteriorating economic conditions, higher unemployment, higher gas prices, public transportation disruptions, public health crises (including the COVID-19 pandemic) or unanticipated adverse weather, could result in lower-than-planned sales during key revenue-producing seasons. For example, frequent or unusually heavy snowfall, ice storms, rainstorms, windstorms or other extreme weather conditions over a prolonged period could make it difficult for consumers to travel to retail stores or foodservice locations. Such events could lead to lower revenues, negatively impacting our financial condition and results of operations.

Our business is competitive, and increased competition could adversely affect our business and results of operations.

The sales, marketing and merchandising services industry is competitive. We face competition from a few other large, national or super-regional agencies as well as many niche and regional agencies. Remaining competitive in this industry requires that we closely monitor and respond to trends in all industry sectors. We cannot assure you that we will be able to anticipate and respond successfully to such trends in a timely manner. Moreover, some of our competitors may choose to sell services competitive to ours at lower prices by accepting lower margins and profitability or may be able to sell services competitive to ours at lower prices due to proprietary ownership of data or technical superiority, which could negatively impact the rates that we can charge. If we are unable to compete successfully, it could have a material adverse effect on our business, financial condition and our results of operations. If certain competitors were to combine into integrated sales, marketing and merchandising services companies, additional sales, marketing and merchandising service companies were to enter the market or existing participants in this industry were to become more competitive, including through technological innovation such as social media and crowdsourcing, it could have a material adverse effect on our business, financial condition or our results of operations.

Our business and financial results may be affected by various litigation and regulatory proceedings.

We are subject to litigation and regulatory proceedings in the normal course of business and could become subject to additional claims in the future. These proceedings have included, and in the future may include, matters involving personnel and employment issues, workers’ compensation, personal and property injury, disputes relating to acquisitions (including contingent consideration), governmental investigations and other proceedings. Some historical and current legal proceedings and future legal proceedings may purport to be brought as class actions on behalf of similarly situated parties including with respect to employment-related matters. We cannot be certain of the ultimate outcomes of any such claims, and resolution of these types of matters against us may result in significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely affect our business or financial results. See “Information about Advantage — Legal Proceedings.”

Damage to our reputation could negatively impact our business and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets and will be critical to our success as we enter new markets. We believe that we have built our reputation on the high quality of our sales and marketing services, our commitment to our clients and our performance-based culture, and we must protect and grow the value of our brand in order for us to continue to be successful. Any incident that erodes client loyalty for our brand could significantly reduce its value and damage our business.

Also, there has been a marked increase in the use of social media platforms and similar devices, including weblogs (blogs), social media websites, Twitter and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information concerning us may be posted on such platforms at any time. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction.

We are subject to many federal, state, local and international laws with which compliance is both costly and complex.

Our business is subject to various, and sometimes complex, laws and regulations, including those that have been or may be implemented in response to the COVID-19 pandemic. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state, local and international governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. These costs could have an adverse impact on our business or results of operations. Moreover, our failure to comply with these laws and regulations, as interpreted and enforced, could lead to fines, penalties or management distraction or otherwise harm our business.

We rely on third parties to provide certain data and services in connection with the provision of our services.

We rely on third parties to provide certain data and services for use in connection with the provision of our services. For example, we contract with third parties to obtain the raw data on retail product sales and inventories. These suppliers of data may impose restrictions on our use of such data, fail to adhere to our quality control standards, increase the price they charge us for this data or refuse altogether to license the data to us. If we are unable to use such third-party data and services or if we are unable to contract with third parties, when necessary, our business, financial condition or our results of operations could be adversely affected. In the event that such data and services are unavailable for our use or the cost of acquiring such data and services increases, our business could be adversely affected.

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trade names, service marks, trademarks, proprietary products and other intellectual property, including our name and logos. We rely on U.S. and foreign trademark, copyright and trade secret laws, as well as license agreements, nondisclosure agreements and confidentiality and other contractual provisions to protect our intellectual property. Nevertheless, our competitors may develop similar business solutions and concepts, and adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and other intellectual property.

The success of our business depends on our continued ability to use our existing trademarks and service marks to increase brand awareness and further develop our brand in both domestic and international markets. We have registered and applied to register our trade names, service marks and trademarks in the United States and foreign jurisdictions. However, the steps we have taken to protect our intellectual property in the United States and in foreign countries may not be adequate, and third parties may misappropriate, dilute, infringe upon or otherwise harm the value of our intellectual property. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as the laws of the United States.

Third parties may also assert that we infringe, misappropriate or otherwise violate their intellectual property, particularly with respect to our digital solutions, and may sue us for intellectual property infringement. Even if we are successful in these proceedings, we may incur substantial costs, and the time and attention of our management and other personnel may be diverted in pursuing these proceedings. If a court finds that we infringe a third party’s intellectual property, we may be required to pay damages or be subject to an injunction. With respect to any third-party intellectual property that we use or wish to use in our business (whether or not asserted against us in litigation), we may not be able to enter into licensing or other arrangements with the owner of such intellectual property at a reasonable cost or on reasonable terms.

Consumer goods manufacturers and retailers, including some of our clients, are subject to extensive governmental regulation and we and they may be subject to enforcement in the event of noncompliance with applicable requirements.

Consumer goods manufacturers and retailers, including some of our clients, are subject to a broad range of federal, state, local and international laws and regulations governing, among other things, the research, development, manufacture, distribution, marketing and post-market reporting of consumer products. These include laws administered by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Department of Agriculture and other federal, state, local and international regulatory authorities. For example, certain of our clients market and sell products containing cannabidiol (“CBD”). CBD products are subject to a number of federal, state, local and international laws and regulations restricting their use in certain categories of products and in certain jurisdictions. In particular, the FDA currently prohibits marketing of food, beverages or dietary supplements that contain CBD. These laws are broad in scope and subject to evolving interpretations, which could require us to incur costs associated with new or modified compliance requirements or require us or our clients to alter or limit our activities, including marketing and promotion, of such products, or to remove them from the market altogether.

If a regulatory authority determines that we or our current or future clients have not complied with the applicable regulatory requirements, our business may be materially impacted and we or our clients could be subject to enforcement actions or loss of business. We cannot predict the nature of any future laws, regulations, interpretations or applications of the laws, nor can we determine what effect additional laws, regulations or administrative policies and procedures, if and when enacted, promulgated and implemented, could have on our business.

We may be subject to claims for products for which we are the vendor of record or may otherwise be in the chain of title.

For certain of our clients’ products, we become the vendor of record to the retailer or otherwise may be in the chain of title. For these products, we could be subject to potential claims for misbranded, adulterated, contaminated, damaged or spoiled products, or could be subject to liability in connection with claims related to infringement of intellectual property, product liability, product recalls or other liabilities arising in connection with the sale or marketing of these products. As a result, we could be subject to claims or lawsuits (including potential class action lawsuits), and we could incur liabilities that are not insured or exceed our insurance coverage or for which the manufacturer of the product does not indemnify us. Even if product claims against us are not successful or fully pursued, these claims could be costly and time consuming and may require our management to spend time defending the claims rather than operating our business.

A product that has been actually or allegedly misbranded, adulterated or damaged or is actually or allegedly defective could result in product withdrawals or recalls, destruction of product inventory, negative publicity and substantial costs of compliance or remediation. Any of these events, including a significant product liability judgment against us, could result in monetary damages and/or a loss of demand for our products, which could have an adverse effect on our business or results of operations.

Our insurance may not provide adequate levels of coverage against claims.

We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Further, insurance may not continue to be available to us on acceptable terms, if at all, and, if available, coverage may not be adequate. If we are unable to obtain insurance at an acceptable cost or on acceptable terms, we could be exposed to significant losses.

We generate revenues and incur expenses throughout the world that are subject to exchange rate fluctuations, and our results of operations may suffer due to currency translations.

Our U.S. operations earn revenues and incur expenses primarily in U.S. dollars, while our international operations earn revenues and incur expenses primarily in Canadian dollars, British pounds or euros. Because of currency exchange rate fluctuations, including possible devaluations, we are subject to currency translation exposure on the results of our operations, in addition to economic exposure. There has been, and may continue to be, volatility in currency exchange rates as a result of the United Kingdom’s withdrawal from the European Union, especially between the U.S. dollar and the British pound. These risks could adversely impact our business or results of operations.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our Credit Facilities are, and borrowings under the New Senior Secured Credit Facilities will be, at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. On a pro forma basis, assuming no other prepayments of our New Term Loan Facility and that our New Revolving Credit Facility is fully drawn (and to the extent that the London Interbank Offered Rate (“LIBOR”) is in excess of the 0.50% and 0.75% floors applicable to our New Revolving Credit Facility and New Term Loan Facility, respectively), each one-eighth percentage point change in interest rates would result in an approximately $2.5 million change in annual interest expense on the indebtedness under our New Senior Secured Credit Facilities. In the future, we may enter into interest rate swaps that involve the exchange of floating- for fixed-rate interest payments in order to reduce interest rate volatility or risk. However, we may not maintain interest rate swaps with respect to any of our variable rate indebtedness, and any swaps we enter into may not fully or effectively mitigate our interest rate risk.

We are subject to risks related to recent proposals for reform regarding LIBOR.

Certain of our financial arrangements, including our Credit Facilities, and the New Senior Secured Credit Facilities are made at, or will be made at, variable rates that use the London Interbank Offered Rate, or LIBOR (or metrics derived from or related to LIBOR), as a benchmark for establishing the interest rate. LIBOR is the subject of recent proposals for reform. On July 27, 2017, the United Kingdom’s Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. These reforms may cause LIBOR to cease to exist, new methods of calculating LIBOR to be established or the establishment of an alternative reference rate(s). These consequences cannot be entirely predicted and could have an adverse impact on the market value for or value of LIBOR-linked securities, loans and other financial obligations or extensions of credit held by or due to us. Changes in market interest rates may influence our financing costs, returns on financial investments and the valuation of derivative contracts and could reduce our earnings and cash flows.

Fluctuations in our tax obligations and effective tax rate and realization of our deferred tax assets may result in volatility of our operating results.

We are subject to taxes by the U.S. federal, state, local and foreign tax authorities, and our tax liabilities will be affected by the allocation of expenses to differing jurisdictions. We record tax expense based on our estimates of future payments, which may include reserves for uncertain tax positions in multiple tax jurisdictions, and valuation allowances related to certain net deferred tax assets. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these matters. We expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowance;

•	tax effects of equity-based compensation;

•	changes in tax laws, regulations or interpretations thereof; or

•	future earnings being lower than anticipated in jurisdictions where we have lower statutory tax rates and higher than anticipated earnings in jurisdictions where we have higher statutory tax rates.

In addition, our effective tax rate in a given financial statement period may be materially impacted by a variety of factors including but not limited to changes in the mix and level of earnings, varying tax rates in the different jurisdictions in which we operate, fluctuations in the valuation allowance, deductibility of certain items or changes to existing accounting rules or regulations. Further, tax legislation may be enacted in the future which could negatively impact our current or future tax structure and effective tax rates. We may be subject to audits of our income, sales and other transaction taxes by U.S. federal, state, local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Following the business combination, we will be controlled by the Advantage Sponsors and the Sponsor, whose economic and other interests in our business may be different from yours.

Upon the consummation of the Transactions, our authorized capital stock will consist of 3,290,000,000 shares of common stock and 10,000,000 shares of preferred stock, and, assuming no redemptions in connection with the business combination, the Advantage Sponsors, Topco and the Sponsor will collectively own 235,000,000 shares, or 71.21%, of our outstanding common stock and we will have no shares of preferred stock issued and outstanding. Subject to applicable law, the Advantage Sponsors, through their direct ownership of our common stock and their ownership of equity interests of Topco, and the Sponsor will be able to exert significant influence in the election of our directors and control actions to be taken by our stockholders, including amendments to the second amended and restated certificate of incorporation and approval of mergers, sales of substantially all of our assets, and other significant corporate transactions. It is possible that the interests of the Advantage Sponsors and the Sponsor may in some circumstances conflict with our interests and the interests of our other stockholders, including you.

Following the business combination, we will be a controlled company within the meaning of the NASDAQ listing requirements and as a result, will qualify for and intend to rely on exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.

Because of the voting power over our company held by the Advantage Sponsors and Sponsor and the voting arrangement between such parties, we will be considered a controlled company for the purposes of the NASDAQ listing requirements. As such, we will be exempt from the corporate governance requirements that our board of directors, compensation committee, and nominating and corporate governance committee meet the standard of independence established by those corporate governance requirements. The independence standards are intended to ensure that directors who meet the independence standards are free of any conflicting interest that could influence their actions as directors.

Following the consummation of the business combination, we intend to utilize these exemptions afforded to a controlled company, though will not be required to do so. To the extent we utilize these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

We will incur increased costs as a result of becoming a public company.

As a public company, we will incur significant legal, accounting, insurance, and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also have incurred and will incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the SEC. The expenses incurred by public companies for reporting and corporate governance purposes generally have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. In estimating these costs, we took into account expenses related to insurance, legal, accounting, and compliance activities, as well as other expenses not currently incurred. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on our board committees, or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, and other regulatory action and potentially civil litigation.

The anti-takeover provisions of the second amended and restated certificate of incorporation and amended and proposed bylaws could prevent or delay a change in control of us, even if such change in control would be beneficial to our stockholders.

Provisions of the second amended and restated certificate of incorporation and amended and proposed bylaws, as well as provisions of Delaware law, could discourage, delay, or prevent a merger, acquisition, or other change in control of us, even if such change in control would be beneficial to our stockholders. These include:

•	authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•	provision for a classified board of directors so that not all members of our board of directors are elected at one time;

•	not permitting the use of cumulative voting for the election of directors;

•	on and after the date on which we cease to be a “controlled company” within the meaning of the NASDAQ listing requirements:

•	permitting the removal of directors only for cause;

•	limiting the ability of stockholders to call special meetings;

•	requiring all stockholder actions to be taken at a meeting of our stockholders; and

•

requiring approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend, or repeal the proposed bylaws or repeal the provisions of the second amended and restated certificate of incorporation regarding the election and removal of directors; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, although we have opted out of Section 203 of the Delaware General Corporation Law, or DGCL, the second amended and restated certificate of incorporation will contain similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, subject to certain exceptions. Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Moreover, the second amended and restated certificate of incorporation provide that Topco and its affiliates (including the Advantage Sponsors) do not constitute “interested stockholders” for purposes of this provision, and thus any business combination transaction between us and Topco and its affiliates would not be subject to the protections otherwise provided by this provision. See “Description of Securities.” Topco and its affiliates are not prohibited from selling a controlling interest in us to a third party and may do so without your approval and without providing for a purchase of your shares of common stock, subject to the lock-up restrictions applicable to Topco. Accordingly, your shares of common stock may be worth less than they would be if Topco and its affiliates did not maintain voting control over us.

For additional information about our relationship with Topco and its affiliates, please see “Certain Relationships and Related Person Transactions” elsewhere in this proxy statement.

The provisions of the second amended and restated certificate of incorporation and amended and proposed bylaws requiring exclusive venue in the Court of Chancery in the State of Delaware or the federal district courts of the United States of America for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

The second amended and restated certificate of incorporation and proposed bylaws would require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the proposed bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware (or the federal district court for the District of Delaware or other state courts of the State of Delaware if the Court of Chancery in the State of Delaware does not have jurisdiction). The second amended and restated certificate of incorporation and the proposed bylaws would also require that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securties laws and the rules and regulations thereunder. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. These provisions would not apply to any suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay cash dividends on our common stock. The declaration, amount and payment of any future dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, capital requirements, and other factors that our board of directors deems relevant. The payment of cash dividends is also restricted under the terms of the agreements governing our debt and our ability to pay dividend may also be restricted by the terms of any future credit agreement or any securities we or our subsidiaries may issue. See “Price Range of Securities and Dividends — Dividend Policy.”

Following the consummation of the business combination, an active, liquid trading market for our common stock and warrants may not develop.

Prior to the consummation of the business combination, there has not been a public market for our common stock. We cannot predict the extent to which investor interest in our company will lead to the development of a trading market on NASDAQ or otherwise following the consummation of the business combination or how active and liquid that market may become. If an active and liquid trading market does not develop, you may have difficulty selling any of our common stock. Among other things, in the absence of a liquid public trading market:

•	you may not be able to liquidate your investment in shares of the Conyers Park Class A common stock;

•	you may not be able to resell your shares of the Conyers Park Class A common stock at or above the price attributed to them in the business combination;

•	the market price of shares of the Conyers Park Class A common stock may experience significant price volatility; and

•	there may be less efficiency in carrying out your purchase and sale orders.

The trading price of our common stock and warrants may be volatile or may decline regardless of our operating performance.

After the consummation of the business combination, the market prices for our common stock and warrants are likely to be volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	quarterly variations in our operating results compared to market expectations;

•	changes in preferences of our clients;

•	announcements of new products or services or significant price reductions;

•	size of our public float;

•	fluctuations in stock market prices and volumes;

•	defaults on our indebtedness;

•	changes in senior management or key personnel;

•	the granting, vesting, or exercise of employee stock options, restricted stock, or other equity rights;

•	the payment of any dividends thereon in shares of our common stock;

•	changes in financial estimates or recommendations by securities analysts;

•	negative earnings or other announcements by us;

•	further downgrades in our credit ratings;

•	material litigation or governmental investigations;

•	issuances of capital stock;

•	global economic, legal, and regulatory factors unrelated to our performance, including the COVID-19 pandemic; or

•	the realization of any risks described in this proxy statement under “Risk Factors.”

In addition, in the past, stockholders have instituted securities class action litigation against companies following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our common stock, the price of our common stock could decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock could be negatively affected. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our common stock could decline. If one or more of these analysts cease to cover our common stock, we could lose visibility in the market for our stock, which in turn could cause our common stock price to decline.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after the consummation of the business combination, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. Certain shares of our common stock will be freely tradable following the consummation of the business combination without restriction under the Securities Act, except for any shares of our common stock that may be held or acquired by our directors, executive officers, and other affiliates, as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available. Topco, the Advantage Sponsors, the Sponsor and members of our management have rights, subject to certain conditions, to require us to file registration statements covering Topco’s shares of our common stock or to include shares in registration statements that we may file for ourselves or other stockholders. See “Certain Relationships and Related Person Transactions — Registration Rights Agreement.” The Subscription Agreements also require that we file one or more registration statements covering the resale of the shares purchased by the PIPE Investors.

Following the expiration of the period covered by, or the waiver of the, lock-up agreement between Topco, the Advantage Sponsors and the Sponsor entered into in connection with the business combination, those parties will have the right to sell or distribute the shares of our common stock they hold. Those shares may be sold in the public market subject to applicable restrictions under the federal securities laws, including the limitations under Rule 144 of the Securities Act (particularly those applicable to our directors, officers, and affiliates, which restrict the manner and volume of shares that may be sold). Those shares may also be sold in registered offerings pursuant to the registration rights described elsewhere in this proxy statement. Any such sales, including sales of a substantial number of shares or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. We may also issue shares of our common stock or securities convertible into our common stock from time to time in connection with financings, acquisitions, investments, or otherwise. Any such issuance could result in ownership dilution to you as a stockholder and cause the trading price of our common stock to decline.

Risks Related to Conyers Park and the Business Combination

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company,” “our business” and similar terms refer to Conyers Park.

The Sponsor and the Insiders have agreed to vote in favor of the business combination, regardless of how Conyers Park’s public stockholders vote.

The Sponsor and the Insiders have agreed to vote any shares of common stock owned by them in favor of the business combination proposal. As of the date of this proxy statement, the Sponsor and the Insiders own shares equal to approximately 20% of Conyers Park’s issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the Sponsor and the Insiders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by the public stockholders.

The Sponsor, certain members of the Conyers Park Board and certain Conyers Park officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement.

When considering the Conyers Park Board’s recommendation that our stockholders vote in favor of the approval of the business combination proposal and the other proposals described in this proxy statement, our stockholders should be aware that the Sponsor and certain directors and officers of Conyers Park have interests in the business combination that may be different from, or in addition to, the interests of our stockholders generally. These interests include:

•	the fact that the Sponsor and the Insiders have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the continued right of the Sponsor to hold Conyers Park Class A common stock and the shares of Conyers Park Class A common stock to be issued to the Sponsor upon exercise of its private placement warrants following the Transactions, subject to certain lock-up periods;

•

if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the completion window, the Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•

the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated within the completion window;

•

the fact that the Sponsor and the Insiders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination within the completion window;

•

the fact that the Sponsor paid an aggregate of approximately $11,000,000 for its 7,333,333 private placement warrants to purchase shares of Conyers Park Class A common stock and that such private placement warrants will expire and be worthless if a business combination is not consummated within the completion window; and

•	the fact that Conyers Park entered into the Stockholders Agreement with the parties named therein, which provides for, among other things, the right to designate directors to the Conyers Park Board

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Advantage, completing a business combination with Advantage and may influence their operation of the post-combination company following the business combination. This risk may become more acute as the deadline of July 22, 2021 for completing an initial business combination nears.

The Conyers Park Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Conyers Park stockholders that they vote “FOR” the proposals presented at the special meeting.

NASDAQ may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock and public warrants are currently listed on NASDAQ and will be listed on NASDAQ upon consummation of the business combination. Our continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that Conyers Park will be able to comply with the continued listing standards of NASDAQ following the business combination. If, after the business combination, NASDAQ delists Conyers Park Common Stock from trading on its exchange for failure to meet the listing standards, Conyers Park’s stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for Conyers Park’s securities;

•	reduced liquidity for Conyers Park’s securities;

•

a determination that Conyers Park Common Stock is a “penny stock,” which would require brokers trading in such securities to adhere to more stringent rules, could adversely impact the value of Conyers Park’s securities and/or possibly result in a reduced level of trading activity in the secondary trading market for Conyers Park’s securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Conyers Park Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination.

The Conyers Park Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Transactions. Accordingly, investors will be relying solely on the judgment of the Conyers Park Board in valuing Advantage’s business, and assuming the risk that the Conyers Park Board may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed business combination or demand redemption of their shares for cash, which could potentially impact Conyers Park’s ability to consummate the business combination.

Future resales of our outstanding shares, including the registration of sales for resale under the Registration Rights Agreement, may cause the market price of our securities to drop significantly, even if our business is doing well.

Conyers Park will have 330,000,000 shares of Class A common stock outstanding immediately following the consummation of the Transactions (assuming that no shares of Conyers Park Class A common stock are redeemed by Conyers Park stockholders) and excluding the Performance Shares, and there may be a large number of shares of Conyers Park Class A common stock sold in the market following the consummation of the business combination, or shortly thereafter.

Conyers Park, Topco and the Advantage Sponsors have entered into the Registration Agreement, pursuant to which, among other things, such stockholders will be entitled to customary registration rights following their respective lock-up periods. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our common stock.

The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event a business combination is not consummated. It has also agreed to pay for any liquidation expenses if a business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Transactions.

If the Transactions or another business combination are not consummated by Conyers Park within the completion window, the Sponsor will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Conyers Park for services rendered or contracted for or products sold to Conyers Park. If Conyers Park consummates a business combination, including the Transactions, on the other hand, Conyers Park will instead be liable for all such claims. Please see the section entitled “Other Information Related to Conyers Park — Liquidation if no Business Combination” for further information. If Conyers Park is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Sponsor has also agreed to advance Conyers Park the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $100,000) and not to seek repayment for such expense.

These obligations of the Sponsor may have influenced the Sponsor’s decision to approve the Transactions and to continue to pursue the business combination. In considering the recommendations of the Conyers Park Board to vote for the business combination proposal and the other proposals described in this proxy statement, Conyers Park’s stockholders should consider these interests.

The exercise of Conyers Park’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transactions may result in a conflict of interest when determining whether such changes to the terms of the Transactions or waivers of conditions are appropriate and in Conyers Park’s stockholders’ best interest.

In the period leading up to the closing of the Transactions, events may occur that, pursuant to the Merger Agreement, would require Conyers Park to agree to amend the Merger Agreement, to consent to certain actions to be taken by Advantage or to waive rights that Conyers Park is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Advantage’s business, a request by Advantage to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Advantage’s business and would entitle Conyers Park to terminate the Merger Agreement. In any of such circumstances, it would be at Conyers Park’s discretion, acting through the Conyers Park Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what such directors believe is best for Conyers Park and what he or they may believe is best for themselves in determining whether or not to take the requested action. As of the date of this proxy statement, Conyers Park does not believe there will be any material changes or waivers that Conyers Park’s directors and officers would be likely to make after the mailing of this proxy statement. To the extent required by law, Conyers Park will circulate a new or amended proxy statement or supplement thereto in the event there are any changes to the terms of the Merger Agreement or the Transactions that would have a material impact on its stockholders are required prior to the vote on the business combination proposal.

If Conyers Park is unable to complete the Transactions or another initial business combination by July 22, 2021 Conyers Park will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Conyers Park Board, dissolving and liquidating. In such event, third parties may bring claims against Conyers Park and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of Conyers Park’s current certificate of incorporation, Conyers Park must complete a business combination before the end of the completion window, or Conyers Park must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Conyers Park Board, dissolving and liquidating. In such event, third parties may bring claims against Conyers Park. Although Conyers Park has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of Conyers Park’s public stockholders. If Conyers Park is unable to complete a business combination within the completion window, the executive officers have agreed they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Conyers Park for services rendered or contracted for or products sold to Conyers Park. However, they may not be able to meet such obligation. Therefore, the per-share distribution amount from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if Conyers Park is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if Conyers Park otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, Conyers Park may not be able to return to its public stockholders at least $10.00 per share.

Conyers Park’s stockholders may be held liable for claims by third parties against Conyers Park to the extent of distributions received by them.

If Conyers Park is unable to complete the Transactions or another business combination within the completion window, Conyers Park will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Conyers Park Board, dissolve and liquidate, subject (in the case of  (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Conyers Park cannot assure you that it will properly assess all claims that may be potentially brought against Conyers Park. As such, Conyers Park’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Conyers Park cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Conyers Park.

If Conyers Park is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Conyers Park’s stockholders. Furthermore, because Conyers Park intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Conyers Park Board may be viewed as having breached their fiduciary duties to Conyers Park’s creditors and/or may have acted in bad faith, and thereby exposing itself and Conyers Park to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Conyers Park cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing Conyers Park stockholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement could have a depressive effect on Conyers Park’s stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Conyers Park or its securities, the Sponsor, directors, officers, advisors or any of their respective affiliates and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Conyers Park Common Stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements may otherwise not be met. Entering into any such arrangements may have a depressive effect on Conyers Park Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than their market value and may therefore be more likely to sell the shares they own, either prior to or immediately after the special meeting.

Conyers Park’s stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of Conyers Park Class A common stock as consideration in the business combination and the PIPE Investment. Having a minority share position may reduce the influence that Conyers Park’s current stockholders have on the management of Conyers Park.

It is anticipated that, upon completion of the business combination, assuming that no shares of Conyers Park Class A common stock are elected to be redeemed by Conyers Park stockholders, the concentration of ownership of Conyers Park immediately following the consummation of the business combination will be as follows:

	No Redemptions		Maximum Redemptions
	Number of Shares	% Ownership	Number of Shares	% Ownership
Ownership of Class A Common Stock
Topco(1)	203,750,000	61.74%	203,750,000	66.37%
Conyers Park existing public stockholders	45,000,000	13.64%	—	0.00%
PIPE Shares — Non-affiliated holders	50,000,000	15.15%	50,000,000	16.29%
PIPE Shares — Advantage Sponsors or their affiliates and Sponsor	20,000,000	6.06%	41,987,300	13.68%
Founder Shares — Sponsor and current Conyers Park directors(2)	11,250,000	3.41%	11,250,000	3.66%

Total shares outstanding(1)(2)(3)	330,000,000	100.00%	306,987,300	100.00%

(1)

Excludes the 5,000,000 Performance Shares to be issued to Topco under the Merger Agreement, which will remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco will not be able to vote or sell such shares.

(2)	Includes 100,000 shares of Class B common stock held by current members of the Conyers Park board of directors.
(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.

Having a minority ownership interest in New Advantage may reduce the influence that Conyers Park’s public stockholders have on the management of Conyers Park.

The Sponsor and the PIPE Investors will beneficially own a significant equity interest in Conyers Park and may take actions that conflict with your interests.

The interests of Sponsor and the PIPE Investors may not align with the interests of Conyers Park and its other stockholders. The Sponsor and the PIPE Investors are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with Conyers Park. The Sponsor and the PIPE Investors, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to Conyers Park’s business and, as a result, those acquisition opportunities may not be available to us. Conyers Park’s second amended and restated certificate of incorporation provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the private placement investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than Conyers Park and its subsidiaries) that are not expressly offered to them in their capacities as directors or officers of Conyers Park. The second amended and restated certificate of incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than Conyers Park and its subsidiaries), do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Conyers Park or any of its subsidiaries.

We may issue additional shares of Conyers Park Class A common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of Conyers Park Class A common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of such additional shares of Conyers Park Class A common stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest in Conyers Park will decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; or

•	the market price of our shares of Conyers Park stock may decline.

We have no operating history and our results of operations and those of New Advantage may differ significantly from the unaudited pro forma financial data included in this proxy statement.

Conyers Park is a blank check company with no operating history or results.

This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of Conyers Park for the year ended December 31, 2019 and the unaudited results of Conyers Park for the six months ended June 30, 2020, with the historical audited results of operations of Advantage for the year ended December 31, 2019 and the unaudited results of Advantage for the six months ended June 30, 2020 respectively, and gives pro forma effect to the Transactions as if they had been consummated on January 1, 2019. The unaudited pro forma condensed combined balance sheet of New Advantage combines the historical balance sheets of Conyers Park as of June 30, 2020 and of Advantage as of June 30, 2020 and gives pro forma effect to the business combination as if it had been consummated on June 30, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of New Advantage. Accordingly, New Advantage business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Advantage’s financial forecasts, which were presented to the Conyers Park Board and are included in this proxy statement, may not prove accurate.

In connection with the Transactions, Conyers Park management presented certain forecasted financial information for Advantage to the Conyers Park Board, which was internally prepared and provided by Advantage, and adjusted by Conyers Park management to take into consideration the consummation of the Transactions (assuming that no shares of Conyers Park Class A common stock are elected to be redeemed by Conyers Park stockholders), as well as certain adjustments that were appropriate in their judgment and experience. The forecasts were based on numerous variables and assumptions known to Advantage and Conyers Park at the time of preparation. Such variables and assumptions are inherently uncertain and many are beyond the control of Advantage or Conyers Park. Important factors that may affect actual results and cause the forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of Advantage (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the competitive environment, changes in technology, general business and economic conditions. Various assumptions underlying the forecasts may prove to not have been, or may no longer be, accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of such forecasts in this proxy statement should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts.

Conyers Park and Advantage have incurred and expect to incur significant costs associated with the business combination. Whether or not the business combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Conyers Park if the business combination is not completed.

Conyers Park and Advantage expect to incur significant costs associated with the business combination. Even if the business combination is not completed, Conyers Park expects to incur approximately $10,000,000 in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Conyers Park if the business combination is not completed.

Even if Conyers Park consummates the business combination, there is no guarantee that the public warrants will ever be “in the money,” and they may expire worthless and the terms of Conyers Park’s warrants may be amended.

The exercise price for Conyers Park public warrants is $11.50 per share of Conyers Park Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

If Conyers Park is unable to complete an initial business combination, Conyers Park’s warrants may expire worthless.

If Conyers Park is unable to complete an initial business combination, Conyers Park’s warrants may expire worthless.

Our ability to successfully effect the business combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of Advantage whom we expect to stay with the post-combination business following the business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to successfully effect the business combination and to be successful thereafter is dependent upon the efforts of our key personnel, including the key personnel of Advantage. Although some key personnel may remain with the post-combination business in senior management or advisory positions following the business combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Advantage’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Advantage’s officers, be it upon or at some point following the consummation of the business combination, could have a material adverse effect on Advantage’s business, financial condition or operating results.

Conyers Park and Advantage will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on Conyers Park and Advantage. These uncertainties may impair our or Advantage’s ability to retain and motivate key personnel and could cause third parties that deal with Advantage or Conyers Park or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or Advantage’s business could be harmed.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

If Conyers Park’s due diligence investigation of the Advantage business was inadequate, then stockholders of Conyers Park following the business combination could lose some or all of their investment.

Even though Conyers Park conducted a due diligence investigation of the Advantage business, Conyers Park cannot be sure that this diligence uncovered all material issues that may be present inside the Advantage business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Advantage business and outside of its control will not later arise.

Following the consummation of the business combination, Conyers Park’s only significant asset will be its ownership interest in the Advantage business and such ownership may not be sufficiently profitable or valuable to enable Conyers Park to pay any dividends on Conyers Park Class A common stock or satisfy Conyers Park’s other financial obligations.

Following the consummation of the business combination, Conyers Park will have no direct operations and no significant assets other than its ownership interest in the Advantage business. Conyers Park will depend on the Advantage business for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company and to pay any dividends with respect to Conyers Park Class A common stock. Obligations under the New Senior Secured Credit Facilities and the covenants under the agreements governing such obligations may limit Conyers Park’s ability to obtain cash from the Advantage business. The earnings from, or other available assets of, the Advantage business may not be sufficient to pay dividends or make distributions or loans to enable Conyers Park to pay any dividends on the common stock or satisfy its other financial obligations.

Please see the sections titled “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations   —   Liquidity and Capital Resources” and “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations   —   Liquidity and Capital Resources” for more information.

Subsequent to the completion of the business combination, Conyers Park may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Conyers Park’s financial condition, results of operations and Conyers Park’s stock price, which could cause you to lose some or all of your investment.

Although Conyers Park has conducted due diligence on the Advantage business, Conyers Park cannot assure you that this diligence will surface all material issues that may be present in such business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Advantage business and outside of Conyers Park’s and Advantage’s control will not later arise. As a result of these factors, Conyers Park may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if Conyers Park’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Conyers Park’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Conyers Park’s liquidity, charges of this nature could contribute to negative market perceptions about Conyers Park or its securities. Accordingly, any of Conyers Park’s stockholders who choose to remain stockholders of Conyers Park following the business combination could suffer a reduction in the value of their shares.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Conyers Park’s securities may decline.

If the benefits of the business combination do not meet the expectations of investors, stockholders or securities analysts, the market price of Conyers Park’s securities following the consummation of the business combination may decline. The market values of Conyers Park’s securities at the time of the business combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which Conyers Park’s stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of Conyers Park’s securities could contribute to the loss of all or part of your investment. Immediately prior to the business combination, there has not been a public market for stock relating to the Advantage business and trading in shares of Conyers Park Class A common stock has not been active. Accordingly, the valuation ascribed to the Advantage business and Conyers Park Class A common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination.

The trading price of the Conyers Park Class A common stock following the business combination may fluctuate substantially and may be lower than its current price. This may be especially true for companies like ours with a small public float. If an active market for Conyers Park’s securities develops and continues, the trading price of Conyers Park’s securities following the business combination could be volatile and subject to wide fluctuations. The trading price of the Conyers Park Class A common stock following the business combination will depend on many factors, including those described in the “Risk Factors” section, many of which are beyond Conyers Park’s control and may not be related to Conyers Park’s operating performance. These fluctuations could cause you to lose all or part of your investment in the Conyers Park Class A common stock since you might be unable to sell your shares at or above the price attributed to them in the business combination. Any of the factors listed below could have a material adverse effect on your investment in Conyers Park’s securities and Conyers Park’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Conyers Park’s securities may not recover and may experience a further decline.

Factors affecting the trading price of Conyers Park securities following the business combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	speculation in the press or investment community;

•	actual or anticipated developments in New Advantage business, competitors’ businesses or the competitive landscape generally;

•	the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Conyers Park or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to ours;

•	changes in laws and regulations affecting New Advantage business;

•	commencement of, or involvement in, litigation involving New Advantage;

•	changes in New Advantage capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of Conyers Park Class A common stock available for public sale;

•	any major change in New Advantage board of directors or management;

•	sales of substantial amounts of Conyers Park Class A common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism; and

•	other risk factors and other matters described or referenced under the sections “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Broad market and industry factors may materially harm the market price of Conyers Park’s securities irrespective of Conyers Park’s operating performance. The stock market in general and the NASDAQ have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Conyers Park’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to Conyers Park’s could depress Conyers Park’s stock price regardless of Conyers Park’s business, prospects, financial conditions or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of the Conyers Park Class A common stock, regardless of Conyers Park’s actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the business combination. A decline in the market price of Conyers Park’s securities also could adversely affect Conyers Park’s ability to issue additional securities and Conyers Park’s ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

Conyers Park’s quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to a variety of factors, some of which are beyond Conyers Park’s control, resulting in a decline in Conyers Park’s stock price.

Conyers Park’s quarterly operating results may fluctuate significantly following the business combination.

Conyers Park’s quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions; and

•	expansion to new markets.

Conyers Park may be unable to obtain additional financing to fund its operations or growth.

Conyers Park may require additional financing to fund its operations or growth. The failure to secure additional financing could have a material adverse effect on the continued development or growth of Conyers Park. None of Conyers Park’s officers, directors or stockholders will be obligated to provide any financing to Conyers Park after the business combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect Conyers Park’s business, investments and results of operations.

Conyers Park will be subject to laws, regulations and rules enacted by national, regional and local governments and the NASDAQ. In particular, Conyers Park will be required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Conyers Park’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on Conyers Park’s business and results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, but we will cease to be an emerging growth company following the Transactions.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take and will continue to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

However, upon consummation of the Transactions, Conyers Park will cease to be an “emerging growth company.”

Risks Related to the Redemption

You must tender your shares of Conyers Park Class A common stock in order to validly seek redemption at the special meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your common stock certificates to Conyers Park’s transfer agent or to deliver your shares of common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of common stock, in each case, by two business days prior to the special meeting. The requirement for physical or electronic delivery by two business days prior to the special meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the business combination.

Conyers Park does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Conyers Park to complete a business combination with which a substantial majority of Conyers Park’s stockholders do not agree.

Conyers Park’s existing charter does not provide a specified maximum redemption threshold, except that Conyers Park will not redeem public shares in an amount that would cause Conyers Park’s net tangible assets to be less than $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act). However, the Merger Agreement provides that Conyers Park’s and Advantage’s respective obligations to consummate the business combination are conditioned on Conyers Park having at least $5,000,001 of net tangible assets as of the closing of the Transactions and the amount of Available Closing Conyers Park Cash being least $1.15 billion as of the closing of the Transactions. As a result, Conyers Park may be able to complete the business combination even though a substantial portion of public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by Conyers Park or the persons described above have been entered into with any such investor or holder. Conyers Park will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or other proposals (as described in this proxy statement) at the special meeting.

In the event that the aggregate cash consideration that Conyers Park would be required to pay for all shares of Conyers Park Class A common stock that are validly submitted for redemption, plus any amount required to satisfy the foregoing cash condition pursuant to the terms of the Merger Agreement, exceeds the aggregate amount of cash available to Conyers Park, Conyers Park may not complete the business combination or redeem any shares, all shares of Conyers Park Class A common stock submitted for redemption will be returned to the holders thereof and Conyers Park may instead search for an alternate business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 10% of the shares of Conyers Park Class A common stock included in the units sold in the Conyers Park IPO unless such stockholder first obtains Conyers Park’s prior consent. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Conyers Park will require each public stockholder seeking to exercise redemption rights to certify to Conyers Park whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Conyers Park at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Conyers Park makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over Conyers Park’s ability to consummate the business combination and you could suffer a material loss on your investment in Conyers Park if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if Conyers Park consummates the business combination. As a result, you will continue to hold that number of shares aggregating to more than 10% of the shares sold in the Conyers Park IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. Conyers Park cannot assure you that the value of such excess shares will appreciate over time following the business combination or that the market price of shares of Conyers Park Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Conyers Park’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, Conyers Park’s stockholders’ ability to vote all of their shares (including such excess shares) for or against the business combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of Conyers Park might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of Conyers Park who wish to redeem their shares of Conyers Park Class A common stock for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Conyers Park Class A common stock for a pro rata portion of the funds held in the trust account.

Stockholders electing to redeem their shares of Conyers Park Class A common stock will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination. Please see the section entitled “Special Meeting of Conyers Park Stockholders — Redemption Rights” of this proxy statement for additional information on how to exercise your redemption rights.

If, despite Conyers Park’s compliance with the proxy rules, a stockholder fails to receive Conyers Park proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Conyers Park Class A common stock. In addition, the proxy materials that Conyers Park is furnishing to holders of public shares of Conyers Park Class A common stock in connection with the business combination describes the various procedures that must be complied with in order to validly redeem public shares of Conyers Park Class A common stock. In the event that a stockholder fails to comply with these procedures, its shares of Conyers Park Class A common stock may not be redeemed.

Risks If the Adjournment Proposal Is Not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the business combination, the Conyers Park Board will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the business combination will not be approved.

The Conyers Park Board is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, Conyers Park is unable to consummate the business combination. If the adjournment proposal is not approved, the Conyers Park Board will not have the ability to adjourn the special meeting to a later date and, therefore, the business combination would not be completed.

SPECIAL MEETING OF CONYERS PARK STOCKHOLDERS

General

Conyers Park is furnishing this proxy statement to Conyers Park’s stockholders as part of the solicitation of proxies by the Conyers Park Board for use at the special meeting of Conyers Park stockholders to be held on October 27, 2020, and at any adjournment or postponement thereof. This proxy statement provides Conyers Park’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held at 10:00 a.m. Eastern Time, on October 27, 2020, at 601 Lexington Avenue, New York, New York 10022.

Purpose of the Conyers Park Special Meeting

At the special meeting, Conyers Park is asking holders of Conyers Park Common Stock to consider and vote upon:

•

a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for additional information;

•

a proposal to approve and adopt the second amended and restated certificate of incorporation of Conyers Park in the form attached hereto as Annex B. See the section entitled “Proposal No. 2 — The Charter Proposal” for additional information;

•

a proposal to vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the second amended and restated certificate of incorporation presented separately in accordance with SEC requirements. See the section entitled “Proposal No. 3 — The Governance Proposal” for additional information;

•

a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. See the section entitled “Proposal No. 4 — The Incentive Plan Proposal” for additional information;

•

a proposal to approve and adopt the Employee Purchase Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. See the section entitled “Proposal No. 5 — The Employee Purchase Plan Proposal”;

•

a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of Conyers Park’s issued and outstanding shares of common stock in connection with the business combination, including, without limitation, the PIPE Investment. See the section entitled “Proposal No. 6 — The NASDAQ Proposal” for additional information; and

•

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal. See the section entitled “Proposal No. 7 — The Adjournment Proposal” for additional information.

Recommendation of the Conyers Park Board

The Conyers Park Board unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR the employee purchase plan proposal, “FOR” the NASDAQ proposal and “FOR” the adjournment proposal, if presented.

When you consider the Conyers Park Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Conyers Park stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Conyers Park Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Conyers Park stockholders that they vote “FOR” the proposals presented at the special meeting.

Record Date; Persons Entitled to Vote

Conyers Park has fixed the close of business on October 6, 2020, as the record date for determining Conyers Park stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were 56,250,000 shares of Conyers Park Common Stock outstanding and entitled to vote. Each share of Conyers Park Common Stock is entitled to one vote per share at the special meeting.

Quorum

The presence at the special meeting by attendance in person or by proxy, of a majority of the voting power of all the outstanding shares of common stock as of the record date entitled to vote constitutes a quorum at the special meeting. Proxies that are marked “ABSTAIN” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

Vote Required

The approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote) the incentive plan proposal, the employee purchase plan proposal, the NASDAQ proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of outstanding shares of Conyers Park Common Stock represented at the special meeting by attendance in person or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal, the NASDAQ proposal and the adjournment proposal will have no effect on such proposals.

The approval of the charter proposal requires the affirmative vote of holders of a majority of Conyers Park’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Effect of Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of each of the business combination proposal, the governance proposal, the incentive plan proposal, the NASDAQ proposal and the adjournment proposal. However, abstentions will count as a vote “AGAINST” the charter proposal.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Voting Your Shares

Each share of Conyers Park Common Stock that you own in your name entitles you to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Conyers Park Common Stock at the special meeting:

•

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the employee purchase plan proposal, “FOR” the NASDAQ proposal and “FOR” the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting in person and vote during the meeting by following the instructions on your proxy card.

However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Conyers Park can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Conyers Park’s Secretary in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote at the special meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Conyers Park Common Stock, you may call Morrow, Conyers Park’s proxy solicitor, at (800) 662-5200 (Toll Free) or Conyers Park at (212) 429-2211.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST” the business combination proposal. Any stockholder holding public shares as of the record date who votes “FOR” or “AGAINST” the business combination proposal may demand that Conyers Park redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $10.08 per share as of October 6, 2020, the record date for the meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, Conyers Park will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to the transfer agent in order to validly redeem his, her or its shares.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 10% of the public shares. Accordingly, all public shares in excess of 10% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using the Depository Trust Company’s DWAC System, to Conyers Park’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then Conyers Park’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Conyers Park will promptly return any shares delivered by public holders. Additionally, if Conyers Park would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, Conyers Park will not be able to consummate the business combination.

The closing price of Conyers Park Class A common stock on October 6, 2020, the record date for the special meeting, was $10.07 per share. The cash held in the trust account on such date was approximately $453,742,623.42 ($10.08 per public share). Prior to exercising redemption rights, stockholders should verify the market price of Conyers Park Class A common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Conyers Park cannot assure its stockholders that they will be able to sell their shares of Conyers Park Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Conyers Park Class A common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to Conyers Park’s transfer agent prior to the vote at the special meeting, and the business combination is consummated.

Appraisal Rights

Neither stockholders, unitholders nor warrant holders of Conyers Park have appraisal rights in connection the business combination under the DGCL.

Proxy Solicitation Costs

Conyers Park is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail. Conyers Park and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Conyers Park will bear the cost of the solicitation.

Conyers Park has hired Morrow to assist in the proxy solicitation process. Conyers Park will pay that firm a fee of $22,500 plus disbursements. Such payment will be made from non-trust account funds.

Conyers Park will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Conyers Park will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Conyers Park’s stockholders are being asked to approve the business combination with Advantage described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. The discussion in this proxy statement of the business combination and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this proxy statement.

You should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement. Please see the subsection entitled “— Certain Agreements Related to the Business Combination — Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement.

We may consummate the business combination only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our outstanding shares of common stock represented at the special meeting by attendance via in person or by proxy and entitled to vote at the special meeting.

General

Structure of the Transactions

Pursuant to the Merger Agreement, a business combination between Conyers Park and Advantage will be effected through the Merger, whereby Merger Sub will merge with and into Advantage with Advantage surviving such merger as a wholly owned subsidiary of Conyers Park.

Merger Consideration

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to Topco, as agent on behalf of Topco’s equityholders, will be equal to the sum of (a) 203,750,000 shares of Conyers Park Class A common stock and (b) the Performance Shares. Please see the summary of the Merger Agreement in the section entitled “— Certain Agreements Related to the Business Combination — Merger Agreement” below.

The Performance Shares remain subject to forfeiture unless and until vesting upon achievement of a market performance condition pursuant to which the Performance Shares will vest, if at all, if the closing price of Conyers’ Class A common stock after the Closing equals or exceeds $12.00 per share (subject to adjustments for any cash or in-kind dividends paid on the Class A common stock) for any period of 20 trading days out of 30 consecutive trading days during the five-year period after the Closing. The Performance Shares will also automatically vest if a qualifying liquidity event occurs in the five-year period after the Closing and the consideration paid to a holder of shares of our Class A common stock in connection with such event is greater than $12.00 per share (subject to adjustment for any cash or in-kind dividend paid on the Class A common stock). A “qualifying liquidity event” means: (i) the consummation of any transaction that results in any person or group (other than Topco or its equityholders) becoming the record or beneficial owner of more than 50% of the combined voting power of the voting securities of New Advantage; (ii) the consummation of a sale or disposition by New Advantage of all or substantially all of New Advantage’s assets; (iii) New Advantage’s stockholders approve a plan of complete liquidation or dissolution of Acquiror; or (iv) the consummation of any transaction described in the foregoing clauses (i), (ii), or (iii) following which the voting securities of New Acquiror outstanding immediately prior thereto are no longer traded on a national securities exchange or registered under Section 12(b) or (g) of the Exchange Act.

Impact of the Business Combination on Conyers Park’s Public Float

It is anticipated that, upon completion of the business combination: (i) Conyers Park’s public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.64% in New Advantage;

(ii) the PIPE Investors will own approximately 21.21% of New Advantage; (iii) the Sponsor and current Conyers Park directors will own approximately 3.41% of New Advantage; and (iv) Topco (excluding any shares purchased by Topco equityholders in the PIPE Investment and any Performance Shares) will own approximately 61.74% of New Advantage. These levels of ownership interest: (a) exclude the impact of the shares of Conyers Park Class A common stock underlying warrants, (b) assume that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account, (c) assume that no shares are issued pursuant to the Incentive Plan and (d) assume that no shares are issued pursuant to the Employee Purchase Plan.

The Minimum Cash Condition under the Merger Agreement may still be satisfied even in the event holders of all of Conyers Park’s public shares exercise their redemption rights in connection with the business combination. In the event of redemptions, the Minimum Cash Condition could still be satisfied using a combination of up to $100.0 million in additional borrowings under the New Revolving Credit Facility, Advantage Available Cash and up to an additional $250.0 million of Class A common stock purchased by certain of the Advantage Sponsors or their affiliates and the Sponsor in the PIPE Investment. Assuming the redemption of all of Conyers Park’s public shares, $100.0 million borrowed under the New Revolving Credit Facility, Advantage Available Cash of $125.0 million and an additional $219.9 million of Class A common stock purchased by certain of the Advantage Sponsors or their affiliates and the Sponsor in the PIPE Investment, upon completion of the business combination: (i) Conyers Park’s public stockholders (other than the PIPE Investors) would own none of New Advantage; (ii) the PIPE Investors will own approximately 29.97% of New Advantage; (iii) the Sponsor will own approximately 3.66% of New Advantage; and (iv) Topco (excluding any shares purchased by Topco equity holders in the PIPE Investment and any Performance Shares) will own approximately 66.37% of New Advantage. For more information, please see the section titled“ Unaudited Pro Forma Condensed Combined Financial Information.”

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “Proposal No. 4 — The Incentive Plan Proposal” and “Proposal No. 5—The Employee Purchase Plan Proposal.”

The following table illustrates varying ownership levels in New Advantage, assuming no redemptions by Conyers Park’s public stockholders and the maximum redemptions by Conyers Park’s public stockholders:

	No Redemptions		Maximum Redemptions
	Number of Shares	% Ownership	Number of Shares	% Ownership
Ownership of Class A Common Stock
Topco(1)	203,750,000	61.74%	203,750,000	66.37%
Conyers Park existing public stockholders	45,000,000	13.64%	—	0.00%
PIPE Shares — Non-affiliated holders	50,000,000	15.15%	50,000,000	16.29%
PIPE Shares — Advantage Sponsors or their affiliates and Sponsor	20,000,000	6.06%	41,987,300	13.68%
Founder Shares — Sponsor and current Conyers Park directors(2)	11,250,000	3.41%	11,250,000	3.66%

Total shares outstanding(1)(2)(3)	330,000,000	100.00%	306,987,300	100.00%

(1)

Excludes the 5,000,000 Performance Shares to be issued to Topco under the Merger Agreement, which will remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco will not be able to vote or sell such shares.

(2)	Includes 100,000 shares of Class B common stock held by current members of the Conyers Park board of directors.

(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.

These levels of ownership interest (i) exclude the impact of the shares of Conyers Park Class A common stock underlying the warrants and (ii) assume, in the no redemption scenario, that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account.

Certain Agreements Related to the Business Combination

Merger Agreement

The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. All stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the business combination.

Closing and Effective Time of the Transactions

The closing of the Transactions will take place promptly following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to Closing of the Transactions,” unless Conyers Park and Advantage agree in writing to another time or unless the Merger Agreement is terminated. The Transactions are expected to be consummated promptly after the approval of Conyers Park’s stockholders at a special meeting of such stockholders described in this proxy statement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Advantage relating, among other things, to:

•	corporate organization;

•	subsidiaries;

•	the authorization, performance and enforceability of the Merger Agreement and Transaction Agreements;

•	no conflict;

•	consent, approval or authorization of governmental authorities;

•	current capitalization;

•	capitalization of subsidiaries;

•	financial statements;

•	absence of undisclosed liabilities;

•	litigation and proceedings;

•	compliance with laws;

•	contracts and absence of defaults;

•	benefit plans;

•	labor matters;

•	taxes;

•	insurance;

•	permits;

•	machinery, equipment and other tangible property;

•	real property;

•	intellectual property and IT security;

•	environmental matters;

•	absence of material adverse effect and certain changes;

•	brokers’ fees;

•	related party transactions;

•	this proxy statement;

•	international trade and anti-corruption; and

•	financing.

The Merger Agreement contains representations and warranties of Conyers Park and Merger Sub relating, among other things, to:

•	corporate organization;

•	the authorization, performance and enforceability of the Merger Agreement and Transaction Agreements;

•	no conflict;

•	litigation and proceedings;

•	consent, approval or authorization of governmental authorities;

•	financial ability and trust account;

•	brokers’ fees;

•	SEC reports, financial statements and Sarbanes-Oxley Act;

•	absence of undisclosed liabilities;

•	business activities;

•	tax matters;

•	capitalization;

•	NASDAQ listing;

•	PIPE Investment;

•	related party transactions;

•	this proxy statement;

•	Sponsor Agreement; and

•	Investment Company Act of 1940.

Covenants

Advantage and Conyers Park have agreed that, unless otherwise expressly required by the Merger Agreement, required by law or in connection with certain COVID-19 response measures, and subject to certain disclosed exceptions, neither Advantage nor its subsidiaries will take, among others, the following actions during the interim period between signing of the Merger Agreement and closing of the Transactions without the prior written consent of Conyers Park (which consent will not be unreasonably conditioned, withheld or delayed, except in certain cases as described in the Merger Agreement as to which Advantage’s consent may be granted or withheld in its sole discretion):

•	change or amend its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents;

•

make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly owned subsidiary of Advantage to Advantage or any other wholly owned subsidiaries of Advantage; and other than any dividends or distributions required under the organizational documents of any joint venture of any of the subsidiaries of Advantage;

•

enter into, materially amend, materially modify, waive any material right under, or terminate or fail to renew any material contracts, any lease or collective bargaining or similar agreement of Advantage or any of its subsidiaries (other than entry into such agreements in the ordinary course of business);

•

issue, deliver, sell, transfer, pledge, dispose of or place any lien (other than permitted liens on equity securities of subsidiaries of Advantage) on any shares of capital stock or any other equity or voting securities of Advantage or any of its subsidiaries;

•

(i) cancel or compromise any claim or indebtedness owed to Advantage or any of its subsidiaries or (ii) settle any pending or threatened action or proceeding if such settlement would require (a) payment by Advantage in an amount greater than $5,000,000 or (b) an admission of criminal wrongdoing;

•

except as otherwise required by law or the terms of any existing company benefit plan, policy or contract of Advantage or its subsidiaries as in effect as on the date of the Merger Agreement, (i) increase or decrease the compensation or benefits of any current or former Key Employee (as defined in the Merger Agreement), (ii) pay or promise to pay, fund any new, enter into or make any grant of any severance, change in control, transaction bonus, equity or equity-based, retention or termination payment or arrangement to any employee of Advantage or any of its subsidiaries, (iii) make any change in the key management structure of Advantage or any of its subsidiaries, including the hiring of additional officers or the termination of existing officers (other than for cause), (iv) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or service provider of Advantage or any of its subsidiaries with an annual compensation of $500,000 or greater, (v) take any action to accelerate any payments or benefits, or the funding of any payments or benefits, payable or to become payable to any employees of Advantage or any of its subsidiaries or (vi) establish, adopt, enter into, amend or terminate any company benefit plan or any plan, agreement, program, policy, trust, fund, contract or other arrangement that would be a company benefit plan if it were in existence as of the date of Merger Agreement;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor with respect to any Key Employee (as defined in the Merger Agreement);

•

implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions that would trigger the WARN Act (as defined in the Merger Agreement);

•

(i) negotiate, modify, extend, or enter into any collective bargaining agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Advantage or any of its subsidiaries, in each case of (i) and (ii), in respect of employees located in the United States or employees, where not prohibited by law, located outside of the United States;

•

directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or person or division thereof other than in the ordinary course of business;

•

make any loans or advance any money or other property to any third party, except for (a) advances in the ordinary course of business to employees or officers of Advantage or any of its subsidiaries for expenses not to exceed $50,000 individually or $250,000 in the aggregate (b) prepayments and deposits paid in the ordinary course of business to suppliers of Advantage and its subsidiaries, (c) trade credit extended to customers of Advantage or any of its subsidiaries in the ordinary course of business and (d) advances to wholly-owned subsidiaries of Advantage;

•	redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any equity interests (convertible or otherwise) of Advantage or any of its subsidiaries;

•	adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any equity interests or securities of Advantage or any of its subsidiaries;

•	make any material change in accounting principles or methods of accounting, other than as may be required by GAAP;

•

adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Advantage or any of its subsidiaries (other than the transactions contemplated by the Merger Agreement);

•	issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or voting securities of Advantage;

•

subject to certain exceptions, sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to or grant any lien on, or otherwise dispose of, any material assets, rights or properties;

•

make, change or revoke any material tax election, adopt, change or revoke any material accounting method with respect to taxes, file any amended material tax return, settle or compromise any material tax liability, enter into any material closing agreement with respect to any tax, surrender any right to claim a material refund of taxes, in each case, if such action would be reasonably expected to materially increase the present or future tax liability of Conyers Park, Advantage or any of its subsidiaries;

•

(i) other than under and in accordance with the Debt Financing and subject to certain exceptions, incur, create or assume any indebtedness for borrowed money in excess of $20,000,000, (ii) modify, in any material respect, the terms of any indebtedness or (iii) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for indebtedness;

•

fail to maintain in full force and effect material insurance policies covering Advantage and its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;

•

enter into any contract or amend in any material respect any existing contract with Topco or any person that is, to the knowledge of Advantage, an affiliate of Topco, an affiliate of any equityholder of Topco, or an affiliate of Advantage or its subsidiaries (excluding (i) ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses in respect of members or stockholders who are officers or directors of Advantage or its subsidiaries in their capacity as an officer or director and (ii) contracts with portfolio companies affiliated with any equityholder of Topco entered into on arm’s length terms in the ordinary course of business;

•

other than in the ordinary course of business, (i) enter into any agreement that materially restricts the ability of Advantage or its subsidiaries to engage or compete in any line of business, (ii) enter into any agreement that materially restricts the ability of Advantage or its subsidiaries to enter into a new line of business or (iii) enter into any new line of business;

•

make any capital expenditures that exceed $10,000,000 in the aggregate other than as consistent with Advantage’s annual capital expenditures budget for periods following the date of the Merger Agreement;

•	accelerate any annual or other bonuses ahead of the date on which such bonuses would have been paid in the ordinary course of business for fiscal year 2020;

•

enter into any Contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement; or

•	enter into any contract, or otherwise become obligated, to do any of the foregoing.

Advantage and Conyers Park have agreed that, unless otherwise required under the Merger Agreement or by applicable law (including COVID-19 measures), and subject to certain disclosed exceptions, neither Conyers Park nor its subsidiaries will take the following actions, among others, during the interim period between signing of the Merger Agreement and closing of the Transactions, without the prior written consent of Advantage (which consent will not be unreasonably conditioned, withheld or delayed, except in certain cases as described in the Merger Agreement as to which Conyers’ consent may be granted or withheld in its sole discretion):

•	change, modify or amend Conyers Park’s trust agreement or organizational documents or the organizational documents of the Merger Sub;

•	declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Conyers Park;

•	split, combine or reclassify any capital stock of, or other equity interests in, Conyers Park;

•

other than in connection with the Acquiror Stockholder Redemption (as defined in the Merger Agreement) or as otherwise required by Conyers Park’s organizational documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Conyers Park;

•

make, change or revoke any material tax election, adopt, change or revoke any material accounting method with respect to taxes, file any material amended tax return, settle or compromise any material tax liability, enter into any material closing agreement with respect to any tax, surrender any right to claim a material refund of taxes, in each case, if such action would be reasonably expected to materially increase the present or future tax liability of Conyers Park, Advantage or any of its subsidiaries;

•

enter into, renew or amend in any material respect, any transaction or contract with an affiliate of Conyers Park (including (i) the Sponsors (as defined in the Merger Agreement) or anyone related by blood, marriage or adoption to any Sponsor and (ii) any person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

•

with certain exceptions, waive, release, compromise, settle or satisfy any pending or threatened material claim, action or proceeding or compromise or settle any liability, in each case, other than compromises or settlements in an aggregate amount not greater than $500,000;

•	incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness other than the Debt Financing;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Conyers Park or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than the (i) issuance of Conyers Park Class A common stock in exchange for Conyers Park Class B common stock, (ii) issuance of Conyers Park Class A common stock in connection with the exercise of any Conyers Park warrants outstanding on the date of the Merger Agreement, or (iii) issuance of Conyers Park Class A common stock at not less than $10 per share in connection with the transactions contemplated by the Subscription Agreements; or

•

amend, modify or waive any of the terms or rights set forth in any Conyers Park warrant or applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein.

The Merger Agreement also contains additional covenants of the parties, including, among other things, covenants providing for:

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Conyers Park to take all actions and do all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions, including the satisfaction of the closing conditions, as described in the section entitled “Conditions to the Closing of the Transactions”, and using reasonable best efforts to consummate the PIPE Investment on the terms and conditions set forth in the Subscription Agreements;

•	compliance with the notification and reporting requirements under the HSR Act;

•	the parties to prepare and file this proxy statement and to solicit proxies from Conyers Park stockholders to vote on the proposals that will be presented for consideration at the special meeting;

•	mutual exclusivity during the interim period between signing of the Merger Agreement and closing of the Transactions;

•	each party to take certain actions to effect the intended tax treatment of the Transactions;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

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each party to cooperate following the Closing, including executing additional documents and taking additional actions, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by the Transactions;

•	the parties to use reasonable best efforts to consummate the Debt Financing and related transactions; and

•	customary indemnification of, and provision of insurance with respect to, former and current officers and directors of Conyers Park and Advantage and each of their respective subsidiaries.

Conditions to Closing of the Transactions

General Conditions

Consummation of the Transactions is conditioned on the approval of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal, as described in this proxy statement.

In addition, the consummation of the Transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•	the early termination or expiration of the waiting period under the HSR Act;

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no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, and no statute, rule or regulation that is in effect and enjoins, prohibits or makes illegal the consummation of the Transactions;

•	Conyers Park having at least $5,000,001 of net tangible assets immediately after the closing of the Transactions contemplated by the Merger Agreement (including the PIPE Investment);

•	there being at least $1.15 billion in Available Closing Conyers Park Cash; and

•	the consummation of the Debt Financing prior to or concurrently with the closing.

Conyers Park’s Conditions to Closing

The obligations of Conyers Park and Merger Sub to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	the accuracy of the representations and warranties of Advantage (subject to customary bring-down standards); and

•	the covenants of Advantage and Topco having been performed in all material respects;

•	the occurrence of no Material Adverse Effect (as defined in the Merger Agreement); and

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the delivery by Advantage to Conyers Park of a certificate with respect to the truth and accuracy of such party’s representations and warranties as of the Closing, as well as the performance by such party of the covenants and agreements contained in the Merger Agreement required to be complied with by such party prior to the Closing.

Advantage’s Conditions to Closing

The obligations of Advantage to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	the accuracy of the representations and warranties of Conyers Park and Merger Sub (subject to customary bring-down standards);

•	the covenants of Conyers Park and Merger Sub having been performed in all material respects;

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the delivery by Conyers Park to Advantage of a certificate with respect to the truth and accuracy of Conyers Park’s and Merger Subs’ representations and warranties as of the Closing, as well as the performance by such party of the covenants and agreements contained in the Merger Agreement required to be complied with by such party prior to the Closing; and

•	the covenants of the Sponsor required under the Sponsor Agreement having been performed in all material respects.

Waiver

At any time prior to the closing of the Transactions, Conyers Park and Advantage may waive in writing any of its rights or conditions in its favor under the Merger Agreement; provided, that certain provisions may not be waived or otherwise modified in any manner that impacts or is otherwise adverse in any respect to the Debt Financing without the prior written consent of the Debt Commitment Parties (as defined in the section entitled “Financing the Merger”).

Termination

The Merger Agreement may be terminated and the Transactions abandoned, but not later than the closing of the Transactions, as follows:

•	by mutual written consent of Conyers Park and Advantage;

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by either Conyers Park or Advantage if a final, non-appealable governmental order or a statute, rule or regulation permanently restrains, enjoins, makes illegal or otherwise prohibits consummation of the Merger;

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by either Conyers Park or Advantage if the Transactions are not consummated on or before March 7, 2021 (the “Termination Date”), provided that the right to terminate the Merger Agreement on the Termination Date will not be available to any party whose breach of any provision of the Merger Agreement is the primary cause of, or primarily resulted in, the failure of the closing of the Transactions to occur on or before the Termination Date;

•

by either Conyers Park or Advantage if Conyers Park stockholder approval is not obtained at the special meeting (or at a meeting following any adjournment or postponement thereof), provided that Conyers Park is not entitled to terminate on these grounds if, at the time of such termination, Conyers Park is in breach of certain obligations with respect to this proxy statement and the stockholders’ meeting and such breach is the primary cause of the failure to obtain the required stockholder approval;

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by Conyers Park, if Advantage or Topco has breached or failed to perform any of its respective covenants, representations, warranties or other agreements contained in the Merger Agreement which breach or failure to perform (i) would result in the failure of a condition to closing of the Transactions to be satisfied and (ii) is not capable of being cured by the Termination Date, or, if curable, is not cured by Advantage or Topco, as applicable, before the earlier of (a) the fifth business day immediately prior to the Termination Date and (b) the thirtieth day following receipt of written notice from Conyers Park of such breach or failure to perform; provided, that Conyers Park shall not have the right to terminate the Merger Agreement if it is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in the failure of a condition to closing of the Transactions to be satisfied if the closing of the Transactions was scheduled to occur;

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by Advantage, if Conyers Park or Merger Sub has breached or failed to perform any of its respective covenants, representations, warranties or other agreements contained in the Merger Agreement which breach or failure to perform (i) would result in the failure of a condition to closing of the Transactions to be satisfied and (ii) is not capable of being cured by the Termination Date, or, if curable, is not cured by Conyers Park or Merger Sub, as applicable, before the earlier of (a) the fifth business day immediately prior to the Termination Date and (b) the thirtieth day following receipt of written notice from Advantage of such breach or failure to perform; provided, that Advantage shall not have the right to terminate the Merger Agreement if it or Topco is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in the failure of a condition to closing of the Transactions to be satisfied if the closing of the Transactions was scheduled to occur; and

•	by Advantage, at any time within five business days following a Change in Recommendation (as defined in the Merger Agreement).

Effect of Termination

In the event of proper termination by either Conyers Park or Advantage, the Merger Agreement will become void and have no effect (other than with respect to certain surviving obligations specified in the Merger Agreement), without any liability on the part of any party thereto or its respective affiliates, officers, directors, employees or stockholders, other than liability of any party thereto for any fraud or any intentional and willful breach of the Merger Agreement by such party occurring prior to such termination.

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses; provided that, if the Closing occurs, Conyers Park shall bear and pay all of its transaction expenses and all transaction expenses of or payable by Topco, Advantage and its subsidiaries.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of a duly authorized agreement in writing executed on behalf of each of the parties in the same manner as the Merger Agreement and which makes reference to the Merger Agreement; provided, that certain specified provisions may not be amended, supplemented, waived or otherwise modified in any manner that impacts or is otherwise adverse in any respect to the Debt Financing without prior written consent of the Debt Financing Sources (as defined in the Merger Agreement). Conyers Park would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the Merger Agreement entered into by the parties. If such amendment is material to investors, a proxy statement supplement would also be sent to holders of Conyers Park common stock as promptly as practicable.

Governing Law; Consent to Jurisdiction

The Merger Agreement is governed by the laws of the State of Delaware. The parties to the Merger Agreement have irrevocably submitted to the exclusive jurisdiction of federal and state courts the State of Delaware.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Conyers Park, CVC ASM Holdco, L.P. (the “CVC Stockholder”), the entities identified therein under the heading “LGP Stockholders” (collectively, the “LGP Stockholder”) and BC Eagle Holdings, L.P. (the “Bain Stockholder”), the Sponsor, Topco, Karman II Coinvest LP, a Delaware limited partnership (“Karman II Coinvest”), certain entities affiliated with Juggernaut Capital Partners, Centerview Capital, L.P., Centerview Employees, L.P., Yonghui Investment Limited (“YH”, and together with the Bain Stockholder, the “Daymon Investors”) and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Topco (i.e., members of management of Advantage) (the “Contributing Investors”) entered into the Registration Rights Agreement, pursuant to which, among other things, certain of the parties thereto agreed not to effect the transfer of any equity securities of Conyers Park held by any of them during the lock-up period described therein (the “Lock-up Period”) and were granted certain registration rights and certain piggyback rights with respect to their respective shares of common stock of Conyers Park, on the terms and subject to the conditions therein.

In particular, the Registration Rights Agreement provides for the following registration rights:

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Demand registration rights. At any time after the expiration of the Lock-up Period, Conyers Park will be required, upon the written request of the CVC Stockholder, the LGP Stockholders or Karman II Coinvest, to (i) subject to certain exceptions, deliver a written notice to each party to the Registration Rights Agreement offering such party the opportunity to include its registrable securities in such demand registration statement and (ii) thereafter, file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. Conyers Park is not obligated to effect any demand registration if a demand registration or piggyback registration was declared effective or an underwritten shelf takedown was consummated within the preceding 90-day period or, if requested by the underwriter pursuant to the Registration Rights Agreement, the preceding 180-day period.

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Centerview Capital, L.P. and Centerview Employees, L.P. demand registration rights. At any time following the earlier to occur of (i) the two-year anniversary of the consummation of the Business Combination and (ii) the consummation of certain other qualifying transactions, and provided that Centerview Capital, L.P. and Centerview Employees, L.P. shall not have had the opportunity to register its securities in a demand registration or piggyback registration in the preceding 180-day period, Centerview Capital, L.P. and Centerview Employees, L.P. will be able to require Conyers Park to use its reasonable best efforts to register Centerview Capital, L.P. and Centerview Employees, L.P.’s registrable securities under the Securities Act, including the right to require Conyers Park to register the sale of such shares on Form S-3. Centerview Capital, L.P. and Centerview Employees, L.P., together, are limited to requiring one such registration.

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Daymon demand registration rights. At any time following the 18-month anniversary of the closing of the Merger, subject to certain restrictions, the designated representative of the Daymon Investors, on the behalf of the Daymon Investors, will be able to require Conyers Park to use its reasonable best efforts to register the Daymon Investors’ registrable securities under the Securities Act, including the right to require Conyers Park to register the sale of such shares on Form S-3. The Daymon Investors are limited to requiring two such registrations.

In addition, at any time following the 30-month anniversary of the closing of the Merger, if no demand registrations have yet been made by any party who holds demand registration rights under the Registration Rights Agreement (other than Centerview Capital, L.P. and Centerview Employees, L.P.), and subject to certain other restrictions, YH can cause the designated representative of the Daymon Investors to exercise one of the two demand registration rights described in the preceding paragraph.

In addition, at any time following the two-year anniversary of the closing of the Merger, if (i) the Daymon Investors have already made its two demand registrations described above and (ii) the Daymon Investors (and their respective permitted transferees) own 3% or less of the then-outstanding equity securities of Conyers Park, subject to certain restrictions, the designated representative of the Daymon Investors, on the behalf of the Daymon Investors, will be able to require Conyers Park to use its reasonable best efforts to register the Daymon Investors’ registrable shares, which may take the form of an underwritten takedown or will be on Form S-3. The Daymon Investors are limited to requiring one such registration

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Shelf registration rights. Within 180 days of the closing of the Merger, Conyers Park will be required to file a shelf registration statement pursuant to Rule 415 of the Securities Act and cause to be effective the registration of all of their registrable securities and, thereafter, use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement. At any time after the expiration of the Lock-up Period during which Conyers Park has an effective shelf registration statement with respect to a holder’s registrable securities, subject to certain exceptions, such holder of qualifying registrable securities may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, in accordance with the provisions governing demand registration rights.

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Piggyback registration rights. At any time after the expiration of the Lock-up Period, if Conyers Park proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the parties to the Registration Rights Agreement are entitled to include their registrable securities in such registration statement.

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Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by Conyers Park and underwriting discounts, selling commissions and transfer taxes will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which Conyers Park is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to Conyers Park, and holders of registrable securities are obligated to indemnify Conyers Park for material misstatements or omissions attributable to them.

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Registrable securities. Securities of Conyers Park shall cease to be registrable securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred pursuant to Rule 144, such securities shall have been transferred to any person other than a permitted transferee such that any subsequent transfer of such securities shall not require registration under the Securities Act or any applicable state law, or such securities shall have ceased to be outstanding.

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Lock-up. Notwithstanding the foregoing, (i) each holder of qualifying registrable securities other than the Sponsor shall not transfer any securities of Conyers Park for 180 days following the closing date of the Merger and (ii) the Sponsor shall not transfer any securities of Conyers Park for one year after the closing date of the Merger, in each case, subject to certain exceptions.

Stockholders Agreement

In connection with the execution of the Merger Agreement, Conyers Park, Topco, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Sponsor (collectively, the “Stockholder Parties”) intend to enter into the Stockholders Agreement, pursuant to which, among other things, the Stockholder Parties agree to cast their votes such that the Conyers Park Board, after the closing of the Business Combination, is constituted as set forth in the Stockholders Agreement and the Merger Agreement and will have certain rights to designate directors to the Conyers Park Board, in each case, on the terms and subject to the conditions therein. The Stockholders Agreement is attached hereto as Annex C.

Under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that the Conyers Park Board shall be constituted as follows and as described in the section entitled “Management After the Business Combination. For so long as the CVC Stockholder or any of its permitted transferees beneficially owns 10% or greater of Conyers Park Class A common stock, it shall be entitled to nominate two directors, who shall initially be Cameron Breitner and Tiffany Han (each, an “Initial CVC Director”), with such right (i) decreasing to one director at such time when the CVC Stockholder beneficially owns equal to or greater than 5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the CVC Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the LGP Stockholders or any of their permitted transferees beneficially own 10% or greater of Conyers Park Class A common stock, the LGP Stockholders shall be entitled to nominate two directors, who shall initially be Jon Sokoloff and Tim Flynn (each, an “Initial LGP Director”), with such right (i) decreasing to one director at such time when the LGP Stockholders beneficially own equal to or greater than 5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the LGP Stockholders beneficially own less than 5% of Conyers Park Class A common stock. For so long as the Bain or any of its permitted transferees Stockholder beneficially owns 5% or greater of Conyers Park Class A common stock, it shall be entitled to nominate one director, who shall initially be Ryan Cotton (the “Initial Bain Director”), with such right terminating at such time when the Bain Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the Sponsor or any of its permitted transferees is the record or beneficial owner of any Conyers Park Class A common stock, the Sponsor shall, for a period of five years following the Closing, be entitled to nominate three directors, who shall initially be James M. Kilts, David J. West and Brian K. Ratzan (each, an “Initial Sponsor Director”). In calculating the beneficial ownership percentages referenced above, the total number of issued and outstanding shares of Conyers Park Class A common stock used as the denominator in any such calculation shall at all times be deemed to be equal to the total number of shares of Conyers Park Class A common stock issued and outstanding immediately following the Closing (as adjusted for stock splits, combinations, reclassifications and similar transactions). Additionally, the Conyers Park Board shall also include the Chief Executive Officer of Advantage as of the Closing (the “CEO Director”) and four independent directors who shall be determined pursuant to the terms set forth in the Merger Agreement (each, an “Independent Director”).

Moreover, under the Stockholders Agreement, each Stockholder Party agrees to cast all votes to which such entities are entitled such that the Conyers Park Board shall be divided into three classes of directors, with each class serving for staggered three-year terms, and such that (i) the Class I directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and two Independent Directors, (ii) the Class II directors initially include one Initial Sponsor Director, the Initial Bain Director and two Independent Directors and (iii) the Class III directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and the CEO Director. The initial term of the Class I directors shall expire immediately following Conyers Park’s first annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class II directors shall expire immediately following Conyers Park’s second annual meeting of stockholders following the consummation of the Business Combination. The initial term of the

Class III directors shall expire immediately following Conyers Park’s third annual meeting of stockholders following the consummation of the Business Combination.

In addition, subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the CVC Stockholder, the LGP Stockholders, and the Sponsor shall, severally, have the right to have one CVC Director, one LGP Director and one Sponsor Director, respectively, appointed to serve on each committee of the Board for so long as the CVC Stockholder, the LGP Stockholders, and Sponsor, as applicable, has the right to designate at least one director for nomination to the Board.

Finally, pursuant to the Stockholders Agreement, Conyers Park and, with certain exceptions, its subsidiaries shall not, for so long as Topco and its permitted transferees collectively hold an amount of Conyers Park equity securities that is equal to 50% or more of the amount of securities Topco held as of immediately subsequent to the Closing, take any of the following actions without the approval of Topco: (i) any increase or decrease the size of the Conyers Park Board, other than in accordance with the Stockholders Agreement; (ii) any amendment, change, waiver, alteration or repeal of any provision of the organizational documents of Conyers Park that (a) amends or modifies any specific rights of Topco or (b) materially and adversely affects Topco in its capacity as a stockholder of Conyers Park; (iii) any acquisition or disposition of any one or more persons, equity interests, businesses or assets, or, subject to certain exceptions, the incurrence of any indebtedness by Conyers Park or any of its subsidiaries involving an aggregate value, purchase price, sale price or indebtedness, as applicable, in an amount in excess of certain EBITDA ratios set forth in the Stockholders Agreement; (iv) the termination or replacement of the Chief Executive Officer of Conyers Park (other than for cause); (v) the declaration and payment of any dividends or distributions, other than any dividends or distributions from any wholly owned subsidiary of Conyers Park either to Conyers Park or any other wholly owned subsidiaries of Conyers Park; or (vi) any redemption or repurchase of any shares of common stock of Conyers Park or any of its subsidiaries.

Sponsor Agreement

Pursuant to the Merger Agreement, Conyers Park, the Sponsor, Advantage, Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena entered into the Sponsor Agreement, attached hereto as Annex I, pursuant to which the Sponsor and each of Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena has agreed to, among other things, (i) vote in favor of the Merger Agreement and the transactions contemplated thereby (including the Merger), (ii) waive their anti-dilution rights with respect to their shares of Conyers Park Class B common stock in connection with the issuance of shares pursuant to the PIPE Investment and (iii) be bound by certain transfer restrictions with respect to their shares of Conyers Park Class B common stock prior to the closing of the business combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.

Subscription Agreement

In connection with the execution of the Merger Agreement, Conyers Park entered into the Subscription Agreements with the PIPE Investors. The following summary of the Subscription Agreements and the Advantage Sponsor Subscription Agreement is qualified by reference to the complete text of the form of the Subscription Agreement and the Advantage Sponsor Subscription Agreement, a copy of which is attached as Annex E and Annex F, respectively, to this proxy statement. All stockholders are encouraged to read the form of Subscription Agreement in its entirety for a more complete description of the terms and conditions thereof.

Pursuant to the terms of the Subscription Agreements, Conyers Park has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to buy (x) 70,000,000 shares of Conyers Park Class A common stock (collectively, the “Subscribed Shares”) at a purchase price of $10.00 per share for an aggregate commitment of $700,000,000. Certain Advantage Sponsors and their affiliates and the Sponsor will also participate in the PIPE Investment. Such investors will have the option, but not the obligation, to subscribe for up to 25,000,000 additional shares in the event of redemptions by the holders of Conyers Park Class A common stock or the failure of any other PIPE Investor to fund the full amount of its subscription amount when due.

The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Investment.

The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto and Advantage, (iii) 15 days after the Termination Date (as defined in the Merger Agreement) if the closing of the Transactions has not occurred by such date or (iv) if any conditions to the closing of set forth in the Subscription Agreement are not satisfied or waived on or prior to the closing.

Debt Financing

In connection with the Merger Agreement, Advantage Sales & Marketing Inc., a wholly-owned subsidiary of Advantage, entered into a Debt Commitment Letter (the “Debt Commitment Letter”), dated as of September 7, 2020, with BofA Securities, Inc., Bank of America, N.A., Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. (together with such other lenders that become party thereto, the “Debt Commitment Parties”). Pursuant to and subject to the terms of the Debt Commitment Letter, the Debt Commitment Parties have committed to arrange and underwrite the New Senior Secured Credit Facilities in an aggregate amount of up to $2.5 billion, consisting of (i) the New Term Loan Facility in an aggregate principal amount of $2,100 million, and (ii) the New Revolving Credit Facility in an aggregate principal amount of $400 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger). The Debt Financing will be used to, among other things, (i) repay in full and terminate existing indebtedness of Advantage and its subsidiaries and (ii) pay fees, commissions and expenses in connection with the foregoing. The Debt Commitment Letter terminates automatically on the earliest to occur of (i) March 19, 2021, (ii) the date on which Advantage Sales & Marketing Inc. notifies the Debt Commitment Parties that the Merger Agreement has terminated in accordance with its terms and (iii) the date of consummation of the Merger with or without the funding or effectiveness of the New Senior Secured Credit Facilities.

The availability of the Debt Financing is subject to conditions precedent, customary for financings of transactions comparable to the Merger. Pursuant to the Merger Agreement, Conyers Park and Advantage have agreed to use their respective reasonable best efforts to satisfy all such conditions precedent to the initial availability of the Debt Financing and, solely with respect to Advantage, to enforce its rights under the Debt Commitment Letter. Advantage has also agreed not to permit or consent to any amendment, supplement or modification of the Debt Commitment Letter without the consent of Conyers Park and Advantage.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter, Conyers Park and Advantage will use their reasonable best efforts to obtain alternative financing in an aggregate amount not less than the aggregate amount of the Debt Financing pursuant to the Debt Commitment Letter, unless Conyers Park and Advantage mutually agree otherwise, from alternative sources acceptable to Conyers Park and Advantage on terms and conditions that are not less favorable to Advantage than those set forth in the Debt Commitment Letter, provided that (i) such alternative financing would not involve any conditions to funding the Debt Financing that are more onerous than the conditions contained in the Debt Commitment Letter immediately prior to such portion of the Debt Financing becoming unavailable, (ii) such alternative financing would not be reasonably expected to prevent, impede or delay the consummation of the Debt Financing or such alternative financing or the Transactions and (iii) the use of such reasonable best efforts will not require or permit Advantage to obtain any indebtedness or equity in levels that are different from those contemplated by the Debt Commitment Letter without the consent of Conyers Park and Advantage. The documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement, including differences as a result of market conditions. Advantage Sales & Marketing Inc. may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter.

Name, Headquarters; Stock Symbols

The name of New Advantage after the consummation of the Transactions will be Advantage Solutions Inc. and our headquarters will be located in Irvine, California. We intend to apply to continue the listing of Conyers Park Class A common stock and public warrants on NASDAQ under the symbols “ADV” and “ADVW” respectively. As a result, our publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security.

Background of the Transactions

Conyers Park is a blank check company incorporated as a corporation in Delaware on May 2, 2019 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The business combination with Advantage is the result of an extensive search for a potential transaction, whereby Conyers Park evaluated a number of potential other targets utilizing Conyers Park’s global network and the investing, operating and transaction experience of Conyers Park’s management team and the Conyers Park Board. The terms of the Transactions are the result of arm’s-length negotiations between representatives of Conyers Park and representatives of Advantage over the course of approximately three months. The following is a brief discussion of the background of these negotiations, the Merger Agreement and the Transactions.

On July 22, 2019, Conyers Park completed its initial public offering of 45,000,000 units, including the partial exercise of the underwriters’ over-allotment option. Each unit consists of one share of Conyers Park Class A common stock and one-fourth of one warrant to purchase one share of Conyers Park Class A Common Stock. The units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $450,000,000 (before underwriting discounts and commissions and offering expenses). Simultaneously with the consummation of the Conyers Park IPO and the sale of the units, Conyers Park consummated a private placement of 7,333,333 warrants at a price of $1.50 per warrant, issued to our Sponsor, generating total proceeds of $11,000,000. Prior to the consummation of the Conyers Park IPO, neither Conyers Park, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Conyers Park. The net proceeds from the Conyers Park IPO and the private placement with the Sponsor were deposited in a trust account established for the benefit of our public stockholders. In connection with the initial public offering, the Sponsor purchased 11,500,000 shares of Conyers Park’ Class A common stock for $25,000, 250,000 shares of which were subsequently forfeited in connection with the expiration of the underwriter’s overallotment option.

Prior to the consummation of the Conyers Park IPO, neither Conyers Park, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with Conyers Park.

After the initial public offering, Conyers Park commenced an active search for prospective businesses and assets to acquire. Representatives of Conyers Park and the Sponsor contacted and were contacted by numerous individuals, financial advisors and other entities with respect to acquisition opportunities. Conyers Park initiated contact with more than 30 potential targets and/or their advisors, including both privately held assets and assets or divisions owned by publicly traded companies. Of those potential targets, Conyers Park entered into non-disclosure agreements with approximately 10 potential target business other than Advantage. After entering into non-disclosure agreements, Conyers Park engaged in varying levels of additional discussions, negotiations and due diligence with these potential targets based on, among other factors, interest by, and due diligence access granted by, the potential target and terms on which these potential targets would be willing to consider a potential transaction (such as the equity valuation ascribed to the potential target). In each case, following additional discussions, negotiations and due diligence, Conyers Park ultimately determined to abandon each of its other potential acquisition opportunities either because

•	the potential target pursued an alternative transaction or strategy,

•	Conyers Park did not meet the valuation expectations of the potential target, or

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Conyers Park concluded that the target business would not be a suitable business combination opportunity for Conyers Park based on, among other factors, further due diligence indicating that the target business did not meet the criteria Conyers Park had established and the terms on which the potential target would be willing to consider a potential transaction.

In evaluating potential businesses and assets to acquire, Conyers Park generally surveyed the landscape of potential acquisition opportunities based on its knowledge of, and familiarity with, the M&A marketplace. In general, Conyers Park looked for acquisition targets that are (i) of a size relevant to the public marketplace and (ii) positioned, operationally and financially, to be successful as a public company. Conyers Park further looked for those transactions that it believed that, if entered into, would be well-received by the public markets. In particular, Conyers Park generally sought to identify companies that:

•	have an existing strong management team,

•	have a competitive advantage,

•	have significant streams of recurring revenue,

•	have a significant total addressable market and growth expansion opportunities,

•	provide an opportunity for operational improvement,

•	have attractive steady-state margins and high incremental margins and

•	generate significant cash flow.

Conyers Park also sought to identify companies that it believed would benefit from the expertise of Conyers Park’s operating partners and from being a publicly-held entity, particularly with respect to capital for both organic growth and for use in acquisitions. Conyers Park generally applied these criteria when evaluating potential targets.

During this process, Advantage was identified as a potential acquisition target by Conyers Park. Certain members of the Conyers Park Board, including Mr. Kilts in his capacity as a director of Topco, were familiar with Advantage’s business and management and recognized the potential opportunity a transaction with Advantage could bring to Conyers Park. On June 18, 2020, a representative of Conyers Park called Cameron Breitner, a member of the board of Topco and Managing Partner at CVC Capital Partners and Jonathan Sokoloff, a member of the board of Topco and Managing Partner at Leonard Green & Partners, to discuss potential strategic transactions involving Advantage and Conyers Park.

From June 21, 2020 through June 28, 2020, representatives of Conyers Park spoke with Mr. Breitner, Timothy Flynn (a member of the board of Topco and Partner at Leonard Green & Partners) and other representatives of Advantage about the potential benefits of a business combination involving Advantage and Conyers Park, including the strategic value that Conyers Park and its operating partners could bring to the business, as well as the ability to recapitalize Advantage while taking it public through a merger transaction involving Conyers Park.

As part of these discussions, Conyers Park indicated that, taking into consideration then-current market conditions, including the COVID-19 pandemic and the trading multiples of companies similar to Advantage, and subject to satisfactory completion of its due diligence review, it would be interested in recapitalizing Advantage with an implied post-transaction enterprise value of $5.2 billion. As part of the on-going dialogue, on June 26, 2020, Conyers Park sent an initial business due diligence request list to Advantage.

As part of these communications, on June 28, 2020, Mr. Kilts recused himself from participation in all discussions and votes of the board of directors of Topco relating to the proposed transaction.

On June 29, 2020, Conyers Park provided a draft non-binding term sheet to Advantage. Mr. Breitner and Mr. Flynn, as representatives of the significant equityholders of Advantage, then called Brian K. Ratzan, Chief Financial Officer of Conyers Park, to further discuss the potential transaction between Conyers Park and Advantage, including transaction structure, timing and valuation. Thereafter, Mr. Breitner called Mr. Ratzan to inform him that Advantage would agree to allow Conyers Park to commence its due diligence review of Advantage’s business.

Between June 29, 2020 and July 21, 2020, representatives of Advantage and Conyers Park held multiple calls regarding, and exchanged multiple revised drafts of, the term sheet and came to a decision on the various core outstanding business items including, among other things: (a) that the transaction would follow a “public company” style model, with no post-closing recourse or adjustments, (b) the agreed pro forma capital structure of the combined company, (c) the composition of the board of the pro-forma company and (d) the lock-up periods for each key post-closing equityholder. During this time, Advantage and Conyers Park executed a non-disclosure agreement as Conyers Park and its advisors conducted their business due diligence review of Advantage’s business, including holding numerous diligence calls among Conyers Park management, Advantages management and their respective advisors.

On June 30, 2020 and July 8, 2020, Conyers Park had calls with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, respectively, to further discuss transaction structure, financing and views on valuation, which took into consideration then-current market conditions, including the COVID-19 pandemic and the trading multiples of companies similar to Advantage.

During the months of July and August 2020, Conyers Park continued to conduct its business, financial, legal, tax and other due diligence with respect to Advantage. Advantage provided Conyers Park and its advisors with access to an online data room to facilitate the exchange of information. Representatives of each party and certain of their respective advisors held numerous calls in furtherance of the due diligence process.

On July 14, 2020, Conyers Park held a telephonic board meeting to, among other things, discuss the potential business combination with Advantage and other opportunities being considered. Mr. West and Mr. Ratzan updated the Conyers Park Board on the discussions with Advantage regarding a potential business combination, including the status of Conyers Park’ due diligence to date and the contemplated transaction structure and terms. Following this discussion, the Conyers Park board directed management to continue to explore the potential business combination with Advantage and to update the Conyers Park board as the discussions progressed.

As part of the July 2020 discussions, Conyers Park held conversations with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC to determine the proposed size of the PIPE Financing and Kirkland & Ellis LLP (“Kirkland”), Latham & Watkins LLP (“Latham”) and Shearman & Sterling LLP, counsel to Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, exchanged drafts of the form of Subscription Agreement to be used in the PIPE Financing, including the terms of the closing process, the conditions to closing the subscription, the representations and warranties of Conyers Park and the subscriber, the registration rights to be granted to the subscriber and provisions related to the termination of the Subscription Agreements.

On August 11, 2020, Mr. West and Mr. Ratzan updated the Conyers Park Board on the discussions with Advantage regarding a potential business combination including the status of Conyers Park’s due diligence to date and status of the PIPE Financing.

On August 29, 2020, Kirkland distributed the first draft of the Merger Agreement to Latham, counsel to Advantage. Kirkland and Latham subsequently sent first drafts of each additional transaction document. Between August 29, 2020 and September 7, 2020, Kirkland, on the one hand, and Latham, on the other hand, exchanged numerous revised drafts of the Merger Agreement and the other transaction documents, and engaged in negotiations of such documents and agreements. The various revised drafts reflected the parties’ divergent views on, among other things, certain interim operating covenants, closing conditionality, matters related to Conyers Park’s post-closing governance and shareholder rights. Over the same period of time, representatives and advisors for Advantage and its equityholders, on the one hand, and for Conyers Park on the other hand, held numerous conference calls and came to agreement on various outstanding business issues, including, among others: (a) the overall suite of representations, warranties and covenants to be provided by each party under the Merger Agreement and the related ancillary documents; and (b) the conditions to closing (including the levels of available cash at closing, after taking into account redemptions of Conyers Park’s stock). For further information related to the final resolution of the foregoing items, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

During the August 2020 period, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC distributed draft documentation to prospective investors with respect to the PIPE Financing; between the end of August and September 7, 2020, Kirkland and Latham collectively negotiated the terms of the Subscription Agreements with the prospective investors, including with respect to the registration rights set forth therein, and responded to follow up questions and comments related thereto, particularly with respect to the closing process and the expected timeline for consummating the Transactions. During this time, the prospective investors conveyed to Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC their initial proposed subscription amounts. On September 5, 2020, a final version of the Subscription Agreement was distributed to the prospective investors, which reflected the outcome of negotiations between the parties and the prospective investors. On September 7, 2020, the prospective investors that had chosen to participate in the PIPE Financing indicated their final subscription amounts and delivered executed Subscription Agreements.

On September 3 and September 5, 2020, the Conyers Park Board met telephonically to discuss and evaluate the potential business combination with Advantage, with representatives of Kirkland participating. Representatives of Kirkland reviewed with the Conyers Park Board its fiduciary duties and summarized the material terms of the Transactions, including those contained in the Merger Agreement and related transaction documents, as well as those related to the PIPE Investment. The Conyers Park Board further discussed certain related party transaction matters arising in connection with the potential business combination (see “Certain Relationships and Related Person Transactions”). Mr. Kilts, Mr. West and Mr. Ratzan then reviewed with the Conyers Park Board the strategic rationale for the transaction, as well as their perspective on Advantage’s valuation as implied by the terms of the proposed transactions, including the PIPE Investment, and how that valuation compared to similar companies (see “Certain Financial Analysis”), the benefits to Conyers Park stockholders of consummating such a transaction, the potential reaction in the capital markets to the Transactions, including the potential impact on Conyers Park’s stock price as a result of consummating such a transaction. Conyers Park management also presented to the Conyers Park Board the results of the third party diligence conducted on Advantage. After fulsome discussion, including asking questions of Conyers Park management and their legal advisors, the Conyers Park Board determined that based upon the Transaction terms and the financial analysis, the Transactions were fair to, advisable, and in the best interests of Conyers Park and its stockholders. Upon a motion duly made and seconded at the September 5 meeting, the Conyers Park Board unanimously (i) determined that it is in the best interests of Conyers Park and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of the Merger Agreement and (iii) adopted a resolution recommending the Merger be adopted by Conyers Park’s stockholders.

On September 7, 2020, the board of directors Topco unanimously adopted resolutions approving the execution and delivery of the Merger Agreement, the ancillary agreements and the transactions contemplated thereby. In considering these resolutions, all interested party directors were identified and the board determined that the material terms and conditions of the transaction documents were fair, just and reasonable as to Topco and Advantage and that it was in the best interests of Topco and Advantage equityholders to enter into the Merger Agreement, the ancillary agreements and the transactions contemplated thereby.

On September 7, 2020, the parties executed the Merger Agreement and the related agreements and the Common PIPE Investors executed their respective subscription agreements and other documentation related thereto. On the morning of September 8, 2020, before the stock market opened, Conyers Park and Advantage announced the execution of the Merger Agreement and the Transactions.

Conyers Park’s Board of Directors’ Reasons for Approval of the Transactions

The Conyers Park Board, in evaluating the Transactions, consulted with Conyers Park’s management and leading consulting, legal and financial advisors. In unanimously (i) resolving that it is in the best interests of Conyers Park and its stockholders, and declaring it advisable, to enter into the Merger Agreement, (ii) approving the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of the Merger Agreement and (iii) adopting a resolution recommending the Merger be adopted by Conyers Park’s stockholders, the Conyers Park Board considered and evaluated a number of factors, including the factors discussed below. The Conyers Park Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Conyers Park Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Conyers Park’s reasons for the Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The Conyers Park Board considered a number of factors pertaining to the Transactions as generally supporting its decision to enter into the Merger Agreement and the related agreements and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Leader in the Mission-Critical Sales and Marketing Service Industry. Advantage is a leading national provider of technology-enabled sales and marketing services, as measured by revenues, in the markets in which they operate. With approximately 48,000 associates regularly providing services within retail locations and more than 4,000 associates working on behalf of manufacturers and retailers at or near their headquarters or regional buying offices, Advantage is one of the largest national providers of sales and marketing services. Advantage’s scale, capabilities and proprietary technology tools afford it efficiencies to deliver solutions that are more effective and cost-efficient than those provided by smaller competitors or internal manufacturer and retailer teams, allowing it to grow its clients’ revenues while reducing their operating expenses. The Conyers Park Board believes that these attributes provide Advantage with significant and durable competitive advantages versus its competition.

•

Large and Stable End Markets Offer Consistent Growth Over Time. Advantage’s end markets are comprised of a diversified group of large and emerging consumer goods manufacturers across mostly non-discretionary categories, such as packaged foods, beverage and personal care, and a diversified group of leading retailers across traditional retail, foodservice and e-commerce channels. These end markets have experienced relatively stable growth over time and across market cycles, as demonstrated by a CAGR of 2.8% between 2007 and 2018, with only one year of decline during the same period.

•

Strong, Long-Term Relationships with Leading Manufacturers and Retailers. The Conyers Park Board considered the fact that Advantage maintains strategic relationships with a diversified base of over 3,500 consumer goods manufacturers and retailers, including iconic brands at manufacturers such as Mars, PepsiCo and Smucker’s, and leading retailers. Advantage has long-term, multi-service relationships with its largest clients. It had a tenure of over ten years with nine of its top 15 clients by revenues for the year ended December 31, 2019, with the remaining six clients being new business wins in the last ten years. Historically, it has experienced low levels of client attrition, as evidenced by its average revenue-weighted client retention rate of 98% from 2010 through 2019. Advantage’s strong, long-term relationships with its large and diversified client base create sticky revenue streams, further insulating the business.

•

Proven M&A Expertise and Integration Capabilities. Advantage has maintained a disciplined approach to M&A and has substantial experience sourcing, executing and integrating value-enhancing acquisitions. Advantage has a history of acquiring businesses at attractive prices, achieving synergies and meeting or exceeding its internal performance goals. Since January 2014, Advantage has acquired 62 businesses, which have expanded its capabilities in digital and social marketing, extended its sales services into the e-commerce channel, enhanced its service offerings to retailers and expanded its footprint into Europe and other international markets such as Africa, Asia, Australia and Latin America through the Daymon Acquisition and strategic partnership with Smollan.

•

Complementary Services and Technology Solutions Tailored to Client Needs. Based on insight Advantage has gained as a strategic intermediary between manufacturers and retailers, Advantage has built what the Conyers Park’s Board believes to be a broad suite of technology-enabled services, allowing its associates to create coordinated, innovative, multi-service solutions designed to achieve its clients’ business objectives.

•

Differentiated and Proprietary Technology Infrastructure. Advantage’s proprietary technology infrastructure enables its associates to provide differentiated services that help it grow manufacturers’ and retailers’ businesses by leveraging data-driven insights to develop sales and marketing strategies and enable more effective and more efficient in-store execution. Advantage’s technology supports its associates across a range of functions and includes a proprietary analytics software suite that helps its associates analyze and apply vast amounts of industry data in the selling process and automate reporting. Advantage’s business and category managers use this software to efficiently develop insight-based portfolio strategies and sales plans for its clients.

•

Experienced, Hands-On Management Team. Advantage is led by a motivated and results-driven management team with significant experience in the consumer, retail, sales, marketing and technology industries. The management team has a history of predicting and staying ahead of changing market trends, as demonstrated by its outsized investments in developing marketing and digital capabilities that the Conyers Park Board believes have positioned it well against its competitors and have helped Advantage gain market share over time.

•

Attractive Valuation. As more fully described under “ — Comparable Company Analysis”, based on analysis conducted by Conyers management with the assistance of Goldman Sachs & Co. LLC, financial advisor to Conyers Park, the purchase price values Advantage at an attractive value relative to selected comparable companies with respect to Advantage’s pro forma implied enterprise value as a multiple of adjusted EBITDA and as a multiple of adjusted EBITDA minus capital expenditures for estimated calendar year 2021.

•

Reasonableness of Aggregate Consideration. Following a review of the financial data provided to Conyers Park, including Advantage’s historical financial statements and certain unaudited prospective financial information, as well as Conyers Park’s due diligence review of the Advantage business and the views of Conyers Park’s consultants and financial and other advisors, the Conyers Park Board considered the aggregate consideration to be paid and determined that the aggregate consideration was reasonable in light of such data and financial information.

•

Commitment of Advantage’s Owners. The Conyers Park Board believed that some current indirect stockholders of Advantage continuing to own more than a majority of the post-combination company on a pro forma basis reflected such stockholders’ belief in and commitment to the continued growth prospects of Advantage going forward.

•

Other Alternatives. Conyers Park raised $450,000,000 in July 2019 with the objective of consummating an attractive business combination. Since that time, as more fully described in “Proposal No. 1 — The Business Combination Proposal — Background of the Transactions”, Conyers Park has evaluated several dozen of businesses but has been most impressed by the Advantage business. The Conyers Park Board believed, that based upon the Transaction terms and the financial analysis, that the Transactions create the best available opportunity to maximize value for Conyers Park stockholders.

•

Terms of the Merger Agreement and the Related Agreements. The Conyers Park Board considered the terms and conditions of the Merger Agreement and the related agreements and the transactions contemplated thereby, including the Merger, including each party’s representations, warranties and covenants, the conditions to each party’s obligation and the termination provisions as well as the strong commitment by both Advantage and Conyers Park to complete the Transactions.

•

Independent Director Role. The Conyers Park Board is comprised of a majority of independent directors who are not affiliated with the Sponsor and its affiliates. In connection with the Transaction, Conyers Park’s independent directors, Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena, took an active role in evaluating the proposed terms of the Transactions, including the Merger Agreement, the related agreements and the amendments to Conyers Park’s certificate of incorporation to take effect upon the completion of the Transactions. Conyers Park’s independent directors evaluated and unanimously approved, as members of the Conyers Park Board, the Merger Agreement and the transactions contemplated thereby, including the Transactions.

The Conyers Park Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Transactions, including, but not limited to, the following:

•	Macroeconomic Risks. Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the combined company’s revenues.

•	Benefits May Not Be Achieved. The risk that the potential benefits of the Transactions may not be fully achieved or may not be achieved within the expected timeframe.

•	Growth Initiatives May Not be Achieved. The risk that the growth initiatives may not be fully achieved or may not be achieved within the expected timeframe.

•	No Third-Party Valuation. The risk that Conyers Park did not obtain a third-party valuation or fairness opinion in connection with the Transactions.

•

The Rights of Indirect Advantage Stockholders Pursuant to the Stockholders Agreement and the Registration Rights Agreement. The risks relating to the rights granted to indirect Advantage stockholders pursuant to the Stockholders Agreement and the Registration Rights Agreement.

•

Liquidation. The risks and costs to Conyers Park if the business combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Conyers Park being unable to effect a business combination within the completion window and force Conyers Park to liquidate.

•

Stockholder Vote. The risk that Conyers Park’s stockholders may object to and challenge the Transactions and take action that may prevent or delay the consummation of the Transactions, including to vote down the proposals at the special meeting or redeem their shares.

•	Closing Conditions. The fact that completion of the Transactions is conditioned on the satisfaction of certain closing conditions that are not within Conyers Park’s control.

•

Conyers Park Stockholders Holding a Minority Position in New Advantage. The risk that Conyers Park stockholders will hold a minority position in New Advantage (approximately 13.64%, assuming that no shares of Conyers Park Class A common stock are elected to be redeemed by Conyers Park stockholders and excluding the impact of the shares of Conyers Park Class A common stock underlying the warrants), which may reduce the influence that Conyers Park’s current stockholders have on the management of Conyers Park.

•	Litigation. The possibility of litigation challenging the Transactions or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Transactions.

•	Fees and Expenses. The fees and expenses associated with completing the Transactions.

•	Other Risks. Various other risks associated with the business of Advantage, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement.

In addition to considering the factors described above, the Conyers Park Board also considered that:

•

Interests of Conyers Park’s Directors and Officers. Some officers and directors of Conyers Park may have interests in the Transactions as individuals that are in addition to, and that may be different from, the interests of Conyers Park’s stockholders (see “ — Interests of Certain Persons in the Business Combination”). Conyers Park’s independent directors reviewed and considered these interests during the negotiation of the Transactions and in evaluating and unanimously approving, as members of the Conyers Park Board, the Merger Agreement and the transactions contemplated therein, including the Transactions.

The Conyers Park Board concluded that the potential benefits that it expected Conyers Park and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. The Conyers Park Board also noted that Conyers Park stockholders would have a substantial economic interest in the combined company (depending on the level of Conyers Park stockholders that seek redemption of their public shares into cash). Accordingly, the Conyers Park Board unanimously determined that the Merger Agreement and the related agreements and the transactions contemplated thereby, were advisable, fair to, and in the best interests of Conyers Park and its stockholders.

Recommendation of the Conyers Park Board

After careful consideration of the matters described above, the Conyers Park Board determined unanimously that each of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan, the NASDAQ proposal and the adjournment proposal, if presented, is fair to and in the best interests of Conyers Park and its stockholders. The Conyers Park Board of directors has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

Certain Forecasted Financial Information for Advantage

Prior to approval by the Conyers Park Board of the Transactions and the execution of the Merger Agreement and related agreements, Advantage provided Conyers Park with internally prepared forecasts. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or the generally accepted accounting principles in the United States (“GAAP”) with respect to forward looking financial information. As a private company, Advantage does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results of operations. The forecasts were prepared solely for internal use, capital budgeting and other management purposes. The forecasts are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments and were not intended for third-party use, including by investors or equity or debt holders.

Advantage believes that the assumptions used to derive its forecasts are both reasonable and supportable. In preparing the models, Advantage’s management relied on a number of factors, including the executive team’s significant experience in Advantage’s industry and the historical performance of Advantage. The forecasts reflect the consistent application of the accounting policies of Advantage and should be read in conjunction with the accounting policies included in Note 2 — “Summary of Significant Accounting Policies” accompanying the historical audited consolidated financial statement of Advantage and included elsewhere in this proxy statement.

The selected forecasted financial information included in this proxy statement has been prepared by, and is the responsibility of, Advantage’s management. PricewaterhouseCoopers LLP and WithumSmith+Brown, PC (“Withum”) have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying selected forecasted financial information and, accordingly, PricewaterhouseCoopers LLP and Withum do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report and the Withum report included in this proxy statement relate to Advantage’s and Conyers Park’s previously issued financial statements, respectively. They do not extend to the selected forecasted financial information and should not be read to do so.

The following table presents the selected forecasted financial information that Conyers Park management reviewed with the Conyers Park Board and which was used by Conyers Park in connection with the financial analysis summarized below:

Revenues

(dollars in millions)	For the year ending December 31, 2020E	For the year ending December 31, 2021E	Long-Term Growth Goal (%)
Sales Segment	$2,025	$2,045
Sales Segment Growth (%, compared to prior year)	3.6	1.0
Marketing Segment	$1,182	$1,425
Marketing Segment Growth (%, compared to prior year)	(35.4)	20.6
Total	$3,206	$3,470
Total Growth (%, compared to prior year)	(15.3)	8.2	1-3

Adjusted EBITDA and Adjusted EBITDA Margin

(dollars in millions)	For the year ending December 31, 2020E	For the year ending December 31, 2021E	Long-Term Growth Goal (%)
Sales Segment	$348	$352
Sales Segment Adjusted EBITDA Margin (% of Sales Segment Revenues)	17.2	17.2
Marketing Segment	$127	$163
Marketing Segment Adjusted EBITDA Margin (% of Marketing Segment Revenues)	10.7	11.4
Total	$475	$515	3-5
Total Adjusted EBITDA Margin (% of Total Revenues)	14.8	14.8

This summary of the forecasts is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of Advantage, Conyers Park, or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the forecasts, and none of them undertake any obligation to update or otherwise revise or reconcile the forecasts to reflect circumstances existing after the date the forecasts were generated, including in respect of the potential impact of the COVID-19 pandemic (or any escalation thereof or responses thereto), or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forecasts are shown to be in error, in each case, except as may be required under applicable law. While presented with numerical specificity, these forecasts were based on numerous variables and assumptions known to Advantage and Conyers Park at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of Advantage or Conyers Park. Important factors that may affect actual results and cause the forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of Advantage (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the competitive environment, changes in technology, general business and economic conditions and other factors described or referenced under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Various assumptions underlying the forecasts may prove to not have been, or may no longer be, accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the forecasts in this proxy statement should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts. For all of these reasons, the forward-looking financial information described below and the assumptions upon which they are based (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties, and readers of this proxy statement are cautioned not to rely on them.

The above forecast also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Advantage is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Certain Financial Analysis

Conyers Park’s management primarily relied upon a comparable company analysis to assess the value that the public markets would likely ascribe to Conyers Park following a business combination with Advantage and this analysis was presented to the Conyers Park Board. The relative valuation analysis was based on selected publicly-traded companies in each of the U.S. consumer packaged goods, business services, information services and business outsourcing sectors. Goldman Sachs & Co. LLC, financial advisor to Conyers Park, assisted in such analysis. The selected companies in each sector were chosen because they were determined by Conyers Park’s management and Goldman Sachs & Co. LLC to be the most relevant in their particular sector (but, for the avoidance of doubt, each of the selected companies is not necessarily a direct competitor of Advantage). The comparable companies the Conyers Park Board reviewed within (1) the U.S. consumer packaged goods sector were PepsiCo, Inc., The Clorox Company, Church & Dwight Co., Inc., The J. M. Smucker Company and Reynolds Consumer Products Inc., (2) the business services sector were Ecolab Inc., Cintas Corporation, Bright Horizons Family Solutions Inc., Healthcare Services Group, Inc. and BrightView Holdings, Inc., (3) the information services sector were Automatic Data Processing, Inc., IHS Markit Ltd., Verisk Analytics, Inc., Gartner, Inc. and Nielsen Holdings plc and (4) the business outsourcing sector were Accenture plc, Compass Group plc, Sodexo S.A., Genpact Limited and Aramark. These companies were selected by Conyers Park as the publicly traded companies having businesses with similar (or, in the case of margins and growth rates, similar or reasonably achievable) end markets, business functions and roles, transaction volumes, margins and growth rates. While these companies may share certain characteristics that are similar to those of Advantage, the Conyers Park Board recognized that no company was identical in nature to Advantage.

Using publicly available information and information from certain data sources provided by Goldman Sachs & Co. LLC, Conyers Park’s management reviewed with the Conyers Park Board, among other things, the enterprise values (defined as equity plus net debt plus minority investments minus unconsolidated investments) as a multiple of adjusted EBITDA, for estimated calendar year 2021 with respect to each such selected comparable company. The multiples for the selected comparable companies and the median for each sector, as of September 1, 2020, are summarized in the table below:

Selected Public Company	Enterprise Value/ CY 2021E Adjusted EBITDA
U.S. Consumer Packaged Goods Sector
PepsiCo, Inc.	16.3x
The Clorox Company	19.4x
Church & Dwight Co., Inc.	21.5x
The J. M. Smucker Company	11.0x
Reynolds Consumer Products Inc.	12.4x
Median	16.3x
Business Services Sector
Ecolab Inc.	22.1x
Cintas Corporation	23.8x
Bright Horizons Family Solutions Inc.	25.5x
Healthcare Services Group, Inc.	10.6x
BrightView Holdings, Inc.	8.0x
Median	22.1x
Information Services Sector
Automatic Data Processing, Inc.	17.2x
IHS Markit Ltd.	18.5x
Verisk Analytics, Inc.	23.4x
Gartner, Inc.	19.0x
Nielsen Holdings plc	7.3x
Median	18.5x
Business Outsourcing Sector
Accenture plc	17.3x
Compass Group plc	14.2x
Sodexo S.A.	9.5x
Genpact Limited	12.2x
Aramark	11.8x
Median	12.2x

Based on the review of these selected comparable publicly traded companies as of September 1, 2020, the Conyers Park Board concluded that Advantage’s pro forma implied enterprise value as a multiple of adjusted EBITDA of 10.1x (based upon Advantage management’s estimated calendar year 2021 adjusted EBITDA for Advantage of $515 million as described above in “Certain Forecasted Financial Information for Advantage”) was attractive relative to the enterprise value as a multiple of adjusted EBITDA of such selected comparable companies, as well as the median for each sector.

Using publicly available information and information from certain data sources, Conyers Park management also reviewed with the Conyers Park Board, among other things, enterprise values (defined as equity plus net debt plus minority investments minus unconsolidated investments) as a multiple of adjusted EBITDA less capital expenditures for estimated calendar year 2021 with respect to each such selected comparable company. The multiples for the selected comparable companies and the median for each sector, as of September 1, 2020, are summarized in the table below:

Selected Public Company	Enterprise Value /CY 2021E Adjusted EBITDA less Capital Expenditures
U.S. Consumer Packaged Goods Sector
PepsiCo, Inc.	23.4x
The Clorox Company	23.5x
Church & Dwight Co., Inc.	23.2x
The J. M. Smucker Company	13.4x
Reynolds Consumer Products Inc.	14.0x
Median	23.2x
Business Services Sector
Ecolab Inc.	28.9x
Cintas Corporation	28.2x
Bright Horizons Family Solutions Inc.	32.9x
Healthcare Services Group, Inc.	11.1x
BrightView Holdings, Inc.	10.3x
Median	28.2x
Information Services Sector
Automatic Data Processing, Inc.	18.2x
IHS Markit Ltd.	21.7x
Verisk Analytics, Inc.	28.2x
Gartner, Inc.	23.8x
Nielsen Holdings plc	10.5x
Median	21.7x
Business Outsourcing Sector
Accenture plc	18.9x
Compass Group plc	23.4x
Sodexo S.A. S.A.	14.3x
Genpact Limited	14.5x
Aramark	19.7x
Median	18.9x

Based on the review of these selected comparable publicly traded companies as of September 1, 2020, the Conyers Park Board concluded that Advantage’s pro forma implied enterprise value as a multiple of adjusted EBITDA less capital expenditures of 10.9x (based upon Advantage management’s estimated calendar year 2021 adjusted EBITDA and capital expenditures for Advantage of $515 million and $40 million, respectively, as described above in “Certain Forecasted Financial Information for Advantage”) was attractive relative to the enterprise value as a multiple of adjusted EBITDA less capital expenditures of such selected comparable companies, as well as the median for each sector.

The Conyers Park Board viewed Advantage’s enterprise value as a multiple of both adjusted EBITDA and adjusted EBITDA less capital expenditures, as the most relevant financial metrics on which to evaluate Advantage based on their belief that adjusted EBITDA is the appropriate metric to use when evaluating the cash generated by the Advantage business, as well as the fact that adjusted EBITDA and adjusted EBITDA less capital expenditures are the more prevalent and relevant metrics for the consumer industry more broadly. The results of this analysis (as described above) supported the Conyers Park Board’s determination, based on a number of factors, that the terms of the Transactions were fair to and in the best interests of Conyers Park and its stockholders.

Satisfaction of the 80% Test

It is a requirement under Conyers Park’s current certificate of incorporation that any business acquired by Conyers Park have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions at the time of the execution of a definitive agreement for an initial business combination). As of September 7, 2020, the date of the execution of the Merger Agreement, the balance of the funds in the trust account was approximately $454,300,367 (excluding up to $15.75 million of deferred underwriting commissions) and 80% thereof represents approximately $363,440,294. In reaching its conclusion on the 80% asset test, the Conyers Park Board used as a fair market value the $5.2 billion enterprise value for Advantage, which was implied based on the terms of the Transactions agreed to by the parties in negotiating the Merger Agreement.

The parties to the Merger Agreement considered factors such as Advantage’s historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors. The Conyers Park Board determined that the consideration being paid in the Merger, which amount was negotiated at arm’s-length, was fair to, and in the best interests of, Conyers Park and its stockholders and appropriately reflected Advantage’s value.

The Conyers Park Board believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of Advantage met the 80% requirement. Based on the fact that the $5.2 billion fair market value of Advantage as described above is in excess of the threshold of approximately $363,440,294, representing 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions), the Conyers Park Board determined that the fair market value of Advantage was substantially in excess of 80% of the funds in the trust account and that the 80% test was met.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Conyers Park Board to vote in favor of approval of the business combination proposal and the other proposals, stockholders should keep in mind that the Sponsor and the Insiders have interests in such proposals that are different from, or in addition to, those of Conyers Park stockholders generally. In particular:

•

If the Transactions or another business combination are not consummated by July 22, 2021, Conyers Park will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Conyers Park Board, dissolving and liquidating. In such event, the 11,250,000 initial shares held by the Sponsor and Insiders would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $113,287,500 based upon the closing price of $10.07 per share on the NASDAQ on October 6, 2020, the record date for the special meeting.

•

The Sponsor purchased an aggregate of 7,333,333 private placement warrants from Conyers Park for an aggregate purchase price of $11,000,000 (or $1.50 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Conyers Park IPO. A portion of the proceeds Conyers Park received from these purchases were placed in the trust account. Such warrants had an aggregate market value of $10,339,999.50 based upon the closing price of $1.41 per warrant on the NASDAQ on October 6, 2020, the record date for the special meeting. The private placement warrants will become worthless if Conyers Park does not consummate a business combination by July 22, 2021.

•

James M. Kilts, David J. West, Brian K. Ratzan and Ronald E. Blaylock, current directors of Conyers Park, will become directors of the post-combination company after the closing of the Transactions. As such, in the future each will receive any cash fees, stock options or stock awards that the post-combination board of directors determines to pay to its executive and non-executive directors.

•

If Conyers Park is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Conyers Park for services rendered or contracted for or products sold to Conyers Park. If Conyers Park consummates a business combination, on the other hand, Conyers Park will be liable for all such claims.

•

Conyers Park’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Conyers Park’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Conyers Park fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Conyers Park may not be able to reimburse these expenses if the Transactions or another business combination, are not completed within the completion window.

•

Conyers Park will pay Centerview Partners LLC a transaction fee, in an amount up to $10 million, which shall be conditioned upon the completion of the Transactions and such engagement shall be terminated in full at such time. Certain of our directors and officers are partners at Centerview Capital Consumer, which is associated with Centerview Partners, and certain partners of Centerview Partners are partners (either directly or indirectly) in the ultimate general partner and the manager of Centerview Capital Consumer’s investment funds, and serve on Centerview Capital Consumer’s investment committee.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•	Certain of our officers and directors are associated with Centerview Capital, L.P. and Centerview Employees, L.P., which have an aggregate 2.5% equity stake in Topco.

Board of Directors Following the Business Combination

Upon consummation of the Transactions, the Conyers Park Board anticipates each Class I director having a term that expires immediately following Conyers Park’s annual meeting of stockholders in 2021, each Class II director having a term that expires immediately following Conyers Park’s annual meeting of stockholders in 2022 and each Class III director having a term that expires immediately following Conyers Park’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

In connection with the Transactions, James M. Kilts, David J. West, Brian K. Ratzan and Ronald E. Blaylock, current directors of Conyers Park, have each been nominated to serve as directors of the post-combination company upon completion of the Transactions.

Redemption Rights

Pursuant to Conyers Park’s current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST” the business combination proposal. Any stockholder holding public shares as of the record date who votes “FOR” or “AGAINST” the business combination proposal may demand that Conyers Park redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $10.08 per share as of October 6, 2020, the record date for the meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, Conyers Park will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to the transfer agent in order to validly redeem his, her or its shares.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 10% of the public shares. Accordingly, all public shares in excess of 10% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using the Depository Trust Company’s DWAC System, to Conyers Park’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then Conyers Park’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Conyers Park will promptly return any shares delivered by public holders. Additionally, if Conyers Park would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, Conyers Park will not be able to consummate the business combination.

The closing price of Conyers Park Class A common stock on October 6, 2020, the record date for the special meeting, was $10.07 per share. The cash held in the trust account on such date was approximately $453,742,623.42 ($10.08 per public share). Prior to exercising redemption rights, stockholders should verify the market price of Conyers Park Class A common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Conyers Park cannot assure its stockholders that they will be able to sell their shares of Conyers Park Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Conyers Park Class A common stock for cash and will no longer own those shares. The holder will be entitled to receive cash for those shares only if it properly demands redemption no later than the close of the vote on the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock (either physically or electronically) to Conyers Park’s transfer agent prior to the vote at the special meeting, and the business combination is consummated.

Financing the Merger

We anticipate that the total funds needed to complete the Merger will be approximately $3.5 billion based upon (i) the repayment in full and termination of obligations under the Credit Facilities and (ii) the payment of fees, commissions and expenses in connection with the foregoing, which we expect will be funded through a combination of the following:

•

Debt Financing in an aggregate principal amount of approximately $2.5 billion, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $2,100 million and (ii) a senior secured, asset-based revolving credit facility in an aggregate principal amount of $400 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger); and

•	the PIPE Investment.

Up to $100 million of the New Revolving Credit Facility may be used in order to satisfy the Minimum Cash Condition. The funding of the Financing is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter and the Subscription Agreements under which the Debt Financing and the PIPE Investment will be provided, respectively. The obligation of the parties to complete the Merger is subject to a financing condition so the failure of Conyers Park and Advantage to obtain the Financing (or to secure alternative financing) is likely to result in the failure of the Merger to be completed. The final form of the debt financing is subject to change, including changes based on market conditions.

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the business combination. These figures assume (i) that no Class A stockholders of Conyers Park exercise their redemption rights with respect to their redeemable Class A public shares upon consummation of the business combination and (ii) the redemption of 45,000,000 shares of Conyers Park Class A common stock in connection with the business combination, which based on an assumed redemption price of $10.00 per share would equal approximately $450.0 million, is the maximum amount of redemptions that could occur in order for the Minimum Cash Condition to be satisfied. If the actual facts are different from these assumptions, the below figures will be different.

No Redemption

Sources of Funds (in millions)		Uses of Funds (in millions)
Cash and cash equivalents as of June 30, 2020	$447	Cash on balance sheet	$159
Cash from Conyers Park’s trust account	454	Retirement of AR Facility	120
PIPE Investors – Non-affiliated holders	500	Retirement of First Lien Term Loan	2,455
PIPE Investors –Advantage Sponsors or their affiliates and Sponsor	200	Retirement of Second Lien Term Loan	760
New Senior Secured Credit Facilities	2,100	New Senior Secured Credit Facilities issuance costs	95
		Transaction fees and expenses(4)	96
		Outstanding underwriting fees incurred by Conyers Park in connection with the Conyers Park’s initial public offering that were deferred until the Closing	16

Total Sources	$3,701	Total Uses	$3,701

Maximum Redemption

Sources of Funds (in millions)		Uses of Funds(1) (in millions)
Cash and cash equivalents as of June 30, 2020	$447	Cash on balance sheet	$29
Cash from Conyers Park’s trust account	454	Retirement of AR Facility	120
PIPE Investors – Non-affiliated holders	500	Retirement of First Lien Term Loan	2,455
PIPE Investors – Advantage Sponsors or their affiliates and Sponsor(2)	420	Retirement of Second Lien Term Loan	760
New Term Loan Facility	2,100	New Term Loan Facility issuance costs	95
New Revolving Credit Facility(3)	100	Maximum Class A common stock redemptions	450
		Transaction fees and expenses(4)	96
		Outstanding underwriting fees incurred by Conyers Park in connection with the Conyers Park’s initial public offering that were deferred until the Closing	16

Total Sources	$4,021	Total Uses	$4,021

(1)	Assumes that 45,000,000 shares of Conyers Park Class A common stock are redeemed in connection with the business combination.
(2)	Assumes that certain of the Advantage Sponsors or their affiliates and the Sponsor elect to purchase an additional 21,987,300 shares of Conyers’ Class A common stock in the PIPE Investment.
(3)	Assumes that $100 million is borrowed under the New Revolving Credit Facility in order to satisfy the Minimum Cash Condition.
(4)

Includes transaction bonuses of $39 million including (a) the anniversary payments to the CEO of Advantage, and (b) the Retention Incentive Payments under the MIP, which will be terminated at the Closing; see “Executive Compensation of Advantage — Compensation Discussion and Analysis — Transaction Bonuses and Retention Payments.”

Certain Material U.S. Federal Income Tax Consequences of the Business Combination and the Exercise of Redemption Rights

The following is a discussion of material U.S. federal income tax considerations for U.S. holders and Non-U.S. holders (each as defined below) that elect to have their Conyers Park common stock redeemed for cash if the Business Combination is completed. This discussion applies only to Conyers Park common stock that is held as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income tax consequences that may be relevant to a U.S. holder or a Non-U.S. holder in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or alternative minimum tax consequences, or to such holders of Conyers Park common stock that are subject to special treatment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such as:

•	financial institutions;

•	real estate investment trusts and regulated investment companies;

•	partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations”, or other pass-through entities or investors in such entities;

•	tax-exempt organizations, pension funds or governmental organizations;

•	brokers or dealers in securities or currencies;

•	any persons that directly or indirectly acquired Conyers Park common stock in connection with the performance of services;

•	individual retirement and other deferred accounts;

•	dealers or traders in securities that elect to use a mark-to-market method of accounting;

•	expatriated entities subject to Section 7874 of the Code;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or former long-term residents of the U.S.;

•	holders owning or treated as owning 5% or more of Conyers Park Common Stock (except as described below);

•	grantor trusts;

•	“passive foreign investment companies,” referred to as “PFICs,” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax; and

•	persons holding Conyers Park common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

For purposes of this section, a U.S. holder is a beneficial owner of Conyers Park common stock who or which is any of the following for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•

a corporation, including any entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if  (a) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this section, a Non-U.S. holder is a beneficial owner of Conyers Park common stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds Conyers Park common stock, the U.S. federal income tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, the partners in a partnership that holds Conyers Park common stock are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax (such as gift and estate taxes), are not addressed herein.

No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S

PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF A REDEMPTION OF YOUR CONYERS PARK COMMON STOCK.

U.S. Federal Income Tax Consequences for Conyers Park Stockholders Exercising Redemption Rights

In the event that a holder’s shares of Conyers Park common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Conyers Park Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of shares of Conyers Park common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Conyers Park common stock, a U.S. holder will be treated as described below under the section entitled “U.S. holders — taxation of redemption treated as a sale of Conyers Park common stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. holders — taxation of redemption treated as a sale of Conyers Park common stock.” If the redemption does not qualify as a sale of shares of Conyers Park common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. holders — taxation of redemption treated as a distribution,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. holders — taxation of redemption treated as a distribution.”

Whether a redemption of shares of Conyers Park common stock qualifies for sale treatment will depend largely on the total number of shares of Conyers Park common stock treated as held by the redeemed holder before and after the redemption relative to all shares of Conyers Park common stock outstanding both before and after the redemption. The redemption of Conyers Park common stock generally will be treated as a sale of Conyers Park common stock (rather than as a corporate distribution) if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in Conyers Park; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of Conyers Park common stock actually owned by the holder, but also shares of Conyers Park common stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option (including, for this purpose, the public warrants).

In order to meet the substantially disproportionate test, the percentage of Conyers Park outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Conyers Park common stock must, among other requirements, be less than 80% of the percentage of Conyers Park outstanding voting stock actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s interest if either (i) all of the shares of Conyers Park common stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of Conyers Park common stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Conyers Park common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in Conyers Park. Whether the redemption will result in a “meaningful reduction” in a holder’s proportionate interest in Conyers Park will depend on the particular facts and circumstances.

However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Conyers Park common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. holders — taxation of redemption treated as a distribution,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. holders — taxation of redemption treated as a distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed Conyers Park common stock will be added to the holder’s adjusted tax basis in its remaining stock, or possibly in other stock constructively owned by it.

A holder of Conyers Park common stock should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. holders — taxation of redemption treated as a distribution

If the redemption of a U.S. holder’s shares of Conyers Park common stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for Conyers Park Stockholders Exercising Redemption Rights,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Conyers Park’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Conyers Park’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in Conyers Park common stock. Any remaining excess distribution will be treated as gain recognized on the sale or other taxable disposition of the Conyers Park common stock and will be treated as described below under the section entitled “U.S. holders — taxation of redemption treated as a sale of Conyers Park common stock.”

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Conyers Park common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

U.S. holders — taxation of redemption treated as a sale of Conyers Park common stock

If the redemption of a U.S. holder’s shares of Conyers Park common stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for Conyers Park Stockholders Exercising Redemption Rights,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Conyers Park common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Conyers Park common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Conyers Park common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Conyers Park common stock (shares of Conyers Park common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. holders — taxation of redemption treated as a distribution

If the redemption of a Non-U.S. holder’s shares of Conyers Park common stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for Conyers Park

Stockholders Exercising Redemption Rights,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of Conyers Park’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) Unless such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides to the applicable withholding agent proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of Conyers Park’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in the Conyers Park common stock redeemed. Any remaining excess distribution will be treated as gain recognized on the sale or other taxable disposition of the Conyers Park common stock and will be treated as described below under the section entitled “Non-U.S. holders — taxation of redemption treated as a sale of Conyers Park common stock.” In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. holders — taxation of redemption treated as a sale of Conyers Park common stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

If dividends paid to a Non-U.S. holder are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), the Non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. holder must provide to the applicable withholding agent an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders — taxation of redemption treated as a sale of Conyers Park common stock

If Conyers Park’s redemption of a Non-U.S. holder’s shares of Conyers Park common stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for Conyers Park Stockholders Exercising Redemption Rights,” subject to the discussions of FATCA (as defined below) and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the Non-U.S. holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

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we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held Conyers Park common stock, and, in the case where shares of Conyers Park common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of Conyers Park common stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of Conyers Park common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. A

Non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on certain amounts of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless Conyers Park common stock is regularly traded on an established securities market, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. There can be no assurance that Conyers Park common stock will be treated as regularly traded on an established securities market. However, Conyers Park believes that they are not and have not been at any time since its formation a U.S. real property holding company and we do not expect to be a U.S. real property holding corporation immediately after the Merger is completed but there can be no assurance in this regard. Holders should consult their tax advisors regarding the tax consequences to them if we are treated as a U.S. real property holding corporation.

FATCA Withholding Taxes

Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of dividends on Conyers Park common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Proposed Treasury regulations (on which taxpayers may rely until final regulations are issued) eliminate the 30% withholding tax that would otherwise apply to gross proceeds from the disposition of property that can produce U.S.-source dividends, such as Conyers Park common stock, and, consequently, FATCA withholding on gross proceeds is not expected to apply to gross proceeds paid from the sale or other disposition of Conyers Park common stock. U.S. holders and Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on distributions on Conyers Park common stock.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends received by U.S. holders of Conyers Park common stock, and the proceeds received on the sale, exchange or redemption of Conyers Park common stock effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Conyers Park common stock and proceeds from the sale, exchange, redemption or other disposition of Conyers Park common stock may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. holders may be subject to backup withholding on, amounts received in respect of their Conyers Park common stock, unless the Non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to Conyers Park common stock and proceeds from the sale of other disposition of Conyers Park common stock received in the U.S. by a Non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE CONCLUSIONS EXPRESSED ABOVE ARE BASED ON CURRENT LAW. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THOSE CONCLUSIONS. THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF HOLDERS OF CONYERS PARK COMMON STOCK. IT DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS.

Anticipated Accounting Treatment

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Conyers Park will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the current stockholder of Advantage, Topco, having a relative majority of the voting power of the combined entity, the operations of Advantage prior to the Merger comprising the only ongoing operations of the combined entity, and senior management of Advantage comprising the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Advantage with the acquisition being treated as the equivalent of Advantage issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The Transactions are subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division issues a Second Request within the initial 30-day waiting period, the waiting period with respect to the Transactions will be extended for an additional period of 30 calendar days, which will begin on the date on which the filing parties each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On September 18, 2020, Conyers Park and Topco filed the required forms under the HSR Act with the Antitrust Division and the FTC. Conyers Park and Topco received early termination of the HSR waiting period on September 30, 2020.

At any time before or after consummation of the Transactions, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There is no assurance that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Transactions on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither Conyers Park nor Topco is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required

The approval of the business combination proposal will require the affirmative vote of a majority of the votes cast by holders of Conyers Park’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote at the special meeting. Additionally, the business combination will not be consummated if Conyers Park has less than $5,000,001 of net tangible assets after taking into account the holders of public shares that properly demanded that Conyers Park redeem their public shares for their pro rata share of the trust account.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal and the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the Conyers Park Board

THE CONYERS PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE

CONYERS PARK STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS

COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE CHARTER PROPOSAL

Overview

Conyers Park stockholders are also being asked to adopt the second amended and restated certificate of incorporation in the form attached hereto as Annex B, which, in the judgment of the Conyers Park Board, is necessary to adequately address the needs of Conyers Park following the consummation of the Transactions.

The following is a summary of the key changes effected by the second amended and restated certificate of incorporation, but this summary is qualified in its entirety by reference to the full text of the second amended and restated certificate of incorporation, a copy of which is included as Annex B:

•	change the corporate name from “Conyers Park II Acquisition Corp.” to “Advantage Solutions Inc.”;

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increase the total number of shares of our capital stock from 551,000,000 shares to 3,300,000,000 shares, which would consist of (A) increasing the (i) Conyers Park Class A common stock from 500,000,000 shares to 3,290,000,000 shares and (ii) preferred stock from 1,000,000 shares to 10,000,000 shares, and (B) eliminating the Conyers Park Class B common stock; and

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delete the provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company, which no longer will apply upon consummation of the Transactions, as we will cease to be a blank check company at such time; the default under the DGCL will make Advantage Solutions Inc.’s existence perpetual.

Reasons for the Amendments

Each of these amendments was negotiated as part of the Transactions. The Conyers Park Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

•	Amending Article I to change the corporate name. This revision is desirable to reflect the Transactions with Advantage and to clearly identify Advantage Solutions Inc. as the publicly traded entity.

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Amending Section 4.1 to increase our total number of authorized shares of capital stock. The amendment provides for the increase necessary to consummate the Transactions including, without limitation, the PIPE Investment and also provides flexibility for future issuances of common stock if determined by the Conyers Park Board to be in the best interests of Conyers Park without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•	Deleting Article IX to provide for perpetual existence and eliminate provisions specific to our status as a blank check company that will serve no purpose following the Transactions.

Vote Required

If the business combination proposal is not approved, the charter proposal will not be presented at the special meeting.

The approval of the charter proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Conyers Park Class A common stock on the record date. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal. Abstentions and broker-non-votes will count as a vote “AGAINST” the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Conyers Park Board

THE CONYERS PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE CONYERS PARK STOCKHOLDERS VOTE “FOR” THE APPROVAL OF

THE CHARTER PROPOSAL.

PROPOSAL NO. 3 — THE GOVERNANCE PROPOSAL

Overview

Conyers Park stockholders are also being asked to vote on the governance provisions referred to below, which are included in the second amended and restated certificate of incorporation. In accordance with SEC guidance, this proposal is being presented separately and will be voted upon on a non-binding advisory basis.

In the judgment of the Conyers Park Board, these provisions are necessary to adequately address the needs of Conyers Park and its stockholders following the consummation of the Transactions. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Conyers Park intends that the second amended and restated certificate of incorporation in the form set forth on Annex B will take effect at consummation of the business combination, assuming adoption of the charter proposal.

Proposal No. 3A: Change in Corporate Name

Description of Amendment

The amendment would change our corporate name from “Conyers Park II Acquisition Corp.” to “Advantage Solutions Inc.”

Reasons for the Amendment

The amendment will reflect the Transactions with Advantage and to clearly identify Advantage Solutions Inc. as the publicly traded entity

Proposal No. 3B: Change in Authorized Shares

Description of Amendment

The amendment would increase our total number of authorized shares of all classes of capital stock from 551,000,000 shares to 3,300,000,000 shares, which would consist of (i) increasing Conyers Park Class A common stock from 500,000,000 shares to 3,290,000,000 shares and (ii) and increasing Conyers Park’s preferred stock from 1,000,000 shares to 10,000,000 shares.

Reasons for the Amendment

The amendment provides for the increase necessary to consummate the Transactions including, without limitation, the PIPE Investment and also provides flexibility for future issuances of common stock if determined by the Conyers Park Board to be in the best interests of Conyers Park without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 3C: Eliminate Provisions Specific to Our Status as a Blank Check Company

Description of Amendment

The amendment provides for the elimination of provisions specific to our status as a blank check company, including providing for perpetual existence, and to make conforming changes.

Reasons for Amendment

The amendment is intended to eliminate provisions in our current charter that will serve no purpose after the Transactions.

Vote Required

The approval of the governance proposal will require the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, a Conyers Park stockholders’ failure to vote by proxy or to vote in person, as well as an abstention from voting and a broker non-vote with regard to the governance proposal will have no effect on the governance proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the governance proposal.

As discussed above, a vote to approve the governance proposal is an advisory vote, and therefore, is not binding on Conyers Park, Topco or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Conyers Park and Topco intend that the proposed second amended and restated certificate of incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the business combination, assuming adoption of the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Conyers Park Board

THE CONYERS PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE CONYERS PARK STOCKHOLDERS VOTE “FOR” THE APPROVAL OF

THE GOVERNANCE PROPOSAL.

PROPOSAL NO. 4 — THE INCENTIVE PLAN PROPOSAL

On September 5, 2020, the Conyers Park Board adopted, subject to stockholder approval, the Incentive Plan for the purpose of providing a means through which to attract, motivate and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders. Stockholders are being asked to consider and approve the Incentive Plan, which will reserve an aggregate amount of up to 49,917,647 additional shares of New Advantage common stock for issuance pursuant to grants made under the Incentive Plan.

Description of the Material Features of the Incentive Plan

The following is a summary of the material features of the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is contained in Annex G to this Proxy Statement.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to promote the success and enhance the value of New Advantage by linking the individual interests of employees, members of the board of directors, and consultants to those of New Advantage stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to New Advantage stockholders. The Incentive Plan is further intended to provide flexibility to New Advantage in its ability to motivate, attract, and retain selected employees, directors and consultants through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, other stock or cash based awards and dividend equivalent awards. Accordingly, the Conyers Park Board believes that approval of the Incentive Plan is in the best interests of Conyers Park and the Conyers Park Board recommends that stockholders vote for approval of the Incentive Plan.

Advantage operates in a highly competitive and challenging marketplace in which its success depends to a great extent on its ability to attract and retain high-caliber employees, directors and consultants. If approved, the Incentive Plan is expected to be a significant part of our overall equity compensation strategy. We believe that Incentive Plan will provide us with flexibility to, in our discretion, grant a variety of types of awards to our employees, directors and consultants that will be important to our ability to maintain competitiveness. We expect that incentive awards granted under the Incentive Plan will enhance award-holders’ sense of participation in the affairs of New Advantage and its participating subsidiaries and provide an incentive for continued service.

Summary of the Incentive Plan

This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan.

Eligibility and Administration

Employees, officers, directors and consultants of New Advantage and our subsidiaries are eligible to receive awards under the Incentive Plan. The Incentive Plan is generally administered by the compensation committee of the board of directors of New Advantage (the “Advantage Compensation Committee”) which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration conditions.

As of June 30, 2020, Advantage had tens of thousands of employees, directors and consultants who would have been eligible to participate in the Incentive Plan had the Incentive Plan been in operation on such date.

Shares Available for Awards

A total of 12% of the total outstanding shares of New Advantage common stock as determined on a fully diluted basis upon the Closing are reserved for issuance under the Incentive Plan. Assuming a “no redemption” scenario, the estimated number of shares of our Class A common stock issued and outstanding immediately following the Closing, on a fully-diluted basis and including the shares reserved under the Incentive Plan and the Employee Purchase Plan, will be 415,980,392 shares. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.

If an award under the Incentive Plan is forfeited, expires, converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration, conversion or cash settlement, be used again for new grants under the Incentive Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Incentive Plan will not reduce the shares available for grant under the Incentive Plan. However, the following shares may not be used again for grant under the Incentive Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, (ii) shares purchased on the open market with the cash proceeds from the exercise of options, (iii) shares tendered or withheld to satisfy the exercise price for any award, and (iv) shares tendered or withheld to satisfy any tax withholding obligation with respect to any award.

Awards granted under the Incentive Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Incentive Plan.

The Incentive Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $500,000 (increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director).

Awards

The Incentive Plan provides for the grant of stock options, including Incentive Stock Options (“ISOs”), and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, other incentive awards, SARs, and cash awards. Certain awards under the Incentive Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Stock options may not be granted under the Incentive Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

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SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. SARs may not be granted under the Incentive Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

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Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.

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Stock Payments, Other Incentive Awards and Cash Awards. These awards include cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with other awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Vesting

Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions. Notwithstanding the preceding sentence, except with respect to a maximum of five percent (5%) of the number of shares reserved under the Plan, each award under the Plan must be subject to a minimum vesting period of at least one (1) year, with such vesting period commencing on the grant date of the applicable award, and, with respect to awards that vest upon the attainment of performance goals, a performance period that is at least one (1) year (though this requirement will not prevent the plan administration from accelerating an award in accordance with any other provision of the Plan).

Certain Transactions

The plan administrator has broad discretion to take action under the Incentive Plan, as well as make adjustments to the terms and conditions of existing and future awards, to facilitate changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In particular, the plan administrator may: adjust any or all of the number of shares or other securities of New Advantage or an Affiliate that may be delivered in respect of awards, the terms of any outstanding award, including the number of shares or other securities subject to outstanding awards, the exercise price with respect to any award, or any applicable performance measures; provide for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and cancelling any one or more outstanding awards in exchange for cash, shares, other securities, other property or any combination thereof. In the event of a “change in control” of New Advantage (as defined in the Incentive Plan), the plan administrator may cause any outstanding awards to be continued, assumed or substituted by the successor corporation or a parent or subsidiary of the success corporation and, in the event the successor corporation refuses to continue, assume or substitute any outstanding awards, all such awards shall become fully exercisable immediately prior to the transaction in question and all forfeiture restrictions on such awards shall lapse (except for the portion of awards subject to performance-based vesting conditions, which shall remain subject to such performance-based terms). If a participant’s employment is terminated by a successor or surviving company within 12 months following a “change in control” then such participant will vest in any awards that were continued, assumed or substituted in connection with the “change in control”. In the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Plan and outstanding awards.

No Repricing

Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Foreign Participants

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Transferability, and Participant Payments

With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Incentive Plan are generally non-transferable, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Incentive Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow shares of our common stock that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination

Our board of directors may amend or terminate the Incentive Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Incentive Plan, reduces the exercise price associated with SARs or options in violation of the prohibition on repricing, or cancel any option or SAR in exchange for cash or another award in violation of the prohibition on repricing. No award may be granted pursuant to the Incentive Plan after the tenth anniversary of the earlier of (i) the date on which our board of directors adopts the Incentive Plan and (ii) the date on which our stockholders approve the Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Incentive Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

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Non-Qualified Stock Options. If an optionee is granted an NSO under the Incentive Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

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Other Awards. The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Incentive Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE INCENTIVE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

New Plan Benefits

As of the date of this proxy statement, no awards (including stock options) have been granted under the Incentive Plan. Awards (including stock options) under the Incentive Plan may be made at the discretion of the Advantage Compensation Committee, and any awards (including stock options) that may be made and any benefits and amounts that may be received or allocated under the Incentive Plan in the future are not determinable at this time. As such, we have omitted the New Plan Benefits table and the number of stock options that may be received under the Incentive Plan in the future.

Registration with the SEC

Conyers Park will file a Registration Statement on Form S-8 with the SEC with respect to the shares of our common stock to be offered and sold pursuant to the Incentive Plan as soon as reasonably practicable following stockholder approval and prior to the offering or sale of any such shares. In accordance with applicable Form S-8 requirements, such Registration Statement will not be filed prior to 60 days following the Closing Date.

Vote Required

The approval of the incentive plan proposal will require the affirmative vote of a majority of the votes cast by holders of Conyers Park’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the incentive plan proposal will have no effect on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the incentive plan proposal.

Consummation of the business combination is Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Conyers Park Board

THE CONYERS PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE CONYERS PARK STOCKHOLDERS VOTE “FOR” THE APPROVAL OF

THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 5 — THE EMPLOYEE PURCHASE PLAN PROPOSAL

On September 5, 2020, the Conyers Park Board adopted, subject to stockholder approval, the Employee Purchase Plan for the purpose of providing a means through which to attract, motivate and retain personnel and to provide a means whereby our employees can acquire and maintain an equity interest in us, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders. Stockholders are being asked to consider and approve the Employee Purchase Plan, which will reserve an aggregate amount of up to 12,479,412 additional shares of New Advantage common stock for issuance pursuant to grants made under the Employee Purchase Plan.

Description of the Material Features of the Employee Purchase Plan

The following is a summary of the material features of the Employee Purchase Plan. This summary is qualified in its entirety by reference to the complete text of the Employee Purchase Plan, which is contained in Annex H to this Proxy Statement.

Purpose of the Employee Purchase Plan

The purpose of the Employee Purchase Plan is to provide employees of New Advantage and its participating subsidiaries with the opportunity to purchase New Advantage common stock at a discount through accumulated payroll deductions during successive offering periods. We believe that the Employee Purchase Plan enhances such employees’ sense of participation in our performance, aligns their interests with those of our stockholders, and is a necessary and powerful incentive and retention tool that benefits our stockholders. Accordingly, the Board believes that approval of the Employee Purchase Plan is in the best interests of Conyers Park and the Board recommends that stockholders vote for approval of the Employee Purchase Plan.

Advantage operates in a highly competitive and challenging marketplace in which its success depends to a great extent on its ability to attract and retain high-caliber employees. If approved, the Employee Purchase Plan is expected to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. We believe that offering the Employee Purchase Plan is important to our ability to maintain competitiveness. By providing eligible employees with a convenient means of acquiring an equity interest in New Advantage through payroll deductions, we expect to enhance such employees’ sense of participation in the affairs of New Advantage and its participating subsidiaries and provide an incentive for continued employment.

Summary of the Employee Purchase Plan

This section summarizes certain principal features of the Employee Purchase Plan, which authorizes the grant of options to U.S. employees of New Advantage that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code. The summary is qualified in its entirety by reference to the complete text of the Employee Purchase Plan.

Eligibility and Administration

The Advantage Compensation Committee will administer and will have authority to interpret the terms of the Employee Purchase Plan and determine eligibility of participants. The administrator may designate certain of New Advantage’s subsidiaries as participating “designated subsidiaries” in the Employee Purchase Plan and may change these designations from time to time. Employees of New Advantage and its participating designated subsidiaries are eligible to participate in the Employee Purchase Plan if they meet the eligibility requirements under the Employee Purchase Plan established from time to time by the administrator. However, an employee may not be granted rights to purchase shares under the Employee Purchase Plan if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of common shares or other classes of shares.

Eligible employees become participants in the Employee Purchase Plan by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the first day of the applicable offering period. Non-employee directors and consultants are not eligible to participate in the Employee Purchase Plan. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

As of August 31, 2020, Advantage had tens of thousands employees who would have been eligible to participate in the Employee Purchase Plan had the Employee Purchase Plan been in operation on such date and the subsidiaries for whom such employees work had been designated as participating subsidiaries under the Employee Purchase Plan.

Shares Available for Awards

A total of 3% of the total outstanding shares of New Advantage common stock as determined on a fully diluted basis upon the Closing are reserved for issuance under the Employee Purchase Plan. Assuming a “no redemption” scenario, the estimated number of shares of our Class A common stock issued and outstanding immediately following the Closing, on a fully-diluted basis and including the shares reserved under the Incentive Plan and the Employee Purchase Plan, will be 415,980,392 shares. The number of shares subject to the Employee Purchase Plan may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.” We cannot precisely predict the New Advantage share usage under the Employee Purchase Plan as it will depend on a range of factors including the level of New Advantage employee participation, the contribution rates of participants, the trading price of New Advantage common stock and New Advantage future hiring activity. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.

Participating in an Offering

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Offering Periods and Purchase Periods. New Advantage common stock will be offered under the Employee Purchase Plan during offering periods. The length of the offering periods under the Employee Purchase Plan will be determined by the administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each exercise date during an offering period. The exercise dates for each offering period will be the final trading day in the offering period. Offering periods under the Employee Purchase Plan will commence when determined by the administrator. The administrator may, in its discretion, modify the terms of future offering periods.

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Enrollment and Contributions. The Employee Purchase Plan permits participants to purchase common stock through payroll deductions of up to a specified percentage of their eligible compensation (which, in the absence of a contrary designation, shall be 15% of eligible compensation). The administrator will establish a maximum number of shares that may be purchased by a participant during any offering period. In addition, no employee will be permitted to accrue the right to purchase stock at a rate in excess of $25,000 worth of shares during any offering period.

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Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of New Advantage common stock. The option will expire at the end of the applicable offering period and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. Any remaining balance shall be carried forward to the next offering period unless the participant has elected to withdraw from the plan, as described below, or has ceased to be an eligible employee.

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Purchase Price. The purchase price of the shares, in the absence of a contrary designation by the administrator, will be 85% of the lower of the fair market value of New Advantage common stock on the first trading day of the offering period or on the final trading day of the offering period. The fair market value per share of New Advantage common stock under the Employee Purchase Plan generally is the closing sales price of New Advantage common stock on the date for which fair market value is being determined, or if there is no closing sales price for a share of New Advantage common stock on the date in question, the closing sales price for a share of New Advantage common stock on the last preceding date for which such quotation exists.

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Withdrawal and Termination of Employment. Participants may voluntarily end their participation in the Employee Purchase Plan at any time during an offering period prior to the end of the offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation in the Employee Purchase Plan ends automatically upon a participant’s termination of employment.

Adjustments

In the event of certain non-reciprocal transactions or events affecting New Advantage common stock, such as any stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by New Advantage, the administrator will make equitable adjustments to the Employee Purchase Plan and outstanding rights. In addition, in the event of a proposed sale of all or substantially all of the assets of New Advantage, the merger of New Advantage with or into another corporation, or other transaction as set forth by the administrator in an offering document, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute outstanding options, any offering periods then in progress shall be shortened with a new exercise date prior to the proposed sale or merger.

Foreign Participants

The administrator may provide special terms, establish supplements to, or amendments, restatements or alternative versions of the Employee Purchase Plan, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Transferability

A participant may not transfer rights granted under the Employee Purchase Plan other than by will or the laws of descent and distribution, and such rights are generally exercisable only by the participant.

Plan Amendment and Termination

The administrator may amend, suspend or terminate the Employee Purchase Plan at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Employee Purchase Plan, changes the designation or class of employees who are eligible to participate in the Employee Purchase Plan or changes the Employee Purchase Plan in any way that would cause the Employee Purchase Plan to no longer be an “employee stock purchase plan” under Section 423(b) of the Code.

Material U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the Employee Purchase Plan under current income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Employee Purchase Plan, and is intended for general information only. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

The Employee Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Employee Purchase Plan. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Employee Purchase Plan. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and New Advantage will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and New Advantage will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE EMPLOYEE PURCHASE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

New Plan Benefits

Benefits under the Employee Purchase Plan will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Employee Purchase Plan.

Registration with the SEC

Conyers Park will file a Registration Statement on Form S-8 with the SEC with respect to the shares of our common stock to be offered and sold pursuant to the Employee Purchase Plan as soon as reasonably practicable following stockholder approval and prior to the offering or sale of any such shares. In accordance with applicable Form S-8 requirements, such Registration Statement will not be filed prior to 60 days following the Closing Date.

Vote Required

The approval of the employee purchase plan proposal will require the affirmative vote of a majority of the votes cast by holders of Conyers Park’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the employee purchase plan proposal will have no effect on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the employee purchase plan proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Conyers Park Board

THE CONYERS PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE CONYERS PARK STOCKHOLDERS VOTE “FOR” THE APPROVAL OF

THE EMPLOYEE PURCHASE PLAN PROPOSAL.

PROPOSAL NO. 6 — THE NASDAQ PROPOSAL

Overview

Assuming the business combination proposal is approved, a portion of the consideration to be paid to Topco’s equityholders will consist of approximately 203,750,000 shares of Conyers Park Class A common stock to be issued to, and distributed by, Topco, (excluding the Performance Shares which may also be issued to Topco’s equityholders) as agent on behalf of Topco’s equityholders, as set forth in and pursuant to the terms of the Merger Agreement.

Additionally, in connection with the business combination, Conyers Park entered into subscription agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with certain investors have agreed to subscribe for (x) 70,000,000 shares of Conyers Park Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $700,000,000. Certain of the Advantage Sponsors or their affiliates and the Sponsor will also participate in the PIPE Investment.

As contemplated by the incentive plan proposal, we intend to reserve an aggregate amount of up to 49,917,647 additional shares of New Advantage common stock for issuance pursuant to grants made under the Incentive Plan. For more information on the incentive plan proposal, please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal.” As contemplated by the employee purchase plan proposal, we intend to reserve an aggregate amount of up to 12,479,412 additional shares of New Advantage common stock for issuance pursuant to grants made under the Employee Purchase Plan. For more information on the employee purchase plan proposal, please see the section entitled “Proposal No. 5 — The Employee Purchase Plan Proposal.”

The terms of the stock consideration, the PIPE Investment and the incentive plan and the employee purchase plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, and the Stockholders Agreement, which is attached as Annex C hereto. Copies of the form of the Subscription Agreements and Advantage Sponsor Subscription Agreement are attached as Annex E and Annex F, respectively, hereto. A copy of the form of the Incentive Plan is attached as Annex G hereto. A copy of the form of the Employee Purchase Plan is attached as Annex H hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why Conyers Park Needs Stockholder Approval

We are seeking stockholder approval in order to comply with NASDAQ Listing Rule 5635 in connection with the issuance of shares of Conyers Park Class A common stock described above. Under NASDAQ Listing Rule 5635, stockholder approval is required prior to the issuance of shares of common stock in certain circumstances, including if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance.

Vote Required

The approval of the NASDAQ proposal will require the affirmative vote of a majority of the votes cast by holders of Conyers Park’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the NASDAQ proposal will have no effect on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the NASDAQ proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal and the

NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Conyers Park Board

THE CONYERS PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE CONYERS PARK STOCKHOLDERS VOTE “FOR” THE APPROVAL OF

THE NASDAQ PROPOSAL.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Conyers Park Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal.

In no event will Conyers Park solicit proxies to adjourn the special meeting or consummate the business combination beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sponsor, Conyers Park and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the business combination. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the Conyers Park Board is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In such event, Conyers Park will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If an adjournment proposal is presented at the special meeting and is not approved by the stockholders, the Conyers Park Board may not be able to adjourn the special meeting to a later date. In such event, the business combination would not be completed.

Required Vote

The approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast by holders of Conyers Park’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals. Accordingly, if a valid quorum is established, a Conyers Park stockholders’ failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the adjournment proposal will have no effect on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the adjournment proposal.

Recommendation of the Conyers Park Board

THE CONYERS PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE CONYERS PARK STOCKHOLDERS VOTE “FOR” THE APPROVAL OF

THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO CONYERS PARK

Introduction

Conyers Park was incorporated on May 2, 2019 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Conyers Park’s efforts to identify a prospective target business were not limited to any particular industry or geographic region. Prior to executing the Merger Agreement, Conyers Park’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

On July 22, 2019, Conyers Park consummated its initial public offering of 45,000,000 units, including 5,00,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of Class A common stock and one-fourth of one warrant to purchase one share of Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $450,000,000. Simultaneously with the consummation of the initial public offering, Conyers Park consummated the private placement of 7,333,333 warrants at a price of $1.50 per warrant, generating total proceeds of $11,000,000. Transaction costs amounted to approximately $25,360,000 consisting of $10,000,000 of underwriting fees, $17,500,000 of deferred underwriting fees and $2,140,000 of other offering costs.

Following the consummation of the Conyers Park IPO, $450,000,000 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for Conyers Park’s initial public offering, these proceeds will not be released until the earlier of the completion of an initial business combination and Conyers Park’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

Fair Market Value of Target Business

The target business or businesses that Conyers Park acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination, although Conyers Park may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The Conyers Park Board determined that this test was met in connection with the proposed business combination with Advantage as described in the section titled “Proposal No. 1 — The Business Combination Proposal.”

Stockholder Approval of Business Combination

Under Conyers Park’s current certificate of incorporation, in connection with any proposed business combination, Conyers Park must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for Conyers Park’s initial public offering. Accordingly, in connection with the business combination with Advantage, the Conyers Park public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Sponsor and the Insiders have agreed to vote the founder shares as well as any shares of common stock acquired in the market in favor of such proposed business combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Conyers Park or its securities, the Sponsor, Advantage and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of Conyers Park Common Stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the business combination be approved where it appears that such requirements would otherwise not be met. All shares repurchased by Conyers Park’s affiliates pursuant to such arrangements would be voted in favor of the proposed business combination.

Liquidation if No Business Combination

Our sponsor, officers and directors have agreed that if we do not complete our initial business combination by July 22, 2021, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay up to $1,000,000 of our working capital requirements as well as to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination by July 22, 2021.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination by July 22, 2021. However, if our initial stockholders acquire public shares after our initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination by July 22, 2021.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by July 22, 2021, or which adversely affects the rights of holders of our Class A Common Stock, unless we provide our public stockholders with the opportunity to redeem their shares of Class A Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay up to $1,000,000 of our working capital requirements as well as to pay our franchise and income taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (so that we are not subject to the Commission’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $951,000 of proceeds held outside the trust account (as of December 31, 2019), although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay up to $1,000,000 of our working capital requirements as well as to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. The amount of interest available to us from the trust account may be less than $1,000,000 as a result of the current interest rate environment.

If we were to expend all of the net proceeds of our initial public offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the General Corporation Law of Delaware, as amended (the “DGCL”), our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $951,000 of proceeds held outside the trust account (as of December 31, 2019) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination by July 22, 2021 may be considered a liquidating distribution under Delaware law. Delaware law provides that if a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination by July 22, 2021, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our business combination by July 22, 2021, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay up to $1,000,000 of our working capital requirements as well as to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following July 22, 2021 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete our business combination by July 22, 2021 or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Facilities

Conyers Park currently maintains its principal executive offices at 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108 and maintains other offices as provided to it by its officers. The cost for this space is included in the $10,000 per-month aggregate fee an affiliate of the Sponsor charges Conyers Park for general and administrative services pursuant to a letter agreement between Conyers Park and such affiliate of the Sponsor. Conyers Park believes, based on rents and fees for similar services in the relevant areas, that the fee charged by such affiliate of the Sponsor is at least as favorable as Conyers Park could have obtained from an unaffiliated person. Conyers Park considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Upon consummation of the business combination, the principal executive offices of Conyers Park will be those of Advantage, at which time nothing more will be paid to such affiliate of the Sponsor.

Employees

Conyers Park has two executive officers. These individuals are not obligated to devote any specific number of hours to Conyers Park’s matters and intend to devote only as much time as they deem necessary to its affairs. Conyers Park does not intend to have any full time employees prior to the consummation of a business combination.

Management, Directors and Executive Officers

Conyers Park’s current directors and executive officers (with ages as of August 1, 2020) are as follows:

Name	Age	Title
James M. Kilts	72	Executive Chairman of the Conyers Park Board
David J. West	57	Chief Executive Officer and Director
Brian K. Ratzan	50	Chief Financial Officer and Director
Ronald E. Blaylock	60	Director
Peter Klein	74	Director
Irene Rosenfeld	67	Director
Joseph Schena	61	Director

James M. Kilts, our Executive Chairman since inception, is a renowned leader in the consumer industry, with over 40 years of experience leading a range of companies and iconic brands. Mr. Kilts is the Founding Partner of Centerview Capital Consumer, founded in 2006. Previously, Mr. Kilts served as Chairman of the Board, Chief Executive Officer and President of Gillette from 2001 until it merged with The Procter & Gamble Company in 2005; at that time he became Vice Chairman of the Board of The Procter & Gamble Company. Before Mr. Kilts joined Gillette, the company’s sales had been flat for 4 years, and it had missed earnings estimates for 14 consecutive quarters. Mr. Kilts took steps to rebuild the management team, cut costs and reinvest the savings in innovation and marketing. During his tenure as Chief Executive Officer, Mr. Kilts oversaw the creation of approximately $30 billion in equity value for Gillette’s public shareholders. Gillette’s share price appreciated 110% during Mr. Kilts’ tenure, while the S&P 500 declined 3% over the same time period. Under Mr. Kilts’ leadership, Gillette rejoined the top ranks of consumer products companies as sales increased an average of 9% each year. The Harvard Business Review cited Mr. Kilts’ leadership as the driving force behind Gillette’s turnaround. Prior to Gillette, Mr. Kilts served as President and Chief Executive Officer of Nabisco from 1998 until its acquisition by the Philip Morris Companies in 2000. Before joining Nabisco, Mr. Kilts was an Executive Vice President of The Philip Morris Companies from 1994 to 1997 and headed the Worldwide Food group. In that role, Mr. Kilts was responsible for integrating Kraft and General Foods and for shaping the group’s domestic and international strategy. Mr. Kilts had previously served as President of Kraft USA and Oscar Mayer. He also had been Senior Vice President of Strategy and Development, President of Kraft Limited in Canada, and Senior Vice President of Kraft International. Mr. Kilts began his career with General Foods Corporation in 1970.

Owing to Mr. Kilts’ successes across the consumer industry, numerous companies seek his business expertise and advice. Mr. Kilts is currently a member of the Board of Directors of The Simply Good Foods Company, where he has served as Chairman since July 2017, Unifi Inc., where he has served since April 2016, Pfizer, Inc., where he has served since 2007, and MetLife, Inc., where he has served since 2005. Mr. Kilts also served as member of the Board of Nielsen Holdings PLC from 2011 to August 2017, Chairman of the Board of Nielsen Holdings PLC from January 2011 to January 2014, and Chairman of the Supervisory Board of the Nielsen Company B.V. from 2009 to January 2014. Previously, Mr. Kilts was a member of the Board of Directors of Big Heart Pet Brands from March 2011 to March 2015 (during which time he served as Chairman), MeadWestvaco from 2006 to April 2014, The New York Times Company from 2005 to 2008, May Department Stores from 1998 to 2005, Whirlpool Corporation from 1999 to 2005, Chairman of the Board of the Grocery Manufacturers Association from 2003 to 2005, and Delta Airlines from 2002 to 2004. Mr. Kilts is also a former member of Citigroup’s International Advisory Board. Mr. Kilts received a bachelor’s degree in History from Knox College, Galesburg, Illinois and earned a Master of Business Administration degree from the University of Chicago.

David J. West, our Chief Executive Officer and a Director since inception, is an established leader in the consumer industry, with nearly 30 years of experience leading a range of companies and well-known brands. Mr. West became a partner of Centerview Capital Consumer in May 2016. Prior to joining Centerview Capital Consumer, Mr. West served as Chief Executive Officer and President of Big Heart Pet Brands (formerly known as Del Monte Foods) from August 2011 to March 2015, at that time one of the world’s largest pure-play pet food and treats company whose brands included Meow Mix®, Kibbles ‘n Bits®, Milk-Bone®, and others. Mr. West helped reposition the business to increase focus on growth and innovation, launched new products such as Milk-Bone Brushing Chews®, enhanced specialty pet distribution channels through the acquisition of Natural Balance Pet Foods, and developed a marketing culture to effectively promote products. Mr. West worked closely with Mr. Kilts during this time period, as Mr. Kilts was Chairman of the Board of Big Heart Pet Brands. In February 2014, Mr. West oversaw the sale of Del Monte Foods’ Consumer Products business and changed the company’s name to Big Heart Pet Brands, reflecting its singular focus on pet food and snacks. During his tenure as Chief Executive Officer, Mr. West oversaw the creation of approximately $2 billion of equity value for investors. Big Heart Pet Brands was sold to The J. M. Smucker Company in March 2015, at which time Mr. West served The J. M. Smucker Company as President, Big Heart Pet Food and Snacks until March 2016 and as a Senior Advisor until April 2016. Prior to joining Del Monte Foods, Mr. West served as the Chief Executive Officer, President and a director of Hershey from 2007 to May 2011. Under Mr. West’s leadership, Hershey experienced strong profits, net sales growth and shareholder returns, and was recognized as one of the World’s 100 Most Innovative Companies by Forbes Magazine in 2011. During Mr. West’s tenure as Chief Executive Officer, Hershey increased its investment in domestic and international operations, improved the effectiveness of its supply chain and business model, and accelerated its advertising, brand building and distribution programs. The success created by Mr. West’s leadership at Hershey led to more than $5 billion of equity value creation for shareholders during his tenure. Hershey’s share price appreciated 68% during this time period, while the S&P 500 was flat. Prior to his Chief Executive Officer role, Mr. West held various leadership positions at Hershey including Chief Operating Officer, Chief Financial Officer, Chief Customer Officer, and Senior Vice President of Strategy and Business Development. Prior to joining Hershey in 2001, Mr. West spent 14 years with the Nabisco Biscuit and Snacks group, where he held a range of senior positions including Senior Vice President, Finance, and Vice President, Corporate Strategy and Business Planning, a role in which he helped shape and execute Nabisco’s strategy, culminating in the acquisition of Nabisco Holdings Corp. by The Philip Morris Companies in 2000. At Nabisco, Mr. West worked closely with Mr. Kilts during Mr. Kilts’ tenure as Chief Executive Officer. Since July 2017, Mr. West has served as the Vice-Chairman of the Board of The Simply Good Foods Company. Mr. West was a member of the board of directors of Hershey from 2007 to 2011, Del Monte Foods from 2011 to 2014 and Big Heart Pet Brands from 2014 to 2015. Mr. West received a bachelor of science degree, cum laude, in Business Administration from Bucknell University in Lewisburg, Pennsylvania.

Brian K. Ratzan, our Chief Financial Officer and a Director since inception, has been a Partner of Centerview Capital Consumer since April 2014. Mr. Ratzan has over 25 years of private equity investing experience. Prior to joining Centerview Capital Consumer, Mr. Ratzan was Partner and Head of U.S. Private

Equity at Pamplona Capital Management from January 2012 to February 2014. Prior to joining Pamplona, he was Managing Director and Head of Consumer at Vestar Capital Partners, which he joined in 1998. Mr. Ratzan also previously worked at ‘21’ International Holdings, a private investment firm and in the Investment Banking Group at Donaldson, Lufkin and Jenrette. Since July 2017, Mr. Ratzan has served as a director on the Board of The Simply Good Foods Company. Mr. Ratzan previously served on the boards of other consumer companies including Del Monte Foods, The Sun Products Corporation (formerly known as Huish Detergents, Inc.), and Birds Eye Foods, Inc. Mr. Ratzan holds a bachelor’s degree in economics from the University of Michigan, where he was a member of Phi Beta Kappa, and a Master of Business Administration degree from Harvard Business School.

Ronald E. Blaylock serves as a director of Conyers Park II Acquisition Corp. Mr. Blaylock is Founder and Managing Partner of Gennx360 Capital Partners, a private equity firm founded in 2006 focused on investing in industrial and business services companies in the U.S. middle market. Mr. Blaylock has also served as a director of Pfizer since 2017. Prior to launching Gennx360 Capital Partners, Mr. Blaylock founded and managed Blaylock & Company, an investment banking firm. Mr. Blaylock also held senior management positions at UBS, PaineWebber Group and Citicorp. Mr. Blaylock currently serves as a director of CarMax, Inc. and W.R. Berkley, Inc., an insurance holding company. Mr. Blaylock is also a member of the Board of Trustees of Carnegie Hall and of the Board of Overseers of New York University Stern School of Business. Mr. Blaylock received an M.B.A. in finance from New York University’s Stern School of Business and a B.S. in finance from Georgetown University.

Peter Klein serves as a director of Conyers Park II Acquisition Corp. In 2005, Mr. Klein founded PK Associates, a consumer products focused growth management consultancy. From March 2001 through September 2005, Mr. Klein was Senior Vice President and Corporate Officer of The Gillette Company, responsible for Strategy, Planning, Business Development and Global Marketing Resources. Mr. Klein was actively involved in acquisitions and divestitures, new products, functional excellence, strategic sourcing, the sale of Gillette to Procter & Gamble and integration planning. Previously, Mr. Klein was Executive Vice President and Corporate Officer of Strategy, Business Development, Marketing Services and Global e-Business at Nabisco Holdings Corp. from January 1998 through December 2000, and departed Nabisco following Nabisco’s public auction and sale to Phillip Morris/Kraft Foods in December 2000. Mr. Klein joined Nabisco Foods from The Cambridge Group, where he served for seven years as Partner and Managing Director of its east coast office, which he opened in 1991. Prior to joining The Cambridge Group, Mr. Klein was a senior partner for ten years at Marketing Corporation of America, where he led the consumer products management consulting practice. Before consulting, Mr. Klein worked in line sales, marketing and business development at Sterling Drug from 1978 to 1981 (Vice President, Business Development), The Gillette Company from 1972 to 1978 (Director of Marketing & Sales for Braun North America and Group Marketing Manager in Personal Care), and Johnson & Johnson from 1971 to 1972 (Consumer Trade Promotion and Marketing). Mr. Klein is on the Board of Selectors of the Multiplying Good/Jefferson Awards Foundation, on the marketing advisory board at Syracuse University’s Whitman School of Management, on the advisory board of Centerview Capital Consumer, and is Non-Executive Chairman of Vision For and From Children. Mr. Klein received a B.S. degree in Marketing & Finance from Syracuse University and an M.B.A. from Harvard Business School.

Irene Rosenfeld serves as a director of Conyers Park II Acquisition Corp. Ms. Rosenfeld is the former Chairman and CEO of Mondelēz International. After a distinguished 21 year career at General Foods and then Kraft Foods, Ms. Rosenfeld became Chairman and CEO of Frito-Lay North America for two years. Ms. Rosenfeld returned to Kraft Foods, the predecessor to Mondelēz International, in June 2006 as CEO, and became Chairman in March 2007. In October 2012, Ms. Rosenfeld and her team created Mondelez International by spinning off the company’s North American grocery operations, which were subsequently acquired by Heinz/3G. In July 2014, Ms. Rosenfeld spun off the company’s coffee assets into a new entity, Jacobs Douwe Egbert. In addition to Ms. Rosenfeld’s twelve years of public board experience serving as Chair of the Mondelez International Board, Ms. Rosenfeld served on the AutoNation Inc. board for eight years and has served as a director of Qualcomm Incorporated since October 2018. Ms. Rosenfeld has also been active in a number of industry and community organizations, including The Economic Club of Chicago, the Board of the Consumer Goods Forum, The Business Council and serves on the Chicago-Northwest Indiana board of Teach for America. Ms. Rosenfeld received a Ph.D. in Marketing and Statistics, an M.S. in Business Administration and a B.A. in Psychology from Cornell University.

Joseph Schena serves as a director of Conyers Park II Acquisition Corp. Mr. Schena is a Consumer Products industry executive with 40 years of experience in the areas of Financial Operations and Accounting, Strategy and Business Planning, Investor relations and Mergers & Acquisitions. Mr. Schena had served as the Chief of Staff at Cohen Enterprises focused on C&S Wholesale Grocers and Warehouse Technologies from November 2015 until April 2019. Mr. Schena also served as a director of Warehouse Technologies until January 2020. Previously, Mr. Schena served as Chief Financial Officer and Executive Vice President at C&S Wholesale Grocers. Prior to joining Cohen Enterprises, Mr. Schena served as the Chief Executive Officer and President at Bacardi International Limited and as the Chief Financial Officer of Bacardi Limited. Mr. Schena was an Operating Partner at Centerview Capital Consumer from 2007 to 2012 focused on financial operations of portfolio companies. Mr. Schena was involved in the $5.5 billion privatization of Del Monte Foods and the acquisition of Richelieu Foods. Mr. Schena served as the Vice President of Global Financial Operations, Chief Accounting Officer and Controller at The Gillette Company and transitioned to the Chief Financial Officer of the Gillette business unit of Procter & Gamble (“P&G”) after P&G acquired Gillette in October 2005 where Mr. Schena was responsible for Gillette’s business results as well as integrating Gillette’s and P&G’s financial operations. Prior to Gillette, Mr. Schena served in various senior financial and strategy positions at Kraft/Nabisco from 1980 to 2000. Mr. Schena received an M.B.A. in Finance and a B.B.A. in Accounting from Iona College.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Mr. Blaylock, Mr. Klein, Ms. Rosenfeld and Mr. Schena are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Number and Terms of Officers and Directors

The Conyers Park Board consists of seven members. The Conyers Park Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Blaylock and Mr. Klein, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ms. Rosenfeld and Mr. Schena, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Kilts, West and Ratzan, will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of securities in our initial public offering, our sponsor, upon consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Mr. Blaylock, Mr. Klein and Mr. Schena serve as members of our audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Schena qualifies as an “audit committee financial expert” as defined in applicable SEC rules, and will chair the audit committee.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

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the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent registered public accounting firm all relationships they have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The Conyers Park Board has established a compensation committee. The members of our Compensation Committee are Mr. Blaylock, Ms. Rosenfeld and Mr. Schena.

We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $10,000 per month administrative fee payable to an affiliate of the Sponsor and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

Conyers Park does not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The Conyers Park Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, there is no nominating committee charter in place.

The Conyers Park Board will also consider director candidates recommended for nomination by Conyers Park’s stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Conyers Park’s stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in Conyers Park’s Bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a code of ethics that applies to our officers and directors. We have filed copies of our code of ethics, our audit committee charter and our compensation committee charter as exhibits to our registration statement in connection with our initial public offering. You may review these documents by accessing our public filings at the Commission’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

Periodic Reporting and Audited Financial Statements

Our units, Class A common stock and warrants are registered under the Exchange Act and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the Commission. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS

Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We will be required to evaluate our internal controls over financial reporting procedures for the fiscal year ending December 31, 2020 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirements on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior June 30.

We will cease to be an emerging growth company and a smaller reporting company in connection with the consummation of the business combination.

CONYERS PARK’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware corporation on May 2, 2019 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our initial business combination using cash from the proceeds of our initial public offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•

may significantly dilute the equity interest of investors in our initial public offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock;

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2019, we had no cash and deferred offering costs of $951,060 in cash and cash equivalents. At June 30, 2020, we had $827,094 in cash and cash equilvants and no deffered offering costs. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

For the period from May 2, 2019 (inception) to December 31, 2019, we had a net income of approximately $2.5 million. Our entire activity from May 2, 2019 through December 31, 2019, consisted of formation and preparation for our initial public offering and since our initial public offering, the search for a target business with which to consummate an initial business combination, and as such, we had no operations and no significant operating expenses. Subsequent to the closing of our initial public offering on July 22, 2019, our normal operating costs included costs associated with our search for the business combination, costs associated with our governance and public reporting, state franchise taxes and charges of $10,000 per month from our sponsor for administrative services. Our interest income earned on cash equivalents and marketable securities held in the trust account were approximately $3.6 million.

For the six months ended June 30, 2020, we had a net income of approximately $ 919,022. Our entire activity for the six months ended June 30, 2020 consisted of formation and preparation for our initial public offering and since our initial public offering, the search for a target business with which to consummate an initial business combination, and as such, we had no operations and no significant operating expenses. Subsequent to the closing of our initial public offering on July 22, 2019, our normal operating costs included costs associated with our search for the business combination, costs associated with our governance and public reporting, state franchise taxes and charges of $10,000 per month from our sponsor for administrative services. Our interest income earned on cash equivalents and marketable securities held in the trust account were approximately $1.3 million.

Liquidity and Capital Resources

Until the consummation of our initial public offering, our only sources of liquidity were an initial purchase of founder shares for $25,000 by the sponsor and loans to us of up to $300,000 by our sponsor under an unsecured promissory note. This promissory note was non-interest bearing and was paid in full on July 22, 2019 in connection with closing of our initial public offering.

On July 22, 2019, we consummated our initial public offering in which we sold 45,000,000 Units, including 5,000,000 overallotment Units, at a price of $10.00 per Unit, generating gross proceeds of $450 million before underwriting discounts and expenses. The sponsor purchased an aggregate of 7,333,333 warrants at a price of $1.50 per warrant in a private placement that occurred simultaneously with our initial public offering. In connection with our initial public offering, we incurred offering costs of approximately $25.36 million (including an underwriting discount of $9 million and a Deferred Discount of $15.75 million). Other incurred offering costs consisted principally of formation and preparation fees related to our initial public offering. $450 million of the net proceeds from our initial public offering and certain of the proceeds from the private placement of the private placement warrants were deposited in a trust account established for the benefit of our public stockholders.

As of December 31, 2019 and June 30, 2020, we have available to us the $951,060 and $827,094, respectively, of cash and cash equivalents on our balance sheet. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination. We are also entitled to up to $1,000,000 in interest from the trust account to be used for working capital purposes. The amount of interest available to us from the trust account may be less than

$1,000,000 as a result of the current interest rate environment. As of December 31, 2019 and June 30, 2020, our interest income in the trust account is approximately $3.6 million and $1.3 million.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect that we have sufficient resources subsequent to our initial public offering to fund our operations through July 22, 2021. We do not believe we will need to raise additional funds following our initial public offering and the sale of our private placement warrants in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination, which may include a specified future issuance. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligation

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual Obligations

Underwriting Agreement

On July 22, 2019, the underwriters partially exercised their over-allotment option for 5,000,000 Units.

The underwriters were entitled to underwriting discounts of $0.20 per unit, or $9.0 million in the aggregate, paid upon the closing of the initial public offering. In addition, $0.35 per unit, or approximately $15.75 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

Administrative Support Agreement

Commencing on the date our securities were first listed on the NASDAQ, we agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or our liquidation, we will cease paying these monthly fees.

Critical Accounting Policies

Marketable Securities Held in Trust Account

Our portfolio of investments held in Trust Account are comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities (net), dividends and interest, held in Trust Account in our statements of operations. The fair value for trading securities is determined using quoted market prices in active markets.

Class A Common Stock Subject to Possible Redemption

Shares of Class A Common Stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of Class A Common Stock (including shares of Class A Common Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Class A Common Stock are classified as stockholders’ equity. Our shares of Class A Common Stock feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2019 and June 30, 2020, 43,313,166 and 43,405,068 shares of Class A Common Stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Net Income (Loss) Per Share of Common Stock

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. We have not considered the effect of warrants sold in the initial public offering and private placement to purchase 18,583,333 shares of Class A Common Stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

Our statements of operation include a presentation of income per share for shares of Class A Common Stock subject to redemption in a manner similar to the two-class method of income per share. For the year ended December 31, 2019, net income per share as, basic and diluted for Class A common stock are calculated by dividing the interest income earned on investments and marketable securities held in the trust account of approximately $3.6 million, net of applicable taxes of $830,672 and $279,580 of working capital expenses (up to $1,000,000) available to be withdrawn from the trust account, resulting in a total of $2,469,141 for the year ended December 31, 2019 by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net income of $2,469,141, less income attributable to Class A common stock by the weighted average number of shares of Class B common stock of $2,469,141 outstanding for the period.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

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Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

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Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2019 and June 30, 2020 the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in trust account is comprised of investments in U.S. Treasury securities with an original maturity of 180 days or less and are recognized at fair value. The fair value of investments held in trust account is determined using quoted prices in active markets.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. We will no longer be an emerging growth company following the consummation of the Transactions.

This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Upon consummation of the Transactions, Conyers Park will cease to be an “emerging growth company.”

INFORMATION ABOUT ADVANTAGE

Unless otherwise indicated or the context otherwise requires, references in this section to the company, “we,” “us,” “our” and other similar terms refer to Advantage and its consolidated subsidiaries prior to the business combination and to New Advantage and its consolidated subsidiaries after giving effect to the business combination.

Our Company

We are a leading business solutions provider to consumer goods manufacturers and retailers. Our customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales and achieve operating efficiencies. Within our sales segment, which generated approximately 52% of our total revenues in the year ended December 31, 2019, we serve as a critical link between consumer goods manufacturers and retailers. Our teams serve as an important component of the consumer and retail infrastructure by acting as a trusted intermediary between brands and their retailer partners where we are responsible for managing important sales, marketing and merchandising activities on behalf of clients. For example, through our headquarter sales representation services we work on behalf of consumer goods manufacturers to prepare and present to retailers a business case to increase distribution of manufacturers’ products and optimize how they are displayed, priced and promoted both in-store and online. We also make in-store visits for both manufacturer and retailer clients to ensure the products we represent are adequately stocked and properly displayed. Through our marketing segment, which generated approximately 48% of our total revenues in the year ended December 31, 2019, we help brands and retailers reach consumers through two main platforms. The first is our retail experiential business, also known as sampling or demo, where we manage highly customized and deeply embedded large scale sampling programs (both in-store and online) with multi-decade relationships for leading retailers. These programs are mission-critical platforms for brands and retailers to drive sales, promote loyalty and build trial. The second is our collection of specialized agency businesses where we provide private label services to retailers and develop granular marketing programs for brands and retailers that are designed to influence shoppers on their paths to, and at the point of, purchase using our proprietary insights on shopper behavior, analytics, brand knowledge, and understanding of manufacturer and retailer strategies. Our segments are bolstered by our suite of technology offerings which enhance our sales and marketing capabilities by leveraging data and analytics solutions to support our associates in creating, executing and measuring insight-based plans to grow our clients’ businesses. Through our strategic acquisition of Daymon, or the Daymon Acquisition, we further enhanced the portfolio of retailer-centric services that we provide to our clients in both our sales and marketing segments, including private label development and management services, merchandising and experiential marketing services. In 2019, we provided services to over 3,500 manufacturers, and provide services for products located at more than 200,000 retail locations.

We serve leading manufacturers of both branded and private label products across a range of consumer product categories, including packaged foods, beverages, perishables, health and beauty care and consumer electronics. We also maintain deep relationships with retailers across various channels, including traditional retail (which includes grocery, drug, mass, convenience, club and natural/specialty), foodservice and e-commerce. We believe this diversity of channel exposures across historically defensive consumer product categories provides stability to our business and has historically helped us generate consistent returns well in excess of our cost of capital.

Our clients vary in terms of size and growth profile, ranging from some of the world’s largest consumer goods manufacturers, including Mars, PepsiCo and Smucker’s, to smaller regional players and emerging brands. While the majority of our client base has historically been consumer goods manufacturers, over the past ten years, and as a result of the Daymon Acquisition, we have increased our offerings to retailers, particularly in the areas of private label development, designing and managing in-store events platforms, retailer-centric merchandising and other labor-based services, such as data collection, product assembly, new-store setups and remodels. More recently, we have also begun to offer our marketing services beyond consumer goods manufacturing and retail, to industries such as automotive, entertainment and travel.

We believe that our strategic insights, flexible, service-oriented approach and superior execution have helped us cultivate long-standing relationships with our clients. We help our clients increase sales and reduce costs by leveraging our industry expertise, network of relationships and scale to develop and execute strategies that fuel our clients’ growth and allow them to focus on their core competencies. Nine of our top 15 clients by revenues in 2019 have been clients for over ten years, with the remaining six clients being new business wins in the last ten years. From 2010 through 2019, we had an average revenue-weighted client retention rate of approximately 98%. We define average revenue-weighted client retention rate as prior year total revenues less annual revenues from lost clients in that period, divided by prior year total revenues. We believe this high level of retention demonstrates the value that we provide our clients through the deeply embedded and mission critical sales and marketing functions that we manage on our clients’ behalf as part of their coordinated go-to-market strategies.

Our value-added services-based operations provide us with a capital-efficient business model that requires limited investment in the form of capital expenditures and working capital. Our strong cash flow profile, combined with the consistent growth of our business, provides us with a high degree of financial flexibility to deploy capital towards organic initiatives and strategic acquisitions that we believe generate returns well in excess of our cost of capital. We believe effective allocation of capital lies at the heart of our business model, and we have developed processes over time to facilitate disciplined investments that expand our service capabilities, sales channels, client relationships and geographic markets. We have sourced, executed and integrated 62 acquisitions since January 2014. We believe pursuing attractive acquisition opportunities will remain a central component of our business in the future given the highly fragmented and evolving nature of our industry.

As of June 30, 2020, we operated more than 100 offices, primarily in the United States and Canada. We lease all of our properties, except for a property in Connecticut and another property in Kansas, which we own. Leases on these offices expire at various dates from 2020 to 2028, excluding any options for renewal. Our geographic footprint allows us to execute our strategies on a local, regional or national level. As of June 30, 2020, we employed in excess of 58,000 associates who provide us with the resources and scale to provide broad-reaching and cost-efficient solutions to our clients. Many of our offices are strategically located near our manufacturer and retailer clients, with many of our associates working directly at manufacturers’ or retailers’ offices. This presence provides us with deeper insight into client strategies, systems and operations and gives our associates more direct access to key decision makers, allowing them to deliver our value-enhancing services in a more tailored and effective manner. While the majority of our business is concentrated in the United States and Canada, we maintain a platform through our strategic international investments in select markets throughout Africa, Asia, Australia, Europe and Latin America through which we can service the global needs of multinational manufacturers and retailers.

In 2019, we generated $3.8 billion of revenues, $19.8 million of net loss and $504.0 million of Adjusted EBITDA. Our revenues and Adjusted EBITDA in 2019 reflect a compound annual growth rate, or “CAGR,” of 12.6% and 11.0%, respectively, since 2007 and our organic revenues in 2019 reflect a CAGR of 4.0% since 2008. Our business has demonstrated consistency and resiliency over time and through economic cycles; for example, during the economic downturn of 2008-2010, we generated 20.2% and 25.0% in revenue and Adjusted EBITDA growth, respectively. See “Advantage’s Summary Historical Financial Information” for a reconciliation of Adjusted EBITDA to net income (loss) and “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of how we define and assess our organic revenues.

We believe that the consistency and resiliency of our business has been attributable to a variety of factors, including: the stability of the markets we serve since a significant portion of our revenues is tied to the sales of a broad group of non-discretionary consumer goods (including during the COVID-19 pandemic, during which certain governmental agencies designated many retailers as “essential businesses”); the diversity of the services we offer across a variety of distribution channels; and the nature of the services we provide to our clients. Additionally, our services-based operations provide us with a capital-efficient business model that requires limited investment in the form of capital expenditures and working capital. The consistency of our operating results as well as our strong cash flow profile has provided us with a high degree of financial flexibility, which has enabled us to strategically deploy capital to build our business over time.

Our Historical Financial Performance ($ in millions)

*	Revenues and Adjusted EBITDA CAGRs calculated from 2007 to 2019. Organic revenues CAGR calculated from 2008 to 2019.

Note:

Revenues and Adjusted EBITDA for the year ended December 31, 2010 presented above represent the mathematical addition of the audited results of a successor for the period from December 17, 2010 to December 31, 2010, and the audited results of a predecessor for the period from January 1, 2010 to December 16, 2010, following the 2010 Acquisition. Revenues and Adjusted EBITDA for the year ended December 31, 2014 presented above represent the mathematical addition of the audited results of a successor for the period from July 26, 2014 to December 31, 2014, and the audited results of a predecessor for the period from January 1, 2014 to July 25, 2014, following the 2014 Topco Acquisition.

In the six months ended June 30, 2020, we generated $1.5 billion of revenues, a net loss of $59.5 million, $65.7 million of Adjusted Net Income, and $218.4 million of Adjusted EBITDA. See “Advantage’s Summary Historical Financial Information” for a reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net loss.

Our Value Proposition

Our value proposition is simple—we help clients grow sales, reduce costs, and solve problems. We do this by utilizing our specialized expertise and service offerings, a vast network of existing relationships and operational scale to develop effective and efficient sales, marketing and technology solutions for their everyday problems.

We help grow clients’ sales by increasing the distribution of their products in stores and online and by optimizing how they are displayed, priced, and promoted through the services offered in our sales segment. In our marketing segment we grow client sales by generating demand for and influencing the purchase of clients’ products.

We help clients reduce costs by utilizing our significant operating infrastructure to deliver critical sales, marketing and technology solutions at a scale and cost that they couldn’t otherwise deliver on their own. For example, Dechert-Hampe estimated in 2019 that outsourcing direct retail coverage teams to a syndicated model may save manufacturers between 45% and 50% and that replacing a direct sales team with headquarter representation from an outsourcing partner may save manufacturers between 35% and 50%.

And finally, we help clients solve their problems. As a strategic intermediary between consumer goods manufacturers and retailers, we have a differentiated position that gives us visibility into our clients’ changing and unaddressed needs and allows us to deliver solutions through our evolving suite of capabilities. For example, we have spent the last several years developing a suite of services and tools to help our clients transition to e-commerce and reach consumers through digital marketing and media.

For many consumer goods manufacturers, managing relationships across a comprehensive set of retailers and channels can be prohibitively costly. For instance, our associates regularly call on over 900 retailer headquarters or buying offices in the United States and our syndicated retail teams visit over 50,000 unique stores each month. Sales and marketing functions involve a variety of specialized steps that can place a large burden on internal resources and divert attention away from core product innovation and brand building activities.

On the sales front, these steps include introducing products to retailers, soliciting orders, negotiating shelf-space fees, coordinating merchandising assortments, determining optimal space allocation and planning and executing promotional and display programs. Once products reach stores, manufacturers must also remain vigilant to ensure products are stocked in accordance with supply contracts and agreed planograms, inventory levels are appropriately managed and replenished and one-time events and promotions are properly executed. In addition, as consumers shift to purchase more products online, manufacturers are responding by enlisting business partners to help them make the transition to e-commerce in order to maintain brand awareness and maximize revenues in an emerging channel.

On the marketing front, manufacturers and retailers have also been challenged to implement effective programs to drive consumer demand and differentiate shoppers’ experiences in a rapidly evolving retail environment that spans multiple channels. Effective and differentiated marketing programs require extensive market analysis to optimize dollar spend through programs that influence consumers across their entire purchase journey, whether it be in a physical store or on a computer or mobile device. As a result, manufacturers and retailers have struggled to maintain the expertise and capabilities needed to develop and execute integrated multi-channel marketing campaigns that reach consumers across all mediums, while also providing compelling content, offers and experiences that influence purchase behavior.

We believe that our value proposition is compelling and relevant to manufacturers and retailers of all sizes. Larger manufacturers and retailers, which may possess the resources and scale to bear the cost of internal sales and marketing teams, often rely on our services and ability to drive higher sales and reduce costs. For instance, Dechert-Hampe reported in its 2019 study that almost 90% of North American branded consumer goods manufacturers relied on sales and marketing agencies for at least one service. Similarly, we have found that large retailers increasingly outsource the development, management and execution of services such as in-store sampling and experiential marketing programs to third-party agencies in order to redirect their internal resources towards core competencies. Small-to-mid sized consumer goods manufacturers may not possess the resources and scale to implement and maintain internal sales and marketing teams and, as a result, these companies also turn to outsourcing providers to successfully grow their businesses at a lower cost than they could support on their own. Additionally, managing private label portfolios and coordinating in-store merchandising programs can be costly for retailers, place a burden on internal resources and divert attention away from their core activities.

We work closely with our clients to identify the combinations of services that best meet their sales and marketing objectives and strive to address the related challenges they face in a customized way.

Our Solutions

Our services are provided across two segments—sales and marketing.

What We Do

Sales Segment

Through our sales segment, we provide our clients with a full suite of outsourced solutions to enhance sales in the traditional retail, foodservice and e-commerce channels. Within our sales segment, we typically generate revenues on a commission, fee-for-service or cost-plus basis. Our primary sales services include:

Brand-Centric Services

Our service offerings have been predominately centered around providing solutions to branded consumer goods manufacturers (i.e., non-private label manufacturers). These brand-centric services include:

Headquarter Relationship Management

We act as a representative of our consumer goods manufacturer clients and facilitate relationships with retailers across a range of matters, including business development and sales planning efforts. We prepare customized, data-driven business plans on behalf of our manufacturer clients and present a business case to increase distribution of their products, and optimize the shelf placement, pricing and promotion of their products, to our extensive network of industry contacts spanning retailer buying organizations and senior executive ranks. Our services are enhanced by our in-depth understanding of both the manufacturers’ and retailers’ strategic priorities, which is supported by our close physical proximity to our clients’ offices, as well as our proactive approach in identifying business-building opportunities. Our scale allows us to offer these services on a local, regional or national level, as well as for a client’s designated product, brand or entire portfolio.

Analytics, Insights and Intelligence

To support our sales efforts, we field a team of analytics professionals who provide category and space management services. These professionals, which totaled over 400 as of June 30, 2020, analyze consumer purchase and retailer data to identify opportunities to increase the sales of our clients’ products and categories. We perform these analyses using our proprietary business intelligence technology platform, which aggregates data to guide sales strategies to expand product distribution and optimize other factors such as assortment, planograms, pricing and trade promotions. We also use post-promotion analytical tools to evaluate promotion effectiveness and work with clients and retailers to make the adjustments necessary to meet sales and profit objectives at the product and category level. Our teams of category managers are available in every market, including some who sit onsite with retailers and assist in developing analysis to support recommendations. We also conduct advanced analytical services for clients such as retailer point-of-sale and shopper card analytics and primary market and shopper research.

Administration

Our associates handle key back-office functions such as receiving and processing purchase orders. Our team also manages trade promotion programs executed between manufacturers and retailers. Through our innovative technology, on average we process nearly 70,000 purchase orders monthly of which over 45% are completely automated and require no human interaction. Through our expanded “Order to Cash” service, we strive to deliver additional savings for clients by managing extra steps in the order process, including revenue reconciliation, cash application and collection management. Finally, we leverage this infrastructure to offer additional services that include call center support and vendor-managed inventory (i.e., building orders to ensure appropriate in-stock levels).

Brand-Centric Merchandising

We deploy teams in retail locations to support manufacturers’ in-store sales strategies. Our associates conduct both cyclical and ad hoc store visits to manage product availability and positioning, implement promotions, install point-of-purchase displays and perform other value-added merchandising services. Tablet technology and proprietary software are used extensively in the workflow. For example, routing software helps guide our associates from location to location in the most efficient and effective way based on factors such as store volume, sales velocity, store location and in-store conditions. In store, our associates use our merchandising application and scanners to efficiently and effectively execute a range of activities such as distribution tasks, validating promotional compliance or answering survey questions.

Our software leverages daily point-of-sale store data, supply chain data and advanced algorithms to target and correct potential store-level merchandising issues in real time, such as SKUs that are void, out of stock or past expiration. We are able to leverage this intelligence to route our retail teams to stores where issues exist, or may soon exist, as well as prioritize our associates’ work to address the highest-value opportunities while conducting a store visit.

Another application provides our associates with professional digital presentation materials enabling them to make quick and impactful recommendations to store managers for assortment changes, promotional events and display programs. We are also able to integrate point-of-sale data into these presentations to help store managers understand the potential store-level sales impact from such recommendations.

We offer our clients a full spectrum of flexible service models for our retail services coverage. In our dedicated coverage model, our associates perform services exclusively for a particular client and have intimate knowledge of its categories and products. Our syndicated coverage model utilizes shared teams in particular channels to perform services for multiple clients while in a store. Finally, we offer hybrid coverage models whereby clients can choose to have dedicated teams covering designated channels or retailers and syndicated coverage for other channels. Our retail services teams focus either on manufacturers or particular retail channels, such as grocery, drug, mass, convenience, club and natural/specialty, which allows them to develop expertise in either manufacturer products or a particular class of trade.

Retailer-Centric Services

Over the past decade we have leveraged our strategic position with retailers to develop solutions that address their needs. Our suite of retailer-centric services was enhanced by the Daymon Acquisition. Our retailer-centric services include:

Retailer-Centric Merchandising

We serve select retailers as their exclusive provider, and other retailers as an authorized provider, of in-store merchandising or reset services. For some of our retailer clients, we perform other in-store services, such as compliance audits, data collection and in-store product assembly; and certain advisory services, such as analytics and planogram services intended to increase sales and optimize inventory and space management, so that the retailer’s personnel can focus on interacting with and servicing its shoppers.

In-Store Media

We manage a wide variety of media, merchandising and display platforms for retailers, including: multi-manufacturer circular programs; an in-store display platform for perishable brands with over 2,500 cooler units in high-traffic locations; and a network of advertisements on pedestals at the entrances and exits of major retailers.

In addition to our brand-centric and retailer-centric sales services, we have a portfolio of other broadly applicable offerings that are designed to grow sales and reduce costs for clients. These services include:

Digital Commerce

We offer technology and e-commerce solutions to both manufacturers and retailers.

Our business intelligence solutions drive efficiencies for consumer goods manufacturers in two ways: first, certain of our technology solutions automate critical reporting processes and provide insights that allow manufacturers to make revenue-optimizing decisions (e.g., software applications that synthesize large amounts of commercial data into intuitive reports that allow managers to make more informed decisions with respect to sales and inventory levels); and second, when combined with our merchandising services delivered through our retail services teams, our digital and technology solutions optimize in-store operations and workflows.

Our e-commerce capabilities cover a comprehensive suite of services, including representation of consumer goods manufacturers to online retailers, trade marketing management, brand reputation management and content creation, management and syndication services. Our e-commerce services include facilitating the purchase of products directly by online retail partners, as well as, in some cases, purchasing and reselling clients’ products directly to the consumer, which affords us comprehensive coverage of manufacturers’ product portfolios. Our trade marketing management services also support effective merchandising of our clients’ products in the online channel through optimizing pricing, promotion and placement of those products. In addition, through our brand reputation management services we help manage brands’ online reputation to increase community engagement and conversations that promote purchasing decisions. Our content services help manufacturers and retailers create and syndicate product content that is designed to educate shoppers and increase online sales. These services include professional content production capabilities for product imaging and specifications and one of the world’s largest retailer content syndication networks. Our network allows us to distribute rich product content to over 1,000 e-commerce sites. These assets, leveraged from our own production work or retailers’ and manufacturers’ brand development efforts (e.g., consumer-facing websites), help manufacturers and online retailers sell more by providing comprehensive and compelling product information for a more engaging shopper experience.

Marketing Segment

We believe that our marketing segment is differentiated from our competition by our people, retail connectivity, entrepreneurial marketing mindset and scale. We launched our marketing business in 2000 in response to our observation of the challenges that our clients were experiencing by working with traditional marketing agencies that were not effectively connecting brand marketing strategies, sales planning efforts and retailer strategies to offer cohesive brand marketing. Our position as an intermediary in the market gives us deep insight and understanding into manufacturers’ needs from a sales perspective, their marketing and promotion strategies, as well as retailer strategies. We believe this position enables us to create more effective, shopper-focused marketing promotions by connecting client sales and marketing strategies with those of retailers.

We believe that our marketing business is differentiated from traditional marketing agencies in that it is built upon our insights and understanding of manufacturer and retailer strategies, leverages our ability to design and execute coordinated, large-scale marketing platforms in retail and combines capabilities from across the various disciplines in our portfolio to influence consumers at critical points along the purchase journey through execution platforms that reach audiences in-store and out of store to deliver superior client results.

Since founding our marketing business, we have grown to become a national agency collective and are the agency of record for many of the most recognized brands across the retail, packaged goods, technology, apparel, automotive, travel, entertainment, education and healthcare industries. We were ranked by Ad Age as the largest U.S. promotions agency and the largest U.S. experiential and event marketing agency in 2014, 2015, 2016, 2017, 2018, 2019 and 2020 based on prior year revenues. Furthermore, in 2020 we ranked eighth on Ad Age’s list of the largest U.S. marketing agencies from all disciplines and 14th on its list of the world’s largest agency companies based on prior year revenues.

Within our marketing segment, we typically generate revenues on a fee-for-service, cost-plus, retainer or commission basis.

Brand-Centric Services

Shopper and Consumer Marketing

For manufacturer clients, we analyze shopper behavior and apply our deep retailer knowledge and expertise to offer planning, execution and measurement of insight-based, retailer-specific promotions that target a retailer’s specific shopper base to drive product sales. We combine an understanding of how a brand’s consumers behave as shoppers in different channels, formats and retailers (mined from data resources) with an understanding of retailer objectives, strategies and preferred programming tactics (informed by our connectivity and resources in the field) to develop programs that successfully promote the sales of clients’ products at retail. Manufacturers also hire us for national consumer promotions, which are designed to stimulate demand for, and awareness of, their products more broadly.

Brand Experiential

We design and execute brand experiences in retail and non-retail settings in order to help brands engage, educate, acquire and retain consumers and impact purchase behavior.

Our brand experiential solutions include large-scale festivals, lifestyle venues, pop-up-shops, mobile tours, as well as assisted sales programs whereby our associates act as extensions of client sales teams, educating consumers as well as store employees.

Retailer-Centric Services

Retail Experiential

We design and execute one-to-one engagement strategies in order to drive product trial and sales and help retailers differentiate their in-store experience and generate more loyalty from shoppers. This includes in-store sampling and demo programs with fully-scaled operations including staffing, training, field management, assembly, fulfillment, technology and reporting. We deploy teams at each retailer that develop event concepts in conjunction with marketing, merchandising and store operations and then secure supplier support and funding for the programs. Our other retail experiential solutions include premium advisors who provide assistance in complex categories (such as beauty and adult beverages), virtual advisors who provide assistance via text messaging or web and curated sampling boxes for online grocery pick-up and delivery orders. Retail experiential constitutes the largest service in the marketing segment, representing more than half of our retailer-centric and marketing revenues.

Private Label

We help maximize the market potential of private label portfolios by providing comprehensive private label strategy, development and management services to retailers and private label manufacturers. By leveraging our analytical capabilities and expertise, we develop strategies and provide insights that help retailers establish and grow productive and profitable private label programs across new and existing product categories. This process often begins with a thorough analysis of the marketplace to develop a private label portfolio strategy that aligns with a client’s priorities. We help identify the most compelling product categories to target and specific products to develop. We also provide packaging and design services to bring our clients’ brands to life through strong brand identities. Our retailer clients are supported by analytical teams and associates who execute strategies through assortment planning, product sourcing and marketing and ongoing program management.

In addition to our brand-centric and retailer-centric marketing services, we have a portfolio of other broadly applicable offerings that are designed to engage consumers and enhance marketing efforts for clients. These services include:

Digital Marketing

Using advanced analytics, our digital marketing teams provide a wide range of services to clients, including: interactive design and development across mobile, tablet and desktop platforms; application development; content management solutions; paid media, including search engine marketing, and programmatic and direct media; and social media development and management.

Digital Media and Advertising

We offer targeted media and advertising solutions powered by our proprietary data that deliver to curated, custom audiences from first and third-party data sources. Our cross-screen advertising capabilities enable advertisers to target and engage with custom audience segments across devices via rich media, display, email and value exchange ads.

Our Market Opportunity

We compete in several large and consistently growing markets for outsourced business services targeting the sales, marketing and technology needs of consumer goods manufacturers and retailers.

Dechert-Hampe estimated in 2019 that the market for the traditional outsourced sales services (excluding private label development services) offered through our sales segment in the United States was approximately $7.3 billion in 2018 and has grown at a CAGR of approximately 4.8% from 2013 through 2018. Historically, the outsourced sales services industry has grown consistently, largely driven by the steady expansion of the broader U.S. consumer goods market and the growth in penetration of outsourced services with consumer goods manufacturers. Over the past two decades, the industry has experienced meaningful consolidation. Today, the U.S. industry operates with three national firms, two of which, including us, have the most significant market share. Based on our 2018 U.S. sales services revenues and industry data provided by Dechert-Hampe in its 2019 study, we estimate that we account for approximately 20% of the sales services market (excluding private label development services) in the United States by revenues. Other than the three national firms, the industry remains highly fragmented, comprised of smaller independent agencies that offer services on a more regional level or are focused on a specific channel, such as foodservice, or specific service, such as merchandising projects and resets.

End markets for our solutions consist of a diversified group of large and emerging consumer goods manufacturers across mostly non-discretionary categories, such as packaged foods, beverage and personal care, and a diversified group of leading retailers across traditional retail, foodservice and e-commerce channels. These end markets have experienced relatively stable growth over time and across market cycles, as demonstrated by a CAGR of 2.8% between 2007 and 2018, with only one year of decline during the same period.

The market for our technology and digital commerce solutions offered in the sales segment has grown rapidly as manufacturers and retailers look to drive operational efficiencies through data analysis, and effectively distribute, manage and advertise products in the e-commerce channel. Dechert-Hampe estimated in 2019 that the market for the business intelligence technology solutions offered through our sales segment in the United States was approximately $32.6 billion in 2018 and was expected to continue to grow. Additionally, we believe we have an opportunity to increase our sales revenues in the growing e-commerce channel. Dechert-Hampe estimated that e-commerce consumer goods sales in the United States were approximately $43.4 billion in 2018, up from approximately $39.3 billion in 2017, an increase of 10%. We expect the market for technology and digital commerce solutions to continue to grow as these trends continue.

Dechert-Hampe estimated that the market for the experiential, shopper and consumer marketing services offered through our marketing segment in the United States was approximately $11.6 billion in 2017 and had grown at a CAGR of approximately 16% from 2012 to 2017. The market for these services has grown with increased manufacturer and retailer awareness and understanding of the greater effectiveness of properly targeted marketing strategies. These strategies aim to influence shoppers with meaningful messages and experiences along their paths to purchase, particularly while in-store and at the point-of-purchase. Dechert-Hampe estimated in its 2019 study that overall marketing spend in these service areas would continue to grow, primarily driven by manufacturers’ and retailers’ desire to influence shoppers to purchase products with memorable content and experiences. The industry for these services remains highly fragmented and consists of a large number of specialized and diversified agencies.

Dechert-Hampe estimated that the market for digital marketing solutions in the United States was approximately $21.3 billion in 2017 and had grown at a CAGR of approximately 25% from 2012 to 2017. The market for these solutions has grown with the increasing influence of digital marketing in consumers’ shopping routines, causing manufacturers and retailers to integrate digital, social and mobile marketing techniques into their marketing plans. We expect the market for these solutions to continue to grow rapidly as manufacturers and retailers seek to create effective, integrated multi-channel marketing campaigns that deliver compelling content and experiences to influence shopper behavior across all mediums.

We believe that growth in the several markets in which we compete is driven by a number of prevailing industry trends:

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Outsourced business services are in increasing demand as manufacturers and retailers continue to seek effective and cost-efficient operational solutions. The scale and expertise of leading outsourced service providers allow manufacturers and retailers to find efficiencies in non-core services. For example, outsourced sales services allow manufacturers to establish and maintain retail sales relationships without the commitment of employing a large in-house labor force. As manufacturers and retailers continue to outsource sales and marketing functions to intensify focus on their core competencies, increase sales and reduce costs, we believe demand for outsourcing will outpace end market growth in consumer goods.

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Small and mid-sized consumer brands are benefitting from increased consumer demand and require a deeper level of outsourced support for key sales and marketing functions. While small and mid-sized consumer brands continue to account for a larger share of total consumer spending, they often lack the scale and resources to interface with a broad network of retailers, achieve broad distribution and influence consumer demand. Outsourced solutions providers offer the scale, infrastructure, expertise, technology and support to fulfill these brands’ needs.

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Private label brands are of increasing importance to retailers seeking growth and profitability as well as increased customer loyalty. Many retailers have begun to turn to private label brands to enhance their competitiveness and increase profitability in the face of margin and discounter pressures. Private label brands have also become increasingly sophisticated and tailored to shifting consumer preferences, enabling retailers to create distinctive and premium positioning, extending consumer loyalty to private label branding and responding more quickly to changes in market preferences. As an outsourced solutions provider, we offer expertise, manufacturer relationships, insights and infrastructure needed to successfully develop, execute and manage sophisticated private label portfolios, allowing clients to focus on core retail competencies.

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The proliferation of e-commerce has driven retailers to pursue strategies to differentiate their in-store shopping experience. Retailers have sought to adapt to shifting consumer shopping trends by leveraging outsourced service providers to help differentiate their in-store shopping experience in order to more effectively compete with e-commerce shopping alternatives. By delivering memorable in-store experiences, we believe retailers can increase customer loyalty and influence key purchase decision making.

•

The growth of e-commerce has also driven manufacturers and retailers to seek solutions that support the growth of their business in this channel. Consumer brands and retailers have sought to adapt to the growing propensity for online shopping and to develop the expertise, infrastructure and technology necessary to effectively distribute and advertise products online. We believe consumer brands and retailers are especially well served by outsourcing providers that can coordinate sales and marketing efforts across both physical and digital retail channels.

Within this industry environment, we believe we are advantageously positioned because of our expertise, diverse and customizable suite of services, relationships, national footprint and scale.

Our Competitive Strengths

We believe the following strengths differentiate us within our industry and have contributed to our sustained success:

Leading National Provider with Significant Scale and Infrastructure that Would be Difficult to Replicate

We are a leading national provider of technology-enabled sales and marketing services, as measured by revenues, in the markets in which we operate. With approximately 48,000 associates regularly providing services within retail locations and more than 4,000 associates working on behalf of manufacturers and retailers at or near their headquarters or regional buying offices as of June 30, 2020, we are one of the largest national providers of sales and marketing services.

For example, in our marketing segment, we are the largest provider of experiential marketing services to retailers and consumer goods manufacturers. We believe this gives us an advantage over traditional marketing agencies in designing and executing coordinated, large-scale marketing programs in retail locations.

We have spent decades developing a reputation for providing high-quality service and superior execution, grounded in our data-driven insights. We believe that our scale provides us with significant competitive advantages by allowing us to differentiate the value of the services we provide by:

•

offering a broad suite of capabilities that enables us to create flexible, customizable, multi-service solutions that meet our clients’ evolving needs, from small regional businesses to large multinational corporations;

•	combining the expertise, experience and in-market presence necessary to deliver flexible, centrally coordinated, local, regional or national execution of large and complex labor-based services;

•	building, training and managing the deployment of our large workforce to serve our clients’ needs more efficiently;

•	leveraging the significant volume of products that we market on behalf of our clients and our proximity and connectivity to retailers and manufacturers to influence decision makers; and

•	investing in technology and data that enable our talented associates to better support our clients’ businesses.

Our scale affords us efficiencies to deliver solutions that are more effective and cost-efficient than those provided by smaller competitors or internal manufacturer and retailer teams, allowing us to grow our clients’ revenues while reducing their operating expenses. We believe our scale positions us to retain existing clients and win new business, which further increases our scale and associated competitive advantages. As a result, we believe it would be difficult to replicate our size, broad array of service offerings, technology and expertise. Despite numerous attempts since the industry began consolidating in the United States in the late 1990s, no competitor has been able to successfully build a sales and marketing platform capable of serving manufacturers and retailers on a national scale that is competitive with us or the other large national players in terms of breadth of offerings and quality of execution.

Strong, Long-Term Relationships with Leading Manufacturers and Retailers

We maintain strategic relationships with a diversified base of over 3,500 consumer goods manufacturers and retailers, including iconic brands at manufacturers such as Mars, PepsiCo and Smucker’s, and leading retailers.

We enjoy long-term, multi-service relationships with our largest clients. We had a tenure of over ten years with nine of our top 15 clients by revenues for the year ended December 31, 2019, with the remaining six clients being new business wins in the last ten years. Historically, we have experienced low levels of client attrition, as evidenced by our average revenue-weighted client retention rate of 98% from 2010 through 2019. We believe that our clients view our relationships as long-term and strategic, which provides us with a stable and consistent revenue base due to mutually aligned incentives and a partnership dynamic. We also believe this high level of customer retention provides considerable predictability to our core revenue streams, supplying us with capital to invest in both acquisitions and organic initiatives that may offer attractive returns in excess of our cost of capital.

Strategic Intermediary Benefitting from Self-Reinforcing Network Effects

We occupy an important industry position where we serve as a strategic intermediary between consumer goods manufacturers and retailers—creating value for both parties. Due to the breadth and depth of our representation and relationships across key categories and departments, we are among the largest supplier partners to many retailers. Our size gives us access and influence with key decision makers that smaller agencies and clients often cannot secure on their own, which, in turn, helps us win additional representation. This self-reinforcing “network effect” has helped us become an important strategic partner to both manufacturers and retailers. We have focused on strengthening the value we can provide to our network by investing in technology and in-market talent that, through our proximity to manufacturers and retailers, gives us direct visibility into strategies and systems and better positions us to support manufacturers’ and retailers’ businesses.

Self-Reinforcing Network Effects

Prudent Capital Allocator with Strong Acquisition and Integration Capabilities

We maintain a disciplined approach to capital allocation and have a history of acquiring businesses at attractive prices, achieving synergies and meeting or exceeding our internal performance goals.

We have developed processes to evaluate opportunities to create value through effective management of our sources and uses of capital. We believe these processes have enabled us to create value for our investors.

Since 2014, we have retained the majority of the capital created by our business and reinvested that capital in both acquisitions and organic initiatives. To support this effort, we utilize a capital allocation framework that encourages cross-functional and multi-tier associate engagement throughout the sourcing, evaluation and execution phases of our investment initiatives. This framework is intended to maintain investment discipline at critical stages of the investment process, often requiring managerial discussion, review and approval. Our senior executives also review, prioritize and approve potential investment opportunities and, when appropriate, present and obtain approval for such investments from the board of directors. Our business unit associates and leaders who interact daily with clients, customers and other industry participants identify investment opportunities that add capabilities to our portfolio and allow us to better serve our clients.

As part of this process, we spend a significant amount of time tracking acquisition opportunities that may serve to expand our service capabilities, sales channels, client relationships and geographic markets. Given the highly fragmented nature of our industry, and our position as one of the few nationally-scaled competitors, we have a strong history of acquiring businesses at what we believe are attractive relative valuation levels, achieving synergies and meeting or exceeding our internal performance goals. We intend to continue to pursue attractive acquisition opportunities in the future.

We have significant internal resources dedicated to tracking, sourcing, executing and integrating acquisitions using our standardized M&A procedures. For example, since January 2014, we have acquired 62 businesses, which have expanded our capabilities in digital and social marketing, extended our sales services into the e-commerce channel, enhanced our service offerings to retailers and expanded our footprint into Europe and other international markets such as Africa, Asia, Australia and Latin America through the Daymon Acquisition and strategic partnership with Smollan.

In December 2017, we completed the Daymon Acquisition, a leading provider of retailer-centric services, including private label development and management, merchandising and experiential marketing services.

Broad Suite of Complementary Services and Technology Solutions Tailored to Client Needs

Based on insight we have gained as a strategic intermediary between manufacturers and retailers, we have built what we believe to be a broad suite of technology-enabled services, allowing our associates to create coordinated, innovative, multi-service solutions designed to achieve our clients’ business objectives.

As our clients’ needs have evolved, we have responded by expanding into new services in order to more effectively serve clients. For example, in 2000, we expanded our offerings from purely sales services to include marketing services, which leverage our expertise, network of relationships, data, insight and technology to differentiate our marketing solutions. We began our marketing business after we observed the challenges our clients were experiencing while using traditional marketing agencies that were not effectively connecting brand marketing strategies, sales planning efforts and retailer strategies. More recently, we have begun building a complementary suite of sellable technology solutions designed to address several major business drivers in our industry, including the continuous push for operational efficiency, e-commerce channel expansion and the need to optimize online and in-store execution capabilities. For example, one of our software solutions uses store-level data to identify proactively product issues, such as SKUs that are void, out of stock or past expiration dates, which enables our associates to focus on correcting, rather than merely identifying, shelf issues during their in-store visits. In addition, in response to our retailer clients’ needs, we completed the Daymon Acquisition in December 2017 to enhance our portfolio of retailer-centric services, including private label development and management, merchandising and experiential marketing services.

Differentiated and Proprietary Technology Infrastructure

Our proprietary technology infrastructure enables our associates to provide differentiated services that help us grow manufacturers’ and retailers’ businesses by leveraging data-driven insights to develop winning sales and marketing strategies and enable more effective and more efficient in-store execution.

Our technology supports our associates across a range of functions and includes a proprietary analytics software suite that helps our associates analyze and apply vast amounts of industry data in the selling process and automate reporting. Our business and category managers use this software to efficiently develop insight-based portfolio strategies and sales plans for our clients.

For example, in our headquarter relationship management service, our business managers use a step-by-step analytic workflow tool that enables them to look across their product universe and the retailers that they service to identify large growth opportunities (e.g., a product not getting its “fair share” of category sales at a certain retailer), benchmark against competitors to diagnose performance issues (e.g., inferior promotional activity), identify retailers that are losing category shoppers to other retailers or channels and turn their findings into compelling sales presentations for retailers. Our category managers use separate analytical tools to mine extensive data sets to optimize promotions, distribution, pricing and assortment plans.

Furthermore, our retail services associates use tablets with proprietary software that helps them optimize their workflow by routing and prioritizing store-level activities. This technology also enables our associates to utilize proprietary applications to perform functions such as recommending promotional display programs to store managers and illustrating potential store-level sales impact of their recommendations while in store.

Talented Associates and Performance-Based Culture

We believe that our talented associates and performance-based culture are important competitive advantages. When our chief executive officer, Tanya Domier, who has been with Advantage since 1990, assumed chief operating officer responsibilities in 2010, she recognized an opportunity to differentiate Advantage from our competitors by transforming our talent and culture. Under Ms. Domier’s leadership, we have a results-driven team of leaders with significant experience in the consumer, retail, sales, marketing and technology industries. We have made significant investments in training and leadership programs to ensure that we remain an attractive career choice for associates at every level. For example, we created a leading entry-level training program to attract talented associates to help the organization succeed.

Our associate programs are complemented by our performance-based culture that we believe differentiates us from our competitors. Our culture is built on both internal and external transparency and accountability for results. We set clear objectives with our associates, analyze score-card performance and reward associates who outperform. We strive to encourage and empower our associates to be proactive, creative and entrepreneurial in providing solutions for our clients. We believe our encouragement and empowerment have contributed to the service innovation that has fueled our growth, and that our commitment to results and continuous improvement has produced long-term relationships with our clients that typically increase in scale and scope over time.

Our culture is also defined by an innate reluctance to settle for the status quo, which we feel is a significant competitive advantage against the backdrop of an ever evolving industry. We have a history of predicting and staying ahead of changing market trends, as demonstrated by our outsized investments in developing marketing and digital capabilities that we believe have positioned us well against our competitors and have helped us gain market share over time.

Our Growth Strategies

Our competitive strengths and industry leadership support our favorable economic model and enable us to pursue numerous growth opportunities. We intend to create value by continuing to invest in organic and inorganic growth initiatives in pursuit of the following key strategies:

Grow Our Client Relationships

Expand Existing Client Relationships

We have cultivated long-term, multi-service relationships across a diverse set of manufacturers and retailers. As we have broadened our service offerings, we have succeeded in expanding our client relationships. For example, Smucker’s has been a client for over twenty-five years, primarily using our sales services, but over the past five years, we have added digital technology, shopper marketing and consumer marketing services to further support the growth of their business. Similarly, in the five years since Sargento first became a sales division client, we have added shopper marketing and consumer marketing to our responsibilities. We have also successfully expanded our retailer client partnerships. For example, Advantage became Kroger’s exclusive agency for in-store events in 2012, and since that time, we have added other services including in-store merchandising for corporate brands and in-store resets in several markets. We believe significant opportunities remain to increase service penetration within our existing client base across our technology-enabled sales and marketing solutions. The long-term nature of our client relationships allows us to identify expansion opportunities and positions us to actively develop customized service arrangements to broaden the scope of those relationships.

Continue to Win New Clients

We have a strong track record of securing business from new clients. From 2012 through 2019, we won approximately 100 new client accounts and experiential marketing platforms with annual revenues between $0.5 million and $45.0 million per account. In aggregate, the estimated annualized revenues resulting from these wins was approximately $630.2 million. We estimate the annualized revenues based on specified contract value (e.g., a monthly retainer or fixed project fee) or a client’s historical sales (in the case of a commission-based arrangement). Of those accounts, approximately 33% were attributed to increased outsourcing among consumer goods manufacturers and retailers and approximately 67% were attributed to consumer goods manufacturers and retailers switching from competitors. Moreover, as we expand the industries we serve to areas such as healthcare, financial services and automotive, and as our addressable market continues to grow, we believe that we will continue to succeed in generating new business.

Pursue Channel Expansion and New Industry Opportunities

We believe there are significant growth opportunities within the e-commerce channel. In 2019, Dechert-Hampe estimated that the total United States e-commerce market was approximately $505 billion in 2018 and was expected to reach approximately $735 billion by 2023, representing a 7.8% CAGR, as online category penetration expands, mobile sales grow and order values increase. While categories such as books and music are already highly penetrated in the e-commerce channel, the grocery and personal care categories, which comprise the majority of the products we represent, remained relatively underpenetrated at approximately 8% penetration according to the 2019 Dechert-Hampe study. However, Dechert-Hampe estimated in 2019 that growth in e-commerce sales in both the online grocery and personal care categories were projected to accelerate through 2022 to approximately 20% and 10.5% per annum, respectively, with online grocery reaching approximately $35 billion domestically, by 2022. We believe changes in consumer shopping behavior during the COVID-19 pandemic may accelerate shoppers’ adoption of e-commerce platforms and we believe that our existing competencies and capabilities position us well to succeed as the channel becomes more meaningful for our clients and the categories we represent. Many of the core competencies that allow us to add value for clients in traditional retail channels are as relevant to effective sales and marketing in the e-commerce channel as they are to the brick-and-mortar retail channels. In addition, we have added talent and capabilities dedicated to selling, marketing and merchandising clients’ products in the e-commerce channel. Our e-commerce agency acquisitions have strengthened our relationships and capabilities in the channel, adding expertise in important areas such as sales and marketing plan development, headquarter and third-party sales, specialized search engine optimization, online review management, search engine marketing, enhanced content creation and promotion execution. Outside of the consumer goods manufacturing industry and traditional retail channels, we believe there is an opportunity to market our services to companies in other industries, such as automotive, education, entertainment, healthcare, specialty pet and travel.

Continue to Enhance Our Solutions and Expand Into Logical Adjacencies

We believe that we have a significant opportunity to leverage our position as a strategic intermediary between manufacturers and retailers to develop new and innovative outsourced solutions. Our management team has a strong track record of using the insights gained from our strategic relationships to develop services in logical adjacencies. For example, we established our marketing business, Advantage Marketing Partners, after our leadership team observed the challenges our clients had experienced with traditional marketing agencies that lacked our deep understanding of retail and had challenges connecting brand marketing strategies to sales planning efforts and retailer strategies. Since its inception, our marketing segment has grown to become a national agency collective with over $1.8 billion in revenues in 2019, representing approximately 48% of total revenues in fiscal year 2019.

Since 2014, we have focused on developing technology and digital commerce solutions to help consumer goods manufacturers and retailers find operational efficiencies; create, produce and distribute compelling content; and successfully market their products in an increasingly omni-channel environment. We believe there is an opportunity for further development in this area. For example, we acquired a provider of back-end/point-of-sale data and business intelligence to help our clients more efficiently manage their business, allowing them to monitor inventory issues such as out-of-stock products. In addition, we recently acquired businesses that allow us to create, manage and syndicate compelling digital content that helps consumer goods manufacturers and retailers more effectively distribute their digital product content, such as product descriptions, images and videos, in a uniform manner to online retail websites. With multiple product platforms in place and plans to continue building upon our digital technology portfolio, we believe we can take advantage of macro trends and the evolving shift to digital to grow our technology offerings into a larger component of our business.

We also believe there is an opportunity to develop new value-added marketing services. The marketing capabilities we have added in recent years include a paid search marketer, two digital marketing agencies and a dedicated media solutions team specializing in targeted mobile advertising. These additions further enable us to leverage data-driven insights to help clients target and connect more effectively with their consumers. As marketing spend migrates away from television, where traditional advertising agencies have historically held competitive advantages, and toward the disciplines where we have built our reputation and can differentiate our services through our understanding and connectivity to retail (i.e., promotional, shopper, experiential and digital marketing), we believe we are well-positioned to add value for clients with new demand creation services such as brand identity, content and packaging design. Moreover, the growing relevance of smaller, emerging brands has created a sizeable market opportunity for us to apply the full array of our capabilities.

Pursue Additional Strategic and Financially Attractive Acquisitions

We have a track record of successfully identifying, acquiring and integrating businesses that expand our solutions offerings, sales channels, client relationships and geographic markets, while achieving synergies and generating attractive returns that are well in excess of our cost of capital. Using our disciplined approach for screening and evaluating potential opportunities, we intend to continue to seek strategically and financially attractive acquisition targets that provide us with new capabilities. Given the highly fragmented nature of our industry, we have significant internal resources dedicated to tracking potential acquisition prospects which are formally reviewed by senior management on a regular basis. Due to our position as one of the few nationally scaled competitors, we believe we will continue to be an acquirer of choice in our industry and transact with smaller players at valuation levels that are attractive on a relative basis.

Further Develop Our International Platform

We believe that growing our international presence will allow us to offer integrated outsourcing solutions for multinational manufacturers and retailers and to provide those clients a single strategic partner with an understanding of their global businesses. We have made strategic minority investments in Smollan and established a joint venture with Smollan in Europe. While the majority of our business is concentrated in the United States and Canada, these investments and the Daymon Acquisition have provided us with growth opportunities in several markets throughout Africa, Asia, Australia, Europe and Latin America. We plan to further expand our global presence through both strategic investments and acquisitions. As we deepen our penetration of these existing markets and enter new geographies, we expect to focus on acquiring knowledge of local market dynamics while also leveraging our deep understanding of how to create a consolidated platform to service the outsourcing needs of large clients. We believe many of the same opportunities exist for outsourcing partners in international markets that existed in the United States when the industry began consolidating in the late 1990s.

Dechert-Hampe estimated in 2019 that the market for addressable sales segment services and the in-store activation portion of our marketing services in the international markets where we operate was approximately $6.7 billion in 2018 and had grown at a CAGR of 2.7% over the past five years (excluding exchange rate effects). They projected in 2019 that these markets would grow, in aggregate, at approximately 3% annually over the next five years, driven by gross domestic product growth and the maturation of retail business models in certain geographies.

Utilize Technology and Scale to Drive Efficiencies in Operations

We believe our scale and continued investment in technology enable us to achieve operational excellence and capture productivity improvements. We consider technological innovation to be a critical component of our strategy, allowing us to provide superior execution at scale and deliver data-driven insights to grow our clients’ businesses. We believe that with our talent, entrepreneurial culture and willingness to invest in our future, we are positioned to continue to develop new technologies that will differentiate our service offerings from our competitors.

Our Competition

In our sales segment, we compete in an industry that has experienced significant consolidation over the last two decades. Today, the U.S. industry operates with three national firms consisting of Acosta, Inc., CROSSMARK, Inc. and us. Other than the three national firms, the industry remains highly fragmented, comprised of smaller independent agencies that offer services on a more regional level or are focused on a specific channel, such as foodservice, or specific service, such as merchandising projects and resets. In the private label development services, we compete primarily with retailer in-house teams and more specialized service providers that offer solutions covering only a portion of the private label development and management value chain (e.g., market insights, product development or supply chain management).

We have made significant progress in expanding our footprint in marketing services. In our experiential marketing practice, our largest marketing discipline, we compete primarily with smaller specialized experiential agencies as well as CROSSMARK, Inc. and Mosaic (Acosta). In our consumer, shopper and digital marketing practices we compete primarily with other specialized marketing or advertising agencies in these disciplines.

We primarily compete based on service offerings, value-enhancing solutions, relationships, ability to execute and price. We believe that our comprehensive channel coverage, geographical reach, breadth of services, focus on delivering industry expertise, best-in-class service and execution and technology-enabled insights make us the third-party provider of choice in the industry, which we believe has allowed us to grow our market share over time. We believe we are well-positioned to maintain our existing client base and to continue to attract new clients and customers due to our established reputation, attractive value proposition and winning record.

Government Regulation

In connection with the services we provide, we must comply with various laws and regulations from federal, state, local and foreign regulatory agencies. We believe that we are in material compliance with regulatory requirements applicable to our business. These regulatory requirements include, without limitation:

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federal, state, local and foreign laws and regulations involving minimum wage, health care, overtime, sick leave, lunch and rest breaks and other similar wage, benefits and hour requirements and other similar laws;

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Title VII of the Civil Rights Act and the Americans with Disabilities Act and regulations of the U.S. Department of Labor, the Occupational Safety & Health Administration, the U.S. Equal Employment Opportunity Commission and the equivalent state agencies and other similar laws;

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food and permitting matters (e.g., licensing under the Perishable Agricultural Commodities Act and regulations from the U.S. Department of Agriculture), food safety matters (e.g., federal, state and local certification and training and inspection and enforcement of standards for our associates, facilities, equipment and the products we promote), alcohol beverage marketing regulations, custom and import matters with respect to products imported to and exported from the United States;

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the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other similar anti-bribery and anti-kickback laws and regulations that generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business; and

•	federal, state and foreign anticorruption, data protection, privacy, consumer protection, content regulation and other laws and regulations, including without limitation, GDPR and the CCPA.

Employees

As of June 30, 2020, we employed more than 58,000 associates. Approximately 18,000 of these associates are full-time and approximately 40,000 are part-time. We believe we generally have good relations with our associates.

Properties

Our corporate headquarters are located in Irvine, California, where we rent approximately 48,000 square feet pursuant to a lease agreement that is scheduled to expire in May 2021. We have entered into a new lease agreement with a five-year term for a different facility in Irvine with approximately 22,000 square feet to serve as our corporate headquarters beginning in the first quarter of 2021.

As of June 30, 2020, we operated more than 100 offices, primarily in the United States and Canada. We lease all of our properties, except for a property in Connecticut and another in Kansas, which we own. Leases on these offices expire at various dates from 2020 to 2028, excluding any options for renewal. We typically seek office space in proximity to retailers’ headquarters or buying offices, to aid our associates in acting as sales representatives for our manufacturer clients.

Intellectual Property

We own or have the rights to use certain trade names and trademarks that are registered with the U.S. Patent and Trademark Office or other foreign trademark registration offices or exist under common law in the United States and other jurisdictions. Trade names that are important in identifying and distinguishing our business include, but are not limited to, Advantage Solutions, Advantage Sales & Marketing, Daymon, SAS, Club Demonstration Services, Advantage Marketing Partners and Waypoint. Our rights to some of these trade names and trademarks may be limited to select markets. We also own domain names, including “advantagesolutions.net.”

We rely on trade secrets, including unpatented know-how, and proprietary systems and information, to maintain and develop our technology-enabled services. We try to protect trade secrets and know-how by taking reasonable steps to keep them confidential, including entering into nondisclosure and confidentiality agreements with our associates that contain confidentiality obligations and entering into invention assignment commitments that obligate them to assign to us any inventions developed in the course of their work for us.

Legal Proceedings

We are involved in various legal matters that arise in the ordinary course of our business. Some of these legal matters purport or may be determined to be class and/or representative actions, or seek substantial damages or penalties. Some of these legal matters relate to disputes regarding acquisitions.

Employment-Related Matters

We have also been involved in various litigation, including purported class or representative actions with respect to matters arising under the U.S. Fair Labor Standards Act, California Labor Code and Private Attorneys General Act. Many involve allegations for allegedly failing to pay wages and/or overtime, failing to provide meal and rest breaks and failing to pay reporting time pay, waiting time penalties and other penalties.

A former employee filed a complaint in California Superior Court, Santa Clara County in July 2017, which seeks civil damages and penalties on behalf of herself and similarly situated persons for various alleged wage and hour violations under the California Labor Code, including failure to pay wages and/or overtime, failure to provide meal and rest breaks, failure to pay reporting time pay, waiting time penalties and penalties pursuant to California’s Private Attorneys General Act. We filed a motion for summary judgment. The court granted our motion for summary judgment in March 2020, and Plaintiff filed an appeal of the court’s ruling in May 2020. We have retained outside counsel to represent us and intend to vigorously defend our interests in this matter.

A former employee filed a complaint in California Superior Court, Orange County in September 2019, which seeks damages, penalties and injunctive relief on behalf of herself and similarly situated persons for various alleged wage and hour violations under the California Labor Code, including failure to pay wages and/or overtime, failure to provide meal and rest breaks, failure to reimburse employee expenses, failure to pay reporting time pay, failure to comply with wage statement requirements, waiting time penalties, violations of California law regarding post-employment nonsolicitation agreements and violations of California’s unfair competition law. In November 2019, the former employee filed a first amended complaint adding a claim for civil penalties on behalf of herself and similarly situated persons pursuant to California’s Private Attorneys General Act based on the preceding allegations. The parties have agreed to mediation, which has been scheduled for March 2021. Plaintiff’s counsel requested dismissal of the class and individual claims so that only the PAGA claim will remain, and the court granted such action. We have retained outside counsel to represent us and intend to vigorously defend our interests in this matter.

A former employee filed a complaint in California Superior Court, San Diego County in January 2020, seeking civil damages and penalties on behalf of herself and similarly situated persons for various alleged wage and hour violations under the California Labor Code. The same employee has made a filing with the California Labor Workforce and Development Agency, which is a condition to bring penalties pursuant to the California’s Private Attorneys General Act. We are currently in early stages on this matter and intend to vigorously defend our interests in this matter.

A former employee filed a complaint in California Superior Court, Los Angeles County in April 2020, seeking civil penalties on behalf of herself and similarly situated persons for various alleged wage and hour violations under the California Labor Code. The same employee has made a filing with the California Labor Workforce and Development Agency, which is a condition to bring penalties pursuant to the California’s Private Attorneys General Act. We are currently in early stages on this matter and intend to vigorously defend our interests in this matter.

Proceedings Relating to Take 5

The following proceedings relate to the Take 5 Matter, which is discussed in greater detail in “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Take 5 Matter” and “Risk Factors—Risks Related to Advantage’s Business and Operations Following the Business Combination” in this proxy statement.

USAO and FBI Voluntary Disclosure and Investigation Related to Take 5

In connection with the Take 5 Matter, we voluntarily disclosed to the United States Attorney’s Office and the Federal Bureau of Investigation certain misconduct occurring at Take 5. We intend to cooperate in this and any other governmental investigation that may arise in connection with the Take 5 Matter. At this time, we cannot predict the ultimate outcome of any investigation related to the Take 5 Matter and are unable to estimate the potential impact such an investigation may have on us.

Arbitration Proceedings Related to Take 5

In August 2019, as a result of the Take 5 Matter, we provided a written indemnification claim notice to the sellers of Take 5, or the Take 5 Sellers, seeking monetary damages (including interest, fees and costs) based on allegations of breach of the asset purchase agreement, or Take 5 APA, as well as fraud. In September 2019, the Take 5 Sellers initiated arbitration proceedings in the state of Delaware against us, alleging breach of the Take 5 APA as a result of our decision to terminate the operations of the Take 5 business and seeking monetary damages equal to all unpaid earn-out payments under the Take 5 APA (plus interest fees and costs). We have filed our response to the Take 5 Sellers’ claims and asserted indemnification, fraud and other claims against the Take 5 Sellers as counterclaims and cross-claims in the arbitration proceedings. We are currently unable to estimate the potential impact related to these arbitration proceedings, but we have retained outside counsel to represent us in these matters and are vigorously pursuing our interests.

Other Legal Matters Related to Take 5

The Take 5 Matter may result in additional litigation against us, including lawsuits from clients, or governmental investigations, which may expose us to potential liability in excess of the amounts being offered by us as refunds to Take 5 clients. We are currently unable to determine the amount of any potential liability, costs or expenses (above the amounts already being offered as refunds) that may result from any lawsuits or investigations associated with the Take 5 Matter or determine whether any such issues will have any future material adverse effect on our financial position, liquidity or results of operations. Although we have insurance covering certain liabilities, we cannot assure that the insurance will be sufficient to cover any potential liability or expenses associated with the Take 5 Matter.

In connection with certain of above matters and other legal matters, we have accrued amounts that we believe are appropriate. There can be no assurance, however, that the above matters and other legal matters will not result in us having to make payments in excess of such accruals or that the above matters or other legal matters will not materially or adversely affect our business, financial position or results of operations.

MANAGEMENT OF ADVANTAGE

The following sets forth certain information, as of June 30, 2020, regarding the current executive officers of Advantage.

Name	Age	Position
Tanya Domier	54	Chief Executive Officer and Director
Brian Stevens	47	Chief Financial Officer, Chief Operating Officer and Director
Jill Griffin	48	President and Chief Commercial Officer

Tanya Domier has served on the board of directors of both Advantage and Topco since 2014. From December 2010 to July 2014, she also served on the board of directors of AGS Topco Holdings, L.P., our prior owner. Ms. Domier has served as Advantage Solutions’ Chief Executive Officer since January 2013, after previously serving as President and Chief Operating Officer from 2010 to 2013, and as President of Marketing from 2000 to 2010. Ms. Domier first joined our company in 1990. Earlier in her career, Ms. Domier held various roles with The J.M. Smucker Company, a food manufacturing company. On January 1, 2018, Ms. Domier joined the board of directors of Yum! Brands Inc. She has also served on the board of Nordstrom, Inc. since 2015, where she is a member of the audit committee and the chair of the compensation committee. She also serves on the board of Enactus, an international nonprofit organization. Ms. Domier received her B.A. from California State University, Chico.

Brian Stevens has served as Advantage’s Chief Financial Officer since June 2010 and as its Chief Operating Officer since October 2015. Mr. Stevens has served on the boards of directors of both Advantage and Topco since July 2014. Mr. Stevens first joined the company in March 2008 as the Vice President of Finance. Previously, from March 2004 to March 2008, Mr. Stevens served as Vice President of Finance at Multi-Fineline Electronix, Inc., a technology company that underwent an initial public offering in 2004. From March 1999 to March 2004, Mr. Stevens worked at PricewaterhouseCoopers LLP, an accounting firm, in a variety of roles. Mr. Stevens has also served on the board of directors of Big Brothers Big Sisters of Orange County, a non-profit organization, since 2012. Mr. Stevens received his B.A. in Business Administration from California State University, Fullerton, is a Certified Public Accountant and received an M.B.A. with a concentration in Finance from the University of Southern California.

Jill Griffin has served as Advantage’s President and Chief Commercial Officer since April 1, 2019 and on the board of directors of Topco since January 2019. Prior to that she was Advantage’s President of Marketing leading the Advantage Marketing Partners line of business since January 2010, after previously serving as the company’s President of Experiential Marketing from February 2008 to January 2010. From February 2007 to February 2008, Ms. Griffin served as the President of the Interactive Publishing division of Navarre Corporation, a public distribution and publishing company. She held various leadership roles with such business from 1998 to 2007 both before and after it was acquired by Navarre Corporation in 2002. Ms. Griffin began her career with TMP Worldwide, a recruitment advertising agency, in a business development and client service role. Ms. Griffin received her B.A. from the University of Minnesota and her B.S. from the University of Minnesota, Carlson School of Management. She was recognized as one of Progressive Grocer’s “Top Women in Grocery” in 2013, 2014, 2016 and 2017 and inducted into its Hall of Fame in 2018. Ms. Griffin also serves on the Global Retail Marketing Association Advisory Board.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors

The following sets forth certain information, as of June 30, 2020, concerning the persons who are expected to serve as directors and executive officers of New Advantage following the consummation of the business combination.

Name	Age	Position
Tanya Domier	54	Chief Executive Officer and Director
Brian Stevens	47	Chief Financial Officer and Chief Operating Officer
Jill Griffin	48	President and Chief Commercial Officer
Ronald E. Blaylock	60	Director
Cameron Breitner	45	Director
Beverly F. Chase	71	Director
Virginie Costa	45	Director
Ryan Cotton	41	Director
Timothy J. Flynn	47	Director
Tiffany Han	31	Director
James M. Kilts	72	Director
Elizabeth Munoz	52	Director
Brian K. Ratzan	50	Director
Jonathan D. Sokoloff	62	Director
David J. West	57	Director

Tanya Domier has served on the board of directors of both Advantage Solutions and Topco since July 2014. From December 2010 to July 2014, she also served on the board of directors of AGS Topco Holdings, L.P., our prior owner. Ms. Domier has served as Advantage Solutions’ Chief Executive Officer since January 2013, after previously serving as President and Chief Operating Officer from 2010 to 2013, and as President of Marketing from 2000 to 2010. Ms. Domier first joined our company in 1990. Earlier in her career, Ms. Domier held various roles with The J.M. Smucker Company, a food manufacturing company. On January 1, 2018, Ms. Domier joined the board of directors of Yum! Brands Inc. She has also served on the board of Nordstrom, Inc. since 2015, where she is a member of the audit committee and the chair of the compensation committee. She also serves on the board of Enactus, an international nonprofit organization. Ms. Domier received her B.A. from California State University, Chico.

We believe Ms. Domier is qualified to serve as a director due to her extensive knowledge of the consumer goods industries as well as her experience as Advantage’s Chief Executive Officer.

Brian Stevens has served as Advantage Solutions’ Chief Financial Officer since June 2010 and as its Chief Operating Officer since October 2015. Mr. Stevens has served on the boards of directors of both Advantage Solutions and Topco since July 2014. Mr. Stevens first joined the company in March 2008 as the Vice President of Finance. Previously, from March 2004 to March 2008, Mr. Stevens served as Vice President of Finance at Multi-Fineline Electronix, Inc., a technology company that underwent an initial public offering in 2004. From March 1999 to March 2004, Mr. Stevens worked at PricewaterhouseCoopers LLP, an accounting firm, in a variety of roles. Mr. Stevens has also served on the board of directors of Big Brothers Big Sisters of Orange County, a non-profit organization, since 2012. Mr. Stevens received his B.A. in Business Administration from California State University, Fullerton, is a Certified Public Accountant and received an M.B.A. with a concentration in Finance from the University of Southern California.

Jill Griffin has served as Advantage Solutions’ President and Chief Commercial Officer since April 1, 2019 and on the board of directors of Topco since January 2019. Prior to that she was Advantage Solutions’ President of Marketing leading the Advantage Marketing Partners line of business since January 2010, after previously serving as the company’s President of Experiential Marketing from February 2008 to January 2010. From February 2007 to February 2008, Ms. Griffin served as the President of the Interactive Publishing division of Navarre Corporation, a public distribution and publishing company. She held various leadership roles with such business from 1998 to 2007 both before and after it was acquired by Navarre Corporation in 2002. Ms. Griffin began her career with TMP Worldwide, a recruitment advertising agency, in a business development and client service role. Ms. Griffin received her B.A. from the University of Minnesota and her B.S. from the University of Minnesota, Carlson School of Management. She was recognized as one of Progressive Grocer’s “Top Women in Grocery” in 2013, 2014, 2016 and 2017 and inducted into its Hall of Fame in 2018. Ms. Griffin also serves on the Global Retail Marketing Association Advisory Board.

Ronald E. Blaylock serves as a director of Conyers Park II Acquisition Corp. Mr. Blaylock is Founder and Managing Partner of Gennx360 Capital Partners, a private equity firm founded in 2006 focused on investing in industrial and business services companies in the U.S. middle market. Mr. Blaylock has also served as a director of Pfizer since 2017. Prior to launching Gennx360 Capital Partners, Mr. Blaylock founded and managed Blaylock & Company, an investment banking firm. Mr. Blaylock also held senior management positions at UBS, PaineWebber Group and Citicorp. Mr. Blaylock currently serves as a director of CarMax, Inc. and W.R. Berkley, Inc., an insurance holding company. Mr. Blaylock is also a member of the Board of Trustees of Carnegie Hall and of the Board of Overseers of New York University Stern School of Business. Mr. Blaylock received an M.B.A. in finance from New York University’s Stern School of Business and a B.S. in finance from Georgetown University.

We believe Mr. Blaylock is qualified to serve as a director due to his extensive investment management and public-company board experience.

Cameron Breitner has served as a director of Topco since July 2014. Mr. Breitner is currently a Managing Partner with CVC Capital Partners, a private equity firm advising funds that indirectly hold units in Topco. He is the head of CVC’s San Francisco office, overseeing CVC’s private equity activities on the West Coast. Prior to joining CVC in 2007, Mr. Breitner worked at Centre Partners, a private equity firm, where he was Managing Director and had worked since 1998. Prior to Centre Partners, Mr. Breitner worked in M&A at Bowles Hollowell Conner & Co., an investment banking firm. Mr. Breitner also serves on the board of directors for the parent holding companies of Petco, PDC Brands, Asplundh, and Teneo. Previously, he served on the board of directors for BJ’s Wholesale Club Holdings, Inc. and Leslie’s Pool Supplies. He received his B.A. in Psychology from Duke University.

We believe Mr. Breitner is qualified to serve as a director due to his knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, consumer and retail businesses, and board practices of other major corporations.

Beverly F. Chase brings over 40 years of legal experience advising businesses, boards and individuals on executive compensation and governance matters. Ms. Chase has been a senior counsel at Davis Polk & Wardwell, LLP since January 2011. Prior to that, she served as a partner at Davis Polk & Wardwell, LLP from 1985 through December 2010. She began her legal career clerking for the Honorable Kevin Thomas Duffy, U.S. District Court, Southern District of New York, from 1974 to 1976, before joining Davis Polk & Wardwell, LLP in 1976. Ms. Chase received her A.B., magna cum laude, in English Literature from Harvard University and her J.D., cum laude, from Fordham University School of Law.

We believe Ms. Chase is qualified to serve as a director due to her extensive knowledge and legal experience in advising multi-national public companies.

Virginie Costa brings over 20 years of financial and operational experience with brands focused on consumer experience. Ms. Costa has been the chief financial officer of Godiva Chocolatier since August 2018. Prior to that, she served at Burberry Americas as the chief financial and operations officer from February 2013 to August 2018, and chief financial officer from May 2011 to February 2013. She served in a number of executive positions with Hermes of Paris, Inc. in New York City, including as Chief Financial Officer and Chief Operating

Officer from December 2005 to May 2011. She began her career in public accounting and consulting at KPMG LLP and Arthur Andersen LLP. Ms. Costa received her “Diplome des Grandes Ecoles de Commerce,” equivalent of an MBA in the United States, at France’s Ecole Superieure de Commerce de Nantes (since renamed as Audencia).

We believe Ms. Costa is qualified to serve as a director due to her extensive experience in accounting and financial matters for global consumer brands.

Ryan Cotton currently serves on the board of directors of Topco. Mr. Cotton is currently a managing director at Bain Capital Private Equity, LP, a private equity firm advising funds that hold units in Topco. Mr. Cotton serves on the board for the publicly traded company Canada Goose Holdings Inc. as the chair of its nominating and governance committee and as a member of its compensation committee. He also serves on the board for The Michaels Companies, Inc. and is a member of its compensation committee. In addition, Mr. Cotton also serves on the boards of the following private companies or their affiliates: Blue Nile, Maesa, Varsity Brands and Virgin Voyages. Mr. Cotton also currently serves on the board of directors and board of trustees for City Year New York and St. Mark’s School of Texas, respectively. Previously, Mr. Cotton served on the board of directors for the following companies or their affiliates: The Apple Leisure Group, The International Market Centers, Daymon Worldwide, TOMS Shoes and Sundial Brands. Mr. Cotton received his B.A. from Princeton University and received an M.B.A. from Stanford University.

We believe Mr. Cotton is qualified to serve as a director due to his extensive financial and operational experience in both public and privately owned multi-national consumer goods businesses.

Timothy J. Flynn has served as a director of Topco since July 2014. Mr. Flynn is currently a partner with Leonard Green & Partners, L.P. (“LGP”). Prior to joining LGP in 2003, Mr. Flynn had been a director in the investment banking department of Credit Suisse First Boston (CSFB), a financial services company, which he joined in 2000 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette (DLJ), an investment bank. Mr. Flynn had been with DLJ since 1996 and had previously worked in the Mergers and Acquisitions group at Paine Webber Inc., a financial services company. Mr. Flynn also serves on the boards of the following companies or their affiliates: Pye-Barker, The Container Store, The Wrench Group, Veritext Legal Solutions and Insight Global, and has served on the boards of CCC Information Services, United States Infrastructure Corp. and Tank Holdings Corp., among others. Mr. Flynn serves as the chair of The Container Store’s culture and compensation committee. He received his A.B. from Brown University.

We believe Mr. Flynn is qualified to serve as a director due to his particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

Tiffany Han has served as a director of Topco since June 2020. Ms. Han is a director with CVC Capital Partners, a private equity firm advising funds that indirectly hold units in Topco. Prior to joining CVC in 2013, Ms. Han worked at UBS Investment Bank in the Mergers & Acquisitions group, which she joined in 2011. Ms. Han is actively involved with Petco, PDC Brands, and Bruin Sports through the investments of funds advised by CVC. She received her Bachelor in Business Administration from Emory University.

We believe Ms. Han is qualified to serve as a director due to her knowledge and experience in finance as well as consumer and retail businesses.

James M. Kilts has served as a director of Topco since September 2014 and as Executive Chairman of Conyers Park since its inception. Mr. Kilts is the Founding Partner of Centerview Capital Consumer, founded in 2006. Previously, Mr. Kilts served as Chairman of the Board, Chief Executive Officer and President of Gillette from 2001 until it merged with The Procter & Gamble Company in 2005; at that time he became Vice Chairman of the Board of The Procter & Gamble Company. Prior to Gillette, Mr. Kilts served as President and Chief

Executive Officer of Nabisco from 1998 until its acquisition by The Philip Morris Companies in 2000. Before joining Nabisco, Mr. Kilts was an Executive Vice President of The Philip Morris Companies from 1994 to 1997 and headed the Worldwide Food Group. Mr. Kilts had previously served as President of Kraft USA and Oscar Mayer. He also had been Senior Vice President of Strategy and Development, President of Kraft Limited in Canada and Senior Vice President of Kraft International. Mr. Kilts is currently Chairman of the Board of Directors of The Simply Good Foods Company, where he has served since 2017. Mr. Kilts is currently a member of the Board of Directors of MetLife, Inc., where he has served since 2005, Pfizer Inc., where he has served since 2007, Unifi Inc., where he has served since 2016 and Conyers Park II Acquisition Corp. since 2019. Mr. Kilts was Non-Executive Director of the Board of Nielsen Holdings PLC (from 2006 until 2017), Chairman of the Board of Nielsen Holdings PLC (from 2011 until 2013) and Chairman of the Nielsen Company B.V. (from 2009 until 2014). Mr. Kilts received a bachelor’s degree in History from Knox College, Galesburg, Illinois and earned an MBA degree from the University of Chicago.

We believe Mr. Kilts is qualified to serve as a director due to his deep consumer industry background, coupled with broad operational and transactional experience.

Elizabeth Munoz brings over 25 years of experience with retailing, designing, merchandising and manufacturing consumer fashion brands. Ms. Munoz has been the Chief Executive Officer of Torrid since August 2018. From January 2018 to August 2018 she served as President of Torrid. Prior to that she was the Senior Vice President of Product for Torrid from May 2016 to January 2018. From July 2010 to May of 2016, she served as the Senior Vice President of Product for Hot Topic, the former-parent company of Torrid, driving a vertical transformation while building product development infrastructures for both Torrid and Hot Topic during that time. In May of 2016 the companies split and Ms. Munoz focused solely on Torrid. Prior to that she served in a number of executive positions with Lucky Brand Jeans over a thirteen year period, including serving as President from 2008 - 2010. She received a degree from the Fashion Institute of Design & Merchandising focusing on garment design, construction and manufacturing in 1987.

We believe Ms. Munoz is qualified to serve as a director due to her extensive experience in retailing and merchandising global consumer brands.

Brian K. Ratzan, has served as the Chief Financial Officer and a Director of Conyers Park since its inception. Mr. Ratzan has been a Partner of Centerview Capital Consumer since April 2014. Mr. Ratzan has over 25 years of private equity investing experience. Prior to joining Centerview Capital Consumer, Mr. Ratzan was Partner and Head of U.S. Private Equity at Pamplona Capital Management from January 2012 to February 2014. Prior to joining Pamplona, he was Managing Director and Head of Consumer at Vestar Capital Partners, which he joined in 1998. Mr. Ratzan also previously worked at ‘21’ International Holdings, a private investment firm and in the Investment Banking Group at Donaldson, Lufkin and Jenrette. Since July 2017, Mr. Ratzan has served as a director on the Board of The Simply Good Foods Company. Mr. Ratzan previously served on the boards of other consumer companies including Del Monte Foods, The Sun Products Corporation (formerly known as Huish Detergents, Inc.), and Birds Eye Foods, Inc. Mr. Ratzan holds a bachelor’s degree in economics from the University of Michigan, where he was a member of Phi Beta Kappa, and a Master of Business Administration degree from Harvard Business School.

We believe Mr. Ratzan is qualified to serve as a director due to his extensive investment management and transactional experience.

Jonathan D. Sokoloff has served as a director of Topco since July 2014. Mr. Sokoloff is currently a managing partner with LGP. Before joining LGP in 1990, he was a Managing Director in corporate finance at Drexel Burnham Lambert, an investment bank. Mr. Sokoloff also serves on the boards of the publicly traded companies Shake Shack and The Container Store Group. In addition, Mr. Sokoloff serves on the boards of the following private companies or their affiliates: J. Crew, Jetro Cash & Carry, JOANN Stores and Union Square Hospitality Group LLC. Mr. Sokoloff has previously served on the Board of Whole Foods Market, among many other companies. In addition, he serves as trustee of Williams College and the Los Angeles County Museum of Art. He is also a board member of the Melanoma Research Alliance. Mr. Sokoloff received his B.A. from Williams College.

We believe Mr. Sokoloff is qualified to serve as a director due to his particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

David J. West, has served as the Chief Executive Officer and a Director of Conyers Park since inception. Mr. West is an established leader in the consumer industry, with nearly 30 years of experience leading a range of companies and well-known brands. Mr. West became a partner of Centerview Capital Consumer in May 2016. Prior to joining Centerview Capital Consumer, Mr. West served as Chief Executive Officer and President of Big Heart Pet Brands (formerly known as Del Monte Foods) from August 2011 to March 2015, at that time one of the world’s largest pure-play pet food and treats company whose brands included Meow Mix, Kibbles ‘n Bits, Milk-Bone, and others. Mr. West helped reposition the business to increase focus on growth and innovation, launched new products such as Milk-Bone Brushing Chews, enhanced specialty pet distribution channels through the acquisition of Natural Balance Pet Foods, and developed a marketing culture to effectively promote products. Mr. West worked closely with Mr. Kilts during this time period, as Mr. Kilts was Chairman of the Board of Big Heart Pet Brands. In February 2014, Mr. West oversaw the sale of Del Monte Foods’ Consumer Products business and changed the company’s name to Big Heart Pet Brands, reflecting its singular focus on pet food and snacks. During his tenure as Chief Executive Officer, Mr. West oversaw the creation of approximately $2 billion of equity value for investors. Big Heart Pet Brands was sold to The J. M. Smucker Company in March 2015, at which time Mr. West served The J. M. Smucker Company as President, Big Heart Pet Food and Snacks until March 2016 and as a Senior Advisor until April 2016. Prior to joining Del Monte Foods, Mr. West served as the Chief Executive Officer, President and a director of Hershey from 2007 to May 2011. Under Mr. West’s leadership, Hershey experienced strong profits, net sales growth and shareholder returns, and was recognized as one of the World’s 100 Most Innovative Companies by Forbes Magazine in 2011. During Mr. West’s tenure as Chief Executive Officer, Hershey increased its investment in domestic and international operations, improved the effectiveness of its supply chain and business model, and accelerated its advertising, brand building and distribution programs. The success created by Mr. West’s leadership at Hershey led to more than $5 billion of equity value creation for shareholders during his tenure. Hershey’s share price appreciated 68% during this time period, while the S&P 500 was flat. Prior to his Chief Executive Officer role, Mr. West held various leadership positions at Hershey including Chief Operating Officer, Chief Financial Officer, Chief Customer Officer, and Senior Vice President of Strategy and Business Development. Prior to joining Hershey in 2001, Mr. West spent 14 years with the Nabisco Biscuit and Snacks group, where he held a range of senior positions including Senior Vice President, Finance, and Vice President, Corporate Strategy and Business Planning, a role in which he helped shape and execute Nabisco’s strategy, culminating in the acquisition of Nabisco Holdings Corp. by The Philip Morris Companies in 2000. At Nabisco, Mr. West worked closely with Mr. Kilts during Mr. Kilts’ tenure as Chief Executive Officer. Since July 2017, Mr. West has served as the Vice-Chairman of the Board of The Simply Good Foods Company. Mr. West was a member of the board of directors of Hershey from 2007 to 2011, Del Monte Foods from 2011 to 2014 and Big Heart Pet Brands from 2014 to 2015. Mr. West received a bachelor of science degree, cum laude, in Business Administration from Bucknell University in Lewisburg, Pennsylvania.

We believe Mr. West is qualified to serve as a director due to his deep consumer industry background, coupled with broad operational and transactional experience across many industries.

Corporate Governance

Composition of Our Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Following the consummation of this business combination, our board of directors will initially consist of 13 directors. Subject to the terms of the Stockholders’ Agreement, the second amended and restated certificate of incorporation and the proposed bylaws, the number of directors will be fixed by our board of directors.

In connection with the execution of the Merger Agreement, Conyers Park, Topco, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Sponsor (collectively, the “Stockholder Parties”) intend to enter into the Stockholders Agreement, pursuant to which, among other things, the Stockholder Parties agree to cast their votes such that the Conyers Park Board, after the closing of the Business Combination, is constituted as set forth in the Stockholders Agreement and the Merger Agreement and will have certain rights to designate directors to the Conyers Park Board, in each case, on the terms and subject to the conditions therein. The Stockholders Agreement is attached hereto as Annex C.

Under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that the Conyers Park Board shall be constituted as follows and as described in the section entitled “Management After the Business Combination. For so long as the CVC Stockholder beneficially owns 10% or greater of Conyers Park Class A common stock, it shall be entitled to nominate two directors, who shall initially be Cameron Breitner and Tiffany Han (each, an “Initial CVC Director”), with such right (i) decreasing to one director at such time when the CVC Stockholder beneficially owns equal to or greater than 5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the CVC Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the LGP Stockholders beneficially own 10% or greater of Conyers Park Class A common stock, the LGP Stockholders shall be entitled to nominate two directors, who shall initially be Jon Sokoloff and Tim Flynn (each, an “Initial LGP Director”), with such right (i) decreasing to one director at such time when the LGP Stockholders beneficially own equal to or greater than 5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the LGP Stockholders beneficially own less than 5% of Conyers Park Class A common stock. For so long as the Bain Stockholder beneficially owns 5% or greater of Conyers Park Class A common stock, it shall be entitled to nominate one director, who shall initially be Ryan Cotton (the “Initial Bain Director”), with such right terminating at such time when the Bain Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the Sponsor or any of its permitted transferees is the record or beneficial owner of any Conyers Park Class A common stock, the Sponsor shall, for a period of five years following the Closing, be entitled to nominate three directors, who shall initially be James M. Kilts, David J. West and Brian K. Ratzan (each, an “Initial Sponsor Director”). In calculating the beneficial ownership percentages referenced above, the total number of issued and outstanding shares of Conyers Park Class A common stock used as the denominator in any such calculation shall at all times be deemed to be equal to the total number of shares of Conyers Park Class A common stock issued and outstanding immediately following the Closing (as adjusted for stock splits, combinations, reclassifications and similar transactions). Additionally, the Conyers Park Board shall also include the Chief Executive Officer of Advantage as of the Closing (the “CEO Director”) and four independent directors who shall be determined pursuant to the terms set forth in the Merger Agreement (each, an “Independent Director”).

Moreover, under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that the Conyers Park Board shall be divided into three class of directors, with each class serving for staggered three-year terms, and such that (i) the Class I directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and two Independent Directors, (ii) the Class II directors initially include one Initial Sponsor Director, the Initial Bain Director and two Independent Directors and (iii) the Class III directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and the CEO Director. The initial term of the Class I directors shall expire immediately following Conyers Park’s first annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class II directors shall expire immediately following Conyers Park’s second annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class III directors shall expire immediately following Conyers Park’s third annual meeting of stockholders following the consummation of the Business Combination.

In addition, subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the CVC Stockholder, the LGP Stockholders, and the Sponsor shall, severally, have the right to have one CVC Director, one LGP Director and one Sponsor Director, respectively, appointed to serve on each committee of the Board for so long as the CVC Stockholder, the LGP Stockholders, and Sponsor, as applicable, has the right to designate at least one director for nomination to the Board.

Finally, pursuant to the Stockholders Agreement, Conyers Park and, with certain exceptions, its subsidiaries shall not, for so long as Topco and its permitted transferees collectively hold an amount of Conyers Park equity securities that is equal to 50% or more of the amount of securities Topco held as of immediately subsequent to the Closing, take any of the following actions without the approval of Topco: (i) any increase or decrease the size of the Conyers Park Board, other than in accordance with the Stockholders Agreement; (ii) any amendment, change, waiver, alteration or repeal of any provision of the organizational documents of Conyers Park that (a) amends or modifies any specific rights of Topco or (b) materially and adversely affects Topco in its capacity as a stockholder of Conyers Park; (iii) any acquisition or disposition of any one or more persons, equity interests, businesses or assets, or, subject to certain exceptions, the incurrence of any indebtedness by Conyers Park or any of its subsidiaries involving an aggregate value, purchase price, sale price or indebtedness, as applicable, in an amount in excess of certain EBITDA ratios set forth in the Stockholders Agreement; (iv) the termination or replacement of the Chief Executive Officer of Conyers Park (other than for cause); (v) the declaration and payment of any dividends or distributions, other than any dividends or distributions from any wholly owned subsidiary of Conyers Park either to Conyers Park or any other wholly owned subsidiaries of Conyers Park; or (vi) any redemption or repurchase of any shares of common stock of Conyers Park.

The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

Our board of directors will be divided into three classes, with each director serving a three-year term, and one class being elected at each year’s annual meeting of stockholders. Cameron Breitner, Timothy Flynn, Brian K. Ratzan, Ronald Blaylock and Virginie Costa will serve as Class I directors with an initial term expiring in 2021. Ryan Cotton, Jim M. Kilts, Beverly Chase and Elizabeth Munoz will serve as Class II directors with an initial term expiring in 2022. Tiffany Han, Jon Sokoloff, David J. West and Tanya Domier will serve as Class III directors with an initial term expiring in 2023.

With respect to the roles of Chairman of the Board and Chief Executive Officer, our Corporate Governance Guidelines, as will be in effect following the consummation of the business combination, will provide that the roles may be separated or combined, and our board of directors will be able to exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Corporate Governance Guidelines will provide the flexibility for our board of directors to modify our leadership structure in the future as appropriate.

Upon the closing of the business combination, the group formed by Topco and the Sponsor will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” under the NASDAQ corporate governance standards. As a controlled company, exemptions under the standards will mean that we are not required to comply with certain corporate governance requirements, including the following requirements:

•	that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NASDAQ;

•	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of nominating and governance committee and compensation committee.

These exemptions do not modify the independence requirements for our audit committee, and we intend to comply with the applicable requirements of the Sarbanes-Oxley Act and rules with respect to our audit committee within the applicable timeframe.

Director Independence

In connection with the business combination, our board of directors undertook a review of the independence of our anticipated directors and considered whether any such anticipated director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. We expect each of Virginie Costa, Elizabeth Munoz, Ronald Blaylock and Beverly Chase will be an “independent director,” as defined under the rules of NASDAQ.

Board Committees

The composition, duties and responsibilities of our committees following the consummation of the business combination, are as set forth below. In connection with the consummation of the business combination, the committees of our board of directors will consist of an audit committee, a compensation committee, and a nominating and corporate governance committee. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

Our audit committee will be responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm its independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of its audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the consummation of the business combination, we anticipate our audit committee will consist of Virginie Costa, Elizabeth Munoz and Ronald Blaylock. Rule 10A-3 of the Exchange Act and the NASDAQ rules will require us to have an audit committee composed entirely of independent directors. We expect each of Virginie Costa, Elizabeth Munoz and Ronald Blaylock will meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NASDAQ rules. In addition, we expect that Virginie Costa will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors will adopt a new written charter for the audit committee, which will be available on our principal corporate website at www.advantagesolutions.net substantially concurrently with the closing of the Transactions.

Compensation Committee

Our compensation committee will be responsible for, among other matters:

•	reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; and

•	appointing and overseeing any compensation consultants.

Upon the consummation of the business combination, we anticipate our compensation committee will consist of Beverly Chase, Cameron Breitner, Timothy Flynn and Brian K. Ratzan. As a controlled company, we will rely upon the exemption from the requirement that we have a compensation committee composed entirely of independent directors. Our board of directors has adopted a new written charter for the compensation committee, which will be available on our principal corporate website at www.advantagesolutions.net substantially concurrently with the consummation of the business combination.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other matters:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and

•	developing and recommending to our board of directors a set of corporate governance guidelines and principles.

Upon the consummation of the business combination, we anticipate our nominating and corporate governance committee will consist of Cameron Breitner, Jon Sokoloff, Ryan Cotton and David J. West. As a controlled company, we will rely upon the exemption from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors. Our board of directors has adopted a new written charter for the nominating and corporate governance committee, which will be available on our principal corporate website at www.advantagesolutions.net substantially concurrently with the Closing.

Risk Oversight

Our board of directors will be responsible for overseeing our risk management process. Our board of directors will focus on our general risk management strategy, the most significant risks facing us, and will oversee the implementation of risk mitigation strategies by management. Our board of directors will be apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of our anticipated executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, of which any of the executive officers served as a director or, except for Ms. Domier, as a member of the Topco Compensation Committee during the year ended December 31, 2019.

Code of Ethics

We will adopt a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code will be available on our principal corporate website at www.advantagesolutions.net substantially concurrently with the Closing.

EXECUTIVE COMPENSATION OF ADVANTAGE

Unless otherwise indicated or the context otherwise requires, references in this section to the company, “we,” “us,” “our” and other similar terms refer to Advantage and its consolidated subsidiaries prior to the business combination and to New Advantage and its consolidated subsidiaries after giving effect to the business combination.

Compensation Discussion and Analysis

This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of these policies and decisions. These “Named Executive Officers” for 2019 consist of the following persons:

•	Tanya Domier, who serves as Chief Executive Officer and is our principal executive officer;

•	Brian Stevens, who serves as Chief Financial Officer and Chief Operating Officer and is our principal financial officer;

•	Jill Griffin, who serves as President and Chief Commercial Officer;

•	David Cortese, who served as President of Digital Technology Solutions and Services until February 3, 2020; and

•	Michael O’Keefe, who served as President of Sales until June 30, 2019.

The individuals listed above were our only executive officers in 2019.

Fiscal Year 2019 Compensation

Compensation Philosophy and Objectives

We compete with many other companies seeking to attract and retain experienced and skilled executives. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers competitive compensation and benefits packages. We strive to create a compensation program that rewards profitable company growth and differentiates pay based on business unit, division, and individual contributions. The principles and objectives of our compensation and benefits programs for our executive officers are to:

•	encourage highly talented executives to come, stay, grow, and lead, enabling us to be an employer of choice in our industry;

•	differentiate pay for superior performers to recognize and reward individual contributions to our success;

•

focus leadership on our long-term strategies and value creation by providing a substantial percentage of compensation weighted towards equity incentives that are subject to certain performance conditions and vesting requirements (as described further below); and

•	ensure that our total compensation is fair, reasonable and competitive relative to the various industries in which we compete for talent.

Determination of Compensation

The current compensation levels of our executive officers, including the Named Executive Officers, primarily reflect the varying roles and responsibilities of each individual, as well as the length of time each executive officer has been an executive officer with the Company. Typically, our Chief Executive Officer has been responsible for negotiating compensation arrangements with our executives, except with respect to her own compensation, subject to the oversight and final approval of the Topco Compensation Committee. The initial compensation arrangements with our executive officers, including the Named Executive Officers, have been determined in arm’s-length negotiations with each individual executive. The focus of these arrangements has been to recruit skilled individuals to help us achieve our financial goals, as well as to maintain the level of talent and experience needed to further grow our business.

Following the initial negotiation of these compensation arrangements, our Chief Executive Officer has been responsible for overseeing our executive compensation program; however, the Topco Compensation Committee has been responsible for overseeing our long-term equity incentive plan compensation program, and approving the ongoing compensation arrangements for our Chief Executive Officer and other Named Executive Officers. No member of management, including our Chief Executive Officer, has a role in determining his or her own compensation.

We design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. Compensation of our Named Executive Officers consists of the following elements:

•	base salary;

•	annual performance-based non-equity incentive compensation;

•	cash retention arrangements;

•	discretionary cash bonuses;

•	long-term equity incentive compensation;

•	certain severance and change in control benefits;

•	a 401(k) retirement savings plan; and

•	health and welfare benefits and certain limited perquisites and other personal benefits.

We offer cash compensation in the form of base salaries and annual performance-based bonuses that we believe appropriately reward our Named Executive Officers for their individual contributions to our business. When making performance-based non-equity incentive compensation decisions, the Topco Compensation Committee has historically considered our financial and operational performance as well as each Named Executive Officer’s individual contribution during the fiscal year. The key component of our executive compensation program, however, is equity awards for restricted equity interests in Topco. As a privately-held company and consistent with our compensation philosophy, we have emphasized the use of equity to incent our Named Executive Officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for the Sponsors. As a result of this compensation practice, we have tied a greater percentage of an executive officer’s total compensation to the equity returns of Topco and kept cash compensation at more modest levels. While we believe that we offer competitive base salaries, we consider equity-based compensation a significant motivator in encouraging executives to come, stay, grow, and lead.

Historically, not all components have been provided to all executive officers. We have determined the appropriate level for each compensation component based on a number of factors, including our understanding of the competitive market (which is in part determined based on the experience of members of the Topco Compensation Committee), our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executive officers, our overall performance, and other considerations the Topco Compensation Committee considers relevant.

Historically, equity compensation decisions involving our executive officers were made by the Topco Compensation Committee. During 2019, the Topco Compensation Committee was comprised of Cameron

Breitner, Timothy Flynn, Tanya Domier, and Ryan Cotton. It is anticipated that concurrently with or shortly after the completion of the business combination, the board of directors of Advantage will form its own compensation committee, or the Company Compensation Committee. See “Management — Corporate Governance — Board Committees — Compensation Committee.”

Executive Compensation Program Components

The following describes the primary components of our executive compensation program for each of our Named Executive Officers, the rationale for that component, and how compensation amounts are determined.

Base Salary

Our Named Executive Officers’ initial annual base salaries were established through arm’s-length negotiation at the time the individual was hired or promoted into their current role, taking into account his or her qualifications, experience and prior salary level. Thereafter, the base salaries of our Named Executive Officers (except for our Chief Executive Officer), are reviewed periodically by our Chief Executive Officer and the Topco Compensation Committee, and adjustments are made as deemed appropriate.

In fiscal year 2019, there were no increases in the annual base salaries of our Named Executive Officers, with the exception of Ms. Griffin and Mr. Stevens’ annual base salaries, which were increased from $450,000 to $600,000 and from $531,910 to $600,000, respectively.

As of the end of fiscal year 2019, our Named Executive Officers were entitled to the following annual base salaries:

Named Executive Officer	Annual Base Salary
Tanya Domier	$850,000
Brian Stevens	$600,000
Jill Griffin	$600,000
David Cortese(1)	$412,000
Michael O’Keefe(2)	$360,000

(1)	Mr. Cortese resigned and ceased to be an employee as of February 3, 2020.
(2)	Mr. O’Keefe resigned and ceased to be an employee as of June 30, 2019.

Annual Performance-Based Non-Equity Incentive Compensation

Historically, we have used performance-based non-equity incentive compensation, which we call our annual incentive, to motivate our Named Executive Officers to achieve our strategic and annual financial objectives while making progress towards our longer-term growth and other goals. Our Named Executive Officers have had target annual incentive opportunities and the determination of whether and how much of an annual incentive was awarded was determined after reviewing each Named Executive Officer’s performance and our performance relative to pre-established objectives. Our Chief Executive Officer and the Topco Compensation Committee considered the level of both a Named Executive Officer’s and our performance against their and our annual budget, as well as performance on annual financial results within each Named Executive Officer’s area of responsibility and other strategic achievements in determining each Named Executive Officer’s target annual incentive.

The following table lists fiscal year 2019 target annual incentives for our Named Executive Officers, which we view as the level of performance-based non-equity compensation that would be earned by achieving a superior level of performance. We believe our target annual incentives are challenging and, as a result, the targets listed below for our Named Executive Officers also represent each Named Executive Officer’s maximum annual incentive opportunity. Performance below our target goals would earn a below target annual incentive.

Named Executive Officer	2019 Target Annual Incentive (as a % of annual base salary)
Tanya Domier	100.0%
Brian Stevens	150.0%
Jill Griffin	150.0%
David Cortese	100.0%
Michael O’Keefe	100.0%

Annual incentive compensation targets for 2019 for Ms. Domier, Ms. Griffin, and Messrs. Stevens, Cortese, and O’Keefe included financial performance objectives for our business and strategic initiatives for their respective area of responsibility. In 2019, the Topco Compensation Committee measured our financial performance objectives based on our audited financial statements after making the various adjustments associated with Adjusted EBITDA and excluding associate bonus expenses, certain executive severance expenses, certain recruiting fees, and expenses associated with new platform launches and our annual executive leadership meeting. For a definition of Adjusted EBITDA, please see “Non-GAAP Financial Measures.” Our practice is to set financial performance objectives for annual incentive compensation that require substantial growth year over year. The Topco Compensation Committee determined that in 2019 Ms. Domier exceeded her performance target goal, and that Ms. Griffin and Mr. Stevens were slightly below their performance target goal.

Management Incentive Plan

On August 29, 2019, we adopted the Advantage Solutions Inc. Management Incentive Plan (“MIP”). The MIP is intended to encourage and reinforce the continued attention and dedication of certain senior managers and other key employees, including Mr. Stevens and Ms. Griffin, by providing cash-compensation opportunities in the form of “Minimum Guaranteed Annual Incentive Payments” and “Retention Incentive Payments.”

Fiscal Years 2019 and 2020 Minimum Guaranteed Annual Incentive Payments

Mr. Stevens and Ms. Griffin are each entitled to Minimum Guaranteed Annual Incentive Payments under the MIP in the amount of $420,000 for each of fiscal year 2019 and 2020. The Minimum Guaranteed Annual Incentive Payment does not result in the duplication of payment of any annual incentive compensation. If Mr. Stevens or Ms. Griffin, as the case may be, would otherwise receive an annual incentive compensation payment that is greater than the Minimum Guaranteed Annual Incentive Payment for the applicable fiscal year, then he or she will receive the greater incentive compensation bonus amount rather than the Minimum Guaranteed Annual Incentive Payment for the fiscal year. The Minimum Guaranteed Annual Incentive Payment is generally subject to Mr. Stevens’ or Ms. Griffin’s continued employment with us until the payment date, which is March 15 of the year following the fiscal year to which the Minimum Guaranteed Annual Incentive Payment relates; provided that if either’s employment is terminated by the Company without Cause or by the executive with Good Reason (as defined in their respective MIP award agreements) prior to the applicable payment date, the terminated executive would be entitled to receive a pro-rata portion of the Minimum Guaranteed Annual Incentive Payment for the fiscal year of termination subject to the execution of a general release.

Retention Incentive Payment

Mr. Stevens and Ms. Griffin are also each entitled to Retention Incentive Payments under the MIP in the amount of $3,000,000, subject to reduction based on amounts received associated with his or her Common Series C Units and Common Series C-2 Units of Topco (or converted public stock equivalents, as applicable) and their continued employment through March 31, 2022; provided that, to the extent that either’s employment is terminated by the Company without Cause or by the executive with Good Reason (as defined in their respective MIP award agreements) prior to March 31, 2022, the terminated executive would nevertheless be entitled to a to receive his or her Retention Incentive Payment subject to the execution of a general release. In connection with this transaction the Retention Incentive Payments payable to each of Mr. Stevens and Ms. Griffin will be accelerated and paid at close.

Transaction Bonuses and Retention Payments

In recognition of our employees’ efforts in connection with the business combination, we intend to provide certain of our employees, including our Named Executive Officers, with certain accelerated payments and new transaction bonuses, in an aggregate amount of approximately $39.25 million. Approximately $24.25 million of this amount consists of certain accelerated payments that would otherwise have become payable following the completion of the business combination, subject to the employees continued employment or other conditions (including the accelerated payment of Ms. Domier’s remaining anniversary payments, and Mr. Stevens and Ms. Griffin’s Retention Incentive Payments). The remaining approximately $15 million consists of transaction bonuses, including a $2 million transaction bonus payable to each of Mr. Stevens and Ms. Griffin. Ms. Domier is not expected to receive any new transaction bonus. The Topco Compensation Committee, excluding Ms. Domier, determined that these payments, including the acceleration of existing payments obligations, were in the best interest of our company because, among other things, (i) it was deemed appropriate to reward key management for their work and contributions over the last six years with a cash payment at the closing of the business combination for their cumulative performance and efforts, (ii) management made significant direct financial investments into Topco in connection with the 2014 Topco Acquisition, (iii) management elected to forego $24 million of proceeds that it would have been entitled to receive upon the closing of the 2014 Topco Acquisition, and instead those proceeds were invested in the business to incentivize and retain strong mid-level executives through a retention program, and (iv) management does not participate in any pensions or other cash long-term incentive plans. All of the accelerated payments and transaction bonuses are expected to be paid on or shortly following the completion of the business combination, subject to the continued employment of the respective participant through the completion of the business combination.

Discretionary Cash Bonuses

We have, at times, granted and will continue to grant, discretionary bonuses to executive officers. For example, in 2017, Mr. Stevens received a discretionary bonus of $20,000 related to his efforts in preparing for an initial public offering. In 2019 we did not grant any discretionary bonuses to the Named Executive Officers.

Long-Term Equity Incentive Compensation

For services rendered to us, each of our Named Executive Officers have been granted equity interests in Topco. These equity interests allow our Named Executive Officers to share in the future appreciation of Topco’s equity value, subject to certain vesting conditions including continued employment and achievement of specified targets substantially similar to Adjusted EBITDA, as described in more detail below. They are also designed to foster a long-term commitment to us by our Named Executive Officers, provide a balance to the short-term cash components of our compensation program, align a significant portion of our Named Executive Officers’ compensation to the interests of our principal equity holders, promote retention and reinforce our pay-for-performance structure, as discussed in more detail below.

The equity interests were granted pursuant to the limited partnership agreement of Topco in the form of profits interests, called “Common Series C Units,” on those dates listed in the table under “—Outstanding Equity Awards at 2019 Fiscal Year-End”. Common Series C Units represent an ownership interest in Topco providing the holder with the opportunity to receive, upon certain vesting events described below, a return based on the appreciation of Topco’s equity value from the date of grant. These Common Series C Units were issued as an upfront grant designed to provide a long-term incentive. The awards were structured so that if Topco’s equity value were to appreciate, the Named Executive Officer would share in the growth in value from the date of grant solely with respect to the vested portion of the Officer’s Common Series C Units. Certain of the Common Series C Units have been designated as Common Series C-2 Units, which allow holders, including Mr. Stevens,

Ms. Griffin and Mr. Cortese, to receive priority “catch up” distributions up to total aggregate distributions to all C-2 unit holders of $35.0 million, subject to certain reductions. If Topco’s equity were not to appreciate in value or decrease in value following the grant date, then the Common Series C Units and Common Series C-2 Units would have no value. The Common Series C-2 Units are subject to forfeiture in the event the equity funds affiliated with or advised by CVC Capital Partners and Leonard Green & Partners do not reach certain return on investment multiples within two (2) years of a public offering or prior to a sale of Topco.

These equity awards also function as a retention device. The Topco limited partnership agreement was amended on March 15, 2018 such that the vesting with respect to 75% of each Common Series C Unit was modified to eliminate any performance-based vesting conditions. As a result, the units contained in such 75% portion, referred to as the “Time Vesting Units”, are now subject only to time-based vesting conditions and vest ratably over four fiscal years, commencing on December 31 of the year of grant. Accordingly, Time Vesting Units held by our Named Executive Officers that would have vested based on achievement of performance vesting targets for fiscal 2017 were fully vested in connection with the adoption of the amended Topco limited partnership agreement on March 15, 2018. The below table sets forth the number of Time Vesting Units that accelerated and vested on March 15, 2018 due to the adoption of the amended Topco limited partnership agreement for each of our Named Executive Officers (including certain Time Vesting Units originally granted to certain Named Executive Officers that are held by trusts):

Named Executive Officer	Number of Time Vesting Units Accelerated on March 15, 2018
Tanya Domier	8,747.625
Brian Stevens	1,875.000
Jill Griffin	1,242.188
David Cortese	656.250
Michael O’Keefe	773.437

The 20% IRR Vesting Units only vest (i) upon a partnership sale of Topco, if the pre-tax internal rate of return to certain Common Series A Limited Partners who invested in Topco in 2014 (the “2014 Partners”) is at least 20% compounded annually with respect to their capital contributions made in 2014 (the “2014 Capital Contributions”), taking into account any distributions received with respect to such the Common Series A Units received in respect of the 2014 Capital Contributions (the “2014 Units”) and the amount of any sale proceeds or other consideration (and such 20% IRR Vesting Units shall not vest if such pre-tax internal rate of return to 2014 Partners is less than twenty (20%) compounded annually with respect to the 2014 Units), or (ii) following a public offering, if the pre-tax internal rate of return to the 2014 Partners is at least 20% compounded annually with respect to their 2014 Capital Contributions, based on actual distributions or proceeds received or as implied based on the fair market value of the Conyers Park Class A common stock held by Topco. The date and percentage of vesting described in clause (ii) of the prior sentence may be staggered over a two (2) year period depending on the event and timing of the achievement of the pre-tax internal rate of return to 2014 Partners with respect to the 2014 Capital Contributions and such 20% IRR Vesting Units shall not vest at or following the end of such two (2) year period if the vesting criteria are not met. The pre-tax internal rate of return to the 2014 Partners with respect to the 2014 Capital Contributions held by them shall be measured after giving effect to the vesting of the Common Series C Units in accordance with the terms of any Restricted Unit Agreement and the vesting of the Common Series D Units (and subject to such Named Executive Officer’s continued employment by us through the vesting date).

Fiscal Year 2019 Equity Award Decisions

No equity grants were made to our Named Executive Officers in fiscal year 2019.

Retirement Savings and Other Benefits

We have established 401(k) retirement savings plans for our associates, including the Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate on the same terms as all of our associates. Under the 401(k) plans, eligible associates may elect to reduce their current compensation by up to the prescribed annual limit, and contribute these amounts to the 401(k) plan. Subject to eligibility limits, we provide a matching contribution of up to 50% of the first 6% of salaries contributed by participating associates.

Benefits and Perquisites

Additional benefits received by our Named Executive Officers include certain benefits provided to our associates generally, including medical, dental, and vision benefits, flexible spending and/or health care saving accounts, basic and voluntary life and accidental death and dismemberment insurance, short-term and long-term disability insurance, critical illness and accident insurance, as well as certain benefits provided only to certain executives, including executive health care insurance premiums, supplemental disability insurance, monthly car allowances, financial counseling, and club memberships. Currently, as well as in the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our Named Executive Officers will be approved and subject to periodic review by the Company Compensation Committee. We do not expect these perquisites and personal benefits to be a significant component of our compensation program.

Severance and Change in Control Benefits

We have entered into employment or severance award agreements with certain of our Named Executive Officers, each of which has its own terms. The material elements of these employment agreements are summarized below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Severance Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Changes to Compensation Approach

Engagement of a Compensation Consultant and Use of Competitive Market Data

The Company Compensation Committee will be authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. Prior to 2017, the Topco Compensation Committee did not engage the services of an executive compensation advisor in reviewing and establishing its compensation programs and policies. The Topco Compensation Committee has not previously conducted an analysis of, or surveyed, compensation market data or benchmarked total executive compensation or individual compensation elements against a peer group.

In April 2017, the Topco Compensation Committee engaged Semler Brossy Consulting Group, LLC, or Semler Brossy, an independent national compensation consulting firm, to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our compensation program.

The Topco Compensation Committee directed Semler Brossy to develop a peer group of comparable companies to our Company and prepare a competitive market analysis of our executive compensation program to assist it in determining the appropriate level of overall compensation, as well as assess each separate component of compensation, with the goal of understanding the competitiveness of the compensation we offer to our executive officers, including our Named Executive Officers. We anticipate that the following the completion of the business combination, that the Company Compensation Committee will make a decision as to which national consulting firm such committee wants to engage with, as it considers its executive compensation decisions, at least in part, by reference to the compensation of executives holding comparable positions at this group of comparable peer companies as it may be adjusted from time to time. We anticipate that the Company Compensation Committee will conduct further reviews in the future, and make changes as it deems appropriate.

Semler Brossy serves at the discretion of the Topco Compensation Committee and except for services to the Topco Compensation Committee did not provide any other services to us in 2018 or 2019. In connection with initial engagement of Semler Brossy in 2017, the Topco Compensation Committee considered Semler Brossy’s independence in light of applicable SEC rules and exchange listing standards and determined that Semler Brossy’s work did not raise any conflicts of interest that would prevent it from serving as an independent compensation consultant to the Topco Compensation Committee. The Company Compensation Committee will need to make a similar assessment following the completion of the business combination regarding any consulting firm it may select in the future.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million, subject to a transition rule for written binding contracts in effect on November 2, 2017, and not materially modified after that date. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), Section 162(m) included an exception for compensation deemed “performance-based”. Pursuant to the Tax Reform Act, the exception for “performance-based” compensation has been repealed, effective for tax years beginning after December 31, 2017 and, therefore, compensation previously intended to be “performance-based” may not be deductible unless it qualifies for the transition rule. Due to uncertainties in the applications of Section 162(m) and the Tax Reform Act, there is no guarantee that compensation intended to satisfy the requirements for deduction will not be challenged or disallowed by the IRS. Furthermore, although the Company believes that tax deductibility of executive compensation is an important consideration, the Company Compensation Committee in its judgement may, nevertheless, authorize compensation payments that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our Named Executive Officers in the future, we anticipate that the Company Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 280G. However, the Company Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross-ups to our executives.

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose associates and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our associates and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. We anticipate that the Company Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation-Related Risk

Historically, the Topco Compensation Committee has been responsible for oversight of our compensation-related risk profile. In the future, our Company Compensation Committee will monitor our compensation policies and practices as applied to our employees, including our Named Executive Officers, to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the fiscal years ended December 31, 2019, 2018, and 2017.

Name and Principal Position		Year	Salary	Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total
Tanya Domier	Chief Executive	2019	$850,000	—		—	$1,300,000	$68,535	$2,218,535
	Officer	2018	$850,000	—		—	$1,020,000	$56,420	$1,926,420
		2017	$850,000	—		—	—	$46,520	$896,520
Brian Stevens	Chief Financial	2019	$588,477	—		—	$880,000	$56,008	$1,524,485
	Officer and Chief	2018	$531,911	—		$3,120,000	$685,955	$46,713	$4,384,579
	Operating Officer	2017	$499,218	$20,000	(4)	—	—	$45,620	$564,838
Jill Griffin	President and Chief	2019	$574,615	—		—	$880,000	$47,187	$1,501,802
	Commercial Officer	2018	$439,615	—		$1,560,000	$645,000	$27,025	$2,671,640
		2017	$360,000	—		$31,969	—	$26,796	$418,765
David Cortese(2)	President Digital	2019	$412,000	—		—	—	$19,942	$431,942
	Technology Solutions	2018	$400,461	—		$1,560,000	$390,500	$19,757	$2,370,718
	and Services	2017	$312,000	—		$255,750	—	$17,633	$585,383
Michael O’Keefe(3)	President of	2019	$180,000	—		—	—	$29,033	$209,033
	Sales	2018	$360,000	—		—	—	$34,236	$394,236
		2017	$351,923	—		$31,969	—	$34,247	$418,139

(1)	No profits interest grants were made to our Named Executive Officers in fiscal year 2019.
(2)	Mr. Cortese resigned and ceased to be an employee as of February 3, 2020.
(3)	Mr. O’Keefe resigned and ceased to be an employee as of June 30, 2019.
(4)	Mr. Stevens received a discretionary bonus of $20,000 related to his efforts in preparing for an initial public offering.
(5)	Amounts in this column include the following for the fiscal year ended December 31, 2019:

Name and Principal Position		Car Allowance	Severance related payments	Club Member- ship	401(k) Matching Contribu- tion	Executive Health Reimbu- rsement	Disability Premium	Life Insurance Premiums	Total
Tanya Domier	Chief Executive Officer	$27,000	—	$12,000	$8,400	$4,850	$15,880	$405	$68,535
Brian Stevens	Chief Financial Officer and Chief Operating Officer	$24,000	—	$12,228	$8,400	$3,159	$7,816	$405	$56,008
Jill Griffin	President and Chief Commercial Officer	$11,308	—	—	$8,400	$21,125	$5,949	$405	$47,187
David Cortese	President Digital Technology Solutions and Services	$6,000	—	—	—	$8,209	$5,328	$405	$19,942
Michael O’Keefe	President of Sales	$12,000	$100	—	$4,928	$7,778	$4,024	$203	$29,033

Grants of Plan-Based Awards in 2019

The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2019:

					All Other Stock Awards:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Number of Shares or Stock or Units (#)	Grant Date Fair Value of Awards($)(1)
Name	Grant Date	Threshold($)	Target($)	Maximum($)
Tanya Domier	—	212,500	850,000	850,000	—	—
Brian Stevens	—	420,000	600,000	900,000	—	—
Jill Griffin	—	420,000	600,000	900,000	—	—
David Cortese	—	103,000	412,000	412,000	—	—
Michael O’Keefe(2)	—	—	—	—	—	—

(1)	No profits interest grants were made to our Named Executive Officers in fiscal year 2019.
(2)	Mr. O’Keefe resigned and ceased to be an employee as of June 30, 2019. Mr. O’Keefe did not receive any non-equity incentive compensation award for fiscal 2019.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Severance Agreements

As of December 31, 2019, we had entered into employment or severance award agreements with each of our Named Executive Officers. The material elements of these employment and severance award agreements are summarized below.

Tanya Domier

Ms. Domier serves as our Chief Executive Officer. As of December 31, 2019, she was party to an employment agreement with our primary operating company, Advantage Sales & Marketing LLC. Pursuant to her employment agreement, in 2019 Ms. Domier received an annual base salary of $850,000, was eligible to receive annual bonuses with a target bonus equal to 100% of her annual base salary and was also eligible to participate in standard benefits plans as well as our executive health care reimbursement program, executive long-term disability plan and other benefit programs, and to receive an automobile allowance and reimbursement of reasonable business expenses. Under her employment agreement, in the event Ms. Domier’s employment is terminated as a result of her “Disability” (as such term is defined in her employment agreement) or death, then in addition to any accrued amounts, Ms. Domier is generally entitled to receive continued payment of her then-current base salary and continued health insurance coverage (which, for the latter, would only apply with respect to a termination of employment as a result of her Disability) for 12 months. Under her employment agreement, in the event Ms. Domier’s employment is terminated by us without “Cause” or she terminates her employment for “Good Reason” (as such terms are defined in her employment agreement), then in addition to any accrued amounts, Ms. Domier is generally entitled to receive continued payment of her base salary and continued health insurance coverage for 24 months.

Semler Brossy provided the Topco Compensation Committee advice regarding Ms. Domier’s employment agreement. Ms. Domier did not take part in the Topco Compensation Committee’s deliberation regarding her employment agreement. In February 2020, the Topco Compensation Committee, excluding Ms. Domier, approved a new amendment to Ms. Domier’s employment agreement to provide, effective as of January 1, 2020, for an annual base salary of $1,000,000 and a target bonus equal to 150% of her annual base salary, and to provide for three anniversary payments of $4,000,000 each, to be paid on or about July 31, 2020 (representing Ms. Domier’s completion of 30 years of service with the Company), July 31, 2021 (representing Ms. Domier’s completion of 31 years of service with the Company), and July 31, 2022 (representing Ms. Domier’s completion of 32 years of service with the Company), subject in each case to her continued employment as the Company’s Chief Executive Officer through each scheduled payment date. The Company entered into this amendment in the second quarter of 2020, and in all other respects, the terms of her employment agreement remained the same. In connection with the business combination, the two remaining anniversary payments will be accelerated and paid on or shortly following the completion of the business combination.

Jill Griffin and Brian Stevens

Ms. Griffin serves as our President and Chief Commercial Officer and Mr. Stevens serves as our Chief Financial Officer and Chief Operating Officer. As of December 31, 2019, each was party to an employment agreement with our primary operating company, Advantage Sales & Marketing LLC. Pursuant to these employment agreements, Ms. Griffin and Mr. Stevens each received an annual base salary of at least $600,000 and Ms. Griffin and Mr. Stevens were each eligible to receive annual bonuses with a target bonus equal to 100% of his or her respective annual base salary (though as of September 2019, these employment agreements were modified so that each became eligible to receive an additional bonus of up to 50% of his or her respective annual base salary for the fiscal years 2019 and 2020 pursuant to the terms of their employment agreement). Ms. Griffin and Mr. Stevens were also eligible to participate in standard benefits plans as well as our executive health care reimbursement program, executive long-term disability plan and other benefit programs, and to receive an automobile allowance and reimbursement of reasonable business expenses. Under their employment agreements as in effect on December 31, 2019, in the event Ms. Griffin’s or Mr. Stevens’ employment was terminated as a result of his or her “Disability” (as such term is defined in each executive’s respective employment agreement) or death, then in addition to any accrued amounts, Ms. Griffin and Mr. Stevens were generally entitled to receive continued payment of her or his then-current base salary and continued health insurance coverage (which, for the latter, would only apply with respect to a termination of employment as a result of her or his Disability) for 12 months. Under their employment agreements as in effect on December 31, 2019, in the event Ms. Griffin’s or Mr. Stevens’ employment was terminated by us without “Cause” or the executive terminated her or his employment for “Good Reason” (as such terms were defined in each executive’s respective employment agreement), then in addition to any accrued amounts, each of Ms. Griffin and Mr. Stevens was generally entitled to receive continued payment of his base salary and continued health insurance coverage for 18 months.

David Cortese

David Cortese served as President of Digital Technology Solutions and Services until February 3, 2020. As of December 31, 2019, he was a party to an employment agreement with Advantage Sales & Marketing LLC. Pursuant to his employment agreement, Mr. Cortese was eligible to receive an annual base salary and an annual bonus of up to 100% of his base salary. Mr. Cortese was also eligible to participate in standard benefit plans as well as our executive health care reimbursement program, executive long-term disability plan and other benefit programs, and to receive an auto allowance and reimbursement of reasonable business expenses. In the event Mr. Cortese was terminated by us without “Cause,” terminated his employment for “Good Reason” (as such terms are defined in his employment agreement) or was terminated as a result of his “Disability” (as such term is defined in his employment agreement) or death, then in addition to any accrued amounts, he was generally entitled to receive continued payment of his then-current base salary and continued health insurance coverage (which, for the latter, shall apply with respect to each such termination of employment other than a termination as a result of his death) for 12 months.

Mr. Cortese resigned as of February 3, 2020. We did not enter into a separation agreement in connection with his resignation and no amounts were paid to him for periods following his resignation.

Michael O’Keefe

Mr. O’Keefe served as our President of Sales until June 30, 2019. As of June 30, 2019, Mr. O’Keefe was party to a severance award agreement, or the O’Keefe Agreement, with Advantage Sales & Marketing LLC. The O’Keefe Agreement provided that if Mr. O’Keefe was terminated by us without “Cause” (as such term is defined in the O’Keefe Agreement), then in addition to any accrued amounts, Mr. O’Keefe would have been entitled to receive (i) continued payment of an amount equal to (A) 39 weeks of his base salary, plus (B) an additional one week of base salary for every full year of service up to the termination date (as of June 30, 2019, Mr. O’Keefe’s years of service would entitle him to an additional 38 weeks of his base salary under this clause (B)) and (ii) payment of the employer-portion of post-employment sponsored health insurance premiums for up to 18 months.

Mr. O’Keefe resigned on June 30, 2019 and was not eligible for severance under the O’Keefe Agreement. In connection with his resignation we entered into a separation agreement and an amendment to his unit grant agreement. For further information regarding such agreements, please see “Potential Payments Upon Termination or Change in Control—Summary of Potential Payments—Michael O’Keefe.”

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table summarizes the number of Common Series C Units of Topco underlying unvested outstanding equity incentive plan awards for certain of the Named Executive Officer as of December 31, 2019:

Name	Grant Date	Number of Units That Have Not Vested (#)		Market Value of Units that Have Not Vested ($)(8)
Tanya Domier	December 23, 2014	11,663.500	(2)(3)	$1,026,388
Brian Stevens	December 23, 2014	2,500.000	(2)(4)	$220,000
Jill Griffin	December 23, 2014	875.000	(2)(4)	$77,000
	February 25, 2016	750.000	(2)(4)	$63,000
	February 15, 2017	23.437	(1)(6)	$3,469
	February 15, 2017	31.250	(2)(6)	$2,438
David Cortese	December 23, 2014	625.000	(2)(7)	$55,000
	February 15, 2017	187.500	(1)(7)	$27,750
	February 15, 2017	250.000	(2)(7)	$19,500
Michael O’Keefe	December 23, 2014	125.000	(2)(5)	$11,000
	November 6, 2015	500.000	(2)(5)	$43,000
	February 25, 2016	281.250	(1)(5)	$53,438
	February 25, 2016	375.000	(2)(5)	$31,500
	February 15, 2017	23.437	(1)	$3,469
	February 15, 2017	31.250	(2)	$2,438

(1)

Reflects the unvested Time Vesting Units outstanding for the Named Executive Officer. Prior to March 15, 2018, the Time Vesting Units vested ratably over a four-year period commencing on December 31 of the year of grant, subject to such Named Executive Officer’s continued employment by us through the vesting date and achievement of certain annual performance targets. On March 15, 2018, the Topco limited partnership agreement was amended such that the Time Vesting Units are no longer subject to performance vesting conditions and as such the Time Vesting Units vest ratably over a four-year period commencing on December 31 of the year of grant, subject to such Named Executive Officer’s continued employment by us through the vesting date. The amended limited partnership agreement also provided that the Time Vesting Units that would have vested subject to achievement of annual performance targets for fiscal year 2017 vested upon adoption of the amendment. For further information on our Time Vesting Units please see “—Executive Compensation Program Components—Long-Term Equity Incentive Compensation.”

(2)

Reflects the unvested 20% IRR Vesting Units outstanding for the Named Executive Officer. The 20% IRR Vesting Units only vest (i) upon a partnership sale of Topco, if the pre-tax internal rate of return to certain Common Series A Limited Partners who invested in Topco in 2014 (the “2014 Partners”) is at least 20% compounded annually with respect to their capital contributions made in 2014 (the “2014 Capital Contributions”), taking into account any distributions received with respect to such the Common Series A Units received in respect of the 2014 Capital Contributions (the “2014 Units”) and the amount of any sale proceeds or other consideration (and such 20% IRR Vesting Units shall not vest if such pre-tax internal rate of return to 2014 Partners is less than twenty (20%) compounded annually with respect to the 2014 Units), or (ii) following a public offering, if the pre-tax internal rate of return to the 2014 Partners is at least 20% compounded annually with respect to their 2014 Capital Contributions, based on actual distributions or proceeds received or as implied based on the fair market value of the Conyers Park Class A common stock held by Topco. The date and percentage of vesting described in clause (ii) of the prior sentence may be staggered over a two (2) year period depending on the event and timing of the achievement of the pre-tax internal rate of return to 2014 Partners with respect to the 2014 Capital Contributions and such 20% IRR Vesting Units shall not vest at or following the end of such two (2) year period if the vesting criteria are not met. The pre-tax internal rate of return to the 2014 Partners with respect to the 2014 Capital Contributions held by them shall be measured after giving effect to the vesting of the Common Series C Units in accordance with the terms of any Restricted Unit Agreement and the vesting of the Common Series D Units (and subject to such Named Executive Officer’s continued employment by us through the vesting date).

(3)	A total of 12,000 units were transferred to a trust for estate planning purposes on December 29, 2016 and April 5, 2017.
(4)	Such units were transferred to a trust for estate planning purposes on December 27, 2016.
(5)	Such units were transferred to a trust for estate planning purposes on December 31, 2016.
(6)	Such units were transferred to a trust for estate planning purposes on April 24, 2019.
(7)	Such units were transferred to a trust for estate planning purposes on September 7, 2018.
(8)

There is no public market for the Common Series C Units. For purposes of this disclosure, we have valued the Common Series C Units using a third-party valuation on a per-unit basis of the profits interests as of June 30, 2020. The amount reported above under the heading “Market Value of Units That Have Not Vested” reflects the intrinsic value of the profits interests as of June 30, 2020.

Units Vested

In connection with the adoption of Topco’s amended limited partnership agreement on March 15, 2018, the Time Vesting Units were amended such that they are no longer subject to performance vesting conditions and the Time Vesting Units held by our Named Executive Officers that would have vested upon achievement of performance targets for fiscal year 2017, fully vested. In addition, in 2018, Mr. Stevens, Ms. Griffin and Mr. Cortese were each allocated Common Series C-2 Units, which allow holders to receive priority “catch-up” distributions up to total aggregate distributions to all C-2 unit holders of $35.0 million, subject to certain reductions. All Common Series C-2 Units were fully vested as of the date allocated to the recipient, although they are subject to forfeiture upon certain events, including (i) certain terminations of such employee’s employment with the Company or (ii) if the equity funds affiliated with or advised by CVC Capital Partners and Leonard Green & Partners do not receive certain threshold returns on their capital contributions. For further information on our Time Vesting Units please see “—Executive Compensation Program Components—Long-Term Equity Incentive Compensation”.

Potential Payments Upon Termination or Change in Control

As discussed above, we have entered into employment or severance award agreements with each of our Named Executive Officers, which provide for certain payments upon a qualifying termination of employment or a change in control.

The agreements generally provide for a severance amount tied to each respective Named Executive Officer’s base salary and continuing health care benefits for a severance period that ranges between 12 and 24 months.

Additional key terms of the employment and severance award agreements and letters include:

•	The covered executive is employed “at will.”

•	Many of the agreements and letters require the executive to provide a certain number of days’ notice of termination.

•	Many of the agreements and letters allow for automatic renewal for successive one-year periods.

•	Amounts are owed depending upon the nature of the executive’s termination.

•	For terminations other than death or disability, the executive must sign a release to become eligible for severance benefits.

•

The agreements and letters provide for certain restrictions on the executive competing or soliciting against us. Additionally, the executive must maintain the confidentiality of, and refrain from disclosing or using, our trade secrets for any period of time as the information remains a trade secret under applicable law, and our confidential information at all times.

Summary of Potential Payments

The following table summarizes the payments that would be made to our Named Executive Officers upon the occurrence of a qualifying termination of employment or change in control, assuming that each Named Executive Officer’s termination of employment with us occurred on December 31, 2019. We do not have special agreements associated with change in control, so if a Named Executive Officer is terminated without Cause or for Good Reason in connection with change in control, he or she would receive the same general severance payments as if a termination occurred without a change in control. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the Named Executive Officer during his or her employment that are available to all salaried associates.

Name	Benefit	Termination without Cause or for Good Reason(4)		Termination due to death or Disability(5)
Tanya Domier	Severance pay	$1,700,000	(6)	$850,000
	Healthcare Benefits(1)	$43,569		$21,785
Brian Stevens	Severance pay	$900,000		$600,000
	Healthcare Benefits(1)	$30,141		$20,194
Jill Griffin	Severance pay	$900,000		$600,000
	Healthcare Benefits(1)	$45,848		$30,718
David Cortese(2)	Severance pay	$412,000		$412,000
	Healthcare Benefits(1)	$32,652		$32,652
Michael O’Keefe(3)	Severance pay	$—		—
	Healthcare Benefits(1)	$—		—

(1)

Reflects company portion of payments paid during severance period, as defined in the respective agreements. For termination due to death or Disability (as defined in such individual’s respective employment agreements), healthcare benefits continue only for termination related to Disability.

(2)	Mr. Cortese resigned and ceased to be an employee as of February 3, 2020.
(3)	Mr. O’Keefe resigned and ceased to be an employee as of June 30, 2019.
(4)	The amounts in this column are payable in connection with a termination without Cause or for Good Reason whether before or after a change in control.
(5)	The amounts in this column are payable in connection with a termination due to death or Disability whether before or after a change in control.

(6)

Reflects severance amounts in the event of termination for Good Reason other than termination for Good Reason due to delivery by the Company of notice of non-renewal, in which case the severance amount would have been $850,000 for Ms. Domier.

Michael O’Keefe

Effective as of May 23, 2019, we entered into a separation agreement with Mr. O’Keefe, pursuant to which Mr. O’Keefe agreed to voluntarily resign as of June 30, 2019. Under the separation agreement, we agreed to pay Mr. O’Keefe $100 subject to his execution and non-revocation of a release of claims. We also agreed that Mr. O’Keefe would be permitted to retain his vested and unvested Common Series C Units and that neither the Company nor our Sponsors would exercise any call rights with respect to his Common Series B Units and Common Series C Units.

Narrative Disclosure to Director Compensation Table

In 2019, we did not provide any compensation to our non-employee directors.

Incentive Award Plans

In connection with the business combination, we intend to adopt the Incentive Plan in order to facilitate the grant of cash and equity incentives to our directors, employees (including the named executive officers) and consultants and to enable us to obtain and retain services of these individuals, which is essential to our long-term success. The Incentive Plan will become effective upon the approval thereof by our stockholders. For additional information about the Incentive Plan, please see “Proposal No. 4 — The Incentive Plan Proposal” in this proxy statement.

In addition, in connection with the business combination, we intend to adopt the Employee Purchase Plan, which is designed to allow our eligible employees to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions and to enable us to obtain and retain services of these employees, which is essential to our long-term success. The Employee Purchase Plan will be effective upon the approval thereof by our stockholders. For additional information about the Employee Purchase Plan, please see “Proposal No. 5 — The Employee Purchase Plan Proposal” in this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of the Merger

Advantage and Conyers Park are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

On September 7, 2020, Advantage, Conyers Park, Merger Sub, and Topco entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge into and with Advantage, with Advantage surviving as a wholly owned subsidiary of Conyers Park. At the Closing, (i) Topco, the sole stockholder of Advantage, will receive (a) 203,750,000 shares of Conyers Park Class A common stock, at a deemed value of $10.00 per share, excluding the 5,000,000 Performance Shares that Topco may be entitled to upon meeting a market performance condition and (ii) the 11,250,000 shares of Conyers Park Class B common stock, par value $0.0001 per share, held by Sponsor, will automatically convert to shares of Class A common stock. The Merger Agreement is subject to various closing conditions, including the Minimum Cash Condition.

In connection with the entry into the Merger Agreement, Conyers Park also entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, Conyers Park has agreed to issue and sell in a private placement shares of its Class A common stock for a purchase price of $10.00 per share. The PIPE Investors, other than the Sponsor and the Advantage Sponsors and their affiliates, have agreed to purchase an aggregate of 50,000,000 shares of Class A common stock. Certain of the Advantage Sponsors or their affiliates and the Sponsor have agreed to purchase an aggregate of 20,000,000 shares of Class A common stock, or, in their sole discretion, up to 45,000,000 shares in the event Conyers’ public stockholders exercise their redemption rights in connection with the Merger and in order to meet the Minimum Cash Condition. The shares of Class A common stock purchased by the PIPE Investors in the private placement are referred to as the “PIPE Shares” and the aggregate purchase price paid for the PIPE Shares is referred to as the “PIPE Investment Amount.” The PIPE Investment (and the funding of the PIPE Investment Amount) would be contingent upon and would be consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements.

In connection with the Closing, Advantage will enter into the New Senior Secured Credit Facilities, consisting of a $2.1 billion New Term Loan Facility and a $400.0 million New Revolving Facility, which will be contingent upon and will close substantially concurrently with the Closing. Advantage Sales & Marketing Inc. will have the ability to borrow up to an additional $100.0 million under the New Revolving Credit Facility in order to meet the Minimum Cash Condition.

At the Closing, assuming no public stockholders exercise their redemptions rights in connection with the Merger, the cash balance then existing in Conyers Park’s trust account, combined with the net proceeds of the PIPE Investment and the New Senior Secured Credit Facilities, will be used to repay the Credit Facilities and pay fees and expenses of Advantage and Conyers Park in connection with the Merger. See “Proposal No. 1 — The Business Combination Proposal — Sources and Uses for the Business Combination” for more information.

Anticipated Accounting Treatment

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Conyers Park will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the current stockholder of Advantage, Topco, having a relative majority of the voting power of the combined entity, the operations of Advantage prior to the Merger comprising the only ongoing operations of the combined entity, and senior management of Advantage comprising the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Advantage with the acquisition being treated as the equivalent of Advantage issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. Conyers Park and Advantage have not had any historical relationships prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the unaudited condensed balance sheet of Conyers Park as of June 30, 2020 with the unaudited condensed consolidated balance sheet of Advantage as of June 30, 2020, giving effect to the Transactions as if they had been consummated on that date.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 combine the historical results of Conyers Park and Advantage for such periods as if the Transactions had been consummated on January 1, 2019.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:

•

The historical unaudited condensed financial statements of Conyers Park as of and for the six months ended June 30, 2020 and the historical audited financial statements of Conyers Park as of and for the year ended December 31, 2019; and

•

The historical unaudited condensed consolidated financial statements of Advantage as of and for the six months ended June 30, 2020 and the historical audited consolidated financial statements of Advantage as of and for the year ended December 31, 2019.

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information should also be read together with “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement.

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Transactions.

The unaudited condensed combined pro forma financial information excludes the potential effects of 5,000,000 Performance Shares issued to Topco at Closing, which will remain subject to vesting and forfeiture. The Performance Shares will vest, if it all, if the closing price for the combined company’s Class A common stock equals or exceeds $12.00 per share (subject to adjustments for any cash or in-kind dividend paid on the

Class A common stock or other split or consolidation of the Class A common stock) for any period of 20 trading days out of 30 consecutive trading days during the five-year period after the Closing. Topco will not have the right to vote the Performance Shares unless and until the vesting condition for the Performance Shares is achieved. We believe the potential impact of the earnout shares is not factually supportable as of the date of this proxy statement.

Pursuant to Conyers Park’s current certificate of incorporation, holders of Class A common stock are being offered the opportunity to redeem, upon the Closing, shares of Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in Conyers Park’s trust account. For illustrative purposes only, the estimated per share redemption price is assumed to be $10.00.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of shares of Conyers Park Class A common stock for cash, both resulting in the Minimum Cash Condition being satisfied:

○	Assuming No Redemptions. This presentation assumes:

•	No holders of Conyers Park Class A common stock exercise their redemption rights with respect to such shares in connection with the Merger;

•	Conyers Park issues 70,000,000 shares of Class A common stock in the PIPE Investment, including 20,000,000 shares to certain of the Advantage Sponsors or their affiliates and the Sponsor; and

•	Advantage borrows $2.1 billion under the New Term Loan Facility; and

○	Assuming Maximum Redemptions. This presentation assumes:

•	The redemption of 45,000,000 shares of Conyers Park Class A common stock in connection with the Merger;

•	Conyers Park issues 91,987,300 shares of Class A common stock in the PIPE Investment, including 41,987,300 shares to certain of the Advantage Sponsors or their affiliates and the Sponsor;

•	Advantage borrows $2.1 billion under the New Term Loan Facility and $100.0 million under the New Revolving Credit Facility; and

•	$125.0 million of Advantage Available Cash.

Assuming no redemptions, Topco will hold 203,750,000 shares of Conyers Park Class A common stock and certain of the Advantage Sponsors or their affiliates and the Sponsor will directly hold 20,000,000 shares of Conyers Park Class A common stock immediately after the Closing. Topco, the Advantage Sponsors or their affiliates and the Sponsor would hold approximately 71.21% of Conyers Park Class A common stock as of such time. Assuming the redemption of 45,000,000 shares of Conyers Park Class A common stock in connection with the Merger and the Related Transactions, as set forth above, Topco will hold 203,750,000 shares of Conyers Park Class A common stock and certain of the Advantage Sponsors or their affiliates and the Sponsor will directly hold 41,987,300 shares of Conyers Park Class A common stock immediately after the Closing. Topco, the Advantage Sponsors or their affiliates and the Sponsor would hold approximately 83.71% of Conyers Park Class A common stock as of such time. An additional summary of pro forma ownership assuming no redemptions and maximum redemptions is as follows:

	No Redemptions		Maximum Redemptions
	Number of Shares	% Ownership	Number of Shares	% Ownership
Ownership of Class A Common Stock
Topco(1)	203,750,000	61.74%	203,750,000	66.37%
Conyers Park existing public stockholders	45,000,000	13.64%	—	0.00%
PIPE Shares – Non-affiliated holders	50,000,000	15.15%	50,000,000	16.29%
PIPE Shares – Advantage Sponsors or their affiliates and Sponsor	20,000,000	6.06%	41,987,300	13.68%
Founder Shares – Sponsor and current Conyers Park directors(2)	11,250,000	3.41%	11,250,000	3.66%

Total shares outstanding(1)(2)(3)	330,000,000	100.00%	306,987,300	100.00%

(1)

Excludes the 5,000,000 Performance Shares to be issued to Topco under the Merger Agreement, which will remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco will not be able to vote or sell such shares.

(2)	Includes 100,000 shares of Class B common stock held by current members of the Conyers Park board of directors.
(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different. The unaudited pro forma condensed combined financial information is based upon currently available information, estimates, and assumptions that management believes are reasonable as of the date hereof.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2020

			Assuming No Redemptions			Assuming Maximum Redemptions
(in thousands)	Conyers Park	Advantage	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$827	$446,341	$(288,450	) a	158,718	$(418,577	) a	$28,591
Restricted cash	—	15,320	—		15,320	—		15,320
Accounts receivable	—	491,445	—		491,445	—		491,445
Prepaid expenses and other current assets	217	91,292	—		91,509	—		91,509

Total current assets	1,044	1,044,398	(288,450)		756,992	(418,577)		626,865
Marketable securities held in Trust Account	454,300	—	(454,300	) c	—	(454,300	) c	—
Property and equipment, net	—	95,541	—		95,541	—		95,541
Goodwill	—	2,150,631	—		2,150,631	—		2,150,631
Other intangible assets, net	—	2,534,107	—		2,534,107	—		2,534,107
Investments in unconsolidated affiliates	—	112,447	—		112,447	—		112,447
Other assets	—	81,981	—		81,981	—		81,981

Total assets	$455,344	$6,019,105	$(742,750)		$5,731,699	$(872,877)		$5,601,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$26,217	$(5,217	) d	$21,000	$(5,217	) d	$21,000
Accounts payable	23	135,976	(23	) b	135,976	(23	) b	135,976
Accounts payable—related party	216	—	(216	) b	—	(216	) b	—
Accrued compensation and benefits	—	109,167	(2,397	) k	106,770	(2,397	) k	106,770
Other accrued expenses	305	122,703	(920	) b, e	122,088	(920	) b, e	122,088
Deferred revenues	—	51,064	—		51,064	—		51,064

Total current liabilities	544	445,127	(8,773)		436,898	(8,773)		436,898
Long-term debt, net of current portion	—	3,289,967	(1,302,592	) d	1,987,375	(1,202,592	) d	2,087,375
Deferred underwriting commissions	15,750	—	(15,750	) f	—	(15,750	) f	—
Deferred income tax liabilities, net	—	508,072	—		508,072	—		508,072
Other long-term liabilities	—	174,474	—		174,474	—		174,474

Total liabilities	16,294	4,417,640	(1,327,115)		3,106,819	(1,227,115)		3,206,819

Commitments
Class A common stock	434,051	—	(434,051	) h	—	(434,051	) h	—

Stockholders’ Equity
Class A common stock	0	—	33	i	33	31	i	31
Class B common stock	1	—	(1	) i	—	(1	) i	—
Additional paid in capital	1,610	2,339,141	1,080,407	g	3,421,158	850,282	g	3,191,033
Retained earnings (accumulated deficit)	3,388	(804,407)	(62,023	) j	(863,042)	(62,023	) j	(863,042)
Loans to Topco	—	(6,282)	—		(6,282)	—		(6,282)
Accumulated other comprehensive loss	—	(14,470)	—		(14,470)	—		(14,470)

Total equity attributable to stockholders	4,999	1,513,982	1,018,416		2,537,397	788,289		2,307,270
Nonredeemable noncontrolling interest	—	87,483	—		87,483	—		87,483

Total stockholders’ equity	4,999	1,601,465	1,018,416		2,624,880	788,289		2,394,753

Total liabilities and stockholders’ equity	$455,344	$6,019,105	$(742,750)		$5,731,699	$(872,877)		$5,601,572

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

			Assuming No Redemptions				Assuming Maximum Redemptions
	Conyers Park	Advantage	Pro Forma Adjustments		Pro Forma Combined		Pro Forma Adjustments		Pro Forma Combined
(in thousands except share and per share data)
Revenues	$—	$1,520,939	$—		$1,520,939		$—		$1,520,939
Cost of revenues (exclusive of depreciation and amortization shown separately below)	—	1,256,616	—		1,256,616		—		1,256,616
Selling, general, and administrative expenses	422	121,625	(4,891	) k	117,156		(4,891	) k	117,156
Recovery from Take 5	—	(7,700)	—		(7,700)		—		(7,700)
Depreciation and amortization	—	118,957	—		118,957		—		118,957

Total expenses	422	1,489,498	(4,891)		1,485,029		(4,891)		1,485,029

Operating (loss) income	(422)	31,441	4,891		35,910		4,891		35,910
Interest income	1,671	347	(1,671	) l	347		(1,671	) l	347
Interest expense	—	103,662	(40,912	) d	62,750		(39,725	) d	63,937

Income (loss) before income taxes	1,249	(71,874)	44,132		(26,493)		42,945		(27,680)
Income tax expense (benefit)	330	(12,337)	9,268	m	(2,739)		9,018	m	(2,989)

Net income (loss)	919	(59,537)	34,864		(23,754)		33,927		(24,691)
Less: net loss attributable to noncontrolling interest	—	(425)	—		(425)		—		(425)

Net income (loss) attributable to stockholders	$919	$(59,112)	$34,864		$(23,329)		$33,927		$(24,266)

Weighted average shares outstanding of Class A common stock	45,000,000		285,000,000	n	330,000,000	n	261,987,300	n	306,987,300	n

Basic and diluted net income (loss) per share, Class A common stock	$0.02				$(0.07	) n			$(0.08	) n

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

			Assuming No Redemptions				Assuming Maximum Redemptions
	Conyers Park	Advantage	Pro Forma Adjustments		Pro Forma Combined		Pro Forma Adjustments		Pro Forma Combined
(in thousands except share and per share data)
Revenues	$—	$3,785,063	$—		$3,785,063		$—		$3,785,063
Cost of revenues (exclusive of depreciation and amortization shown separately below)	—	3,163,443	—		3,163,443		—		3,163,443
Selling, general, and administrative expenses	379	175,373	(934	) k	174,818		(934	) k	174,818
Depreciation and amortization	—	232,573	—		232,573		—		232,573

Total expenses	379	3,571,389	(934)		3,570,834		(934)		3,570,834

Operating (loss) income	(379)	213,674	934		214,229		934		214,229
Interest income	3,579	926	(3,579	) l	926		(3,579	) l	926
Interest expense	—	233,003	(107,503	) d	125,500		(105,128	) d	127,875

Income (loss) before income taxes	3,200	(18,403)	104,858		89,655		102,483		87,280
Income tax expense	731	1,353	22,020	m	24,104		21,521	m	23,605

Net income (loss)	2,469	(19,756)	82,838		65,551		80,962		63,675
Less: net income attributable to noncontrolling interest	—	1,416	—		1,416		—		1,416

Net income (loss) attributable to stockholders	$2,469	$(21,172)	$82,838		$64,135		$80,962		$62,259

Weighted average shares outstanding of Class A common stock	45,000,000		285,000,000	n	330,000,000	n	261,987,300	n	306,987,300	n

Basic and diluted net income per share, Class A common stock	$0.05				$0.19	n			$0.20	n

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma adjustments have been prepared as if the Transactions had been consummated on June 30, 2020 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2019, in the case of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information have been prepared assuming the following methods of accounting in accordance with GAAP.

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Advantage with the acquisition being treated as the equivalent of Advantage issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

2.	Adjustments and assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the unaudited pro forma financial statements are as follows:

(a)	Represents the assumed pro forma to cash upon the Closing:

(in thousands)
PIPE Investment Amount (1)	$700,000
Cash released from Conyers Park’s trust account	454,300	c
Proceeds from new borrowings under New Term Loan Facility	2,100,000	d
Assumed debt issuance costs of New Senior Secured Credit Facilities	(95,000	) d
Repayment of First Lien Term Loans and Second Lien Term Loans, including $615 of accrued interest	(3,215,206	) d,e
Retirement of AR Facility	(120,000	) d
Transaction fees and expenses (2)	(57,000	) g
Outstanding underwriting commissions incurred by Conyers Park in connection with the Conyers Park’s initial public offering that were deferred until the Closing	(15,750	) f
Transaction bonuses including anniversary payments to the CEO of Advantage and termination of Management Incentive Plan upon Closing	(39,250	) j,k
Settlement of certain Conyers Park liabilities upon the Closing	(544	) b

Pro forma adjustments assuming no redemptions	$(288,450)
Cash paid for maximum Class A common stock redemptions	(450,000)
Proceeds from New Revolving Credit Facility assuming maximum redemptions	100,000
Proceeds from additional purchase of Class A common stock by certain of the Advantage Sponsors or their affiliates	219,873

Pro forma adjustments assuming maximum redemptions	$(418,577)

(1)	Reflect the proceeds from the 70,000,000 PIPE Shares issued at $10.00 per share price to the PIPE Investors in connection with the Closing.
(2)

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital (“APIC”) and are assumed to be cash settled.

(b)	Represents the settlement of certain Conyers Park liabilities upon the Closing:

(in thousands)
Accounts payable	$23
Accounts payable – related party	216
Other accrued expenses	305

Pro forma adjustment	$544	a

(c)

Represents the reclassification of the marketable securities held in Conyers Park’s trust account to cash and cash equivalents to liquidate these investments and make the funds available for general use by Advantage upon Closing.

(d)	Represents the assumed pro forma adjustments to long term debt upon the Closing:

(in thousands)
Proceeds from New Term Loan Facility	$2,100,000	a
Repayment of Existing First Lien Term Loans and Existing Second Lien Term Loans, net of $21.8 million deferred financing fees(1)	(3,192,809	) a, j
Retirement of AR Facility	(120,000	) a
Deferred financing fees on New Term Loan Facility	(95,000	) a

Net change to long-term debt	(1,307,809)
Pro forma adjustment to current portion of long-term debt	(5,217)
Pro forma adjustment to long term debt, net of current portion, assuming no redemptions	(1,302,592)
Proceeds from the New Revolving Credit Facility assuming maximum redemptions	100,000

Pro forma adjustment to long term debt, net of current portion, assuming maximum redemptions	$(1,202,592)

(1)	Payment of $0.6 million for accrued interest will also be made in connection with a repayment of the First Lien Term Loans, Second Lien Term Loans and AR Facility.

The adjustments to interest expense for the six months ended June 30, 2020 and year ended December 31, 2019 resulting from the New Term Loan Facility is determined as follows:

	Six Months Ended June 30, 2020		Year Ended December 31, 2019
(in thousands, excluding interest rates)	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
New Term Loan Facility	$2,100,000	$2,100,000	$2,100,000	$2,100,000
Assumed interest rate	5.00%	5.00%	5.00%	5.00%

Interest expense from New Term Loan Facility	$52,500	$52,500	$105,000	$105,000

New Revolving Credit Facility—drawn portion	$400,000	$300,000	$400,000	$300,000
Commitment fees on New Revolving Credit Facility—available portion	0.375%	0.375%	0.375%	0.375%
New Revolving Credit Facility—drawn portion	$—	100,000	$—	$100,00
Assumed interest rate on New Revolving Credit Facility—drawn portion	—	2.750%	—	2.750%

Interest expense from New Revolving Credit Facility	$750	$1,938	1,500	$3,875

Total interest expense from New Revolving Credit Facility	$53,250	$54,438	106,500	$108,875
Amortization of deferred financing fees	9,500	9,500	19,000	19,000
Less: Advantage historical interest expense	(103,662)	(103,662)	(233,003)	(233,003)

Pro forma adjustment	$(40,912)	$(39,724)	$(107,503)	$(105,128)

For purposes of the unaudited pro forma combined financial statements, we have assumed that Advantage has issued $2.1 billion aggregate principal amount of the New Term Loan Facility, net of estimated issuance costs of $95.0 million in connection with the Merger. The New Term Loan facility will mature in five years and accrue interest at LIBOR plus an applicable margin. Principal payments equal to 0.25% of the original principal amount will be due quarterly. Assumed deferred financing costs of $95.0 million will be amortized over the remaining term of the loan.

The pro forma adjustments reflect interest expense of $52.5 million and $105.0 million for the six months ended June 30, 2020 and year ended December 31, 2019 and, respectively, based on an assumed per annum interest rate, as well as the amortization of the issuance costs using the effective interest method. As the actual aggregate principal amount and the per annum interest rate may be different than the assumed amount, a change in the aggregate principal amount or the per annum interest rate may result in annual interest expense that is significantly different than the pro forma annual interest expense. For each 0.125% increase (or decrease) in the actual interest rate, interest expense for six months ended June 30, 2020 and the year ended December 31, 2019 and, would increase (or decrease) by approximately $0.1 million and $0.3 million, respectively, based on the assumed principal amount borrowed.

Additionally, in connection with the Merger, Advantage will enter into a New Revolving Credit Facility that provides for a $400.0 million facility that matures in five years and accrues interest at LIBOR plus an applicable margin and commitment fees of up to 0.375% for any amounts available to borrow. Assuming maximum redemptions, Advantage anticipates borrowing $100.0 million at an assumed interest rate of 2.75%.

(e)	Represents the pro forma adjustments to remove accrued interest of $0.6 million related to the repayment of the First Lien Term Loans, the Second Lien Term Loans and AR Facility.

(f)	Represents the pro forma adjustments to remove the deferred underwriter commissions that will be paid upon the Closing.

(g)	Represents the pro forma adjustments to APIC:

(in thousands)
Elimination of Conyers Park’s historical retained earnings	$3,388	j
Conversion of Conyers Park’s redeemable Class A common stock to permanent equity, net of common stock, at par value 0.0001 per share	434,046	h,i
Issuance of PIPE Shares, net of common stock, at par value of 0.0001 per share	699,993	a,i
Transaction fees and expenses	(57,000)	a
Issuance of Class A common stock, at par value of 0.0001 per share, to Topco	(20)	i

Pro forma adjustment assuming no redemptions, net of common stock, at par value of 0.0001 per share	1,080,407
Maximum Class A common stock redemptions, net of common stock, at par value of 0.0001 per share	(449,996)	a,i
Issuance of additional Class A common stock to the Sponsor and certain of the Advantage Sponsors or their affiliates assuming maximum redemptions, net of common stock, at par value of 0.0001 per share	219,871	a,i

Pro forma adjustment assuming maximum redemptions	$850,282

(h)	Represents the automatic conversion on a one-for-one basis of the outstanding redeemable Class A common stock of Conyers Park to permanent equity.

(i)	Represents the pro forma adjustments to Class A common stock, at par value of 0.0001 per share, of the combined entity:

(in thousands)
Conversion of Class B common stock into Class A common stock	$1
Conversion of Conyers Park’s redeemable Class A common stock to permanent equity	5	g
Issuance of PIPE Shares	7	g
Issuance of Class A common stock to Topco	20	g

Pro forma adjustment assuming no redemptions	33
Maximum Class A common stock redemptions	(4)	g
Issuance of additional Class A common stock to certain of the Advantage Sponsors or their affiliates and the Sponsor assuming maximum redemptions	2	g

Pro forma adjustment assuming maximum redemptions	$31

(j)

Represents the elimination of Conyers Park’s historical retained earnings with a corresponding adjustment to APIC, write-off of $21.8 million deferred financing fees related to repayment of existing First Lien Term Loans and Second Lien Term Loans, and $36.9 million of transaction bonuses including anniversary payments to the CEO of Advantage and termination of Management Incentive Plan upon consummation of Closing, net of $2.4 million of retention bonuses accrued.

3.	Adjustments and assumptions to the Unaudited Pro Forma Condensed Combined Statements of Operations

(k)

Represents payments associated with (i) the anniversary payments to the CEO of Advantage (thereafter, there will be no future anniversary payments owed to the CEO of Advantage), and (ii) the Retention Incentive Payments under the MIP (each participant’s achievement is subject to the continued employment of the respective participant through the consummation of the Business Combination, and thereafter there will be no future payment obligations under the MIP); see “Executive Compensation of Advantage — Compensation Discussion and Analysis — Transaction Bonuses and Retention Payments.”

(l)	Represents the elimination of the historical interest income earned on marketable securities held in Conyers Park’s trust account.

(m)	Represents the pro forma adjustment for income taxes, applying the U.S. federal corporate income tax rate of 21.0%.

(n)

Represents the pro forma adjustments for basic and diluted weighted average shares of common stock outstanding and net (loss) earnings per share. Refer to the table below for the reconciliation of the pro forma adjustments for the weighted average shares of common stock outstanding.

	For the Six Months Ended June 30, 2020		For the Year Ended December 31, 2019
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
(in thousands, except share and per share amounts)
Numerator
Net (loss) income attributable to stockholders	$(23,329)	$(24,266)	$64,135	$62,259
Denominator
Topco(1)	203,750,000	203,750,000	203,750,000	203,750,000
Conyers Park existing public stockholders	45,000,000	—	45,000,000	—
PIPE Shares — Non-affiliated holders	50,000,000	50,000,000	50,000,000	50,000,000
PIPE Shares — Advantage Sponsors or their affiliates and Sponsor	20,000,000	41,987,300	20,000,000	41,987,300
Founder Shares — Sponsor and current Conyers Park directors(2)	11,250,000	11,250,000	11,250,000	11,250,000

Basic and diluted weighted average shares of common stock outstanding(1)(2)(3)	330,000,000	306,987,300	330,000,000	306,987,300

(Loss) Earnings per share
Basic and diluted	$(0.07)	$(0.08)	$0.19	$0.20

(1)

Excludes the 5,000,000 Performance Shares to be issued to Topco under the Merger Agreement, which will remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco will not be able to vote or sell such shares.

(2)	Includes 100,000 shares of Class B common stock held by current members of the Conyers Park board of directors.
(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.

CONYERS PARK’S SELECTED HISTORICAL FINANCIAL INFORMATION

Conyers Park is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Transactions.

Conyers Park’s balance sheet data as of December 31, 2019 and statement of operations data for the period from May 2, 2019 (inception) through December 31, 2019 are derived from Conyers Park’s audited financial statements, included elsewhere in this proxy statement. Such data as of and for the period ended June 30, 2020 are derived from Conyers Park’s unaudited financial statements, included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with Conyers Park’s financial statements and related notes and “Other Information Related to Conyers Park” and “Conyers Park’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results, and the results for any interim period included below and elsewhere in this proxy statement are not indicative of the future performance of Conyers Park.

Consolidated Statements of Operations Data

	For the Six Months Ended June 30, 2020	For the Period from May 2, 2019 (inception) Through June 30, 2019	From May 2, 2019 (inception) through December 31, 2019
General and administrative expenses	$322,037	$2,000	$279,580
State franchise taxes	100,000	—	100,000

Loss from operations	(422,037)	(2,000)	(379,580)
Interest income earned on cash equivalents and marketable securities held in Trust Account	1,670,961	—	3,579,393

Income before income tax expense	1,248,924	(2,000)	3,199,813
Income tax expense	329,902	—	730,672

Net income / (loss)	$919,022	$(2,000)	$2,469,141

Weighted average shares outstanding of Class A common stock	45,000,000	—	45,000,000

Basic and diluted net income per share, Class A	$0.02	$0.00	$0.05

Weighted average shares outstanding of Class B common stock (1)	11,250,000	11,250,000	11,250,000

Basic and diluted net income per share, Class B	$0.00	$(0.00)	$0.00

(1)

For the 2019 period, this number excludes an aggregate of up to 1,500,000 shares of Class B common stock that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. The underwriters exercised their over-allotment option on July 22, 2019 in part.

Condensed Balance Sheet Data

	June 30, 2020	December 31, 2019
Balance Sheet Data:
Total assets	$455,344,127	$454,109,579
Total current liabilities	543,438	227,912
Deferred underwriting compensation	15,750,000	15,750,000
Total liabilities	16,293,438	15,977,912
Working capital (deficit)	500,322	1,065,142
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 1,594,932 and 1,686,834 shares issued and outstanding (excluding 43,405,068 and 43,313,166 shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively	159	169
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 11,250,000 shares issued and outstanding	1,125	1,125
Total stockholders’ equity	5,000,009	5,000,007

ADVANTAGE’S SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents Advantage’s selected historical financial information for the periods presented.

The selected consolidated statement of comprehensive (loss) income data of Advantage for the years ended December 31, 2019, 2018 and 2017 and selected consolidated balance sheet data of Advantage as of December 31, 2019 and 2018 are derived from Advantage’s audited consolidated financial statements included elsewhere in this proxy statement. The selected consolidated statement of comprehensive (loss) income data of Advantage for the years ended December 31, 2016 and 2015 and selected consolidated balance sheet data of Advantage as of December 31, 2017 are derived from Advantage’s audited consolidated financial statements not included in this proxy statement. The selected condensed consolidated statement of comprehensive (loss) income data of Advantage for the six months ended June 30, 2020 and 2019 and selected condensed consolidated balance sheet data of Advantage as of June 30, 2020 are derived from Advantage’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of our management, include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the information set forth herein. Interim financial results are not necessarily indicative of results for the full year or any future reporting period.

The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. The information set forth below should be read together with “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the consolidated financial statements and the accompanying notes included elsewhere in this proxy statement.

Consolidated Statements of Comprehensive (Loss) Income Data

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019(a)	2018(b)	2017(c)	2016(d)	2015(e)
(in thousands, except share and per share data)
Revenues	$1,520,939	$1,790,505	$3,785,063	$3,707,628	$2,416,927	$2,100,235	$1,895,046
Cost of revenues	1,256,616	1,514,098	3,163,443	3,108,651	1,892,694	1,611,285	1,454,255
Selling, general, and administrative expenses	121,625	96,744	175,373	152,493	135,441	97,542	72,224
Impairment of goodwill and indefinite-lived assets	—	—	—	1,232,000	—	—	—
(Recovery from) loss on Take 5	(7,700)	—	—	79,165	—	—	—
Depreciation and amortization	118,957	116,552	232,573	225,233	179,990	170,260	164,584

Total expenses	1,489,498	1,727,394	3,571,389	4,797,542	2,208,125	1,879,087	1,691,063

Operating income (loss)	31,441	63,111	213,674	(1,089,914)	208,802	221,148	203,983
Interest expense, net	103,315	120,709	232,077	229,643	179,566	167,360	160,895

(Loss) income before income taxes	(71,874)	(57,598)	(18,403)	(1,319,557)	29,236	53,788	43,088
(Benefit from) provision for income taxes	(12,337)	(309)	1,353	(168,334)	(358,806)	22,623	18,202

Net (loss) income	(59,537)	(57,289)	(19,756)	(1,151,223)	388,042	31,165	24,886
Less: net (loss) income attributable to noncontrolling interest	(425)	507	1,416	6,109	1,637	(984)	292

Net (loss) income attributable to stockholder of Advantage Solutions Inc.	$(59,112)	$(57,796)	$(21,172)	$(1,157,332)	$386,405	$32,149	$24,594

Net (loss) income per share of common stock:
Basic	$(472,898)	$(462,368)	$(169,386)	$(9,258,643)	$3,829,953	$321,486	$245,946
Diluted	$(472,898)	$(462,368)	$(169,386)	$(9,258,643)	$3,829,953	$321,486	$245,946
Weighted-average shares of common stock:
Basic	125	125	125	125	101	100	100
Diluted	125	125	125	125	101	100	100

Consolidated Balance Sheet Data

	June 30, 2020	December 31,
		2019	2018	2017
(in thousands)
Cash and cash equivalents	$446,341	$184,224	$141,590	$186,706
Total assets(f)(g)(h)	6,019,105	6,012,683	5,994,931	7,378,991
Long-term debt, net of current portion	3,289,967	3,172,087	3,181,465	3,052,932
Redeemable noncontrolling interest	—	—	—	—
Stockholder’s equity	1,601,465	1,669,806	1,669,314	2,847,366

(a)

In the year ended December 31, 2019, Advantage completed four business acquisitions, all of which were accounted for under the acquisition method of accounting, and were reflected in Advantage’s results of operations for a portion of the period.

(b)

In the year ended December 31, 2018, Advantage completed nine business acquisitions, all of which were accounted for under the acquisition method of accounting, and were reflected in Advantage’s results of operations for a portion of the period.

(c)

In the year ended December 31, 2017, Advantage completed 13 business acquisitions, all of which were accounted for under the acquisition method of accounting, and were reflected in Advantage’s results of operations for a portion of the period.

(d)

In the year ended December 31, 2016, Advantage completed 11 business acquisitions, all of which were accounted for under the acquisition method of accounting, and were reflected in Advantage’s results of operations for a portion of the period.

(e)

In the year ended December 31, 2015, Advantage completed 12 business acquisitions, all of which were accounted for under the acquisition method of accounting, and were reflected in Advantage’s results of operations for a portion of the period.

(f)

As of January 1, 2019, Advantage adopted Accounting Standard Update, or ASU, 2016-02, Leases, and its related amendments. ASU 2016-02 requires lessees to recognize a lease liability and a right-of-use asset, measured at the present value of the future minimum lease payments, at the lease commencement date. As a result of the adoption, “Other Assets,” “Other accrued expenses,” and “Other long-term liabilities” in the Condensed Consolidated Balance Sheets increased by $98.8 million, $33.5 million and $65.4 million, respectively.

(g)

During the year ended December 31, 2018, Advantage recognized non-cash goodwill and non-cash intangible asset impairment charges of $652.0 million and $580.0 million, respectively, in Advantage’s sales segment due to revised future year earnings expectations, primarily related to a reduction in revenues in several of Advantage’s in-store reset and merchandising programs in 2018. Total assets as of December 31, 2018 reflect the recognition of additional goodwill of $76.2 million and other intangible assets, net of $49.6 million, in each case, as recognized in connection with the nine acquisitions completed during the year.

(h)

As of December 31, 2017, total assets reflect the recognition of additional goodwill of $460.3 million and other intangible assets, net of $331.1 million, in each case, as recognized in connection with the Daymon Acquisition.

ADVANTAGE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except where noted or the context otherwise requires, as used in this section, the terms “we,” “us,” “our,” “our company” and “our business” refer to Advantage and its consolidated subsidiaries prior to the consummation of the business combination, and New Advantage and its consolidated subsidiaries following the consummation of the business combination.

The statements in the following discussion and analysis of financial condition and results of operations regarding industry outlook, our expectations regarding the performance of our business and other forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. We assume no obligation to update any of these forward-looking statements.

You should read the following discussion of our financial condition and results of operations together with the sections entitled “Advantage’s Selected Historical Financial Information” and “Risk Factors” as well as our audited consolidated financial statements and unaudited interim condensed consolidated financial statements and the accompanying notes included elsewhere in this proxy statement, as well as the other financial information included herein.

For a discussion of Adjusted EBITDA and Adjusted EBITDA by segment and a reconciliation of each of the foregoing to the most closely comparable GAAP measure, see “Summary of the Proxy Statement—Business of Advantage—Non-GAAP Financial Measures” and “Advantage’s Summary Historical Financial Information.”

Executive Overview

We are a leading business solutions provider to consumer goods manufacturers and retailers. Our customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales and achieve operating efficiencies.

We maintain long-standing relationships with leading manufacturers across a range of consumer product categories, including packaged foods, beverages, perishables, health and beauty care and consumer electronics. We also maintain relationships with retailers across various channels, including: traditional retail (which includes grocery, drug, mass, convenience, club and natural/specialty), foodservice and e-commerce. Our clients vary considerably in terms of size and growth profile, ranging from some of the world’s largest consumer goods manufacturers, including Mars, PepsiCo and Smucker’s, to smaller regional players and emerging brands. We help our clients increase sales and reduce costs by leveraging our industry expertise, network of relationships and scale to develop and execute strategies that fuel our clients’ growth and allow them to focus on their individual core competencies.

We have two reportable segments: sales and marketing. Within the sales segment, which generated approximately 52% of our total revenues in the year ended December 31, 2019 and 64% of our total revenues in the six months ended June 30, 2020, we offer headquarter sales representation services to consumer goods manufacturers, for whom we prepare and present to retailers a business case to increase distribution of manufacturers’ products and optimize how they are displayed, priced and promoted. We also make in-store visits for both manufacturer and retailer clients to ensure the products we represent are adequately stocked and properly displayed.

Through our marketing segment, which generated approximately 48% of our total revenues in the year ended December 31, 2019 and 36% of our total revenues in the six months ended June 30, 2020, we develop and execute marketing programs for manufacturers and retailers that are designed to influence shoppers on their paths to, and at the point of purchase using our proprietary insights on shopper behavior, analytics, brand knowledge and understanding of manufacturer and retailer strategies. Additionally, we provide retailer and manufacturer clients with private label development solutions through which we manage private label programs across the entire value chain—from strategy to sourcing to execution.

Impacts of the COVID-19 Pandemic

The COVID-19 pandemic has had, and is likely to continue to have, a severe and unprecedented impact on the world. Measures to prevent its spread, including government-imposed restrictions on large gatherings, closures of face-to-face events, “shelter in place” health orders and travel restrictions have had a significant effect on certain of our business operations. In response to these business disruptions, we have taken several actions including reducing certain of our discretionary expenditures, eliminating non-essential travel, terminating or amending certain office leases, furloughing or instituting pay reductions and deferrals or terminations for some of our employees, particularly with respect to COVID-19 impacted operations.

These measures to prevent the spread of COVID-19 have adversely impacted certain areas of our business operations, including in-store demonstration services, foodservice and European operations. Most notably, we temporarily suspended all in-store demonstrations in all U.S. locations starting in March and April as well as in certain international locations. More recently, we have started to re-open in-store demonstrations activities in certain retailers in certain geographies on a prudent, phased basis. While the restrictions relating to in-store demonstration services have materially and adversely affected our results of operations in the second quarter, we have been successful in growing other adjacent services in our experiential marketing business such as online grocery pick-up sampling and virtual product demonstrations, both of which have seen increased adoption and demand.

We have also experienced a positive impact in our headquarter sales and private label services where, due to the large increase in consumer purchases at retail to support incremental at-home consumption, our operations have experienced a favorable increase in volume and demand. Additionally, our e-commerce services have benefited due to the increase in consumer purchasing with online retailers.

These differing impacts are reflected in our financial results for the six months ended June 30, 2020. Compared to the six months ended June 30, 2019, revenues, operating (loss) income and Adjusted EBITDA for our sales segment increased 3.9%, decreased 11.1% and increased 23.9% in the six months ended June 30, 2020, respectively, while revenues, operating (loss) income and Adjusted EBITDA for our marketing segment decreased 35.6%, 116.0% and 36.8% in the six months ended June 30, 2020, respectively.

We also took various measures during the six months ended June 30, 2020 to strengthen liquidity. For example, we entered into a securitization facility that would provide us access to borrow up to $200.0 million, and under which accounts receivable of certain of our domestic subsidiaries are sold on a non-recourse basis. In addition, in accordance with the CARES Act, we have deferred the deposit and payment of our portion of Social Security taxes. We have also received government aid from various countries in support of our local operations, including a government loan from Japan. As of June 30, 2020, we had $446.3 million in cash and cash equivalents. However, on account of the amounts due under our First Lien Credit Agreement, which mature in July 2021, there is substantial doubt about our ability to continue as a going concern. We are seeking to access capital resources through potential public or private issuances of debt or equity securities and are actively working on such refinancing, including using the expected proceeds from the business combination and related Transactions, as further described in this proxy statement. However, to the extent the proceeds from the business combination and related Transactions are not sufficient to refinance all amounts outstanding under the First Lien Credit Agreement, we cannot assure that we will be able to refinance the remaining balance at comparable interest rates, on commercially reasonable terms or at all. See “—Liquidity and Capital Resources.”

We expect the ultimate significance of the impact of the pandemic on our financial condition, results of operations, or cash flows will be dictated by the length of time that such circumstances continue, which will depend on the currently unknowable extent and duration of the COVID-19 pandemic and the nature and effectiveness of governmental and public actions taken in response. For more information, see “Risk Factors—Risks Related to the Business and Operations of Advantage—The COVID-19 pandemic and the measures taken to mitigate its spread have had, and are likely to continue to have, an adverse effect on our business, results of operations, financial condition and liquidity” in this proxy statement.

Summary

Our financial performance for the six months ended June 30, 2020 as compared to the six months ended June 30, 2019 includes:

•	revenues decreased by $269.6 million, or 15.1%, to $1,520.9 million;

•	operating income decreased by $31.7 million, or 50.2%, to $31.4 million;

•	net loss increased by $2.2 million, or 3.8%, to $59.5 million; and

•	Adjusted EBITDA increased by $3.5 million, or 1.6%, to $218.4 million.

We completed three business acquisitions for the six months ended June 30, 2020, including two sales agencies, which have been incorporated into our sales segment and a marketing agency, which has been incorporated into our marketing segment. The aggregate purchase price for these acquisitions was $72.1 million, of which $51.4 million was paid in cash, $17.2 million in contingent consideration and $3.5 million in holdbacks.

Our financial performance for the year ended December 31, 2019 as compared to the year ended December 31, 2018 includes:

•	revenues increased by $77.4 million, or 2.1%, to $3,785.1 million;

•	operating income increased by $1,303.6 million, or 119.6%, to $213.7 million;

•	net loss decreased by $1,131.5 million, or 98.3%, to $19.8 million; and

•	Adjusted EBITDA increased by $32.7 million, or 6.9%, to $504.0 million.

We completed four business acquisitions for the year ended December 31, 2019, including three sales agencies, which have been incorporated into our sales segment, and a marketing agency, which has been incorporated into our marketing segment. The aggregate purchase price for these acquisitions was $14.0 million, of which $10.6 million was paid in cash, $2.5 million in contingent consideration and $0.9 million in holdbacks.

Factors Affecting Our Business and Financial Reporting

There are a number of factors, in addition to the impact of the ongoing COVID-19 pandemic, that affect the performance of our business and the comparability of our results from period to period including:

•

Organic Growth. Part of our strategy is to generate organic growth by expanding our existing client relationships, continuing to win new clients, pursuing channel expansion and new industry opportunities, enhancing our digital technology solutions, developing our international platform, delivering operational efficiencies and expanding into logical adjacencies. We believe that by pursuing these organic growth opportunities we will be able to continue to enhance our value proposition to our clients and thereby grow our business.

•	Acquisitions. We have grown and expect to continue to grow our business in part by acquiring quality businesses, both domestic and international. In December 2017, we completed the acquisition of

Daymon, a leading provider of retailer-centric services, including private label development and management, merchandising and experiential marketing services. In addition to the Daymon Acquisition, we have completed 61 acquisitions since January 2014, ranging in purchase price from approximately $0.3 million to $98.5 million. Many of our acquisition agreements include contingent consideration arrangements, which are described below. We have completed acquisitions at what we believe are attractive purchase prices and have regularly structured our agreements to result in the generation of long-lived tax assets, which have in turn reduced our effective purchase prices when incorporating the value of those tax assets. We continue to look for strategic and tuck-in acquisitions that can be completed at attractive purchase prices.

•

Contingent Consideration. Many of our acquisition agreements include contingent consideration arrangements, which are generally based on the achievement of financial performance by the operations attributable to the acquired businesses. The contingent consideration arrangements are based upon our valuations of the acquired businesses and are intended to share the investment risk with sellers if projected financial results are not achieved. The fair values of these contingent consideration arrangements are included as part of the purchase price of the acquired companies on their respective acquisition dates. For each transaction, we estimate the fair value of contingent consideration payments as part of the initial purchase price. We review and assess the estimated fair value of contingent consideration on a quarterly basis, and the updated fair value could differ materially from the initial estimates. Changes in the estimated fair value of contingent consideration liabilities related to the time component of the present value calculation are reported in “Interest expense, net.” Adjustments to the estimated fair value related to changes in all other unobservable inputs are reported in “Selling, general and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

•

Depreciation and Amortization. As a result of the 2014 Topco Acquisition, we acquired significant intangible assets, the value of which is amortized, on a straight-line basis, over 15 years from the date of the 2014 Topco Acquisition, unless determined to be indefinite-lived. The amortization of such intangible assets recorded in our consolidated financial statements has a significant impact on our operating income (loss) and net income (loss). Our historical acquisitions have increased, and future acquisitions likely will increase, our intangible assets. We do not believe the amortization expense associated with the intangibles created from our purchase accounting adjustments reflect a material economic cost to our business. Unlike depreciation expense which has an economic cost reflected by the fact that we must re-invest in property and equipment to maintain the asset base delivering our results of operations, we do not have any capital re-investment requirements associated with the acquired intangibles, such as client relationships and trade names, that comprise the majority of the finite-lived intangibles that create our amortization expense.

•

Foreign Exchange Fluctuations. Our financial results are affected by fluctuations in the exchange rate between the U.S. dollar and other currencies, primarily the Canadian dollar, Euro and British pound sterling, due to our operations in such foreign jurisdictions. See also “—Quantitative and Qualitative Disclosure of Market Risk—Foreign Currency Risk.”

•

Seasonality. Our quarterly results are seasonal in nature, with the fourth quarter typically generating a higher proportion of our revenues than other fiscal quarters, as a result of higher consumer spending. We generally record slightly lower revenues in the first quarter of each year, as our clients begin to roll out new programs for the year, and consumer spending generally is less in the first quarter than other quarters. Timing of our clients’ marketing expenses, associated with marketing campaigns and new product launches, can also result in fluctuations from one quarter to another.

How We Assess the Performance of Our Business

Revenues

Revenues related to our sales segment are primarily comprised of commissions, fee-for-service and cost-plus fees for providing retail services, category and space management, headquarter relationship management, technology solutions and administrative services. A small portion of our arrangements include performance incentive provisions, which allow us to earn additional revenues on our performance relative to specified quantitative or qualitative goals. We recognize the incentive portion of revenues under these arrangements when the related services are transferred to the customer.

Marketing segment revenues are primarily recognized in the form of a fee-for-service (including retainer fees, fees charged to clients based on hours incurred, project-based fees or fees for executing in-person consumer engagements or experiences, which engagements or experiences we refer to as events), commissions or on a cost-plus basis, in each case, related to services including experiential marketing, shopper and consumer marketing services, private label development or our digital, social and media services.

Given our acquisition strategy, we analyze our financial performance, in part, by measuring revenue growth in two ways—revenue growth attributable to organic activities and revenue growth attributable to acquisitions, which we refer to as organic revenues and acquired revenues, respectively.

We define organic revenues as any revenues that are not acquired revenues. Our organic revenues exclude the impacts of acquisitions and divestitures, when applicable, which improves comparability of our results from period to period.

In general, when we acquire a business, the acquisition includes a contingent consideration arrangement (e.g., an earn-out provision) and, accordingly, we separately track the financial performance of the acquired business. In such cases, we consider revenues generated by such a business during the 12 months following its acquisition to be acquired revenues. For example, if we completed an acquisition on July 1, 2018 for a business that included a contingent consideration arrangement, we would consider revenues from the acquired business from July 1, 2018 to June 30, 2019 to be acquired revenues. We generally consider growth attributable to the financial performance of an acquired business after the 12-month anniversary of the date of acquisition to be organic.

In limited cases, including the Daymon Acquisition, when the acquisition of an acquired business does not include a contingent consideration arrangement, or we do not separately track the financial performance of the acquired business due to operational integration, we consider the revenues that the business generated in the 12 months prior to its acquisition to be our acquired revenues for the 12 months following its acquisition, and any differences in revenues actually generated during the 12 months after its acquisition to be organic. For example, if we completed an acquisition on July 1, 2018 for a business that did not include a contingent consideration arrangement, we would consider the amount of revenues from the acquired business from July 1, 2017 to June 30, 2018 to be acquired revenues during the period from July 1, 2018 to June 30, 2019, with any differences from that amount actually generated during the latter period to be organic revenues.

All revenues generated by our acquired businesses are considered to be organic revenues after the 12-month anniversary of the date of acquisition.

When we divest a business, we consider the revenues that the divested business generated in the 12 months prior to its divestiture to be subtracted from acquired revenues for the 12 months following its divestiture. For example, if we completed a divestiture on July 1, 2018 for a business, we would consider the amount of revenues from the divested business from July 1, 2017 to June 30, 2018 to be subtracted from acquired revenues during the period from July 1, 2018 to June 30, 2019.

We measure organic revenue growth and acquired revenue growth by comparing the organic revenues or acquired revenues, respectively, period over period, net of any divestitures.

Cost of Revenues

Our cost of revenues consists of both fixed and variable expenses primarily attributable to the hiring, training, compensation and benefits provided to both full-time and part-time associates, as well as other project-

related expenses. A number of costs associated with our associates are subject to external factors, including inflation, increases in market specific wages and minimum wage rates at federal, state and municipal levels and minimum pay levels for exempt roles. Additionally, when we enter into certain new client relationships, we may experience an initial increase in expenses associated with hiring, training and other items needed to launch the new relationship.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, payroll taxes and benefits for corporate personnel. Other overhead costs include information technology, occupancy costs for corporate personnel, professional services fees, including accounting and legal services, and other general corporate expenses. Additionally, included in selling, general and administrative expenses are costs associated with the changes in fair value of the contingent consideration of acquisitions and other acquisition-related costs. Acquisition-related costs are comprised of fees related to change of equity ownership, transaction costs, professional fees, due diligence and integration activities.

We also expect to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations, and professional services.

Interest Expense

Interest expense relates primarily to borrowings under our First Lien Credit Agreement (including the Revolving Credit Facility) and Second Lien Credit Agreement as described below. See “—Liquidity and Capital Resources.”

Depreciation and Amortization

Amortization Expense

Included in our depreciation and amortization expense is amortization of acquired intangible assets. We have ascribed value to identifiable intangible assets other than goodwill in our purchase price allocations for companies we have acquired. These assets include, but are not limited to, client relationships and trade names. To the extent we ascribe value to identifiable intangible assets that have finite lives, we amortize those values over the estimated useful lives of the assets. Such amortization expense, although non-cash in the period expensed, directly impacts our results of operations. It is difficult to predict with any precision the amount of expense we may record relating to future acquired intangible assets.

As a result of the 2014 Topco Acquisition, we acquired significant intangible assets, the value of which is amortized, on a straight-line basis, over 15 years from the date of the 2014 Topco Acquisition, unless determined to be indefinite-lived. We recognized a non-cash intangible asset impairment charge of $580.0 million during the year ended December 31, 2018, related to our sales trade name resulting from the 2014 Topco Acquisition considered to be indefinite lived. The impairment charge has been reflected in “Impairment of goodwill and indefinite-lived assets” in our Consolidated Statements of Comprehensive (Loss) Income, in addition to a $652.0 million non-cash goodwill impairment charge in the sales reporting unit.

Depreciation Expense

Depreciation expense relates to the property and equipment that we own, which represented less than 1% of our total assets at June 30, 2020.

Income Taxes

Income tax (benefit) expense and our effective tax rates can be affected by many factors, including state apportionment factors, our acquisition strategy, tax incentives and credits available to us, changes in judgment regarding our ability to realize our deferred tax assets, changes in our worldwide mix of pre-tax losses/earnings, changes in existing tax laws and our assessment of uncertain tax positions.

Cash Flows

We have positive cash flow characteristics, as described below, due to the limited required capital investment in the fixed assets and working capital needs to operate our business in the normal course. See “—Liquidity and Capital Resources.”

Prior to the Transactions, our principal sources of liquidity have been cash flows from operations, borrowings under the Revolving Credit Facility and other debt. Following the Transactions, we expect our principal sources of liquidity will be cash flows from operations, borrowings under the New Revolving Credit Facility, the AR Facility, and other debt. Our principal uses of cash are operating expenses, working capital requirements, acquisitions and repayment of debt.

We evaluate whether any conditions or events have occurred, individually and in the aggregate, that could raise substantial doubt about our ability to continue as a going concern for one year from the date of our filing. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash flow from operations to meet our obligations including scheduled debt payments and maturities. On July 23, 2020, $2.5 billion of our debt outstanding under the First Lien Credit Agreement became current as it matures on July 23, 2021. Our available liquidity, which includes borrowings under AR Facility, plus the expected additional cash generated by operations would not be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. These conditions raise substantial doubt about our ability to continue as a going concern. However, we intend to refinance, using the expected proceeds from the Transactions and in connection with the consummation of the Transactions, all of the $2.5 billion outstanding under the First Lien Term Loan.

Adjusted EBITDA and Adjusted EBITDA by Segment

Adjusted EBITDA and Adjusted EBITDA by segment are non-GAAP financial measures. Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) private equity sponsors’ management fees and equity-based compensation expense, (vii) fair value adjustments of contingent consideration related to acquisitions, (viii) acquisition-related expenses, (ix) costs associated with COVID-19, net of benefits received, (x) EBITDA for economic interests in investments, (xi) restructuring expenses, (xii) litigation expenses, (xiii) loss on Take 5, (xiv) costs associated with the Take 5 Matter and (xv) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted EBITDA by segment means operating income (loss) by segment before (i) depreciation, (ii) impairment of goodwill and indefinite-lived assets, (iii) amortization of intangible assets, (iv) private equity sponsors’ management fees and equity-based compensation expense, (v) fair value adjustments of contingent consideration related to acquisitions, (vi) acquisition-related expenses, (vii) costs associated with COVID-19, net of benefits received, (viii) EBITDA for economic interests in investments, (ix) restructuring expenses, (x) litigation expenses, (xi) (Recovery from) loss on Take 5, (xii) costs associated with the Take 5 Matter and (xiii) other adjustments that management believes are helpful in evaluating our operating performance.

We supplementally present Adjusted EBITDA and Adjusted EBITDA by segment because we believe they assist investors and analysts in comparing our operating performance. These measures adjust for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. Our use of the terms Adjusted EBITDA Adjusted EBITDA by segment may vary from that of others in our industry. We evaluate these measures in conjunction with our results according to GAAP because we believe they provide a more complete understanding of factors and trends affecting our business than GAAP measures alone. Furthermore, the agreements governing our indebtedness contain covenants and other tests based on measures substantially similar to Adjusted EBITDA. None of Adjusted EBITDA or Adjusted EBITDA by segment should be considered as an alternative for our most directly comparable measure presented on a GAAP basis.

The most directly comparable GAAP measure to each of Adjusted EBITDA is net income (loss). The most directly comparable GAAP measure to Adjusted EBITDA by segment is operating income (loss). For a reconciliation of Adjusted EBITDA to net income (loss) and of Adjusted EBITDA by segment to operating income (loss), see “Advantage’s Summary Historical Information.”

Adjusted Net Income

Adjusted Net Income is a non-GAAP financial measure. Adjusted Net Income means net (loss) income before (i) impairment of goodwill and indefinite-lived assets, (ii) our private equity sponsors’ management fees and equity-based compensation expense, (iii) fair value adjustments of contingent consideration related to acquisitions, (iv) acquisition-related expenses, (v) restructuring expenses, (vi) litigation expenses, (vii) costs associated with COVID-19, net of benefits received, net of benefits received, (viii) amortization of intangible assets, (ix) (Recovery from) loss on Take 5, (x) costs associated with the Take 5 Matter, (xi) net income attributable to noncontrolling interests, (xii) impact of changes in U.S. federal tax laws, (xiii) other adjustments that management believes are helpful in evaluating our operating performance, and (xiii) related tax adjustments.

We supplementally present Adjusted Net Income because we use it as a supplemental measure to evaluate the performance of our business in a way that also considers our ability to generate profit without the impact of items that we do not believe are indicative of our operating performance or are unusual or infrequent in nature and aid in the comparability of our performance from period to period. Adjusted Net Income should not be considered as an alternative for our most directly comparable measure presented on a GAAP basis.

The most directly comparable GAAP measure to Adjusted Net Income is net income (loss). For a reconciliation of Adjusted Net Income to net income (loss), see “Advantage’s Summary Historical Information.”

Take 5 Matter

On April 1, 2018, we acquired certain assets and liabilities of Take 5 for total consideration of $81.6 million, including the fair value of contingent consideration of $4.6 million and holdback liabilities of $0.8 million. As a result of a review of internal allegations related to inconsistency of data provided by Take 5 to its clients, we commenced an investigation into Take 5’s operations. In July 2019, as a result of our investigation, we determined that revenues during the fiscal year ended December 31, 2018 attributable to the Take 5 business had been recognized for services that were not performed on behalf of clients of Take 5 and that inaccurate reports were made to Take 5 clients about those services. As a result of our investigation into Take 5, in July 2019, we terminated all operations of Take 5, including the use of its associated trade names and the offering of its services to its clients and are offering refunds to Take 5 clients of collected revenues attributable to Take 5 since our acquisition of Take 5.

As a result of the Take 5 Matter, we determined that Take 5’s reported revenues were improperly recognized during the year ended December 31, 2018. We also determined that the amounts previously assigned to the assets of Take 5 acquired on the acquisition date had been improperly established based on inaccurate assumptions as to the fair value of the assets acquired.

We also voluntarily disclosed information about the misconduct at Take 5 to the United States Attorney’s Office and the Federal Bureau of Investigation and committed to cooperate in any governmental investigation, and we are currently in arbitration proceedings with the sellers of Take 5, in which both us and the sellers of Take 5 have brought claims again each other. For more information, see “Information about Advantage—Business of Advantage—Legal Proceedings.”

As a result of the Take 5 Matter, we may be subject to a number of harms, risks and uncertainties, including substantial unanticipated costs for accounting and legal fees in connection with or related to the Restatement, potential lawsuits by clients or other interested parties who claim to have been harmed by the misconduct at Take 5, other related costs and fees (in excess of the amounts already being offered as refunds), potential resulting governmental investigations and a reduction in our current and anticipated revenues. In addition, if we do not prevail in any litigation or governmental investigation related to these matters, we could be subject to costs related to such litigation or governmental investigation, including equitable relief, civil monetary damages, treble damages, repayment or criminal penalties, which may not be covered by insurance or may materially increase our insurance costs. We have incurred and will continue to incur additional substantial defense and investigation costs regardless of the outcome of any such litigation or governmental investigation. In addition, there can be no assurance to what degree, if any, we will be able to recover any such costs or damages from the former owners of Take 5, or whether such former owners of Take 5 engaged in further unknown improper activities that may subject us to further costs or damages, including potential reputational harm. For additional information, see also “Risk Factors—Risks Related to the Business and Operations of Advantage Following the Business Combination.”

The Take 5 Matter may lead to additional harms, risks and uncertainties for us, including litigation and governmental investigations, a reduction in our current or anticipated revenues, a potential deterioration in our relationships or reputation and a loss in investor confidence.

In connection with the Take 5 Matter, we have removed previously recognized revenues of $18.7 million for the year ended December 31, 2018, attributable to the Take 5 business. Additionally, we recognized a $79.2 million loss on Take 5 in our Statement of Comprehensive (Loss) Income during the year ended December 31, 2018, representing the $76.2 million in cash we paid for Take 5, together with restated acquired liabilities of $3.0 million.

During the six months ended June 30, 2020 and 2019, and during the year ended December 31, 2019 and 2018, the Selling, general and administrative expenses attributable to Take 5 was $1.6 million, $8.6 million, $16.4 million, and $14.2 million, respectively.

For the six months ended June 30, 2020, we incurred $1.6 million of costs associated with the investigation and remediation activities, primarily, professional fees and other related costs.

	Six Months Ended		Year Ended
(in thousands)	June 30, 2020	June 30, 2019	December 31, 2019	December 31, 2018
Historical operating costs of Take 5	$—	$8,648	8,648	$14,178
Investigation related costs	960	—	4,225
Remediation actions and other related cost	640	—	3,495

Total cost associated with Take 5 Matter	$1,600	$8,648	16,368	$14,178

On May 15, 2020, we received $7.7 million from our representation and warranty insurance policy related to the acquisition of Take 5 for claims related to the Take 5 Matter, the maximum aggregate recovery under the policy.

Results of Operations for the Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,
(amounts in thousands)	2020		2019
Revenues	$1,520,939	100.0%	$1,790,505	100.0%
Cost of revenues	1,256,616	82.6%	1,514,098	84.6%
Selling, general, and administrative expenses	121,625	8.0%	96,744	5.4%
Recovery from Take 5	(7,700)	(0.5)%	—	0.0%
Depreciation and amortization	118,957	7.8%	116,552	6.5%

Total expenses	1,489,498	97.9%	1,727,394	96.5%

Operating income	31,441	2.1%	63,111	3.5%
Interest expense, net	103,315	6.8%	120,709	6.7%

Loss before income taxes	(71,874)	(4.7)%	(57,598)	(3.2)%
Benefit from income taxes	(12,337)	(0.8)%	(309)	0.0%

Net loss	$(59,537)	(3.9)%	$(57,289)	(3.2)%

Other Financial Data
Adjusted EBITDA(1)	$218,395	14.4%	$214,871	12.0%

(1)

Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. For a discussion of our presentation of Adjusted EBITDA and a reconciliation of net loss to Adjusted EBITDA, see “Summary of the Proxy Statement—Business of Advantage—Non-GAAP Financial Measures.”

Comparison of the Six Months Ended June 30, 2020 and 2019

Revenues

	Six Months Ended June 30,		Change
(amounts in thousands)	2020	2019	$	%
Sales	$968,037	$931,533	$36,504	3.9%
Marketing	552,902	858,972	(306,070)	(35.6)%

Total revenues	$1,520,939	$1,790,505	$(269,566)	(15.1)%

Total revenues decreased by $269.6 million, or 15.1%, during the six months ended June 30, 2020, as compared to the six months ended June 30, 2019. This decrease includes, a $3.6 million decrease as a result of unfavorable foreign currency exchange rates, and if the unfavorable impact of foreign currency exchange rates were excluded, revenues would have decreased by 14.9%. In the sales segment, revenues increased $36.5 million, of which $34.7 million were revenues from acquired businesses. Excluding the unfavorable impact of foreign currency exchange rates of $3.0 million associated with the sales segment, the segment experienced an increase of $4.8 million in organic revenues primarily due to growth in our headquarter sales and retail services businesses where we benefitted from several new clients and an increase in commission revenues as a result of unprecedented food purchases in the retail channel with an increase in eat-at-home consumption due to the COVID-19 pandemic, as well as expansion in our e-commerce business, partially offset by a decrease in revenues from our foodservice and European businesses due to measures related to the COVID-19 pandemic. In the marketing segment, revenues declined $306.1 million, which includes an unfavorable impact of foreign currency exchange rates of $0.6 million and a $1.7 million increase in revenues from acquired businesses, net of divestitures. Excluding revenues from acquired businesses and the unfavorable impact of the foreign currency exchange rates associated with the marketing segment, the segment experienced a decline of $307.2 million in organic revenues primarily due to the temporary suspension of certain in-store demonstration services and decrease in our digital marketing services as a result of the COVID-19 pandemic.

Cost of Revenues

Cost of revenues as a percentage of revenues for the six months ended June 30, 2020 was 82.5%, as compared to 84.6% for the six months ended June 30, 2019. The decrease as a percentage of revenues for the six months ended June 30, 2020 was largely attributable to the change in the revenue mix of our services. The increase in commission revenues as a result of increased food purchases at retail stores and the temporary suspension of certain in-store demonstration services as a result of the COVID-19 pandemic contributed to favorable margins.

Selling, General and Administrative Expenses

Selling, general and administrative expenses as a percentage of revenues for the six months ended June 30, 2020 was 8.0%, as compared to 5.4% for the six months ended June 30, 2019. The increase as a percentage of revenues for the six months ended June 30, 2020 was primarily attributable to the increase in restructuring charges resulting from terminating certain office leases offset by reduction of expense related to Take 5 Matter including the insurance recovery.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $2.4 million, or 2.1%, to $119.0 million for the six months ended June 30, 2020, from $116.6 million for the six months ended June 30, 2019. The increase was primarily attributable to the depreciation and amortization of additional intangibles from recently acquired businesses.

Operating Income (Loss)

	Six Months Ended June 30,		Change
(amounts in thousands)	2020	2019	$	%
Sales	$35,215	$39,596	$(4,381)	(11.1)%
Marketing	(3,774)	23,515	(27,289)	(116.0)%

Total operating income	$31,441	$63,111	$(31,670)	(50.2)%

In the sales segment, the decrease in operating income during the six months ended June 30, 2020 was primarily attributable to one-time restructuring charges resulting from terminating certain office leases, offset by the growth in revenues in the sales segment as described above. In the marketing segment, the operating loss during the six months ended June 30, 2020 was primarily attributable to the decrease in revenues as described above coupled with one-time restructuring charges resulting from terminating certain office leases offset by reduction of expense related to Take 5 Matter including the insurance recovery.

Interest Expense, net

Interest expense, net decreased $17.4 million, or 14.4%, to $103.3 million for the six months ended June 30, 2020, from $120.7 million for the six months ended June 30, 2019. The decrease in interest expense, net was primarily due to a decrease in interest rates applicable to certain indebtedness for the six months ended June 30, 2020 as compared to the six months ended June 30, 2019.

Benefit from income taxes

Benefit from income taxes was $12.3 million for the six months ended June 30, 2020 as compared to a benefit from income taxes of $0.3 million for the six months ended June 30, 2019. The fluctuation was primarily attributable to a greater consolidated pre-tax loss and less foreign taxes for the six months ended June 30, 2020.

Net Loss

The increase in net loss for the six months ended June 30, 2020 was primarily attributable to the changes described in revenue above, one-time restructuring charges resulting from terminating certain office leases and offset by decreased interest expense and benefit from income taxes.

Adjusted EBITDA and Adjusted EBITDA by Segment

	Six Months Ended June 30,		Change
(amounts in thousands)	2020	2019	$	%
Sales	$168,583	$136,061	$32,522	23.9%
Marketing	49,812	78,810	(28,998)	(36.8)%

Total Adjusted EBITDA	$218,395	$214,871	$3,524	1.6%

Adjusted EBITDA increased $3.5 million, or 1.6%, to $218.4 million for the six months ended June 30, 2020, from $214.9 million for the six months ended June 30, 2019. The increase in Adjusted EBITDA was primarily attributable to the growth in revenues in the sales segment with favorable margin contributions from our headquarter sales services offset by the decline in revenues in the marketing segment primarily due to the temporary suspension of certain in-store demonstration services as described above.

Results of Operations for the Years Ended December 31, 2019 and 2018

	Year Ended December 31,
(amounts in thousands)	2019		2018
Revenues	$3,785,063	100.0%	$3,707,628	100.0%
Cost of revenues	3,163,443	83.6%	3,108,651	83.8%
Selling, general, and administrative expenses	175,373	4.6%	152,493	4.1%
Impairment of goodwill and indefinite-lived assets	—		1,232,000
Loss on Take 5	—		79,165
Depreciation and amortization	232,573	6.1%	225,233	6.1%

Total expenses	3,571,389	94.4%	4,797,542	129.4%

Operating income (loss)	213,674	5.6%	(1,089,914)	(29.4)%
Interest expense, net	232,077	6.1%	229,643	6.2%

Loss before income taxes	(18,403)	(0.5)%	(1,319,557)	(35.6)%
Provision for (benefit from) income taxes	1,353	0.0%	(168,334)	(4.5)%

Net loss	$(19,756)	(0.5)%	$(1,151,223)	(31.1)%

Other Financial Data
Adjusted EBITDA(1)	$504,031	13.3%	$471,374	12.7%

(1)

Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. For a discussion of our presentation of Adjusted EBITDA and a reconciliation of net (loss) income to Adjusted EBITDA, see “Summary of the Proxy Statement—Business of Advantage—Non-GAAP Financial Measures.”

Comparison of the Years Ended December 31, 2019 and 2018

Revenues

	Year Ended December 31,		Change
(amounts in thousands)	2019	2018	$	%
Sales	$1,954,705	$1,857,004	$97,701	5.3%
Marketing	1,830,358	1,850,624	(20,266)	(1.1)%

Total revenues	$3,785,063	$3,707,628	$77,435	2.1%

Total revenues increased by $77.4 million, or 2.1%, during the year ended December 31, 2019, as compared to the year ended December 31, 2018. This increase includes, a $22.3 million decrease as a result of unfavorable foreign currency exchange rates, and if the unfavorable impact of foreign currency exchange rates were excluded, revenues would have increased by 2.7%. In the sales segment, revenues increased $97.7 million, of which $23.2 million were revenues from acquired businesses. Excluding the unfavorable impact of foreign currency exchange rates of $15.7 million associated with the sales segment, such segment experienced an increase of $90.2 million in organic revenues primarily due to a new merchandising program that started in the third quarter of 2018 as well as expansion in our e-commerce and international businesses along with new client wins. In the marketing segment, revenues declined $20.3 million, of which $25.8 million was a decline in revenues from acquisitions, net of divestitures, as revenues lost from divestitures in the period exceeded revenues from acquired businesses in the period. Excluding the unfavorable impact of foreign currency exchange rates of $6.7 million associated with the marketing segment, such segment experienced an increase of $12.2 million in organic revenues primarily due to growth in experiential marketing programs and shopper and digital marketing services partially offset by the effect of the termination of an experiential marketing program in the third quarter of 2018.

Cost of Revenues

Cost of revenues as a percentage of revenues for the twelve months ended December 31, 2019 was 83.6%, as compared to 83.8% for the twelve months ended December 31, 2018 which is consistent year over year.

Selling, General and Administrative Expenses

Selling, general and administrative expenses as a percentage of revenues for the twelve months ended December 31, 2019 was 4.6%, as compared to 4.1% for the twelve months ended December 31, 2018. The increase in selling, general, and administrative expenses was primarily attributable to the change in fair value adjustments related to contingent consideration of $1.5 million, which excludes present value of accretion recorded as interest expense, net recognized as a loss during the year ended December 31, 2019 compared to $54.5 million of a gain during the year ended December 31, 2018. The increase was partially offset by the reduction of one-time expenses associated with acquisition, integration, and restructuring charges primarily attributable to the integration of Daymon following the Daymon acquisition.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $7.4 million, or 3.3%, to $232.6 million for the twelve months ended December 31, 2019, from $225.2 million for the twelve months ended December 31, 2018. The increase was primarily attributable to amortization of additional intangibles from newly acquired businesses.

Operating Income

	Year Ended December 31,		Change
(amounts in thousands)	2019	2018	$	%
Sales	$127,961	$(1,072,702)	$1,200,663	111.9%
Marketing	85,713	(17,212)	102,925	598.0%

Total operating income (loss)	$213,674	$(1,089,914)	$1,303,588	119.6%

The increase in operating income in the sales segment was primarily attributable to the non-cash goodwill and non-cash intangible asset impairment charges during the year ended December 31, 2018. The increase in the marketing segment was primarily attributable to the loss on Take 5 during the year ended December 31, 2018.

Interest Expense, net

Interest expense, net was $232.1 million for the twelve months ended December 31, 2019 versus $229.6 million for the twelve months ended December 31, 2018. The increase in interest expense, net was primarily due to an increase in the outstanding balance of indebtedness and an increase in interest rates applicable to certain indebtedness for the year ended December 31, 2019 as compared to the year ended December 31, 2018.

Provision for (benefit from) income taxes

Provision for income taxes was $1.4 million for the twelve months ended December 31, 2019 as compared to the benefit from income taxes of $168.3 million for the twelve months ended December 31, 2018. The variance was primarily attributable to the pre-tax loss for the year ended December 31, 2018 that resulted from the $652.0 million non-cash goodwill impairment charge and the $580.0 million non-cash intangible asset impairment charge on our indefinite-lived sales trade name.

Net (Loss) Income

The decrease in net loss for the year ended December 31, 2019 was primarily attributable to the $1.2 billion decrease of impairment charges in the sales segment for the year ended December 31, 2018.

Adjusted EBITDA and Adjusted EBITDA by Segment

	Year Ended December 31,		Change
(amounts in thousands)	2019	2018	$	%
Sales	$309,531	$295,195	$14,336	4.9%
Marketing	194,500	176,179	18,321	10.4%

Total Adjusted EBITDA	$504,031	$471,374	$32,657	6.9%

Adjusted EBITDA increased $32.7 million, or 6.9%, to $504.0 million for the twelve months ended December 31, 2019, from $471.4 million for the twelve months ended December 31, 2018. The increase in Adjusted EBITDA in the sales segment was primarily attributable to the growth in revenues and favorable margin contributions from acquisitions as described above. The increase in Adjusted EBITDA in the marketing segment was primarily due to growth in experiential marketing programs and shopper and digital marketing services as described above, along with cost savings from the integration of Daymon achieved as a result of the Daymon Acquisition.

Comparison of the Years Ended December 31, 2018 and 2017

Revenues

	Year Ended December 31,		Change
(amounts in thousands)	2018	2017	$	%
Sales	$1,857,004	$1,588,444	$268,560	16.9%
Marketing	1,850,624	828,483	1,022,141	123.4%

Total revenues	$3,707,628	$2,416,927	$1,290,701	53.4%

Total revenues increased $1,290.7 million, or 53.4%, during the year ended December 31, 2018, which includes an increase of $1.0 million as a result of favorable foreign currency exchange rates, as compared to the year ended December 31, 2017. Eliminating the favorable impact of foreign currency exchange rates, the increase in revenues would be 53.4%. In the sales segment, the growth in revenues of $268.6 million was primarily related to revenue growth from acquired businesses of $341.5 million, which was primarily attributable to Daymon. This increase was partially offset by a decline in organic revenues of $75.0 million, excluding the favorable foreign currency impact of $2.1 million, which was primarily attributable to a reduction of several of our in-store reset and merchandising programs and several clients that terminated services, the largest of which transitioned to an insourced model. In the marketing segment, the growth in revenues of $1,022.1 million is primarily related to revenue growth from acquired businesses of $1,045.5 million, which is primarily attributable to Daymon. Excluding the unfavorable foreign currency impact of $1.1 million, the decrease of $22.0 million in organic revenues was primarily attributable to termination of an experiential marketing program in the third quarter of 2018 and to a lesser extent, a reduction in volume at several in-store sampling platforms, partially offset by growth in our digital marketing services.

Cost of Revenues

Cost of revenues as a percentage of revenues for the year ended December 31, 2018 was 83.8%, as compared to 78.3% for the year ended December 31, 2017. The increase related primarily to higher costs of revenues attributed to Daymon’s business. Daymon has historically had higher cost of revenues as a percentage of revenues than we did prior to the Daymon Acquisition, and we expect this cost level to be representative of our cost base going forward. Excluding the impact of the Daymon Acquisition, cost of revenues as a percentage of revenues would have increased slightly due to a change in revenue mix at several of our in-store reset and merchandising programs.

Selling, General and Administrative Expense

Selling, general and administrative expenses increased $17.1 million, or 12.6%, to $152.5 million for the year ended December 31, 2018, from $135.4 million for the year ended December 31, 2017. Selling, general and administrative expenses as a percentage of revenues for the year ended December 31, 2018 was 4.1%, as compared to 5.6% for the year ended December 31, 2017. The decrease was primarily attributable to fair value adjustments related to contingent consideration resulting in a gain of $54.5 million for the year ended December 31, 2018, offset by one-time expenses associated with acquisition, integration and restructuring charges primarily attributable to the Daymon Acquisition of $56.0 million net of approximately $15.0 million of recognized synergies in the integration of Daymon.

Impairment of Goodwill and Indefinite-lived Assets

We recognized a $652.0 million non-cash goodwill impairment charge and a $580.0 million non-cash intangible asset impairment charge on our indefinite-lived sales trade name during the year ended December 31, 2018. The impairment charges were due to revised future year earnings expectations in our sales reporting unit, primarily driven by a reduction in revenues in several of our in-store reset and merchandising programs.

Loss on Take 5

We have recognized a $79.2 million loss on Take 5 in our Statement of Comprehensive (Loss) Income during the year ended December 31, 2018, representing the $76.2 million in cash we paid for the assets of Take 5, together with restated acquired liabilities of $3.0 million.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $45.2 million, or 25.1%, to $225.2 million for the year ended December 31, 2018, from $180.0 million for the year ended December 31, 2017. The increase was primarily attributable to the depreciation and amortization of additional property and equipment and intangible assets from the Daymon Acquisition and other acquired businesses during the year ended December 31, 2018.

Operating (Loss) Income

	Year Ended December 31,		Change
(amounts in thousands)	2018	2017	$	%
Sales	$(1,072,702)	$172,171	$(1,244,873)	(723.0)%
Marketing	(17,212)	36,631	(53,843)	(147.0)%

Total operating (loss) income	$(1,089,914)	$208,802	$(1,298,716)	(622.0)%

The decrease in operating income in the sales segment was primarily attributable to the non-cash goodwill and non-cash intangible asset impairment charges. The decrease in the marketing segment was primarily attributable to the loss on Take 5.

Interest Expense, net

Interest expense, net increased $50.1 million, or 27.9%, to $229.6 million for the year ended December 31, 2018 from $179.6 million for the year ended December 31, 2017. The increase was primarily due to an increase in the amount of borrowings outstanding under our First Lien Term Loans as of February 2018 and an increase in present value accretion related to contingent consideration.

Benefit from Income Taxes

Benefit from income taxes was $168.3 million for the year ended December 31, 2018 as compared to the benefit from income taxes of $358.8 million for the year ended December 31, 2017, with effective tax rates of 12.8% and (1,227.3%), respectively. The variance was primarily attributable to the remeasurement in 2017 of the U.S. net deferred tax liabilities from the 35% to 21% tax rate as a result of the Tax Reform Act and the pre-tax loss for the year ended December 31, 2018 that resulted from the impairment.

Net (Loss) Income

The decrease in Net (loss) income for the year ended December 31, 2018 was primarily attributable to the impact of the impairment charges in the sales segment.

Adjusted EBITDA and Adjusted EBITDA by Segment

	Year Ended December 31,		Change
(amounts in thousands)	2018	2017	$	%
Sales	$295,195	$342,067	$(46,872)	(13.7)%
Marketing	176,179	97,593	78,586	80.5%

Total Adjusted EBITDA	$471,374	$439,660	$31,714	7.2%

The increase in Adjusted EBITDA were primarily attributable to the Daymon Acquisition. The decrease in Adjusted EBITDA in the sales segment was primarily attributable to the decline in organic revenues partially offset by acquired revenues growth. The increase in Adjusted EBITDA in the marketing segment was primarily attributable to acquired revenues growth offset by decline in organic revenues as described above.

Backlog

We do not believe that our backlog of service arrangements is meaningful as of any particular date or indicative of future service, as our clients can change or cancel our services with little or no penalty and limited advance notice prior to services being rendered.

Quarterly Results of Operations

The following table sets forth our historical quarterly results of operations as well as certain operating data for each of our most recent eight fiscal quarters. This unaudited quarterly information has been prepared on the same basis as our annual audited financial statements appearing elsewhere in this proxy statement, and includes all adjustments, consisting only of normal recurring adjustments, that we consider necessary to present fairly the financial information for the fiscal quarters presented. The quarterly data should be read in conjunction with our audited consolidated financial statements and the related notes appearing elsewhere in this document. In our opinion, the accompanying unaudited condensed consolidated financial statements contain all adjustments which are necessary for a fair presentation of the quarters presented. The operating results for any quarter are not necessarily indicative of the results of any future quarter.

	Three Months Ended
(in thousands, except share and per share amounts)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Revenues	$641,543	$879,396	$1,012,876	$981,682	$921,671	$868,834	$954,358	$956,729
Cost of revenues	509,923	746,693	840,102	809,243	770,601	743,497	777,522	795,101
Selling, general, and administrative expenses	80,569	41,056	40,587	38,042	46,993	49,751	45,954	508
Impairment of goodwill and indefinite-lived assets	—	—	—	—	—	—	1,232,000	—
Recovery from Take 5	(7,700)	—	—	—	—	—	—	—
Depreciation and amortization	58,748	60,209	58,149	57,872	59,020	57,532	57,804	57,123

Total expenses	641,540	847,958	938,838	905,157	876,614	850,780	2,113,280	852,732

Operating income (loss)	3	31,438	74,038	76,525	45,057	18,054	(1,158,922)	103,997
Interest expense, net	51,521	51,794	53,606	57,762	59,661	61,048	63,883	56,670

Income (loss) before income taxes	(51,518)	(20,356)	20,432	18,763	(14,604)	(42,994)	(1,222,805)	47,327
(Benefit from) provision for income taxes	(13,704)	1,367	5,630	(3,968)	(1,510)	1,201	(143,726)	(10,649)

Net (loss) income	(37,814)	(21,723)	14,802	22,731	(13,094)	(44,195)	(1,079,079)	57,976
Less: net (loss) income attributable to noncontrolling interest	(410)	(15)	767	142	1,513	(1,006)	4,284	1,188
Net (loss) income attributable to stockholder of Advantage Solutions Inc.	$(37,404)	$(21,708)	$14,035	$22,589	$(14,607)	$(43,189)	$(1,083,363)	$56,788

Net (loss) income per common share:
Basic	$(299,228)	$(173,671)	$112,269	$180,713	$(116,848)	$(345,520)	$(8,666,898)	$454,307

Diluted	$(299,228)	$(173,671)	$112,269	$180,713	$(116,848)	$(345,520)	$(8,666,898)	$454,307

Weighted-average shares of common stock:
Basic	125	125	125	125	125	125	125	125

Diluted	125	125	125	125	125	125	125	125

Other Financial Data
Sales Segment Adjusted EBITDA	$90,020	$78,563	$83,924	$86,046	$73,462	$62,599	$87,250	$77,726
Marketing Segment Adjusted EBITDA	22,024	27,788	56,874	58,816	45,490	33,320	55,081	53,308

Total Adjusted EBITDA (1)	$112,044	$106,351	$140,798	$144,862	$118,952	$95,919	$142,331	$131,034

Adjusted Net Income(2)	$38,544	$26,107	$60,614	$65,825	$34,289	$8,381	$43,784	$58,412

(1)

Adjusted EBITDA and Adjusted EBITDA by segment are financial measures that are not calculated in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA and operating income (loss) to Adjusted EBITDA by segment is provided in the table below.

A reconciliation of net income (loss) to Adjusted EBITDA is provided in the following table:

Consolidated

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(in thousands)
Net (loss) income	$(37,814)	$(21,723)	$14,802	$22,731	$(13,094)	$(44,195)	$(1,079,079)	$57,976
Add:
Interest expense, net	51,521	51,794	53,606	57,762	59,661	61,048	63,883	56,670
(Benefit from) provision for income taxes	(13,704)	1,367	5,630	(3,968)	(1,510)	1,201	(143,726)	(10,649)
Depreciation and amortization	58,748	60,209	58,149	57,872	59,020	57,532	57,804	57,123
Impairment of goodwill and indefinite-lived assets	—	—	—	—	—	—	1,232,000	—
Sponsors’ management fee and equity-based compensation expense(a)	4,184	3,837	2,894	1,968	1,429	1,669	1,884	(9,586)
Fair value adjustments related to contingent consideration related to acquisitions(b)	4,128	4,095	(3,156)	(1,100)	3,402	2,370	(10,381)	(42,643)
Acquisition-related expenses(c)	4,861	5,529	8,714	5,308	7,608	9,846	11,315	17,510
Costs associated with COVID-19, net of benefits received(g)	(1,019)	1,000	—	—	—	—	—	—
EBITDA for economic interests in investments(d)	(887)	(1,898)	(3,329)	(2,315)	(2,150)	(627)	(2,100)	(2,288)
Restructuring expenses(e)	46,565	1,098	2,112	260	1,006	2,007	4,938	2,092
Litigation expenses(f)	2,500	104	—	—	—	—	1,200	—
Recovery from Take 5	(7,700)	—	—	—	—	—	—	—
Costs associated with the Take 5 Matter(h)	661	939	1,376	6,344	3,580	5,068	4,593	4,829

Adjusted EBITDA	$112,044	$106,351	$140,798	$144,862	$118,952	$95,919	$142,331	$131,034

Financial information by segment, including a reconciliation of operating income (loss), the closest GAAP financial measure, to Adjusted EBITDA by segment is provided in the following table:

Sales Segment

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(in thousands)
Operating income (loss)	$11,021	$24,194	$40,288	$48,077	$26,513	$13,083	$(1,184,927)	$79,034
Add:
Depreciation and amortization	42,234	43,107	40,803	40,273	40,047	40,440	39,646	39,340
Impairment of goodwill and indefinite-lived assets	—	—	—	—	—	—	1,232,000	—
Sponsors’ management fee and equity-based compensation expense(a)	3,538	3,199	2,062	1,603	1,365	1,388	3,280	(5,646)
Fair value adjustments related to contingent consideration related to acquisitions(b)	4,128	4,312	(2,401)	(4,880)	3,049	1,512	(11,357)	(42,504)
Acquisition-related expenses(c)	4,081	4,156	5,216	3,117	4,221	5,722	6,989	8,614
Costs associated with COVID-19, net of benefits received(g)	530	810	—	—	—	—	—	—
EBITDA for economic interests in investments(i)	(1,338)	(2,071)	(3,243)	(2,323)	(2,116)	(713)	(2,200)	(2,234)
Restructuring expenses(e)	23,326	752	1,199	179	383	1,167	2,619	1,122
Litigation expenses(f)	2,500	104	—	—	—	—	1,200	—

Sales Segment Adjusted EBITDA	$90,020	$78,563	$83,924	$86,046	$73,462	$62,599	$87,250	$77,726

Marketing Segment

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(in thousands)
Operating (loss) income	$(11,018)	$7,244	$33,750	$28,448	$18,544	$4,971	$26,005	$24,963
Add:
Depreciation and amortization	16,514	17,102	17,346	17,599	18,973	17,092	18,158	17,783
Sponsors’ management fee and equity-based compensation expense(a)	646	638	832	365	64	281	(1,396)	(3,940)
Fair value adjustments related to contingent consideration related to acquisitions(b)	—	(217)	(755)	3,780	353	858	976	(139)
Acquisition-related expenses(c)	780	1,373	3,498	2,191	3,387	4,124	4,326	8,896
Costs associated with COVID-19, net of benefits received(g)	(1,549)	190	—	—	—	—	—	—
EBITDA for economic interests in investments(j)	451	173	(86)	8	(34)	86	100	(54)
Restructuring expenses(e)	23,239	346	913	81	623	840	2,319	970
Recovery from Take 5	(7,700)	—	—	—	—	—	—	—
Costs associated with the Take 5 Matter(h)	661	939	1,376	6,344	3,580	5,068	4,593	4,829

Marketing Segment Adjusted EBITDA	$22,024	$27,788	$56,874	$58,816	$45,490	$33,320	$55,081	$53,308

(a)

Represents the management fees and reimbursements for expenses paid to certain of the Advantage Sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement in the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively. Also represents expenses related to (i) equity-based compensation associated with grants of Common Series D Units of Topco made to one of the Advantage Sponsors, which provides services to us, (ii) compensation amounts associated with potential payments under the Management Incentive Plan in March 2022, and (iii) compensation amounts associated with the anniversary payments to Tanya Domier.

(b)

Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods. See Note 7 to our unaudited condensed consolidated financial statements for six months ended June 30, 2020 and 2019 and Note 6 to our consolidated financial statements for the year ended December 31, 2019, included elsewhere in this proxy statement, for additional information.
(c)

Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including professional fees, due diligence and integration activities.

(d)

Represents additions of $1.2 million, $1.2 million, $0.7 million, $1.1 million, $1.3 million, $1.7 million, $1.8 million, and $0.7 million to reflect our proportional share of Adjusted EBITDA related to our equity method investments and a reduction of $2.0 million, $3.1 million, $4.0 million, $3.4 million, $3.5 million, $2.3 million, $3.9 million, and $3.0 million, to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

(e)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.
(f)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.
(g)

Represents (1) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment and (2) benefits received from government grants for COVID-19 relief.

(h)

Represents $0.7 million, $0.9 million, $1.4 million, $6.3 million of costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs, respectively for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, respectively. Represents $3.6 million, $5.1 million, $4.6 million, $4.8 million, and $4.8 million of operating expenses associated with the Take 5 business, which we believe do not reflect the ongoing operating performance of our business for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

(i)

Represents additions of $1.2 million, $1.2 million, $0.7 million, $1.1 million, $1.3 million, $1.7 million, $1.8 million, and $0.7 million to reflect our proportional share of Adjusted EBITDA related to our equity method investments and a reduction of $2.5 million, $3.3 million, $3.9 million, $3.4 million, and $3.5 million, $2.4 million, $4.0 million, and $2.9 million to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

(j)	Represents a reduction to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

(2)	Adjusted Net Income (Loss) is a financial measure that is not calculated in accordance with GAAP. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is provided in the table below.

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(in thousands)
Net (loss) income	$(37,814)	$(21,723)	$14,802	$22,731	$(13,094)	$(44,195)	$(1,079,079)	$57,976
Less: Net (loss) income attributable to noncontrolling interest	(410)	(15)	767	142	1,513	(1,006)	4,284	1,188
Add:
Impairment of goodwill and indefinite-lived assets	—	—	—	—	—	—	1,232,000	—
Sponsors’ management fee and equity-based compensation expense(a)	4,184	3,837	2,894	1,968	1,429	1,669	1,884	(9,586)
Fair value adjustments related to contingent consideration related to acquisitions(b)	4,128	4,095	(3,156)	(1,100)	3,402	2,370	(10,381)	(42,643)
Acquisition-related expenses(c)	4,861	5,529	8,714	5,308	7,608	9,846	11,315	17,510
Restructuring expenses(d)	46,565	1,098	2,112	260	1,006	2,007	4,938	2,092
Litigation expenses(e)	2,500	104	3,500	—	—	—	1,200	—
Costs associated with COVID-19, net of benefits received(f)	(1,019)	1,000	—	—	—	—	—	—
Amortization of intangible assets(g)	47,652	47,846	47,030	47,633	47,746	47,472	47,984	47,677
Recovery from Take 5	(7,700)	—	—	—	—	—	—	—
Costs associated with the Take 5 Matter(h)	661	939	1,376	6,344	3,580	5,068	4,593	4,829
Tax adjustments related to non-GAAP adjustments(i)	(25,626)	(15,891)	(15,891)	(17,177)	(15,875)	(16,862)	(166,386)	(18,255)

Adjusted Net Income	$38,802	$26,849	$60,614	$65,825	$34,289	$8,381	$43,784	$58,412

(a)

Represents the management fees and reimbursements for expenses paid to certain of the Advantage Sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement in the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively. Also represents expenses related to (i) equity-based compensation associated with grants of Common Series D Units of Topco made to one of the Advantage Sponsors, which provides services to us, (ii) compensation amounts associated with potential payments under the Management Incentive Plan in March 2022, and (iii) compensation amounts associated with the anniversary payments to Tanya Domier.

(b)

Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods. See Note 7 to our unaudited condensed consolidated financial statements for six months ended June 30, 2020 and 2019 and consolidated financial statements for the year ended December 31, 2019, included elsewhere in this proxy statement, for additional information.

(c)

Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including professional fees, due diligence and integration activities.

(d)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.
(e)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.
(f)

Represents (1) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment and (2) benefits received from government grants for COVID-19 relief.

(g)	Represents the amortization of intangible assets recorded in connection with the 2014 Topco Acquisition and our other acquisitions.
(h)

Represents $0.7 million, $0.9 million, $1.4 million, $6.3 million of costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs, respectively for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, respectively. Represents $3.6 million, $5.1 million, $4.6 million, $4.8 million, and $4.8 million of operating expenses associated with the Take 5 business, which we believe do not reflect the ongoing operating performance of our business for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

(i)

Represents the tax provision or benefits associated with the adjustments above, taking into account the Company’s applicable tax rates, after excluding adjustments related to items that do not have a related tax impact.

Liquidity and Capital Resources

Prior to the Transactions, our principal sources of liquidity have been cash flows from operations, borrowings under the Revolving Credit Facility and other debt. Following the Transactions, we expect our principal sources of liquidity will be cash flows from operations, borrowings under the New Revolving Credit Facility, and other debt. Our principal uses of cash are operating expenses, working capital requirements, acquisitions and repayment of debt.

We evaluate whether any conditions or events have occurred, individually and in the aggregate, that could raise substantial doubt about our ability to continue as a going concern for one year from the date of our filing. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash flow from operations to meet our obligations including scheduled debt payments and maturities. On July 23, 2020, $2.5 billion of our debt outstanding under the First Lien Credit Agreement became current as it matures on July 23, 2021. Our available liquidity, which includes borrowings under AR Facility, plus the expected additional cash generated by operations would not be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. These conditions raise substantial doubt about our ability to continue as a going concern. However, we intend to refinance, using the expected proceeds from the Transactions and in connection with the consummation of the Transactions, all of the $2.5 billion outstanding under the First Lien Term Loan.

Cash Flows

A summary of our cash operating, investing and financing activities are shown in the following table:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2020	2019	2019	2018	2017
Net cash provided by operating activities	$234,427	$64,621	$151,343	$126,348	$70,192
Net cash used in investing activities	(66,814)	(17,112)	(61,808)	(231,445)	(100,010)
Net cash provided by (used in) financing activities	100,883	(19,064)	(38,208)	70,140	167,604
Net effect of foreign currency fluctuations on cash	(5,860)	609	3,179	(9,146)	2,762

Net change in cash, cash equivalents and restricted cash	$262,636	$29,054	$54,506	$(44,103)	$140,548

Net Cash Provided by Operating Activities

Net cash provided by operating activities during the six months ended June 30, 2020, consisted of net loss of $59.5 million adjusted for certain non-cash items, including depreciation and amortization of $119.0 million and effects of changes in working capital. Net cash provided by operating activities during the six months ended June 30, 2019, consists of net loss of $57.3 million adjusted for certain non-cash items, including depreciation and amortization of $116.5 million and effects of changes in working capital. The increase in cash provided by operating activities during the six months ended June 30, 2020 relative to the same period in 2019 was primarily due to the reduced working capital demand due to the temporary suspension of certain in-store demonstration services during the six months ended June 30, 2020. To a lesser extent, the reduction of income taxes and the deferral of payment of our portion of Social Security taxes of $16.6 million have also contributed to the increase in cash provided by operating activities.

Net cash provided by operating activities for the year ended December 31, 2019 consisted of net loss of $19.8 million adjusted for certain non-cash items, including depreciation and amortization of $232.6 million and effects of changes in working capital. The increase in cash provided by operating activities in 2019 relative to 2018 was primarily related to decrease in the loss on Take 5 during the year ended December 31, 2018 and timing of payments of payables, including compensation and benefits.

Net cash provided by operating activities for the year ended December 31, 2018 consisted of net loss of $1.2 billion, which includes the loss on Take 5 of $79.2 million adjusted for certain non-cash items, including depreciation and amortization of $225.2 million, impairment of goodwill of $652.0 million, impairment of indefinite-lived intangibles of $580.0 million and effects of changes in working capital. The increase in cash provided by operating activities in 2018 relative to 2017 was primarily related to additional cash inflows associated with cash inflows related to receivables.

Net cash provided by operating activities for the year ended December 31, 2017 consisted of net income of $388.0 million adjusted for certain non-cash items, including depreciation and amortization of $180.0 million, and effects of changes in working capital.

Net Cash Used in Investing Activities

Net cash used in investing activities during the six months ended June 30, 2020, primarily consisted of the purchase of businesses, net of cash acquired of $51.4 million and purchase of property and equipment of $15.4 million. Net cash used in investing activities during the six months ended June 30, 2019, primarily consisted of the purchase of property and equipment of $17.6 million and the proceeds from divestitures of $1.8 million.

For the years ended December 31, 2019, 2018 and 2017, our net cash used in investing activities primarily consisted of acquisitions. Additionally, we invest cash for the purchase of property and equipment to support our increased employee headcount and overall growth in our business. We expect that we will make additional capital expenditures and investments in the future to support the future growth of our business.

Net Cash (Used in) Provided by Financing Activities

We primarily finance our growth through cash flows from operations, however, we also incur long-term debt or borrow under lines of credit when necessary to execute acquisitions. Cash flows from financing activities consisted of borrowings related to these lines of credit and subsequent payments of principal and financing fees. Additionally, many of our acquisition agreements include contingent consideration arrangements, which are generally based on the achievement of future financial performance by the operations attributable to the acquired companies. Payments related to contingent consideration are reflected as cash outflows from financing activities. Cash flows related to financing activities during the six months ended June 30, 2020, were primarily related to the borrowing and subsequent repayment of $97.7 million under our revolving credit facility, proceeds of $120.0 million from an accounts receivable AR Facility, dated April 24, 2020 (the “AR Facility”), proceeds of $2.8 million from one of our majority owned subsidiaries operating in Japan entering into a local government loan program, principal payments of $13.3 million on our long-term debt and $6.8 million related to payments of contingent consideration and holdback payments. Cash flows related to financing activities during the six months ended June 30, 2019 were primarily related to principal payments of $13.1 million on our long-term debt and $11.2 million related to payments of contingent consideration.

Cash flows related to financing activities during the year ended December 31, 2019 were primarily related to $25.8 million in principal payments on our long-term debt and $21.2 million related to payments of contingent consideration. Cash flows related to financing activities during the year ended December 31, 2018 were primarily related to an additional $350.0 million of borrowing under the First Lien Term Loan and the First Lien Credit Agreement, net of (i) $205.1 million of repayment related to Daymon’s outstanding pre-acquisition indebtedness, (ii) $27.1 million in principal payments on our long-term debt and (iii) $26.8 million related to payments of contingent consideration. Cash flows related to financing activities during the year ended December 31, 2017 were primarily an additional $225.0 million of borrowing under the First Lien Term Loan and the First Lien Credit Agreement, payments on our Revolving Credit Facility, net of (i) borrowings of $20.0 million, (ii) $24.4 million in principal payments on our long-term debt, (iii) $35.1 million related to payments of contingent consideration and (iv) contributions from noncontrolling interest of $31.2 million.

In response to the COVID-19 pandemic and the related containment and mitigation measures, in March 2020, we increased our borrowings by $80.0 million under the Series A Revolving Credit Facility as a precautionary measure to increase its cash position, preserve financial flexibility and maintain liquidity. Subsequently on May 15, 2020, we paid off the additional borrowings of $80.0 million, due to the more than adequate cash balance at that time. On May 25, 2020, one of our majority owned subsidiaries operating in Japan entered into two loan agreements and had aggregate principal amount of $2.8 million borrowings from a bank lender pursuant to a local government loan program. The loan bears an interest rate of 1.82% per annum with maturity date of May 27, 2029 and amounts under the loans will be repayable to the lender in monthly installments.

Description of Credit Facilities

The following is a description of our current debt arrangements, which will be refinanced in connection with the consummation of the Transactions. In connection with the Transactions, our wholly owned subsidiary, Advantage Sales & Marketing Inc., has obtained a debt commitment letter from a syndicate of lenders to provide debt financing to Advantage, consisting of the New Senior Secured Credit Facilities: the New Term Loan Facility in an aggregate principal amount of up to $2,100 million and the New Revolving Credit Facility in an aggregate principal amount of up to $400 million. We intend to draw $2,100 million from the New Term Loan Facility at

Closing and, in the event of redemptions by Conyers’ public stockholders in connection with the business combination, may draw up to $100 million in order to satisfy the Minimum Cash Condition. For description of the New Senior Secured Credit Facilities, please see “Proposal No. 1—The Business Combination Proposal—Financing Matters—Debt Financing” in this proxy statement.

First Lien Credit Agreement and Second Lien Credit Agreement

On July 25, 2014, certain of our subsidiaries entered into the following Credit Facilities with different syndicates of lenders in connection with the 2014 Topco Acquisition:

•	the First Lien Credit Agreement, which provided for:

•	a $200.0 million revolving credit facility, or the Revolving Credit Facility, of which up to $75.0 million may be used for letters of credit,

•	a $1.8 billion term loan facility, or the Initial First Lien Term Loans,

•	commitments for an additional $60.0 million of unfunded delayed draw term loans, or the Delayed Draw Commitments, and

•	uncommitted incremental revolving and first lien term loan facilities, subject to certain incurrence tests; and

•	the Second Lien Credit Agreement, which provided for:

•	a $760.0 million term loan facility, or the Second Lien Term Loans, and

•	uncommitted incremental second lien term loan facilities, subject to certain incurrence tests.

Borrower, Guarantors, and Collateral

Advantage Sales & Marketing Inc., our wholly owned, indirect subsidiary, is the borrower under the Credit Facilities, or the Borrower. Obligations under the Credit Facilities are guaranteed by Karman Intermediate Corp., the Borrower’s direct parent and our wholly owned, direct subsidiary, and by certain wholly owned, domestic material subsidiaries of the Borrower, or collectively the Guarantors. Obligations under the Credit Facilities are secured by a lien on substantially all of the property and assets of the Borrower and the Guarantors and which, in the case of the First Lien Credit Agreement, is a first-priority lien and, in the case of the Second Lien Credit Agreement, is a second-priority lien. Advantage Solutions Inc. is not a party to the credit agreements, is not a Guarantor, and has not granted any liens on any of its assets directly owned by it to secure the Credit Facilities.

Borrowings and Use of Proceeds

The Borrower incurred $1.8 billion of Initial First Lien Term Loans and $760.0 million of Second Lien Term Loans in July 2014, and used the proceeds to finance the 2014 Topco Acquisition and to pay related fees and expenses. The Borrower incurred an aggregate of $60.0 million of additional first lien term loans under the Delayed Draw Commitments in September and November 2014, and used the proceeds to finance certain acquisitions and to pay related fees and expenses. The Borrower incurred $150.0 million of additional first lien term loans under the incremental facilities in April 2015 and used the proceeds to finance additional acquisitions, pay related fees and expenses, repay loans under the Revolving Credit Facility, and for general corporate purposes. The Borrower also uses the Revolving Credit Facility to maintain various letters of credit. In May 2017, the Borrower incurred $225.0 million of additional First Lien Term Loans and extended the termination date with respect to a $150.0 million portion of our Revolving Credit Facility, or the Series A Revolving Credit Facility, from July 25, 2019 to April 23, 2021. The proceeds were used to finance additional acquisitions, to repay existing loans under the Revolving Credit Facility and for general corporate purposes. From time to time the Borrower has incurred and repaid loans under the Revolving Credit Facility, and those borrowings generally are used for working capital purposes and to fund acquisitions. The Borrower also uses the Revolving Credit

Facility to issue letters of credit for the benefit of the Borrower and its subsidiaries. In February 2018, the Borrower executed the Third Amendment to First Lien Credit Agreement, which amended the First Lien Credit Agreement to enable the Borrower to incur the incremental first lien term loans in an aggregate principal amount of $350.0 million, or the Incremental First Lien Term Loans. The Borrower used the proceeds of the Incremental First Lien Term Loans to pay for the refinancing of all existing indebtedness of Daymon, finance additional acquisitions, and for general corporate purposes.

Maturity

The Revolving Credit Facility (other than the Series A Revolving Loan Facility) matured on July 25, 2019. The Series A Revolving Loan Facility matures on April 23, 2021. The Initial First Lien Term Loans, the first lien term loans funded under the Delayed Draw Commitments, the Incremental First Lien Term Loans and the other first lien term loans funded under the incremental facilities (collectively, the “First Lien Term Loans”) mature on July 23, 2021. The Second Lien Term Loans mature on July 25, 2022.

Amortization

The First Lien Term Loans amortize at a rate that approximates 1.0% per annum of the principal amount of First Lien Term Loans borrowed, and amortization payments are due quarterly on the last business day of each fiscal quarter. In each of the years ended December 31, 2019 and 2018, the Borrower paid $25.9 million, of principal in amortization on the First Lien Term Loans. As of June 30, 2020, and December 31 2019, the amortization payments were $6.5 million per quarter. The Second Lien Term Loans do not amortize.

Prepayments

The following mandatory prepayments of First Lien Term Loans are required:

•

Excess Cash Flow—the Borrower must prepay First Lien Term Loans with 50% of its “Excess Cash Flow” (as defined in the First Lien Credit Agreement) in excess of $20.0 million (net of certain voluntary prepayments of debt). Payment is due annually at approximately the time when the Borrower is required to deliver its audited financial statements for the prior fiscal year. The percentage of Excess Cash Flow that must be applied to prepay loans declines to 25% or 0% if the Borrower achieves a first lien net leverage ratio of 4.50:1.00 or 3.75:1.00, respectively, for the applicable fiscal year.

•

Asset Sales and Casualty Events—the Borrower must prepay First Lien Term Loans with 100% of the “Net Cash Proceeds” (as defined in the First Lien Credit Agreement) from certain types of non-ordinary course asset sales, insurance proceeds, or condemnation awards. However, in lieu of making the mandatory prepayment, the Borrower has the option to reinvest Net Cash Proceeds in other assets within 12 months of receipt of the proceeds or, if a commitment to reinvest such proceeds is made within such 12-month period, within 180 days after such 12-month period.

•	Other Debt—the Borrower must prepay First Lien Term Loans with the proceeds of debt that otherwise is not permitted to be incurred under the First Lien Credit Agreement.

The Borrower also may make voluntary prepayments of First Lien Term Loans at any time without penalty or premium. In 2020 and 2019, the Borrower was not required to make any Excess Cash Flow payment for the years ended December 31, 2019 and 2018, and the Borrower did not make any other mandatory or voluntary prepayments of First Lien Term Loans for the years ended December 31, 2019 or 2018.

The Second Lien Credit Agreement includes comparable mandatory prepayment provisions, but they do not have effect prior to the date that the First Lien Credit Agreement is terminated. The Borrower may make voluntary prepayments of the Second Lien Term Loans at any time without penalty or premium. However, under certain circumstances, the First Lien Credit Agreement restricts the Borrower’s ability to prepay the Second Lien

Term Loans. The Borrower did not make any prepayments of the Second Lien Term Loans in the six months ended June 30, 2020 and in the years ended December 31, 2019 or 2018.

Interest and Fees

Interest on the Credit Facilities accrues at a floating rate. For each borrowing and interest period, the Borrower has the right to choose either a base rate or Eurodollar rate of interest. The base rate is, as of any date, the highest of the federal funds rate plus 0.5%, Bank of America’s “prime rate” and the Eurodollar rate for an interest period of one month plus 1.00%. The Eurodollar rate is, for a specified interest period of one, two, three, six, or 12 months, the rate equal to the ICE LIBOR Rate determined two business days prior to the start of the applicable interest period, further adjusted for statutory reserves. The base rate and Eurodollar rate for term loans are each subject to a “floor” of 2.00% and 1.00%, respectively. Base rate interest is payable at the end of each quarter, and Eurodollar rate interest is payable at the end of the applicable interest period or, if more than three months, every three months. If a Eurodollar rate loan is prepaid or converted to base rate prior to the end of the applicable interest period, the Borrower may be liable for customary “breakage” costs. Both base rate loans and Eurodollar rate loans accrue interest at the applicable rate plus a margin, as follows:

•

for the Revolving Credit Facility, there is a pricing grid based on first lien net leverage where the base rate margins range between 2.25% to 1.75% and the Eurodollar rate margins range between 3.25% and 2.75%, with the margin determined based on whether the Borrower is above or below a leverage ratio of 4.50:1.00 or 4.00:1.00;

•	for First Lien Term Loans, the base rate margin is 2.25% and the Eurodollar rate margin is 3.25%; and

•	for Second Lien Term Loans, the base rate margin is 5.50% and the Eurodollar rate margin is 6.50%.

The Borrower has historically generally elected the Eurodollar rate. In 2019, 2018, and 2017, the effective interest rate on the First Lien Term Loans was 5.53%, 5.25%, and 4.42% per annum, respectively, and the effective interest rate on the Second Lien Term Loans was 8.78%, 8.48%, and 7.66% per annum, respectively.

The Revolving Credit Facility accrues a commitment fee for unfunded commitments, calculated based on daily unused commitments and payable quarterly, at a rate of 0.50% per annum or, if the Borrower achieves a first lien net leverage ratio equal to or below 4.50:1.00 for the applicable quarter, 0.375% per annum. Outstanding letters of credit accrue a fee, calculated based on daily outstanding amounts and payable quarterly, equal to the Eurodollar rate margin applicable to the Revolving Credit Facility times the face value of outstanding undrawn letters of credit. The Borrower also pays customary “fronting fees” upon the issuance of letters of credit. As of June 30, 2020, December 31, 2019 and December 31, 2018, the Borrower had no loans outstanding under the Revolving Credit Facility and $67.7 million, $63.5 million, and $44.0 million, respectively, of undrawn letters of credit outstanding under the Revolving Credit Facility. The maximum and average daily borrowings outstanding under the Revolving Credit Facility during the years ended December 31, 2019 and 2018 were $0.0 million and $0.0 million, and $30.0 million and $2.5 million, respectively.

Covenants

The Revolving Credit Facility has a “springing” financial maintenance covenant. If, at the end of any fiscal quarter, the Borrower has used more than 30% of the Revolving Credit Facility commitments (excluding letters of credit), then the Borrower must demonstrate that its first lien net leverage ratio is equal to or less than 8.25:1.00 for the 12-month period ended as of such fiscal quarter. If the financial covenant is required to be tested and cannot be met, the Borrower has a customary right to “cure” the default with the proceeds of a specified capital contribution (if made available to the Borrower by us or its equity holders), which is treated as EBITDA for purposes of demonstrating compliance with the financial covenant. The Borrower was in compliance with the financial covenant as of June 30, 2020, December 31, 2019 and 2018, regardless of whether the covenant was required to be tested.

The First Lien Credit Agreement and Second Lien Credit Agreement also contain customary affirmative and negative covenants. These covenants restrict the ability of the Borrower, the Guarantors and their subsidiaries to incur debt, permit liens on pledged assets, make investments, make distributions to equity holders, prepay junior debt, engage in mergers or restructurings, and sell assets, among other things. These covenants are subject to a number of exceptions that generally provide the Borrower and its subsidiaries with adequate flexibility to operate their business in the ordinary course. The credit agreements contain customary covenants that restrict our ability to receive distributions of cash or assets from the Borrower, the Guarantors and their subsidiaries, which, collectively, constitute substantially all of our operating assets; however, these covenants are subject to a number of exceptions, including an exception that permits unlimited distributions if the Borrower’s senior secured net leverage ratio is equal to or less than 6.00:1.00. To the extent the Borrower from time to time in the future is not able to meet this leverage test, we would still be able to receive distributions from the Borrower and its subsidiaries under other baskets to the covenant which include, among other things, distributions:

•	in an amount of up to 6% per annum of the net proceeds of public offerings of stock;

•	to pay salary, bonus, and benefits to our officers and employees;

•	to repurchase management equity upon termination, retirement, death, or disability, subject to a cap;

•	to pay taxes on behalf of the Borrower and its subsidiaries;

•	to pay our costs, fees, and expenses of being a public company, including compliance with regulations applicable to public reporting companies and listed companies;

•	to pay the costs and expenses related to our operations as a holding company of the Borrower, including administrative, legal, accounting, and similar expenses; and

•	to pay the costs of any unsuccessful equity or debt offering we may attempt.

As of June 30, 2020, December 31, 2019 and December 31, 2018, the Borrower was in compliance with the negative and affirmative covenants under the credit agreements.

Accounts Receivable Securitization Facility

On April 24, 2020 certain domestic subsidiaries of Advantage Sales & Marketing Inc., as originators of various accounts receivable (the “Originators”), entered into a Sale and Contribution Agreement (the “Sale and Contribution Agreement”) for purposes of selling and/or contributing such accounts receivable on a non-recourse basis to Advantage Financing LLC, a Delaware special purpose entity and a wholly-owned subsidiary of Advantage Solutions Inc. (the “SPV”). In addition, on that date, the SPV entered into a Receivables Financing Agreement (the “Receivables Financing Agreement”) by and among the SPV, as borrower, Advantage Sales & Marketing Inc., as servicer and the administrative agent and lenders from time to time party thereto. Together, the Sale and Contribution Agreement and the Receivables Financing Agreement establish the primary terms and conditions of an accounts receivable securitization program (the “AR Facility”).

Pursuant to the AR Facility, the Originators will sell and/or contribute current and future trade receivables to the SPV and the SPV will, in turn, pledge its interests in the receivables to the lenders under the Receivables Financing Agreement, which will make loans on behalf of the SPV. The maximum amount of advances and letters of credit outstanding under the AR Facility may not exceed $200 million, provided that the SPV may request a one-off increase of the facility limit up to a maximum of $300 million in aggregate, as the same may be approved by the lenders in their sole discretion. The Receivables Financing Agreement is for an initial three-year term with a maturity date of April 24, 2023, but may be extended upon agreement with the lenders thereunder.

The SPV’s assets and credit are not available to satisfy the debts and obligations owed to any creditors of Advantage Sales & Marketing Inc., Advantage or any of the Originators. The Originators and Advantage Sales & Marketing Inc. as servicer are independently liable for their own customary representations, warranties, covenants and indemnities. In addition, each of Advantage Sales & Marketing Inc. and Karman Intermediate Corp. has guaranteed the performance of the obligations of the Originators and Advantage Sales & Marketing Inc. as servicer, and will guarantee the obligations of any additional originators or successor servicers that may become party to the AR Facility. However, neither Advantage Sales & Marketing Inc. nor Karman Intermediate Corp. nor any of their respective affiliates will guarantee collectability of receivables or the creditworthiness of the obligors of the accounts receivable.

The AR Facility contains various customary representations and warranties, covenants and default provisions which provide for the termination and acceleration of the commitments and loans under the AR Facility in circumstances including, but not limited to, failure to make payments when due, breach of representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.

On April 27, 2020 we obtained $120.0 million under the AR Facility, representing the minimum funding threshold of 60.0% of the $200.0 million borrowing base. As of June 30, 2020, we were in compliance with all restrictive covenants under the AR Facility.

Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2019:

	Long-term debt(1)(2)	Operating leases	Total
(in thousands)
2020	$27,655	$43,673	$71,328
2021	2,441,707	33,436	2,475,143
2022	760,047	23,293	783,340
2023	43	16,828	16,871
2024	23	12,516	12,539
Thereafter	107	16,656	16,763

Total future minimum payments	$3,229,582	$146,402	$3,375,984

(1)	Scheduled principal payments on our current long-term debt, which will be repaid with proceeds from the Transactions. See “—Liquidity and Capital Resources—Description of Credit Facilities.”
(2)	Subsequent to December 31, 2019, we obtained $120.0 million under the AR Facility which matures in 2023 but is anticipated to be repaid with proceeds from the Transactions.

Cash and Cash Equivalents Held Outside the United States

As of June 30, 2020, December 31, 2019 and December 31, 2018, $85.6 million, $59.3 million, and $42.5 million, respectively, of our cash and cash equivalents and marketable securities were held by foreign subsidiaries. As of June 30, 2020, December 31, 2019 and December 31, 2018, $34.3 million, $31.8 million and $41.2 million, respectively, of our cash and cash equivalents and marketable securities were held by foreign branches.

Following adoption of the Tax Reform Act, we reassessed our determination as to our indefinite reinvestment intent for certain of our foreign subsidiaries and recorded a deferred tax liability of approximately $1.1 million of withholding tax as of December 31, 2019 associated with the unremitted earnings of $27.4 million in Canada. We will continue to evaluate our cash needs, however we currently do not intend, nor do we foresee a need, to repatriate funds from the foreign subsidiaries except for Canada. We have continued to assert indefinite reinvestment on all other earnings as it is necessary for continuing operations and to grow the business. If at a point in the future our assertion changes, we will evaluate tax-efficient means to repatriate the income. In addition, we expect existing domestic cash and cash flows from operations to continue to be sufficient to fund our domestic operating activities and cash commitments for investing and financing activities, such as debt repayment and capital expenditures, for at least the next 12 months and thereafter for the foreseeable future.

If we should require more capital in the United States than is generated by our domestic operations, for example, to fund significant discretionary activities such as business acquisitions, we could elect to repatriate future earnings from foreign jurisdictions. These alternatives could result in higher tax expense or increased interest expense. We consider the majority of the undistributed earnings of our foreign subsidiaries, as of December 31, 2019, to be indefinitely reinvested and, accordingly, no provision has been made for taxes in excess of the $1.1 million noted above.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets or any obligation arising out of a material variable interest in an unconsolidated entity. We do not have any majority-owned subsidiaries that are not included in our consolidated financial statements. Additionally, we do not have an interest in, or relationships with, any special-purpose entities.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions about future events that affect amounts reported in our consolidated financial statements and related notes, as well as the related disclosure of contingent assets and liabilities at the date of the financial statements. We evaluate our accounting policies, estimates and judgments on an on-going basis. We base our estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions and conditions.

We evaluated the development and selection of our critical accounting policies and estimates and believe that the following involve a higher degree of judgment or complexity and are most significant to reporting our results of operations and financial position, and are therefore discussed as critical. The following critical accounting policies reflect the significant estimates and judgments used in the preparation of our consolidated financial statements. With respect to critical accounting policies, even a relatively minor variance between actual and expected experience can potentially have a materially favorable or unfavorable impact on subsequent results of operations. More information on all of our significant accounting policies can be found in the footnotes to our audited consolidated financial statements included elsewhere in this proxy statement.

Revenue Recognition

For the year ended December 31, 2017, we recognized revenues when the following four criteria were met: (i) persuasive evidence of an arrangement exists; (ii) the sales price is fixed or determinable; (iii) delivery, performance and acceptance are achieved in accordance with the client arrangement; and (iv) collection is reasonably assured. Contracts are individually negotiated and the amounts earned can vary significantly.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The new guidance replaces all current GAAP guidance on this topic and eliminates substantially all industry specific guidance. According to the new guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration for which we expect to be entitled in exchange for those goods or services. This guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. We adopted the guidance effective January 1, 2018 using the modified retrospective transition method.

Upon the adoption of Revenue from Contracts with Customers, or ASC 606, we determined that the standard primarily impacts our accounting for bonus revenue, which represent additional fees we may be entitled to upon meeting specific performance goals or thresholds. Bonus revenue represents variable consideration. Under the standard, we estimate the bonus revenue to which we will be entitled to and recognize such amounts as revenue as the related services are transferred over the contract period. Adopting the new standard primarily impacted the timing of revenue recognition within the quarters of a fiscal year, with revenues for bonus revenue being recognized earlier in the contract period as the related services are completed. There are no other significant changes as a result of the adoption of ASC 606. The adoption of this standard did not have a material impact on our consolidated financial statements. The discussion that follows reflects our adoption of ASC 606.

We recognize when control of promised goods or services are transferred to the client in an amount that reflects the consideration that we expect to be entitled to in exchange for such goods or services. Substantially all of our contracts with clients involve the transfer of a service to the client, which represents the performance obligation that is satisfied over time because the client simultaneously receives and consumes the benefits of the services provided. In most cases, the contracts include a performance obligation that is comprised of a series of distinct services that are substantially the same and that have the same pattern of transfer (i.e., distinct days of service). We allocate variable consideration to each period of service to which it relates.

Revenues related to the sales segment are primarily recognized in the form of commissions, fee-for-service or on a cost-plus basis for providing headquarter relationship management, analytics, insights and intelligence services, administrative services, retail services, retailer client relationships and in-store media programs and digital technology solutions (which include our business intelligence solutions, e-commerce services and content services).

Marketing segment revenues are primarily recognized in the form of a fee-for-service (including retainer fees, fees charged to clients based on hours incurred, project-based fees or fees for executing in-person consumer engagements or experiences, which engagements or experiences we refer to as events), commissions or on a cost-plus basis for providing experiential marketing, shopper and consumer marketing services, private label development and our digital, social and media services.

Our revenue recognition policies generally result in recognition of revenues at the time services are performed. Our accounting policy for revenue recognition has an impact on our reported results and relies on certain estimates that require judgments on the part of management. We record an allowance as a reduction to revenue for differences between estimated revenues and the amounts ultimately invoiced to our clients based on our historical experience and current trends. Cash collected in advance of services being performed is recorded as deferred revenues.

We have contracts that include variable consideration whereby the ultimate consideration is contingent on future events such as the client’s sales to retailers, hours worked, event count, costs incurred and performance incentive bonuses. Commission revenues are generally earned upon performance of headquarter relationship management, analytics, insights and intelligence, e-commerce, administration and retail services arrangements. As part of these arrangements, we provide a variety of services to consumer goods manufacturers in order to improve the manufacturer’s sales to retailers. This includes primarily outsourced sales, business development, category and space management, relationship management and in-store sales strategy services. In exchange for these services, we earn an agreed upon percentage of our client’s sales to retailers, which is agreed upon on a manufacturer-by-manufacturer basis. We may be entitled to additional fees upon meeting specific performance goals or thresholds, which we refer to as bonus revenue. The variability of the consideration for the services transferred during a reporting period is typically resolved by the end of the reporting period. However, for certain client contracts, we estimate the variable consideration for the services that have been transferred to the client during the reporting period. We typically estimate the variable consideration based on the expected value method. Estimates are based on historical experience and current facts known during the reporting period. We recognize revenue related to variable consideration if it is probable that a significant reversal of revenue recognized will not occur. When such probable threshold is not satisfied, we will constrain some or all of the variable consideration, and such constrained amount will not be recognized as revenue until the probable threshold is met or the uncertainty is resolved and the final amount is known. We record an adjustment to revenue for differences between estimated revenues and the amounts ultimately invoiced to the client. Adjustments to revenue during the current period related to services transferred during prior periods were not significant for the six months ended June 30, 2020 or for the year ended December 31, 2019.

We have contracts that include fixed consideration such as a fee per project or a fixed monthly fee. For contracts with a fee per project, revenue is recognized over time using an input method such as hours worked that reasonably depicts our performance in transferring control of the services to the client. We determined that the input method represents a reasonable method to measure the satisfaction of the performance obligation to the client. For contracts with a fixed monthly fee, revenue is recognized using a time-based measure resulting in a straight-line revenue recognition. A time-based measure was determined to represent a reasonable method to measure the satisfaction of the performance obligation to the client because we have a stand ready obligation to make itself available to provide services upon the client’s request or the client receives the benefit from our services evenly over the contract period.

We evaluate each client contract individually in accordance with the applicable accounting guidance to determine whether we act as a principal (whereby we would present revenue on a gross basis) or as an agent (whereby we would present revenue on a net basis). While we primarily act as a principal in our arrangements and report revenues on a gross basis, given the varying terms of our client contracts, we will occasionally act as an agent and in such instances present revenues on a net basis. For example, for certain advertising arrangements, our clients purchase media content in advance, and we do not take on any risk of recovering the cost to acquire the media. As a result, we determined we act as the agent in these arrangements and record revenues and their related costs on a net basis as its agency services are performed. However, in cases where media is not purchased in advance by our clients, we record such revenues and the related costs on a gross basis, as we bear the risk of recovering the costs to acquire the media and are responsible for fulfillment of the services.

We record revenues from sales of services and the related direct costs in accordance with the accounting guidance on reporting revenue gross as a principal versus net as an agent. In situations where we act as a principal in the transaction, we report gross revenues and cost of revenues. When we act as an agent, we report the revenues and their related costs on a net basis. Cost of revenues does not include depreciation charges for fixed assets.

Contingent Consideration

Many of our acquisition agreements include contingent consideration arrangements, which are generally based on the achievement of future financial performance by the operations attributable to the acquired companies. The contingent consideration arrangements are based upon our valuations of the acquired companies and reduce the risk of overpaying for such companies if the projected financial results are not achieved. The fair values of these contingent consideration arrangements are included as part of the purchase price of the acquired companies on their respective acquisition dates. For each transaction, we estimate the fair value of contingent consideration payments as part of the initial purchase price.

We measure our contingent consideration liabilities at fair value on a recurring basis using significant unobservable inputs classified within Level 3 of the fair value hierarchy. We use a probability weighted income approach as a valuation technique to convert future estimated cash flows to a single present value amount. The significant unobservable inputs used in the fair value measurements are operating income projections over the contingent consideration period (generally one to three years), and the probability outcome percentages assigned to each scenario. Significant changes in either of these inputs could result in a significantly higher or lower liability, subject to the contractual maximum of the contingent obligation. As of June 30, 2020, the maximum potential payment outcomes would have been $302.4 million. Ultimately, the liability will be equivalent to the amount paid, and the difference between the fair value estimate and amount paid will be recorded in earnings.

We review and assess the estimated fair value of contingent consideration on a quarterly basis, and the updated fair value could differ materially from the initial estimates. Changes in the estimated fair value of contingent consideration liabilities related to the time component of the present value calculation are reported in “Interest expense, net.” Adjustments to the estimated fair value related to changes in all other unobservable inputs are reported in “Selling, general and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets acquired in an acquisition. We test for impairment of goodwill at the reporting unit level. We generally combine reporting units, which are a component of an operating segment when they have similar economic characteristics, nature of services, types of client, distribution methods and regulatory environment. We have two reporting units, sales and marketing, which are also our operating segments.

We test our goodwill for impairment during the fourth quarter of a given fiscal year, and whenever events or changes in circumstances indicate that the carrying value of a reporting unit may exceed its fair value. We have the option to perform a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying value before performing a quantitative impairment test. If the qualitative assessment indicates it is not more likely than not that the fair value of a reporting unit, as determined applying the quantitative impairment test described below, is less than the carrying amount, then there is no need to perform the quantitative impairment test. Upon performing the quantitative impairment test, if the fair value of the reporting unit is less than its carrying amount, goodwill is impaired and the excess of the reporting unit’s carrying value over the fair value is recognized as an impairment loss; however, the loss recognized would not exceed the total amount of goodwill allocated to that reporting unit.

We utilize a combination of income and market approaches to estimate the fair value of our reporting units. The income approach utilizes estimates of discounted cash flows of the reporting units, which requires assumptions for, among other things, the reporting units’ expected long-term revenue trends, as well as estimates of profitability, changes in working capital and long-term discount rates, all of which require significant judgment. The income approach also requires the use of appropriate discount rates that take into account the current risks in the capital markets. These assumptions are based on significant inputs not observable in the market and thus represent Level 3 measurements within the fair value hierarchy (described in “Fair Value Measurements,” below). The market approach applies comparative market multiples derived from the historical earnings data of selected guideline publicly-traded companies to our reporting units’ businesses to yield a second assumed value of each reporting unit. The guideline companies are first screened by industry group and then further narrowed based on the reporting units’ business descriptions, markets served, competitors, profitability and revenue size. We based our fair value estimates on assumptions we believe to be reasonable but which are unpredictable and inherently uncertain. A change in these underlying assumptions would cause a change in the results of the tests and, as such, could cause fair value to be less than the carrying amounts and result in an impairment of goodwill in the future. Additionally, if actual results are not consistent with the estimates and assumptions or if there are significant changes to our planned strategy, it may cause fair value to be less than the carrying amounts and result in an impairment of goodwill in the future.

We compare a weighted average of the output from the income and market approaches to the carrying value of each reporting unit. We also compare the aggregate estimated fair value of our reporting units to the estimated value of our total invested capital on a marketable basis.

In light of recent economic developments, we considered the potential for goodwill impairment of our reporting units. Our review did not indicate an impairment triggering event as of June 30, 2020.

Based on the results of our quantitative impairment test performed for its reporting units, we determined that its goodwill is not impaired for the year ended December 31, 2019. The fair value of the sales reporting unit exceeded its carrying value by 3.5%. The fair value of the marketing reporting unit significantly exceeded its carrying value, which we define as greater than 20%.

Based on the results of our quantitative impairment test performed for the sales reporting unit, we recognized a $652.0 million non-cash goodwill impairment charge in the sales reporting unit for the year ended December 31, 2018. While there was no single determinative event or factor, the consideration of the weight of evidence of several factors that culminated during the fourth quarter of 2018 led us to conclude that it was more likely than not that the fair value of the sales reporting unit was below its carrying value. These factors included: (i) the decrease of revenues and profitability due to a large retailer revising its in-store retail merchandising program to restrict manufacturers’ ability to select any third-party outsource provider to perform unrestricted and unmonitored retail merchandising, (ii) the unrelated decrease of revenues and profitability related to reduced services from several clients in the grocery channel and foodservice channel, (iii) the combination of our completed third quarter and preliminary fourth quarter-to-date results being below management’s expectations and (iv) the development and approval of our 2019 annual operating plan in the fourth quarter of 2018, which provided additional insights into expectations such as lower long-term revenue growth and profitability expectations.

We are not aware of other larger retailers that intend to adopt a similar model and we have not identified any anticipated limitations on the services we provide to clients that would have a material and adverse impact on our future cash flows. We do not believe the circumstances described above are representative of a broader trend. However, uncertainty in the way retailers conduct business could have an impact on our future growth and could result in future impairment charges. We recorded the non-cash goodwill impairment charge in the fourth quarter of 2018, which has been reflected in our Consolidated Statements of Comprehensive (Loss) Income.

Based on the results of our quantitative impairment test performed for the sales reporting unit for the year ended December 31, 2018, our sales reporting unit was written down to its respective fair value, resulting in zero excess fair value over its carrying value. Based on the results of our quantitative impairment test performed for the marketing reporting unit for the year ended December 31, 2018, we determined that goodwill was not impaired. The fair value of the marketing reporting unit substantially exceeded its carrying value, which we define as being greater than 20%.

No impairment was identified as a result of the analysis performed in connection with our annual test of goodwill for the year ended December 31, 2017.

Our indefinite-lived intangible assets are comprised of our sales and marketing trade names. Intangible assets with indefinite useful lives are not amortized but tested annually, during the fourth quarter, for impairment or more often if events occur or circumstances change that would create a triggering event. We have the option to perform a qualitative assessment of whether it is more likely than not that the indefinite-lived intangible asset’s fair value is less than its carrying value before performing a quantitative impairment test. We test our indefinite-lived intangible assets for impairment using a relief from royalty method by comparing the estimated fair values of the indefinite-lived intangible assets with the carrying values. The estimates used in the determination of fair value are subjective in nature and involve the use of significant assumptions. These estimates and assumptions include revenue growth rates, weighted average cost of capital and royalty rates. The assumptions are based on significant inputs not observable in the market and thus represent Level 3 measurements within the fair value hierarchy. We base our fair value estimates on assumptions we believe to be reasonable, but which are unpredictable and inherently uncertain. Actual future results may differ from the estimates.

The annual indefinite-lived intangible impairment assessment was performed as of October 1, 2019, whereby the we concluded that our indefinite-lived intangible assets were not impaired for the year ended December 31, 2019.

During the year ended December 31, 2018, we concluded the carrying value of the indefinite-lived tradename in the sales reporting unit exceeded its estimated fair value. While there was no single determinative event or factor, the factors that led to the impairment were the same circumstances outlined in the goodwill impairment discussion above. As a result, we recognized a non-cash intangible asset impairment charge of $580.0 million during the year ended December 31, 2018, which has been reflected in our Consolidated Statements of Comprehensive (Loss) Income. Based on the quantitative test performed for the indefinite-lived marketing trade name, we determined that the indefinite-lived marketing trade name was not impaired for the year ended December 31, 2018.

No impairment was identified as a result of the analysis performed in connection with our annual tests of indefinite-lived intangible assets for the year ended December 31, 2017.

Long-Lived Assets

Long-lived assets to be held and used, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans or changes in anticipated future cash flows. If an impairment indicator is present, then we evaluate recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the assets are impaired, the impairment recognized is measured as the amount by which the carrying amount exceeds the fair value of the assets. Fair value is generally determined by estimates of discounted cash flows. The discount rate used in any estimate of discounted cash flows would be the rate required for a similar investment of like risk. No impairment related to our long-lived assets was recorded during the six months ended June 30, 2020 or the years ended December 31, 2019, 2018 and 2017.

Leases

We lease facilities, software and equipment under noncancelable leases that have been classified as operating leases for financial reporting purposes. These leases often include one or more options to renew and the lease term includes the renewal terms when it is reasonably certain that we will exercise the option.

In February 2016, the FASB issued amended authoritative guidance on accounting for leases, ASU 2016-02. The updated guidance requires lessees to recognize a lease liability and a right-of-use asset, measured at the present value of the future minimum lease payments, at the lease commencement date. This guidance applies to all entities and is effective for annual periods beginning after December 15, 2018, which is our fiscal year 2019, with early adoption permitted. We adopted ASU 2016-02 and its related amendments on January 1, 2019 using the modified retrospective transition method and there was no cumulative effect adjustment to our opening balance of retained earnings from the adoption of ASU 2016-02.

We have elected an initial application date of January 1, 2019 and did not recast comparative periods in transition to the new standard. In addition, we have elected the package of practical expedients, which allows us not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any existing leases as of the adoption date.

The adoption of ASU 2016-02 on January 1, 2019 resulted in the recognition of right-of-use assets of $99.9 million, lease liabilities for operating leases of $113.4 million including the reclassification of $13.5 million of unamortized lease incentives and deferred rent liabilities into the right-of-use lease asset balance. The reclassification of unamortized lease incentives and deferred rent liabilities includes $1.8 million and $12.8 million recognized as decreases in “Other accrued expenses” and “Other long-term liabilities” offset by $1.1 million recognized as a decrease in “Other assets” on the Condensed Consolidated Balance Sheets, respectively. The adoption of this updated guidance did not have a material impact on our Consolidated Statements of Comprehensive (Loss) Income or Statements of Cash Flows.

These operating leases are included in “Other assets” on the Consolidated Balance Sheets and represent our right to use the underlying asset for the lease term. Our obligation to make lease payments are included in “Other accrued expenses” and “Other long-term liabilities” on the Consolidated Balance Sheets.

With respect to the Company’s right-of-use assets, which consist mainly of real estate leases for office space, beginning in mid-March in response to the COVID-19 pandemic, the Company established a global work from home policy. The majority of the Company’s workforce temporarily transitioned to working from home and the Company has enacted a plan to strategically exit certain offices during the six months ended June 30, 2020. Based on a number of factors, the Company concluded that this strategic initiative did not result in a triggering event that would indicate that the Company’s related asset groups may not be recoverable as of June 30, 2020. In enacting the plan, the Company abandoned several office leases prior to reaching termination agreements with its landlords, and as a result, adjusted the useful life of these assets to reflect the remaining expected use. The reduction to the right-of use assets and liabilities related to these leases for the six months ended June 30, 2020 were $32.4 million and $6.6 million, respectively, resulting in additional lease costs of $25.8 million.

Equity-Based Compensation

Topco, the parent company of the Successor, has a long-term equity incentive plan that allows for the grant of time- and performance-based profit interests, or Common Series C Units, in Topco to certain of its and its subsidiaries’ directors and employees in exchange for services provided to us. Since we receive the benefit associated with such services the related expense is recorded within our Consolidated Statements of Comprehensive Income. These profit interests are subject to certain vesting requirements including time and performance requirements based on specified annual targets substantially similar to Adjusted EBITDA thresholds. These awards are subject to forfeiture unless the following performance conditions are met: (i) 75% of the awards will vest when the Advantage Sponsors as of the date of the 2014 Topco Acquisition, or the Common Series A Limited Partners of Topco, realize a pre-tax internal rate of return of 8% compounded annually and (ii) the remaining 25% of the awards vest when the Common Series A Limited Partners of Topco realize a pre-tax internal rate of return of 20% compounded annually. On March 15, 2018, Topco modified the vesting requirements. In accordance with the performance conditions, generally 75% of the awards will vest over a four-year term, subject to the employee’s continued employment. The remaining 25% of the equity awards vest when Topco’s private equity Sponsors as of the date of the 2014 Topco Acquisition realize a pre-tax internal rate of return of 20% compounded annually. Once the equity awards vest, forfeiture may still occur as a result of termination of employment of the equity award holders or if an exit event occurs which is not a vesting exit event. Notwithstanding prior vesting, the awards are subject to a requirement that our Sponsors receive a specific return on their equity investment, prior to the awards participating in any distribution whether in cash, property or securities of Topco. Certain awards vest over the remaining initial four-year terms, subject to the employee’s continued employment. The limited partnership agreement also authorizes Topco to issue up to 35,000 Common Series C-2 Units to members of our management, which Common Series C-2 Units are subject to substantially similar vesting and forfeiture provisions as the Common Series C Units, including forfeiture upon certain terminations of employment of the applicable holders or a non-qualifying exit event.

No expense for these awards has been recorded in the six months ended June 30, 2020 or the years ended December 31, 2019, 2018 or 2017 since a vesting exit event is not yet deemed probable of occurring. If a vesting exit event had become probable in 2019, Company would have recognized a compensation expense of $18.8 million for the year ended December 31, 2019 in connection with the Common Series C Units and $11.1 million for the year ended December 31, 2019 in connection with the Common Series C-2 Units.

Topco also issued time-vesting profit interests to entities affiliated with one of our Sponsors, from whom we receive services. These time-vesting profit interests vested on a monthly basis beginning on October 1, 2014 through September 1, 2019. We record the compensation expense associated with the issuance of such awards for non-employees as we receive the benefit of the services being provided by the non-employees.

We and Topco are private companies with no active market for our respective equity securities. In determining the fair value of Topco’s equity, we utilize three widely recognized valuation models:

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Discounted Cash Flow Analysis (Income Model)—The discounted cash flow analysis is dependent on a number of significant management assumptions regarding the expected future financial results of us and Topco as well as upon estimates of an appropriate cost of capital;

•	Guideline Public Companies (Market Model)—Multiples of historical and projected EBITDA from guideline public companies are applied to estimate the fair value for the equity of Topco; and

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Mergers and Acquisition (Market Model)—Multiples of historical enterprise value divided by last twelve months revenues, and enterprise value divided by last twelve months EBITDA for mergers and acquisitions of comparable companies.

After considering the results of each of these valuation models, we then use the Backsolve Option Pricing Method, or OPM, to determine the fair value of the profit interest awards and resulting equity-based compensation expense.

Assumptions used in the OPM include the expected life, volatility, risk-free rate and dividend yield. We utilize the observable data for a group of peer companies that grant options with substantially similar terms to assist in developing our volatility assumption. The risk-free rate is based on U.S. Treasury yields in effect at the time of grant over the expected term. We assume a dividend yield of 0% as we have not historically paid distributions.

The assumptions used in estimating the fair value of equity-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, equity-based compensation expense could be different in the future.

If the common stock of New Advantage, after giving effect to the business combination, becomes publicly traded, certain key valuation inputs to the option pricing method will be based on publicly available information. These key valuation inputs include the fair value of the common shares, and once there is a sufficient trading history, the volatility would be derived from the historical trading activity of common stock of New Advantage.

Refer to Note 11—Equity-Based Compensation, to our audited consolidated financial statements included elsewhere in this proxy statement for details regarding Topco’s and our anticipated equity-based compensation plans.

Income Taxes

We account for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The income tax provision (benefit) is computed on the pre-tax income (loss) of the entities located within each taxing jurisdiction based on current tax law. A valuation allowance for deferred tax assets is recorded to the extent that the ultimate realization of the deferred tax assets is not considered more likely than not. We believe our deferred tax assets are more likely than not to be realized based on historical and projected future results.

Realization of our deferred tax assets is principally dependent upon our achievement of future taxable income, the estimation of which requires significant management judgment. These judgments regarding future profitability may change due to many factors, including future market conditions and our ability to successfully execute our business plans. These changes, if any, may require adjustments to deferred tax asset balances and deferred income tax expense.

Recently Issued Accounting Pronouncements

See the information set forth in Note 1, Organization and Significant Accounting Policies – Recent Accounting Pronouncements, to our audited consolidated financial statements for the year ended December 31, 2019 and Note 1, Organization and Significant Accounting Policies – Recent Accounting Pronouncements, to our unaudited condensed consolidated financial statements for the six months ended June 30, 2020 included elsewhere in this proxy statement.

Quantitative and Qualitative Disclosure of Market Risk

Foreign Currency Risk

Our exposure to foreign currency exchange rate fluctuations is primarily the result of foreign subsidiaries primarily domiciled in Europe and Canada. We use financial derivative instruments to hedge foreign currency exchange rate risks associated with our Canadian subsidiary.

The assets and liabilities of our international subsidiaries, whose functional currencies are primarily the Canadian dollar, British pound and Euros, respectively, are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Income and expense items are translated at the average exchange rates prevailing during the period. The cumulative translation effects for subsidiaries using a functional currency other than the U.S. dollar are included in accumulated other comprehensive loss as a separate component of stockholder’s equity. We estimate that had the exchange rate in each country unfavorably changed by ten percent relative to the U.S. dollar, our consolidated income before taxes would have decreased by approximately $2.4 million for the year ended December 31, 2019 and $0.6 million for the six months ended June 30, 2020.

Interest Rate Risk

Interest rate exposure relates primarily to the effect of interest rate changes on borrowings outstanding under our AR Facility, Revolving Credit Facility, First Lien Term Loans, and Second Lien Term Loans. We had borrowings of $120.0 million outstanding on the AR Facility at June 30, 2020, which was subject to a weighted average interest rate of 5.0% for the six months ended June 30, 2020. We had no borrowings outstanding at June 30, 2020 and December 31, 2019, under our Revolving Credit Facility, which was subject to a weighted average interest rate of 4.1% and zero for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. We had borrowings of $3.2 billion outstanding on the First Lien Term Loans and Second Lien Term Loans at June 30, 2020 and December 31, 2019, under the Credit Facilities, which were subject to a weighted average interest rate of 5.6% and 6.3% for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. We manage our interest rate risk through the use of derivative financial instruments. Specifically, we have entered into interest rate cap agreements to manage our exposure to potential interest rate increases that may result from fluctuations in LIBOR.

We manage our interest rate risk through the use of derivative financial instruments. Specifically, we have entered into interest rate cap agreements to manage our exposure to potential interest rate increases that may result from fluctuations in LIBOR. We do not designate these derivatives as hedges for accounting purposes, and as a result, all changes in the fair value of derivatives, used to hedge interest rates, are recorded in “Interest expense, net” in our consolidated statements of comprehensive loss. As of June 30, 2020 and December 31, 2019, we had interest rate cap contracts on $1.5 billion of notional value of principal from various financial institutions, with a maturity dates of January 24, 2022 to manage our exposure to interest rate movements on variable rate credit facilities when three-months LIBOR on term loans exceeds caps ranging from 3.25% to 3.50%. The aggregate fair value of our interest rate caps represented an outstanding net liability of $2.6 million and $3.3 million as of June 30, 2020 and December 31, 2019, respectively.

Holding other variables constant, an increase of 25 basis points in the weighted average interest rate on our AR Facility, Revolving Credit Facility, First Lien Term Loans and Second Lien Term Loans would have resulted in an increase of $4.2 million and $8.2 million in interest expense in the six months ended June 30, 2020 and the year ended December 31, 2019, respectively.

In the future, in order to manage our interest rate risk, we may refinance our existing debt, enter into additional interest rate cap agreements or modify our existing interest rate cap agreement. However, we do not intend or expect to enter into derivative or interest rate cap transactions for speculative purposes.

Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

In connection with our investigation into the Take 5 Matter and the other error corrections, we have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Specifically, we identified material weaknesses in the design and operating effectiveness of our risk assessment and information and communication processes which contributed to the following material weaknesses:

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We determined that we did not design and maintain effective controls related to our due diligence procedures for potential acquisitions with respect to databases and information technology systems used to recognize revenue and determine the satisfaction of performance obligations. Specifically, internal controls were not designed and maintained to assess the risks associated with potential acquisitions and the need to perform due diligence as part of purchase accounting with respect to databases and information technology systems utilized to determine the satisfaction of performance obligations, and to communicate and evaluate the results of due diligence.

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We determined that we did not design and maintain effective controls to establish an appropriate basis for reliance on data and information in our information technology systems used for revenue recognition in certain of our newly acquired businesses. Specifically, internal controls were not designed and maintained to ensure the completeness and accuracy of system generated reports used to verify the satisfaction of performance obligations.

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We determined that we did not design and maintain effective controls related to information and communication specifically with respect to our whistleblower complaint process to properly investigate, communicate and resolve whistleblower complaints and allegations related to accounting or other misconduct in a timely manner, and with respect to communication with appropriate parties. Specifically, internal controls were not designed and maintained to ensure that individuals conducting investigations into allegations of accounting or other misconduct had the appropriate expertise and supervision, and that the results of the investigations have been communicated to the appropriate parties or that other transactions are communicated to the appropriate parties.

For additional information, see “Risk Factors—Risks Related to Advantage’s Business and Operations Following the Business Combination—We have identified material weaknesses in our internal control over financial reporting. If we are unable to effectively remediate any of these material weaknesses, or if we fail to maintain proper and effective internal controls in the future, our ability to produce accurate and timely financial statements could be impaired, investors’ views of us could be harmed, and we could be subject to enforcement actions by the Securities and Exchange Commission.” We have restated certain prior consolidated financial statements based on improper activities attributable to one of our acquired businesses, Take 5.

DESCRIPTION OF SECURITIES

The following summary of the material terms of Conyers Park’s securities following the business combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the second amended and restated certificate of incorporation referenced herein is attached as Annex B to this proxy statement. We urge you to read such documents in their entirety for a complete description of the rights and preferences of Conyers Park’s securities following the business combination.

General

The second amended and restated certificate of incorporation authorizes 3,290,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The second amended and restated certificate of incorporation authorizes a total of 3,290,000,000 shares of Class A common stock.

Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of Class A common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of Class A common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Class A common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Class A common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

The outstanding shares of Conyers Park Class B common stock will automatically convert into shares of Conyers Park Class A common stock at the time of Closing on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like); Holders of founder shares may also elect to convert their shares of Conyers Park Class B common stock into an equal number of shares of Conyers Park Class A common stock, subject to adjustment as provided above, at any time.

Preferred Stock

The second amended and restated certificate of incorporation authorizes a total of 10,000,000 shares of preferred stock.

Under the terms of the second amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Authorized but Unissued Shares

The authorized but unissued shares of our Class A common stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Units

Each unit has an offering price of $10.00 and consists of one whole share of our Class A common stock and one-fourth of one warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in the registration statement on Form S-1 (No. 333-232449) (the “Registration Statement”). A warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. Accordingly, unless a holder purchases at least four units, such holder will not be able to receive or trade a whole warrant.

The Class A common stock and warrants began separate trading on September 9, 2019. Holders of the units have the option to continue to hold units or separate their units into the component securities. Holders need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants.

Effective upon the Closing, the units will automatically separate into Class A common stock and warrants, in accordance with their terms.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of twelve months from the closing of our initial public offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, dated July 22, 2019, between Conyers Park and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. You should review a copy of the Warrant Agreement, which has been filed with the SEC, for a complete description of the terms and conditions applicable to the warrants. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of the business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for cash. Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A common stock. Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock except as otherwise described below;

•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent number of Class A common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “-Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A common stock
	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.365 Class A ordinary shares per warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants (other than the private placement warrants) to be redeemed when the Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants for cash.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares representing “fair value” for their warrants based on a Black-Scholes option pricing model with a fixed volatility input as of the date of the final prospectus relating to our initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when such Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the Warrant Agreement (for instance, if we are not the surviving company in the business combination), the warrants may be exercised for such security.

Redemption procedures and cashless exercise. If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with the business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our Class A common stock if we do not complete our initial business combination within 24 months from the closing of our initial public offering or which adversely affects the rights of holders of our Class A common stock, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

The warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the completion of the business combination (except, among other limited exceptions as described under the section of the final prospectus relating to our initial public offering entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in our initial public offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in our initial public offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following the business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with the business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

Exclusive Venue

The second amended and restated certificate of incorporation and the proposed bylaws provide that, unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the proposed bylaws or the second amended and restated certificate of incorporation (as it may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine. Subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securties laws and the rules and regulations thereunder. In addition, the foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Corporate Opportunity

The second amended and restated certificate of incorporation includes an explicit waiver regarding corporate opportunities will be granted to certain “exempted persons” (including Topco, Sponsor and their respective affiliates, successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who will serve as our directors). Such “exempted persons” will not include us or any of our subsidiaries or their respective officers or employees and such waiver will not apply to any corporate opportunity that is expressly offered to one of our directors in his or her capacity as such (in which such opportunity we do not renounce an interest or expectancy). The second amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the exempted persons will not be liable for any breach of fiduciary duty solely by reason of the fact that such person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another person.

Limitations on Liability and Indemnification of Officers and Directors

The second amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and the proposed bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Anti-Takeover Effects of Provisions of the Second Amended and Restated Certificate of Incorporation, the Proposed Bylaws and Delaware Law

Certain provisions of Delaware law and the second amended and restated certificate of incorporation and the proposed bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

The second amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, the second amended and restated certificate of incorporation provides that, directors may only be removed from our board of directors with cause and by the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding shares of stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The second amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by a resolution adopted by our Board of Directors and not by our stockholders or any other person or persons. The second amended and restated certificate of incorporation and proposed bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in the proposed bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the second amended and restated certificate of incorporation provides otherwise. The second amended and restated certificate of incorporation precludes stockholder action by written consent.

Approval for Amendment of Certificate of Incorporation and Bylaws

The second amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal our proposed bylaws, although our proposed bylaws may be amended by a simple majority vote of our board of directors.

Business Combinations

We have opted out of Section 203 of the DGCL; however, the second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The second amended and restated certificate of incorporation provides that Topco and its affiliates, and any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our Class A common stock and warrant agent is Continental Stock Transfer & Trust Company.

Stock Exchange

Our units, Class A common stock and warrants currently trade on the NASDAQ Stock Market under the symbols CPAAU, CPAA and CPAAW, respectively. We intend to apply to list our Class A common stock and our warrants on the NASDAQ Stock Market after the business combination under the symbols “ADV” and “ADVW”, respectively.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of Conyers Park’s Securities

Conyers Park’s units, each of which consists of one share of Conyers Park Class A common stock, par value $0.0001 per share, and one-fourth of one public warrant, each whole warrant entitling the holder thereof to purchase one share of Conyers Park Class A common stock, began trading on NASDAQ under the symbol “CPAAU” on July 22, 2019. On September 6, 2019, Conyers Park announced that holders of its public units could elect to separately trade the Conyers Park Class A common stock and the warrants included in the units, or to continue to trade the units without separating them. On September 9, 2019 the Conyers Park Class A common stock and public warrants began trading on NASDAQ under the symbols “CPAA” and “CPAAW,” respectively. Each warrant entitles the holder to purchase one share of Conyers Park Class A common stock at a price of $11.50 per share, subject to adjustments as described in the prospectus for Conyers Park IPO dated July 22, 2019, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Conyers Park Class A common stock and will become exercisable 30 days after the completion of the business combination. The warrants will expire five years after the completion of the business combination or earlier upon redemption or liquidation as described in the prospectus for Conyers Park IPO.

The following table sets forth, for the calendar quarter indicated, the high and low intra-day sales prices per unit, Conyers Park Class A common stock and warrants as reported on NASDAQ for the periods presented.

	Common Stock(2)		Warrants(2)		Units(1)
Period	High	Low	High	Low	High	Low
2019:
Fourth Quarter	$10.48	$10.00	$1.87	$1.50	$11.78	$10.32
Third Quarter(1)(2)	$10.48	$9.90	$2.00	$1.55	$10.99	$10.15
2020:
Third Quarter(3)	$12.08	$10.50	$2.89	$1.62	$13.74	$11.00
Second Quarter	$11.34	$9.96	$2.25	$1.20	$12.05	$10.20
First Quarter	$11.65	$9.40	$2.00	$1.25	$11.75	$9.29

(1)	Conyers Park’s units began trading on the NASDAQ on July 22, 2019.
(2)	Conyers Park Class A common stock and warrants began trading separately on the NASDAQ on September 9, 2019.
(3)	Through September 4, 2020.

On September 4, 2020, the last trading date before the public announcement of the Transactions, Conyers Park’s units, Conyers Park Class A common stock and public warrants closed at $11.50, $10.88 and $2.07, respectively.

Dividend Policy

Conyers Park has not paid any cash dividends on Conyers Park Common Stock to date and New Advantage does not intend to pay cash dividends prior to the completion of the Transactions. The payment of cash dividends in the future is dependent upon New Advantage’s revenues and earnings, if any, capital requirements, the terms of any indebtedness or preferred securities and general financial condition subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of New Advantage’s board of directors at such time. In addition, the Conyers Park’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to Conyers Park regarding (i) the actual beneficial ownership of our common stock as of August 31, 2020 (pre-business combination) and (ii) expected beneficial ownership of our common stock post-business combination (post-business combination), assuming that no public shares of Conyers Park are redeemed, and alternatively the maximum number of shares of Conyers Park are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our current executive officers and directors;

•	each person who will become a named executive officer or director of New Advantage; and

•	all executive officers and directors of Conyers Park, as a group, and of New Advantage, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our common stock pre-business combination is based on 56,250,000 shares of common stock issued and outstanding as of August 31, 2020. The expected beneficial ownership of our common stock post-business combination is based on 330,000,000 shares of Class A common stock issued and outstanding, assuming no redemption, and 306,987,300 shares of Class A common stock issued and outstanding, assuming maximum redemption of 45,000,000 shares if Conyers Park Class A common stock. If the actual facts are different than these assumptions, the numbers in the below table will be different.

	Beneficial Ownership of Conyers Park Prior to the Business Combination
	Class B common stock		Class A common stock
Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned	Number of Shares	Percent Owned
Conyers Park Directors and Named Executive Officers Pre-business combination:
James M. Kilts (2)	—	—	—	—
David J. West (2)	—	—	—	—
Brian K. Ratzan (2)	—	—	—	—
Ronald E. Blaylock	25,000	*	—	—
Peter Klein	25,000	*	30,000	*
Irene Rosenfeld	25,000	*	30,000	*
Joseph Schena	25,000	*	20,000	*
All directors and executive officers post-business combination as a group (7 individuals)	100,000	*	—	—
Conyers Park’s Five Percent Holders Pre-business combination:
T. Rowe Price Associates, Inc.(3)	—	—	4,529,507	8.05%
Manulife Asset Management Limited (4)	—	—	3,175,868	5.65%
Woodson Capital Management, LP (5)	—	—	3,000,000	5.33%
Alyeska Investment Group, L.P. (6)	—	—	2,815,500	5.00%
Conyers Park II Sponsor LLC (2)	11,150,000	19.82%	—	—

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Conyers Park Acquisition Corp., 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108.
(2)

Excludes 7,333,333 shares which may be purchased by exercising warrants that are not presently exercisable. There are five managers of our sponsor’s board of managers, including Kilts, West and Ratzan. Each manager has one vote, and the approval of three of the five members of the board of managers is required to approve an action of our sponsor. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to our sponsor. Based upon the foregoing analysis, no individual manager of our sponsor exercises voting or dispositive control over any of the securities held by our sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(3)

As of December 31, 2019, as reported on Schedule 13G. T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. With respect to securities owned by any one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (“T. Rowe Price Funds”), only the custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid. The business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(4)

As of December 31, 2019, as reported on Schedule 13G. Manulife Investment Management Limited (“MIML”) has beneficial ownership of 3,967,935 of Common Stock (including 792,067 shares issuable upon exercise of warrants). Through its parent-subsidiary relationship to MIML, Manulife Financial Corporation (“MFC”) may be deemed to have beneficial ownership of these same shares. MIML has sole power to vote or to direct the voting of the shares of the common stock beneficially owned by them. The business address of MFC and MFC’s indirect, wholly-owned subsidiary MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5.

(5)

As of December 31, 2019, as reported on Schedule 13G jointly filed by Woodson Capital Master Fund, LP (“Woodson Master”) with respect to the Units held by it, Woodson Capital General Partner, LLC, the general partner of the Woodson funds, with respect to the Units held by the Woodson funds, Woodson Capital Management, LP, the investment manager of the Woodson funds (the “Investment Manager”), with respect to the Units held by the Woodson funds, Woodson Capital GP, LLC, the general partner of the Investment Manager (the “Investment Manager General Partner”), with respect to the Units held by the Woodson funds, and James Woodson Davis, the sole managing member of the Investment Manager General Partner (“Woodson”), with respect to the Units held by the Woodson funds. The address of the principal business office of Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands. The address of all other Reporting Persons is 101 Park Avenue, 48th Floor, New York, New York, 10178.

(6)

As of December 31, 2019, as reported on Schedule 13G filed by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, which serves as the General Partner and control person of Alyeska Master Fund, L.P., Alyeska Fund 2 GP, LLC, which serves as the General Partner and control person of Alyeska Master Fund 2, L.P., and Anand Parekh, who is the Chief Executive Officer and control person of Alyeska Investment Group, L.P. The business address of Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC and Anand Parekh is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

Beneficial Ownership of New Advantage Post-Business Combination(1)
	Assuming No Redemptions		Assuming Maximum Redemptions**
	Class A common stock		Class A common stock
Name and Address of Beneficial Owner(2)	Number of Shares	Percent Owned	Number of Shares	Percent Owned
Conyers Directors and Named Executive Officers Post-business combination:
Tanya L. Domier	—	—	—	—
Brian Stevens	—	—	—	—
Jill Griffin	—	—	—	—
Ronald Blaylock	25,000	*	25,000	*
Cameron Breitner	—	—	—	—
Beverly F. Chase	—	—	—	—
Virginie Costa	—	—	—	—
Ryan Cotton	—	—	—	—
Timothy J. Flynn (3)	7,870,000	2.4%	16,522,003	5.4%
Tiffany Han	—	—	—	—
James M. Kilts	—	—	—	—
Elizabeth Munoz	—	—	—	—
Brian K. Ratzan	—	—	—	—
Jonathan D. Sokoloff (3)	7,870,000	2.4%	16,522,003	5.4%
David J. West	—	—	—	—
All directors and executive officers post-business combination as a group (11 individuals)	—	—	—	—
Conyers’ Five Percent Holders Post-business combination:
Karman Topco L.P. (4)	203,750,000	61.7%	203,750,000	66.4%
CVC ASM Holdco, L.P. (5)	7,870,000	2.4%	16,522,003	5.4%
Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (3)	7,870,000	2.4%	16,522,003	5.4%

*	Less than 1%.
**

Assumes that 45,000,000 of Conyers’ shares of Class A common stock are redeemed in connection with the business combination and an additional 21,987,300 shares of Class A common stock are purchased by certain of the Advantage Sponsors and their affiliates and the Sponsor as part of the PIPE Investment.

(1)	Following the business combination, our certificate of incorporation will authorize a single class of common stock, Class A common stock.
(2)

Unless otherwise noted, the business address of each of the following entities or individuals is c/o Advantage Solutions, Inc., 18100 Von Karman Avenue, Suite 1000, Irvine, California 92612; provided, however, that the business address of each of Messrs. Kilts, West and Ratzan is c/o Conyers Park II Acquisition Corp. 999 Vanderbilt Breach Rd., Suite 601 Naples, Florida 34108.

(3)

Consists of shares of Class A common stock that will be purchased in the PIPE Investment by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), including any shares of Class A common stock that such Persons may purchase in the event of redemptions in connection with the business combination. The actual number of shares of Class A common stock that may be purchased in the PIPE Investment in excess of 7,870,000 will vary depending on the number of redemptions in connection with the business combination and the resulting extent to which such Persons purchase additional shares of Class A common stock. Voting and investment power with respect to the shares held by the Green Funds is shared among such Persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such Persons, and may be deemed to be shared with Karman Coinvest L.P. (“Karman Coinvest”) and Karman II Coinvest LP (“Karman II Coinvest”) since Karman Coinvest and Karman II Coinvest may be offered the right to acquire a portion of the shares that will be purchased in the PIPE Investment by the Green Funds. Karman Coinvest is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC Capital Partners. Messrs. Sokoloff and Flynn may be deemed to share voting and investment power with respect to such shares due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
(4)

The board of directors of Topco, currently consisting of Cameron Breitner, John Danhakl, Tanya Domier, Timothy Flynn, Jonathan Sokoloff, Christopher Stadler, Jack Stahl, Thomas Corley, Ryan Cotton, Tiffany Han, James M. Kilts, Jonathan Zhu, Jill Griffin, and Brian Stevens, exercises voting and dispositive power with respect to these securities. No person or entity has the right to appoint a majority of Topco’s directors. Excludes 5,000,000 Performance Shares that Topco will not be able to vote or sell immediately after the Closing.

(5)

Consists of shares of Class A common stock that will be purchased in the PIPE Investment by CVC ASM Holdco, L.P. (“CVC Holdco”), including any shares of Class A common stock that CVC Holdco may purchase in the event of redemptions in connection with the business combination. The actual number of shares of Class A common stock that may be purchased in the PIPE Investment in excess of 7,870,000 will vary depending on the number of redemptions in connection with the business combination and the resulting extent to which CVC Holdco purchases additional shares of Class A common stock. CVC ASM Holdco GP, LLC is the general partner of CVC Holdco. Pursuant to the exercise of certain rights, Karman Coinvest L.P. (“Karman Coinvest”) may be offered the right to acquire a portion of the shares that will be purchased in the PIPE Investment by CVC Holdco. Karman Coinvest is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and CVC ASM Holdco GP, LLC. CVC Capital Partners VI (A) L.P., CVC Capital Partners VI (B) L.P., CVC Capital Partners (C) L.P., CVC Capital Partners VI (D) S.L.P., CVC Capital Partners VI Associates L.P. and CVC Capital Partners Investment Europe VI L.P. are the managing members of CVC ASM Holdco GP, LLC. Investment and voting power with regard to shares held of record by CVC Holdco rests with CVC Capital Partners VI (A) L.P., CVC Capital Partners VI (B) L.P., CVC Capital Partners (C) L.P., CVC Capital Partners VI (D) S.L.P., CVC Capital Partners VI Associates L.P. and CVC Capital Partners Investment Europe VI L.P. as the managing members and the investment decisions of each of the managing members are made by their common general partner, CVC Capital Partners VI Limited. Such investment decisions are made by the board of directors of CVC Capital Partners VI Limited which consists of three or more individuals and the approval of a majority of the individuals is required. Therefore, under SEC rules, each of these individuals may be deemed to share beneficial ownership of the shares held of record by CVC Holdco, but disclaim beneficial ownership of the securities held of record by CVC Holdco. The address of CVC Holdco is c/o MAPLES FIDUCIARY SERVICES (DELAWARE) INC., 4001 KENNETT PIKE, SUITE 302, WILMINGTON, NEW CASTLE, DE 19807.

Topco

The following table sets forth information, as of June 30, 2020, regarding the beneficial ownership of the equity securities of Topco by:

•	each person who will become a named executive officer or director of New Advantage; and

•	all of the executive officers and directors of New Advantage as a group.

As of June 30, 2020, Topco had four classes of equity securities: Common Series A Units, Common Series B Units, Common Series C Units (including Common Series C-2 Units), and Common Series D Units. For a description of the material differences between the classes of equity securities of Topco, see “Certain Relationships and Related Party Transactions—Limited Partnership Agreement”.

Percentage ownership of the Common Series A Units, Common Series B Units, Common Series C Units, Common Series C-2 Units and Common Series D Units of Topco in the table is based on 2,004,386.090

Common Series A Units, 84,117.319 Common Series B Units, 205,763.217 Common Series C Units (including 33,300.000 Common Series C-2 Units) and 30,000.000 Common Series D Units of Topco issued and outstanding as of June 30, 2020.

The amounts and percentages of units of Topco beneficially owned by each unitholder are determined on the basis of rules issued by the SEC. Under these rules, beneficial ownership includes any units as to which the individual or entity has sole or shared voting power or investment power and any units as to which the individual or entity has the right to acquire beneficial ownership within 60 days of June 30, 2020. In computing the number and percentage of units beneficially owned by an individual or entity, Common Series A Units of Topco, Common Series B Units of Topco Common Series C Units of Topco (including Common Series C-2 Units), and Common Series D Units of Topco subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 30, 2020 are considered outstanding, although these units are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Advantage Solutions Inc., 18100 Von Karman Avenue, Suite 1000, Irvine, California 92612. Each of the unitholders listed has sole voting and investment power with respect to the units beneficially owned by the unitholder unless noted otherwise, subject to community property laws where applicable.

The completion of the consummation of the business combination is not expected to effect the beneficial ownership of the equity securities of Topco.

	Beneficial ownership of Common Series A Units of Topco			Beneficial ownership of Common Series B Units of Topco			Beneficial ownership of Common Series C and C-2 Units of Topco			Beneficial ownership of Common Series D Units of Topco
Name and Address of Owner	Number		Percent of Common Series A Units of Topco	Number		Percent of Common Series B Units of Topco	Number		Percent of Common Series C and C-2 Units of Topco	Number		Percent of Common Series D Units of Topco
Named Executive Officers and Directors
Tanya L. Domier	—		—	14,199.392	(3)	16.9%	22,990.500	(7)	11.2%	—		—
Brian Stevens	—		—	4,376.209	(4)	5.2%	11,150.000	(8)	5.4%	—		—
David Cortese	—		—	607.249	(5)	*	2,035.875	(9)	1.0%	—		—
Jill Griffin	—		—	3,211.044	(6)	3.8%	9,045.313	(10)	4.4%
Michael O’Keefe	—		—	—		—	70.313	(11)	*	—		—
Ronald Blaylock	—		—	—		—	—		—	—		—
Cameron Breitner	—		—	—		—	—		—	—		—
Beverly F. Chase	—		—	—		—	—		—	—		—
Virginie Costa	—		—	—		—	—		—	—		—
Ryan Cotton	—		—	—		—	—		—	—		—
Timothy J. Flynn	792,500.000	(1)	39.5%	—		—	—		—	—		—
Tiffany Han	—		—	—		—	—		—	—		—
James M. Kilts	50,000.000	(2)	2.5%	—		—	—		—	30,000.000	(13)	100%
Elizabeth Munoz	—		—	—		—	—		—	—		—
Brian K. Ratzan	—		—	—		—	—		—	—		—
Jonathan D. Sokoloff	792,500.000	(1)	39.5%	—		—	—		—	—		—
David J. West	—		—	—		—	—		—	—		—
All named executive officers and directors as a group (15 total)	842,500.000	(1)(2)	42.0%	21,786.645		25.9%	43,185.813	(12)	21.0%	30,000.000		100%

*	Beneficially owns less than 1% of the applicable class of equity securities of Topco.
(1)

Represents Common Series A Units of Topco held by Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Green Funds”), LGP Associates VI-A LLC and LGP Associates VI-B LLC (collectively, “LGP Associates”), Karman Coinvest L.P. (“Karman Coinvest”), and Karman II Coinvest LP (“Karman II Coinvest”). Voting and investment power with respect to the units of Topco held by the Green Funds, LGP Associates, Karman Coinvest, and Karman II Coinvest is shared among such Persons. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such Persons. Additionally, of the 792,500.000 Common Series A Units reported, 140,000.000 Common Series A Units are owned by Karman

Coinvest, which is jointly controlled and managed by an affiliate of Leonard Green & Partners, L.P. and an entity controlled by equity funds managed or advised by CVC Capital Partners. Messrs. Sokoloff and Flynn may be deemed to share voting and investment power with respect to such units due to their positions with affiliates of the Green Funds, and each disclaims beneficial ownership of such units except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
(2)

Represents Common Series A Units of Topco held by Centerview Capital, L.P. and Centerview Employees, L.P. Mr. Kilts is a director of Topco and is a member of Centerview Capital Holdings LLC which is the sole member of Centerview Capital GP LLC, the ultimate general partner of Centerview Capital, L.P. and Centerview Employees, L.P. As such, Mr. Kilts may be deemed to beneficially own the Common Series A Units of Topco held by Centerview Capital, L.P. and Centerview Employees, L.P., and he disclaims beneficial ownership of such units. Mr. Kilt’s address is c/o Centerview Capital Holdings LLC, 999 Vanderbilt Beach Rd., Suite 601, Naples, FL 34108.

(3)	Includes 14,199.392 Common Series B Units held by a trust, which Ms. Domier may be deemed to indirectly beneficially own.
(4)	Includes 4,376.209 Common Series B Units held by a trust (the “Stevens Trust”), which Mr. Stevens may be deemed to indirectly beneficially own.
(5)	Includes 607.249 Common Series B Units held by a trust (the “Cortese Trust”), which Mr. Cortese may be deemed to indirectly beneficially own.
(6)	Includes 3,211.044 Common Series B Units held by a Trust (the “Griffin Trust”), which Ms. Griffin may be deemed to indirectly beneficially own.
(7)

Includes 22,990.500 vested Common Series C Units that have been granted to Ms. Domier and excludes 11,663.500 Common Series C Units that have been granted to Ms. Domier but we expect to remain subject to certain vesting requirements as described in “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation” and elsewhere in this proxy statement.

(8)

Includes 6,150.000 vested Common Series C Units and 5,000.000 Common Series C-2 Units in each case held by the Stevens Trust, and excludes 2,050.000 Common Series C Units held by the Stevens Trust that have been granted to Mr. Stevens but we expect to remain subject to certain vesting requirements as described in “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation” and elsewhere in this proxy statement.

(9)	Includes 2,035.875 vested Common Series C Units held by the Cortese Trust that have been granted to Mr. Cortese.
(10)

Includes 4,045.313 Common Series C Units and 5,000.000 Common Series C-2 Units held by the Griffin Trust and excludes 1,356.250 Common Series C Units held by the Griffin Trust that have been granted to Ms. Griffin but we expect to remain subject to certain vesting requirements as described in “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation” and elsewhere in this proxy statement.

(11)

Includes 70.313 Common Series C Units that have been granted to Mr. O’Keefe and we expect to vest within 60 days of June 30, 2020, and excludes 54.687 Common Series C Units that have been granted to Mr. O’Keefe but we expect to remain subject to certain vesting requirements as described in “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation” and elsewhere in this proxy statement.

(12)

Includes 33,185.813 Common Series C Units that have been granted to all directors, director nominees, and executive officers as a group and we expect to vest within 60 days of June 30, 2020 and 10,000.000 Common Series C-2 Units that have been granted to all directors, director nominees, and executive officers as a group, and excludes 15,093.187 Common Series C Units that have been granted to all directors, director nominees, and executive officers as a group but we expect to remain subject to certain vesting requirements as described in “Advantage’s Management’s Discussion, and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation” and elsewhere in this proxy statement.

(13)

Represents Common Series D Units of Topco held by Centerview Capital, L.P. and Centerview Employees, L.P. Mr. Kilts is a director of Topco and is a member of Centerview Capital Holdings LLC which is the sole member of Centerview Capital GP LLC, the ultimate general partner of Centerview Capital, L.P. and Centerview Employees, L.P. As such, Mr. Kilts may be deemed to beneficially own the Common Series D Units of Topco held by Centerview Capital, L.P. and Centerview Employees, L.P., and he disclaims beneficial ownership of such units. Mr. Kilt’s address is c/o Centerview Capital Holdings LLC, 999 Vanderbilt Beach Rd., Suite 601, Naples, FL 34108.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Conyers Park Related Party Transactions

In May, 2019, the Sponsor purchased an aggregate of 11,500,000 shares of Conyers Park Class B common stock for an aggregate purchase price of $25,000, or approximately $0.002 per share. In June 2019, the Sponsor transferred 25,000 founder shares to each of Ms. Rosenfeld and Messrs. Klein, Blaylock and Schena, our independent directors. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of the Conyers Park IPO.

The Sponsor also purchased an aggregate of 7,333,333 private placement warrants for a purchase price of $1.50 per warrant in a private placement that occurred simultaneously with the closing of the Conyers Park IPO. As such, the Sponsor’s interest in the Conyers Park IPO was valued at $11,000,000, based on the number of private placement warrants purchased. Each private placement warrant entitles the holder thereof to purchase one share of Conyers Park Class A common stock at a price of $11.50 per share, subject to adjustment.

Conyers Park entered into an Administrative Services Agreement pursuant to which it pays an affiliate of its Sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of Conyers Park’s initial business combination or its liquidation, it will cease paying these monthly fees.

The Sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Conyers Park’s audit committee reviews on a quarterly basis all payments that were made by Conyers Park to its Sponsor, officers, directors or its or any of their respective affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Conyers Park’s behalf.

Conyers Park will pay Centerview Partners LLC a transaction fee, in an amount up to $10 million, which shall be conditioned upon the completion of the Transactions and such engagement shall be terminated in full at such time. Certain of our directors and officers are partners at Centerview Capital Consumer, which is associated with Centerview Partners, and certain partners of Centerview Partners are partners (either directly or indirectly) in the ultimate general partner and the manager of Centerview Capital Consumer’s investment funds, and serve on Centerview Capital Consumer’s investment committee. The payment of the transaction fee has been approved by Conyers Park’s audit committee and the Conyers Park Board in accordance with Conyers Park’s related persons transaction policy.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Conyers Park, CVC ASM Holdco, L.P. (the “CVC Stockholder”), the entities identified therein under the heading “LGP Stockholders” (collectively, the “LGP Stockholder”) and BC Eagle Holdings, L.P. (the “Bain Stockholder”), the Sponsor, Topco, Karman II Coinvest LP, a Delaware limited partnership (“Karman II Coinvest”), certain entities affiliated with Juggernaut Capital Partners, Centerview Capital, L.P., Centerview Employees, L.P., Yonghui Investment Limited (“YH”, and together with the Bain Stockholder, the “Daymon Investors”) and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Topco (i.e., members of management of Advantage) (the “Contributing Investors”) entered into the Registration Rights Agreement, pursuant to which, among other things, certain of the parties thereto agreed not to effect the transfer of any equity securities of Conyers Park held by any of them during the lock-up period described therein (the “Lock-up Period”) and were granted certain registration rights and certain piggyback rights with respect to their respective shares of common stock of Conyers Park, on the terms and subject to the conditions therein.

In particular, the Registration Rights Agreement provides for the following registration rights:

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Demand registration rights. At any time after the expiration of the Lock-up Period, Conyers Park will be required, upon the written request of the CVC Stockholder, the LGP Stockholders or Karman II Coinvest, to (i) subject to certain exceptions, deliver a written notice to each party to the Registration Rights Agreement offering such party the opportunity to include its registrable securities in such demand registration statement and (ii) thereafter, file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. Conyers Park is not obligated to effect any demand registration if a demand registration or piggyback registration was declared effective or an underwritten shelf takedown was consummated within the preceding 90-day period or, if requested by the underwriter pursuant to the Registration Rights Agreement, the preceding 180-day period.

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Centerview Capital, L.P. and Centerview Employees, L.P. demand registration rights. At any time following the earlier to occur of (i) the two-year anniversary of the consummation of the Business Combination and (ii) the consummation of certain other qualifying transactions, and provided that Centerview Capital, L.P. and Centerview Employees, L.P. shall not have had the opportunity to register its securities in a demand registration or piggyback registration in the preceding 180-day period, Centerview Capital, L.P. and Centerview Employees, L.P. will be able to require Conyers Park to use its reasonable best efforts to register Centerview Capital, L.P. and Centerview Employees, L.P.’s registrable securities under the Securities Act, including the right to require Conyers Park to register the sale of such shares on Form S-3. Centerview Capital, and Centerview Employees, L.P., together, are limited to requiring one such registration.

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Daymon demand registration rights. At any time following the 18-month anniversary of the closing of the Merger, subject to certain restrictions, the designated representative of the Daymon Investors, on the behalf of the Daymon Investors, will be able to require Conyers Park to use its reasonable best efforts to register the Daymon Investors’ registrable securities under the Securities Act, including the right to require Conyers Park to register the sale of such shares on Form S-3. The Daymon Investors are limited to requiring two such registrations.

In addition, at any time following the 30-month anniversary of the closing of the Merger, if no demand registrations have yet been made by any party who holds demand registration rights under the Registration Rights Agreement (other than Centerview Capital, L.P. and Centerview Employees, L.P.’s), and subject to certain other restrictions, YH can cause the designated representative of the Daymon Investors to exercise one of the two demand registration rights described in the preceding paragraph.

In addition, at any time following the two-year anniversary of the closing of the Merger, if (i) the Daymon Investors have already made its two demand registrations described above and (ii) the Daymon Investors (and their respective permitted transferees) own 3% or less of the then-outstanding equity securities of Conyers Park, subject to certain restrictions, the designated representative of the Daymon Investors, on the behalf of the Daymon Investors, will be able to require Conyers Park to use its reasonable best efforts to register the Daymon Investors’ registrable shares, which may take the form of an underwritten takedown or will be on Form S-3. The Daymon Investors are limited to requiring one such registration

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Shelf registration rights. Within 180 days of the closing of the Merger, Conyers Park will be required to file a shelf registration statement pursuant to Rule 415 of the Securities Act and cause to be effective the registration of all of their registrable securities and, thereafter, use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement. At any time after the expiration of the Lock-up Period during which Conyers Park has an effective shelf registration statement with respect to a holder’s registrable securities, subject to certain exceptions, such holder of qualifying registrable securities may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, in accordance with the provisions governing demand registration rights.

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Piggyback registration rights. At any time after the expiration of the Lock-up Period, if Conyers Park proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the parties to the Registration Rights Agreement are entitled to include their registrable securities in such registration statement.

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Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by Conyers Park and underwriting discounts, selling commissions and transfer taxes will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which Conyers Park is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to Conyers Park, and holders of registrable securities are obligated to indemnify Conyers Park for material misstatements or omissions attributable to them.

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Registrable securities. Securities of Conyers Park shall cease to be registrable securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred pursuant to Rule 144, such securities shall have been transferred to any person other than a permitted transferee such that any subsequent transfer of such securities shall not require registration under the Securities Act or any applicable state law, or such securities shall have ceased to be outstanding.

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Lock-up. Notwithstanding the foregoing, (i) each holder of qualifying registrable securities other than the Sponsor shall not transfer any securities of Conyers Park for 180 days following the closing date of the Merger and (ii) the Sponsor shall not transfer any securities of Conyers Park for one year after the closing date of the Merger, in each case, subject to certain exceptions.

Sponsor Agreement

Pursuant to the Merger Agreement, Conyers Park, the Sponsor, Advantage, Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena entered into the Sponsor Agreement, attached hereto as Annex I, pursuant to which the Sponsor and each of Ronald E. Blaylock, Peter Klein, Irene Rosenfeld and Joseph Schena has agreed to, among other things, (i) vote in favor of the Merger Agreement and the transactions contemplated thereby (including the Merger), (ii) waive their anti-dilution rights with respect to their shares of Conyers Park Class B common stock in connection with the issuance of shares pursuant to the Pipe Investment and (iii) be bound by certain transfer restrictions with respect to their shares of Conyers Park Class B common stock prior to the closing of the business combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.

Stockholders Agreement

In connection with the execution of the Merger Agreement, Conyers Park, Topco, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Sponsor (collectively, the “Stockholder Parties”) entered into the Stockholders Agreement, pursuant to which, among other things, the Stockholder Parties agree to cast their votes such that the Conyers Park Board, after the closing of the Business Combination, is constituted as set forth in the Stockholders Agreement and the Merger Agreement and will have certain rights to designate directors to the Conyers Park Board, in each case, on the terms and subject to the conditions therein. The Stockholders Agreement is attached hereto as Annex C.

Under the Stockholders Agreement, each Stockholder Party has agreed to cast all votes to which such entities are entitled such that the Conyers Park Board shall be constituted as follows and as described in the section entitled “Management After the Business Combination. For so long as the CVC Stockholder beneficially owns 10% or greater of Conyers Park Class A common stock, it shall be entitled to nominate two directors, who shall initially be Cameron Breitner and Tiffany Han (each, an “Initial CVC Director”), with such right (i) decreasing to one director at such time when the CVC Stockholder beneficially owns equal to or greater than

5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the CVC Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the LGP Stockholders beneficially own 10% or greater of Conyers Park Class A common stock, the LGP Stockholders shall be entitled to nominate two directors, who shall initially be Jon Sokoloff and Tim Flynn (each, an “Initial LGP Director”), with such right (i) decreasing to one director at such time when the LGP Stockholders beneficially own equal to or greater than 5% but less than 10% of Conyers Park Class A common stock; and (ii) terminating at such time when the LGP Stockholders beneficially own less than 5% of Conyers Park Class A common stock. For so long as the Bain Stockholder beneficially owns 5% or greater of Conyers Park Class A common stock, it shall be entitled to nominate one director, who shall initially be Ryan Cotton (the “Initial Bain Director”), with such right terminating at such time when the Bain Stockholder beneficially owns less than 5% of Conyers Park Class A common stock. For so long as the Sponsor or any of its permitted transferees is the record or beneficial owner of any Conyers Park Class A common stock, the Sponsor shall, for a period of five years following the Closing, be entitled to nominate three directors, who shall initially be James M. Kilts, David J. West and Brian K. Ratzan (each, an “Initial Sponsor Director”). In calculating the beneficial ownership percentages referenced above, the total number of issued and outstanding shares of Conyers Park Class A common stock used as the denominator in any such calculation shall at all times be deemed to be equal to the total number of shares of Conyers Park Class A common stock issued and outstanding immediately following the Closing (as adjusted for stock splits, combinations, reclassifications and similar transactions). Additionally, the Conyers Park Board shall also include the Chief Executive Officer of Advantage as of the Closing (the “CEO Director”) and four independent directors who shall be determined pursuant to the terms set forth in the Merger Agreement (each, an “Independent Director”).

Moreover, under the Stockholders Agreement, each Stockholder Party agrees to cast all votes to which such entities are entitled such that the Conyers Park Board shall be divided into three class of directors, with each class serving for staggered three-year terms, and such that (i) the Class I directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and two Independent Directors, (ii) the Class II directors initially include one Initial Sponsor Director, the Initial Bain Director and two Independent Directors and (iii) the Class III directors initially include one Initial CVC Director, one Initial LGP Director, one Initial Sponsor Director and the CEO Director. The initial term of the Class I directors shall expire immediately following Conyers Park’s first annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class II directors shall expire immediately following Conyers Park’s second annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class III directors shall expire immediately following Conyers Park’s third annual meeting of stockholders following the consummation of the Business Combination.

In addition, subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the CVC Stockholder, the LGP Stockholders, and the Sponsor shall, severally, have the right to have one CVC Director, one LGP Director and one Sponsor Director, respectively, appointed to serve on each committee of the Board for so long as the CVC Stockholder, the LGP Stockholders, and Sponsor, as applicable, has the right to designate at least one director for nomination to the Board.

Finally, pursuant to the Stockholders Agreement, Conyers Park and, with certain exceptions, its subsidiaries shall not, for so long as Topco and its permitted transferees collectively hold an amount of Conyers Park equity securities that is equal to 50% or more of the amount of securities Topco held as of immediately subsequent to the Closing, take any of the following actions without the approval of Topco: (i) any increase or decrease the size of the Conyers Park Board, other than in accordance with the Stockholders Agreement; (ii) any amendment, change, waiver, alteration or repeal of any provision of the organizational documents of Conyers Park that (a) amends or modifies any specific rights of Topco or (b) materially and adversely affects Topco in its capacity as a stockholder of Conyers Park; (iii) any acquisition or disposition of any one or more persons, equity interests, businesses or assets, or, subject to certain exceptions, the incurrence of any indebtedness by Conyers Park or any of its subsidiaries involving an aggregate value, purchase price, sale price or indebtedness, as applicable, in an amount in excess of certain EBITDA ratios set forth in the Stockholders Agreement; (iv) the termination or replacement of the Chief Executive Officer of Conyers Park (other than for cause); (v) the declaration and payment of any dividends or distributions, other than any dividends or distributions from any wholly owned subsidiary of Conyers Park either to Conyers Park or any other wholly owned subsidiaries of Conyers Park; or (vi) any redemption or repurchase of any shares of common stock of Conyers Park.

Advantage Related Party Transactions

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company” and “our business” refer to Advantage and its consolidated subsidiaries prior to the consummation of the business combination, and New Advantage and its consolidated subsidiaries following the consummation of the business combination.

Management Services Agreements

On July 25, 2014, and in connection with the 2014 Topco Acquisition, and as later amended on September 29, 2014, Advantage Sales & Marketing Inc., our wholly owned subsidiary, entered into a management services agreement with the Advantage Sponsors (or certain of the management companies associated with it or its advisors), pursuant to which such parties have provided management, consulting and financial planning services to us and our subsidiaries. In exchange for those services, we have paid such Advantage Sponsors and/or associated management companies and/or advisors (other than Centerview Capital Management, LLC) an aggregate annual fee of $4.0 million, payable in equal monthly installments and pro rata with respect to the respective ownership percentage of Topco of such Advantage Sponsors (other than Centerview Capital Management, LLC), and we have agreed to reimburse such Advantage Sponsors and/or associated management companies and/or advisors for all reasonable out-of-pocket expenses incurred in connection with the services rendered under the management services agreement. In 2019, 2018, and 2017, we paid $5.5 million, $5.5 million and $4.0 million, respectively, in fees and reimbursed expenses to those Advantage Sponsors and/or associated management companies and/or advisors under the management services agreement. In addition, we agreed to indemnify such parties to the fullest extent permitted by law from and against all losses arising from their performance under the management services agreement. At the completion of the business combination, this agreement will terminate, other than certain provisions related to indemnification and expense advancement in favor of such Advantage Sponsors and/or associated management companies and/or advisors, which will survive.

On March 7, 2017, and as later amended on December 18, 2017, in connection with the Daymon Acquisition, Daymon entered into a management services agreement with Bain Capital Private Equity, LP, or Bain Capital, pursuant to which Bain Capital has provided management, consulting and financial planning services to Daymon and its affiliates. In exchange for those services, Daymon agreed to pay Bain Capital an aggregate annual fee of $1.5 million, payable in equal quarterly installments in advance of each quarter, and Daymon has agreed to reimburse Bain Capital for all reasonable out-of-pocket expenses incurred in connection with the services rendered under the management services agreement. In 2017, Daymon paid Bain Capital $1.5 million in fees and reimbursed expenses under the management services agreement. In addition, Daymon agreed to indemnify Bain Capital to the fullest extent permitted by law from and against all losses arising from their performance under the management services agreement and related to certain prior financial planning services provided to Daymon and its affiliates. At the completion of the business combination, this agreement will terminate other than provisions relating to indemnification and expense reimbursement.

Effective as of June 1, 2018, the foregoing management agreements were amended to cause (i) Bain Capital to become a sponsor under, and to receive certain fees pursuant to, the 2014 management services agreement with the Advantage Sponsors and associated management companies, and (ii) the Advantage Sponsors and/or associated management companies and/or advisors to receive certain fees pursuant to the 2017 management services agreement with Bain Capital, and as a result, our annual management fees are $5.5 million.

Common Series D Units of Topco

In September 2014, Topco issued a total of 30,000 of its Common Series D Units to Centerview Capital, L.P. and Centerview Employees, L.P., entities affiliated with or advised by of Centerview Capital, for services provided to us. These units vested over a five-year term, ending in September 2019. During the years ended December 31, 2019 and 2018, we recorded a fair value expense related to equity-based compensation of $1.3 million and fair value gain of $8.2 million, related to these units, respectively. During the year ended December 31, 2017, we recorded equity-based compensation expense of $5.6 million, related to these units.

Common Stock Issuance to Topco

On December 18, 2017, in connection with the completion of the Daymon Acquisition, including the issuance of new units of Topco to an equity fund advised by Bain Capital and to Yonghui Investment Limited, we issued 25 additional shares of our common stock to Topco. The newly issued units of Topco were valued at approximately $671.1 million.

Limited Partnership Agreement

In connection with the 2014 Topco Acquisition, certain entities that are or are controlled by equity funds affiliated with or advised by the Advantage Sponsors, as well as certain members of management, all of whom owned equity interests in Topco, entered into a limited partnership agreement with respect to their investment. On December 18, 2017, in connection with the Daymon Acquisition, the parties to the limited partnership agreement, along with an equity fund advised by Bain Capital, and Yonghui Investment Limited, which we refer to together as the Daymon Investors, amended and restated the limited partnership agreement of Topco. This limited partnership agreement, as amended and restated in connection with the business combination, contains agreements among the parties with respect to, among other things, restrictions on the issuance or transfer of interests in Topco, appointments of Topco directors, and the management and operations of Topco.

Units of Topco

Topco has four classes of equity securities: Common Series A Units, Common Series B Units, Common Series C Units (including Common Series C-2 Units) and Common Series D Units.

Under Topco’s limited partnership agreement, except as required by law, only Common Series A Units are entitled to vote on matters requiring approval of the partnership, provided however, that until certain liquidity events occur, all actions requiring the vote or approval of the partnership must be approved by a majority of the units held by an entity controlled by equity funds affiliated with or advised by CVC Capital Partners and a majority of the units held by the equity funds affiliated with or advised by Leonard Green & Partners.

Common Series A Units

Common Series A Units were originally issued to certain entities that are or are controlled by equity funds affiliated with or advised by CVC Capital Partners, Leonard Green & Partners, Centerview Capital Management, LLC, and Juggernaut Capital Partners, and additional Common Series A Units were issued to an equity fund advised by Bain Capital and to Yonghui Investment Limited in connection with the Daymon Acquisition.

Common Series B Units

Common Series B Units originally were issued to our management at the time of the 2014 Topco Acquisition as rollover equity interests, and additional Common Series B Units were issued to Daymon’s management in connection with the Daymon Acquisition.

Common Series C Units

Common Series C Units have generally been issued to members of our management and certain directors of Topco since the 2014 Topco Acquisition, which consist of Time Vesting Units and 20% IRR Vesting Units, which are all subject to certain additional vesting requirements, as described in “Advantage’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation”. In addition, certain Common Series C Units were issued in connection with the Daymon Acquisition to Daymon employees, certain of which are deemed to be vested upon issuance, and certain of which vest in four equal installments on each of the first four anniversaries following the completion of the Daymon Acquisition, subject to such employee’s continued employment with us. The Common Series C-2 Units have been issued to members of our management, which are subject to forfeiture upon certain events, including (i) certain terminations of such employee’s employment with us or (ii) if the entities that are or are controlled by equity funds affiliated with or advised by CVC Capital Partners and Leonard Green & Partners do not receive certain threshold returns on their capital contributions.

Common Series D Units

Common Series D Units are held exclusively by Centerview Capital, L.P. and Centerview Employees, L.P., which were granted in exchange for services provided to us.

Distributions on Units of Topco

Any distributions made by Topco will be made (i) first, 100% to all holders of Common Series A Units and Common Series B Units, ratably among such holders in proportion to their then-aggregate unreturned capital contributions, until such unreturned capital amounts are paid in full; (ii) second, 100% to all holders in proportion to their then-outstanding units held (other than Common Series C-2 Units), provided that in the event any amounts otherwise distributable to holders of Common Series C Units are not distributable to such holders due to the application of certain threshold limitations set forth in Topco’s limited partnership agreement, such amount shall be distributed ratably to holders of then-outstanding Common Series C-2 units, up to total distributions of $35.0 million, subject to certain reductions (the “Targeted Common Series C-2 Amount”); and (iii) third, following the time upon which holders of Common Series C-2 Units have received distributions equal to the Targeted Common Series C-2 Amount, 100% to all holders in proportion to their then-outstanding units held (other than Common Series C-2 Units), subject, in each case, to certain restrictions. Notwithstanding the foregoing, to the extent certain holders of Common Series C Units that were previously Daymon affiliates receive a distribution for such Common Series C Units, 50% of such distribution shall reduce, on a dollar-for-dollar basis, the distributions that would otherwise be payable to other Daymon-affiliated holders of other classes of units.

Exchange of Units of Topco for Shares of Our Common Stock

Subject to certain limitations, in the event that Topco elects to register the sale of any of the shares of our common stock that Topco holds in a manner that would have entitled a unitholder of Topco to participate in such registration, such holder may elect to exchange its units for shares of our common stock held by Topco or to participate in such registration with respect to such shares, in each case, with regard to the number of shares of our common stock then held by Topco that such holder would then be entitled to receive pursuant to the terms of Topco’s limited partnership agreement.

Prior to the 42-month anniversary of the consummation of the business combination, if Topco elects to make any direct or indirect, in-kind distribution of shares of our common stock then held by Topco to any of the holders of Common Series A Units, the holders of certain vested units of Topco may elect to exchange for such holders’ units, subject to certain restrictions, the number shares of our common stock then held by Topco that such holder would then be entitled to receive pursuant to the terms of Topco’s limited partnership agreement.

Upon the 42-month anniversary of the consummation of the business combination, each holder of Common Series B Units, Common Series C Units and Common Series C-2 Units will receive, in exchange for such units then outstanding, shares of our common stock then held by Topco equal to the number shares of our common stock then held by Topco that such holder would then be entitled to receive pursuant to the terms of Topco’s limited partnership agreement. Any such common stock held by Topco and distributed in exchange for units of Topco shall be subject to any vesting, forfeiture and transfer restrictions then existing with respect to Common Series B Units, Common Series C Units and Common Series C-2 Units that remain unvested at the consummation of such exchange. With respect to any permitted exchange of units of Topco for shares of our common stock described above, a holder of such units may receive up to a number of shares of our common stock based on an exchange ratio derived from the value to which such holder would otherwise be entitled had Topco sold all of its assets for fair market value and had the proceeds of such sale been distributed in accordance with the priority for distributions as described above under “ — Distributions on Units of Topco.” No additional shares of our common stock will be issued by us in connection with any distribution of common stock owned by Topco to any unitholders of Topco in respect of or in exchange for Topco units.

Following the business combination, the units of Topco will not be publicly traded, but, pursuant to Topco’s limited partnership agreement (and subject to the contractual lockup agreement to which our shares held by Topco will be subject following the business combination), Topco will be required to use its commercially reasonable efforts to distribute shares of our common stock in redemption of the units held by affiliates of Centerview Capital, repurchase such units for cash, or otherwise provide an opportunity for such affiliates of Centerview Capital to transfer their units as if the units were publicly traded.

First and Second Lien Term Loans

Certain funds managed by CVC Credit Partners, which is part of the same network of companies providing investment management advisory services operating under the CVC brand as CVC Capital Partners, act as lenders under our First Lien Term Loans and Second Lien Term Loans. As of June 30, 2020, the funds managed by CVC Credit Partners held approximately $58.2 million and $67.3 million of the aggregate principal outstanding under our First Lien Term Loans and Second Lien Term Loans, respectively, and, since January 1, 2019, held up to approximately $101.6 million and $67.3 million of the aggregate principal outstanding under our First Lien Term Loans and Second Lien Term Loans, respectively. During the year ended December 31, 2019, the funds managed by CVC Credit Partners received approximately $1.0 million in repayments of principal with respect to our First Lien Term Loans, no repayments of principal with respect to our Second Lien Term Loans, and approximately $6.3 million and $2.2 million in interest payments with respect to our First Lien Term Loans and Second Lien Term Loans, respectively. CVC Capital Partners does not have any decision-making authority over the relevant funds of CVC Credit Partners in their capacity as lenders under our First Lien Term Loans or Second Lien Term Loans.

Intercompany Promissory Notes

From time to time, Advantage Sales & Marketing Inc. has entered into intercompany loan agreements with Topco, pursuant to which Topco has borrowed various amounts totaling $6.0 million from Advantage Sales & Marketing Inc. to facilitate the payment to certain former associates for their equity interests in Topco. On September 1, 2020, Advantage Sales & Marketing Inc. entered into a new intercompany loan agreement with Topco consolidating all outstanding amounts under the prior agreements. Pursuant to the new agreement Topco borrowed $6.0 million at an interest rate of 0.39% per annum. This loan matures on December 31, 2023 and is pre-payable at any time without penalty.

Other Relationships

One of our retailer clients, BJ’s Wholesale Club Holdings, Inc., was previously controlled by equity funds affiliated with or advised by CVC Capital Partners and Leonard Green & Partners. We principally provide in-club product demonstration and sampling services to this client as well as ancillary support services, including for example, seasonal gift wrapping, on-floor sales assistance and display maintenance. In fiscal years 2019, 2018 and 2017, we received revenues of $41.8 million, $43.0 million, and $46.3 million, respectively, from BJ’s Wholesale Club Holdings, Inc. We believe the terms obtained and consideration that we received during such time as BJ’s Wholesale Club Holdings, Inc. (A) was controlled by equity funds affiliated with or advised by CVC Capital Partners and Leonard Green & Partners were, or (B) had one or more directors who also served on the board of Topco, were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with parties unrelated to us.

Indemnification Under Certificate of Incorporation and Bylaws; Indemnification Agreements

Our proposed bylaws, as will be in effect following the consummation of the business combination pending stockholder approval at the special meeting, provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in our proposed bylaws. In addition, the second amended and restated certificate of incorporation, as will be in following the consummation of the business combination pending stockholder approval at the special meeting, will provide that our directors will not be liable for monetary damages for breach of fiduciary duty.

We also intend to enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Policy Regarding Related Party Transactions After the business combination

In connection with the consummation of the business combination, our board of directors intends to adopt a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on NASDAQ. Under such policy:

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any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and

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any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

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management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

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management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

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management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy will provide that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and NASDAQ.

SECURITIES ACT RESTRICTIONS ON RESALE OF CONYERS PARK’S SECURITIES

In general, Rule 144 of the Securities Act (“Rule 144”) permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Transactions, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to be one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are deemed to be our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the date of this proxy statement, Conyers Park had 56,250,000 shares of common stock outstanding. Of these shares, 45,000,000 shares sold in the Conyers Park IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of Conyers Park Class A common stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Transactions are approved, the shares of Conyers Park Class A common stock we issue to the PIPE Investors pursuant to the Subscription Agreements will be restricted securities for purposes of Rule 144. Pursuant to the terms of the Subscription Agreements, we will be obligated to file no later than 15 business days after the closing of the Transactions a registration statement covering the resale of the PIPE Shares (other than such shares as are covered by the Registration Rights Agreement entered between us, the Sponsor, the Advantage Sponsors and the other parties named therein). We will be obligated to cause such registration statement become effective and maintain the effectiveness of such registration statement for a period of up to three years after the Closing.

As of the date of this proxy statement, there are 19,833,333 warrants of Conyers Park outstanding, consisting of 12,500,000 public warrants originally sold as part of the units issued in the Conyers Park IPO and

7,333,333 private placement warrants that were sold by Conyers Park to the Sponsor in a private sale prior to the Conyers Park IPO. Each warrant is exercisable for one share of Conyers Park Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to file no later than 15 business days after the closing of the Transactions a registration statement under the Securities Act covering the 11,250,000 shares of Conyers Park Class A common stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Transactions.

APPRAISAL RIGHTS

Neither Conyers Park stockholders nor Conyers Park unit or warrant holders have appraisal rights under the DGCL in connection with the Transactions.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Conyers Park Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by Conyers Park at its executive offices a reasonable time before Conyers Park begins to print and mail its 2021 annual meeting proxy materials in order to be considered for inclusion in Conyers Park’s proxy materials for the 2021 annual meeting.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered no earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Conyers Park. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of the Conyers Park Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Conyers Park Board, any committee chairperson or the non-management directors as a group by writing to the Conyers Park Board or committee chairperson in care of Conyers Park II Acquisition Corp., 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Conyers Park and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Conyers Park’s annual report to stockholders and Conyers Park’s proxy statement. Upon written or oral request, Conyers Park will deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Conyers Park deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that Conyers Park deliver single copies of such documents in the future. Stockholders may notify Conyers Park of their requests by calling or writing Conyers Park at its principal executive offices at 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108.

WHERE YOU CAN FIND MORE INFORMATION

Conyers Park files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Conyers Park at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Conyers Park has been supplied by Conyers Park, and all such information relating to Advantage has been supplied by Advantage. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:

Conyers Park II Acquisition Corp.

999 Vanderbilt Beach Road, Suite 601,

Naples, Florida 34108

Tel.: (212) 429-2211

or

Morrow Sodali LLC

470 West Avenue

Stamford CT 06902

Call Toll Free (800) 662-5200

Banks and brokers call (203) 658-9400

Email: CPAA.info@morrowsodali.com

If you are a stockholder of Conyers Park and would like to request documents, please do so by October 21, 2020, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of Conyers Park for the special meeting. We have not authorized anyone to give any information or make any representation about the Transactions, Advantage or Conyers Park that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page
Conyers Park II Acquisition Corp. Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2019	F-3
Statement of Operations for the period from May 2, 2019 (inception) through December 31, 2019	F-4
Statement of Changes in Stockholders’ Equity for the period from May 2, 2019 (inception) through December 31, 2019	F-5
Statement of Cash Flows for the period from May 2, 2019 (inception) through December 31, 2019	F-6
Notes to Financial Statements	F-7

Conyers Park II Acquisition Corp. Unaudited Condensed Financial Statements
Condensed Balance Sheets as of June 30, 2020 (unaudited) and December 31, 2019 (audited)	F-20
Condensed Statements of Operations for the three and six months ended June 30, 2020 (unaudited) and for the period from May 2, 2019 (inception) through June 30, 2019 (unaudited)	F-21
Condensed Statements of Changes in Stockholders’ Equity for the three and six months ended June 30, 2020 (unaudited) and for the period from May 2, 2019 (inception) through June 30, 2019 (unaudited)	F-22
Condensed Statements of Cash Flows for the six months ended June 30, 2020 (unaudited) and for the period from May 2, 2019 (inception) through June 30, 2019 (unaudited)	F-23
Notes to Unaudited Condensed Financial Statements	F-24

Advantage Solutions Inc. Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-36
Consolidated Balance Sheets	F-37
Consolidated Statements of Comprehensive (Loss) Income	F-38
Consolidated Statements of Stockholder’s Equity	F-39
Consolidated Statements of Cash Flows	F-40
Notes to Consolidated Financial Statements	F-41
Schedule I—Condensed Parent Only Financial Information of Advantage Solutions Inc. as of December 31, 2019 and 2018, and for the years ended December 31, 2019, 2018 and 2017	F-88

Advantage Solutions Inc. Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets	F-91
Condensed Consolidated Statements of Comprehensive Loss	F-92
Condensed Consolidated Statements of Stockholder’s Equity	F-93
Condensed Consolidated Statements of Cash Flows	F-94
Notes to Condensed Consolidated Financial Statements	F-95

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Conyers Park II Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Conyers Park II Acquisition Corp. (the “Company”), as of December 31, 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 2, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from May 2, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York

March 30, 2020

CONYERS PARK II ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2019

Assets
Current assets:
Cash and cash equivalents	$951,060
Prepaid expenses	316,667
Prepaid income taxes	25,327

Total current assets	1,293,054
Marketable securities held in Trust Account	452,816,525

Total assets	$454,109,579

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$100,000
Accounts payable - related party	127,912

Total current liabilities	227,912
Deferred underwriting commissions	15,750,000

Total liabilities	15,977,912

Commitments and contingencies
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 43,313,166 shares subject to possible redemption at redemption value	433,131,660
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 1,686,834 shares issued and outstanding (excluding 43,313,166 shares subject to possible redemption)	169
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 11,250,000 shares issued and outstanding	1,125
Additional paid-in capital	2,529,572
Retained earnings	2,469,141

Total stockholders’ equity	5,000,007

Total liabilities and stockholders’ equity	$454,109,579

The accompanying notes are an integral part of these financial statements.

CONYERS PARK II ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the Period From May 2, 2019 (inception) through December 31, 2019
General and administrative expenses	$279,580
State franchise taxes	100,000

Loss from operations	(379,580)
Other income:
Interest income earned on cash equivalents and marketable securities held in Trust Account	3,579,393

Income before income tax expense	3,199,813
Income tax expense	730,672

Net income	$2,469,141

Weighted average shares outstanding of Class A common stock	45,000,000

Basic and diluted net income per share, Class A	$0.05

Weighted average shares outstanding of Class B common stock	11,250,000

Basic and diluted net income per share, Class B	$0.00

The accompanying notes are an integral part of these financial statements.

CONYERS PARK II ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 2, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of May 2, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	11,500,000	1,150	23,850	—	25,000
Sale of 45,000,000 Units in Initial Public Offering	45,000,000	4,500	—	—	449,995,500	—	450,000,000
Sale of 7,333,333 Private Placement Warrants to Sponsor	—	—	—	—	11,000,000	—	11,000,000
Underwriting discounts and offering costs	—	—	—	—	(25,362,474)	—	(25,362,474)
Forfeiture of Class B common stock	—	—	(250,000)	(25)	25	—	—
Common stock subject to possible redemption	(43,313,166)	(4,331)	—	—	(433,127,329)	—	(433,131,660)
Net income	—	—	—	—	—	2,469,141	2,469,141

Balance as of December 31, 2019	1,686,834	$169	11,250,000	$1,125	$2,529,572	$2,469,141	$5,000,007

The accompanying notes are an integral part of these financial statements.

CONYERS PARK II ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 2, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Cash flows from operating activities:
Net income	$2,469,141
Adjustments to reconcile net income to net cash used by operating activities:

Interest income earned on marketable securities held in Trust Account	(3,572,525)

Change in operating assets and liabilities:
Prepaid expenses	(316,667)
Prepaid income taxes	(25,327)
Accounts payable and accrued expenses	100,000
Accounts payable - related party	127,912

Net cash used by operating activities	(1,217,466)

Cash flows from investing activities:
Cash deposited in Trust Account	(450,000,000)
Investment income released from Trust Account	756,000

Net cash used by investing activities	(449,244,000)

Cash flows from financing activities:
Proceeds from sale of Class A Units to public	450,000,000
Proceeds from sale of Private Placement Warrants to Sponsor	11,000,000
Payment of underwriters’ discount	(9,000,000)
Payment of offering costs	(587,474)
Proceeds from Promissory Note - related party	141,636
Repayment of Promissory Note - related party	(141,636)

Net cash provided by financing activities	451,412,526

Net change in cash	951,060
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$951,060

Supplemental disclosure of noncash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000

Deferred underwriting commission in connection with initial public offering	$15,750,000

Value of Class A common stock subject to possible redemption	$433,131,660

The accompanying notes are an integral part of these financial statements.

Conyers Park II Acquisition Corp.

Notes to Financial Statements

Note 1 — Description of Organization and Business Operations

Conyers Park II Acquisition Corp. (the “Company”) was incorporated as a Delaware corporation on May 2, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating its Business Combination, the Company intends to focus on the consumer sector and consumer-related businesses. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2019, the Company had not commenced any operations. All activity for the period from May 2, 2019 (inception) through December 31, 2019 relates to the Company’s formation and the preparation for its initial public offering (the “Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Conyers Park II Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 17, 2019. On July 22, 2019, the Company consummated its Initial Public Offering of 45,000,000 units (the “Units”), including 5,000,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, which is discussed in Note 3, generating gross proceeds of $450 million, and incurring offering costs of approximately $25.36 million, inclusive of approximately $15.75 million in deferred underwriting commissions following the partial exercise of the underwriters’ over-allotment option (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 7,333,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $11.0 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $450 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders (the “Public Stockholders”) of shares of its Class A common stock, par value $0.0001 (the “Class A Common Stock”), sold in the Initial Public Offering (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were classified as temporary equity upon the completion of the Initial Public Offering. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated certificate of incorporation which the Company adopted upon the consummation of the Initial Public Offering (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem its Public Shares irrespective of whether such Public Stockholder votes for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares acquired by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 22, 2021, (the “Combination Period”) or (b) which adversely affects the rights of holders of the Class A common stock, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly and as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company for working capital purposes (up to $1,000,000) or to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly and as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination during the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, including vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the sale of the Placement Units and the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of December 31, 2019, the Company had $951,060 in its operating bank account, $452,816,525 in cash and marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital of approximately $1,040,000 (excluding prepaid income taxes).

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less up to $1,000,000 for working capital, taxes payable and deferred underwriting commissions) to complete its initial Business Combination. To the extent necessary, the Sponsors, members of the Company’s management team or any of their respective affiliates or other third parties may but are not obligated to, loan the Company funds as may be required, up to $1,500,000. Such loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Placement Warrants (see Note 4).

Until the consummation of a Business Combination, the Company will be using funds held outside of the Trust Account for identifying and evaluating target businesses, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives, reviewing corporate documents and material agreements of prospective target businesses, structuring, negotiating and completing a Business Combination.

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $951,060 in cash and cash equivalents as of December 31, 2019.

Marketable Securities Held in Trust Account

The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities (net), dividends and interest, held in the Trust Account in the accompanying statement of operations. The estimated fair values of marketable securities held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2019, the carrying values of cash, accounts payable, accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.

Deferred Offering Costs Associated with the Initial Public Offering

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering and were charged to stockholders’ equity upon the completion of the Initial Public Offering on July 22, 2019.

Class A Common Stock Subject to Possible Redemption

Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of Class A common stock shall be affected by charges against additional paid-in capital. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of approximately $3.6 million, less franchise taxes of $100,000, income taxes of $730,672 and working capital expense of $279,580 (up to $1,000,000) or $2,469,141 of Class A common stock shall be affected by charges against additional paid-in capital. Accordingly, at December 31, 2019, 43,313,166 shares of Class A common stock are subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 18,583,333 shares of the Company’s Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock are calculated by dividing the interest income earned on investments and marketable securities held in the Trust Account of approximately $3.6 million, net of applicable taxes of $830,672 and $279,580 of working capital expenses (up to $1,000,000) available to be withdrawn from the Trust Account, resulting in a total of $2,469,141 for the year ended December 31, 2019 by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net income of $2,469,141, less income attributable to Class A common stock by the weighted average number of shares of Class B common stock of $2,469,141 outstanding for the period.

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock are calculated by dividing the interest income earned on investments and marketable securities held in the Trust Account of approximately $3.6 million, net of applicable taxes of $830,672 and $279,580 of working capital expenses (up to $1,000,000) available to be withdrawn from the Trust Account, resulting in a total of $2,469,141 for the year ended December 31, 2019 by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net income of $2,469,141, less income attributable to Class A common stock by the weighted average number of shares of Class B common stock of $2,469,141 outstanding for the period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of December 31, 2019.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Initial Public Offering

On July 22, 2019, the Company sold 45,000,000 Units, including 5,000,000 Over-Allotment Units, at a price of $10.00 per Unit, generating gross proceeds of $450 million, and incurring offering costs of approximately $25.36 million, inclusive of approximately $15.75 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

In May 2019, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 11,500,000 shares of Class B common stock, par value $0.0001, (the “Founder Shares”). In June 2019, the Sponsor transferred 25,000 Founder Shares to each of the Company’s independent directors. The initial stockholders have agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in part on July 22, 2019. On September 3, 2019, the remainder of the underwriters’ over-allotment option expired and the Sponsor forfeited 250,000 Founder Shares. As of December 31, 2019, there were 11,250,000 shares of Class B common stock outstanding.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, on July 22, 2019 the Company sold 7,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds of approximately $11.0 million. Each whole Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. Certain of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering and are held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not consummated within the Combination Period, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under any Working Capital Loan.

Promissory Note

Prior to the closing of the Initial Public Offering, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the

“Note”). The Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. On July 22, 2019, the total balance of $141,636 of the Note was repaid to the Sponsor.

Administrative Support Agreement

Commencing on the date the securities of the Company are first listed on the NASDAQ, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of an initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred approximately $60,000 in expenses in connection with such services during the period from May 2, 2019 (inception) through December 31, 2019, which are included in general and administrative expenses in the accompanying statement of operations.

Accounts Payable—Related Party

As of December 31, 2019, the Company had a balance of $127,912 payable to related parties for expenses paid on behalf of the Company in the amount of $67,912 and $60,000 payable under the administrative support agreement. These borrowings are non-interest bearing, unsecured and due on demand.

Note 5 — Commitments and Contingencies

Registration and Stockholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 6,000,000 Over-Allotment Units to cover over-allotments, if any, at the Initial Public Offering price less underwriting discounts and commissions. On July 22, 2019, the underwriters partially exercised their over-allotment option for 5,000,000 Over-Allotment Units.

Based on the partial exercise of the underwriters’ over-allotment option, the underwriters were entitled to underwriting discounts of $0.20 per unit, or $9.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $15.75 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6 — Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2019, there were 45,000,000 shares of Class A common stock issued and outstanding, including 43,313,166 shares of Class A common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2019, there were 11,250,000 shares of Class B common stock outstanding.

Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule; provided that only holders of shares of Class B common stock have the right to vote on the election of the Company’s directors prior to the initial Business Combination.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares of Class A common stock issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans.

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share, and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than twenty business days, after the closing of a Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. If the shares issuable upon exercise of the warrants issued in our initial public offering are not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the “fair market value” of the Class A common stock (the “fair market value” of the Class A common stock shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants);

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the Class A common stock issuable upon exercise of the warrants (or such other security as the warrants may be exercisable for at the time of redemption) and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given, or an exemption from registration is available.

In addition, the Company may redeem the Public Warrants for cash (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7 — Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Marketable securities held in Trust Account	$452,816,525	$—	$—

Total	$452,816,525	$—	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the year ended December 31, 2019.

Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Note 8 — Income Tax

The Company’s provision for income tax consists of the following:

For the Period From May 2, 2019 (inception) through December 31, 2019
Current:
Federal	$730,672
State	—
Deferred:
Federal	58,712
State	—
Change in valuation allowance	(58,712)

Income tax expense	$730,672

The Company’s net deferred tax assets are as follows:

December 31, 2019
Deferred tax asset:
Startup / organizational costs	58,712

Total deferred tax assets	58,712
Valuation allowance	(58,712)

Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. The Company considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the period from May 2, 2019 (inception) through December 31, 2019 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in valuation allowance	1.8%

Effective income tax rate	22.8%

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CONYERS PARK II ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$827,094	$951,060
Prepaid expenses	216,666	316,667
Prepaid income taxes	—	25,327

Total current assets	1,043,760	1,293,054
Marketable securities held in Trust Account	454,300,367	452,816,525

Total assets	$455,344,127	$454,109,579

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$23,269	$100,000
Accounts payable - related party	215,595	127,912
Income taxes payable	304,574	—

Total current liabilities	543,438	227,912
Deferred underwriting commissions	15,750,000	15,750,000

Total liabilities	16,293,438	15,977,912

Commitments and contingencies
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 43,405,068 and 43,313,166 shares subject to possible redemption at June 30, 2020 and December 31, 2019, respectively	434,050,680	433,131,660
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 1,594,932 and 1,686,834 shares issued and outstanding (excluding 43,405,068 and 43,313,166 shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively	159	169
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 11,250,000 shares issued and outstanding	1,125	1,125
Additional paid-in capital	1,610,562	2,529,572
Retained earnings	3,388,163	2,469,141

Total stockholders’ equity	5,000,009	5,000,007

Total liabilities and stockholders’ equity	$455,344,127	$454,109,579

The accompanying notes are an integral part of these unaudited condensed financial statements.

CONYERS PARK II ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For The Three Months Ended June 30, 2020	For The Six Months Ended June 30, 2020	For the Period From May 2, 2019 (inception) Through June 30, 2019
General and administrative expenses	$110,177	$322,037	$2,000
State franchise taxes	50,000	100,000	—

Loss from operations	(160,177)	(422,037)	(2,000)
Interest income earned on cash equivalents and marketable securities held in Trust Account	211,780	1,670,961	—

Income before income tax expense	51,603	1,248,924	(2,000)
Income tax expense	33,974	329,902	—

Net income / (loss)	$17,629	$919,022	$(2,000)

Weighted average shares outstanding of Class A common stock	45,000,000	45,000,000	—

Basic and diluted net income per share, Class A	$0.00	$0.02	$0.00

Weighted average shares outstanding of Class B common stock (1)	11,250,000	11,250,000	11,250,000

Basic and diluted net income per share, Class B	$0.00	$0.00	$(0.00)

(1)

For the 2019 period, this number excludes an aggregate of up to 1,500,000 shares of Class B common stock that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. The underwriters exercised their over-allotment option on July 22, 2019 in part.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CONYERS PARK II ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the Three and Six Months Ended June 30, 2020
	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of December 31, 2019	1,686,834	$169	11,250,000	$1,125	$2,529,572	$2,469,141	$5,000,007
Common stock subject to possible redemption	(90,139)	(9)	—	—	(901,381)	—	(901,390)
Net income	—	—	—	—	—	901,393	901,393

Balance as of March 31, 2020	1,596,695	$160	11,250,000	$1,125	$1,628,191	$3,370,534	$5,000,010

Common stock subject to possible redemption	(1,763)	(1)	—	—	(17,629)	—	(17,630)
Net income	—	—	—	—	—	17,629	17,629
Balance as of June 30, 2020	1,594,932	$159	11,250,000	$1,125	$1,610,562	$3,388,163	$5,000,009

	For the Period From May 2, 2019 (inception) Through June 30, 2019
	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of May 2, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)	—	—	11,500,000	$1,150	23,850	—	25,000
Net income	—	—	—	—	—	(2,000)	(2,000)

Balance as of June 30, 2019	—	$—	11,500,000	$1,150	$23,850	$(2,000)	$23,000

(1)

This number includes an aggregate of up to 1,500,000 shares of Class B common stock that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. The underwriters exercised their over-allotment option on July 22, 2019 in part.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CONYERS PARK II ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For The Six Months Ended June 30, 2020	For the Period From May 2, 2019 (inception) Through June 30, 2019
Cash flows from operating activities:
Net income / (loss)	$919,022	$(2,000)
Adjustments to reconcile net income / (loss) to net cash used in operating activities:
Interest income earned on marketable securities held in Trust Account	(1,668,594)	—
Change in operating assets and liabilities:
Prepaid expenses	100,001	—
Prepaid income taxes	25,327	—
Accounts payable and accrued expenses	(76,731)	2,000
Accounts payable - related party	87,683	—
Income taxes payable	304,574	—

Net cash used in operating activities	(308,718)	—
Cash flows from investing activities:
Investment income released from Trust Account	$184,752	—

Net cash provided by investing activities	184,752	—
Cash flows from financing activities:
Proceeds from promissory note – related party	—	130,340
Payment of offering costs	—	(130,340)

Net cash used by financing activities	—	—
Net change in cash and cash equivalents	(123,966)	—
Cash and cash equivalents at beginning of period	951,060	—

Cash and cash equivalents at end of period	$827,094	—

Supplemental disclosure of noncash investing and financing activities:
Change in value of Class A common stock subject to possible redemption	$919,020	—

Deferred offering costs included in accounts payable and accrued expenses	—	$206,297

Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	—	$25,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

CONYERS PARK II ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Basis of Presentation

Conyers Park II Acquisition Corp. (the “Company”) was incorporated as a Delaware corporation on May 2, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating its Business Combination, the Company intends to focus on the consumer sector and consumer-related businesses. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2020, the Company had not commenced any operations. All activity for the period from May 2, 2019 (inception) through June 30, 2020 relates to the Company’s formation and the preparation for its initial public offering (the “Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Conyers Park II Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 17, 2019. On July 22, 2019, the Company consummated its Initial Public Offering of 45,000,000 units (the “Units”), including 5,000,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, which is discussed in Note 3, generating gross proceeds of $450 million, and incurring offering costs of approximately $25.36 million, inclusive of approximately $15.75 million in deferred underwriting commissions following the partial exercise of the underwriters’ over-allotment option (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 7,333,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $11.0 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $450 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business

Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders (the “Public Stockholders”) of shares of its Class A common stock, par value $0.0001 (the “Class A common Stock”), sold in the Initial Public Offering (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were classified as temporary equity upon the completion of the Initial Public Offering. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated certificate of incorporation which the Company adopted upon the consummation of the Initial Public Offering (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem its Public Shares irrespective of whether such Public Stockholder votes for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares acquired by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 22, 2021, (the “Combination Period”) or (b) which adversely affects the rights of holders of the Class A common stock, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly and as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the

Trust Account and not previously released to the Company for working capital purposes (up to $1,000,000) or to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly and as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination during the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, including vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of the results that may be expected through December 31, 2020.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the annual report on Form 10-K filed by the Company with the SEC on March 30, 2020.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity

As of June 30, 2020, the Company had $827,094 in its operating bank account, working capital of $500,322 and $5,241,118 of interest income available in the Trust Account to pay for the Company’s tax obligations, if any, and which may be withdrawn for working capital purposes.

The Company’s liquidity needs have been satisfied prior to the completion of the Initial Public Offering through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor and the advancement of funds by the Sponsor under the Note (see Note 4) to cover the Company’s expenses in connection with the Initial Public Offering. As of June 30, 2020, no amounts remained outstanding under the Note. Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied from the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of June 30, 2020, there were no amounts outstanding under any Working Capital Loan.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 22, 2021.

Note 2—Summary of Significant Accounting Policies

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $827,094 and $951,060 in cash and cash equivalents as of June 30, 2020 and December 31, 2019, respectively.

Marketable Securities Held in Trust Account

The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities (net), dividends and interest, held in the Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of marketable securities held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The carrying values of cash, accounts payable, accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future conforming events. Accordingly, the actual results could differ from those estimates.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering and were charged to stockholders’ equity upon the completion of the Initial Public Offering on July 22, 2019.

Class A Common Stock Subject to Possible Redemption

Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2020 and December 31, 2019, 43,405,068 and 43,313,166 shares of Class A common stock are subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets, respectively.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 18,583,333 shares of the Company’s Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s unaudited condensed statements of operations include a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock are calculated by dividing the interest income earned on investments and marketable securities held in the Trust Account of $211,780, net of applicable taxes of $83,974 and working capital of $110,177 (up to $1,000,000) available to be withdrawn from the Trust Account, resulting in a total of $17,629 for the three months ended June 30, 2020 by the weighted average number of shares of Class A common stock outstanding for the period. Net income per share, basic and diluted for Class A common stock are calculated by dividing the interest income earned on investments and marketable securities held in the Trust Account of $1,670,961, net of applicable taxes of $429,902 and working capital of $322,037 (up to $1,000,000) available to be withdrawn from the Trust Account, resulting in a total of $919,022 for the six months ended June 30, 2020 by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net income, less income attributable to Class A common stock by the weighted average number of shares of Class B common stock outstanding for the period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2020 and December 31, 2019, the Company had a deferred tax asset of approximately $126,000 and $59,000, respectively, which had a full valuation allowance recorded against it of approximately $126,000 and $59,000, respectively.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2020 and December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and six months ended June 30, 2020, the Company recorded income tax expense of approximately $33,974 and $329,902, respectively, primarily related to interest income earned on the Trust Account. The Company’s effective tax rate for the three and six months ended June 30, 2020 was approximately 66% and 26%, respectively, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible. The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.

Note 3—Initial Public Offering

On July 22, 2019, the Company sold 45,000,000 Units, including 5,000,000 Over-Allotment Units, at a price of $10.00 per Unit, generating gross proceeds of $450 million, and incurring offering costs of approximately $25.36 million, inclusive of approximately $15.75 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

In May 2019, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 11,500,000 shares of Class B common stock, par value $0.0001, (the “Founder Shares”). In June 2019, the Sponsor transferred 25,000 Founder Shares to each of the Company’s independent directors. The initial stockholders have agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in part on July 22, 2019. On September 3, 2019, the remainder of the underwriters’ over-allotment option expired and the Sponsor forfeited 250,000 Founder Shares. As of June 30, 2020, there were 11,250,000 shares of Class B common stock outstanding.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, on July 22, 2019 the Company sold 7,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds of approximately $11.0 million. Each whole Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. Certain of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering and are held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not consummated within the Combination Period, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under any Working Capital Loan.

Promissory Note

Prior to the closing of the Initial Public Offering, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. On July 22, 2019, the total balance of $141,636 of the Note was repaid to the Sponsor.

Administrative Support Agreement

Commencing on the effective date of the Initial Public Offering, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of an initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the three and six months ended June 30, 2020, the Company incurred $30,000 and $60,000, respectively, in expenses in connection with such services, as reflected in the accompanying unaudited condensed statement of operations. As of June 30, 2020 and December 31, 2019, the Company had approximately $120,000 and $60,000, respectively, in accounts payable for related party in connection with such services as reflected in the accompanying unaudited condensed balance sheets.

Note 5—Commitments and Contingencies

Registration and Stockholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 6,000,000 Over-Allotment Units to cover over-allotments, if any, at the Initial Public Offering price less underwriting discounts and commissions. On July 22, 2019, the underwriters partially exercised their over-allotment option for 5,000,000 Over-Allotment Units.

Based on the partial exercise of the underwriters’ over-allotment option, the underwriters were entitled to underwriting discounts of $0.20 per unit, or $9.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $15.75 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6—Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2020 and December 31, 2019, there were 45,000,000 shares of Class A common stock issued and outstanding, including 43,405,068 and 43,313,166 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of June 30, 2020 and December 31, 2019, there were 11,250,000 shares of Class B common stock outstanding.

Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule; provided that only holders of shares of Class B common stock have the right to vote on the election of the Company’s directors prior to the initial Business Combination.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares of Class A common stock issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans.

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share, and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than twenty business days, after the closing of a Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the “fair market value” of the Class A common stock (the “fair market value” of the Class A common stock shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants);

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the Class A common stock issuable upon exercise of the warrants (or such other security as the warrants may be exercisable for at the time of redemption) and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given, or an exemption from registration is available.

In addition, the Company may redeem the Public Warrants for cash (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of June 30, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

June 30, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Marketable securities held in Trust Account	$454,300,367	$—	$—

Total	$454,300,367	$—	$—

December 31, 2019	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Marketable securities held in Trust Account	$452,816,525	$—	$—

Total	$452,816,525	$—	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. There were no transfers between levels for the three and six months ended June 30, 2020.

Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Note 8—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Advantage Solutions Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Advantage Solutions Inc. and its subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive (loss) income, stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2019, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2019 and the manner in which it accounts for revenue from contracts with customers in 2018.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 19 to the consolidated financial statements, the Company’s First Lien Term Loan matures in July 2021 and the Company’s available liquidity will not be sufficient to fund such debt obligations. Management’s evaluation of the events and conditions and management’s plans in regards to these matters are also described in Note 19.

/s/ PricewaterhouseCoopers LLP

Irvine, California

April 22, 2020, except with respect to matters affecting the Company’s liquidity discussed in Note 19 and Schedule 1—Condensed Parent Only Financial Information of Advantage Solutions Inc., as to which the date is September 9, 2020

We have served as the Company’s auditor since 2003.

ADVANTAGE SOLUTIONS INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands except share data)	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$184,224	$141,590
Restricted cash	14,801	2,929
Accounts receivable, net of allowances of $15,107 and $4,996, respectively	684,046	643,805
Prepaid expenses and other current assets	69,420	81,819

Total current assets	952,491	870,143
Property and equipment, net	114,690	108,122
Goodwill	2,116,696	2,106,367
Other intangible assets, net	2,600,596	2,778,356
Investments in unconsolidated affiliates	111,663	106,307
Other assets	116,547	25,636

Total assets	$6,012,683	$5,994,931

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Current portion of long-term debt	$27,655	$26,348
Accounts payable	179,415	157,473
Accrued compensation and benefits	136,645	116,058
Other accrued expenses	128,835	127,024
Deferred revenues	45,581	41,961

Total current liabilities	518,131	468,864
Long-term debt, net of current portion	3,172,087	3,181,465
Deferred income tax liabilities, net	506,362	571,428
Other long-term liabilities	146,297	103,860

Total liabilities	4,342,877	4,325,617

Commitments and contingencies (Note 17)

Equity attributable to stockholder of Advantage Solutions Inc.
Common stock authorized, 1,000 shares of $0.01 par value; issued and outstanding 125 shares as of December 31, 2019 and 2018	—	—
Additional paid in capital	2,337,491	2,336,287
Accumulated deficit	(745,295)	(724,123)
Loans to Karman Topco L.P.	(6,244)	(6,050)
Accumulated other comprehensive loss	(8,153)	(13,650)

Total equity attributable to stockholder of Advantage Solutions Inc.	1,577,799	1,592,464
Nonredeemable noncontrolling interest	92,007	76,850

Total stockholder’s equity	1,669,806	1,669,314

Total liabilities and stockholder’s equity	$6,012,683	$5,994,931

See notes to consolidated financial statements

ADVANTAGE SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Year Ended December 31,
(in thousands, except share and per share data)	2019	2018	2017
Revenues	$3,785,063	$3,707,628	$2,416,927
Cost of revenues (exclusive of depreciation and amortization shown separately below)	3,163,443	3,108,651	1,892,694
Selling, general, and administrative expenses	175,373	152,493	135,441
Impairment of goodwill and indefinite-lived assets	—	1,232,000	—
Loss on Take 5	—	79,165	—
Depreciation and amortization	232,573	225,233	179,990

Total expenses	3,571,389	4,797,542	2,208,125

Operating income (loss)	213,674	(1,089,914)	208,802
Interest expense, net	232,077	229,643	179,566

(Loss) income before income taxes	(18,403)	(1,319,557)	29,236
Provision for (benefit from) income taxes	1,353	(168,334)	(358,806)

Net (loss) income	(19,756)	(1,151,223)	388,042
Less: net income attributable to noncontrolling interest	1,416	6,109	1,637

Net (loss) income attributable to stockholder of Advantage Solutions Inc.	(21,172)	(1,157,332)	386,405
Other comprehensive income (loss), net tax:
Foreign currency translation adjustments	5,497	(8,961)	7,793

Total comprehensive (loss) income attributable to stockholder of Advantage Solutions Inc.	$(15,675)	$(1,166,293)	$394,198

Net (loss) income per common share:
Basic	$(169,386)	$(9,258,643)	$3,829,953

Diluted	$(169,386)	$(9,258,643)	$3,829,953

Weighted-average number of common shares:
Basic	125	125	101

Diluted	125	125	101

See notes to consolidated financial statements

ADVANTAGE SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Loans to Parent	Accumulated Other Comprehensive Income (Loss)	Advantage Solutions Inc. Stockholder’s Equity	Nonredeemable noncontrolling Interests	Total Stockholder’s Equity
	Shares	Amount
(in thousands, except share data)
Balance at December 31, 2016	100	—	1,668,003	46,804	(218)	(12,482)	1,702,107	33,738	1,735,845
Comprehensive income
Net income	—	—	—	386,405	—	—	386,405	1,637	388,042
Foreign currency translation adjustments	—	—	—	—	—	7,793	7,793	6,622	14,415

Total comprehensive income (loss)							394,198	8,259	402,457

Issuance of equity in relation to the acquisition of Daymon	25	—	671,101	—	—	—	671,101	—	671,101
Increase in noncontrolling interest	—	—	—	—	—	—	—	31,737	31,737
Redemption option of noncontrolling interest	—	—	662	—	—	—	662	—	662
Loans to Karman Topco L.P.	—	—	—	—	(30)	—	(30)	—	(30)
Equity-based compensation	—	—	5,594	—	—	—	5,594	—	5,594

Balance at December 31, 2017	125	—	2,345,360	433,209	(248)	(4,689)	2,773,632	73,734	2,847,366

Comprehensive loss
Net (loss) income	—	—	—	(1,157,332)	—	—	(1,157,332)	6,109	(1,151,223)
Foreign currency translation adjustments	—	—	—	—	—	(8,961)	(8,961)	(3,384)	(12,345)

Total comprehensive (loss) income							(1,166,293)	2,725	(1,163,568)

Increase in noncontrolling interest	—	—	—	—	—	—	—	588	588
Redemption of noncontrolling interest	—	—	(1,196)	—	—	—	(1,196)	(197)	(1,393)
Loans to Karman Topco L.P.	—	—	—	—	(5,802)	—	(5,802)	—	(5,802)
Equity-based compensation	—	—	(7,877)	—	—	—	(7,877)	—	(7,877)

Balance at December 31, 2018	125	—	2,336,287	(724,123)	(6,050)	(13,650)	1,592,464	76,850	1,669,314

Comprehensive loss
Net (loss) income	—	—	—	(21,172)	—	—	(21,172)	1,416	(19,756)
Foreign currency translation adjustments	—	—	—	—	—	5,497	5,497	1,515	7,012

Total comprehensive (loss) income							(15,675)	2,931	(12,744)

Increase in noncontrolling interest	—	—	—	—	—	—	—	12,749	12,749
Redemption of noncontrolling interest	—	—	(109)	—	—	—	(109)	(523)	(632)
Loans to Karman Topco L.P.	—	—	—	—	(194)	—	(194)	—	(194)
Equity-based compensation	—	—	1,313	—	—	—	1,313	—	1,313

Balance at December 31, 2019	125	$—	$2,337,491	$(745,295)	$(6,244)	$(8,153)	$1,577,799	$92,007	$1,669,806

See notes to consolidated financial statements

ADVANTAGE SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(19,756)	$(1,151,223)	$388,042
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash interest expense	18,980	19,120	14,934
Impairment of goodwill and long-lived assets	—	1,232,000	—
Loss on Take 5	—	79,165	—
Depreciation and amortization	232,573	225,233	179,990
Fair value adjustments related to contingent consideration liabilities	6,064	(45,662)	20,656
Deferred income taxes	(68,063)	(213,615)	(427,098)
Equity-based compensation	1,313	(7,877)	5,594
Equity in earnings of unconsolidated affiliates	(4,850)	(4,784)	(3,262)
Distribution received from unconsolidated affiliates	707	2,058	2,460
Loss on divestiture	1,033	—	—
Changes in operating assets and liabilities, net effects from purchases of businesses and divestitures:
Accounts receivable	(33,290)	73,693	(63,017)
Prepaid expense and other assets	19,114	(2,101)	634
Accounts payable	21,635	(14,364)	(5,718)
Accrued compensation and benefits	19,417	(2,930)	(26,054)
Deferred revenues	2,207	12,688	(7,515)
Other accrued expenses and other liabilities	(45,741)	(75,053)	(9,454)

Net cash provided by operating activities	151,343	126,348	70,192

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired ($1.0 million, $1.7 million, and $90.5 million)	(10,582)	(186,014)	(59,850)
Purchase of investment in unconsolidated affiliates	(1,881)	(269)	(7,285)
Purchase of property and equipment	(52,419)	(47,162)	(34,935)
Proceeds from divestiture	1,750	2,000	—
Return on investments from unconsolidated affiliates	1,324	—	2,060

Net cash used in investing activities	(61,808)	(231,445)	(100,010)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under lines of credit	20,070	30,000	90,000
Payments on lines of credit	(19,697)	(30,000)	(110,000)
Proceeds from issuance of long-term debt	—	350,368	225,619
Principal payments on long-term debt	(25,810)	(27,070)	(24,379)
Settlement of Daymon Credit Agreement	—	(205,128)	—
Contingent consideration payments	(21,172)	(26,811)	(35,113)
Financing fees paid	—	(17,071)	(9,708)
Holdback payments	(1,224)	(845)	—
Contribution from noncontrolling interest	10,257	—	31,185
Redemption of noncontrolling interest	(632)	(3,303)	—

Net cash (used in) provided by financing activities	(38,208)	70,140	167,604

Net effect of foreign currency fluctuations on cash	3,179	(9,146)	2,762
Net change in cash, cash equivalents and restricted cash	54,506	(44,103)	140,548

Cash, cash equivalents and restricted cash, beginning of period	144,519	188,622	48,074

Cash, cash equivalents and restricted cash, end of period	$199,025	$144,519	$188,622

SUPPLEMENTAL CASH FLOW INFORMATION
Cash payments for interest	210,209	228,230	153,329
Cash payments for income taxes	59,465	70,248	61,068
Non-cash issuance of equity	—	—	671,101
Non-cash proceeds from divestitures	—	6,750	—
Purchase of property and equipment recorded in accounts payable and other accrued expenses	250	2,690	137

See notes to consolidated financial statements

ADVANTAGE SOLUTIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Significant Accounting Policies

Advantage Solutions Inc. (the “Company” or “Advantage”) is a corporation formed under the laws of the State of Delaware, which was incorporated on June 13, 2014.

On July 25, 2014, the Company acquired Advantage Sales & Marketing Inc. (the “2014 Topco Acquisition”) from AGS Topco Holdings, L.P. and its private equity sponsor, Apax Partners. As a result of the 2014 Topco Acquisition, Advantage Sales & Marketing Inc. became a wholly owned indirect subsidiary of the Company, of which Karman Topco L.P. (“Topco”) is the parent, initially holding 100 shares of the Company’s common stock.

On December 18, 2017, in connection with the completion of the Daymon Eagle Holdings, LLC acquisition (as described in Note 2), including the issuance of new units of Topco to an equity fund advised by Bain Capital and to Yonghui Investment Limited, the Company issued 25 additional shares of its common stock to Topco. The units of Topco are held by certain entities that are or are controlled by equity funds affiliated with or advised by CVC Capital Partners, Leonard Green & Partners, Juggernaut Capital Partners, Centerview Capital Management, LLC, Bain Capital or Yonghui Investment Limited, as well as by current and former members of the Company’s management.

The Company is headquartered in Irvine, California and is a leading business solutions provider to consumer goods manufacturers and retailers. The Company’s customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales, and achieve operating efficiencies.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its controlled subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The financial information set forth herein reflects: (a) the consolidated statements of comprehensive (loss) income, stockholder’s equity, and cash flows for the years ended December 31, 2019, 2018, and 2017 and (b) the consolidated balance sheets as of December 31, 2019 and 2018. The consolidated financial statements for the years ended December 31, 2019, 2018, and 2017 reflect Topco’s basis in the assets and liabilities of the Company, as a result of the 2014 Topco Acquisition. The Company’s share in the earnings or losses for its joint ventures is reflected in “Investments in unconsolidated affiliates” and “Cost of revenues” in the Consolidated Balance Sheets and Consolidated Statements of Comprehensive (Loss) Income, respectively. All intercompany balances and transactions have been eliminated upon consolidation.

Take 5 Matter

On April 1, 2018, the Company acquired certain assets and assumed liabilities of Take 5 Media Group (“Take 5”) for total consideration of $81.6 million, including the fair value of contingent consideration of $4.6 million and holdback liabilities of $0.8 million. In June 2019, as a result of a review of internal allegations related to inconsistency of data provided by Take 5 to its clients, the Company commenced an investigation into Take 5’s operations. In July 2019, as a result of the Company’s investigation, the Company determined that revenue during the fiscal year ended December 31, 2018 attributable to the Take 5 business had been recognized for services that were not performed on behalf of clients of Take 5 and that inaccurate reports were made to Take 5 clients about those services (referred to as the “Take 5 Matter”). As a result of these findings, in July 2019, the Company terminated all operations of Take 5, including the use of its associated trade names and the offering of its services to its clients and offered refunds to Take 5 clients of collected revenues attributable to Take 5 since the Company’s acquisition of Take 5. The Company also determined that the amounts assigned to the assets of

Take 5 acquired on the acquisition date had been improperly established based on inaccurate assumptions as to the fair value of the assets acquired and recorded a loss on Take 5 charge of $ 79.2 million in the Consolidated Statements of Comprehensive (Loss) Income for the year ended December 31, 2018.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates. The most significant estimates include revenues and related reserves, workers’ compensation and employee medical claim reserves, amortization periods for tangible and intangible assets, fair value of contingent consideration, derivative instruments and fair value considerations in applying purchase accounting and assessing goodwill and other asset impairments.

Foreign Currency

The Company’s reporting currency is U.S. dollars as that is the currency of the primary economic environment in which the Company operates. The Company translates the assets and liabilities of its non-U.S. dollar functional currency subsidiaries into U.S. dollars using exchange rates in effect at the end of each period. Revenues and expenses for these subsidiaries are translated using rates that approximate those in effect during the period. Gains and losses from these translations are included in “Accumulated other comprehensive (loss) income” in the Consolidated Statements of Stockholder’s Equity. Transactions in foreign currencies other than the entities’ functional currency are converted using the rate of exchange at the date of transaction. The gains or losses arising from the revaluation of foreign currency transactions to functional currency are included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income. Unrealized foreign currency exchange gains and losses on certain intercompany transactions that are of a long-term investment nature (i.e., settlement is not planned or anticipated in the foreseeable future) are also recorded in accumulated other comprehensive (loss) income in stockholder’s equity. The Company reports gains and losses from foreign exchange rate changes related to intercompany receivables and payables that are of a long-term investment nature, in “Other comprehensive (loss) income” in the Consolidated Statements of Comprehensive (Loss) Income. These items represented net losses of $2.9 million and $4.4 million during the fiscal years ended December 31, 2019 and 2018, respectively, and a net gain of $0.3 million during the fiscal year ended December 31, 2017.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments having an original maturity of three months or less. The Company’s investments consist primarily of institutional money market funds and U.S. Treasury securities. The Company’s investments are carried at cost, which approximates fair value. The Company has restricted cash related to funds received from clients that will be disbursed at the direction of those clients. Corresponding liabilities have been recorded in “Other accrued expenses” in the Consolidated Balance Sheets.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the Company’s Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Company’s Consolidated Statements of Cash Flows:

	December 31,
	2019	2018	2017
(in thousands)
Cash and cash equivalents	$184,224	$141,590	$186,706
Restricted cash	14,801	2,929	1,916

Total cash, cash equivalents and restricted cash	$199,025	$144,519	$188,622

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of amounts due from clients for services provided in normal business activities and are recorded at invoiced amounts. The Company maintains allowances for doubtful accounts against certain billed receivables based upon the latest information regarding whether invoices are ultimately collectible. Assessing the collectability of client receivables requires management judgment. The Company determines its allowance for doubtful accounts by specifically analyzing individual accounts receivable, historical bad debts, client credit-worthiness, current economic conditions, and accounts receivable aging trends. Valuation reserves are periodically re-evaluated and adjusted as more information about the ultimate collectability of accounts receivable becomes available. Upon determination that a receivable is uncollectible, the receivable balance and any associated reserve is written off.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and cash balances at various financial institutions. The Company maintains cash balances in accounts at various financial institutions. At times such cash balances may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Derivatives

The Company uses derivative financial instruments to hedge interest rate and foreign exchange risk. Derivative instruments, used to hedge interest rates, consist of interest rate swaps and interest rate caps. Interest rate swap contracts involve the exchange of floating rate interest payment obligations for fixed interest rate payments without the exchange of the underlying principal amounts. Interest rate cap contracts limit the floating interest rate exposure to the indicative rate in the agreement. Derivatives are initially recognized at fair value on the date a contract is entered into and are subsequently re-measured at fair value. The fair values of derivatives are measured using observable market prices or, where market prices are not available, by using discounted expected future cash flows at prevailing interest and exchange rates. The Company does not designate these derivatives as hedges for accounting purposes, and as a result, all changes in the fair value of derivatives, used to hedge interest rates and foreign exchange risk, are recorded in “Interest expense” and in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income, respectively. These arrangements contain an element of risk in that the counterparties may be unable to meet the terms of such arrangements. In the event the counterparties are unable to fulfill their related obligations, the Company could potentially incur significant additional costs by replacing the positions at then current market rates. The Company manages its risk of exposure by limiting counterparties to those banks and institutions deemed appropriate by management.

Property and Equipment

Property and equipment are stated at cost, and the balances are presented net of accumulated depreciation. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets. The following table provides the range of estimated useful lives used for each asset type:

Leasehold improvements	3 — 10 years
Furniture and fixtures	3 — 7 years
Computer hardware and other equipment	3 — 5 years
Software	3 — 5 years

The Company capitalizes certain direct costs associated with the development and purchase of internal-use software within property and equipment. Capitalized costs are amortized on a straight-line basis over the estimated useful lives of the software, generally not exceeding five years.

Leasehold improvements are amortized on a straight-line basis over the shorter of their respective lease terms or their respective estimated useful lives. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the Consolidated Balance Sheets and the resulting gain or loss is reflected in the “Cost of revenues” and “Selling, general, administrative expenses” within the Consolidated Statements of Comprehensive (Loss) Income, depending on the nature of the assets. Expenditures for maintenance and repairs are expensed as incurred, whereas expenditures for improvements and replacements are capitalized.

Equity Method Investments

Investments in companies in which the Company exercises significant influence over the operating and financial policies of the investee and are not required to be consolidated are accounted for using the equity method. The Company’s proportionate share of the net income or loss of equity method investments is included in results of operations and any dividends received reduce the carrying value of the investment. The excess of the cost of the Company’s investment over its proportionate share of the fair value of the net assets of the investee at the acquisition date is recognized as goodwill and included in the carrying amount of the investment. Goodwill in the equity method investments is not amortized. Gains and losses from changes in the Company’s ownership interests are recorded in results of operations until control is achieved. In instances in which a change in the Company’s ownership interest results in obtaining control, the existing carrying value of the investment is remeasured to the acquisition date fair value and any gain or loss is recognized in the Consolidated Statements of Comprehensive (Loss) Income.

Business Combinations

The Company accounts for business combinations using the acquisition method. Under this method, the purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is allocated to goodwill. Factors giving rise to goodwill generally include assembled workforce, geographic presence, expertise, and synergies that are anticipated as a result of the business combination, including enhanced product and service offerings. The Company determines the estimated fair values after review and consideration of relevant information, including discounted cash flows, quoted market prices and estimates made by management. The Company adjusts the preliminary purchase price allocation, as necessary, during the measurement period of up to one year after the acquisition closing date as the Company obtains more information as to facts and circumstances existing at the acquisition date impacting asset valuations and liabilities assumed. Goodwill acquired in business combinations is assigned to the reporting unit expected to benefit from the combination as of the acquisition date. Acquisition-related costs are recognized separately from the acquisition and are expensed as incurred.

Goodwill and Indefinite Lived Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets acquired in an acquisition. The Company tests for impairment of goodwill at the reporting unit level. The Company generally combines reporting units, which are a component of an operating segment when they have similar economic characteristics, nature of services, types of client, distribution methods and regulatory environment. The Company has two reporting units, sales and marketing, which are also the Company’s operating segments.

The Company tests its goodwill for impairment during the fourth quarter of a given fiscal year and whenever events or changes in circumstances indicate that the carrying value of a reporting unit may exceed its fair value. The Company has the option to perform a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying value before performing a quantitative impairment test. If it concludes it is not more likely than not that the fair value of a reporting unit, as determined applying the quantitative impairment test described below, is less than the carrying amount, then there is no need to perform the quantitative impairment test. If the fair value of the reporting unit is less than its carrying amount, goodwill is impaired and the excess of the reporting unit’s carrying value over the fair value is recognized as an impairment loss; however, the loss recognized would not exceed the total amount of goodwill allocated to that reporting unit.

The Company’s annual goodwill impairment assessment for the year ended December 31, 2019 was performed as of October 1, 2019. The Company utilizes a combination of income and market approaches to estimate the fair value of its reporting units. The income approach utilizes estimates of discounted cash flows of the reporting units, which requires assumptions for, among other things, the reporting units’ expected long-term revenue trends, as well as estimates of profitability, changes in working capital and long-term discount rates, all of which require significant judgment. The income approach also requires the use of appropriate discount rates that take into account the current risks in the capital markets. These assumptions are based on significant inputs not observable in the market and thus represent Level 3 measurements within the fair value hierarchy (described in “Fair Value Measurements,” below). The market approach applies comparative market multiples derived from the historical earnings data of selected guideline publicly-traded companies to the Company’s reporting units’ businesses to yield a second assumed value of each reporting unit. The guideline companies are first screened by industry group and then further narrowed based on the reporting units’ business descriptions, markets served, competitors, profitability, and revenue size. The Company based its fair value estimates on assumptions it believes to be reasonable but which are unpredictable and inherently uncertain. A change in these underlying assumptions would cause a change in the results of the tests and, as such, could cause fair value to be less than the carrying amounts and result in an impairment of goodwill in the future. Additionally, if actual results are not consistent with the estimates and assumptions or if there are significant changes to the Company’s planned strategy, it may cause fair value to be less than the carrying amounts and result in an impairment of goodwill in the future.

The Company compares a weighted average of the output from the income and market approaches to the carrying value of each reporting unit. The Company also compares the aggregate estimated fair value of its reporting units to the estimated value of its total invested capital on a marketable basis.

Based on the results of the Company’s quantitative impairment test performed for its reporting units, the Company determined that its goodwill is not impaired for the year ended December 31, 2019. The fair value of the sales reporting unit exceeded its carrying value by 3.5%. The fair value of the marketing reporting unit significantly exceeded its carrying value, which the Company defines as greater than 20%.

During the year ended December 31, 2018, based on the results of the Company’s quantitative impairment test performed for the sales reporting unit, the Company recognized a $652.0 million non-cash goodwill impairment charge. While there was no single determinative event or factor, the consideration of the weight of evidence of several factors that developed during the fourth quarter of 2018 led the Company to conclude that it was more likely than not that the fair value of the sales reporting unit was below its carrying value. These factors included: (i) the decrease of revenues and profitability due to a large retailer revising its in-store retail merchandising program to restrict manufacturers’ ability to select any third-party outsource provider to perform unrestricted and unmonitored retail merchandising, (ii) the unrelated decrease of revenues and profitability related to reduced services from several clients in the grocery channel and foodservice channel, (iii) the combination of the Company’s completed third quarter and preliminary fourth quarter results being below management’s expectations, and (iv) the development and approval of the Company’s 2019 annual operating plan in the fourth quarter of 2018, which provided additional insights into expectations such as lower long-term revenue growth and profitability expectations. Based on these factors, the Company recorded the non-cash goodwill impairment charge in the fourth quarter of 2018, which has been reflected in the Consolidated Statements of Comprehensive (Loss) Income for the year ended December 31, 2018. As the sales reporting unit was written down to its respective fair value, there was zero excess fair value over its carrying amount as of December 31, 2018.

Based on the results of the quantitative impairment test performed for the marketing reporting unit for 2018, the Company determined that the Company’s goodwill was not impaired for the marketing reporting unit for the year ended December 31, 2018. The fair value of the marketing reporting unit significantly exceeded its carrying value.

Based on the results of the Company’s quantitative impairment test performed for its reporting units in 2017, the Company determined that its goodwill was not impaired for the year ended December 31, 2017. Accordingly, no impairment related to the Company’s goodwill was recorded for the year ended December 31, 2017.

The Company’s indefinite-lived intangible assets are its sales and marketing trade names. Intangible assets with indefinite useful lives are not amortized but tested annually, during the fourth quarter, for impairment or more often if events occur or circumstances change that would create a triggering event. The Company has the option to perform a qualitative assessment of whether it is more likely than not that the indefinite-lived intangible asset’s fair value is less than its carrying value before performing a quantitative impairment test. The Company tests its indefinite-lived intangible assets for impairment using a relief from royalty method by comparing the estimated fair values of the indefinite-lived intangible assets with the carrying values. The estimates used in the determination of fair value are subjective in nature and involve the use of significant assumptions. These estimates and assumptions include revenue growth rates, weighted average cost of capital and royalty rates. The assumptions are based on significant inputs not observable in the market and thus represent Level 3 measurements within the fair value hierarchy. The Company based its fair value estimates on assumptions it believes to be reasonable, but which are unpredictable and inherently uncertain. Actual future results may differ from the estimates.

The Company’s annual impairment assessment of its indefinite-lived intangible assets was performed as of October 1, 2019, whereby the Company concluded that its indefinite-lived intangible assets were not impaired for the year ended December 31, 2019.

During the year ended December 31, 2018, the Company concluded the carrying value of the indefinite-lived trade name in the sales reporting unit exceeded its estimated fair value. While there was no single determinative event or factor, the factors that led to the impairment were the same circumstances outlined in the goodwill impairment discussion above. As a result, the Company recognized a non-cash intangible asset impairment charge of $580.0 million during the year ended December 31, 2018, which was reflected in its Consolidated Statements of Comprehensive (Loss) Income. Based on the quantitative test performed for the indefinite-lived marketing trade name, the Company determined that the indefinite-lived trade name in the marketing reporting unit was not impaired for the year ended December 31, 2018.

Based on the results of the Company’s assessment of its indefinite-lived intangible assets in 2017, the Company concluded that its indefinite-lived intangible assets were not impaired for the year ended December 31,

2017. Accordingly, no impairment related to the Company’s intangible assets was recorded for the year ended December 31, 2017.

Long-Lived Assets

Long-lived assets to be held and used, including finite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans, or changes in anticipated future cash flows. If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the assets are impaired, the impairment recognized is measured as the amount by which the carrying amount exceeds the fair value of the assets. Fair value is generally determined by estimates of discounted cash flows. The discount rate used in any estimate of discounted cash flows would be the rate required for a similar investment of like risk. No impairment related to the Company’s long-lived assets was recorded during the years ended December 31, 2019, 2018, and 2017.

As the Company assesses impairment of long-lived assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities, the Company has determined that the asset group for impairment testing is comprised of the assets and liabilities of each component within the Company’s operating segments. The Company has identified client relationships as the primary asset because it is the principal asset from which the components derive their cash flow generating capacity and has the longest remaining useful life.

Contingent Consideration

Certain of the Company’s acquisition and sale agreements include contingent consideration arrangements, which are generally based on the achievement of future financial performance. If it is determined the contingent consideration arrangements are not compensatory, the fair values of these contingent consideration arrangements are included as part of the purchase price of the acquisitions or divestitures on their respective transaction dates. For each transaction, the Company estimates the fair value of contingent consideration payments as part of the initial purchase price and records the estimated fair value of contingent consideration related to proceeds from divestitures as an asset in “Other Assets” or related to purchases of businesses as a liability in “Other accrued expenses” or “Other long-term liabilities” in the Consolidated Balance Sheets.

The Company reviews and assesses the estimated fair value of contingent consideration on a quarterly basis, and the updated fair value could differ materially from the initial estimates. Changes in the estimated fair value of contingent consideration liabilities related to the time component of the present value calculation are reported in “Interest expense” in the Consolidated Statements of Comprehensive (Loss) Income. Adjustments to the estimated fair value related to changes in all other unobservable inputs are reported in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

The portion of the cash settlement up to the acquisition date fair value of the contingent consideration are classified as “Contingent consideration payments” in cash flows from financing activities, and amounts paid in excess of the acquisition date fair value are classified as “Other accrued expenses and other liabilities” in cash flows from operating activities in the Consolidated Statements of Cash Flows.

Leases

In the first quarter of 2019, the Company adopted ASC 842, Leases, using the modified retrospective transition method. Results for 2019 are presented under ASC 842, while prior period consolidated financial statements have not been adjusted and continue to be presented under the accounting standards in effect for those periods.

The Company has obligations under various real estate leases, equipment leases, and software license agreements. The Company assesses whether these arrangements are or contain leases at lease inception. Classification of the leases between financing and operating leases is determined by assessing whether the lease transfers ownership of the asset to the Company, the lease grants an option for the Company to purchase the underlying asset, the lease term is for the majority of the remaining asset’s economic life, or if the minimum lease payments equals or substantially exceed all of the leased asset’s fair market value. As of December 31, 2019, the Company did not have any finance leases. See Note 8, Leases, for further information regarding the Company’s operating leases.

Self-Insurance Liability

The Company maintains a high deductible program for workers’ compensation claims. Losses and liabilities relating to workers’ compensation claims are fully insured beyond the Company’s deductible limits. The Company’s estimated liabilities are not discounted and are based on information provided by third party administrators, combined with management’s judgment regarding a number of assumptions and factors, including the frequency and severity of claims, claims development history, case jurisdiction, applicable legislation and claims settlement practices.

Revenue Recognition

The Company recognizes revenue when control of promised goods or services are transferred to the client in an amount that reflects the consideration that the Company expects to be entitled to in exchange for such goods or services. Substantially all of the Company’s contracts with clients involve the transfer of a service to the client, which represents the performance obligation that is satisfied over time because the client simultaneously receives and consumes the benefits of the services provided. In most cases, the contracts include a performance obligation that is comprised of a series of distinct services that are substantially the same and that have the same pattern of transfer (i.e., distinct days of service). For these contracts, the Company allocates a ratable portion of the consideration based on the services provided in each period of service to such period.

Revenues related to the sales segment are primarily recognized in the form of commissions, fee-for-service, or on a cost-plus basis for providing headquarter relationship management, analytics, insights and intelligence services, administrative services, retail services, retailer client relationships and in-store media programs, and digital technology solutions (which include the Company’s business intelligence solutions, e-commerce services, and content services).

Marketing segment revenues are primarily recognized in the form of fee-for-service (including retainer fees, fees charged to clients based on hours incurred, project-based fees, or fees for executing in-person consumer engagements or experiences, which engagements or experiences the Company refers to as “events”), commissions, or on a cost-plus basis for providing experiential marketing, shopper and consumer marketing services, private label development and digital, social, and media services.

The Company disaggregates revenues from contracts with clients by reportable segment. Revenues within each segment is further disaggregated between brand-centric services and retail-centric services. Brand-centric services are centered on providing solutions to support consumer goods manufacturers’ sales and marketing strategies. Retail-centric services are centered on providing solutions to retailers. Disaggregated revenues were as follows:

	Year Ended December 31,
(in thousands)	2019	2018	2017
Sales brand-centric services	$1,209,480	$1,177,989	$1,376,368
Sales retailer-centric services	745,225	679,015	212,076

Total sales revenues	1,954,705	1,857,004	1,588,444

Marketing brand-centric services	474,928	424,373	364,036
Marketing retailer-centric services	1,355,430	1,426,251	464,447

Total marketing revenues	1,830,358	1,850,624	828,483

Total revenues	$3,785,063	$3,707,628	$2,416,927

The Company is party to certain client contracts that include variable consideration, whereby the ultimate consideration is contingent on future events such as the client’s sales to retailers, hours worked, event count, costs incurred, and performance incentive bonuses. For commission based service contracts, the consideration received from the client is variable because the Company earns an agreed upon percentage of the client’s sales to retailers, which is agreed upon on a manufacturer-by-manufacturer basis. Revenues are recognized for the commission earned during the applicable reporting period. The Company generally earns commission revenues from headquarter relationship management, analytics, insights and intelligence, e-commerce, administration, private label development and retail services arrangements. As part of these arrangements, the Company provides a variety of services to consumer goods manufacturers in order to improve the manufacturer’s sales at retailers. This includes primarily outsourced sales, business development, category and space management, relationship management, and sales strategy services. In exchange for these services, the Company earns an agreed upon percentage of its client’s sales to retailers, which is agreed upon on a manufacturer-by-manufacturer basis.

For service contracts whereby the client is charged a fee per hour incurred or fee per event completed, revenues are recognized over time as actual hours are incurred or as events are completed, respectively. For service contracts with a cost-plus arrangement, revenues are recognized on a gross basis over time for a given period based on the actual costs incurred plus a fixed mark-up fee that is negotiated on a client-by-client basis.

For certain contracts with clients, the Company is entitled to additional fees upon meeting specific performance goals or thresholds, which are referred to as bonus revenues. Bonus revenues are estimated and are recognized as revenues as the related services are performed for the client.

The variability of the consideration for the services transferred during a reporting period is typically resolved by the end of the reporting period. However, for certain client contracts, the Company is required to estimate the variable consideration for the services that have been transferred to the client during the reporting period. The Company typically estimates the variable consideration based on the expected value method. Estimates are based on historical experience and current facts known during the reporting period. The Company only recognizes revenues related to variable consideration if it is probable that a significant reversal of revenues recognized will not occur when the uncertainty associated with the variable consideration is resolved. When such probable threshold is not satisfied, the Company will constrain some or all of the variable consideration and the constrained variable consideration will not be recognized as revenues. The Company records an adjustment to revenue for differences between estimated revenues and the amounts ultimately invoiced to the client. Adjustments to revenue during the current period related to services transferred during prior periods were not material during the year ended December 31, 2019.

The Company has contracts that include fixed consideration such as a fee per project or a fixed monthly fee. For contracts with a fee per project, revenues are recognized over time using an input method such as hours worked that reasonably depicts the Company’s performance in transferring control of the services to the client. The Company determined that the input method represents a reasonable method to measure the satisfaction of the performance obligation to the client. For contracts with a fixed monthly fee, revenues are recognized using a time-based measure resulting in a straight-line revenue recognition. A time-based measure was determined to represent a reasonable method to measure the satisfaction of the performance obligation to the client because the Company has a stand ready obligation to make itself available to provide services upon the client’s request or the client receives the benefit from the Company’s services evenly over the contract period.

The Company evaluates each client contract individually in accordance with the applicable accounting guidance to determine whether the Company acts as a principal (whereby the Company would present revenues on a gross basis), or as an agent (whereby the Company would present revenues on a net basis). While the Company primarily acts as a principal in its arrangements and reports revenues on a gross basis, the Company will occasionally act as an agent and accordingly presents revenues on a net basis. For example, for certain advertising arrangements, the Company’s clients purchase media content in advance, and the Company does not take on any risk of recovering its cost to acquire the media content. As a result, the Company determined it acts as the agent in these arrangements and records revenues and their related costs on a net basis. However, in cases where media content is not purchased in advance by its clients, the Company records such revenues and its related costs on a gross basis, as it bears the risk of recovering the costs to acquire the revenues related to such media content and it is responsible for fulfillment of the services thereunder.

Substantially all of the Company’s contracts with its clients either have a contract term that is less than one year with options for renewal and/or can be cancelled by either party upon 30 to 120 days’ notice. For the purpose of disclosing the transaction price allocated to remaining unsatisfied performance obligations or partially satisfied performance obligations, the Company elected policies to: (1) exclude contracts with a contract term of one year or less and (2) exclude contracts with variable consideration that is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation when that performance obligation qualifies as a series of remaining performance obligations. After applying these policy elections, the Company determined that it does not have a significant amount of fixed considerations allocated to remaining performance obligations for contracts with a contract term that exceeds one year.

When the Company satisfies its performance obligation and recognizes revenues accordingly, the Company has a present and unconditional right to payment and records the receivable from clients in “Accounts receivable” in the Consolidated Balance Sheet. The Company’s general payment terms are short-term in duration and the Company does not adjust the promised amount of consideration for the effects of a significant financing component.

Contract liabilities represent deferred revenues which are cash payments that are received in advance of the Company’s satisfaction of the applicable obligation(s) and are included in “Deferred revenues” in the Consolidated Balance Sheet. Deferred revenues are recognized as revenues when the related services are performed for the client. Revenues recognized during the year ended December 31, 2019 included $32.1 million of Deferred revenues as of December 31, 2018.

Income Taxes

The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The income tax provision (benefit) is computed on the pre-tax income (loss) of the entities located within each taxing jurisdiction based on current tax law. A valuation allowance for deferred tax assets is recorded to the extent that the ultimate realization of the deferred tax assets is not considered more likely than not. The Company believes its deferred tax assets are more likely than not to be realized based on historical and projected future results, or a valuation allowance is established.

Realization of the Company’s deferred tax assets is principally dependent upon its achievement of future taxable income, the estimation of which requires significant management judgment. These judgments regarding future profitability may change due to many factors, including future market conditions and the Company’s ability to successfully execute its business plans. These changes, if any, may require adjustments to deferred tax asset balances and deferred income tax expense.

Uncertain Tax Positions

The Company accounts for uncertain tax positions when it is more likely than not that the tax position will not be sustained on examination by the taxing authorities, based on the technical merits of the position. As of December 31, 2019 and 2018, the Company’s unrecognized tax benefits were $0.6 million and $0.6 million, respectively. All the unrecognized tax benefits as of December 31, 2019 would be included in the effective tax rate if recognized in future periods.

The Company is unaware of any positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase within the next twelve months. The Company files tax returns in the United States, various states and foreign jurisdictions. With few exceptions, as of December 31, 2019, the Company is no longer subject to federal, state, or non-U.S. income tax examinations by tax authorities for years prior to 2015.

The Company has elected to classify interest and penalties as components of tax expense. These amounts were immaterial at December 31, 2019, 2018 and 2017.

Equity-based Compensation

Topco has a long-term equity incentive plan that allows for the grant of equity-based profit interests in Topco to certain directors and employees in exchange for services provided to the Company. The Company receives the benefit associated with such services, and, accordingly, the related expense is recorded within the Consolidated Statements of Comprehensive (Loss) Income. These profit interests are subject to certain vesting requirements including time and performance requirements. These awards are subject to forfeiture unless the following performance conditions are met: (i) 75% of the awards will vest when Topco’s private equity sponsors as of the date of the 2014 Topco Acquisition (the “Common Series A Limited Partners”) realize a pre-tax internal rate of return of 8% compounded annually, and (ii) the remaining 25% of the awards vest when the Common Series A Limited Partners realize an internal rate of return of 20%, compounded annually. On December 18, 2017, Topco modified the vesting requirements. In accordance with the performance conditions, generally 75% of the awards will vest subject to Topco’s achievement of specified annual or cumulative targets substantially similar to Adjusted EBITDA. The remaining 25% of the equity awards vest when the equity sponsors of Topco realize an internal rate of return of 20% compounded annually. Once the equity awards vest, forfeiture may still occur as a result of termination of employment of the equity award holders or if an exit event occurs which is not a vesting exit event. Notwithstanding prior vesting, the awards are subject to a requirement that the Company’s equity sponsors receive a specific return on their equity investment, prior to the awards participating in any distribution whether in cash, property or securities of the Partnership. Certain awards vest over the remaining initial four-year terms, subject to the employee’s continued employment.

On March 15, 2018, the limited partnership agreement of Topco (as amended, the “Limited Partnership Agreement”) was amended and restated to remove the performance vesting requirements from 75% Common

Series C Units, which remained subject to vesting over four fiscal years from their respective issuance dates. The remaining 25% of the units vest if and when Topco’s private equity sponsors as of the date of the 2014 Topco Acquisition realize a pre-tax internal rate of return of 20% compounded annually with respect to the Common Series A Units of Topco held by such sponsors. The March 2018 amendment and restatement of the Limited Partnership Agreement also authorized Topco to issue Common Series C-2 Units to employees of the Company, which Common Series C-2 Units are subject to forfeiture upon certain events, including (i) certain terminations of such employee’s employment with the Company or (ii) if the equity funds affiliated with or advised by CVC Capital Partners and Leonard Green & Partners not receiving certain threshold returns on their capital contributions.

The Company measures the cost of non-employee services received in exchange for an award of equity instruments based on the measurement date fair value consistent with the vesting of the awards and measuring the fair value of these units at the end of each measurement period. The cost is recognized over the requisite service period. The Company’s equity-based compensation is based on grant date fair value determined utilizing Backsolve Option Pricing Method (“OPM”) for its Common Series C Units and a combination of the OPM and Monte Carlo valuation model for its Common Series C-2 Units.

Other Comprehensive (Loss) Income

The Company’s comprehensive (loss) income includes net (loss) income as well as foreign currency translation adjustments, net of tax. Unrealized foreign currency exchange gains and losses on certain intercompany transactions that are of a long-term investment nature (i.e., settlement is not planned or anticipated in the foreseeable future) are also recorded in accumulated other comprehensive loss in stockholder’s equity.

Earnings Per Share

Basic net income per share attributable to common stockholder is calculated by dividing net income available to common stockholder by the weighted average number of shares of common stock outstanding for the period. Diluted net income per share attributable to common stockholder is calculated by dividing net income available to common stockholder by the diluted weighted average number of shares of common stock outstanding for the period. There were no potentially dilutive securities outstanding during the years ended December 31, 2019, 2018, and 2017.

Fair Value Measurements

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1	—	Quoted prices in active markets for identical assets or liabilities.

Level 2	—	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	—	Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

Variable Interest Entities and Investments

In accordance with the guidance for the consolidation of a variable interest entity (“VIE”), the Company analyzes its variable interests, including loans, leases, guarantees, and equity investments, to determine if the entity in which it has a variable interest is a VIE. The Company’s analysis includes both quantitative and qualitative considerations. The Company bases its quantitative analysis on the forecasted cash flows of the entity, and its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and financial agreements. The Company also uses its quantitative and qualitative analyses to determine if it is the primary beneficiary of the VIE, and if such determination is made, it includes the accounts of the VIE in its consolidated financial statements.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) is the sole source of authoritative U.S. GAAP literature recognized by the FASB and applicable to the Company. The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. For any new pronouncements announced, management considers whether the new pronouncements could alter previous U.S. GAAP and determine whether any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management and certain standards are under consideration.

Recent Accounting Standards Adopted by the Company

In February 2016, the FASB issued amended authoritative guidance on accounting for leases, ASU 2016-02. The updated guidance requires lessees to recognize a lease liability and a right-of-use asset, measured at the present value of the future minimum lease payments, at the lease commencement date. This guidance applies to all entities and is effective for annual periods beginning after December 15, 2018, which is the Company’s fiscal year 2019, with early adoption permitted. The Company adopted ASU 2016-02 and its related amendments on January 1, 2019 using the modified retrospective transition method. There was no cumulative effect adjustment to the Company’s opening balance of retained earnings from the adoption of ASU 2016-02. The Company elected an initial application date of January 1, 2019 and did not recast comparative periods in transition to the new standard. In addition, the Company elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any existing leases as of the adoption date.

The net impact of the adoption to the line items in the Consolidated Balance Sheet was as follows:

(in thousands)	December 31, 2018	ASU 2016-02	January 1, 2019
	(As Previously Reported)		(As Adjusted)
Assets
Other assets	$25,577	$98,839	$124,416
Liabilities
Other accrued expenses	$127,024	$33,473	$160,497
Other long-term liabilities	$103,860	$65,366	$169,226

The adoption of this updated guidance did not have a material impact on the Company’s Consolidated Statements of Comprehensive Loss or Statements of Cash Flows. See Note 8, Leases, for further information regarding the Company’s operating leases.

Accounting Standards Recently Issued but Not Yet Adopted by the Company

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This guidance provides optional expedients and exceptions for U.S. GAAP to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (LIBOR) or another reference rate if certain criteria are met. The amendments in this update are effective for reporting periods that include or are subsequent to March 12, 2020. Once adopted, the amendments in this update must be applied prospectively for all eligible contract modifications for that topic. The Company is evaluating the potential impact of this adoption on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the potential impact of this adoption on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. This guidance modifies the disclosure requirements on fair value measurements in Topic 820 based on the consideration of costs and benefits to promote the appropriate exercise and discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements. The amendments in this update are effective for reporting periods beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the potential impact of this adoption on its consolidated financial statements.

All other new accounting pronouncements issued, but not yet effective or adopted have been deemed to be not relevant to the Company and, accordingly, are not expected to have a material impact once adopted.

2. Acquisitions

2019 Acquisitions

The Company acquired four businesses during fiscal year 2019, of which two were marketing agencies in the United States and two were sales agencies in the Europe. The acquisitions were accounted for under the acquisition method of accounting. As such, the purchase consideration for each acquired business was allocated to the acquired tangible and intangible assets and liabilities assumed based upon their respective fair values. Assets acquired and liabilities assumed in the business combination were recorded on the Company’s financial statements as of the acquisition date based upon the estimated fair value at such date. The excess of the purchase consideration over the estimated fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. The allocation of the excess purchase price was based upon preliminary estimates and assumptions and is subject to revision when the Company receives the final information, facts and/or circumstances. Accordingly, the measurement period for such purchase price allocations will end when the final information, facts, and circumstances become available, but will not exceed twelve months following the consummation of the acquisition. The results of operations of the businesses acquired by the Company have been included in the Company’s consolidated financial statements since the date of the consummation of the acquisition.

The aggregate purchase price for the acquisitions was $14.0 million, which includes $10.6 million paid in cash, $2.5 million recorded as contingent consideration liabilities, and $0.9 million recorded as holdback amounts. Contingent consideration payments are determined based on future financial performance and payment obligations (as defined in the applicable purchase agreement) and recorded at fair value. The maximum potential payment outcome related to the acquisitions referenced above is $10.7 million. Holdback amounts are used to withhold a portion of the initial purchase price payment until certain post-closing conditions are satisfied and are typically settled within 24 months of the acquisition. The goodwill related to the acquisitions represented the value paid for the assembled workforce, geographic presence, and expertise. Of the resulting goodwill relating to these acquisitions, $0.3 million is deductible for tax purposes.

The preliminary fair values of the identifiable assets and liabilities of the acquisitions completed during the year ended December 31, 2019, at the respective acquisition dates, are as follows:

(in thousands)
Consideration:
Cash	$10,582
Holdbacks	915
Fair value of contingent consideration	2,519

Total consideration	$14,016

Recognized amounts of identifiable assets acquired and liabilities assumed:
Assets
Accounts receivable	$6,853
Other assets	1,390
Identifiable intangible assets	10,400

Total assets	18,643

Liabilities
Accounts payable	2,138
Accrued compensation and benefits	2,478
Deferred revenue	1,258
Long-term debt	1,009
Deferred income tax liabilities	2,334
Noncontrolling interest and other liabilities	2,761

Total liabilities and noncontrolling interest	11,978

Total identifiable net assets	6,665

Goodwill arising from acquisitions	$7,351

(in thousands)	Amount	Weighted Average Useful Life
Client relationships	$7,562	10 years
Trade Names	2,838	5 years

Total identifiable intangible assets	$10,400

The operating results of the businesses acquired during the year ended December 31, 2019 contributed total revenues of $17.3 million to the Company in such period. The Company has determined that the presentation of net income from the date of the respective acquisitions is impracticable due to the integration of the operations upon acquisition.

During the year ended December 31, 2019, the Company incurred $0.4 million in transaction costs related to the acquisitions described above. These costs have been included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

2018 Acquisitions

The Company acquired nine businesses during fiscal year 2018, of which four were sales agencies and five were marketing agencies in the United States. This included the acquisition of Take 5 in April 2018, which is discussed further in Note 1, Organization and Significant Accounting Policies. The acquisitions were accounted for under the acquisition method of accounting. As such, the purchase consideration for each acquired business was allocated to the acquired tangible and intangible assets and liabilities assumed based upon their respective fair values. Assets acquired and liabilities assumed in the business combination were recorded on the Company’s financial statements as of the acquisition date based upon the estimated fair value at such date. The excess of the purchase consideration over the estimated fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. Excluding Take 5, the results of operations of the businesses acquired by the Company have been included in the Company’s consolidated financial statements since the date of the consummation of the acquisition.

The aggregate purchase price for the acquisitions, excluding Take 5, was $129.8 million, which includes $109.8 million paid in cash, $18.7 million recorded as contingent consideration liabilities, and $1.4 million recorded as holdback amounts. A $79.2 million loss on Take 5 was recognized in the Company’s Statement of Comprehensive (Loss) Income for the year ended December 31, 2018, which represents $76.2 million paid in cash for Take 5 and $3.0 million of acquired liabilities remaining. The maximum potential payment outcome related to the acquisitions referenced above is $127.0 million. The goodwill related to the acquisitions represented the value paid for the assembled workforce, geographic presence, and expertise. Of the resulting goodwill relating to these acquisitions, $45.1 million is deductible for tax purposes.

The fair values of the identifiable assets and liabilities of the acquisitions completed during the year ended December 31, 2018, at the respective acquisition dates, are as follows:

(in thousands)
Consideration:
Cash	$109,784
Holdbacks	1,350
Fair value of contingent consideration	18,653

Total consideration	$129,787

Recognized amounts of identifiable assets acquired and liabilities assumed:
Assets
Accounts receivable	$11,098
Other assets	652
Property and equipment	388
Identifiable intangible assets	49,630

Total assets	61,768

Liabilities
Total liabilities	8,148

Total identifiable net assets	53,620

Goodwill arising from acquisitions	$76,167

(in thousands)	Amount	Weighted Average Useful Life
Client relationships	$45,230	10 years
Developed technology	4,400	5 years

Total identifiable intangible assets	$49,630

The operating results of the businesses acquired during the year ended December 31, 2018 contributed total revenues of $29.6 million to the Company in such period. The Company has determined that the presentation of net income from the date of the respective acquisitions is impracticable due to the integration of the operations upon acquisition.

During the year ended December 31, 2018, the Company incurred $2.1 million in transaction costs related to the acquisitions described above. These costs have been included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

2017 Acquisitions

Daymon Acquisition

On December 18, 2017, pursuant to a contribution and exchange agreement, the Company completed the acquisition (the “Daymon Acquisition”) of Daymon Eagle Holdings, LLC (“Daymon”), the indirect parent entity of Daymon Worldwide Inc. The strategic acquisition of Daymon enhanced the Company’s suite of services available to retailers, particularly in the areas of private label development, designing and managing in-store events platforms, retailer-centric merchandising, and other labor-based services such as data collection, product assembly, new-store setups, and remodels.

Pursuant to the contribution and exchange agreement, each of the equity holders of Daymon contributed all of their outstanding equity interests in Daymon to Topco, the direct parent entity of the Company, in exchange for $671.1 million in newly issued equity interests in Topco, comprised of $636.2 million in Common Series A Units and $34.9 million in Common Series B Units. Subsequent to the acquisition, Topco contributed the assets and liabilities of Daymon to the Company. The acquisition was accounted for under the acquisition method of accounting. As such, the purchase consideration was allocated to the acquired tangible and intangible assets and liabilities based upon their respective fair values. The excess of the purchase consideration over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. The resulting goodwill represents the value paid for Daymon’s assembled workforce, geographic presence, and expertise. Of this goodwill, $87.5 million is deductible for tax purposes. The results of operations of Daymon have been included in the Company’s consolidated financial statements from the date of the acquisition.

To determine the fair value of the purchase price, the Company used the fair value of the Common Series A Units and Common Series B Units of Topco issued as it was determined to be a better indicator than the fair value of the intangible assets acquired. Therefore, total consideration is based on the fair value of Topco’s equity units since it is determined to be more clearly evident and, thus, more reliably measurable.

In order to determine the fair value of the Common Series A Units and Common Series B Units, the Company used the Black-Scholes option pricing model using the following weighted average assumptions:

December 18, 2017
Dividend yield	0.0%
Expected volatility	33.5%
Risk-free interest rate	1.8%
Lack of marketability discount	10.0%
Expected term (years)	2.0

The expected share price volatility is based on the average of the historical volatility of comparable public companies. The risk-free rate is based on U.S. Treasury yields in effect at the time of grant over the expected term. The Company did not use a dividend yield as it has not historically paid distributions.

In connection with their receipt of Topco equity units, the prior equity holders and certain management executives of Daymon became subject to the rights and obligations set forth in the Limited Partnership Agreement and are entitled to distributions consistent with Topco’s distribution policy.

Determination of the Fair Value of Common Series A Units and Common Series B Units

As there was no public market for the Common Series A Units and Common Series B Units of Topco, the Company determined the estimated fair value of the equity interests for purposes of determining the fair value of the newly issued equity interests based on the combined enterprise resource value of Topco of $3.7 billion, as stated in the contribution and exchange agreement. The fair value was determined taking into consideration various objective and subjective factors, including:

•	comparative rights and preferences of the security being granted compared to the rights and preferences of other outstanding equity interests;

•	comparative values of public companies discounted for the risk and limited liquidity provided for in the securities issued;

•	the Company’s historical operating and financial performance;

•	the likelihood of achieving a liquidity event, such as an initial public offering, or sale of the Company; and

•	estimates and analysis provided by management.

The analysis was based on methodologies that first estimated the fair value of Topco as a whole, or its enterprise value. Once the Company determined the expected enterprise value it then adjusted for expected cash and debt balances, allocated value to the various equity holders, adjusted to present value and discounted for lack of marketability.

There are significant judgments and estimates inherent in the determination of the fair value of the Topco equity interests. These judgments and estimates include assumptions regarding future operating performance, the timing of an initial public offering or other liquidity event and the determination of the appropriate valuation methods. If the Company had made different assumptions, Goodwill, Other intangible assets and Amortization expense could have been significantly different. The foregoing valuation methodologies are not the only methodologies available and are not an indicator of the equity value of Topco.

Purchase Price Allocation

The fair value of the identifiable assets and liabilities as of December 31, 2017 were as follows:

December 18, 2017
(in thousands)
Total consideration in the form of issuance of equity	$671,101
Assets
Cash and cash equivalents	79,624
Accounts receivable	187,907
Prepaid and other current assets	26,586
Property and equipment	19,562
Identifiable intangible assets	331,100
Investment in unconsolidated affiliates	7,285
Deferred income tax assets	2,958
Other assets	17,476

Total assets	672,498

Liabilities
Accounts payable	51,086
Accrued compensation and benefits	73,235
Other accrued expenses	56,412
Deferred revenue	857
Long-term debt	207,007
Deferred income tax liabilities	40,867
Other long-term liabilities and noncontrolling interest	32,200

Total liabilities and noncontrolling interest	461,664

Total identifiable net assets	210,834

Goodwill arising from the Daymon Acquisition	$460,267

The identifiable intangible assets are being amortized on a straight-line basis over their estimated useful lives. The fair value and estimated useful lives of the intangible assets acquired are as follows:

(in thousands)	Amount	Weighted Average Useful Life
Client relationships	$235,000	10 years
Trade name	90,000	10 years
Covenant not to compete	6,100	5 years

Total identifiable intangible assets	$331,100

Daymon contributed total revenues of $47.9 million and net income of $10.6 million in the year ended December 31, 2017.

During the year ended December 31, 2017, the Company incurred $2.7 million in transaction costs as a result of the Daymon Acquisition. These costs have been included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

Other 2017 Acquisitions

In addition to the Daymon Acquisition, the Company completed 12 business acquisitions during fiscal year 2017. The Company acquired four sales agencies, two sales digital agencies and two marketing agencies in the

United States, as well as four sales agencies in Europe. The acquisitions were accounted for under the acquisition method of accounting. As such, the purchase consideration for each acquired business was allocated to the acquired tangible and intangible assets and liabilities based upon their respective fair values. The excess of the purchase consideration over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. The results of operations of each acquired business have been included in the Company’s financial statements from the date of each acquisition.

The aggregate purchase price for the acquisitions was $239.3 million, of which $140.9 million was paid in cash, $95.0 million was recorded as contingent consideration liabilities and $3.4 million was recorded as holdback liabilities. The maximum potential payment outcome related to these 12 acquisitions is $206.2 million. The goodwill related to the acquisitions represented the value paid for the assembled workforce, geographic presence, and expertise. Of the resulting goodwill relating to these acquisitions, $23.6 million is deductible for tax purposes.

The fair value of the identifiable assets and liabilities of the acquisitions completed during the year ended December 31, 2017, at the respective acquisition dates, are as follows:

(in thousands)
Consideration:
Cash	$140,881
Holdbacks	3,391
Fair value of contingent consideration	94,985

Total consideration	$239,257

Recognized amounts of identifiable assets acquired and liabilities assumed:
Assets
Accounts receivable	$41,578
Other assets	22,461
Property and equipment	2,993
Identifiable intangible assets	102,366

Total assets	169,398

Liabilities
Total liabilities & noncontrolling interest	58,602

Total identifiable net assets	110,796

Goodwill arising from acquisitions	$128,461

The identifiable intangible assets are being amortized on a straight-line basis over their estimated useful lives. The fair value and estimated useful lives of the intangible assets acquired are as follows:

(in thousands)	Amount	Weighted Average Useful Life
Client relationships	$84,566	12 years
Trade names	12,040	5 years
Developed technology	5,760	5 years

Total identifiable intangible assets	$102,366

The operating results of the businesses acquired during 2017, other than the Daymon Acquisition, contributed total revenues of $173.5 million in the year ended December 31, 2017. The Company has determined that the presentation of net income from the date of acquisition is impracticable due to the integration of the operations upon acquisition.

During the year ended December 31, 2017, the Company incurred $2.8 million in transaction costs as a result of the 2017 acquisitions, other than the Daymon Acquisition. These costs have been included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

Supplemental Pro Forma Information (Unaudited)

Supplemental information on an unaudited pro forma basis, as if the acquisitions executed during the periods from January 1, 2020 to April 22, 2020, and the years ended December 31, 2019, 2018, and 2017, had been consummated as of the beginning of the comparative prior period, as follows:

	Year Ended December 31,
	2019	2018	2017
(in thousands, except per share data)
Total revenues	$3,861,106	$3,772,569	$3,825,786
Net income (loss) attributable to stockholder of Advantage Solutions Inc.	$(7,913)	$(1,152,738)	$397,799
Basic earnings per share	$(63,304)	$(9,221,904)	$3,182,392
Diluted earnings per share	$(63,304)	$(9,221,904)	$3,182,392

The unaudited pro forma supplemental information is based on estimates and assumptions which the Company believes are reasonable and reflects the pro forma impact of additional amortization related to the fair value of acquired intangible assets, the pro forma impact of acquisition costs which consisted of legal, advisory and due diligence fees and expenses, and the pro forma tax effect of the pro forma adjustments for the years ended December 31, 2019, 2018, and 2017. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what would have occurred had the acquisition been consummated during the periods for which pro forma information is presented.

3. Goodwill and Intangible Assets

Goodwill

Changes in goodwill for the years ended December 31, 2019 and 2018, are as follows:

	Sales	Marketing	Total
(in thousands)
Balance at December 31, 2017	$2,074,359	$601,888	$2,676,247
Acquisitions	14,788	61,379	76,167
Divestitures	—	(2,012)	(2,012)
Measurement period adjustments	741	11,428	12,169
Foreign exchange translation effects	(4,204)	—	(4,204)
Impairment Charge	(652,000)	—	(652,000)

Balance at December 31, 2018	1,433,684	672,683	2,106,367

Acquisitions	2,948	4,403	7,351
Measurement period adjustments	(418)	1,270	852
Foreign exchange translation effects	2,126	—	2,126

Balance at December 31, 2019	$1,438,340	$678,356	$2,116,696

The excess of the purchase consideration over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. The results of operations of each acquired business have been included in the Company’s consolidated financial statements from the date of each acquisition.

The measurement period adjustments during the fiscal year ended December 31, 2019 was $0.9 million. The measurement period adjustments during the fiscal year ended December 31, 2018 was $12.2 million, primarily attributable to the Daymon Acquisition, of which $10.4 million is related to Other accrued expenses and $1.9 million is related to Deferred income tax liabilities, net.

On December 1, 2018, the Company sold a portion of its business operating in South Africa, which was acquired as part of the Daymon Acquisition, to an affiliated entity of Smollan Holdings Propriety Limited, a company registered in South Africa and in which the Company has approximately a 25% ownership interest. The net proceeds have been reflected as a reduction of $2.0 million of goodwill and no gain or loss was recognized. The operations of the sold business were not significant to prior periods presented.

No impairment related to the Company’s goodwill was recorded for the year ended December 31, 2019. During the fiscal year ended December 31, 2018, the Company recognized a non-cash goodwill impairment charge of $652.0 million related to the Company’s sales reporting unit as a result of the Company’s annual evaluation of goodwill impairment test (as further described in Note 1 above). No impairment related to the Company’s goodwill was recorded for the year ended December 31, 2017.

Intangible Assets

The following tables set forth information for intangible assets:

		December 31, 2019
(in thousands)	Weighted Average Useful Life	Gross Carrying Value	Accumulated Amortization	Accumulated Impairment Charge	Net Carrying Value
Finite-lived intangible assets:
Client relationships	14 years	$2,408,573	$798,153	$—	$1,610,420
Trade names	8 years	132,844	52,485	—	80,359
Developed technology	5 years	10,160	3,957	—	6,203
Covenant not to compete	5 years	6,100	2,486	—	3,614

Total finite-lived intangible assets		2,557,677	857,081	—	1,700,596

Indefinite-lived intangible assets:
Trade names		1,480,000	—	580,000	900,000

Total other intangible assets		$4,037,677	$857,081	$580,000	$2,600,596

		December 31, 2018
(in thousands)	Weighted Average Useful Life	Gross Carrying Value	Accumulated Amortization	Accumulated Impairment Charge	Net Carrying Value
Finite-lived intangible assets:
Client relationships	14 years	$2,398,544	$626,387	$—	$1,772,157
Trade names	8 years	129,925	36,743	—	93,182
Developed technology	5 years	10,160	1,925	—	8,235
Covenant not to compete	5 years	6,100	1,318	—	4,782

Total finite-lived intangible assets		2,544,729	666,373	—	1,878,356

Indefinite-lived intangible assets:
Trade names		1,480,000	—	580,000	900,000

Total other intangible assets		$4,024,729	$666,373	$580,000	$2,778,356

Estimated future amortization expenses of the Company’s existing intangible assets are as follows:

(in thousands)
2020	188,007
2021	187,456
2022	184,961
2023	181,462
Thereafter	958,710

Total amortization expense	1,700,596

The Company recorded all intangible assets at their respective fair values and assessed the useful lives of the assets. Client relationships were valued using the multi-period excess earnings method under the income approach. The values of client relationships are generally regarded as the estimated economic benefit derived from the incremental revenues and related cash flow as a direct result of the client relationships in place versus having to replicate them. Further, the Company evaluated the legal, regulatory, contractual, competitive, economic or other factors in determining the useful life. Trade names were valued using the relief-from-royalty method under the income approach. This method relies on the premise that, in lieu of ownership, a company would be willing to pay a royalty to obtain access to the use and benefits of the trade names. The Company has considered its sales and marketing trade names related to the 2014 Topco Acquisition to be indefinite, as there is no foreseeable limit on the period of time over which such trade names are expected to contribute to the cash flows of the reporting entity. Further, the Company evaluated legal, regulatory, contractual, competitive, economic and other factors in determining the useful life.

In connection with the acquisitions during the years ended December 31, 2019 and 2018, the Company recorded intangible assets of $10.4 million and $49.6 million, respectively. Amortization expense included in the Consolidated Statements of Comprehensive (Loss) Income for the years ended December 31, 2019, 2018 and 2017 was $189.9 million, $188.8 million, and $149.1 million, respectively.

No impairment related to the Company’s intangible assets was recorded for the year ended December 31, 2019. During the fiscal year ended December 31, 2018, the Company recognized a non-cash intangible asset impairment charge of $580.0 million related to the Company’s indefinite-lived sales trade name in connection with the annual intangible impairment test (as further described in Note 1, above). No impairment related to the Company’s intangible assets was recorded for the year ended December 31, 2017.

4. Prepaid and Other Assets

Prepaid and other current assets consist of the following:

	December 31,
(in thousands)	2019	2018
Prepaid expenses	$25,136	$24,494
Inventory	25,163	13,099
Miscellaneous receivables	9,500	13,241
Workers’ compensation receivables	1,109	1,202
Taxes	326	20,125
Market production costs	305	3,397
Other current assets	7,881	6,261

Total prepaid expenses and other current assets	$69,420	$81,819

Other assets consist of the following:

	December 31,
(in thousands)	2019	2018
Operating lease right-of-use assets	$93,924	$—
Deposits	8,364	9,200
Contingent consideration related to South Africa divestiture	6,120	4,986
Workers’ compensation receivable	5,583	6,010
Other long-term assets	2,556	5,440

Total other assets	$116,547	$25,636

5. Property and Equipment

Property and equipment consist of the following:

	December 31,
(in thousands)	2019	2018
Software	$126,796	$108,575
Computer hardware	76,558	72,905
Leasehold improvements	54,293	39,666
Furniture, fixtures, and other	28,868	21,116

Total property and equipment	286,515	242,262
Less: accumulated depreciation	(171,825)	(134,140)

Total property and equipment, net	$114,690	$108,122

Depreciation expense was $42.7 million, $36.4 million, and $30.9 million related to property and equipment for the years ended December 31, 2019, 2018, and 2017, respectively.

6. Other Liabilities

Other accrued expenses consist of the following:

	December 31,
	2019	2018
(in thousands)
Operating lease liability	$34,072	$—
Contingent consideration	24,502	46,191
Client refunds related to the Take 5 Matter	14,946	18,709
Payable related to settlement of contingent consideration	9,385	—
Employee insurance reserves	9,418	9,477
Client deposits	8,674	14,106
Rebates due to retailers	6,979	7,634
Taxes	6,342	8,130
Holdbacks	2,630	3,174
Restructuring charges	2,615	6,024
Interest rate cap and accrued interest payable	1,520	3,703
Other accrued expenses	7,752	9,876

Total other accrued expenses	$128,835	$127,024

Other long-term liabilities consist of the following:

	December 31,
	2019	2018
(in thousands)
Operating lease liability	$84,902	$—
Contingent consideration	23,147	39,786
Workers’ compensation and other insurance reserves	29,718	37,705
Interest rate cap	2,294	1,160
Holdbacks	926	850
Taxes	525	8,129
Deferred rent	—	8,966
Other long-term liabilities	4,785	7,264

Total other long-term liabilities	$146,297	$103,860

Under the workers’ compensation programs, the estimated liability for claims incurred but unpaid at December 31, 2019 and 2018 was $55.9 million and $58.7 million, respectively. These amounts include reported claims as well as claims incurred but not reported. As of December 31, 2019, $26.2 million and $29.7 million of this liability was included in the “Accrued compensation and benefits” and “Other long-term liabilities” in the Consolidated Balance Sheets, respectively. As of December 31, 2018, $21.0 million and $37.7 million of this liability was included in the “Accrued compensation and benefits” and “Other long-term liabilities” in the Consolidated Balance Sheets, respectively. In connection with its deductible limits, the Company has standby letters-of-credit as of December 31, 2019 and 2018 in the amount of $63.5 million and $44.0 million, respectively, and a $0.5 million surety bond as of December 31, 2019 supporting the estimated unpaid claim liabilities.

Contingent Consideration Liabilities

Each reporting period, the Company measures the fair value of its contingent liabilities by evaluating the significant unobservable inputs and probability weightings using Monte Carlo simulations. Any resulting decreases or increases in the fair value result in a corresponding gain or loss reported in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income. The Company has reassessed the fair value of contingent consideration, noting that as of December 31, 2019, projected EBITDA related to acquisitions, which was anticipated to contribute to measurement period EBITDA, was higher than expected. This reassessment resulted in a fair value adjustment of a $2.3 million loss that was included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income. The remaining change in fair value for the year ended December 31, 2019 was due to present value accretion that was included in “Interest expense, net” in the Consolidated Statements of Comprehensive (Loss) Income. As of December 31, 2019, the maximum potential payment outcomes were $286.2 million.

The Company issued an unsecured loan note of $9.4 million during 2019 to settle contingent consideration related to a 2016 digital marketing technology acquisition, which is included in “Other accrued expenses” in the Consolidated Balance Sheets. The unsecured loan note bears no interest and matures and was fully repaid on January 6, 2020.

The following table summarizes the changes in the carrying value of estimated contingent consideration liabilities:

	Year Ended December 31,
(in thousands)	2019	2018
Beginning of the period	$85,977	$155,940
Fair value of acquisitions	2,519	18,653
Payments	(37,100)	(40,292)
Note issuance for settlement	(9,385)	—
Changes in fair value	6,064	(45,662)
Foreign exchange translation effects	(426)	(2,662)

End of the period	$47,649	$85,977

7. Debt

	December 31,
	2019	2018
(in thousands)
First lien term loan	$2,467,529	$2,493,404
Second lien term loan	760,000	760,000
Notes payable and deferred obligations	2,053	1,139

	3,229,582	3,254,543
Less: current portion	27,655	26,348
Less: debt issuance costs	29,840	46,730

Long-term debt, net of current portion	$3,172,087	$3,181,465

At the time of the Daymon Acquisition, Daymon had an existing credit agreement with several financial institutions (the “Daymon Credit Agreement”). The Daymon Credit Agreement provided for a $100.0 million term loan and a $125.0 million revolving line of credit. Borrowings bore interest at, as elected by Daymon, base rate or Eurodollar rate. In connection with the Daymon Acquisition, the fair value of the Daymon Credit Agreement was $207.0 million, a discount of $2.6 million on the outstanding balance as of December 18, 2017.

Under the Daymon Credit Agreement, Daymon was obligated to meet certain customary financial and nonfinancial covenants, including, without limitation, restrictions on incurring and repaying debt, granting liens, making investments and acquisitions, paying dividends, or entering into contracts with affiliates. At the end of each quarter, Daymon was required to comply with covenants related to fixed-charge coverage ratio and total leverage ratio, each as defined in the Daymon Credit Agreement. On February 21, 2018, the Company executed the Third Amendment to First Lien Credit Agreement, which amended the First Lien Credit Agreement (defined below) to enable the Company to incur additional first lien term loans under the incremental facilities (the “Incremental First Lien Term Loans”) in an aggregate principal amount of $350.0 million. The Incremental First Lien Term Loans bear interest at the applicable base rate payable under the First Lien Credit Agreement, plus a margin of 3.25% per annum or 2.25% per annum, as applicable. The proceeds of the Incremental First Lien Term Loans were used primarily to pay off and terminate the entire outstanding $205.1 million principal amount of the Daymon Credit Agreement.

On July 25, 2014, certain subsidiaries of the Company entered into the following credit facilities with different syndicates of lenders in connection with the 2014 Topco Acquisition:

•	a first lien credit agreement (the “First Lien Credit Agreement”) that provided for:

•	a $200.0 million revolving line of credit (the “Revolving Credit Facility”), of which up to $75.0 million may be used for letters of credit,

•	a $1.8 billion term loan facility (the “Initial First Lien Term Loans”),

•	commitments for an additional $60.0 million of unfunded delayed draw term loans (the “Delayed Draw Commitments”), and

•	uncommitted incremental revolving and first lien term loan facilities, subject to certain incurrence tests; and

•	a second lien credit agreement (the “Second Lien Credit Agreement”) that provided for:

•	a $760.0 million term loan facility (the “Second Lien Term Loans”), and

•	uncommitted incremental second lien term loan facilities, subject to certain incurrence tests.

Borrower, Guarantors, and Collateral. Advantage Sales & Marketing Inc., a wholly owned indirect subsidiary of the Company, is the borrower under the credit facilities (the “Borrower”). Obligations under the credit facilities are guaranteed by Karman Intermediate Corp., the Borrower’s direct parent and a wholly owned, direct subsidiary of the Company, and by certain wholly owned, domestic material subsidiaries of the Borrower (collectively, the “Guarantors”). Obligations under the credit facilities are secured by a lien on substantially all of the property and assets of the Borrower and the Guarantors and which, in the case of the First Lien Credit Agreement, is a first-priority lien and, in the case of the Second Lien Credit Agreement, is a second-priority lien. Advantage is not a party to the credit agreements and is not a Guarantor and has not granted any liens on any of its direct assets to secure the credit facilities.

Borrowings and Use of Proceeds. The Borrower incurred $1.8 billion of Initial First Lien Term Loans and $760.0 million of Second Lien Term Loans in July 2014, and used the proceeds to finance the 2014 Topco Acquisition and to pay related fees and expenses. The Borrower incurred an aggregate of $60.0 million of additional first lien term loans under the Delayed Draw Commitments in September and November 2014, and used the proceeds to finance certain acquisitions and to pay related fees and expenses. The Borrower incurred $150.0 million of additional first lien term loans under the incremental facilities in April 2015 and used the proceeds to finance additional acquisitions, pay related fees and expenses, repay loans under the Revolving Credit Facility and for general corporate purposes. The Borrower also uses the Revolving Credit Facility to maintain various letters of credit. In May 2017, the Borrower incurred $225.0 million of additional First Lien Term Loans and extended the termination with respect to a $150.0 million portion of the Company’s Revolving Credit Facility (the “Series A Revolving Loan Facility”) from July 25, 2019 to April 23, 2021. The proceeds were used to finance additional acquisitions, to repay existing loans under the Revolving Credit Facility and for general corporate purposes. From time to time the Borrower has incurred and repaid loans under the Revolving Credit Facility, and those borrowings generally are used for working capital purposes and to fund acquisitions. The Borrower also uses the Revolving Credit Facility (including the Series A Revolving Loan Facility) to issue letters of credit on the Borrower and its subsidiaries’ behalf. In February 2018, the Borrower executed the Third Amendment to First Lien Credit Agreement, which amended the First Lien Credit Agreement to enable the Borrower to incur the Incremental First Lien Term Loans in an aggregate principal amount of $350.0 million. The Borrower used the proceeds of the Incremental Term Loans to pay for the refinancing of all existing indebtedness of Daymon, finance additional acquisitions, and for general corporate purposes.

Maturity. The Revolving Credit Facility (other than the Series A Revolving Loan Facility) matured on July 25, 2019. The Series A Revolving Loan Facility matures on April 23, 2021. The Initial First Lien Term Loans, the first lien term loans funded under the Delayed Draw Commitments, the Incremental First Lien Term Loans and the other first lien term loans funded under the incremental facilities (collectively, the “First Lien Term Loans”) mature on July 23, 2021. The Second Lien Term Loans mature on July 25, 2022.

Amortization. The First Lien Term Loans amortize at a rate that approximates 1.0% per annum of the principal amount of First Lien Term Loans borrowed, and amortization payments are due quarterly on the last business day of each fiscal quarter. In the years ended December 31, 2019 and 2018, the Borrower paid

$25.9 million and 25.9 million, respectively, of principal in amortization on the First Lien Term Loans. As of December 31, 2019, the amortization payment was $6.5 million per quarter. The Second Lien Term Loans do not amortize.

Prepayments. The following mandatory prepayments of First Lien Term Loans are required:

•

Excess Cash Flow — the Borrower must prepay First Lien Term Loans with 50% of its “Excess Cash Flow” (as defined in the First Lien Credit Agreement) in excess of $20.0 million (net of certain voluntary prepayments of debt) for each fiscal year. Payment is due annually at approximately the time when the Borrower is required to deliver its audited financial statements for the prior fiscal year. The percentage of Excess Cash Flow that must be applied to prepay loans declines to 25.0% or 0.0% if the Borrower achieves a first lien net leverage ratio of 4.50:1.00 or 3.75:1.00, respectively, for the applicable fiscal year.

•

Asset Sales and Casualty Events — the Borrower must prepay First Lien Term Loans with 100% of the “Net Cash Proceeds” (as defined in the First Lien Credit Agreement) from certain types of non-ordinary course asset sales, insurance proceeds or condemnation awards. However, in lieu of making the mandatory prepayment, the Borrower has the option to reinvest Net Cash Proceeds in other assets within 12 months of receipt of the proceeds or, if a commitment to reinvest such proceeds is made within such 12-month period, within 180 days after such 12-month period.

•	Other Debt — the Borrower must prepay First Lien Term Loans with the proceeds of debt that otherwise is not permitted to be incurred under the First Lien Credit Agreement.

The Borrower also may make voluntary prepayments of First Lien Term Loans at any time without penalty or premium. In 2019, the Borrower was not required to make any Excess Cash Flow payment for the year ended December 31, 2018, and the Borrower did not make any other mandatory or voluntary prepayments of First Lien Term Loans for the years ended December 31, 2019 or 2018.

The Second Lien Credit Agreement includes comparable mandatory prepayment provisions, but they do not have effect prior to the date that the First Lien Credit Agreement is terminated. The Borrower may make voluntary prepayments of the Second Lien Term Loans at any time without penalty or premium, as the original call protection in the Second Lien Credit Agreement is no longer applicable. However, under certain circumstances, the First Lien Credit Agreement restricts the Borrower’s ability to prepay the Second Lien Term Loans. The Borrower did not make any prepayments of the Second Lien Term Loans in the years ended December 31, 2019 or 2018.

Interest and Fees. Interest on the credit facilities accrues at a floating rate. For each borrowing and interest period, the Borrower has the right to choose either a base rate or Eurodollar rate of interest. The base rate is, as of any date, the highest of (a) the federal funds rate plus 0.5%, (b) Bank of America’s “prime rate” and (c) the Eurodollar rate for an interest period of one month plus 1.00%. The Eurodollar rate is, for a specified interest period of one, two, three, six, or twelve months, the rate equal to the ICE London InterBank Offered Rate (“LIBOR Rate”) determined two business days prior to the start of the applicable interest period, further adjusted for statutory reserves. The base rate and Eurodollar rate for term loans are each subject to a “floor” of 2.00% and 1.00%, respectively. Base rate interest is payable at the end of each quarter, and Eurodollar rate interest is payable at the end of the applicable interest period or, if more than three months, every three months. If a Eurodollar rate loan is prepaid or converted to base rate prior to the end of the applicable interest period, the Borrower may be liable for customary “breakage” costs. Both base rate loans and Eurodollar rate loans accrue interest at the applicable rate plus a margin, as follows:

•

for the Revolving Credit Facility, there is a pricing grid based on first lien net leverage where the base rate margins range between 2.25% to 1.75% and the Eurodollar rate margins range between 3.25% and 2.75%, with the margin determined based on whether the Borrower is above or below a leverage ratio of 4.50:1.00 or 4.00:1.00;

•	for First Lien Term Loans, the base rate margin is 2.25% and the Eurodollar rate margin is 3.25%; and

•	for Second Lien Term Loans, the base rate margin is 5.50% and the Eurodollar rate margin is 6.50%.

The Borrower has historically generally elected the Eurodollar rate. In 2019 and 2018, the effective interest rate on the First Lien Term Loans was 5.53% and 5.25% per annum, respectively, and the effective interest rate on the Second Lien Term Loans was 8.78% and 8.48% per annum, respectively.

The Revolving Credit Facility accrues a commitment fee for unfunded commitments, calculated based on daily unused commitments and payable quarterly, at a rate of 0.50% per annum or, if the Borrower achieves a first lien net leverage ratio equal to or below 4.50:1.00 for the applicable quarter, 0.375% per annum. Outstanding letters of credit accrue a fee, calculated based on daily outstanding amounts and payable quarterly, equal to the Eurodollar rate margin applicable to the Revolving Credit Facility times the face value of outstanding undrawn letters of credit. The Borrower also pays customary “fronting fees” upon the issuance of letters of credit. As of December 31, 2019 and 2018, the Borrower had no loans outstanding under the Revolving Credit Facility and $63.5 million and $44.0 million, respectively, of undrawn letters of credit outstanding under the Revolving Credit Facility. There were no borrowings outstanding under the Revolving Credit Facility during the year ended December 31, 2019. The maximum and average daily borrowings outstanding under the Revolving Credit Facility during the year ended December 31, 2018 were $30.0 million and $105.0 million, respectively.

Covenants. The Revolving Credit Facility has a “springing” financial maintenance covenant. If, at the end of any fiscal quarter, the Borrower has used more than 30% of the Revolving Credit Facility commitments (excluding letters of credit), then the Borrower must demonstrate that its first lien net leverage ratio is equal to or less than 8.25:1.00 for the twelve-month period ended as of such fiscal quarter. If the financial covenant is required to be tested and cannot be met, the Borrower has a customary right to “cure” the default with the proceeds of a specified capital contribution (if made available to the Borrower by its parent entity or that entity’s equity holders), which is treated as EBITDA for purposes of demonstrating compliance with the financial covenant. The Borrower was in compliance with the financial covenant as of December 31, 2019 and 2018, regardless of whether the covenant was required to be tested.

The First Lien Credit Agreement and Second Lien Credit Agreement also contain customary affirmative and negative covenants. These covenants restrict the ability of the Borrower, the Guarantors and their subsidiaries to incur debt, permit liens on pledged assets, make investments, make distributions to equity holders, prepay junior debt, engage in mergers or restructurings, and sell assets, among other things. These covenants are subject to a number of exceptions that generally provided the Borrower and its subsidiary with adequate flexibility to operate their business in the ordinary course. The credit agreements contain customary covenants that restrict the Company’s ability to receive distributions of cash or assets from the Borrower, the Guarantors and their subsidiaries, which, collectively, constitute substantially all of the Company’s operating assets; however, these covenants are subject to a number of exceptions, including an exception that permits unlimited distributions if the Borrower’s senior secured net leverage ratio is equal to or less than 6.00:1.00. As of December 31, 2019, the Borrower does not meet such leverage ratio. To the extent the Borrower from time to time in the future is not able to meet this leverage test, the Company would still be able to receive distributions from the Borrower and its subsidiaries under other baskets to the covenant which include, among other things, distributions:

•	in an amount of up to 6% per annum of the net proceeds of public offerings of stock;

•	to pay salary, bonus, and benefits to the Company’s officers and employees;

•	to repurchase management equity upon termination, retirement, death, or disability, subject to a cap;

•	to pay taxes on behalf of the Borrower and its subsidiaries;

•	to pay the Company’s costs, fees, and expenses of being a public company, including compliance with regulations applicable to public reporting companies and listed companies;

•	to pay the costs and expenses related to the Company’s operations as a holding company of the Borrower, including administrative, legal, accounting, and similar expenses; and

•	to pay the costs of any unsuccessful equity or debt offering the Company may attempt.

As of December 31, 2019 and 2018, the Borrower was in compliance with the negative and affirmative covenants under the credit agreements.

Fees related to the issuance or refinancing of long-term debt are generally capitalized and amortized over the term of the debt using the effective interest rate method. The amortization of deferred debt issuance costs is included in “Interest expense, net,” in the Consolidated Statements of Comprehensive (Loss) Income, and amounted to $16.9 million, $15.3 million, and $13.2 million for the year ended December 31, 2019, 2018 and 2017, respectively. As of December 31, 2019, “Long-term debt” in the Consolidated Balance Sheets included debt issuance costs of $103.2 million less accumulated amortization of $73.3 million. As of December 31, 2018, “Long-term debt” in the Consolidated Balance Sheets included debt issuance costs of $103.2 million less accumulated amortization of $56.5 million.

Future minimum principal payments on long-term debt are as follows:

(in thousands)
For the fiscal years ending December 31,
2020	$27,655
2021	2,441,707
2022	760,047
2023	43
2024	23
Thereafter	107

Total future minimum principal payments	$3,229,582

8. Leases

The Company leases facilities, and equipment under noncancelable leases that have been classified as operating leases for financial reporting purposes. These leases often include one or more options to renew and the lease term includes the renewal terms when it is reasonably certain that the Company will exercise the option. In general, for the Company’s material leases, the renewal options are not included in the calculation of its right-of-use assets and lease liabilities, as the Company does not believe that it is reasonably certain that these renewal options will be exercised. The Company’s lease agreements do not contain any material residual guarantees or material restrictive covenants.

All operating lease expenses are recognized on a straight-line basis over the lease term as a component of “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive Loss. Payments under the Company’s lease arrangements are primarily fixed. However, certain lease agreements contain variable costs, which are expensed as incurred and not included in the calculation of the Company’s right-of-use assets and related liabilities for those leases. These costs typically include real estate taxes, common area maintenance and utilities for which the Company is obligated to pay under the terms of those leases.

During the year ended December 31, 2019, the Company expensed approximately $53.5 million of total operating lease costs, which includes $8.5 million of variable lease costs. During the years ended December 31, 2018 and 2017, the Company recognized $48.7 million and $39.0 million of total operating lease expense, respectively.

Based on the present value of the lease payments for the remaining lease term of the Company’s existing leases, the Company’s right-of-use assets and lease liabilities for operating leases as of December 31, 2019 were as follows:

(in thousands)	Classification	December 31, 2019
Assets
Operating lease right-of-use assets	Other assets	$93,924
Liabilities
Current operating lease liabilities	Other accrued expenses	34,072
Noncurrent operating lease liabilities	Other long-term liabilities	84,902

Total leased liabilities		$118,974

Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments. In determining its incremental borrowing rate, the Company reviewed the terms of its leases, its credit facilities, and other factors.

Information related to the Company’s right-of-use assets and related lease liabilities were as follows:

(in thousands)	Year Ended December 31, 2019
Cash paid for operating lease liabilities	$32,229
Right-of-use assets obtained in exchange for new operating lease obligations	40,536
Weighted-average remaining lease term	4.4 years
Weighted-average discount rate	10.0%

Maturities of lease liabilities as of December 31, 2019 were as follows:

(in thousands)
2020	$43,673
2021	33,436
2022	23,293
2023	16,828
2024	12,516
Thereafter	16,656

Total lease payments	$146,402
Less imputed interest	(27,428)

Present value of lease liabilities	$118,974

Under the previous lease standard, future minimum obligations under lease commitments in effect at December 31, 2018 were as follows:

(in thousands)
2019	$43,912
2020	33,547
2021	23,219
2022	15,603
2023	10,342
Thereafter	16,364

Total lease payments	$142,987

The Company has additional operating leases for real estate of $8.4 million which have not commenced as of December 31, 2019, and as such, have not been recognized on the Company’s Consolidated Balance Sheet. These operating leases are expected to commence in 2020.

9. Fair Value of Financial Instruments

The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of December 31, 2019 and 2018, the Company’s interest rate derivatives and forward contracts are Level 2 assets and liabilities with the related fair values based on third-party pricing service models. These models use discounted cash flows that utilize market-based forward swap curves commensurate with the terms of the underlying instruments.

As of December 31, 2019 and 2018, the contingent consideration assets and liabilities are Level 3 assets and liabilities with the related fair values based on the significant unobservable inputs and probability weightings in using the income approach.

The following table sets forth the Company’s financial assets and liabilities measured on a recurring basis at fair value, categorized by input level within the fair value hierarchy.

	December 31, 2019
(in thousands)	Fair Value	Level 1	Level 2	Level 3
Assets measured at fair value
Cash and cash equivalents	$184,224	$184,224	$—	$—
Contingent consideration related to South Africa divestiture	6,120	—	—	6,120

Total assets measured at fair value	$190,344	$184,224	$—	$6,120

Liabilities measured at fair value
Derivative financial instruments	$3,277	$—	$3,277	$—
Contingent consideration	47,649	—	—	47,649

Total liabilities measured at fair value	$50,926	$—	$3,277	$47,649

	December 31, 2018
(in thousands)	Fair Value	Level 1	Level 2	Level 3
Assets measured at fair value
Cash and cash equivalents	$141,590	$141,590	$—	$—
Contingent consideration related to South Africa divestiture	4,986	—	—	4,986

Total assets measured at fair value	$146,576	$141,590	$—	$4,986

Liabilities measured at fair value
Derivative financial instruments	$4,160	$—	$4,160	$—
Contingent consideration	85,977	—	—	85,977

Total liabilities measured at fair value	$90,137	$—	$4,160	$85,977

Interest Rate Cap Agreements

As of December 31, 2019, the Company had interest rate cap contracts on $1.5 billion of notional value of principal from various financial institutions, all with maturity dates of January 24, 2022, to manage the Company’s exposure to interest rate movements on variable rate credit facilities when three-months LIBOR on the Company’s term loans exceeds caps ranging from 3.25% to 3.5%. As of December 31, 2019, $1.0 million and $2.3 million of the Company’s fair value of outstanding interest rate caps were included in “Other accrued expenses” and “Other long-term liabilities” in the Consolidated Balance Sheets, respectively, with changes in fair value recognized as a component of “Interest expense, net” in the Consolidated Statements of Comprehensive (Loss) Income. As of December 31, 2019, the aggregate fair value of the Company’s outstanding interest rate caps represented an outstanding net liability of $3.3 million.

As of December 31, 2018, the Company had interest rate cap contracts on $3.2 billion of notional value of principal from various financial institutions, with maturity dates ranging from April 23, 2019 to January 24, 2022 to manage the Company’s exposure to interest rate movements on variable rate credit facilities when three-months LIBOR on term loans exceeds caps ranging from 3.0% to 3.5%. As of December 31, 2018, $3.0 million and $1.2 million of the Company’s fair value of outstanding interest rate caps were included in “Other accrued expenses” and “Other long-term liabilities” in the Consolidated Balance Sheets, respectively, with changes in fair value recognized as a component of “Interest expense, net” in the Consolidated Statements of Comprehensive (Loss) Income. As of December 31, 2018, the aggregate fair value of the Company’s outstanding interest rate caps represented an outstanding net liability of $4.2 million.

During the years ended December 31, 2019, 2018, and 2017, the Company recorded interest expense in the amount of $2.7 million, $3.9 million, and $1.5 million, related to changes in the fair value of its derivative instruments, respectively.

Forward Contracts

During the year ended December 31, 2019, 2018, and 2017, the Company recognized a loss of $0.4 million, a loss of $1.0 million and a gain of $1.4 million, respectively, related to changes in fair values of the forward contracts as a component of “Selling, general and administrative expenses” in the Consolidated Statements of Comprehensive Loss. As of December 31, 2019 and 2018, the Company had no open Euro forward contracts.

Contingent Consideration Liabilities

The Company estimates the fair value of the contingent consideration related to its financial instruments by employing Monte Carlo simulations to estimate the volatility and systematic relative risk of revenues subject to sales milestone payments and discounting the associated cash payment amounts to their present values using a credit-risk-adjusted interest rate. The unobservable inputs to the valuation models that have the most significant effect on the fair value of the Company’s contingent consideration liabilities are the probabilities that certain operating results will be achieved. During the years ended December 31, 2019, 2018, and 2017, the Company recognized a loss of $2.3 million, a gain of $54.5 million, and a loss of $13.0 million, respectively, related to changes in fair value of the contingent consideration liabilities as a component of “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

The Company reports present value accretions in “Interest expense, net” in the Consolidated Statements of Comprehensive (Loss) Income which represented $3.8 million, $8.8 million, and $7.7 million, for the year ended December 31, 2019, 2018, and 2017, respectively.

Contingent Consideration related to South Africa divestiture

Each reporting period, the Company measures the fair value of its contingent receivables by evaluating the significant unobservable inputs and probability weightings using Monte Carlo simulations. Any resulting decreases or increases in the fair value result in a corresponding gain or loss reported in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income. The Company has reassessed the fair value of contingent consideration, noting that as of December 31, 2019, projected EBITDA related to South Africa divestiture, which was anticipated to contribute to measurement period EBITDA, was higher than expected. This reassessment resulted in a fair value adjustment of a $0.8 million gain that was included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income. The remaining change in fair value for the year ended December 31, 2019 was due to present value accretion of $0.4 million, which was included in “Interest expense, net” in the Consolidated Statements of Comprehensive (Loss) Income.

The following table summarizes the changes in the carrying value of estimated contingent consideration related to South Africa divestiture:

Year Ended December 31,
(in thousands)	2019
Beginning of the period	$4,986
Changes in fair value	1,134

End of the period	$6,120

During the years ended December 31, 2019 and 2018, there were no transfers between Level 1 and Level 2 fair value measurements. For a reconciliation of fair value measurements of Level 3 financial instruments, refer to Note 4, Prepaid and Other Assets, and Note 6, Other Liabilities, to the “Notes to Consolidated Financial Statements,” for a summary of changes in the carrying value of estimated contingent considerations.

The following table sets forth the carrying values and fair values of the Company’s financial liabilities measured on a recurring basis, categorized by input level within the fair value hierarchy:

(in thousands)	Carrying Value	Fair Value (Level 2)
Balance at December 31, 2019
First lien term loan	$2,467,529	$2,413,663
Second lien term loan	760,000	733,526
Notes payable and deferred obligations	2,053	1,872

Total long-term debt	$3,229,582	$3,149,061

(in thousands)	Carrying Value	Fair Value (Level 2)
Balance at December 31, 2018
First lien term loan	$2,493,404	$2,405,635
Second lien term loan	760,000	737,108
Notes payable and deferred obligations	1,139	1,246

Total long-term debt	$3,254,543	$3,143,989

10. Investments

Investments in Unconsolidated Affiliates

In connection with the Daymon Acquisition, the Company acquired 9.9% of the outstanding common shares of a subsidiary of a Japanese supermarket chain (“ATV”). The Company has no substantial influence over ATV. In accordance with ASC 321, Investments — Equity Securities, the Company elected the measurement alternative to value this equity investment without a readily determinable fair value. The Company will continue to apply the alternative measurement guidance until this investment does not qualify to be so measured. The carrying value of the investment was $7.5 million and $7.5 million as of December 31, 2019 and 2018, respectively.

The Company’s significant equity investments primarily consist of Global Smollan Holdings (25% ownership), Smollan Holding Proprietary Limited (25% ownership), Partnership SPV 1 Limited (12.5% ownership), and Ceuta Holding Limited (8.8% ownership). Income from the Company’s equity method investments, included in “Cost of revenues” in the Consolidated Statements of Comprehensive (Loss) Income, was $4.9 million, $4.8 million, and $3.2 million for the years ended December 31, 2019, 2018, and 2017, respectively. The Company’s proportionate share in their net assets at December 31, 2019 and 2018 was $104.1 million and $98.8 million, respectively. The Company’s equity method investments are not material to the Company’s results of operations or financial position; therefore, no summarized financial information for the Company’s unconsolidated subsidiaries has been presented.

11. Equity-Based Compensation

The Limited Partnership Agreement allows profits interests in Topco to be granted to directors, officers, employees, and consultants of Topco and its subsidiaries. The performance-based profits interests (“Common Series C Units”) are subject to certain vesting requirements, as described below.

Additionally, in 2014, Topco issued 30,000 time-vesting profits interests (“Common Series D Units”) to entities affiliated with one equity sponsor of Topco. Time-vesting profits interests vest on a monthly basis beginning on October 1, 2014 and end on September 1, 2019. The compensation expense associated with the issuance of such awards for non-employees is recorded by the Company as the Company receives the benefit of the services being provided by the non-employees.

Common Series C Units and Common Series C-2 Units

During the years ended December 31, 2019, 2018, and 2017, 21,953 Common Series C Units, 10,830 Common Series C Units, and 37,641 Common Series C Units, respectively, were granted at no cost to employees of the Company. As the result of an amendment and restatement of the Limited Partnership Agreement, on March 15, 2018, 75% of all Common Series C Units awards are subject to vesting over four fiscal years from their respective issuance date. The remaining 25% of the units vest if and when Topco’s private equity sponsors as of the date of the 2014 Topco Acquisition realize a pre-tax internal rate of return of 20% compounded annually with respect to the Common Series A Units of Topco held by such sponsors. To the extent the Common Series C Units vest, such units may still be forfeited as a result of termination of the employment of the applicable holders or upon a non-qualifying exit event. Certain awards vest over the remaining initial four-year term, subject to the employee’s continued employment. In addition, certain Common Series C Units were issued in connection with the Daymon Acquisition to Daymon employees, certain of which are deemed to be vested upon issuance, and certain on which vest in four installments on each of the first four anniversaries following the completion of the Daymon Acquisition, subject to such employee’s continued employment with the Company. The Limited Partnership Agreement also authorizes Topco to issue 35,000 Common Series C-2 Units to employees of the Company, which are deemed to be vested upon issuance and subject to substantially similar forfeiture provisions as the Common Series C Units, including forfeiture upon certain terminations of employment with the Company of the applicable holders or a non-qualifying exit event.

A valuation including an option pricing method to allocation and Monte Carlo simulation was used to estimate the fair value of Common Series C Units and Common Series C-2 Units. The expected price volatility is based on the average of the historical volatility of comparable public companies. The risk-free rate is based on U.S. Treasury yields in effect at the time of grant over the expected term. The Company did not use a dividend yield as it has not historically paid distributions.

The following weighted average assumptions were used in determining the fair value of Common Series C Unit grants made during the years ended December 31, 2019, 2018, and 2017:

	Year Ended December 31,
	2019	2018	2017
Grant date fair value	$37.90	$167.40	$256.00
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	41.2%	36.0%	39.7%
Risk-free interest rate	2.5%	2.3%	1.6%
Lack of marketability discount	31.3%	29.2%	28.2%
Expected term (years)	1.0	1.0	2.0

The following weighted average assumptions were used in determining the fair value of Common Series C-2 Unit grants made during the year ended December 31, 2019 and 2018.

	Year Ended December 31,
	2019	2018
Grant date fair value	$284.00	$625.99
Dividend yield	0.0%	0.0%
Yield Test Probability	39.0%	97.1%
Cost of Equity Capital	11.1%	12.3%
Expected term (years)	2.0	3.0

Topco has the option to repurchase Common Series C Units for cash or in exchange for contingent promissory notes issued by Topco, bearing a market rate of interest, which would be payable upon a specified event occurring.

The following table summarizes the activity in the Common Series C Units during the periods presented:

	Year Ended December 31,
	2019	2018	2017
Beginning of the period	$156,975	$150,906	$126,673
Grants	21,953	10,830	37,641
Forfeitures	(4,738)	(4,416)	(11,563)
Repurchases	—	(345)	(1,845)

End of the period	$174,190	$156,975	$150,906

The following table summarizes the activity in the Common Series C-2 Units during the year ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Beginning of the period	$33,525	$—
Grants	1,425	34,275
Forfeitures	(1,550)	(750)

End of the period	$33,400	$33,525

No compensation expense has been recorded in the years ended December 31, 2019, 2018, and 2017, in connection with the Common Series C Units or the Common Series C-2 Units since a vesting exit event is not yet deemed probable of occurring. If a vesting exit event had become probable in 2019, Company would have recognized a compensation expense of $18.8 million for the year ended December 31, 2019 in connection with the Common Series C Units and $11.1 million for the year ended December 31, 2019 in connection with the Common Series C-2 Units.

Common Series D Units

The Company measures the fair value of the Common Series D Units quarterly throughout the five-year vesting period and recognizes this cost ratably over the vesting period. There were no grants during the years ended December 31, 2019, 2018, and 2017. The OPM was used to estimate the Common Series D Units fair value of $300 as of the grant date. The expected share price volatility is based on the average of the historical volatility of comparable public companies. The risk-free rate is based on U.S. Treasury yields in effect at the time of grant over the expected term. The Company did not use a dividend yield as it has not historically paid distributions. The fair value of these units at the end of each measurement period were $184, $165, and $638 per unit as of December 31, 2019, 2018, and 2017. Since the Common Series D Units that were issued under the Limited Partnership Agreement were for interests in Topco, which is outside of the consolidated group, the value of the profits interests were marked to market at each of the Company’s reporting periods.

The following assumptions were used in determining the fair value for the periods ended December 31, 2019, 2018, and 2017:

	Year Ended December 31,
	2019	2018	2017
Grant date fair value	$300.00	$300.00	$300.00
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	44.0%	40.0%	35.0%
Risk-free interest rate	1.6%	2.6%	1.9%
Lack of marketability discount	26.0%	25.0%	20.0%
Expected term (years)	1.0	1.0	2.0

On December 31, 2019, there were 30,000 Common Series D Units outstanding. During the years ended December 31, 2019, 2018 and 2017, the Company recorded an equity-based compensation expense of $1.3 million, a gain related to equity-based compensation of $8.2 million and an equity-based compensation expense of $5.6 million, respectively, included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income.

12. Employee Benefit Plans

The Company sponsors 401(k) plans for certain employees who meet specified age and length of service requirements. The 401(k) plans include a deferral feature under which employees may elect to defer a portion of their salary, subject to Internal Revenue Service limitations. The Company provides a matching contribution based on a percentage of participating employees’ salaries and contributions made. Total contributions to the plan for the years ended December 31, 2019, 2018, and 2017 were $13.9 million, $13.2 million, and $7.9 million, respectively.

13. Related Party Transactions

Management Fees

The Company incurred $5.5 million, $5.5 million, and $4.0 million, in management fees to certain entities affiliated with or advised by CVC Capital Partners, Leonard Green & Partners, Bain Capital, Juggernaut Management, LLC, and Centerview Capital Management, LLC for the years ended December 31, 2019, 2018, and 2017, respectively, which are included in “Selling, general, and administrative expenses” in the Consolidated

Statements of Comprehensive (Loss) Income

Overlapping Directors

During the years ended December 31, 2019, the Company recognized revenues of $41.8 million from a client of the Company, of which a member of the client’s holding company’s board of directors also serves as a member of the board of directors of Topco. During the years ended December 31, 2018, and 2017, the Company recognized revenues of $43.0 million and $46.3 million, respectively, from the client of the Company, of which two members of the client’s holding company’s board of directors also serve as members of the board of directors of Topco. Accounts receivable from this client were $7.0 million and $10.5 million as of December 31, 2019 and 2018, respectively.

Effective June 25, 2019, a member of the board of directors of Topco was appointed to the board of directors of a client of the Company. Subsequent to his appointment, the Company recognized revenues of $5.4 million from this client during the year ended December 31, 2019 and had accounts receivable of $0.1 million as of December 31, 2019.

Variable Interest Entity

During the years ended December 31, 2018 and 2017, the Company recognized revenues of $58.0 million and $99.9 million, respectively, from a variable interest entity. Accounts receivable from the Company’s variable interest entity were $0.2 million and $0.7 million as of December 31, 2019 and 2018, respectively. In 2018, the variable interest entity terminated its active operations.

Investments in Unconsolidated Affiliates

During the years ended December 31, 2019, 2018, and 2017, the Company recognized revenues of $21.9 million, $23.5 million, and $0.9 million, respectively, from a parent company of an investment. Accounts receivable from this client were $2.2 million and $3.6 million as of December 31, 2019 and 2018, respectively.

Long-term Debt

Certain funds managed by CVC Credit Partners, which is part of the same network of companies providing investment management advisory services operating under the CVC brand as CVC Capital Partners, act as lenders under the Company’s First Lien Term Loans and Second Lien Term Loans. As of December 31, 2019, and 2018, the funds managed by CVC Credit Partners under the Company’s First Lien Term Loans were $100.2 million and $89.1 million, respectively. As of December 31, 2019, and 2018, the funds managed by CVC Credit Partners under the Company’s Second Lien Term Loans were $31.1 million and $57.6 million, respectively.

14. Restructuring Charges

Restructuring charges include severance plans designed to integrate and reduce costs associated with business changes. In connection with the Daymon Acquisition, the Company commenced a restructuring program designed to achieve cost savings through transaction synergies. The Company recorded severance expenses of $2.3 million, $7.9 million, and $6.4 million included in “Selling, general, and administrative expenses” in the Consolidated Statements of Comprehensive (Loss) Income for the years ended December 31, 2019, 2018, and 2017, respectively.

As of December 31, 2019, $2.6 million of the Company’s restructuring charges were included in “Other accrued expenses” in the Consolidated Balance Sheets. As of December 31, 2018, $6.0 million and $0.1 million of the Company’s restructuring charges were included in “Other accrued expenses” and “Other long-term liabilities” in the Consolidated Balance Sheets, respectively.

The following table summarizes the Company’s restructuring activity:

	Severance	Facilities and Other Costs	Total Restructuring Charges
(In thousands)
Balance at December 31, 2017	$13,257	$—	$13,257
Charges	7,901	4,564	12,465
Payments/utilization	(16,841)	(1,862)	(18,703)
Foreign exchange translation effects	(867)	(48)	(915)

Balance at December 31, 2018	3,450	2,654	6,104

Charges	2,271	3,114	5,385
Payments/utilization	(4,398)	(4,476)	(8,874)

Balance at December 31, 2019	$1,323	$1,292	$2,615

15. Income Taxes

The (benefit from) provision for income taxes is as follows:

	Year Ended December 31,
	2019	2018	2017
(in thousands)
Current tax expense
Federal	$45,874	$21,399	$52,748
State	11,311	11,742	9,656
Foreign	12,231	12,140	5,888

Total current tax expense	69,416	45,281	68,292

Deferred tax (benefit) expense
Federal	(53,314)	(164,208)	(421,919)
State	(11,055)	(48,653)	(9,800)
Foreign	(3,694)	(754)	4,621

Total deferred tax benefit	(68,063)	(213,615)	(427,098)

Total provision for (benefit from) income taxes	$1,353	$(168,334)	$(358,806)

A reconciliation of the provision for taxes based on the federal statutory income tax rate attributable to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2019	2018	2017
Statutory U.S. rate	21.0%	21.0%	35.0%
State tax, net of federal tax benefit	(1.1)%	2.2%	(0.3)%
Foreign tax, net of federal tax benefit	(13.9)%	(0.4)%	12.8%
Goodwill impairment	—	(10.4)%	—
Global Intangible Low Taxed Income	(8.3)%	(0.2)%	—
Toll charge	—	—	29.9%
Transaction expenses	(5.4)%	(0.1)%	10.8%
Equity-based compensation	(1.5)%	0.2%	6.7%
Meals and entertainment	(11.1)%	(0.2)%	6.4%
Canada dividend withholding tax	(0.7)%	—	5.9%
Contingent consideration fair value adjustment	7.1%	0.7%	5.3%
Non-deductible expenses	(4.6)%	—	4.9%
Employee parking	(0.9)%	—	—
Return to provision on permanent differences	8.2%	0.1%	0.2%
Work opportunity tax credit	3.3%	—	(1.3)%
Research and development credit	4.0%	—	(0.6)%
Foreign rate differential	(3.5)%	—	(5.3)%
Federal rate change	—	(0.1)%	(1,337.7)%

Effective tax rate	(7.4)%	12.8%	(1,227.3)%

The geographic components of (loss) income before income taxes are as follows:

	Year Ended December 31,
	2019	2018	2017
(in thousands)
U.S. sources	$(32,893)	$(1,347,770)	$13,605
Non-U.S. sources	14,490	28,213	15,631

(Loss) income before income taxes	$(18,403)	$(1,319,557)	$29,236

Net deferred tax liabilities consist of the following:

	December 31,
(in thousands)	2019	2018
Deferred tax assets
Accrued liabilities	$70,420	$65,024
Interest expense	49,586	21,805
Transaction expenses	5,325	4,585
Net operating losses	7,671	7,015
Deferred rent	6,354	2,863
Acquired intangibles, including goodwill	2,292	2,309
Insurance reserves	2,403	1,356
Depreciation	93	650
Other	2,305	4,875

Total deferred tax assets	146,449	110,482

Deferred tax liabilities
Acquired intangibles including goodwill	636,245	661,991
Restructuring expenses	6,857	8,561
Unrealized transactions	990	3,218
Other	2,922	3,055

Total deferred tax liabilities	647,014	676,825

Less: deferred income tax asset valuation allowances	(5,570)	(5,026)

Net deferred tax liabilities	$506,135	$571,369

	December 31,
(in thousands)	2019	2018
Reported as:
Noncurrent deferred tax asset	$227	$59
Noncurrent deferred tax liability	506,362	571,428

Net deferred tax liabilities	$506,135	$571,369

After the Tax Reform Act was signed into law in December 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) which provides guidance on accounting for the tax effects of the Tax Reform Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Reform Act enactment date for companies to complete the accounting under ASC 740, Income taxes.

In accordance with SAB 118, the Company made a provisional assessment of the impact of the Tax Reform Act on the consolidated financial statements for the year ended December 31, 2017. It included the re-measurement of U.S. net deferred tax liabilities from the 35% to 21% tax rate and the deemed repatriation tax on undistributed foreign earnings. In January 2018, the FASB issued guidance stating that a company must make an accounting policy election of either (i) treating taxes due on future U.S. inclusions in taxable income related to Global Intangible Low-Taxed Income (“GILTI”) as a current-period expense when incurred (the “period cost method”) or (ii) factoring such amounts into a company’s measurement of its deferred taxes (the “deferred method”). The Company has elected the period cost method with respect to reporting taxes due on GILTI income inclusions.

During 2018, the Company finalized the accounting for the enactment of the Tax Reform Act, with an immaterial adjustment to the amount recorded in the year of enactment.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), signed into law on March 27, 2020, has resulted in significant changes to the U.S. federal corporate tax law. Additionally, several state and foreign jurisdictions in which we operate have enacted legislation that complies with or is incremental to the changes included in the CARES Act. As the enactment dates are after the reporting period, the effects of the changes have not been included in the Company’s consolidated financial statements. Some of the changes including an increase of the limitation on interest expense deductibility could have a material impact to the Company’s current and deferred income tax expense as reported at December 31, 2019. The Company is still evaluating the impact and the finalization will be dependent upon further analysis.

The Company held cash and cash equivalents in foreign subsidiaries of $59.3 million and $42.5 million as of December 31, 2019 and 2018, respectively. As of December 31, 2019, and 2018, the undistributed earnings of the Company’s foreign subsidiaries are $92.6 million and $76.4 million, respectively.

The Company has not recorded a deferred tax liability related to undistributed earnings of its foreign subsidiaries as of December 31, 2019, except for a $1.1 million of deferred tax liability recorded as of December 31, 2019 for unremitted earnings in Canada with respect to which the Company no longer has an indefinite reinvestment assertion. Taxes have not been provided on the remaining $65.2 million of undistributed foreign earnings. The determination of any incremental tax liability associated with these earnings is not practicable due to the complexity of local country withholding rules and interactions with tax treaties, foreign exchange considerations, and the diversity of state income tax treatment with respect to actual distributions.

The Company evaluates its deferred tax assets, including a determination of whether a valuation allowance is necessary, based upon its ability to utilize the assets using a more likely than not analysis. Deferred tax assets are only recorded to the extent that they are realizable based upon past and future income. As a result of the evaluation, the Company established a valuation allowance of $5.6 million and $5.0 million on its foreign affiliates’ deferred tax assets as of December 31, 2019 and 2018, respectively.

As of December 31, 2019, the Company had the following net operating loss carryforwards (“NOLs”): $6.8 million federal, $8.3 million state, and $22.2 million foreign. The federal and state NOLs expire between 2035 and 2037, $4.1 million of the foreign NOLs expire between 2024 and 2029 and the remaining $18.1 million of the foreign NOLs carry forward indefinitely.

As of December 31, 2018, the Company had the following NOLs: $8.2 million federal, $8.3 million state, and $21.0 million foreign. The federal and state NOLs expire between 2035 and 2037, $3.6 million of the foreign NOLs expire between 2019 and 2027 and the remaining $17.4 million of the foreign NOLs carry forward indefinitely.

16. Segments and Geographic Information

The Company’s operations are organized into two reportable segments: sales and marketing. The operating segments reported below are the segments of the Company for which separate financial information is available and for which segment results are evaluated regularly by the chief operating decision maker (the chief executive officer) in deciding how to allocate resources and in assessing performance. Through the Company’s sales segment, it serves as a strategic intermediary between consumer goods manufacturers and retailer partners. Through the Company’s marketing segment, it develops and executes marketing programs for manufacturers and retailers. These reportable segments are organized by the types of services provided, similar economic characteristics, and how the Company manages its business. The assets and liabilities of the Company are managed centrally and are reported internally in the same manner as the consolidated financial statements; therefore, no additional information is produced or included herein. The Company and its chief operating decision maker evaluate performance based on revenues and operating income.

(in thousands)	Sales	Marketing	Total
Year Ended December 31, 2019
Revenues	$1,954,705	$1,830,358	$3,785,063
Depreciation and amortization	$161,563	$71,010	$232,573
Operating income	$127,961	$85,713	$213,674
Year Ended December 31, 2018
Revenues	$1,857,004	$1,850,624	$3,707,628
Depreciation and amortization	$157,098	$68,135	$225,233
Operating loss	$(1,072,702)	$(17,212)	$(1,089,914)
Year Ended December 31, 2017
Revenues	$1,588,444	$828,483	$2,416,927
Depreciation and amortization	$139,634	$40,356	$179,990
Operating income	$172,171	$36,631	$208,802

Revenues and long-lived assets by services provided in geographic region are as follows:

	December 31,
(in thousands)	2019	2018	2017
Revenues
North America	$3,324,019	$3,257,937	$2,208,970
International	461,044	449,691	207,957

Total revenues	$3,785,063	$3,707,628	$2,416,927

	December 31,
(in thousands)	2019	2018
Long-Lived Assets
North America	$107,940	$102,172
International	6,750	5,950

Total long-lived assets	$114,690	$108,122

The classification “North America” is primarily comprised of the Company’s U.S. and Canadian operations and the classification “International” primarily includes the Company’s operation in U.K., Germany, Japan, and Netherlands. Revenues by location of services provided in the U.S. were $3.1 billion, $3.0 billion, and $2.1 billion during the years ended December 31, 2019, 2018, and 2017, respectively.

As a result of the wide range of services the Company provides, it is impracticable to provide revenue information by service type.

17. Commitments and Contingencies

Litigation

The Company is involved in various legal matters that arise in the ordinary course of its business. Some of these legal matters purport or may be determined to be class and/or representative actions, or seek substantial damages, or penalties. The Company has accrued amounts in connection with certain legal matters, including with respect to certain of the matters described below. There can be no assurance, however, that these accruals will be sufficient to cover such matters or other legal matters or that such matters or other legal matters will not materially or adversely affect the Company’s business, financial position, or results of operations.

Employment Matters

The Company has also been involved in various litigation, including purported class or representative actions with respect to matters arising under the California Labor Code and Private Attorneys General Act. Some of these active purported class or representative actions were commenced against subsidiaries of Daymon prior to the Daymon Acquisition, while certain other active purported class or representative actions were filed in 2018, 2019 and 2020. The Company has retained outside counsel to represent it in these matters and is vigorously defending its interests.

Legal Matters Related to Take 5

USAO and FBI Voluntary Disclosure and Investigation Related to Take 5

The Company voluntarily disclosed to the United States Attorney’s Office and the Federal Bureau of Investigation certain misconduct occurring at Take 5, a line of business that the Company closed in July 2019. The Company intends to cooperate in this and any other governmental investigations that may arise in connection with the Take 5 Matter. At this time, the Company cannot predict the ultimate outcome of any investigation related to the Take 5 Matter and is unable to estimate the potential impact such an investigation may have on the Company.

Arbitration Proceedings Related to Take 5

In August 2019, as a result of the Take 5 Matter, the Company provided a written indemnification claim notice to the sellers of Take 5, or the Take 5 Sellers, seeking monetary damages (including interest, fees and costs) based on allegations of breach of the asset purchase agreement, or Take 5 APA, as well as fraud. In September 2019, the Take 5 Sellers initiated arbitration proceedings against the Company, alleging breach of the Take 5 APA as a result of the Company’s decision to terminate the operations of the Take 5 business, and seeking monetary damages equal to all unpaid earn-out payments under the Take 5 APA (plus interest, fees and costs). The Company filed its response to the Take 5 Seller’s claims, and asserted indemnification, fraud and other claims against the Take 5 Sellers as counterclaims and cross-claims in the arbitration proceedings. The Company is currently unable to estimate the potential impact related to these arbitration proceedings, but the Company has retained outside counsel to represent the Company in these matters and intends to vigorously pursue the Company’s interests.

Other Legal Matters Related to Take 5

The Take 5 Matter may result in additional litigation against the Company, including lawsuits from clients, or governmental investigations, which may expose the Company to potential liability in excess of the amounts being offered by the Company as refunds to Take 5 clients. The Company is currently unable to determine the amount of any potential liability, costs or expenses (above the amounts already being offered as refunds) that may result from any lawsuits or investigations associated with the Take 5 Matter or determine whether any such issues will have any future material adverse effect on our financial position, liquidity, or results of operations. Although the Company has insurance covering certain liabilities, the Company cannot assure that the insurance will be sufficient to cover any potential liability or expenses associated with the Take 5 Matter.

Surety Bonds

In the ordinary course of business, the Company is required to provide financial commitments in the form of surety bonds to third parties as a guarantee of its performance on and its compliance with certain obligations. If the Company were to fail to perform or comply with these obligations, any draws upon surety bonds issued on its behalf would then trigger the Company’s payment obligation to the surety bond issuer. The Company has outstanding surety bonds issued for its benefit of $0.5 million and $10.0 million as of December 31, 2019 and 2018, respectively.

18. Subsequent Events

Subsequent to December 31, 2019, the Company completed three business acquisitions in the United States, which were two sales agencies and a marketing agency. The aggregate cash paid for these consummated acquisitions was $50.7 million. The purchase agreements related to those acquisitions included contingent consideration with a maximum payment outcome of $45.8 million and holdback of $3.5 million. For certain business acquisitions, management has not yet completed the evaluation of the allocation of total consideration to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition as it is impracticable to provide as of the date of this filing.

On March 11, 2020 the World Health Organization declared a novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. As of the date of this filing, as a result of the COVID-19 pandemic and the related containment and mitigation measures, the Company has encountered adverse effects on certain of its business operations including the temporary termination of certain in-store demonstration services as well as reduced demand for other services. In response to these business disruptions, the Company has taken several actions including reducing certain of its discretionary expenditures, eliminating non-essential travel and terminating, furloughing or instituting pay reductions and deferrals for some of its employees. At this time, the Company cannot reasonably estimate the length or severity of this pandemic, or the extent to which the disruption may adversely impact its consolidated financial position, consolidated results of operations, and consolidated cash flows in fiscal 2020.

In response to the COVID-19 pandemic and the related containment and mitigation measures, in March 2020, the Company increased its borrowings by $80.0 million of borrowing under the Series A Revolving Credit Facility as a precautionary measure to increase its cash position, preserve financial flexibility and maintain liquidity. The Company does not have any current intentions for the borrowings however, in accordance with the terms of the Series A Revolving Credit Facility, may use the borrowings in the future for working capital, general corporate or other purposes permitted thereunder. The Series A Revolving Credit Facility matures on April 23, 2021 and the Company’s First and Second Lien Term Loans mature in July 2021 and July 2022, respectively. The uncertainty around the duration and impacts of the COVID-19 outbreak may also adversely impact the Company’s ability to refinance these debt obligations in the future on favorable terms.

On April 1, 2020, the Company signed a term sheet with a lender related to an accounts receivable securitization program, in which the Company will maintain effective control over the receivables.

The Company has completed an evaluation of all subsequent events through April 22, 2020, the date its consolidated financial statements were originally available to be issued.

19. Events Subsequent to the Original Issuance of the Consolidated Financial Statements

As further discussed in Note 7, the Company’s First Lien Term Loan matures in July 2021. The Company’s available liquidity plus the expected additional cash generated by operations prior to that maturity date will not be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. The Company intends to seek to refinance all of the $2.5 billion outstanding under the First Lien Term

Loan prior to July 2021. While the Company is actively working on such refinancing prior to July 2021, there can be no assurances that the Company will have the ability to refinance the First Lien Term Loan prior to maturity in July 2021 on terms that are favorable or at all.

Note 20. Events Subsequent to the Original Issuance of the Consolidated Financial Statements (Unaudited)

On April 24, 2020, the Company entered into an accounts receivable securitization facility under which accounts receivable of certain domestic subsidiaries are sold on a non-recourse basis to a special purpose entity (“SPE”), which is a bankruptcy-remote, consolidated subsidiary of the Company. Accordingly, the assets of the SPE are not available to satisfy the obligations of the Company or any of its subsidiaries. From time to time, the SPE may finance such accounts receivable with a revolving loan facility secured by a pledge of such accounts receivable. The amount of outstanding borrowings on the revolving loan facility at any one time is limited to $300.0 million. The agreement governing the accounts receivable securitization facility provides for an initial three-year term and may be extended and contains certain covenants and termination events. An occurrence of an event of default or a termination event under the accounts receivable securitization facility may give rise to the right of its counterparty to terminate this facility. On April 27, 2020 the Company obtained $120.0 million under its accounts receivable securitization facility, representing the minimum funding threshold of 60.0% of the $200.0 million borrowing base. The Company guaranteed the performance of the obligations of its subsidiaries that sell and service the account receivable under the accounts receivable securitization facility. In accordance with the terms of the accounts receivable securitization facility, the Company may use the borrowings for working capital, general corporate or other purposes permitted thereunder.

On May 15, 2020, the Company received $7.7 million from its representation warranty and indemnity policy related to the Take 5 acquisition for claims related to the Take 5 Matter, the maximum aggregate recovery under the policy.

On May 25, 2020, a subsidiary of the Company operating in Japan entered into two loan agreements and had aggregate principal amount of $2.8 million borrowings from a bank lender pursuant to a local government loan program. The loan bears an interest rate of 1.82% per annum with maturity date of May 27, 2029 and amounts under the loans will be repayable to the lender in monthly installments.

On September 7, 2020, the Company entered into definitive agreement with Conyers Park II Acquisition Corp. (“Conyers Park”) whereby the Company will merge with and into a wholly owned subsidiary of Conyers Park, with the Company surviving the merger (the “Merger”). As consideration for its ownership of the Advantage’s common stock, under the terms of the Merger Agreement, at the effective time of the Merger, Topco will receive shares of Class A common stock of Conyers Park that are expected to represent approximately 61.74% of the outstanding shares of Conyers Park Class A common stock immediately after the effective time of the Merger and related transactions, and security holders of Conyers Park as of immediately prior to the effective time of the Merger are expected to own approximately 17.05% of the outstanding shares of Conyers Park Class A common stock immediately after the effective time of the Merger and related transactions. These levels of ownership interest: (a) assume the sale of 70.0 million shares of Conyers Park Class A common stock substantially concurrently with the effective time of the Merger, (b) exclude the impact of any future exercise of Conyers Park’s warrants to purchase shares of Class A common stock that will remain outstanding after the Merger, (c) assume that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account, (d) assume that no shares are issued pursuant to the Advantage Solutions Inc. 2020 Incentive Plan in connection with the completion of the Merger and (e) assume that no shares are issued pursuant to the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan in connection with the completion of the Merger. The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Conyers Park will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current stockholder of the Company, Topco, having a relative majority of the voting power of the combined entity, the operations of the Company prior to the Merger comprising the only ongoing operations of the combined entity, and senior management of the Company comprising the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the Company with the acquisition being treated as the equivalent of the Company issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park will be stated at historical cost, with no goodwill or other intangible assets recorded. In connection with the Merger, the Company intends to enter into a new term loan facility in the aggregate principal amount of $2.1 billion after repayment of its existing senior secured first-line term loan facility and senior secured second-lien facility.

In connection with the reissuance of the consolidated financial statements, the Company has evaluated subsequent events through September 9, 2020, the date the financial statements were available to be reissued.

SCHEDULE I

ADVANTAGE SOLUTIONS INC.

CONDENSED PARENT ONLY FINANCIAL INFORMATION

OF ADVANTAGE SOLUTIONS INC.

CONDENSED BALANCE SHEETS

	December 31,
(in thousands)	2019	2018
ASSETS
Investment in subsidiaries	$1,577,799	$1,592,464

Total assets	$1,577,799	$1,592,464

LIABILITIES AND STOCKHOLDER’S EQUITY
Equity attributable to stockholder of Advantage Solutions Inc.
Common stock authorized, 1,000 shares of $0.01 par value; issued and outstanding 125 shares as of December 31, 2019 and 2018	—	—
Additional paid-in capital	2,337,491	2,336,287
Accumulated deficit	(745,295)	(724,123)
Loans to Karman Topco L.P.	(6,244)	(6,050)
Accumulated other comprehensive loss	(8,153)	(13,650)

Total equity attributable to stockholder of Advantage Solutions Inc.	1,577,799	1,592,464
Equity attributable to noncontrolling interest	—	—

Total stockholder’s equity	1,577,799	1,592,464

Total liabilities and stockholder’s equity	1,577,799	1,592,464

See notes to condensed financial statements

SCHEDULE I

ADVANTAGE SOLUTIONS INC.

CONDENSED PARENT ONLY FINANCIAL INFORMATION

OF ADVANTAGE SOLUTIONS INC.

CONDENSED STATEMENTS OF OPERATIONS

Year Ended December 31,
(in thousands)	2019	2018	2017
Revenues	$—	$—	$—
Cost of revenues	—	—	—
Selling, general, and administrative expenses	—	—	—
Depreciation and amortization	—	—	—

Total expenses	—	—	—

Operating income	—	—	—
Interest expense, net	—	—	—

Income before income taxes and equity in net income of subsidiaries	—	—	—
Provision for income taxes	—	—	—

Net income before equity in net income of subsidiaries	—	—	—
Less: net income attributable to noncontrolling interests	—	—	—

Equity in net (loss) income of subsidiaries	(21,172)	(1,157,332)	386,405
Other comprehensive income (loss), net tax equity in comprehensive income (loss) of Subsidiaries	5,497	(8,961)	7,793

Total comprehensive (loss) income	$(15,675)	$(1,166,293)	$394,198

See notes to condensed financial statements

ADVANTAGE SOLUTIONS INC.

CONDENSED PARENT ONLY FINANCIAL INFORMATION

OF ADVANTAGE SOLUTIONS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

In the parent company only financial statements, Advantage Solutions Inc.’s (“Parent”) investment in subsidiaries is stated at cost plus equity in undistributed earnings of the subsidiaries during the years ended December 31, 2019 and 2018. The accompanying condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule 1 of Regulation S-X. A condensed statement of cash flows was not presented because Parent’s operating activities have no cash impact and there were no investing or financing cash flow activities during the years ended December 31, 2019, 2018, and 2017. This information should be read in conjunction with the accompanying Consolidated Financial Statements.

2. Credit Agreement Restrictions

Pursuant to the terms of the First Lien Credit Agreement and Second Lien Credit Agreement discussed in Note 7, Debt, of the Notes to the Consolidated Financial Statements, the Parent’s subsidiaries have restrictions on their ability to pay dividends or make intercompany loans and advances to the Parent. Since the restricted net assets of the Parent’s subsidiaries exceed 25% of the consolidated net assets of the Parent and its subsidiaries, the accompanying condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule 1 of Regulation S-X.

The First Lien Credit Agreement includes restrictions on the ability of Karman Intermediate Corp. (“Holdings”) to conduct activities other than as a passive holding company, and on the ability of Advantage Sales & Marketing Inc. (the “Borrower”) and its restricted subsidiaries to, among other things, incur liens and indebtedness, make investments, acquisitions and dispositions, make dividends, distributions or payments in respect of junior debt, merge or make other fundamental changes or enter into transactions with affiliates, in each case subject to certain financial limits and other exceptions. These covenants are subject to a number of exceptions, including an exception that permits unlimited distributions if the Borrower’s senior secured net leverage ratio is equal to or less than 6.00:1.00. As of December 31, 2019, and 2018, the Borrower did not meet such leverage ratio.

The Second Lien Credit Agreement contains restrictive covenants that are substantially the same as those in the First Lien Credit Agreement, with exceptions that are generally the same as, but more lenient than, those in the First Lien Credit Agreement. As a result of these restrictions, the Parent’s subsidiaries held approximately $1,499.8 million and $1,519.3 million of restricted net assets as of December 31, 2019 and 2018, respectively.

ADVANTAGE SOLUTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)	June 30, 2020	December 31, 2019
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$446,341	$184,224
Restricted cash	15,320	14,801
Accounts receivable, net of allowances of $14,897 and $15,107, respectively	491,445	684,046
Prepaid expenses and other current assets	91,292	69,420

Total current assets	1,044,398	952,491
Property and equipment, net	95,541	114,690
Goodwill	2,150,631	2,116,696
Other intangible assets, net	2,534,107	2,600,596
Investments in unconsolidated affiliates	112,447	111,663
Other assets	81,981	116,547

Total assets	$6,019,105	$6,012,683

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Current portion of long-term debt	$26,217	$27,655
Accounts payable	135,976	179,415
Accrued compensation and benefits	109,167	136,645
Other accrued expenses	122,703	128,835
Deferred revenues	51,064	45,581

Total current liabilities	445,127	518,131
Long-term debt, net of current portion	3,289,967	3,172,087
Deferred income tax liabilities, net	508,072	506,362
Other long-term liabilities	174,474	146,297

Total liabilities	4,417,640	4,342,877

Equity attributable to stockholder of Advantage Solutions Inc.
Common stock authorized, 1,000 shares of $0.01 par value; issued and outstanding 125 shares as of June 30, 2020 and December 31, 2019	—	—
Additional paid in capital	2,339,141	2,337,491
Accumulated deficit	(804,407)	(745,295)
Loans to Karman Topco L.P.	(6,282)	(6,244)
Accumulated other comprehensive loss	(14,470)	(8,153)

Total equity attributable to stockholder of Advantage Solutions Inc.	1,513,982	1,577,799
Nonredeemable noncontrolling interest	87,483	92,007

Total stockholder’s equity	1,601,465	1,669,806

Total liabilities and stockholder’s equity	$6,019,105	$6,012,683

See notes to condensed consolidated financial statements

ADVANTAGE SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Six Months Ended,
(in thousands, except share and per share data)	June 30, 2020	June 30, 2019
Revenues	$1,520,939	$1,790,505
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,256,616	1,514,098
Selling, general, and administrative expenses	121,625	96,744
Recovery from Take 5	(7,700)	—
Depreciation and amortization	118,957	116,552

Total expenses	1,489,498	1,727,394

Operating income	31,441	63,111
Interest expense, net	103,315	120,709

Loss before income taxes	(71,874)	(57,598)
Benefit from income taxes	(12,337)	(309)

Net loss	(59,537)	(57,289)
Less: net (loss) income attributable to noncontrolling interest	(425)	507

Net loss attributable to stockholder of Advantage Solutions Inc.	(59,112)	(57,796)
Other comprehensive (loss) income, net tax:
Foreign currency translation adjustments	(6,317)	1,804

Total comprehensive loss attributable to stockholder of Advantage Solutions Inc.	$(65,429)	$(55,992)

Net loss per common share:
Basic	$(472,898)	$(462,368)

Diluted	$(472,898)	$(462,368)

Weighted-average number of common shares:
Basic	125	125

Diluted	125	125

See notes to condensed consolidated financial statements

ADVANTAGE SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

(UNAUDITED)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Loans to Parent	Accumulated Other Comprehensive Income (Loss)	Advantage Solutions Inc. Stockholder’s Equity	Nonredeemable noncontrolling Interests	Total Stockholder’s Equity
	Shares	Amount
(in thousands, except share data)
Balance at December 31, 2018	125	$—	$2,336,287	$(724,123)	$(6,050)	$(13,650)	$1,592,464	$76,850	$1,669,314
Comprehensive loss
Net (loss) income	—	—	—	(57,796)	—	—	(57,796)	507	(57,289)
Foreign currency translation adjustments	—	—	—	—	—	1,804	1,804	(526)	1,278

Total comprehensive loss							(55,992)	(19)	(56,011)

Redemption of noncontrolling interest	—	—	(109)	—	—	—	(109)	(523)	(632)
Increase in noncontrolling interest	—	—	—	—	—	—	—	7,129	7,129
Loans to Karman Topco L.P.	—	—	—	—	(75)	—	(75)	—	(75)
Equity-based compensation	—	—	210	—	—	—	210	—	210

Balance at June 30, 2019	125	$—	$2,336,388	$(781,919)	$(6,125)	$(11,846)	$1,536,498	$83,437	$1,619,935

Balance at December 31, 2019	125	$—	$2,337,491	$(745,295)	$(6,244)	$(8,153)	$1,577,799	$92,007	$1,669,806
Comprehensive loss
Net loss	—	—	—	(59,112)	—	—	(59,112)	(425)	(59,537)
Foreign currency translation adjustments	—	—	—	—	—	(6,317)	(6,317)	(4,099)	(10,416)

Total comprehensive loss							(65,429)	(4,524)	(69,953)

Loans to Karman Topco L.P.	—	—	—	—	(38)	—	(38)	—	(38)
Equity-based compensation	—	—	1,650	—	—	—	1,650	—	1,650

Balance at June 30, 2020	125	$—	$2,339,141	$(804,407)	$(6,282)	$(14,470)	$1,513,982	$87,483	$1,601,465

See notes to condensed consolidated financial statements

ADVANTAGE SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended,
(in thousands)	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(59,537)	$(57,289)
Adjustments to reconcile net loss to net cash provided by operating activities
Noncash interest expense	8,120	11,030
Depreciation and amortization	118,957	116,552
Fair value adjustments related to contingent consideration liabilities	9,532	8,112
Deferred income taxes	2,658	(18,530)
Equity-based compensation	1,650	210
Equity in earnings of unconsolidated affiliates	(1,750)	(1,656)
Distribution received from unconsolidated affiliates	221	225
Noncash expenses related to lease abandonments	(25,825)	—
Loss on disposal of fixed assets	10,978	—
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Accounts receivable	190,720	29,760
Prepaid expense and other assets	49,796	(1,786)
Accounts payable	(44,723)	3,478
Accrued compensation and benefits	(26,649)	(5,154)
Deferred revenues	5,154	6,990
Other accrued expenses and other liabilities	(4,875)	(27,321)

Net cash provided by operating activities	234,427	64,621

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired	(51,389)	(340)
Purchase of investment in unconsolidated affiliates	—	(890)
Purchase of property and equipment	(15,425)	(17,632)
Proceeds from divestiture	—	1,750

Net cash used in investing activities	(66,814)	(17,112)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under lines of credit	97,658	—
Payments on lines of credit	(98,640)	—
Proceeds from accounts receivable securitization facility	120,000	—
Proceeds from government loans for COVID-19 relief	2,787	—
Principal payments on long-term debt	(13,281)	(13,105)
Contingent consideration and holdback payments	(7,641)	(12,381)
Contribution from noncontrolling interest	—	7,129
Redemption of noncontrolling interest	—	(632)
Loans to Karman Topco L.P.	—	(75)

Net cash provided by (used in) financing activities	100,883	(19,064)

Net effect of foreign currency fluctuations on cash	(5,860)	609
Net change in cash, cash equivalents and restricted cash	262,636	29,054

Cash, cash equivalents and restricted cash, beginning of period	199,025	144,519

Cash, cash equivalents and restricted cash, end of period	$461,661	$173,573

SUPPLEMENTAL CASH FLOW INFORMATION
Purchase of property and equipment recorded in accounts payable and accrued expenses	25	1,073
Note payable related to settlement of contingent consideration	5,982	—

See notes to condensed consolidated financial statements

ADVANTAGE SOLUTIONS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. Organization and Significant Accounting Policies

Advantage Solutions Inc. (the “Company” or “Advantage”) is a leading business solutions provider to consumer goods manufacturers and retailers. The Company’s customizable suite of technology-enabled sales and marketing solutions is designed to help manufacturers and retailers across a broad range of channels drive consumer demand, increase sales, and achieve operating efficiencies.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. The unaudited condensed consolidated financial statements do not include all of the information required by accounting principles generally accepted in the United States (“U.S. GAAP”). The Condensed Consolidated Balance Sheet at December 31, 2019 was derived from the audited consolidated financial statements at that date and does not include all the disclosures required by U.S. GAAP. In the opinion of management, all adjustments which are of a normal recurring nature and necessary for a fair statement of the results as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 have been reflected in the condensed consolidated financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2019 and the related footnotes thereto. Operating results for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected during the remainder of the current year or for any future period.

Take 5 Matter

On April 1, 2018, the Company acquired certain assets and assumed liabilities of Take 5 Media Group (“Take 5”) for total consideration of $81.6 million, including the fair value of contingent consideration of $4.6 million and holdback liabilities of $0.8 million. In June 2019, as a result of a review of internal allegations related to inconsistency of data provided by Take 5 to its clients, the Company commenced an investigation into Take 5’s operations. In July 2019, as a result of the Company’s investigation, the Company determined that revenue during the fiscal year ended December 31, 2018 attributable to the Take 5 business had been recognized for services that were not performed on behalf of clients of Take 5 and that inaccurate reports were made to Take 5 clients about those services (referred to as the “Take 5 Matter”). As a result of these findings, in July 2019, the Company terminated all operations of Take 5, including the use of its associated trade names and the offering of its services to its clients and offered refunds to Take 5 clients of collected revenues attributable to Take 5 since the Company’s acquisition of Take 5. The Company also determined that the amounts assigned to the assets of Take 5 acquired on the acquisition date had been improperly established based on inaccurate assumptions as to the fair value of the assets acquired and recorded a loss on Take 5 charge of $79.2 million in the Consolidated Statements of Comprehensive (Loss) Income for the year ended December 31, 2018.

In May 2020, the Company received $7.7 million from its representation warranty and indemnity policy related to the Take 5 acquisition for claims related to the Take 5 Matter, the maximum aggregate recovery under the policy.

Recent Accounting Standards

Recent Accounting Standards Adopted by the Company

In August 2018, the Financial Accounting Standards Board (FASB) issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value

Measurement. This guidance modifies the disclosure requirements on fair value measurements in Topic 820 based on the consideration of costs and benefits to promote the appropriate exercise and discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements. The amendments in this update are effective for reporting periods beginning after December 15, 2019, with early adoption permitted. The adoption of this accounting standard did not have a material impact on the Company’s condensed consolidated financial statements.

Accounting Standards Recently Issued but Not Yet Adopted by the Company

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This guidance provides optional expedients and exceptions for U.S. GAAP to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate if certain criteria are met. The amendments in this update are effective for reporting periods that include or are subsequent to March 12, 2020. Once adopted, the amendments in this update must be applied prospectively for all eligible contract modifications for that topic. The Company is evaluating the potential impact of this adoption on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the potential impact of this adoption on its consolidated financial statements.

All other new accounting pronouncements issued, but not yet effective or adopted have been deemed to be not relevant to the Company and, accordingly, are not expected to have a material impact once adopted.

2. Going Concern

Management evaluates whether any conditions or events have occurred, individually and in the aggregate, that could raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date that the condensed consolidated financial statements are available to be issued. The Company’s ability to continue as a going concern is dependent on its ability to generate sufficient cash flow from operations to meet its obligations including scheduled debt payments and maturities.

As further discussed in Note 6, the Company’s First Lien Term Loan matures in July 2021. The Company’s available liquidity plus the expected additional cash generated by operations prior to that maturity date will not be sufficient to pay such debt obligations prior to or at the maturity date without additional financing. The Company intends to seek to refinance all of the $2.5 billion outstanding under the First Lien Term Loan prior to July 2021. The uncertainty around the duration and impacts of the COVID-19 pandemic may also adversely impact the Company’s ability to refinance the First Lien Term Loan on favorable terms or at all prior to the July 2021 maturity. While the Company is actively working on such refinancing prior to July 2021, there can be no assurances that the Company will have the ability to refinance the First Lien Term Loan prior to maturity in July 2021 on terms that are favorable or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these condensed consolidated financial statements have been issued. The Company’s condensed consolidated financial statements have been prepared on a going concern basis and do not reflect any adjustments that might result if the Company is unable to continue as a going concern.

3. Revenue Recognition

The Company recognizes revenue when control of promised goods or services are transferred to the client in an amount that reflects the consideration that the Company expects to be entitled to in exchange for such goods or services. Substantially all of the Company’s contracts with clients involve the transfer of a service to the client, which represents a performance obligation that is satisfied over time because the client simultaneously receives and consumes the benefits of the services provided. In most cases, the contracts consist of a performance obligation that is comprised of a series of distinct services that are substantially the same and that have the same pattern of transfer (i.e., distinct days of service). For these contracts, the Company allocates the ratable portion of the consideration based on the services provided in each period of service to such period.

Revenues related to the sales segment are primarily recognized in the form of commissions, fee-for-service, or on a cost-plus basis for providing headquarter relationship management, analytics, insights and intelligence services, administrative services, retail services, retailer client relationships and in-store media programs, and digital technology solutions (which include business intelligence solutions, e-commerce services, and content services).

Marketing segment revenues are primarily recognized in the form of fee-for-service (including retainer fees, fees charged to clients based on hours incurred, project-based fees, or fees for executing in-person consumer engagements or experiences, which engagements or experiences the Company refers to as “events”), commissions, or on a cost-plus basis for providing experiential marketing, shopper and consumer marketing services, private label development and digital, social, and media services.

The Company disaggregates revenues from contracts with clients by reportable segment. Revenues within each segment are further disaggregated between brand-centric services and retail-centric services. Brand-centric services are centered on providing solutions to support manufacturers’ sales and marketing strategies. Retail-centric services are centered on providing solutions to retailers. Disaggregated revenues were as follows:

	Six Months Ended
	June 30, 2020	June 30, 2019
(in thousands)
Sales brand-centric services	$596,405	$578,954
Sales retail-centric services	371,632	352,579

Total sales revenues	968,037	931,533

Marketing brand-centric services	178,719	210,935
Marketing retail-centric services	374,183	648,037

Total marketing revenues	552,902	858,972

Total revenues	$1,520,939	$1,790,505

Substantially all of the Company’s contracts with its clients either have a contract term that is less than one year with options for renewal and/or can be cancelled by either party upon 30 to 120 days’ notice. The Company does not have significant consideration allocated to remaining performance obligations for contracts with a contract term that exceeds one year. When the Company satisfies its performance obligation and recognizes revenues, the Company has a present and unconditional right to payment and records the receivable from clients in Accounts receivable, net of allowances in the Condensed Consolidated Balance Sheet.

For certain contracts with clients, the Company is entitled to additional fees upon meeting specific performance goals or thresholds, which are referred to as bonus revenues. Bonus revenues are variable consideration and are estimated using an expected value/most likely amount approach. Bonus revenues are recognized as revenues as the related services are performed for the client. The Company records an adjustment to revenues for differences between estimated revenues and the amounts ultimately invoiced to the client. Adjustments to revenues during the current period related to services transferred during prior periods were not material for the six months ended June 30, 2020.

The Company evaluates each client contract individually in accordance with the applicable accounting guidance to determine whether the Company acts as a principal (whereby the Company would present revenues on a gross basis), or as an agent (whereby the Company would present revenues on a net basis). While the Company primarily acts as a principal in its arrangements and reports revenues on a gross basis, the Company will occasionally act as an agent and accordingly presents revenues on a net basis. For example, for certain advertising arrangements, the Company’s clients purchase media content in advance, and the Company does not take on any risk of recovering its cost to acquire the media content. As a result, the Company determined it acts as the agent in these arrangements and records revenues and their related costs on a net basis. However, in cases where media content is not purchased in advance by its clients, the Company records such revenues and its related costs on a gross basis, as it bears the risk of recovering the costs to acquire the revenues related to such media content and it is responsible for fulfillment of the services thereunder.

Contract liabilities represent deferred revenues which are cash payments that are received in advance of the Company’s satisfaction of the applicable obligation(s) and are included in Deferred revenues in the Condensed Consolidated Balance Sheets. Deferred revenues are recognized as revenues when the related services are performed for the client. Revenues recognized during the six months ended June 30, 2020 that were included in Deferred revenues as of December 31, 2019 were $27.2 million.

4. Acquisitions

2020 Acquisitions

The Company acquired three businesses during the six months ended June 30, 2020, of which two were sales agencies and a marketing agency in the United States. The acquisitions were accounted for under the acquisition method of accounting. As such, the purchase consideration for each acquired business was allocated to the acquired tangible and intangible assets and liabilities assumed based upon their respective fair values. Assets acquired and liabilities assumed in the business combination were recorded on the Company’s financial statements as of the acquisition date based upon the estimated fair value at such date. The excess of the purchase consideration over the estimated fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. The allocation of the excess purchase price was based upon preliminary estimates and assumptions and is subject to revision when the Company receives final information. Accordingly, the measurement period for such purchase price allocations will end when the information, or the facts and circumstances, becomes available, but will not exceed twelve months. The results of operations of the business acquired by the Company have been included in the Condensed Consolidated Statements of Comprehensive Loss since the date of acquisition.

The aggregate purchase price for the acquisitions referenced above was $72.1 million, which includes $51.4 million paid in cash, $17.2 million recorded as contingent consideration liabilities, and $3.5 million recorded as holdback amounts. Contingent consideration payments are determined based on future financial performance and payment obligations (as defined in the applicable purchase agreement) and recorded at fair value. The maximum potential payment outcome related to the acquisitions is $45.8 million. Holdback amounts are used to withhold a portion of the initial purchase price payment until certain post-closing conditions are satisfied and are typically settled within 24 months of the acquisition. The goodwill related to the acquisitions represented the value paid for the assembled workforce, geographic presence, and expertise. Of the resulting goodwill relating to these acquisitions, $19.8 million is deductible for tax purposes.

The preliminary fair values of the identifiable assets and liabilities of the acquisitions completed during the six months ended June 30, 2020, at the respective acquisition dates, are as follows:

(in thousands)
Consideration
Cash	$51,389
Holdbacks	3,488
Fair value of contingent consideration	17,210

Total consideration	$72,087

Recognized amounts of identifiable assets acquired and liabilities assumed:
Assets
Accounts receivable	$2,534
Other assets	2,907
Property and equipment	321
Identifiable intangible asset	32,610

Total assets	38,372

Liabilities
Total liabilities	4,242

Total identifiable net assets	34,130

Goodwill arising form acquisitions	$37,957

The identifiable intangible assets are being amortized on a straight-line basis over their estimated useful lives. The preliminary fair value and estimated useful lives of the intangible assets acquired are as follows:

(in thousands)	Amount	Weighted Average Useful Life
Client relationships	$32,610	10 years

The operating results of the businesses acquired during the six months ended June 30, 2020 contributed total revenues of $26.9 million in the six months ended June 30, 2020. The Company has determined that the presentation of net income from the date of acquisition is impracticable due to the integration of the operations upon acquisition.

During the six months ended June 30, 2020, the Company incurred $0.2 million in transaction costs related to the acquisitions described above. These costs have been included in “Selling, general, and administrative expenses” in the Condensed Consolidated Statement of Comprehensive Loss.

Supplemental Pro Forma Information

Supplemental information on a pro forma basis, presented as if the acquisitions executed during the period from January 1, 2020 to September 9, 2020 and for the year ended December 31, 2019, had been consummated as of the beginning of the comparative prior period, is as follows:

	Six Months Ended
	June 30, 2020	June 30, 2019
(in thousands, except per share data)
Total revenues	$1,522,147	$1,818,363
Net loss attributable to stockholder of Advantage Solutions Inc.	$(58,987)	$(54,870)
Basic earnings per share	$(471,899)	$(438,957)
Diluted earnings per share	$(471,899)	$(438,957)

The unaudited pro forma supplemental information is based on estimates and assumptions which the Company believes are reasonable and reflects the pro forma impact of additional amortization related to the fair value of acquired intangible assets, the pro forma impact of acquisition costs which consisted of legal, advisory and due diligence fees and expenses, and the pro forma tax effect of the pro forma adjustments for the six months ended June 30, 2020 and 2019. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what would have occurred had the acquisition been consummated during the periods for which pro forma information is presented.

5. Goodwill and Intangible Assets

Changes in goodwill for the six months ended June 30, 2020 are as follows:

	Sales	Marketing	Total
(in thousands)
Gross carrying amount as of December 31, 2019	$2,090,340	$678,356	$2,768,696
Accumulated impairment charge(1)	(652,000)	—	(652,000)

Balance at December 31, 2019	$1,438,340	$678,356	$2,116,696

Acquisitions	24,412	13,543	37,955
Foreign exchange translation effects	(4,020)	—	(4,020)

Balance at June 30, 2020	$1,458,732	$691,899	$2,150,631

(1)

During the fiscal year ended December 31, 2018, the Company recognized a non-cash goodwill impairment charge of $652.0 million related to the Company’s sales reporting unit as a result of the Company’s annual evaluation of goodwill impairment test.

The following tables set forth information for intangible assets:

		June 30, 2020
(in thousands)	Weighted Average Useful Life	Gross Carrying Value	Accumulated Amortization	Accumulated Impairment Charges	Net Carrying Value
Finite-lived intangible assets:
Client relationships	14 years	$2,436,451	$884,323	$—	$1,552,128
Tradenames	8 years	132,372	58,584	—	73,788
Developed technology	5 years	10,160	4,973	—	5,187
Covenant not to compete	5 years	6,100	3,096	—	3,004

Total finite-lived intangible assets		2,585,083	950,976	—	1,634,107

Indefinite-lived intangible assets:
Tradenames		1,480,000	—	580,000	900,000

Total other intangible assets		$4,065,083	$950,976	$580,000	$2,534,107

		December 31, 2019
(in thousands)	Weighted Average Useful Life	Gross Carrying Value	Accumulated Amortization	Accumulated Impairment Charges	Net Carrying Value
Finite-lived intangible assets:
Client relationships	14 years	$2,408,573	$798,153	$—	$1,610,420
Tradenames	8 years	132,844	52,485	—	80,359
Developed technology	5 years	10,160	3,957	—	6,203
Covenant not to compete	5 years	6,100	2,486	—	3,614

Total finite-lived intangible assets		2,557,677	857,081	—	1,700,596

Indefinite-lived intangible assets:
Tradenames		1,480,000	—	580,000	900,000

Total other intangible assets		$4,037,677	$857,081	$580,000	$2,600,596

As of June 30, 2020, estimated future amortization expenses of the Company’s existing intangible assets are as follows:

(in thousands)
The remainder of 2020	$95,330
2021	190,313
2022	187,842
2023	184,354
2024	183,413
Thereafter	792,855

Total amortization expense	$1,634,107

6. Debt

	June 30, 2020	December 31, 2019
(in thousands)
First lien term loan	$2,454,591	$2,467,529
Second lien term loan	760,000	760,000
Account receivable securitization facility	120,000	—
Notes payable and deferred obligations	3,375	2,053

	3,337,966	3,229,582
Less: current portion	26,217	27,655
Less: debt issuance costs	21,782	29,840

Long-term debt, net of current portion	$3,289,967	$3,172,087

Under its credit facilities, the Company is required to meet customary affirmative and negative covenants; including certain financial covenants relating to leverage to earnings before interest, taxes, depreciation and amortization ratios. The Company was in compliance with all of its affirmative and negative covenants under its credit facilities as of June 30, 2020. In addition, the Company is required to repay the principal under First Lien Terms Loans in the greater amount of its excess cash flow, as defined in the First Lien Credit Agreement, or $25.9 million, per annum, in quarterly payments. The Company made each of the minimum quarterly principal payments of $12.9 million during the six months ended June 30, 2020 and no payments under the excess cash flow calculation were required. The Company’s First Lien Term Loan and the Second Lien Term Loan are collateralized by substantially all of the assets of the Company, excluding those assets secured by the accounts receivable securitization facility described below.

As of June 30, 2020, the Company had $2.5 billion of debt outstanding under the First Lien Term Loan and $760 million of debt outstanding under the Second Lien Term Loan. The Company’s First and Second Lien Term Loans mature in July 2021 and July 2022, respectively. The Company’s available liquidity plus the expected additional cash generated by operations will not be sufficient to pay such debt obligations without additional financing. The Company intends to seek to refinance all of the $2.5 billion outstanding under the First Lien Term Loan prior to July 2021 (as further described in Note 2 above).

On March 11, 2020 the World Health Organization declared a novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. In response to the COVID-19 pandemic and the related containment and mitigation measures, in March 2020, the Company increased its borrowings by $80.0 million under the Revolving Credit Facility as a precautionary measure to increase its cash position, preserve financial flexibility and maintain liquidity. Subsequently in May 2020, the Company paid off the additional borrowings of $80.0 million, due to an increased cash balance available at that time.

In April 2020, the Company entered into an accounts receivable securitization facility under which accounts receivable of certain domestic subsidiaries are sold on a non-recourse basis to a special purpose entity (“SPE”), which is a bankruptcy-remote, consolidated subsidiary of the Company. Accordingly, the assets of the SPE are not available to satisfy the obligations of the Company or any of its subsidiaries. From time to time, the SPE may finance such accounts receivable with a revolving loan facility secured by a pledge of such accounts receivable. The amount of outstanding borrowings on the revolving loan facility at any one time is limited to $300.0 million. The agreement governing the accounts receivable securitization facility provides for an initial three-year term and may be extended and contains certain covenants and termination events. An occurrence of an event of default or a termination event under the accounts receivable securitization facility may give rise to the right of its counterparty to terminate this facility.

On April 27, 2020 the Company obtained $120.0 million under its accounts receivable securitization facility, representing the minimum funding threshold of 60.0% of the $200.0 million borrowing base. The Company guaranteed the performance of the obligations of its subsidiaries that sell and service the account receivable under the accounts receivable securitization facility. In accordance with the terms of the accounts receivable securitization facility, the Company may use the borrowings for working capital, general corporate or other purposes permitted thereunder. As of June 30, 2020, the Company was in compliance with all financial covenants under the accounts receivable securitization facility.

On May 25, 2020, a subsidiary of the Company operating in Japan entered into two loan agreements and had aggregate principal amount of $2.8 million borrowings from a bank lender pursuant to a local government loan program. The loan bears an interest rate of 1.82% per annum with maturity date of May 27, 2029 and amounts under the loans will be repayable to the lender in monthly installments.

Future minimum principal payments on long-term debt are as follows:

(in thousands)
The remainder of 2020	$13,261
2021	2,441,707
2022	760,047
2023	120,043
2024	24
Thereafter	2,884

Total future minimum principal payments	$3,337,966

7. Fair Value of Financial Instruments

The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of June 30, 2020, and December 31, 2019, the Company’s interest rate derivatives and forward contracts are Level 2 assets and liabilities with the related fair values based on third-party pricing service models. These models use discounted cash flows that utilize market-based forward swap curves commensurate with the terms of the underlying instruments.

As of June 30, 2020, and December 31, 2019, the contingent consideration assets and liabilities are Level 3 assets and liabilities with the related fair values based on the significant unobservable inputs and probability weightings in using the income approach.

The following table sets forth the Company’s financial assets and liabilities measured on a recurring basis at fair value, categorized by input level within the fair value hierarchy.

	June 30, 2020
(in thousands)	Fair Value	Level 1	Level 2	Level 3
Assets measured at fair value
Cash and cash equivalents	$446,341	$446,341	$—	$—
Contingent consideration related to South Africa divestiture	6,120	—	—	6,120

Total assets measured at fair value	$452,461	$446,341	$—	$6,120

Liabilities measured at fair value
Derivative financial instruments	$2,603	$—	$2,603	$—
Account receivable securitization facility	120,000	—	120,000	—
Contingent consideration	58,748	—	—	58,748

Total liabilities measured at fair value	$181,351	$—	$122,603	$58,748

	December 31, 2019
(in thousands)	Fair Value	Level 1	Level 2	Level 3
Assets measured at fair value
Cash and cash equivalents	$184,224	$184,224	$—	$—
Contingent consideration related to South Africa divestiture	6,120	—	—	6,120

Total assets measured at fair value	$190,344	$184,224	$—	$6,120

Liabilities measured at fair value
Derivative financial instruments	$3,277	$—	$3,277	$—
Contingent consideration	47,649	—	—	47,649

Total liabilities measured at fair value	$50,926	$—	$3,277	$47,649

Interest Rate Cap Agreements

As of June 30, 2020, and December 31, 2019, the Company had interest rate cap contracts on $1.5 billion of notional value of principal from various financial institutions, with a maturity date of January 24, 2022 to manage the Company’s exposure to interest rate movements on variable rate credit facilities when three-months LIBOR on term loans exceeds caps ranging from 3.25% to 3.5%. As of June 30, 2020, and December 31, 2019, the aggregate fair value of the Company’s outstanding interest rate caps represented an outstanding net liability of $2.6 million and $3.3 million, respectively.

As of June 30, 2020, $1.0 million and $1.6 million of the Company’s fair value of outstanding interest rate caps were included in “Other accrued expenses” and “Other long-term liabilities” in the Condensed Consolidated Balance Sheets, respectively, with changes in fair value recognized as a component of “Interest expense, net” in the Condensed Consolidated Statements of Comprehensive Loss. As of December 31, 2019, $1.0 million and $2.3 million of the Company’s fair value of outstanding interest rate caps were included in “Other accrued expenses” and “Other long-term liabilities” in the Consolidated Balance Sheets, respectively, with changes in fair value recognized as a component of “Interest expense, net” in the Consolidated Statements of Comprehensive (Loss) Income.

During the six months ended June 30, 2020 and 2019, the Company recorded interest expense in the amount of $0.1 million and $2.4 million, related to changes in the fair value of its derivative instruments, respectively.

Forward Contracts

As of June 30, 2020, the Company had eight open Euro forward contracts to hedge foreign currency exposure on a total of €9.6 million, with maturities in fiscal year 2020. As of December 31, 2019, the Company had no open Euro forward contracts.

During the six months ended June 30, 2020 and 2019, the Company recognized a gain of $0.1 million and a loss of $0.1 million, respectively, related to changes in fair value of the forward contracts as a component of “Selling, general and administrative expenses” in the Condensed Consolidated Statements of Comprehensive Loss.

Contingent Consideration related to South Africa divestiture

Each reporting period, the Company measures the fair value of its contingent receivables by evaluating the significant unobservable inputs and probability weightings using Monte Carlo simulations. Any resulting decreases or increases in the fair value result in a corresponding gain or loss reported in “Selling, general, and administrative expenses” in the Condensed Consolidated Statements of Comprehensive Loss. Changes to the contingent consideration related to South Africa divestiture during the six months ended June 30, 2020 were not material.

Contingent Consideration Liabilities

Each reporting period, the Company measures the fair value of its contingent liabilities by evaluating the significant unobservable inputs and probability weightings using Monte Carlo simulations. Any resulting decreases or increases in the fair value result in a corresponding gain or loss reported in “Selling, general, and administrative expenses” in the Condensed Consolidated Statements of Comprehensive Loss.

As of June 30, 2020, the maximum potential payment outcomes were $302.4 million. The following table summarizes the changes in the carrying value of estimated contingent consideration liabilities:

	Six Months Ended June 30,
(in thousands)	2020	2019
Beginning of the period	$47,649	$85,977
Fair value of acquisitions	17,210	—
Payments	(8,859)	(19,951)
Note issuance for settlements	(5,982)	—
Changes in fair value	9,532	8,113
Foreign exchange translation effects	(802)	(164)

End of the period	$58,748	$73,975

The carrying amounts of “Cash and cash equivalents”, “Accounts receivable”, and “Accounts payable” approximate fair value due to the short-term maturities of these financial instruments in the Condensed Consolidated Balance Sheets.

The following table sets forth the carrying values and fair values of the Company’s financial liabilities measured on a recurring basis, categorized by input level within the fair value hierarchy:

(in thousands)	Carrying Value	Fair Value (Level 2)
Balance at June 30, 2020
First lien term loan	$2,454,591	$2,312,440
Second lien term loan	760,000	680,847
Account receivable securitization facility	120,000	120,000
Notes payable and deferred obligations	3,375	3,375

Total long-term debt	$3,337,966	$3,116,662

(in thousands)	Carrying Value	Fair Value (Level 2)
Balance at December 31, 2019
First lien term loan	$2,467,529	$2,413,663
Second lien term loan	760,000	733,526
Notes payable and deferred obligations	2,053	1,872

Total long-term debt	$3,229,582	$3,149,061

The guidance in ASC 825, Financial Instruments, provides a fair value option election that allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The decision to elect the fair value option is determined on an instrument by instrument basis and must be applied to an entire instrument and is irrevocable once elected.

The Company has elected the fair value option for its accounts receivable securitization facility under which accounts receivable of certain domestic subsidiaries are sold on a non-recourse basis to a special purpose entity (“SPE”), which is a bankruptcy-remote, consolidated subsidiary of the Company. Accordingly, the assets of the SPE are not available to satisfy the obligations of the Company or any of its subsidiaries. The fair value election for accounts receivable securitization facility were made to align with any changes in fair value to the underlying revolving sales of accounts receivable pursuant to the arrangement. In determining the fair value of the assets and liabilities of the accounts receivable securitization facility, we maximize the use of observable inputs over unobservable inputs. Fair value is calculated in accordance with the market approach, utilizing market consensus pricing models with quoted prices that are directly or indirectly observable, or “Level 2 Inputs”.

8. Related Party Transactions

Overlapping Directors

Until February 2, 2020, a member of the board of directors of Topco served as a member of the board of directors for a holding company of a client. The Company recognized revenues of $3.9 million from this client during the six months ended June 30, 2020. During the six months ended June 30, 2019, the Company recognized revenues of $21.0 million from the same client of the Company, of which two members of the client’s holding company’s board of directors also serve as members of the board of directors of Topco. Accounts receivable from this client were zero and $7.0 million as of June 30, 2020 and December 31, 2019, respectively.

During the six months ended June 30, 2020 and 2019, the Company recognized revenues of $9.1 million and $0.1 million, respectively, from a client of the Company, of which a board of directors of another client of the Company also serves as a member of the board of directors of Topco. Accounts receivable from this client was $1.7 million and $1.3 million as of June 30, 2020 and December 31, 2019, respectively.

Investment in Unconsolidated Affiliates

During the six months ended June 30, 2020 and 2019, the Company recognized revenues of $7.3 million and $10.8 million, respectively, from a parent company of an investment. Accounts receivable from this client were $1.7 million and $2.2 million as of June 30, 2020 and December 31, 2019, respectively.

9. Income Taxes

The Company’s effective tax rate was 17.2% and 0.5% during the six months ended June 30, 2020 and 2019, respectively. The effective tax rate is based upon the estimated income or loss before taxes for the year, by jurisdiction, and adjusted for estimated permanent tax adjustments. The fluctuation in the Company’s effective tax rate was primarily due to a difference in projected book loss used in the annual effective tax rate and a decrease in foreign taxes which resulted in a greater tax benefit overall. This greater tax benefit over the book loss created a higher effective tax rate for the six months ended June 30, 2020.

The Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), signed into law on March 27 2020, has resulted in significant changes to the U.S. federal corporate tax law. The CARES Act permits employers to defer the payments of the employer share of social security taxes due for the period beginning March 27, 2020 and ending December 31, 2020. Of the amounts deferred, 50% are required to be paid by December 31, 2021 and the remaining 50% are required to be paid by December 31, 2022. The Company began deferring payment of the employer share of the security taxes in April 2020. As of June 30, 2020, the Company had deferred $16.6 million of such taxes, which are classified as Other long-term liabilities in the condensed consolidated balance sheets. The Company expects to defer its share of such taxes through December 31, 2020.

10. Segments

The Company’s operations are organized into two reportable segments: sales and marketing. The operating segments reported below are the segments of the Company for which separate financial information is available and for which segment results are evaluated regularly by the chief operating decision maker (the chief executive officer) in deciding how to allocate resources and in assessing performance. Through the Company’s sales segment, the Company serves as a strategic intermediary between consumer goods manufacturers and retailer partners and performs critical merchandizing services on behalf of both consumer goods manufacturers and retail partners. Through the Company’s marketing segment, the Company develops and executes marketing programs for manufacturers and retailers. These reportable segments are organized by the types of services provided, similar economic characteristics, and how the Company manages its business. The assets and liabilities of the Company are managed centrally and are reported internally in the same manner as the consolidated financial statements; therefore, no additional information is produced or included herein. The Company and its chief operating decision maker evaluate performance based on revenues and operating income.

(in thousands)	Sales	Marketing	Total
Six Months Ended June 30, 2020
Revenues	$968,037	$552,902	$1,520,939
Depreciation and amortization	$85,341	$33,616	$118,957
Operating income (loss)	$35,215	$(3,774)	$31,441
Six Months Ended June 30, 2019
Revenues	$931,533	$858,972	$1,790,505
Depreciation and amortization	$80,487	$36,065	$116,552
Operating income	$39,596	$23,515	$63,111

Revenues and long-lived assets by services provided in geographic region are as follows:

	Six Months Ended
(in thousands)	June 30, 2020	June 30, 2019
Revenues
North America	$1,346,983	$1,574,020
International	173,956	216,485

Total revenues	$1,520,939	$1,790,505

(in thousands)	June 30, 2020	December 31, 2019
Long-Lived Assets
North America	$89,180	$107,940
International	6,361	6,750

Total long-lived assets	$95,541	$114,690

The classification “North America” is primarily comprised of the Company’s U.S. and Canadian operations and the classification “International” primarily includes the Company’s operation in the U.K., Germany, the Netherlands and Japan. Revenues by location of services provided in the U.S. were $1.3 billion and $1.5 billion, during the six months ended June 30, 2020 and 2019, respectively.

11. Commitments and Contingencies

Litigation

The Company is involved in various legal matters that arise in the ordinary course of its business. Some of these legal matters purport or may be determined to be class and/or representative actions, or seek substantial damages, or penalties. The Company has accrued amounts in connection with certain legal matters, including with respect to certain of the matters described below. There can be no assurance, however, that these accruals will be sufficient to cover such matters or other legal matters or that such matters or other legal matters will not materially or adversely affect the Company’s business, financial position, or results of operations.

Employment Matters

The Company has also been involved in various litigation, including purported class or representative actions with respect to matters arising under the California Labor Code and Private Attorneys General Act. Some of these active purported class or representative actions were commenced against subsidiaries of Daymon prior to the Daymon Acquisition, while certain other active purported class or representative actions were filed in 2018, 2019 and 2020. The Company has retained outside counsel to represent it in these matters and is vigorously defending its interests.

Legal Matters Related to Take 5

USAO and FBI Voluntary Disclosure and Investigation Related to Take 5

The Company voluntarily disclosed to the United States Attorney’s Office and the Federal Bureau of Investigation certain misconduct occurring at Take 5, a line of business that the Company closed in July 2019. The Company intends to cooperate in this and any other governmental investigations that may arise in connection with the Take 5 Matter. At this time, the Company cannot predict the ultimate outcome of any investigation related to the Take 5 Matter and is unable to estimate the potential impact such an investigation may have on the Company.

Arbitration Proceedings Related to Take 5

In August 2019, as a result of the Take 5 Matter, the Company provided a written indemnification claim notice to the sellers of Take 5 (the “Take 5 Sellers”) seeking monetary damages (including interest, fees and costs) based on allegations of breach of the asset purchase agreement (the “Take 5 APA”), as well as fraud. In September 2019, the Take 5 Sellers initiated arbitration proceedings against the Company, alleging breach of the Take 5 APA as a result of the Company’s decision to terminate the operations of the Take 5 business, and seeking monetary damages equal to all unpaid earn-out payments under the Take 5 APA (plus interest, fees and costs). The Company filed its response to the Take 5 Sellers’ claims, and asserted indemnification, fraud and other claims against the Take 5 Sellers as counterclaims and cross-claims in the arbitration proceedings. The Company is currently unable to estimate the potential impact related to these arbitration proceedings, but the Company has retained outside counsel to represent the Company in these matters and intends to vigorously pursue the Company’s interests.

Other Legal Matters Related to Take 5

The Take 5 Matter may result in additional litigation against the Company, including lawsuits from clients, or governmental investigations, which may expose the Company to potential liability in excess of the amounts being offered by the Company as refunds to Take 5 clients. The Company is currently unable to determine the amount of any potential liability, costs or expenses (above the amounts already being offered as refunds) that may result from any lawsuits or investigations associated with the Take 5 Matter or determine whether any such issues will have any future material adverse effect on the Company’s financial position, liquidity, or results of operations. Although the Company has insurance covering certain liabilities, the Company cannot assure that the insurance will be sufficient to cover any potential liability or expenses associated with the Take 5 Matter.

Surety Bonds

In the ordinary course of business, the Company is required to provide financial commitments in the form of surety bonds to third parties as a guarantee of its performance on and its compliance with certain obligations. If the Company were to fail to perform or comply with these obligations, any draws upon surety bonds issued on its behalf would then trigger the Company’s payment obligation to the surety bond issuer. The Company has outstanding surety bonds issued for its benefit of $0.5 million as of June 30, 2020 and December 31, 2019, respectively.

Lease Obligations

With respect to the Company’s right-of-use assets, which consist mainly of real estate leases for office space, beginning in mid-March in response to the COVID-19 pandemic, the Company established a global work from home policy. A significant portion of the Company’s office-based workforce temporarily transitioned to working from home and the Company commenced a plan to strategically exit certain offices during the six months ended June 30, 2020. Based on a number of factors, the Company concluded that this strategic initiative did not result in a triggering event that would indicate that the Company’s related asset groups may not be recoverable as of June 30, 2020. In enacting the plan, the Company abandoned several office leases prior to reaching termination agreements with its landlords, and as a result, adjusted the useful life of these asset to reflect the remaining expected use. The reduction to the right-of use assets and liabilities related to these leases for the six months ended June 30, 2020 were $32.4 million and $6.6 million, respectively, resulting in additional lease costs of $25.8 million, which was recorded in “Selling, general and administrative expenses” in the Condensed Consolidated Statements of Comprehensive Loss.

12. Subsequent Events

The Company has completed an evaluation of all subsequent events through September 9, 2020, the date its condensed consolidated financial statements were available to be issued.

On September 7, 2020, the Company entered into definitive agreement with Conyers Park II Acquisition Corp. (“Conyers Park”) whereby the Company will merge with and into a wholly owned subsidiary of Conyers Park, with the Company surviving the merger (the “Merger”). As consideration for its ownership of the Company’s common stock under the terms of the Merger Agreement, at the effective time of the Merger, Topco will receive shares of Class A common stock, of Conyers Park that are expected to represent approximately 61.74% of the outstanding shares of Conyers Park Class A common stock immediately after the effective time of the Merger and related transactions, and security holders of Conyers Park as of immediately prior to the effective time of the Merger are expected to own approximately 17.05% of the outstanding shares of Conyers Park Class A common stock immediately after the effective time of the Merger and related transactions. These levels of ownership interest: (a) assume the sale of 70.0 million shares of Conyers Park Class A common stock substantially concurrently with the effective time of the Merger, (b) exclude the impact of any future exercise of Conyers Park’s warrants to purchase shares of Class A common stock that will remain outstanding after the Merger, (c) assume that no Conyers Park public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Conyers Park’s trust account, (d) assume that no shares are issued pursuant to the Advantage Solutions Inc. 2020 Incentive Plan in connection with the completion of the Merger and (e) assume that no shares are issued pursuant to the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan in connection with the completion of the Merger. The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Conyers Park will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current stockholder of the Company, Topco, having a relative majority of the voting power of the combined entity, the operations of the Company prior to the Merger comprising the only ongoing operations of the combined entity, and senior management of the Company comprising the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the Company with the acquisition being treated as the equivalent of the Company issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park will be stated at historical cost, with no goodwill or other intangible assets recorded. In connection with the Merger, the Company intends to enter into a new term loan facility in the aggregate principal amount of $2.1 billion after repayment of its existing senior secured first-line term loan facility and senior secured second-lien facility.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

CONYERS PARK II ACQUISITION CORP.,

CP II MERGER SUB, INC.,

ADVANTAGE SOLUTIONS INC.,

and

KARMAN TOPCO L.P.

dated as of

September 7, 2020

i

ii

EXHIBITS

Exhibit A	–	Form of Acquiror Charter
Exhibit B	–	Form of Acquiror Bylaws
Exhibit C	–	Form of Merger Certificate
Exhibit D	–	Commitment Letters
Exhibit E		Incentive Equity Plan

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 7, 2020, by and among Conyers Park II Acquisition Corp, a Delaware corporation (“Acquiror”), CP II Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“Merger Sub”), Advantage Solutions Inc., a Delaware corporation (the “Company”), and Karman Topco L.P., a Delaware limited partnership (“Topco”). Acquiror, Merger Sub, the Company and Topco are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, Acquiror is a blank check company incorporated in Delaware and formed to acquire one or more operating businesses through a Business Combination;

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub is to merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);

WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment), each of the Parties intends that the Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder;

WHEREAS, the board of directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Merger in accordance with the DGCL, (ii) approved this Agreement and the Transactions, including the Merger in accordance with the DGCL, on the terms and subject to the conditions of this Agreement and (iii) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted and approved by the stockholders of the Company;

WHEREAS, Topco, in its capacity as the sole stockholder of the Company, has, by its execution and delivery hereof, approved and adopted this Agreement, the Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”);

WHEREAS, the board of directors of Merger Sub has approved this Agreement and the Transactions contemplated hereby;

WHEREAS, the board of directors of Acquiror has unanimously (i) determined that it is in the best interests of Acquiror and the stockholders of Acquiror, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and the Transactions, including the Merger in accordance with the DGCL, on the terms and subject to the conditions of this Agreement and (iii) adopted a resolution recommending to its stockholders the Acquiror Stockholder Matters (the “Acquiror Board Recommendation”);

WHEREAS, at the Effective Time, Acquiror shall (i) subject to obtaining the approval from the Acquiror’s stockholders to the Acquiror Stockholder Matters, amend and restate the certificate of incorporation of Acquiror to be substantially in the form of Exhibit A attached hereto (the “Acquiror Charter”) and (ii) amend and restate the bylaws of Acquiror to be substantially in the form of Exhibit B attached hereto (the “Acquiror Bylaws”);

WHEREAS, concurrently with the execution of this Agreement, Acquiror, Topco and certain other Persons have entered into that certain stockholders agreement (the “Stockholders Agreement”);

WHEREAS, on or prior to the date hereof, Acquiror has obtained commitments from certain investors for a private placement of shares of Acquiror Class A Common Stock (the “PIPE Investment”) pursuant to the terms of one or more Subscription Agreements (each, a “Subscription Agreement”), such private placement to be consummated immediately prior to the consummation of the Merger;

WHEREAS, concurrently with the execution of this Agreement, Acquiror, the Company and certain other Persons have entered into that certain registration rights agreement (the “Registration Rights Agreement”) to be effective upon the Closing.

WHEREAS, concurrently with the execution of this Agreement, Sponsor, Acquiror, the Company and certain other Persons have entered into that certain sponsor agreement (the “Sponsor Agreement”), dated as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror Board Recommendation” has the meaning specified in the Recitals hereto.

“Acquiror Bylaws” has the meaning specified in the Recitals hereto.

“Acquiror Charter” has the meaning specified in the Recitals hereto.

“Acquiror Class A Common Stock” means the class A common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means the class B common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Common Stock” means the Acquiror Class A Common Stock and the Acquiror Class B Common Stock.

“Acquiror Class A Common Stock Price” means, on any date after the Closing, the closing sale price per share of Acquiror Class A Common Stock reported as of 4:00 p.m. Eastern Time on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar.

“Acquiror Impairment Effect” has the meaning specified in Section 5.01.

“Acquiror Intervening Event” means any material change, event, circumstance, occurrence, effect, development or state of facts that was not known to the Acquiror Board and was not reasonably foreseeable to the Acquiror Board as of the date hereof and that becomes known to the Acquiror Board after the date of this Agreement; provided, however, that (i) any change in the price or trading volume of Acquiror Common Stock and (ii) any change, event, circumstance, occurrence, effect, development or state of facts that is not taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur pursuant to clauses (a), (b), (c), (d), (e) and (g) of the definition thereof (other than as expressly contemplated by the final two provisos to the definition of Material Adverse Effect) shall in each case in clauses (i) and (ii) not be taken into account for purposes of determining whether an Acquiror Intervening Event has occurred.

“Acquiror Intervening Event Notice” has the meaning specified in Section 8.02(b).

“Acquiror Intervening Event Notice Period” has the meaning specified in Section 8.02(b).

“Acquiror Material Adverse Effect” means any change, event, circumstance, occurrence, effect, development or state of facts that, individually or in the aggregate, with any other change, event, circumstance, occurrence, effect, development or state of facts has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or financial condition of the Acquiror and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be taken into account in determining whether an Acquiror Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change in applicable Laws (including COVID-19 Measures) or GAAP or any official interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, or any change generally affecting the economy, markets or industry in which the Acquiror or any of its Subsidiaries operates, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in any of the representations and warranties that is intended to address the consequences of the execution, delivery or performance of this Agreement or consummation of the Transactions), (d) the compliance with the express terms of this Agreement or the taking of any action expressly required by this Agreement, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including COVID-19), (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Acquiror operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, including in connection with the United States 2020 presidential election, and (g) any failure of the Acquiror and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that this clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, an Acquiror Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Acquiror Material Adverse Effect); provided that in the case of clauses (a), (b), (e) and (f) such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on the Acquiror and its Subsidiaries, taken as a whole, as compared to other other “SPACs” operating in the industries in which the Acquiror operates.

“Acquiror Organizational Documents” means the Certificate of Incorporation and Acquiror’s bylaws, as amended and in effect on the date hereof.

“Acquiror Parties” means Acquiror and Merger Sub.

“Acquiror Preferred Stock” has the meaning specified in Section 5.11(a).

“Acquiror Stockholder Approval” means the vote of the Acquiror Stockholders set forth in the Proxy Statement to the extent required to approve the Acquiror Stockholder Matters.

“Acquiror Stockholder Matters” means (i) the adoption and approval of this Agreement and the Transactions (the “Business Combination Proposal”), (ii) the adoption and approval of the issuance of shares of Acquiror Class A Common Stock in connection with the Transactions as may be required under NASDAQ listing requirements (the “NASDAQ Proposal”), (iii) the adoption and approval of the Acquiror Charter attached as Exhibit A hereto (the “Charter Proposal”), (iv) the adoption and approval of the Incentive Equity Plan (the “Equity Incentive Plan Proposal”), (v) the adoption and approval of the Employee Purchase Plan (the “Employee Purchase Plan Proposal”), (vi) the approval, on a non-binding advisory basis, of certain governance proposals in the Acquiror Charter, (vii) the adoption and approval of each other proposal that the SEC (or its staff members) indicates is necessary in its comments to the Proxy Statement or in correspondence related thereto; (viii) the adoption and approval of each other proposal reasonably agreed to by Acquiror and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Agreements, and (ix) the adoption and approval of a proposal for the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.

“Acquiror Stockholder Redemption” has the meaning specified in Section 8.02(a)(i).

“Acquiror Warrant” means a warrant entitling the holder to purchase one share of Acquiror Class A Common Stock per warrant.

“Acquisition Transaction” has the meaning specified in Section 8.03(a).

“Acquiror Transaction Expenses” means all fees, costs and expenses of Acquiror incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors (including placement agents) and consultants of Acquiror, to the extent unpaid prior to the Closing.

“Action” means any claim, action, suit, charge, complaint, audit, investigation, inquiry, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that, (i) in no event (other than Section 4.12(a)(xiii), Section 4.24, Section 6.01(t) and Section 6.03) shall the Company or any of its Subsidiaries be considered an Affiliate of any portfolio company (other than the Company and its Subsidiaries) of any investment fund affiliated with any direct or indirect equityholder of Topco nor shall any portfolio company (other than the Company and its Subsidiaries) of any investment fund affiliated with any equityholder of Topco be considered to be an Affiliate of the Company or any of its Subsidiaries, and (ii) in no event is Sponsor an Affiliate of Acquiror.

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery, and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010.

“Audited Financial Statements” has the meaning specified in Section 4.08(a).

“Available Closing Acquiror Cash” means, without duplication, an amount equal to (i) all amounts in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Acquiror Stockholder Redemption), plus (ii) all other Cash and Cash Equivalents of Acquiror, plus (iii) the aggregate amount of cash that has been funded to and remains with, or that will be funded concurrently with the Closing to, Acquiror pursuant to the Subscription Agreements as of immediately prior to the Closing, plus (iv) proceeds from the Debt Financing whether funded or available to be funded at the Closing (through term loans or revolver availability) in connection with the Acquiror Stockholder Redemption, in an amount not to exceed $100,000,000, plus (v) Company Available Cash.

“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.

“Business Combination Proposal” has the meaning set forth in the definition of “Acquiror Stockholder Matters”.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cash and Cash Equivalents” shall mean the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere.

“Certificate” has the meaning specified in Section 3.01(a).

“Certificate of Merger” has the meaning specified in Section 2.02.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Acquiror, as in effect on the date hereof.

“Change in Recommendation” has the meaning specified in Section 8.02(b).

“Closing” has the meaning specified in Section 3.02.

“Closing Date” has the meaning specified in Section 3.02.

“Closing Share Consideration” means (i) 203,750,000 shares of Acquiror Class A Common Stock, plus (ii) the Rollover Performance Share Consideration.

“Code” means the Internal Revenue Code of 1986.

“Commitment Letters” means the executed debt commitment letter, dated as of the date hereof, among the Company and the Commitment Parties (as defined therein) and the fee letter referenced therein (the “Fee Letter”).

“Company” has the meaning specified in the preamble hereto.

“Company Available Cash” means (i) Cash and Cash Equivalents of the Company and its Subsidiaries in an amount of $125,000,000 plus (ii) the amount (which shall not be less than zero) by which the Net Debt of the Company and its Subsidiaries as of 11:59 pm Eastern Time on the date immediately preceding the Closing Date is less than $2,867,239,613. For the purpose of this definition, “Net Debt” means (x) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, all indebtedness for borrowed money of the Company and its Subsidiaries and indebtedness issued by the Company and its Subsidiaries in substitution or exchange for borrowed money minus (y) Cash and Cash Equivalents of the Company and its Subsidiaries.

“Company Benefit Plan” has the meaning specified in Section 4.13(a).

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Data” means all business information and all personally-identifying information and data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the IT Systems.

“Company Employees” has the meaning specified in Section 4.13(a).

“Company Group” means (i) the Company, its subsidiaries and Affiliates of the Company and (ii) equityholders of Topco and their Affiliates.

“Company Impairment Effect” has the meaning specified in Section 4.10.

“Company Intellectual Property” means the Owned Intellectual Property and Licensed Intellectual Property.

“Company Software” means all proprietary Software owned or purported to be owned by the Company or its Subsidiaries, including any under development, from which the Company or its Subsidiaries has derived within the three (3) years preceding the date hereof, or is currently deriving or scheduled to derive, revenue from the sale, license, maintenance or other provision thereof.

“Company Software Data” means all data and information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Company Software.

“Company Stockholder Approval” has the meaning specified in the Recitals hereto.

“Company Subsidiary” has the meaning specified in Section 4.02.

“Company Transaction Expenses” means all fees, costs and expenses of Company and its Subsidiaries incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Company and its Subsidiaries, to the extent unpaid prior to the Closing.

“Confidentiality Agreement” has the meaning specified in Section 11.09.

“Contracts” means any legally binding contracts, agreements, licenses, subcontracts, leases, subleases and other commitment or arrangements that are legally binding (excluding purchase orders entered into in the ordinary course of business).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Authority in each case in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“COVID-19 Response Measures” means any reasonable action, taken or omitted to be taken, including the establishment of any policy, procedure or protocol, in response to COVID-19 or any of the measures described in the definition of “COVID-19 Measures”.

“Credit Facility” means (i) that certain First Lien Credit Agreement, dated as of July 14, 2014, by and among Holdings, the Borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended by (x) that certain First Amendment to First Lien Credit Agreement, dated as of April 8, 2015 by and among Holdings, the Borrower, Bank of America, N.A. as Administrative Agent and Collateral Agent, and Jeffries Finance LLC as incremental lender, (y) that certain Second Amendment to First Lien Credit Agreement, dated as of May 2, 2017 by and among Holdings, the Borrower, Bank of America, N.A. as Administrative Agent and Collateral Agent, the revolving lenders signatory thereto as extending lenders, Bank of America, N.A. as swing line lender and Bank of America, N.A. and Credit Suisse AG, Cayman Islands Branch as issuing banks and (z) that certain Third Amendment to First Lien Credit Agreement, dated as of February 21, 2018 by and among Holdings, the Borrower, Bank of America, N.A. as Administrative Agent and Collateral Agent, and Bank of America, N.A. as incremental lender, and as further amended, restated or otherwise modified from time to time, (ii) that certain Second Lien Credit Agreement, dated as of July 14, 2014, by and among Holdings, the Borrower, the lenders from time to time, and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time and (iii) that certain Receivables Financing Agreement, dated as of April 24, 2020, by and among Advantage Financing LLC, as Borrower, the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, Advantage Sales & Marketing Inc., as Servicer, and PNC Capital Markets LLC, as Structuring Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“D&O Tail” has the meaning specified in Section 7.01(b).

“Data Security Requirements” has the meaning specified in Section 4.20(f).

“Data Treatment” means the analysis, receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information or sensitive or confidential information or data.

“Debt Financing” has the meaning specified in Section 8.07(a).

“Debt Financing Source” means each entity that is party to the Commitment Letters (other than any of the Company or its affiliates) and each other entity that has committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or other financings in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures, purchase agreements or credit agreements entered into pursuant thereto or relating thereto; provided, that in the event that any additional party is added as a party to the Commitment Letters after the date hereof, the term “Debt Financing Source” shall include each such institution; provided, further, that the term “Debt Financing Source” shall include each institution that is a party (other than the Company) to any commitment letter or similar agreement entered into in connection with any Alternate Financing.

“Debt Financing Source Related Party” means the Debt Financing Sources and the commitment parties that are parties to any Commitment Letters, together with their respective Affiliates, equity holders, members, general partners and limited partners, and the respective officers, directors, employees, agents, advisors, successors and permitted assigns of each of the foregoing.

“DGCL” has the meaning specified in the Recitals hereto.

“EAR” has the meaning specified in the definition of “Ex-Im Laws”.

“Effective Time” has the meaning specified in Section 2.02.

“Employee Purchase Plan” means the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan.

“Enforceability Exceptions” has the meaning specified in Section 4.03.

“Environmental Laws” means any and all applicable Laws relating to pollution, human health and safety or protection of the environment (including natural resources), or the use, storage, emission, distribution, transport, handling, disposal or release of, or exposure of any Person to, Hazardous Materials.

“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person and (v) any securities issued or issuable with respect to the securities or interests referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“ERISA” has the meaning specified in Section 4.13(a).

“ERISA Affiliate” means any entity (whether or not incorporated) other than the Company or a Subsidiary of the Company that, together with the Company or any Subsidiary of the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Share” has the meaning specified in Section 3.01(c).

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Financial Statements” has the meaning specified in Section 4.08(a).

“Fraud” means actual common law fraud in the making of a specific representation or warranty expressly set forth in Article 4 or Article 5 of this Agreement, committed by the Party making such express representation or warranty, with intent to deceive another Party, and to induce it to enter into this Agreement and requires (a) an intentional false representation of material fact expressly set forth in the representations and warranties set forth in this Agreement; (b) actual knowledge that such representation is false (as opposed to any fraud claim based on constructive, knowledge, negligent or reckless misinterpretation or a similar theory); (c) a specific intention to induce the Party to whom such representation was made to act or refrain from acting in reliance upon it; (d) causing that Party, in justifiable reliance upon such false representation, to take or refrain from taking action; and (e) causing such Party to suffer damage by reason of such reliance. For clarity, a claim for Fraud may only be made against the Party committing such Fraud.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal.

“Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.

“Governmental Order” means any order, judgment, injunction, decree, writ, ruling, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, per and polyfluoroalkyl substances, flammable or explosive substances, or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Incentive Equity Plan” has the meaning specified in Section 7.07.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (i) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (ii) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, in each case, as of such time of such Person, (iii) all obligations for the deferred purchase price of property or other services (other than trade payables incurred in the ordinary course of business that are not past due), (iv) all obligations as lessee that are required to be capitalized in accordance with GAAP prior to giving effect to Accounting Standards Codification 842 (and shall only include leases characterized as capital leases in accordance with GAAP prior to giving effect to Accounting Standards Codification 842), (v) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (vi) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (vii) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (viii) all obligations of the type referred to in clauses (i) - (vii) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Intellectual Property” means all intellectual property rights (including with respect to technology) created, arising, or protected under applicable Law (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), including all: (i) patents, patent applications, patent disclosures, and inventions and all improvements thereto (whether or not patentable or reduced to practice), and all reissues, continuations, continuations-in-part, revisions, divisional, extensions, and reexaminations in connection therewith, (ii) trademarks, service marks, trade names, trade dress, corporate names and other indicia of source, and all registrations, applications and renewals in connection therewith (together with the goodwill associated therewith), (iii) copyrights and all works of authorship (whether or not copyrightable), and all registrations, applications and renewals in connection therewith, (iv) internet domain names, (v) intellectual property rights in Software, (vi) rights of privacy and publicity and (viii) trade secrets, and any other intellectual property rights in know-how, technologies, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications and confidential information.

“Intended Income Tax Treatment” has the meaning specified in Section 8.04(a).

“Interim Financial Statements” has the meaning specified in Section 4.08(a).

“Interim Period” has the meaning specified in Section 6.01.

“ITAR” has the meaning specified in the definition of “Ex-Im Laws”.

“IT Systems” means all Software, computer systems, servers, networks, databases, websites, computer hardware and equipment, information, record keeping, communications, telecommunications, interfaces, platforms, and peripherals that are owned, licensed, outsourced or leased by or used by or for the Company or any of its Subsidiaries in the conduct of their business.

“Key Employee” means a Company Employee whose most recent annual cash compensation amount paid to them in 2019 was in excess of $500,000.

“Law” means any statute, act, code, law (including common law), ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or its Subsidiaries.

“Leases” has the meaning specified in Section 4.19(b).

“Licensed Intellectual Property” has the meaning specified in Section 4.20(a).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Losses” means all losses, damages, judgments, awards, Taxes, penalties, settlements and reasonable expenses (including reasonable attorneys’ fees); provided that “Losses” include any punitive damages solely to the extent payable to a third party in connection with a third party claim.

“Malware” has the meaning specified in Section 4.20(d).

“Management Agreement” means (i) that certain Management Agreement, dated as of March 7, 2017 by and among Daymon Eagle Holdings, LLC, a Delaware limited liability company, BC Daymon Corporation, a Delaware corporation, Daymon Worldwide Inc., a Delaware corporation, and Bain Capital Private Equity, LP, a Delaware limited partnership, as amended by the First Amendment to the Management Agreement, dated as of December 18, 2017, and (ii) that certain Management Services Agreement dated as of July 25, 2014, by and among Advantage Sales & Marketing, Inc., a Delaware corporation, Leonard Green & Partners, L.P., a Delaware limited partnership, CVC Capital Partners Advisory Company (Luxembourg) Sárl, a Luxembourg limited liability company, Juggernaut Management, LLC, a Delaware limited liability company, Centerview Capital Management, LLC, a Delaware limited liability company and BC Eagle Holdings, LP, a Cayman Islands exempted limited partnership, as amended by the First Amendment to the Management Services Agreement, dated as of September 29, 2014 and the Second Amendment to the Management Services Agreement, dated as of June 1, 2018.

“Material Adverse Effect” means, any change, event, circumstance, occurrence, effect, development or state of facts that, individually or in the aggregate, with any other change, event, circumstance, occurrence, effect, development or state of facts has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change in applicable Laws (including COVID-19 Measures) or GAAP or any official interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, or any change generally affecting the economy, markets or industry in which the Company or any of its Subsidiaries operates, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in any of the representations and warranties that is intended to address the consequences of the execution, delivery or performance of this Agreement or consummation of the Transactions), (d) the compliance with the express terms of this Agreement or the taking of any action expressly required by this Agreement, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including COVID-19), (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, including in connection with the United States 2020 presidential election, and (g) any failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that this clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect); provided that in the case of clauses (a), (b), (e) and (f) such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other industry participants in the industries or markets in which the Company or its Subsidiaries operate.

“Material Contracts” has the meaning specified in Section 4.12(a).

“Merger” has the meaning specified in the Recitals hereto.

“Merger Sub” has the meaning specified in the preamble hereto.

“Most Recent Balance Sheet” has the meaning specified in Section 4.08(a).

“Multiemployer Plan” has the meaning specified in Section 4.13(g).

“NASDAQ” means the National Association of Securities Dealers Automated Quotations.

“OFAC” has the meaning specified in the definition of Sanctions Laws.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public

License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (b) any license to Software that is considered “free” or “open source software” by the Open Source Foundation or the Free Software Foundation; or (c) any Reciprocal License, in each case whether or not source code is available or included in such license.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or its Subsidiaries.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Party” has the meaning specified in the preamble hereto.

“Pay-off Letters” has the meaning specified in Section 6.07.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” has the meaning specified in Section 4.11.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (iv) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, or (B) do not materially interfere with the present uses of such real property, (v) Liens that are not material to the Company and its Subsidiaries, taken as a whole, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vii) Liens that secure obligations that are reflected as liabilities on the Most Recent Balance Sheet (which such Liens are referenced, or the existence of which such Liens is referred to, in the notes to Most Recent Balance Sheet), (viii) Liens securing any third-party Indebtedness of the Company and its Subsidiaries (including pursuant to the Credit Facility), and (ix) Liens described on Schedule 1.01(a).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law, or by the Company in any of its privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person.

“PIPE Investment” has the meaning specified in the Recitals hereto.

“PIPE Investment Amount” has the meaning specified in Section 5.13.

“PIPE Investors” has the meaning specified in Section 5.13.

“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to Data Treatment or otherwise relating to privacy or security, including without limitation HIPAA, California Consumer Privacy Act (CCPA), General Data Protection Regulation (GDPR) (EU) 2016/679) and Payment Card Industry Data Security Standard (PCI-DSS), and any and all applicable Laws and guidelines relating to breach notification in connection with Personal Information.

“Privileged Communications” has the meaning specified in Section 11.17.

“Proxy Clearance Date” has the meaning specified in Section 8.02(a)(i).

“Proxy Statement” has the meaning specified in Section 8.02(a)(i).

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Redemption Requirements” has the meaning specified in Section 6.01.

“Registered Intellectual Property” has the meaning specified in Section 4.20(a).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Required Acquiror Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of Acquiror Common Stock entitled to vote thereon, whether in person or by proxy at the Special Meeting (or any adjournment thereof), in accordance with the Acquiror Organizational Documents and applicable Law.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the NASDAQ Proposal, the Equity Incentive Plan Proposal, the Employee Purchase Plan Proposal, and the Charter Proposal.

“Rollover Performance Period” means the period from and after the Closing until the fifth (5th) anniversary of the Closing Date.

“Rollover Performance Share Consideration” means 5,000,000 shares of Acquiror Class A Common Stock issued subject to the vesting and forfeiture conditions set forth in Section 3.04.

“Sanctioned Country” means any country or region that is or has in the past five years been the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Venezuela, Sudan, Syria, and the Crimea region of Ukraine).

“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State), the United Nations Security Council, and the European Union.

“Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted or prohibited party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, the Entity, Denied Persons and Unverified Lists maintained by the U.S. Department of Commerce, the UN Security Council Consolidated List, and the EU Consolidated List; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

“Schedules” means the disclosure schedules of the Company and its Subsidiaries, or Acquiror, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 5.08(a).

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Securities Liens” means restrictions on transfer under applicable federal or state securities Laws.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” has the meaning specified in Section 8.02(b).

“Specified Representations” has the meaning specified in Section 9.02(a)(i).

“Sponsor” means Conyers Park II Sponsor LLC, a Delaware limited liability company.

“Sponsor Agreement” has the meaning specified in the Recitals hereto.

“Stockholders Agreement” has the meaning specified in the Recitals hereto.

“Subscription Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Corporation” has the meaning specified in the Recitals hereto.

“Surviving Provisions” has the meaning specified in Section 10.02.

“Tax” means (i) any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, escheat or unclaimed property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto (or in lieu thereof) by a Governmental Authority, (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes, and (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor, by Contract, or otherwise.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Technical Deficiencies” has the meaning specified in Section 4.20(h).

“Termination Date” has the meaning specified in Section 10.01(c).

“Topco” has the meaning specified in the preamble hereto.

“Trade Controls” has the meaning specified in Section 4.26.

“Transaction Agreements” shall mean this Agreement, the Stockholders Agreement, the Sponsor Agreement, the Subscription Agreements, the Registration Rights Agreement, the Acquiror Charter, the Acquiror Bylaws, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Litigation” has the meaning specified in Section 8.01(c).

“Transactions” means the transaction contemplated by this Agreement, including the Merger.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 5.06(a).

“Trust Agreement” has the meaning specified in Section 5.06(a).

“Trustee” has the meaning specified in Section 5.06(a).

“Waived 280G Benefits” has the meaning specified in Section 6.05.

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein with respect to the Company or its Subsidiaries, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of the Company’s and its Subsidiaries’ business, consistent with past practice.

(c) Unless the context of this Agreement otherwise requires, references to Contracts shall be deemed to include all subsequent amendments and other modifications thereto (subject to any restrictions on amendments or modifications set forth in this Agreement).

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to Laws shall be construed as including all Laws consolidating, amending or replacing the Law.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 9:00 a.m. Eastern Time on September 7, 2020 to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.

(i) References to “$” or “dollar” or “US$” shall be references to Untied States dollars.

(j) all references to “or” shall be construed in the inclusive sense of “and/or.”

Section 1.03 Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge, following reasonable inquiry of such Person’s direct reports, of, in the case of the Company, Tanya Domier, Brian G. Stevens, Jill Griffin, Bryce Robinson, Dean Kaye, Melissa Oesterreich and Meurig James.

Section 1.04 Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock or shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock or shares of Acquiror Common Stock, as applicable, will be appropriately adjusted to provide to the holders of Company Common Stock or the holders of Acquiror Common Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit Acquiror, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement. For clarity, this Section 1.04 shall not apply to the issuance of Acquiror Common Stock pursuant to (i) the Subscription Agreements or (ii) the conversion of Acquiror Class B Common Stock into Acquiror Class A Common Stock.

ARTICLE II

THE MERGER

Section 2.01 The Merger.

(a) At the Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the Merger and as a direct, wholly owned subsidiary of Acquiror.

Section 2.02 Effective Time. On the terms and subject to the conditions set forth herein, on the Closing Date, the Company and Merger Sub shall cause the Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit C attached hereto (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, the time of such filing, or such later time as may be agreed in writing by the Company and Acquiror and specified in the Certificate of Merger, will be the effective time of and constitute the consummation of the Merger (the “Effective Time”).

Section 2.03 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation.

Section 2.04 Governing Documents. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “ASI Intermediate Corp.”.

Section 2.05 Directors and Officers of the Surviving Corporation. Immediately after the Effective Time, the board of directors of the Surviving Corporation shall be the initial board of directors of Merger Sub immediately prior to the Effective Time and the initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time.

Section 2.06 Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the applicable directors, officers and members of the Company and Merger Sub (or their designees) are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

MERGER CONSIDERATION; CLOSING

Section 3.01 Effect of Merger on Company Common Stock. On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or any other Person, the following shall occur:

(a) All of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be automatically cancelled and extinguished and collectively converted into the right to receive the Closing Share Consideration, without interest, upon surrender by Topco of the stock certificates (in form and substance reasonably satisfactory to Acquiror) representing all such shares of Company Common Stock (each, a “Certificate”):

(b) Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(c) Each share of Company Common Stock held in the Company’s treasury immediately prior to the Effective Time (each, an “Excluded Share”) shall be automatically cancelled and extinguished, and no consideration shall be paid or payable with respect thereto.

Section 3.02 Closing. The closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. Eastern Time on the third (3rd) Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived in writing) or (b) at such other place, time or date as Acquiror and the Company may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 3.03 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Acquiror, Merger Sub, the Company, the Surviving Corporation, and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, that if Acquiror, Merger Sub, any of their respective Affiliates, or any party acting on their behalf determines that any payment to Topco hereunder is subject to deduction and/or withholding, then Acquiror shall (i) provide notice to Topco as soon as reasonably practicable after such determination, which notice shall include the anticipated amount of withholding and a description of the factual and legal basis therefor, and (ii) cooperate with Topco to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.04 Rollover Performance Share Consideration. The Rollover Performance Share Consideration shall be subject to the vesting and forfeiture conditions as set forth in this Section 3.04.

(a) The Rollover Performance Share Consideration shall automatically vest in full when the Acquiror Class A Common Stock Price equals or exceeds twelve dollars ($12.00) (such share price as adjusted pursuant to Section 3.04(b), the “Target Share Price”) for any period of twenty (20) trading days out of thirty (30) consecutive trading days during the Rollover Performance Period.

(b) If Acquiror shall at any time during the Rollover Performance Period pay any cash or in-kind dividend (other than any dividend in the form of additional shares of Acquiror Class A Common Stock, which dividend shall be governed by the immediately following sentence) on shares of Acquiror Class A Common Stock then the Target Share Price shall be deemed to have been reduced for all purposes of this Agreement by the amount of such cash dividend or the fair market value of the in-kind dividend, as applicable, paid with respect to each share of Acquiror Class A Common Stock. If Acquiror shall at any time during the Rollover Performance Period pay any dividend on shares of Acquiror Class A Common Stock by the issuance of additional shares of

Acquiror Class A Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Acquiror Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Acquiror Class A Common Stock, then in each such case, (i) the Rollover Performance Share Consideration shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Acquiror Class A Common Stock (including any other shares so reclassified as Acquiror Class A Common Stock) outstanding immediately after such event and the denominator of which is the number of shares of Acquiror Class A Common Stock that were outstanding immediately prior to such event, and (ii) the Target Share Price shall be appropriately adjusted to provide to Topco the same economic effect as contemplated by this Agreement prior to such event.

(c) In the event that a Liquidity Event occurs during the Rollover Performance Period and the Liquidity Event Consideration in such Liquidity Event is greater than the Target Share Price, then the Rollover Performance Share Consideration shall automatically vest, and the Rollover Performance Share Consideration shall be deemed issued and outstanding pursuant to and as contemplated by Section 3.04(a) effective immediately prior to the consummation of such Liquidity Event and Topco shall be entitled to receive the corresponding Liquidity Event Consideration.

(d) Topco shall not have the right to vote the Rollover Performance Share Consideration unless and until Topco vests in the Rollover Performance Share Consideration. In the event that the Rollover Performance Share Consideration fails to vest during the Rollover Performance Period, the Rollover Performance Share Consideration shall automatically and without further action be cancelled and forfeited by Topco as of the last day of the Rollover Performance Period, and Topco shall have no further right or interest in or with respect to the Rollover Performance Share Consideration. Except for the right to vote and the treatment with respect to dividends which is addressed in Section 3.04(b), Topco shall have all of the rights of a stockholder with respect to the Rollover Performance Share Consideration, subject to the vesting and forfeiture conditions set forth herein.

(e) “Liquidity Event” means:

(i) The consummation of any merger, reorganization, or consolidation of Acquiror that results in any Person or group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor rule) (other than Topco or its equityholders) becoming the record or beneficial owner of more than fifty percent (50%) of the combined voting power of the voting securities of Acquiror or the Surviving Corporation;

(ii) The consummation of a sale or disposition by Acquiror of all or substantially all of Acquiror’s assets;

(iii) The stockholders of Acquiror approve a plan of complete liquidation or dissolution of Acquiror; or

(iv) The consummation of any transaction described in the foregoing clauses (i), (ii), or (iii) following which the voting securities of Acquiror outstanding immediately prior thereto are no longer traded on a national securities exchange or registered under Section 12(b) or (g) of the Exchange Act.

(f) “Liquidity Event Consideration” means the amount per share to be received by a holder of shares of Acquiror Class A Common Stock in connection with a Liquidity Event, with any non-cash consideration valued as determined by the value ascribed to such non-cash consideration in the definitive documents pursuant to which such Liquidity Event is to occur.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement dated as of the date of this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Company represents and warrants to Acquiror and Merger Sub as follows:

Section 4.01 Corporate Organization of the Company. The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the Laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted. The copies of the certificate of incorporation of the Company certified by the Secretary of the State of Delaware and the bylaws, as in effect on the date hereof, previously made available by the Company to Acquiror are (i) true, correct and complete (ii) in full force and effect, and (iii) have not been amended in any respect from the copies made available to Acquiror. The Company is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

Section 4.02 Subsidiaries. The Subsidiaries of the Company, together with details of their respective jurisdiction of incorporation or organization, are set forth on Schedule 4.02 (the “Company Subsidiaries”). The Company Subsidiaries have been duly formed or organized, are validly existing under the laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted, except (a) in each case (other than with respect to due organization and valid existence) as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) with respect to due organization and valid existence, as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Each Company Subsidiary is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be in good standing or so licensed or qualified, except where the failure to be in good standing or so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.03 Due Authorization. The Company and Topco have the requisite corporate power and authority to execute and deliver this Agreement and each Transaction Agreement to which they are a party and (subject to the approvals described in Section 4.05) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company and the board of directors of Topco, and Topco in its capacity as sole shareholder of the Company has, by its execution and delivery hereof, delivered the Company Stockholder Approval, and no other corporate proceeding on the part of the Company or Topco is necessary to authorize this Agreement or any Transaction Agreements or the Company’s or Topco’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement (when executed and delivered by the Company and Topco) will be, duly and validly executed and delivered by the Company and Topco and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of the Company and Topco, enforceable against the Company and Topco in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

Section 4.04 No Conflict. The execution, delivery and performance by the Company and Topco of this Agreement and the Transaction Agreements to which they are a party and the consummation by the Company and Topco of the transactions contemplated hereby and thereby do not and will not, (a) contravene or conflict with the certificate of incorporation, bylaws or other organizational documents of the Company or, in any material respect, its Subsidiaries or the Limited Partnership Agreement of Topco, (b) subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05, contravene or conflict with or constitute a violation of any provision of any Law, Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or Topco or any of their respective assets or properties, (c) subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties may be bound or affected or any Permit of the Company or its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries, except in the case of each of clauses (b) through (d) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a Company Impairment Effect.

Section 4.05 Governmental Authorities; Consents. No action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company or Topco with respect to the Company’s or Topco’s execution, delivery and performance of this Agreement and the Transaction Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby, except for (i) applicable requirements of the HSR Act, (ii) the filing of the Certificate of Merger in accordance with the DGCL and (iii) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a Company Impairment Effect.

Section 4.06 Current Capitalization.

(a) The authorized capital stock of the Company consists of 1000 shares of Company Common Stock. As of the date hereof, there were outstanding 125 shares of Company Common Stock, each of which is owned, of record and beneficially, by Topco, free and clear of all Liens (other than Securities Liens) and have not been issued in violation of preemptive or similar rights. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except for the shares of Company Common Stock owned by Topco, there are no Equity Securities of the Company authorized, reserved, issued or outstanding.

(b) There are no outstanding or authorized equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, the Company. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s stockholders may vote. The Company is not party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other agreements or understandings relating to its equity interests.

(c) (i) There are no declared but unpaid dividends or distributions in respect of any Equity Securities of the Company and (ii) since December 31, 2019, the Company has not made, declared, set aside, established a record date for or paid any dividends or distributions.

Section 4.07 Capitalization of Subsidiaries.

(a) The outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding Equity Securities in each Subsidiary of the Company are solely owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens) and have not been issued in violation of preemptive or similar rights. Except for Equity Securities owned by the Company or any wholly-owned Subsidiary of the Company, there are no Equity Securities of any Subsidiary of the Company authorized, reserved, issued or outstanding.

(b) There are no outstanding or authorized equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, any Subsidiary of the Company. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of any Subsidiary of the Company. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Equity Securities of any Subsidiary of Company. There are no outstanding bonds, debentures, notes or other indebtedness of any Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which such Subsidiaries’ stockholders may vote. No any Subsidiary of the Company is a party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other agreements or understandings relating to its equity interests.

(c) Except for Equity Securities in any wholly owned Subsidiary of the Company, neither the Company nor any of its Subsidiaries owns any Equity Securities in any Person. No shares of capital stock are held in treasury by any Subsidiary of the Company.

Section 4.08 Financial Statements.

(a) Attached as Schedule 4.08 hereto are true, correct, accurate and complete copies of (a) the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2019, December 31, 2018 and December 31, 2017, and the related audited consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years then ended, together with the auditor’s reports thereon (the “Audited Financial Statements”), and (b) the unaudited consolidated condensed balance sheet of the Company as at June 30, 2020 (the “Most Recent Balance Sheet”) and June 30, 2019 and the related unaudited consolidated condensed statements of income and comprehensive income, shareholders’ equity and cash flows for the six-month periods ended June 30, 2020 and June 30, 2019 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).

(b) The Financial Statements present fairly, in all material respects, the consolidated financial position, cash flows, income, changes in equity and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP during the periods involved (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and for normal year-end adjustments, in each case, the impact of which is not material) and were derived from, the books and records of the Company and its Subsidiaries.

(c) The Company and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer. To the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s financial statements.

(d) The Company and its Subsidiaries have established and maintain systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets. The Company and its Subsidiaries maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Company and its Subsidiaries in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Company and its Subsidiaries, in each case, in all material respects.

(e) There is no (i) “significant deficiency” in the internal controls over financial reporting of the Company and its Subsidiaries, (ii) “material weakness” in the internal controls over financial reporting of the Company and its Subsidiaries or (iii) to the knowledge of the Company, fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the internal controls over financial reporting of the Company or its Subsidiaries.

Section 4.09 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities, debts or obligations (a) reflected or reserved for in the Most Recent Balance Sheet, (b) that have arisen since June 30, 2020 in the ordinary course of business of the Company and its Subsidiaries (none of which is a liability for a breach of contract, breach of warranty or infringement or violation of Law), (c) arising under this Agreement and/or the performance by the Company of its obligations hereunder, including transaction expenses or (d) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.10 Litigation and Proceedings. Since January 1, 2017, there has been no, pending or, to the knowledge of the Company, threatened in writing Actions by or against the Company or any of its Subsidiaries or any of their properties, rights or assets that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or prevent or materially delay or materially impair the ability of the Company to consummate the Transaction (a “Company Impairment Effect”). There is no, and since January 1, 2017 there has been no, Governmental Order imposed upon or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their properties, rights or assets that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole or would reasonably be expected to have, individually or in the aggregate, a Company Impairment Effect. Neither the Company nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole or would reasonably be expected to have, individually or in the aggregate, a Company Impairment Effect.

Section 4.11 Compliance with Laws. Except where the failure to be, or to have been, in compliance with such Laws as has not, and would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole or would reasonably be expected to have, individually or in the aggregate, a Company Impairment Effect, the Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance with all applicable Laws and Governmental Orders. The Company and its Subsidiaries hold, and since January 1, 2017 have held, all licenses, approvals, consents, registrations, franchises and permits (the “Permits”) necessary for the lawful conduct of the business, except where the failure to so hold has not been, and would not be reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. From January 1, 2017, (a) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business) and (b) to the knowledge of the Company, no assertion or Action of any violation of any Law, Governmental Order or Permit by the Company or any of its Subsidiaries is currently threatened against the Company or any of its Subsidiaries (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business), in each case of (a) and (b), except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened and no such investigations have been conducted by any Governmental Authority since January 1, 2017, in each case, other than those the outcome of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 4.12 Contracts; No Defaults.

(a) Schedule 4.12(a) contains a true and complete listing of all Contracts described in clauses (i) through (xv) of this Section 4.12(a) to which, as of the date of this Agreement, the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound (together with all material amendments, waivers or other changes thereto) other than Company Benefit Plans (all such Contracts as described in clauses (i) through (xv), collectively, the “Material Contracts”). True, correct and complete copies of the Material Contracts have been delivered to or made available to Acquiror or its agents or Representatives.

(i) Each Contract that involves aggregate payments or consideration furnished (x) by the Company or by any of its Subsidiaries of more than $20,000,000 or (y) to the Company or to any of its Subsidiaries of more than $20,000,000, in each case, in the calendar year ended December 31, 2019 or any subsequent calendar year;

(ii) Each Contract relating to Indebtedness with a principal amount (including the amount of any undrawn but available commitments thereunder) in excess of $25,000,000;

(iii) Each Contract that is a purchase and sale or similar agreement for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company or any of its Subsidiaries (a) since January 1, 2017, in each case, involving payments in excess of $20,000,000 and (b) pursuant to which there are any material ongoing obligations;

(iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement and each other Contract with outstanding obligations that (x) provides for the ownership of, leasing of, occupancy of, title to, use of, or any leasehold or other interest in any real or personal property and (y) involves aggregate payments in excess of $4,000,000 in any calendar year, other than sales or purchase agreements in the ordinary course of business and sales of obsolete equipment;

(v) Each joint venture Contract, partnership agreement, limited liability company agreement or similar Contract (other than Contracts between wholly owned Subsidiaries of the Company) that is material to the business of the Company and its Subsidiaries, taken as a whole;

(vi) Each Contract requiring capital expenditures after the date of this Agreement in an amount in excess of $5,000,000 in the aggregate;

(vii) Each Contract not entered into in the ordinary course of business prohibiting or restricting in any respect the ability of the Company or its Subsidiaries to engage in any business, to solicit any potential customer, to operate in any geographical area or to compete with any Person that is material to the business of the Company and its Subsidiaries, taken as a whole;

(viii) Each license or other agreement under which the Company or any of its Subsidiaries (x) is a licensee with respect to any item of material Intellectual Property (excluding non-exclusive licenses in respect of click-wrap, shrink-wrap and commercially available “off-the-shelf software” with annual aggregate fees of less than $5,000,000) or (y) is a licensor or otherwise grants to a third party any rights to use any item of material Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business;

(ix) Each Contract for the development of material Intellectual Property by a third party for the benefit of the Company or any of its Subsidiaries, other than the Company’s standard form employee invention assignment agreements, copies of which (or the applicable form Contract) have been provided to Acquiror;

(x) Each collective bargaining agreement or other Contract with any labor union, labor organization or works council (each a “CBA”);

(xi) Each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement;

(xii) Each Contract that is for the employment or engagement of any Key Employees;

(xiii) any Contract with (x) any Affiliate of the Company (other than a Subsidiary of the Company) or (y) any Affiliate of either Topco or any equityholder of Topco (other than Contracts with portfolio companies (as such term is commonly understood) Affiliated with any equityholder of Topco entered into on arm’s length terms in the ordinary course of business);

(xiv) any Contract that is a currency or interest hedging arrangement; and

(xv) Any commitment to enter into agreement of the type described in clauses (i) through (xiv) of this Section 4.12(a).

(b) Except for any Contract that has terminated, or will terminate, upon the expiration of the stated term thereof prior to the Closing Date and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, each Material Contract is (i) in full force and effect and (ii) represents the legal, valid and binding obligations of the Company or one of its Subsidiaries party thereto and, to the knowledge of the Company, represents the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, (w) neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is or is alleged to be in breach of or default under any Contract of the type described in Section 4.12(a), whether or not set forth on Schedule 4.12(a), (x) since January 1, 2017, neither the Company nor any of its Subsidiaries has received any written claim or notice of breach of or default under any Contract of the type described in Section 4.12(a), whether or not set forth on Schedule 4.12(a), (y) to the knowledge of the Company as of the date of this Agreement, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any Contract of the type described in Section 4.12(a), whether or not set forth on Schedule 4.12(a), (in each case, with or without notice or lapse of time or both) and (z) no party to any Contract of the type described in Section 4.12(a), whether or not set forth on Schedule 4.12(a), that is a customer of or supplier to the Company or any of its Subsidiaries has, within the past 12 months, canceled or terminated its business with, or threatened in writing to cancel or terminate its business with, the Company or any of its Subsidiaries.

Section 4.13 Company Benefit Plans.

(a) Schedule 4.13(a) sets forth a true and complete list of each material Company Benefit Plan. For purposes of this Agreement a “Company Benefit Plan” is each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including “multiemployer plans” as defined in Section 3(37) of ERISA), and any stock ownership, stock purchase, stock option, phantom stock, equity or other equity-based, severance, employment (other than offer letters that do not provide severance benefits or notice periods in excess of 30 days upon termination of the employment relationship), individual consulting, retention, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other benefit or compensation plans, agreements, programs, policies, Contracts or other arrangements, whether or not subject to ERISA, which are contributed to, required to be contributed to, sponsored by or maintained by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director, or other service provider of the Company or its Subsidiaries (the “Company Employees”) or under or with respect to which the Company or any of its Subsidiaries has any liability or obligation, contingent or otherwise.

(b) With respect to each material Company Benefit Plan, the Company has delivered or made available to Acquiror copies of (i) each Company Benefit Plan and any trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to each Company Benefit Plan (if applicable), (iv) the most recent actuarial valuation (if applicable) relating to such Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Company Benefit Plan, and (vi) any non-routine correspondence with any Governmental Authority.

(c) Except as would not reasonably be expected to be individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole:

(i) each Company Benefit Plan has been established, maintained, funded and administered in compliance with its terms and all applicable Laws, including ERISA and the Code and all contributions, premiums or other payments that are due with respect to any Company Benefit Plan have been made and all such amounts due for any period ending on or before the Closing Date have been made or properly accrued and reflected in the Company’s financial statements to the extent required by GAAP;

(ii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and (A) has received a favorable determination or opinion letter as to its qualification prior to the date of this Agreement or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to adversely affect such qualification;

(iii) (A) no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Law, (B) there do not exist any pending or, to the Company’s knowledge, threatened Actions (other than routine claims for benefits), audits or investigations with respect to any Company Benefit Plan, and (C) there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan;

(iv) except as set forth on Schedule 4.13(c)(iv), neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement or post-termination health, medical or life insurance benefits for current, former or retired employees or owners or service providers of the Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code and neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code;

(v) (A) neither the Company nor any of its Subsidiaries sponsored or was required to contribute to, at any point during the six year period prior to the date hereof, or otherwise has any current or contingent liability or obligation under or with respect to (1) a multiemployer pension plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code) (a “Multiemployer Plan”), (2) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code, (3) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (4) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (B) no circumstance or condition exists that would reasonably be expected to result in an actual obligation of the Company or any of its Subsidiaries to pay money on account of any Multiemployer Plan or other pension plan that is subject to Title IV of ERISA and that is maintained by an ERISA Affiliate of the Company and (C) neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation on account of at any time being considered a single employer under Section 414 of the Code with any other Person;

(vi) other than as set forth in the Limited Partnership Agreement of Topco, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger will (whether alone or in connection with any subsequent event(s)) (A) result in the acceleration, funding, vesting or creation of any rights of any current or former director, officer, employee, consultant or other service provider of the Company or its Subsidiaries to payments or benefits or increases in any payments or benefits (including any loan forgiveness) under any Company Benefit Plan or otherwise (B) result in the payment to any current or former employee, officer, director, consultant or other service provider of the Company or its Subsidiaries of any severance pay or money or other property, or any increase in severance pay upon any termination of employment or service;

(vii) (A) no amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer, director, shareholder, consultant or other service provider of the Company, any of its Subsidiaries or their Affiliates who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) and (B) neither the Company nor any of its Subsidiaries maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise;

(viii) (A) each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been operated in all material respects in good faith compliance with Section 409A of the Code since January 1, 2005 or its inception (whichever is later), and all applicable regulations and notices issued thereunder and (B) no Company Benefit Plan or award thereunder provides to any “service provider” (within the meaning of Section 409A of the Code) of the Company or its Subsidiaries any compensation or benefits which has subjected or could reasonably be expected in the future to subject such service provider to gross income inclusion or additional Tax pursuant to Section 409A(a)(1) of the Code; and

(ix) without limiting the generality of Sections 4.13(a) through Section 4.13(c) above, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States Law also applies) (a “Foreign Plan”): (A) all employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices; (B) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (C) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA) or has any unfunded or underfunded liabilities.

Section 4.14 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is party to or bound by any CBA or arrangements with a labor union, works council or labor organization. To the knowledge of the Company, no employees are represented by any labor organization or works council with respect to their employment with the Company or any of its Subsidiaries. To the knowledge of the Company, there are no activities or proceedings of any labor union, works council or labor organization to organize any of the Company Employees and there is no, and since

January 1, 2017 has been no, labor dispute, labor grievance, labor arbitrations, unfair labor practice or strike, lockout, picketing, hand billing, slowdown, concerted refusal to work overtime, or work stoppage against or affecting the Company or any of its Subsidiaries, in each case, pending or threatened.

(b) Since January 1, 2017, neither the Company nor any of its Subsidiaries has implemented any plant closings, employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions that (i) triggered notice or pay obligations under the Worker Adjustment and Retraining Notification Act of 1988 or any similar Laws (“WARN Act”), and which remain unsatisfied, or (ii) are reasonably expected to trigger such notice or pay obligations, in each case, except as would not reasonably be expected to be, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

(c) Except as has not been and would not reasonably expected to be, individually or in the aggregate, a material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries (i) is in compliance and since January 1, 2017 has been in compliance with all applicable Laws regarding labor, employment and employment practices, including all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination or retaliation, wages and hours, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), COVID-19, affirmative action, workers’ compensation, labor relations, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance.

(d) Except as has not been, and would not reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are not delinquent in (i) any payments including wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation to any current or former directors, officers, employees or independent contractors for any services or amounts required to be reimbursed or otherwise paid or (ii) any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such payments.

(e) To the knowledge of the Company, no Key Employee is in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company or any of its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or any of its Subsidiaries, in each case, except as has not been and would not reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries.

(f) The Company and its Subsidiaries have reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which any of them is aware against any Key Employee during the past five (5) years. With respect to each such allegation with potential merit, the Company or its Subsidiaries has taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any material liabilities with respect to any such allegations and is not aware of any allegations relating to Key Employees of the Company and its Subsidiaries, that, if known to the public, would bring the Company and its Subsidiaries into material disrepute.

(g) As of the date hereof, the Company has no knowledge that any Key Employee has provided written notice of an intention to terminate his or her employment prior to the one (1) year anniversary of the Closing.

Section 4.15 Taxes.

(a) All material Tax Returns required by Law to be filed by the Company or its Subsidiaries have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(b) All amounts of Taxes due and owing by the Company and its Subsidiaries have been paid, and since the date of the Most Recent Balance Sheet neither the Company nor any of its Subsidiaries have incurred or accrued any material Tax liability or material amounts of taxable income or gain outside the ordinary course of business.

(c) Each of the Company and its Subsidiaries has (i) withheld and deducted all amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) Neither the Company nor any of its Subsidiaries is engaged in any material audit, administrative proceeding or judicial proceeding with respect to Taxes. Neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the knowledge of the Company, no such claims have been threatened,. No written claim has been made, since January 1, 2017, by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company or any of its Subsidiaries and no written request for any such waiver or extension is currently pending.

(e) Neither the Company nor any of its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since January 1, 2017.

(f) Neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g) Neither the Company nor its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (C) installment sale or open transaction disposition made prior to the Closing; (D) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (E) prepaid amount or deferred revenue received prior to the Closing; or (F) any election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign income tax law). Neither the Company nor its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code.

(h) There are no Liens with respect to Taxes on any of the assets of the Company or its Subsidiaries, other than Liens for Taxes not yet due and payable.

(i) Neither the Company nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (other than an affiliated, combined, consolidated, unitary or other group consisting solely of one or more of the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor, by Contract or by applicable of Law (except, in each case, for liabilities pursuant to commercial contracts not primarily relating to Taxes).

(j) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation to any Governmental Authority or other Person (other than the Company or its Subsidiaries) under any Tax allocation, Tax sharing, Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(k) The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that, would reasonably be expected to prevent the Merger, taken together, from constituting a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

Section 4.16 Insurance. Schedule 4.16 contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company or its Subsidiaries as of the date of this Agreement. True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to Acquiror. With respect to each such insurance policy required to be listed on Schedule 4.16, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all premiums due have been paid (other than retroactive or retrospective premium adjustments and adjustments in the respect of self-funded general liability and automobile liability fronting programs, self-funded health programs and self funded general liability and automobile liability front programs, self-funded health programs and self-funded workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period end prior to the Closing Date), (ii) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) neither the Company nor its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

Section 4.17 Permits. Except for such failures to hold all Permits or be in compliance as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries, (i) hold all Permits; and (ii) are in compliance with the terms of all Permits necessary for the ownership and operation of their businesses. No event has occurred with respect to any of the Permits which permits, or after the giving of notice or lapse of time or both would permit, revocation, cancellation or termination thereof, or would result in any other material impairment of the rights of the holder of any such Permit, except where the revocation, cancellation, termination or material impairment would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, there is no pending or, to the knowledge of the Company, threatened (orally or in writing) legal proceeding with any Governmental Authority having jurisdiction or authority over the operations of the Company or any of its Subsidiaries that would reasonably be expected to impair the validity of any Permit, or result in the revocation, cancellation, termination or material impairment of any Permit.

Section 4.18 Machinery, Equipment and Other Tangible Property. The Company or one of its Subsidiaries owns and has good title to all material equipment and other tangible property and assets reflected on the books of the Company and its Subsidiaries as owned by the Company or one of its Subsidiaries, free and clear of all Liens other than Permitted Liens, except as would not be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

Section 4.19 Real Property.

(a) Schedule 4.19(a) sets forth the address of each Owned Real Property. With respect to each Owned Real Property and except as would be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole: (A) the Company or its Subsidiary (as the case may be) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all Liens, except Permitted Liens; (B) except as set forth on Schedule 4.19(a), the Company or its Subsidiary (as the case may be) has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

(b) The Company has made available to Acquiror true, correct and complete copies of the material Contracts pursuant to which the Company or any of its Subsidiaries occupy (or have been granted an option to occupy) the Leased Real Property or is otherwise a party with respect to the Leased Real Property (the “Leases”). The Company or one of its Subsidiaries has a valid leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, and there are no material disputes with respect to any material Lease, in each case, subject only to Permitted Liens. With respect to each Lease and except as would be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole, (i) such Lease is valid, binding and enforceable and in full force and effect against the Company or one of its Subsidiaries and, to the Company’s knowledge, the other party thereto, subject to the Enforceability Exceptions, (ii) each Lease has not been amended or modified except as reflected in the modifications, amendments, supplements, waivers and side letters made available to Acquiror, (iii) neither the Company nor one of its Subsidiaries has received or given any written notice of default or breach under any of the Leases and to the knowledge of the Company, neither the Company nor its Subsidiaries has received oral notice of any default or breach that has not been cured; and (iv) there does not exist under any Lease any event or condition which, with notice or lapse of time or both, would become a default or breach by the Company or one of its Subsidiaries, or, to the Company’s knowledge, the other party thereto.

(c) Neither the Company nor any of its Subsidiaries is in material default or material violation of, or not in material compliance with, any legal requirements applicable to its occupancy of the Leased Real Property.

Section 4.20 Intellectual Property and IT Security.

(a) Schedule 4.20(a) lists (i) all Owned Intellectual Property for which applications are pending or registrations or issuances have been obtained and remain in effect, whether in the United States or internationally as of the date of this Agreement (“Registered Intellectual Property”), and (ii) all Company Software. Each item of Registered Intellectual Property is subsisting, valid, and to the knowledge of the Company and its Subsidiaries, enforceable. All necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, in each case by the applicable due date or prior to the end of any applicable grace period, for the purposes of maintaining the Registered Intellectual Property in full force and effect. The Company and/or one or more of its Subsidiaries (i) solely and exclusively own all Owned Intellectual Property and (ii) have the valid right to use all Intellectual Property used in and material to the operation of the business of the Company and its Subsidiaries, as presently conducted (“Licensed Intellectual Property”). The Company Intellectual Property constitutes all of the Intellectual Property used in or material to the Company’s and its Subsidiaries’ conduct of the business as currently conducted, free and clear of all Liens, other than Permitted Liens.

(b) The conduct and operation of the business of the Company and its Subsidiaries are not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any Person during the past three (3) years in any material respects. (ii) to the knowledge of the Company and its Subsidiaries, no third party is infringing upon, misappropriating or otherwise violating any Owned Intellectual Property and (iii) the Company and its Subsidiaries have not received from any Person any unresolved written notice during the past three (3) years that the Company or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person.

(c) The Company and its Subsidiaries take, and have taken, commercially reasonable actions and measures to protect and maintain (i) the ownership of material Owned Intellectual Property and the confidentiality of any material trade secrets included in the Company Intellectual Property (including, through valid and enforceable written agreements (subject to the Enforceability Exceptions) with each of their respective former and current employees, consultants and independent contractors or other Persons that have created or developed any material Company Intellectual Property or Company Software, pursuant to which such Person presently assigned to the Company or one of its Subsidiaries all of such Person’s rights, title and interest in and to such Intellectual Property and (ii) the security, continuous operation and integrity of the IT Systems, the confidentiality of the source code of any Company Software, and the security of all data stored in the IT Systems or Company Software. No Company Software incorporates or is derived from any Open Source Software used or distributed in a manner which would trigger any requirement under the applicable license for such Open Source Software to disclose any source code of the Company Software, distribute such Company software at no or minimal charge, or permit the redistribution or creation of derivative works or of such Company Software by any licensee. Except for consultants and other independent contractors engaged by the Company or any of its Subsidiaries under written confidentiality agreements, no other third-party possesses (or has any right to access or have disclosed, whether present, contingent or otherwise) any source code to the Company Software.

(d) The Company and its Subsidiaries own or have a valid right to access and use all material IT Systems used by them in connection with the business as currently conducted. The Company and its Subsidiaries have back-up and disaster recovery arrangements, procedures and facilities for the continued operation of its businesses in the event of a failure of the IT Systems that are, in the reasonable determination of the Company and its Subsidiaries, commercially reasonable and in accordance with standard industry practice. In the last twelve (12) months, there has not been any material failure with respect to any of the IT Systems that has not been remedied or replaced in all material respects. To the knowledge of the Company, the Company Software and IT Systems are free of any malicious Software including viruses, worms, trojan horses, bugs, faults or other devices, errors, contaminants (“Malware”) or material vulnerabilities, which may be used to gain access to, alter, delete, destroy or disable any of the IT Systems or Company Software.

(e) The conduct of the business and the Company and its Subsidiaries has at all times complied in all material respects with (i) all applicable Privacy Laws, (ii) all of the Company’s policies and notices regarding Personal Information, Company Data, Data Treatment or the IT Systems, and (iii) all of the Company’s contractual obligations with respect to Personal Information, Company Data, Data Treatment or the IT Systems (collectively, the “Data Security Requirements”). The Company and its Subsidiaries have in place commercially reasonable policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information. None of the Company’s or its Subsidiaries’ privacy policies or notices contain any material omissions or are misleading or deceptive in any material respect. The Company and its Subsidiaries have in place reasonable and appropriate technical and organizational safeguards to protect Personal Information, Company Data and confidential data against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. Except as would not reasonably be expected to result in material liability to the Company or its Subsidiaries, there have been no actual or alleged breaches, security incidents, misuse of or unauthorized access to the IT Systems, which has resulted in the unauthorized acquisition, destruction, damage, loss, corruption, alteration, use or disclosure of any Company Data or any Personal Information collected, used or processed by or on behalf of the Company or its Subsidiaries. The Company and its Subsidiaries have not received any notices of any claims of, or investigations or inquiries related to, or been charged with, the violation of, any Data Security Requirements. To the Company’s and its Subsidiaries’ knowledge, there are no facts or circumstances that could reasonably form the basis of any such notice or claim.

(f) The Company has all rights in and to the Company Software Data necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, including, to the extent applicable, the rights to publish, reproduce, distribute, license, sell and create derivative works of the Company Software Data.

(g) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) the loss or impairment of Acquiror’s right to own or use any of the material Company Intellectual Property; (ii) any material liabilities in connection with any Data Security Requirements; or (iii) the payment of any additional material consideration for Acquiror’s right to own or use any of the Company Intellectual Property. The material Company Intellectual Property shall be available for use by the Company and its Subsidiaries immediately after the Closing Date on terms and conditions that are identical in all material respects to those under which the business and the Company and its Subsidiaries owned or used the Company Intellectual Property immediately prior to the Closing Date.

Section 4.21 Environmental Matters.

(a) The Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance in all material respects with all Environmental Laws, which includes and has included holding and complying in all material respects with all material Permits required under Environmental Laws.

(b) There are no Actions or notices of violation pending against or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging, and the Company and its Subsidiaries have not received any written notice, report or other information regarding, any material violations of or material liability under any Environmental Law or any material violations or material liability concerning any Hazardous Materials, nor, to the knowledge of the Company, is there any basis for any such claims or notices

(c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Person, pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K 6 et seq., and the regulations promulgated pursuant thereto, N.J.A.C. 7:26B 1.1 et seq., as amended, or the Connecticut Transfer Act, Conn. Gen. Stat. § 22a-134 et seq., and none of the Company’s currently owned or leased property located in New Jersey or Connecticut qualify as “establishments” pursuant to such laws and regulations.

(d) Neither the Company nor any of its Subsidiaries (or any other Person to the extent giving rise to liability for the Company or any of its Subsidiaries) has manufactured, distributed, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, or owned or operated any property or facility which is or has been contaminated by, any Hazardous Materials, in each so as to give rise to any material liability (contingent or otherwise) to the Company and its Subsidiaries, taken as a whole, under any Environmental Laws.

(e) The Company and its Subsidiaries have furnished to Acquiror all environmental audits, reports, and other documents materially bearing on environmental, health or safety liabilities relating to the Company’s and its Subsidiaries’ past or current operations, properties or facilities which are in their possession or under their reasonable control.

Section 4.22 Absence of Changes.(a) Since June 30, 2020, through and including the date of this Agreement, no Material Adverse Effect has occurred.

(b) Since June 30, 2020, through and including the date of this Agreement, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

(c) Since June 30, 2020, through and including the date of this Agreement, neither the Company nor any of its Subsidiaries has taken or permitted to occur any action that, were it to be taken from and after the date hereof, would require the prior written consent of Acquiror pursuant to Section 6.01.

Section 4.23 Brokers’ Fees. Other than as set forth on Schedule 4.23, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by the Company, any of its Subsidiaries or any of their Affiliates.

Section 4.24 Related Party Transactions.

(a) Except (x) for the Contracts set forth on Schedule 4.24, (y) for Contracts with portfolio companies (as such term is commonly understood) Affiliated with any equityholder of Topco entered into on arm’s length terms in the ordinary course of business, there are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, officer or director of the Company or Topco or, to the Company’s knowledge, (a) any Affiliate of any of the foregoing or (b) Green Equity Investors VI, L.P., CVC ASM Holdco, L.P. or BC Eagle Holdings, L.P., or any Affiliate of any of the foregoing, on the other hand, except in each case, for (i) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies, (ii) reimbursements of expenses incurred in connection with their employment or service (excluding from clause (i) and this clause (ii) any loans made by the Company or its Subsidiaries to any officer, director, employee, member or stockholder and all related arrangements, including any pledge arrangements) and (iii) amounts paid pursuant to Company Benefit Plans.

(b) Schedule 4.24(b) sets forth a true and complete listing of all fees payable by the Company or any of its Subsidiaries during the Interim Period or on, or as a result of, Closing, pursuant to the Management Agreement (or any replacement or similar Contract).

Section 4.25 Proxy Statement. None of the information relating to the Company or its Subsidiaries supplied or to be supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Proxy Statement will, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to Acquiror’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Proxy Statement (a) that is modified in any material respect by Acquiror or any of its Affiliates or Representatives without the Company’s prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Acquiror or any of its Affiliates specifically for inclusion in the Proxy Statement which is misleading by virtue of such reliance and conformity.

Section 4.26 International Trade; Anti-Corruption.

(a) Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, is currently, or has been in the last five years: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country; or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or U.S. anti-boycott Laws (collectively, “Trade Controls”). In the last five years, neither the Company nor any of its Subsidiaries has exported or reexported any EAR- or ITAR-controlled products, services, technology or data except pursuant to valid licenses, approvals or license exceptions and otherwise in accordance with applicable Law.

(b) Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, has in the last five years been the subject of any claim or allegation that such Person has potentially made any unlawful payment or given, offered, promised, or authorized or agreed to give, or received, any money or thing of value, directly or indirectly, to or from any Government Official or other Person in violation of any Anti-Corruption Laws.

(c) In the past five years, neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws. The Company and its Subsidiaries have maintained and enforced policies, procedures and internal controls reasonably designed to ensure compliance with Anti-Corruption Laws and Trade Controls.

(d) Neither the Company nor any of its Subsidiaries is a “TID U.S. business,” as such term is defined at 31 C.F.R. § 800.248.

Section 4.27 Financing. The Company has delivered to Acquiror true, correct and complete copies of the Commitment Letters. The Commitment Letters are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by the Company. The Commitment Letters are legal, valid and binding obligations of the Company and, to the knowledge of the Company, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Commitment Letters violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company under any material term or condition of the Commitment Letters.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR PARTIES

Except as set forth in the Schedules to this Agreement dated as of the date of this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by Acquiror prior to the date hereof (excluding any disclosures in such SEC Reports under the headings “Risk Factors”, “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), each Acquiror Party represents and warrants to the Company as follows:

Section 5.01 Corporate Organization. Each of Acquiror and Merger Sub is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted, except (other than with respect to Acquiror’s and Merger Sub’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Acquiror or Merger Sub to consummate the Transactions (a “Acquiror Impairment Effect”). The copies of the organizational documents of each of the Acquiror Parties previously delivered by Acquiror to the Company are true, correct and complete and are in effect as of the date of this Agreement. Each of the Acquiror Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Each of the Acquiror Parties is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, an Acquiror Impairment Effect.

Section 5.02 Due Authorization.

(a) Each of the Acquiror Parties has all requisite corporate or entity power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and, upon receipt of the Acquiror

Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors or equivalent governing body of the applicable Acquiror Party and, except for the Acquiror Stockholder Approval, no other corporate or equivalent proceeding on the part of any Acquiror Party is necessary to authorize this Agreement or such Transaction Agreements or any Acquiror Party’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement to which such Acquiror Party will be party, duly and validly executed and delivered by such Acquiror Party and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement to which such Acquiror Party will be party, will constitute a legal, valid and binding obligation of such Acquiror Party, enforceable against each Acquiror Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) At a meeting duly called and held, the board of directors of Acquiror has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of Acquiror’s stockholders, (ii) determined that the fair market value of the Company is equal to at least 80% of the assets held in the Trust Account (less any deferred underwriting discounts and commissions and taxes payable on interest earned on the Trust Account) as of the date hereof, (iii) approved the Transactions as a Business Combination and (iii) resolved to recommend to Acquiror’s stockholders approval of each of the Acquiror Stockholder Matters.

Section 5.03 No Conflict. The execution, delivery and performance of this Agreement and any Transaction Agreement to which any Acquiror Party is a party by such Acquiror Party and, upon receipt of the Acquiror Stockholder Approval, the consummation of the transactions contemplated hereby and thereby or by any Transaction Agreement do not and will not (a) conflict with or violate any provision of, or result in the breach of the Acquiror Organizational Documents or any organizational documents of any Subsidiaries of Acquiror, (b) conflict with or result in any violation of any provision of any Law or Governmental Order binding on or applicable to Acquiror, any Subsidiaries of Acquiror or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Acquiror is a party or by which any of its assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or any Subsidiaries of Acquiror, except in the case of each of clauses (b) through (d) as would not reasonably be expected to have, individually or in the aggregate, an Acquiror Impairment Effect.

Section 5.04 Litigation and Proceedings. There are no pending or, to the knowledge of Acquiror, threatened, Actions and, to the knowledge of Acquiror, there are no pending or threatened investigations, in each case, against any Acquiror Party, or otherwise affecting any Acquiror Party or their respective assets, which, if determined adversely, could, individually or in the aggregate, have an Acquiror Impairment Effect. There is no unsatisfied judgment or any open injunction binding upon any Acquiror Party which would, individually or in the aggregate, reasonably be expected to have an Acquiror Impairment Effect. The business of each of the Acquiror Parties has been conducted in all material respects in accordance with all applicable Laws. No Acquiror Party has received any written notice of any violation of Law.

Section 5.05 Governmental Authorities; Consents. No action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of any Acquiror Party with respect to the execution or delivery and performance of this Agreement by each Acquiror Party or any Transaction Agreement to which any of the Acquiror Parties is a party, as applicable, or the consummation of the transactions contemplated hereby or thereby, except for (i) applicable requirements of the HSR Act, (ii) the filing of the Certificate of Merger and the Acquiror Charter in accordance with the DGCL, (iii) the filing with the SEC of (A) the Proxy Statement (and the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act or, in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC) and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby, (iv) such filings with and approval of NASDAQ to permit the Acquiror Common Stock to be issued in connection with the transactions contemplated by this Agreement and the other Transaction Agreements to be listed on the NASDAQ, (v) the Acquiror Stockholder Approval or (vi) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have an Acquiror Impairment Effect.

Section 5.06 Trust Account.

(a) As of the date hereof, there is at least $450,000,000 held in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated July 22, 2019, by and between Acquiror and the Trustee on file with the SEC Reports of Acquiror as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated July 17, 2019. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, there are no Actions pending with respect to the Trust Account. Since July 17, 2019, Acquiror has not released any money from the Trust Account (other than as permitted by the Trust Agreement). As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. Following the Effective Time, no stockholder of Acquiror shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of Acquiror Class A Common Stock for redemption pursuant to the Acquiror Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than stockholders of Acquiror who shall have elected to redeem their shares of Acquiror Class A Common Stock pursuant to the Acquiror Stockholder Redemption or the underwriters of Acquiror’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date. As of the date hereof, Acquiror does not have, or have any Contract requiring it to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 5.07 Brokers’ Fees. Other than as set forth on Schedule 5.07, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by Acquiror or any of its Affiliates, including the Sponsors.

Section 5.08 SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Acquiror has filed or furnished in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC prior to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, reports, schedules, forms, statements and other documents required to be filed or furnished by with the SEC subsequent to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, but excluding the Proxy Statement, the “Additional SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) and none of the Additional SEC Reports as of their respective dates (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. No Acquiror Party has any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(b) Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror is made known to Acquiror’s principal executive officer and its principal financial officer. To the knowledge of Acquiror, such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s financial statements included in Acquiror’s periodic reports required under the Exchange Act.

(c) Acqurior has established and maintains systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Acquiror’s assets. Acquiror maintains books and records of the Acquiror and its Subsidiaries in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Acquiror in all material respects.

(d) There is no (i) “significant deficiency” in the internal controls over financial reporting of Acquiror, (ii) “material weakness” in the internal controls over financial reporting of Acquiror or (iii) fraud, whether or not material, that involves management or other employees of Acquiror who have a significant role in the internal controls over financial reporting of Acquiror.

(e) To the knowledge of Acquiror, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the knowledge of Acquiror, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.09 Business Activities.

(a) Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Acquiror or to which Acquiror is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which would not reasonably be expected to have an Acquiror Impairment Effect. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any Transaction Agreement to which it is a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable. Acquiror owns all of the issued and outstanding shares of Equity Securities of Merger Sub.

(b) Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, neither Acquiror nor any of its Subsidiaries has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.02) or as set forth on Schedule 5.09(c), no Acquiror Party is and at no time has been, party to any Contract with any other Person that would require payments by any Acquiror Party in excess of $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.02) and Contracts set forth on Schedule 5.09(c)).

(d) There is no liability, debt or obligation against Acquiror or its Subsidiaries, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet as of June 30, 2020 or disclosed in the notes thereto, (ii) that have arisen since the date of Acquiror’s consolidated balance sheet as of June 30, 2020 in the ordinary course of the operation of business of Acquiror, (iii) incurred in connection with or contemplated by this Agreement and/or the Transactions or (iv) that would not reasonably be expected to be, individually or in the aggregate, material to Acquiror.

Section 5.10 Tax.

(a) All material Tax Returns required by Law to be filed by Acquiror or its Subsidiaries have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(b) All material amounts of Taxes due and owing by the Acquiror and its Subsidiaries have been paid, and since the date of the most recent balance sheet of the Acquiror neither the Acquiror nor any of its Subsidiaries have incurred or accrued any material Tax liability or material amounts of taxable income or gain outside the ordinary course of business.

(c) Each of Acquiror and its Subsidiaries has (i) withheld and deducted all amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements;

(d) Neither the Acquiror nor any of its Subsidiaries is engaged in any material audit, administrative proceeding or judicial proceeding with respect to Taxes,. Neither the Acquiror nor any of its Subsidiaries has received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the knowledge of the Acquiror, no such claims have been threatened. No written claim has been made, since January 1, 2017, by any Governmental Authority in a jurisdiction where the Acquiror or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Acquiror or any of its Subsidiaries and no written request for any such waiver or extension is currently pending.

(e) Neither the Acquiror nor any of its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since January 1, 2017.

(f) Neither Acquiror nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g) Neither the Acquiror nor its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (C) installment sale or open transaction disposition made prior to the Closing; (D) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (E) prepaid amount or deferred revenue received prior to the Closing; or (F) any election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign income tax law). Neither the Acquiror nor its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code.

(h) There are no Liens with respect to Taxes on any of the assets of the Acquiror or its Subsidiaries, other than Liens for Taxes not yet due and payable.

(i) Neither the Acquiror nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (other than an affiliated, combined, consolidated, unitary or other group consisting solely of one or more of the Acquiror and its Subsidiaries). Neither the Acquiror nor any of its Subsidiaries has any material liability for the Taxes of any Person (other than the Acqurior or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor, by Contract or by application of Law (except, in each case, for liabilities pursuant to commercial contracts not primarily relating to Taxes).

(j) Neither the Acquiror nor any of its Subsidiaries is a party to, or bound by, or has any obligation to any Governmental Authority or other Person (other than the Acquiror or its Subsidiaries) under any Tax allocation, Tax sharing, Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(k) The Acqurior has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that, would reasonably be expected to prevent the Merger, taken together, from constituting a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

Section 5.11 Capitalization.

(a) As of the date of this Agreement and without taking into effect the PIPE Investment, the authorized capital stock of Acquiror consists of 551,000,000 shares of capital stock, including (i) 500,000,000 shares of Acquiror Class A Common Stock, (ii) 50,000,000 shares of Acquiror Class B Common Stock and (iii) 1,000,000 shares of preferred stock (“Acquiror Preferred Stock”) of which (A) 45,000,000 shares of Acquiror Class A Common Stock are issued and outstanding as of the date of this Agreement, (B) 11,250,000 shares of Acquiror Class B Common Stock are issued and outstanding as of the date of this Agreement and (C) no shares of Acquiror Preferred Stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Acquiror Common Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. As of the date hereof, Acquiror has duly authorized and validly issued 18,583,333 Acquiror Warrants that entitle the holder thereof to purchase Acquiror Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.

(b) Except for this Agreement, the Acquiror Warrants and the Subscription Agreements, or as set forth in Section 5.11(a), as of the date hereof, there are no Equity Securities of Acquiror authorized, reserved, issued or outstanding. Except as disclosed in the SEC Reports or the Acquiror Organizational Documents, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror’s stockholders may vote. Except as disclosed in the SEC Reports, Acquiror is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Acquiror Common Stock or any other equity interests of Acquiror.

(c) Acquiror does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

Section 5.12 NASDAQ Stock Market Listing. The issued and outstanding units of Acquiror, each such unit comprised of one share of Acquiror Class A Common Stock and one-fourth of one Acquiror Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “CPAAU”. The issued and outstanding shares of Acquiror Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “CPAA”. The issued and outstanding Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “CPAAW”. There is no Action pending or, to the knowledge of Acquiror, threatened against Acquiror by the NASDAQ or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or Acquiror Warrants or terminate the listing of Acquiror Class A Common Stock or Acquiror Warrants on the NASDAQ. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement. Acquiror has not received any notice from the NASDAQ or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Acquiror Class A Common Stock from the NASDAQ or the SEC.

Section 5.13 PIPE Investment. Acquiror has delivered to the Company true, correct and complete copies of each of the Subscription Agreements entered into by Acquiror with the applicable investors named therein (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have committed to provide equity financing to Acquiror solely for purposes of consummating the Transactions in the aggregate amount of not less than $700,000,000 (the “PIPE Investment Amount”). To the knowledge of Acquiror, with respect to each PIPE Investor, as of the date of this Agreement, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. Each Subscription Agreement is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, each PIPE Investor and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under any such Subscription Agreement violates any Laws. The Subscription Agreements provide that the Company is a third party beneficiary thereof and is entitled to enforce such agreements against the PIPE Investor. There are no other agreements, side letters, or arrangements between Acquiror and any PIPE Investor relating to any Subscription Agreement, that could affect the obligation of the PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, Acquiror does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Acquiror, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of any Subscription Agreement and, as of the date hereof, Acquiror has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein. No representation or warranty pursuant to this Section 5.13 is given with respect to the Subscription Agreement between Acquiror and Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., CVC ASM Holdco, L.P., BC Eagle Holdings, L.P., Sponsor or JCP ASM Holdco, L.P., respectively. No fees, consideration or other discounts are payable or have been agreed by Acquiror or any of its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) to any PIPE Investor in respect of its PIPE Investment, except as set forth in the Subscription Agreements.

Section 5.14 Related Party Transactions. Except as described in the SEC Reports, there are no transactions, Contracts, arrangements or understandings between any Acquiror Party, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of such Acquiror Party.

Section 5.15 Proxy Statement. None of the information relating to the Acquiror Parties supplied or to be supplied by any Acquiror Party, or by any other Person acting on behalf of any Acquiror Party, in writing specifically for inclusion in the Proxy Statement will, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to Acquiror’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Proxy Statement (a) that is modified in any material respect by the Company or any of its Subsidiaries or Representatives without the Acquiror’s prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of the Company or any of its Subsidiaries specifically for inclusion in the Proxy Statement which is misleading by virtue of such reliance and conformity.

Section 5.16 Sponsor Agreement. Acquiror has delivered to the Company a true, correct and complete copy of the Sponsor Agreement. The Sponsor Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. The Sponsor Agreement is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Agreement violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of the Sponsor Agreement.

Section 5.17 Investment Company Act. Neither the Acquiror nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as expressly required by this Agreement, as set forth on Schedule 6.01, as consented to in writing by Acquiror (which consent shall not be unreasonably conditioned, withheld or delayed), pursuant to any COVID-19 Response Measures or as required by applicable Law (including any COVID-19 Measures), (i) use commercially reasonable efforts to conduct and operate its business in the ordinary course of business in all material respects, (ii) use commercially reasonable efforts to preserve intact the current business organization and ongoing businesses of the Company and its Subsidiaries, and maintain the existing relations and goodwill of the Company and its Subsidiaries with customers, suppliers, joint venture partners, distributors and creditors of the Company and its Subsidiaries and (iii) use commercially reasonable efforts to keep available the services of their present officers. Without limiting the generality of the foregoing, except as required by this Agreement, as set forth on Schedule 6.01, as consented to by Acquiror in writing (such consent, other than in the case of Section 6.01(a), Section 6.01(b), Section 6.01(d), Section 6.01(t), Section 6.01(w) or Section 6.01(y) (to the extent related to the foregoing), not to be unreasonably conditioned, withheld or delayed), pursuant to any COVID-19 Response Measures or as required by applicable Law, the Company shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period:

(a) change or amend its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents;

(b) make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly owned Subsidiary of the Company either to the Company or any other wholly owned Subsidiaries of the Company, and other than any dividends or distributions required under the organizational documents of any joint venture of any Subsidiaries of the Company;

(c) except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate or fail to renew, any Contract of a type required to be listed on Schedule 4.12(a) (including, for clarity, any Contract that, if existing on the date hereof, would have been required to be listed on Schedule 4.12(a)), any Lease or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company or its Subsidiaries is a party or by which it is bound;

(d) (i) issue, deliver, sell, transfer, pledge or dispose of, or place any Lien (other than Permitted Liens on Equity Securities of the Company’s Subsidiaries) on, any Equity Securities of the Company or any of its Subsidiaries or (ii) issue or grant any options, warrants or other rights to purchase or obtain any Equity Securities of the Company or its Subsidiaries;

(e) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including Intellectual Property), other than the sale of goods and services to customers, or the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete, in each such case, in the ordinary course of business;

(f) (i) cancel or compromise any claim or Indebtedness owed to the Company or any of its Subsidiaries or (ii) settle any pending or threatened Action, (A) if such settlement would require payment by the Company in an amount greater than $5,000,000 or (B) to the extent such settlement involves a Governmental Authority or alleged criminal wrongdoing;

(g) except as otherwise required by Law or the terms of any existing Company Benefit Plans set forth on Schedule 4.13(a) as in effect on the date hereof, (i) increase or decrease the compensation or benefits of any current or former Key Employee, (ii) pay or promise to pay, fund any new, enter into or make any grant of any severance, change in control, transaction bonus, equity or equity-based, retention or termination payment or arrangement to any Company Employee, (iii) make any change in the key management structure of the Company or any of its Subsidiaries, including the hiring of additional officers or the termination of existing officers (other than for cause), (iv) hire, engage, terminate (without cause), furlough, or temporarily layoff any Company Employee or any other individual who is providing or will provide services to the Company or its Subsidiaries other than any Company Employee with annual compensation of less than $500,000, (v) take any action to accelerate any payments or benefits, or the funding of any payments or benefits, payable or to become payable to any Company Employees or (v) establish, adopt, enter into, amend or terminate any Company Benefit Plan or any plan, agreement, program, policy, trust, fund, Contract or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement;

(h) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor with respect to any Key Employee;

(i) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions that would trigger the WARN Act;

(j) (i) negotiate, modify, extend, or enter into any CBA or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries, in each case of (i) and (ii), in respect of employees located in the United States or, where not prohibited by Law, employees located outside of the United States;

(k) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof other than in the ordinary course of business;

(l) make any loans or advance any money or other property to any Person, except for (A) advances in the ordinary course of business to employees or officers of the Company or any of its Subsidiaries for expenses not to exceed $50,000 individually or $250,000 in the aggregate, (B) prepayments and deposits paid to suppliers of the Company or any of its Subsidiaries in the ordinary course of business, (C) trade credit extended to customers of the Company or any of its Subsidiaries in the ordinary course of business and (D) advances to wholly-owned Subsidiaries of the Company;

(m) redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any Equity Securities of the Company any of its Subsidiaries;

(n) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of the Company or any of its Subsidiaries;

(o) make any material change in accounting principles or methods of accounting, other than as may be required by GAAP;

(p) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries (other than the transactions contemplated by this Agreement);

(q) make, change or revoke any material Tax election, adopt, change or revoke any material accounting method with respect to Taxes, file any material amended Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes, in each case, if such action would be reasonably expected to materially increase the present or future Tax liability of Acquiror, the Company or any of its Subsidiaries;

(r) (i) other than under and in accordance with the Credit Facility (excluding any “Incremental Facilities” thereunder), incur, create or assume any Indebtedness for borrowed money in excess of $20,000,000, (ii) modify, in any material respect, the terms of any Indebtedness or (iii) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness;

(s) fail to maintain in full force and effect material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;

(t) enter into any Contract or amend in any material respect any existing Contract with TopCo, or any Person that is, to the knowledge of the Company, an Affiliate of Topco, an Affiliate of any equityholder of Topco, or an Affiliate of the Company or its Subsidiaries (excluding (i) ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses in respect of members or stockholders who are officers or directors of the Company or its Subsidiaries in their capacity as an officer or director and (ii) Contracts with portfolio companies (as such term is commonly understood) Affiliated with any equityholder of Topco entered into on arm’s length terms in the ordinary course of business);

(u) other than in the ordinary course of business, enter into any agreement that materially restricts the ability of the Company or its Subsidiaries to engage or compete in any line of business, enter into any agreement that materially restricts the ability of the Company or its Subsidiaries to enter into a new line of business or enter into any new line of business;

(v) make any capital expenditures that in the aggregate exceed $10,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditures budget for periods following the date hereof, made available to Acquiror;

(w) accelerate any annual or other bonuses ahead of the date on which such bonuses would have been paid in the ordinary course of business for fiscal year 2020;

(x) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(y) enter into any Contract, or otherwise become obligated, to do any action prohibited under Section 6.01(a) through (x).

Notwithstanding the foregoing, if the condition set forth in Section 9.01(f) is satisfied, the Company and Acquiror shall be entitled to utilize Company Available Cash and the amounts contemplated in clauses (iii) and (iv) of the definition of Available Closing Acquiror Cash, subject to the limitations therein, to the extent required and only to such extent, to satisfy (i) any exercise of rights in connection with the Acquiror Stockholder Redemption (“Redemption Requirements”) and/or (ii) any portion of the PIPE Investment Amount that fails to be funded at the Closing (and the parties will reasonably cooperate with each other in connection therewith). Any other use of resources of the Company Group with respect to Acquiror indebtedness (other than as set forth in Section 8.07) or equity instruments or securities (x) to support Redemption Requirements or (y) to otherwise satisfy the conditions to Closing will be made only with the mutual agreement of the Company and Acquiror.

Section 6.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information which (x) relates to the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) in the opinion of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause its Subsidiaries to, afford to Acquiror and its Representatives reasonable access during the Interim Period, and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to all of their properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company and its Subsidiaries, and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries that are in the possession of the Company or its Subsidiaries, in each case, as Acquiror and its Representatives may reasonably request solely for purposes of consummating the Transactions. Any request pursuant to this Section 6.02 shall be made in a time and manner so as not to delay the Closing. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.

Section 6.03 No Claim Against the Trust Account. The Company and Topco each acknowledges that it has read Acquiror’s final prospectus, dated July 15, 2019 and other SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company and Topco further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by July 15, 2021 or such later date as approved by the stockholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, and notwithstanding anything to the contrary in this Agreement, each of the Company and Topco (on behalf of itself and their respective Affiliates, Representatives and equityholders) hereby irrevocably waives any past, present or future right, title, interest or claim (whether based on contract, tort, equity or any other theory of legal liability) of any kind against, and irrevocably waives any right to access, the Trust Account, the Trustee and Acquiror, or to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. This Section 6.03 shall survive the termination of this Agreement for any reason. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Company’s or Topco’s right to pursue a claim against Acquiror for legal relief against assets of Acquiror held outside the Trust Account (including any assets that have been purchased or acquired with any funds that have been released from the Trust Account) or pursuant to Section 11.13 for specific performance or other injunctive relief.

Section 6.04 Proxy Statement.

(a) As promptly as reasonably practicable, the Company shall deliver to Acquiror (i) the Financial Statements and (ii) any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of comprehensive (loss) income, stockholder’s equity and cash flows of the Company and its Subsidiaries as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year, as applicable that is required to be included in the Proxy Statement. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of comprehensive (loss) income, stockholder’s equity and cash flows of the Company and its Subsidiaries as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Proxy Statement (i) will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the date thereof, and the results of its operations, stockholder’s equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved, (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). The Company shall be available to, and the Company and its Subsidiaries shall use its reasonable best efforts to make their officers and employees available to, in each case, upon reasonable advanced notice, Acquiror and its counsel in connection with (i) the drafting of the Proxy Statement and (ii) responding in a timely manner to comments on the Proxy Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Acquiror in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(b) From and after the date on which the Proxy Statement is mailed to Acquiror’s stockholders, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or its Subsidiaries or of any development regarding the Company or its Subsidiaries, in any such case which is or becomes known by the Company, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement, such that the Proxy Statement no longer contains an untrue statement of a material fact or omits to state to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Acquiror pursuant to this Section 6.04 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

Section 6.05 Code Section 280G. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) no later than six (6) days prior to the Closing Date, solicit and use its reasonable best efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three (3) days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than four (4) days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Acquiror for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Acquiror. No later than seven (7) days prior to soliciting the waivers, the Company shall provide Acquiror with the calculations and related documentation to determine whether and to what extent the vote described in this Section 6.05 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Acquiror evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

Section 6.06 FIRPTA. At the Closing, the Company shall deliver to Acquiror (A) a duly completed and executed certificate dated as of the Closing Date conforming to the requirements of Section 1.897- 2(h)(1)(i) and 1.1445-2(c)(3)(i) of the Treasury Regulations, and (ii) written authorization for Acquiror deliver to the IRS the notification required under Section 1.897-2(h)(2) of the Treasury Regulations on behalf of the Company and (B) a duly completed and executed valid IRS Form W-9 from Topco.

Section 6.07 Pay-Off Letter. The Company shall obtain and provide to Acquiror a fully executed copy of customary pay-off letter(s) relating to the Indebtedness outstanding under the Credit Facility (which pay-off letter(s) shall contain a customary statement that all Indebtedness outstanding under the Credit Facility and all related instruments evidencing such Indebtedness shall be terminated and all Liens and guarantees in connection therewith securing such Indebtedness shall be released and terminated) (the “Pay-off Letters”) at least two (2) Business Days prior to Closing.

Section 6.08 Termination of Related-Party Arrangements. Except for those Contracts set forth on Schedule 6.08, on or prior to the Closing, the Company shall, and Topco shall cause the Company and its Subsidiaries to, terminate, with no further liability thereunder and without any cost or liability or other obligation to the Company and its Subsidiaries, all Contracts set forth (or required to be set forth) on Schedule 4.24 (including the Management Agreement), provided, that the specific sections of the Management Agreement set forth on Schedule 6.08 that by their terms survive any termination thereof, solely to the extent that they relate to indemnification or expense reimbursement for the period prior to the date of this Agreement, shall survive such termination in accordance with their terms.

Section 6.09 Company Transaction Expenses. Topco and the Company shall cause the aggregate amount of Company Transaction Expenses to not exceed, collectively, the amount set forth in Schedule 6.10.

Section 6.10 R&W Insurance. Acquiror shall use commercially reasonable efforts to, prior to the Closing, obtain a buyer-side representations and warranties insurance policy with respect to the representations and warranties of the Company, in the name of and for the benefit of Acquiror (the “R&W Policy”), or terms and conditions of such policy reasonably satisfactory to the Company. The Company and Topco will provide to Acquiror, during the Interim Period, all assistance as is reasonably required so as to permit the issuance of such R&W Policy at or prior to the Closing, including the execution of such no-claims declarations as is reasonably necessary in connection with the issuance of such R&W Policy; provided, that, (i) any such no-claims declaration given by an officer of the Company shall only be required to be given in such individuals’, capacity as an officer of the Company, and not in any individual capacity, (ii) neither Topco nor the equityholders of Topco will be required to execute any such no-claims declaration (excluding any such no-claims declaration given by an equityholder of Topco, who is also an officer of the Company, in accordance with the foregoing clause (i)), and (iii) Acquiror will use reasonable best efforts to avoid the requirement and execution of any no-claims declaration. The R&W Policy shall include a provision whereby the insurer expressly waives, and agrees not to pursue, directly or indirectly, any rights of or via subrogation, contribution, or otherwise against Topco or any of its equityholders or any of their respective Affiliates with respect to any claim made by any insured thereunder (except against such Person to the extent a claim is paid by the insurer under the R&W Insurance as a direct result of such Person’s Fraud). The Policy shall expressly provide that such Persons are intended third party beneficiaries of the foregoing provision, with the right to enforce it. No insured under the R&W Policy shall waive, amend, modify or otherwise revise such subrogation provision, or allow such provision to be waived, amended, modified, or otherwise revised.

ARTICLE VII

COVENANTS OF ACQUIROR

Section 7.01 Indemnification and Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify and hold harmless each present and former director, manager and officer of the Company and each of its

Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or its Subsidiaries would have been permitted under applicable Law and their respective certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall cause the Surviving Corporation and each of its Subsidiaries to, (i) maintain for a period of not less than six years from the Effective Time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such certificates of incorporation, bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six years from the Effective Time, Acquiror shall or shall cause one or more of its Subsidiaries to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or any of its Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror or its Subsidiaries be required to pay an annual premium for such insurance in excess of 250% of the annual premium payable by the Company and its Subsidiaries for such insurance policy for the year ended December 31, 2019; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time (the “D&O Tail”) and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.01 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.01 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Acquiror, the Surviving Corporation and the Surviving Corporation and all successors and assigns of Acquiror, the Surviving Corporation and the Surviving Corporation. In the event that Acquiror, the Surviving Corporation or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Acquiror, the Surviving Corporation or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.01.

Section 7.02 Conduct of Acquiror During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 7.02, as required by this Agreement, as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as required by applicable Law (including COVID-19 Measures), Acquiror shall not and shall not permit Merger Sub to:

(i) change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of Merger Sub;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding Equity Securities of Acquiror; (B) split, combine or reclassify any Equity Securities of Acquiror; or (C) other than in connection with the Acquiror Stockholder Redemption or as otherwise required by Acquiror’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of Acquiror;

(iii) make, change or revoke any material Tax election, adopt, change or revoke any material accounting method with respect to Taxes, file any material amended Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes, in each case, if such action would be reasonably expected to materially increase the present or future Tax liability of Acquiror, the Company or any of its Subsidiaries;

(iv) enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror (including, for the avoidance of doubt, (x) the Sponsors or anyone related by blood, marriage or adoption to any Sponsor and (y) any Person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(v) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, in each case other than compromises or settlements in an aggregate amount not greater than $500,000; provided, that this Section 7.02(a)(v) will not apply with respect to any Transaction Litigation;

(vi) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, other than the Debt Financing;

(vii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities other than (x) the issuance of Acquiror Class A Common Stock in exchange for Acquiror Class B Common Stock, (y) issuance of Acquiror Class A Common Stock in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (z) issuance of Acquiror Class A Common Stock at not less than $10 per share in connection with the transactions contemplated by the Subscription Agreements or (B) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(viii) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 7.02(a).

(b) Notwithstanding anything in this Section 7.02 or this Agreement to the contrary, (i) nothing shall give the Company, directly or indirectly, the right to control or direct the operations of any Acquiror Party and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any Acquiror Party from using the funds held by Acquiror outside the Trust Account to pay any Acquiror expenses or liabilities or from otherwise distributing or paying over any funds held by Acquiror outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

(c) During the Interim Period, Acquiror shall use its commercially reasonable efforts to, and shall cause its Subsidiaries to use their commercially reasonable efforts, to comply with, and continue performing under, as applicable, material Contracts to which Acquiror or its Subsidiaries may be a party.

Section 7.03 PIPE Investment. Except with the prior written consent of the Company, and without limiting the Company’s right to enforce the applicable Subscription Agreement, no Acquiror Party shall permit any material amendment or modification to be made to, or any waiver (in whole or in part) of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner adverse to the Company. Acquiror shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription

Agreements and to use its reasonable best efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Acquiror in the Subscription Agreements and otherwise comply with its obligations thereunder, (ii) confer with the Company regarding timing for delivery of the Closing Notice (as defined in the Subscription Agreements), and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Acquiror or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to pay to (or as directed by) Acquiror the applicable portion of the PIPE Investment Amount, as applicable, set forth in the Subscription Agreements in accordance with their terms. Without limiting the generality of the foregoing, Acquiror shall give the Company, prompt written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Acquiror; (B) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (C) if Acquiror does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the PIPE Investors as contemplated by the Subscription Agreements.

Section 7.04 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror or its Subsidiaries by third parties that may be in Acquiror’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, and with reasonable advance notice, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Acquiror and its Subsidiaries, and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror, in each case as the Company and its Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use reasonable best efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

Section 7.05 Section 16 Matters. Prior to the Effective Time, Acquiror shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the Acquiror Class A Common Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Acquiror to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 7.06 Post-Closing Directors and Officers. Acquiror shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time the individuals listed on Schedule 7.06 shall comprise the board of directors of Acquiror.

Section 7.07 Incentive Equity Plan. Prior to the Closing Date, Acquiror shall approve, and subject to approval of the stockholders of Acquiror, adopt, a management incentive equity plan, in substantially the form attached hereto as Exhibit E (the “Incentive Equity Plan”).

Section 7.08 Acquiror Bylaws and Charter. At the Effective Time (subject to approval by the stockholders of Acquiror of the same), Acquiror shall adopt the Acquiror Charter and the Acquiror Bylaws.

Section 7.09 Acquiror NASDAQ Listing. From the date hereof through the Closing, Acquiror shall use its commercially reasonable efforts to ensure Acquiror remains listed as a public company on, and for shares of

Acquiror Class A Common Stock and Acquiror Warrants (but, in the case of Acquiror Warrants, only to the extent issued as of the date hereof) to be listed on, the NASDAQ.

Section 7.10 Acquiror Public Filings. From the date hereof through the Closing, Acquiror will use commercially reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

ARTICLE VIII

JOINT COVENANTS

Section 8.01 Efforts to Consummate.

(a) Subject to the terms and conditions herein, each of the Parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions contemplated by this Agreement (including (i) the satisfaction of the closing conditions set forth in Article IX and (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreement). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any consents of any Governmental Authorities or other Persons necessary to consummate the Transactions and the transactions contemplated by the Transaction Agreements. Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the Transactions promptly (and in any event within ten (10) Business Days) following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Authority for additional information and documentary material that may be requested pursuant to the HSR Act. Acquiror shall promptly inform the Company of any communication between any Acquiror Party, on the one hand, and any Governmental Authority, on the other hand, and the Company shall promptly inform Acquiror of any communication between the Company, on the one hand, and any Governmental Authority, on the other hand, in either case, regarding any of the Transactions or any Transaction Agreement. Without limiting the foregoing, (a) the Parties agree to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the Transactions or by the Ancillary Documents, except with the prior written consent of Acquiror and the Company. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 8.01 or any other provision of this Agreement obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities or assets of the Company of its Subsidiaries or any entity or asset of such Party or any of its Affiliates or any other Person or (ii) terminate, amend or assign any existing relationships and contractual rights or obligations. No Party shall agree to any of the measures in the foregoing sentence with respect to any other Party or any of its Affiliates, except with Acquiror’s and the Company’s prior written consent. During the Interim Period, the Acquiror Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any Acquiror Party) or Acquiror (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Authority relating to the Transactions or the Transaction Agreements. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the Transactions unless it consults with, in the case of any Acquiror Party, the Company, or, in the case of the Company, Acquiror in advance and, to the extent not prohibited by such Governmental Authority, gives, in the case of any Acquiror Party, the Company, or, in the case of the Company, Acquiror, the opportunity to attend and participate in such meeting or discussion.

(b) Notwithstanding anything to the contrary in the Agreement, (i) in the event that this Section 8.01 conflicts with any other covenant or agreement in this Agreement that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict and (ii) in no event shall Acquiror, Merger Sub, the Company or its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company or its Subsidiaries is a party or otherwise in connection with the consummation of the Transactions.

(c) During the Interim Period, Acquiror, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder proceedings (including derivative claims) relating to this Agreement, any Transaction Agreements or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Acquiror, any of the Acquiror Parties or any of their respective Representatives (in their capacity as a representative of an Acquiror Party) or, in the case of the Company, any Company Subsidiary or any of their respective Representatives (in their capacity as a representative of an Acquiror Party). Acquiror and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, Acquiror and the Company shall jointly control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall Acquiror, on the one hand, or the Company, on the other hand, settle or compromise any Transaction Litigation without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed).

(d) For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, nothing herein (including this Section 8.01) shall require the Company or its Subsidiaries to, or to use efforts to, cause, or attempt to cause, any purchase of any Accordion Shares pursuant to the terms of any Subscription Agreement of any equityholder of Topco (or any Affiliate of such equityholder) or Sponsor which is a PIPE Investor, which shall be exercisable in the sole discretion of such PIPE Investor or Sponsor (respectively).

Section 8.02 Proxy Statement; Special Meeting.

(a) Proxy Statement.

(i) As promptly as reasonably practicable following the execution and delivery of this Agreement, Acquiror shall, in accordance with this Section 8.02(a), and the Company will assist Acquiror, and provide to Acquiror all information regarding the Company, its Affiliates and its business that is necessary therefor, to prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Acquiror in advance of the Special Meeting, for the purpose of, among other things: (A) providing Acquiror’s stockholders with the opportunity to redeem shares of Acquiror Class A Common Stock by tendering such shares for redemption not later than two (2) Business Days prior to the originally scheduled date of the Special Meeting (the “Acquiror Stockholder Redemption”); and (B) soliciting proxies from holders of Acquiror Class A Common Stock to vote at the Special Meeting, as adjourned or postponed, in favor of the Acquiror Stockholder Matters. Without the prior written consent of the Company, the Acquiror Stockholder Matters shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by the Acquiror’s stockholders at the Special Meeting, as adjourned or postponed. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Acquiror shall (I) file the definitive Proxy Statement with the SEC, (II) cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the board of directors of Acquiror in accordance with Section 8.02(b), as promptly as practicable (but in no event less than five (5) Business Days except as otherwise required by applicable Law) following the earlier to occur of: (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”) and (III) promptly commence a “broker search” in accordance with Rule 14a-12 of the Exchange Act.

(ii) Prior to filing with the SEC, Acquiror will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Acquiror shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Acquiror will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) any request by the SEC for amendment of the Proxy Statement; (F) any comments from the SEC relating to the Proxy Statement and responses thereto; and (G) requests by the SEC for additional information. Acquiror shall use its reasonable best efforts to respond to any SEC comments on the Proxy Statement as promptly as practicable (and in any event within 10 Business Days following receipt by Acquiror of any such SEC comments except to the extent due to the failure by the Company to timely provide information required to respond to such SEC comments) and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided, that prior to responding to any requests or comments from the SEC, Acquiror will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii) If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Acquiror shall promptly file an amendment or supplement to the Proxy Statement containing such information. The Company will provide to Acquiror all information regarding the Company, its Affiliates and its business that is necessary for any filing contemplated by the immediately preceding sentence. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Acquiror of such information, event or circumstance and provide to Acquiror all information necessary to correct any such deficiencies.

(iv) Acquiror shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Acquiror with all information concerning the business, management, operations and financial condition of the Company and its Subsidiaries, in each case, reasonably requested by Acquiror for inclusion in the Proxy Statement.

(b) Special Meeting.

(i) Acquiror will use its reasonable best efforts to take, in accordance with applicable Law, NASDAQ rules and its Organizational Documents, all action necessary to duly convene and hold a meeting of its shareholders (the “Special Meeting”) as promptly as reasonably practicable after the

Proxy Clearance Date (and will commence the mailing of the Proxy to the Acquiror Stockholders as promptly as practicable after the Proxy Clearance Date), to (i) consider and vote upon the approval of the Acquiror Stockholder Matters and to cause such vote to be taken and (ii) provide Acquiror Stockholders with the opportunity to elect to effect a Acquiror Share Redemption. Acquiror may only elect to postpone or adjourn such meeting if (x) a postponement or adjournment is required by Law, (y) as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy) there are insufficient shares of Acquiror Common Stock represented (either in person or by proxy) and voting to approve the Acquiror Stockholder Matters or to constitute a quorum necessary to conduct the business of the Special Meeting or (z) Acquiror determines the payments for the Acquiror Share Redemption could reasonably be expected to cause the conditions in Section 9.01(f) to not be satisfied at the Closing; provided, that any adjournment or postponement by Acquiror pursuant to the foregoing clauses (y) or (z) shall require the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed). Acquiror shall, following the Proxy Clearance Date, use its reasonable best efforts to solicit from its stockholders proxies in favor of the Acquiror Stockholder Matters and in the Proxy Statement the Acquiror Board Recommendation.

(ii) Notwithstanding the obligations in Section 8.02(b)(i), at any time prior to obtaining approval of the Acquiror Stockholder Proposals, solely in response to an Acquiror Intervening Event, the Acquiror Board may fail to make, amend, change, withdraw, modify, withhold or qualify the Acquiror Board Recommendation (any such action, a “Change in Recommendation”) if the Acquiror Board shall have determined in good faith, after consultation with its outside legal counsel, that, in response to such Acquiror Intervening Event, a failure to make a Change in Recommendation would violate its fiduciary duties under applicable Law and following such Change in Recommendation the obligation to solicit proxies in favor of the Acquiror Stockholder Proposals shall terminate; provided further, that (subject to Section 8.02(b)(iii)) the Acquiror Board will not be entitled to make, or agree or resolve to make, a Change in Recommendation unless (A) Acquiror delivers to the Company a written notice (an “Acquiror Intervening Event Notice”) advising the Company that the Acquiror Board proposes to take such action and containing the material facts underlying the Acquiror Board’s determination that an Acquiror Intervening Event has occurred, and (B) at or after 5:00 p.m., Eastern Time, on the fourth (4th) day immediately following the day on which Acquiror delivered the Acquiror Intervening Event Notice (such period from the time the Acquiror Intervening Event Notice is provided until 5:00 p.m. Eastern Time on the fourth (4th) day immediately following the day on which Acquiror delivered the Acquiror Intervening Event Notice (it being understood that any material development with respect to an Acquiror Intervening Event shall require a new notice but with an additional three (3) day (instead of four day) period from the date of such notice), the “Acquiror Intervening Event Notice Period”), the Acquiror Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make an Acquiror Change in Recommendation would violate its fiduciary duties under applicable Law. If requested by the Company, Acquiror will and will use its reasonable best efforts to cause its Representatives to, during the Acquiror Intervening Event Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for an Acquiror Change in Recommendation. For the avoidance of doubt, a Change in Recommendation will not affect Acquiror’s obligations pursuant to this Section 8.02 (other than as set forth in the first sentence of this Section 8.02(b)(ii)) or elsewhere in this Agreement. Acquiror shall keep the Company reasonably informed regarding all matters relating to the Acquiror Stockholder Matters and the Special Meeting, including by promptly furnishing any voting or proxy solicitation reports received by Acquiror in respect of such matters and similar updates regarding any redemptions.

(iii) Notwithstanding Section 8.01(b)(ii), the Acquiror Intervening Event Notice Period will end forty-eight (48) hours prior to the final time holders of Acquiror Class A Common Stock can tender their shares pursuant to the Acquiror Stockholder Redemption.

Section 8.03 Exclusivity.

(a) During the Interim Period, the Company and Topco shall not take, nor shall they permit any of their respective Affiliates or Representatives to take, whether directly or indirectly, (i) any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than Acquiror and/or any of its Affiliates or Representatives) concerning any purchase of any of the Company’s Equity Securities or the issuance and sale of any Equity Securities of the Company or its Subsidiaries or any merger or sale of substantial assets involving the Company or its Subsidiaries, other than immaterial assets or assets sold in the ordinary course of business (each such acquisition transaction, but excluding the Transactions, an “Acquisition Transaction”); provided, that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 8.03(a) or (ii) any action in connection with a public offering of any Equity Securities of the Company or any of its Subsidiaries (or any Affiliate or successor of the Company or any of its Subsidiaries). The Company shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b) During the Interim Period, Acquiror shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination other than with the Company, its shareholders and their respective Affiliates and Representatives; provided, that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 8.03(b). Acquiror shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination, other than with the Company, its shareholders and their respective Affiliates and Representatives.

Section 8.04 Tax Matters.

(a) For U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment), each of the Parties intends that the Merger constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder (collectively, the “Intended Income Tax Treatment”). The Parties will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Income Tax Treatment by any Governmental Authority.

(b) No Party shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Merger from so qualifying for the Intended Income Tax Treatment.

(c) The Company, Acquiror and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

(d) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne by the Company. The Parties shall use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax that could be imposed in connection with the transactions contemplated hereby.

(e) Acquiror shall take such actions reasonably requested by Topco (including the issuance of several stock certificates, each describing a portion of the Closing Share Consideration) to permit Topco to make an “adequate identification” of the lots of Acquiror Class A Common Stock received pursuant to this Agreement, including for purposes of Sections 704 and 1012 of the Code.

Section 8.05 Confidentiality; Publicity.

(a) Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby. The Company acknowledges that, in connection with the PIPE Investment, Acquiror shall be entitled to disclose, pursuant to the Exchange Act, any information contained in any presentation to the PIPE Investors, which information may include Confidential Material (as defined in the Confidentiality Agreement); provided, that, Acquiror provides the Company with a reasonable opportunity to review and provide comments to such presentation and the Company consents to the contents thereof.

(b) None of Acquiror, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their reasonable best efforts to coordinate such announcement or communication with the other Party, prior to announcement or issuance; provided, however, that, subject to this Section 8.05, each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the transactions contemplated hereby to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and provided, further, that subject to Section 6.02 and this Section 8.05, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.

Section 8.06 Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.

Section 8.07 Financing.

(a) During the Interim Period, the Company and Acquiror shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the debt financing and related transactions (including the repayment of existing Indebtedness) (the “Debt Financing”) on the terms and conditions described in the Commitment Letter attached hereto as Exhibit D, including using reasonable best efforts to (i) solely in the case of the Company, maintain in full force and effect the Commitment Letters in the form provided to Acquiror concurrently with the execution of this Agreement; (ii) satisfy all of the conditions precedent to the initial availability of the Debt Financing applicable to any Party that are within such Party’s control; (iii) negotiate, execute and deliver definitive documents (“Debt Financing Documents”) that reflect the terms contained in the Commitment Letters (including, as necessary, agreeing to any requested changes to the commitments thereunder in accordance with any “flex” provisions contained in the Commitment Letters or any related fee letter), in each case, which terms shall not in any respect expand on the conditions to the funding of the proceeds from the Debt Financing at the Closing or reduce the aggregate amount of the proceeds from the Debt Financing available to be funded on the Closing Date; (iv) solely in the case of the Company, draw the full amount of the proceeds from the Debt Financing upon satisfaction or waiver of the conditions to initial availability of the Debt Financing to consummate the transactions set forth herein; and (v) solely in the case of the Company, enforce their rights under the Commitment Letters. No Party shall, and shall not permit any of their respective Affiliates or Representatives to, without the prior written consent of the other Parties hereto, take or fail to take any action or enter into any transaction that could reasonably be expected to materially impair, delay or prevent consummation of the Debt Financing contemplated by the Commitment Letters. The Company shall comply with all of its obligations under the Commitment Letters and each applicable Party shall comply with all of its obligations under each of the Debt Financing Documents. The Company shall not permit or consent to any amendment, supplement or modification to be made to the Commitment Letters without the consent of each other Party hereto; provided, however, that the Company may (with the prior written consent of Acquiror, not to be unreasonably withheld, conditioned or delayed) amend, supplement or modify the Commitment Letters to add lenders, agents, co-agents, lead arrangers, arrangers, bookrunners, manager, co-managers or similar entities that have not executed the Commitment Letters as of the date hereof and, in connection therewith, amend the economic and other arrangements solely with respect to the appointment of such existing and additional lenders, agents, co-agents, lead arrangers, arrangers, bookrunners, manager, co-managers or similar entities. The Company and Acquiror shall, and the Company shall cause its Subsidiaries to, refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in the Commitment Letters or in any definitive agreement related to the Debt Financing.

(b) In the event of any notification or communication that any portion of the Debt Financing may become unavailable on the terms and conditions set forth in the Commitment Letters, the Company and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange for and obtain as promptly as practicable following the occurrence of any such financing failure event, alternative debt financing in an aggregate amount not less than the aggregate amount of the Debt Financing pursuant to the Commitment Letters, unless the Parties mutually agree otherwise (the “Alternative Financing”), from alternative sources reasonably acceptable to each Party hereto on terms and conditions that are not less favorable to the Company than those set forth in the Commitment Letter (as determined by each Party hereto), provided however (i) such Alternative Financing would not involve any conditions to funding the Debt Financing that are more onerous than the conditions contained in the Commitment Letters immediately prior to such portion of the Debt Financing becoming unavailable, (ii) such Alternative Financing would not be reasonably expected to prevent, impede or delay the consummation of the Debt Financing or such Alternative Financing or the Transactions and (iii) the use of such reasonable best efforts shall not require or permit the Company to obtain any indebtedness or equity in levels that are different from those contemplated by the Commitment Letters without the consent of each Party. It is further understood and agreed that if the Parties proceed with any Alternative Debt Financing, the Parties shall be subject to the same obligations with respect to such Alternative Financing as set forth in this Agreement with respect to the Debt Financing. In the event that Alternative Financing is obtained, the Company shall promptly provide Acquiror with a copy of the new financing commitment that provides for such Alternative Financing (the “Alternative Financing Commitment Letters”). If applicable, any reference in this Agreement to “Financing” shall include “Alternative Financing”, any reference to “Commitment Letters” shall include the “Alternative Financing Commitment Letters” and any references to “Debt Financing Documents” shall include the definitive documentation relating to any such Alternative Debt Financing.

(c) Each Party hereto shall keep the other Parties hereto fully informed, in all reasonable detail, of the status of their efforts to arrange the Debt Financing. Without limiting the generality of the foregoing, each of the Parties shall give the other Parties hereto prompt written notice (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in breach or default) by any party to the Commitment Letters or any other Debt Financing Document of which any Party becomes aware, (ii) if and when any Party becomes aware that any portion of the Debt Financing contemplated by the Commitment Letters may not be available to consummate the transactions contemplated by this Agreement, (iii) of the receipt of any written notice or other written communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to the Commitment Letters or any other Debt Financing Document, or (B) dispute or disagreement between or among any parties to the Commitment Letters or any other Debt Financing Document relating to the availability of the applicable Financing, (iv) if for any reason any Party believes in good faith it will not be able to obtain any portion of the Debt Financing on the terms, in the manner and from the sources contemplated by the Commitment Letters or the Debt Financing Documents, and (v) of any notice of termination of the Commitment Letters. The Company shall provide Acquiror, upon reasonable request, with copies of any Debt Financing Documents and such other information and documentation regarding the Debt Financing as shall be reasonably necessary to allow Acquiror to monitor the progress of such financing activities.

(d) Prior to the Closing, each Party shall, and shall cause its Subsidiaries and Affiliates to, use its and their respective reasonable best efforts to, provide, and shall use its and their respective reasonable best efforts to cause its and their respective Representatives, officers, employees and advisors, including legal and accounting, to provide, all cooperation reasonably requested by the Debt Financing Sources that is necessary and customary in accordance with the terms of the Debt Financing (or any permanent financing consummated in lieu thereof or Alternative Financing), including using reasonable best efforts to take the following actions: (i) furnishing Acquiror and the Debt Financing Sources as promptly as practicable, with (I) all financial statements, financial data, audit reports and other information regarding the Company and Company’s Subsidiaries required pursuant to the Commitment Letters and the financial information and other Company related information necessary for Acquiror to prepare the pro forma financial statements (to the extent required to satisfy a condition precedent to the initial availability of the Debt Financing); (II) other documents, financial statements, financial data and information necessary to permit the Parties to prepare a customary public and private side lender presentations, confidential information memorandum and rating agency presentation and (III) such other pertinent and customary information regarding the Company and the Company’s Subsidiaries as may be reasonably requested by the Debt Financing Sources (all such information and documents in this clause (i) together with the authorization letter in clause (v) below, the “Required Financial Information”); (ii) assisting with the preparation of pro forma financial statements reasonably required by the Debt Financing Sources and their respective agents), (iii) upon reasonable notice, participating in a reasonable number of lender presentations, due diligence sessions and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed and causing direct contact between senior management of the Company, on the one hand, and the proposed lenders providing the Debt Financing on the other hand and otherwise reasonably cooperating with the marketing efforts of the Debt Financing Sources for any portion of the Debt Financing, (iv) assisting with (A) the due diligence efforts of potential lenders, (B) providing financial information to prepare projections of the Company for one or more periods following the Closing Date, and (C) assisting with the preparation of customary public and private side lender presentations, confidential information memorandum and rating agency presentation, (v) obtaining customary authorization and representation letters requested by the Debt Financing Sources in connection with the Debt Financing (including any Alternate Financing), which authorization letter, in part, authorizes the distribution of information to prospective lenders or investors and contains a customary 10b-5 representation and representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company and its Subsidiaries or any securities of the foregoing, (vi) facilitating the execution and delivery of the documents related to the Debt Financing, including reasonably facilitating the provision of guarantee and pledging of collateral by executing and delivering definitive financing documents, including pledge and security documents, customary certificates, a certificate from the chief financial or other officer of the Company with respect to solvency matters as of the

Closing in the form attached as an Exhibit to the Commitment Letters and other documents (including original stock certificates), (provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing and (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing consistent with clause (e)(v) below), (vii) reasonably assisting with procuring customary payoff letters (including the Pay-Off Letters), lien releases and terminations, (viii) providing information regarding such Party and its Subsidiaries and Affiliates reasonably required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 at least three (3) Business Days prior to the Closing, to the extent requested in writing eight Business Days prior to the Closing, (ix) taking corporate action (subject to the occurrence of the Closing) reasonably necessary to permit the completion of the Debt Financing (including any Alternate Financing) and (x) using reasonable best efforts to ensure that any syndication efforts in connection with the Debt Financing benefit from its existing lending and investment banking relationships.

(e) Notwithstanding anything in the foregoing to the contrary, but without limitation to the Company’s obligations set forth in the Commitment Letter, (i) neither the Company nor any of its Subsidiaries shall be required to provide any such assistance or cooperation that would (A) unreasonably disrupt or interfere with the business or ongoing operations of the Company or its Subsidiaries or (B) cause significant competitive harm to the Company or its Subsidiaries, (ii) nothing in this Section 8.07 shall require cooperation to the extent that it would subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers, employees, accountants, legal counsel or other Representatives to any actual or potential personal liability except to the extent resulting from negligence or bad faith, (iii) prior to the Closing, neither the Company nor any of its Subsidiaries nor any other Person shall be required to (A) except as provided in the Commitment Letters, pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the financings contemplated by the Commitment Letters, the definitive financing documents or the Debt Financing or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Commitment Letters, the definitive financing documents, the Debt Financing or any information utilized in connection therewith, (B) take any actions to provide access to or disclose information where the Company determines that such access or disclosure would jeopardize any legal or other applicable privilege, confidentiality agreement, or contravene any Law or material Contract or (C) waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is party, and (iv) none of the Company, its Subsidiaries or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument (other than the Commitment Letters and the authorization and representation letters contemplated above), including any definitive financing document, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Effective Time and the directors and managers of the Company and the Company’s Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained unless the Company and Acquiror shall have determined that, only with respect to the directors and managers of the Company and the Subsidiaries of the Company, such directors and managers are to remain as directors and managers of the Company’s Subsidiaries on and after the Effective Time and such resolutions are contingent upon the occurrence of, or only effective as of, the Effective Time. The Company hereby consents to the use of the Company’s logos and marks in connection with the Debt Financing; provided, however, that such logos and/or marks are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any Company Subsidiaries or the reputation or goodwill of the Company or any Company Subsidiaries.

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.01 Conditions to Obligations of All Parties. The respective obligations of each Party to consummate, or cause to be consummated, the Transactions are subject to the satisfaction (or waiver in writing by such Party if permitted by applicable Law) of the following conditions:

(a) HSR Approval. The applicable waiting period under the HSR Act in respect of the Transactions shall have expired or been terminated.

(b) No Prohibition. There shall not be in force any Law or Governmental Order by any Governmental Authority of competent jurisdiction enjoining, prohibiting, or making illegal the consummation of the Transactions.

(c) Net Tangible Assets. After giving effect to the Transactions (including the PIPE Investment), Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

(d) Stockholder Approval. The Required Acquiror Stockholder Approval shall have been obtained.

(e) [Reserved].

(f) Available Closing Acquiror Cash. The Available Closing Acquiror Cash shall not be less than $1,150,000,000.

(g) Financing Condition. The Debt Financing (including, for clarity, if applicable, any Alternative Financing) shall have been consummated or will be concurrently consummated with the Closing.

Section 9.02 Additional Conditions to Obligations of Acquiror Parties. The obligations of the Acquiror Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in Section 4.01 (Corporation Organization of the Company), Section 4.02 (Subsidiaries) Section 4.03 (Due Authorization), Section 4.07 (Capitalization of Subsidiaries), Section 4.23 (Brokers’ Fees) and Section 4.24 (Related Party Transactions) (collectively, the “Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 4.22(a) (No Material Adverse Effect) shall be true and correct in all respects as of the Closing Date.

(iii) Each of the representations and warranties of the Company contained in Article IV (other than the Specified Representations and the representations and warranties of the Company contained in Section 4.06, Section 4.22(a) and Section 4.24), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(iv) The representations and warranties of the Company contained in Section 4.06 (Current Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies as of the Closing Date, as though then made.

(b) Agreements and Covenants. The covenants and agreements of the Company and Topco in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) No Material Adverse Effect. Since the date hereof, there shall not have occurred any Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.03(c) have been fulfilled.

Section 9.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Acquiror Parties contained in Article V (other than the representations and warranties of the Acquiror Parties contained in Section 5.01 (Organization), Section 5.02 (Authorization), Section 5.06 (Trust Account), Section 5.11 (Capitalization) or Section 5.18 (No Brokers)) shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect.

(ii) Each of the representations and warranties of the Acquiror Parties contained in Section 5.01 (Organization), Section 5.02 (Authorization), Section 5.06 (Trust Account), and Section 5.07 (No Brokers) shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii) The representations and warranties of the Acquiror Parties contained in Section 5.11 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made.

(b) Agreements and Covenants. The covenants and agreements of the Acquiror Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been fulfilled.

(d) Sponsor Agreement. Each of the covenants of the Sponsor required under the Sponsor Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

Section 9.04 Frustration of Conditions. A Party may not rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was due to the failure of such Party to perform any of its obligations under this Agreement.

ARTICLE X

TERMINATION/EFFECTIVENESS

Section 10.01 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Acquiror and the Company;

(b) by either Acquiror or the Company, if there shall be in effect any (i) Law in any jurisdiction of competent authority or (ii) order issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, that, in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger and in the case of any such order, such order shall have become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 10.01(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such final and non-appealable order;

(c) by either Acquiror or the Company, if the Effective Time has not occurred by 11:59 p.m., Eastern Time, on March 7, 2021 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 10.01(c) will not be available to any Party whose breach of any provision of this Agreement primarily causes or results in the failure of the Merger to be consummated by such time;

(d) by either Acquiror or the Company, if Acquiror fails to obtain the Required Acquiror Stockholder Approval upon vote taken thereon at the Special Meeting (or at a meeting of its stockholders following any adjournment or postponement thereof); provided, that, the right to terminate this Agreement under this Section 10.01(d) shall not be available to Acquiror if, at the time of such termination, Acquiror is in material breach of Section 8.02 and such breach is the primary cause of the failure to obtain the Required Acquiror Stockholder Approval;

(e) by Acquiror, if the Company or Topco has breached or failed to perform any of its (i) representations or warranties or (ii) covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 9.02(a) and Section 9.02(b) to be satisfied at the Closing and (B) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by the Company or Topco, as applicable, before the earlier of (x) the fifth (5th) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from Acquiror of such breach or failure to perform; provided, that Acquiror shall not have the right to terminate this Agreement pursuant to this Section 10.01(e) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in the failure of a condition set forth in Section 9.03(a) and Section 9.03(b) to be satisfied if the Closing was scheduled to occur; or

(f) by the Company, if Acquiror or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 9.03(a) and Section 9.03(b) to be satisfied at the Closing and (B) is not capable of being cured by the by the Termination Date or, if capable of being cured by the Termination Date, is not cured by Acquiror or Merger Sub, as applicable, before the earlier of (x) the fifth (5th) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from the Company of such breach or failure to perform; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(f) if it or Topco is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in the failure of a condition set forth in Section 9.02(a) and Section 9.02(b) to be satisfied if the Closing was scheduled to occur.

(g) by the Company, at any time within five (5) Business Days following a Change in Recommendation.

Section 10.02 Effect of Termination. Except as otherwise set forth in this Section 10.02 or Section 11.13, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for any Fraud or any intentional and willful material breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 6.03 (No Claim Against the Trust Account), Section 8.05 (Confidentiality; Publicity), this Section 10.02 (Effect of Termination) and Article XI (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Waiver. At any time and from time to time prior to the Effective Time, Acquiror and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that (i) Acquiror and Merger Sub shall each be deemed a single Party for purposes of this Section 11.01 and (ii) the Company and Topco, shall be deemed a single Party for purposes of this Section 11.01). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right. Notwithstanding anything contained to the contrary herein, this Section 11.01, the proviso to Section 11.03, Section 11.04, Section 11.10, Section 11.11, Section 11.14 and Section 11.17 (and any other provision of this Agreement to the extent a waiver or other modification of such provisions would modify the substance of such Sections) may not be waived or otherwise modified in any manner that impacts or is otherwise adverse in any respect to the Debt Financing without prior written consent of the Debt Financing Sources.

Section 11.02 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to Acquiror or Merger Sub to:

999 Vanderbilt Beach Rd., Suite 601

Naples, FL 34108

Attn: Brian Ratzan

E-mail: bratzan@centerviewcapital.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Michael Movsovich, P.C., Ravi Agarwal, P.C. and Carlo Zenkner

E-mail: mmovsovich@kirkland.com, ravi.agarwal@kirkland.com and

carlo.zenkner@kirkland.com

(b)	If to the Company or Topco, to:

Advantage Solutions, Inc.

18100 Von Karman Avenue, Suite 1000

Irvine, CA 92612

Attention: Bryce Robinson

Email: bryce.robinson@advantagesolutions.net with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: Howard Sobel and Paul Kukish

Email: Howard.Sobel@lw.com and Paul.Kukish@lw.com

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 11.03 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties; provided that Acquiror may assign any or all of its rights and obligations hereunder, in whole or from time to time in part, to one or more of its Subsidiaries and the Company may assign any or all of its rights hereunder to its Debt Financing Sources as collateral security for their obligations in connection with the Debt Financing Arrangements and Merger Sub may assign its rights and obligations hereunder, in whole or from time to time in part, to any other wholly owned Subsidiary of Acquiror, but no such assignment shall relieve Acquiror or Merger Sub, as applicable, of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.

Section 11.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.01, (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.14 and Section 11.15 and (c) the Debt Financing Sources are intended third-party beneficiaries of, and may enforce Section 11.01, the proviso to Section 11.03, this Section 11.04, Section 11.10, Section 11.11, Section 11.14 and Section 11.17.

Section 11.05 Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing occurs, Surviving Corporation shall bear and pay at or promptly after Closing all Acquiror Transaction Expenses and all Company Transaction Expenses.

Section 11.06 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.08 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 11.09 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the Transaction Agreements and that certain letter agreement, dated as of July 15, 2020, by and between the Company and Acquiror (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

Section 11.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 10.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 11.10. Notwithstanding anything contained to the contrary herein, Section 11.01, the proviso to Section 11.03, Section 11.04, this Section 11.10, Section 11.11, Section 11.14 and Section 11.17 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provisions would modify the substance of such Sections) may not be amended, supplemented, waived or otherwise modified in any manner that impacts or is otherwise adverse in any respect to the Debt Financing without prior written consent of the Debt Financing Sources party to the Commitment Letters.

Section 11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 11.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.13 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 11.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Topco, Acquiror or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 11.15 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing, and (b) this Article XI. Notwithstanding anything to the contrary in this Section 11.15, in no event shall the foregoing be construed to waive any claim of the Acquiror or the Company against the Debt Financing Sources pursuant to the Commitment Letters or the Debt Financing Documents or the transactions contemplated thereunder.

Section 11.16 Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the representations and warranties in Article IV constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the representations and warranties in Article V constitute the sole and exclusive representations and warranties of Acquiror and Merger Sub; (iv) except for the representations and warranties in Article IV by the Company and the representations and warranties in Article V by the Acquiror Parties, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the representations and warranties in Article IV by the Company and the representations and warranties in Article V by the Acquiror Parties. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof. Nothing in this Section 11.16(a) shall relieve any Party of liability in the case of Fraud committed by such Party.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against the any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or their respective businesses prior to the Closing or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action, suit, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 11.16. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 11.16 shall limit, modify, restrict or operate as a waiver with respect to, (i) any rights that any Party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement, including this Agreement and any other Transaction Agreement or (ii) any employment, severance, bonus or similar agreement or arrangement between the Company or any of its Subsidiaries and a current officer or director that continues to remain in effect following the Closing.

Section 11.17 Debt Financing Sources.

Notwithstanding anything to the contrary contained in this Agreement, the Acquiror, Merger Sub, the Company and its Subsidiaries (on behalf of themselves and their respective Subsidiaries) hereby:

(a) agrees that it will not bring or support any person, or permit any of its Subsidiaries or its or their Affiliates or their respective Representatives to bring or support any person, in any Action, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Source Related Parties in any way arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York State courts located in the Borough of Manhattan within the City of New York, so long as such forum is and remains available, and any appellate court thereof, and each party hereto irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such court;

(b) agrees that, except to the extent relating to the interpretation of any of the provisions of this Agreement (including any provision of any definitive agreement governing the Debt Financing that expressly specifies that the interpretation of such provision shall be governed by, and construed in accordance with, the laws of the State of Delaware), all Actions (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Source Related Parties in any way arising out of or relating to the Debt Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction;

(c) IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AT LAW OR IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING OR THE PERFORMANCE THEREOF OR THE DEBT FINANCING CONTEMPLATED THEREBY;

(d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court;

(e) agrees that service of process upon the Company and its Subsidiaries in any such Proceeding shall be effective if notice is given in accordance with Section 11.02; and

(f) agrees that the Debt Financing Source Related Parties are express third party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in Section 11.02 and this Section 11.17, and such provisions and the definitions of “Debt Financing Sources” or “Debt Financing Source Related Parties” (and any provision of this Agreement to the extent an amendment, supplement, modification, waiver or termination of such provision would modify the substance of Section 11.02 or any provision of this Section 11.17 or the definitions of “Debt Financing Sources” or “Debt Financing Source Related Parties”) shall not be amended, supplemented, waived or otherwise modified in any way materially adverse to the Debt Financing Source Related Parties without the prior written consent of the Debt Financing Sources.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

CONYERS PARK II ACQUISITION CORP

By:	/s/ Brian Ratzan
Name: Brian Ratzan
Title: Chief Financial Officer

CP II MERGER SUB, INC.

By:	/s/ Brian Ratzan
Name: Brian Ratzan
Title: Vice President and Secretary

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

ADVANTAGE SOLUTIONS INC.

By:	/s/ Tanya Domier
Name: Tanya Domier
Title: Chief Executive Officer

KARMAN TOPCO L.P.

By: Karman GP LLC Its: General Partner

By:	/s/ Tanya Domier
Name: Tanya Domier
Title: Chief Executive Officer

EXHIBIT B

Second Amended and Restated Bylaws of

Advantage Solutions Inc.

(a Delaware corporation)

Article VII - General Matters		A-88

7.1	Execution of Corporate Contracts and Instruments	A-88
7.2	Stock Certificates	A-88
7.3	Lost Certificates	A-88
7.4	Shares Without Certificates	A-89
7.5	Construction; Definitions	A-89
7.6	Dividends	A-89
7.7	Fiscal Year	A-89
7.8	Seal	A-89
7.9	Transfer of Stock	A-89
7.10	Stock Transfer Agreements	A-89
7.11	Registered Stockholders	A-90
7.12	Waiver of Notice	A-90

Article VIII - Notice by Electronic Transmission		A-90

8.1	Notice by Electronic Transmission	A-90
8.2	Definition of Electronic Transmission	A-91

Article IX - Indemnification		A-91

9.1	Indemnification of Directors and Officers	A-91
9.2	Indemnification of Others	A-91
9.3	Prepayment of Expenses	A-91
9.4	Determination; Claim	A-92
9.5	Non-Exclusivity of Rights	A-92
9.6	Insurance	A-92
9.7	Other Indemnification	A-92
9.8	Continuation of Indemnification	A-92
9.9	Amendment or Repeal; Interpretation	A-92

Article X - Amendments		A-93

Article XI - Forum Selection		A-93

Second Amended and Restated Bylaws

of

Advantage Solutions Inc.

Article I - Corporate Offices

1.1 Registered Office.

The address of the registered office of Advantage Solutions Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.3 Special Meetings.

Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4 Advance Notice Procedures for Business Brought before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be

(a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in Person who (A) (1) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act, which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these bylaws. For purposes of this Section 2.4 and Section 2.5 of these bylaws, “present in Person” shall mean that the stockholder proposing that the business be brought before the annual or special meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, shall appear at such annual meeting, and a “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Section 2.5 of these bylaws. Stockholders seeking to nominate Persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 of these bylaws.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the secretary shall set forth:

(a) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(c) As to each item of business that the Proposing Person proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder of record providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made or (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(v) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii) In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5 Advance Notice Procedures for Nominations of Directors.

(i) Nominations of any Person for election to the Board at an annual meeting may be made at such meeting only (a) by or at the direction of the Board, including by any committee or Persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in Person (as defined in Section 2.4 of these bylaws) (1) who was a stockholder of record of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a Person or Persons for election to the Board at any annual meeting of stockholders.

(ii) Without qualification, for a stockholder to make any nomination of a Person or Persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these bylaws) thereof in writing and in proper form to the secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the secretary of the Corporation shall set forth:

(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b) of these bylaws, except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) of these bylaws shall be made with respect to nomination of each Person for election as a director at the meeting); and

(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vi) of these bylaws.

(iv) For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder of record providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any other participant in such solicitation.

(v) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi) To be eligible to be a candidate for election as a director of the Corporation at an annual meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the secretary of the Corporation at the principal executive offices of the Corporation, a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination.

(vii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(viii) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(ix) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(x) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.5.

2.6 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in Person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7 Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i) if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records;

(ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address; or

(iii) if electronically transmitted, as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in Person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in Person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented.

2.9 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any, further notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in Person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.10 Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

2.14 List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in Person or by proxy at any meeting of stockholders.

2.15 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

Section 2.17. Delivery to the Corporation. Whenever this Article II requires one or more Persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), unless the Corporation elects otherwise, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Article III - Directors

3.1 Powers.

Except as otherwise provided by the certificate of incorporation of the Corporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation and the Stockholders Agreement, the total number of directors constituting the Board shall be determined from time to time exclusively by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall (subject to the Stockholders Agreement) have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these bylaws or in the Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the class, if any, to which the director is appointed and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these bylaws in the case of the death, removal or resignation of any director.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment through which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in Person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1 Committees of Directors.

Subject to the Stockholders Agreement, the Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings and notice);

(iv) Section 3.9 (action without a meeting); and

(v) Section 7.12 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Article V - Officers

5.1 Officers.

The officers of the Corporation shall include a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same Person.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3 Subordinate Officers.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2 of these bylaws.

5.6 Representation of Shares of Other Entities.

The chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other Person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations or voting securities of any other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the

Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

Article VII - General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chairperson or vice chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3 Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4 Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.6 Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9 Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.10 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11 Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.12 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII - Notice by Electronic Transmission

8.1 Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notwithstanding anything to the contrary herein, the Corporation may give notice by electronic mail in accordance with Section 232 of the DGCL without obtaining the consent required by this Section 8.1.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2 Definition of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article IX - Indemnification

9.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4 of these bylaws, the Corporation shall be required to indemnify a Person in connection with a Proceeding initiated by such Person only if the Proceeding was authorized in the specific case by the Board.

9.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding.

9.3 Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 Non-Exclusivity of Rights.

The rights conferred on any Person by this Article IX shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

9.9 Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer, a secretary, a treasurer appointed pursuant to Article V of these bylaws and to any vice president, assistant secretary, assistant treasurer or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the Certificate of Incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any Person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such Person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such Person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting together as a single class.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Article XII - Interpretation

For as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of these bylaws and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL.

Article XIII - Definitions

As used in these bylaws, unless the context otherwise requires, the term:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations).

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Stockholders Agreement” means the Stockholders Agreement, dated September 7, 2020, by and among, inter alia, the Corporation, Karman Topco L.P., Conyers Park II Sponsor LLC, Green Equity Investors VI, L.P. and CVC ASM Holdco, L.P.

EXHIBIT C

CERTIFICATE OF MERGER

MERGING

CP II MERGER SUB, INC.

WITH AND INTO

ADVANTAGE SOLUTIONS INC.

Pursuant to Title 8, Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), Advantage Solutions Inc., a corporation organized and existing under the DGCL, does hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations in the Merger (as defined below) are as follows:

(a)	Advantage Solutions Inc., a Delaware corporation (the “Company”), and

(b)	CP II Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

SECOND: The Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”), by and among Conyers Park II Acquisition Corp., Merger Sub, the Company and Karman Topco L.P., pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving corporation and a direct wholly owned subsidiary of Conyers Park II Acquisition Corp. (the “Merger”), has been approved, adopted, executed and acknowledged by each of the Company and Merger Sub in accordance with the requirements of Section 251 of the DGCL.

THIRD: Following the Merger, the Company will continue its existence as the surviving corporation and the separate corporate existence of Merger Sub will cease. The name of the surviving corporation shall be [●] (the “Surviving Corporation”).

FOURTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 18100 Von Karman Avenue, Suite 1000, Irvine, CA 92612.

FIFTH: Upon the effectiveness of the Merger, the certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the Merger, shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

SIXTH: An executed copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to any stockholder of the Company or Merger Sub.

SEVENTH: This Certificate of Merger and the Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed by its duly authorized officer this          day of                 , 2020.

ADVANTAGE SOLUTIONS INC.

By:
Name: Title:

[Signature Page to Certificate of Merger]

Exhibit A

Amended and Restated Certificate of Incorporation of

the Surviving Corporation

EXHIBIT D

BOFA SECURITIES, INC. BANK OF AMERICA, N.A. One Bryant Park New York, New York 10036	MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005

Highly Confidential

September 7, 2020

Advantage Sales & Marketing Inc.

18100 Von Karman Avenue,

Suite 1000

Irvine, CA 92612

Attention: Robert Murray

Project Catapult

$400 million ABL Facility

$2,100 million First Lien Term Facility

Commitment Letter

Ladies and Gentlemen:

You have advised Bank of America, N.A. (“Bank of America”) and BofA Securities, Inc. (together with its designated affiliates “BofA Securities”), Morgan Stanley Senior Funding, Inc. (“MSSF”), Deutche Bank AG New York Branch (“DBNY” and Deutsche Bank Securities Inc. (“DBSI” and, together with Bank of America, BofA Securities, MSSF, DBNY and each other person, if any, added as a “Commitment Party” after the date of this Commitment Letter, “we” or “us” and each, a “Commitment Party”) that CP II Merger Sub, Inc., a domestic entity (the “Buyer”) formed at the direction of Conyers Park II Acquisition Corp. (the “SPAC”), intends, directly or indirectly, to acquire Advantage Solutions, Inc., of which Advantage Sales & Marketing Inc. (“you” or the “Company” and, together with Advantage Solutions, Inc. and your subsidiaries, the “Acquired Business”) is a wholly-owned subsidiary, and to consummate the other transactions described in Exhibit A hereto. Capitalized terms used but not defined herein have the meanings assigned to them in the exhibits hereto.

1.	Commitments.

In connection with the Transactions, (i) each of Bank of America, MSSF and DBNY (each in such capacity, an “Initial ABL Lender” and, together with each Additional Committing Lender pursuant to Section 2 hereof, the “Initial ABL Lenders”), commits to provide that percentage set forth next to its name in the table below of the ABL Facility on the terms set forth in the ABL Term Sheet attached hereto as Exhibit B, (ii) Bank of America, MSSF and DBNY (each in such capacity, an “Initial First Lien Term Lender” and, together with each Additional Committing Lender pursuant to Section 2 hereof, the “Initial First Lien Term Lenders” and, together with the Initial ABL Lenders, collectively, the “Initial Lenders” and each, an “Initial Lender”), commits to provide that percentage set forth next to its name in the table below of the First Lien Term Facility on the terms set forth in the First Lien Term Loan Term Sheet attached hereto as Exhibit C, in each case subject only to the conditions set forth on the Conditions Annex.

Initial Lender	Commitment Percentage
Bank of America	43.50%
MSSF	28.25%
DBNY	28.25%

The Facilities will contain the terms set forth on the Term Sheets (including the ABL Documentation Principles and the First Lien Documentation Principles), and the commitments of each Initial Lender are subject only to the conditions set forth on the Conditions Annex (as defined below). The commitments with respect to the Facilities are on a several, and not joint and several, basis.

This commitment letter, together with the Term Sheets and the other attachments hereto and thereto, is referred to herein as this “Commitment Letter.” This Commitment Letter and the Fee Letter (as defined below in Section 5), together, are referred to herein as the “Commitment Papers.”

2.	Titles and Roles.

Each of BofA Securities, MSSF and DBSI (in each case acting alone or through or with affiliates selected by it) will act as a lead arranger and bookrunning manager for each of the Facilities (together in such capacities, and together with each Additional Committing Lender pursuant to this Section 2, collectively the “Lead Arrangers”, and each a “Lead Arranger”). Bank of America (acting alone or through or with affiliates selected by it) will act as sole administrative agent and collateral agent for the ABL Facility (in such capacity, the “ABL Administrative Agent”). Bank of America (acting alone or through or with affiliates selected by it) will act as sole administrative agent and collateral agent for the First Lien Term Facility (in such capacity, the “First Lien Administrative Agent” and, together with the ABL Administrative Agent the “Administrative Agents”, and each an “Administrative Agent”).

You will have the right (the “Designation Right”), on or prior to the date that is fifteen (15) business days after the date of your acceptance of this Commitment Letter, in your sole discretion, to appoint one or more entities (with affiliated entities being treated as a single entity) as an Initial Lender, additional agent, co-agent, lead arranger, arranger, bookrunner, manager or co-manager and to confer other titles in respect of any Facility on any such entity (any such agent, co-agent, lead arranger, arranger, bookrunner, manager, co-manager or holder of another title, an “Additional Committing Lender”) in addition to the Commitment Party that is a party to this Commitment Letter on the date hereof, in a manner and with economics determined by you. If you appoint one or more Additional Committing Lenders with respect to a Facility:

(a)	the commitments of each Initial Lender immediately prior to such appointment with respect to any such portion of such Facility will be reduced on a pro rata basis; and

(b)

the economics allocated to the Initial Lenders immediately prior to such exercise of Designation Rights in respect of such Facility will be reduced in proportion to such reductions in commitments upon the execution by such Additional Committing Lender of joinder documentation or an amendment to the Commitment Papers reasonably acceptable to you that adds such Additional Committing Lender as a “Commitment Party” and an “Initial Lender” thereunder with respect to such Facility.

Thereafter, each such Additional Committing Lender will constitute a “Commitment Party” and an “Initial Lender” under the Commitment Papers. In connection with your exercise of Designation Rights (i) fees will be allocated to each Additional Committing Lender on a pro rata basis in respect of the commitments it is assuming with respect to a Facility or on such other basis as you and the Initial Lenders then party to the Commitment Papers may agree, (ii) no Additional Committing Lender shall receive greater economics in respect to such Facility than the Commitment Parties first a party to this Commitment Letter prior to the date of your acceptance of this Commitment Letter and (iii) in no event will the economics allocated to all such Additional Committing Lenders exceed 20% of the aggregate economics in respect of such Facility (exclusive of any fees payable to an administrative agent or collateral agent in its capacity as such). We agree to execute such documentation as you may reasonably request, including joinder agreements and amendments to the Commitment Papers in form and substance reasonably satisfactory to you and us, in connection with your execution of any Designation Rights.

It is further agreed that (i) BofA Securities will appear on the top left of the cover page of all marketing materials for the First Lien Term Facility and will hold the roles and responsibilities conventionally understood to be associated with such name placement and (ii) BofA Securities will appear on the top left of the cover page of all marketing materials for the ABL Facility and will hold the roles and responsibilities conventionally understood to be associated with such name placement.

Other than as provided above, no other agents, co-agents, lead arrangers, co-arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation to any of the foregoing or any Initial Lender (other than compensation expressly contemplated by the Commitment Papers) will be paid in order to obtain a commitment to participate in or otherwise in connection with any Facility unless you and we agree.

3.	Syndication.

The Lead Arrangers reserve the right, prior to or after the execution of the Facilities Documentation, to syndicate all or a portion of the commitments with respect to the First Lien Term Facility and the ABL Facility (collectively, the “Syndicated Facilities”, and each a “Syndicated Facility”) to a group of banks, financial institutions and other institutional lenders that are identified by such Lead Arrangers and subject to your prior written consent (such consent not to be unreasonably withheld or delayed) (together with the Initial Lenders, the “Lenders”). The Lead Arrangers will syndicate the Syndicated Facilities to those banks, financial institutions, other institutional lenders and other persons identified by you in writing that agree to join the syndicate (collectively, the “Relationship Lenders”). The Lead Arrangers will not syndicate to the following entities (collectively, the “Disqualified Lenders”):

(a)	those entities identified by or on behalf of you in writing, from time to time, as competitors of the Acquired Business;

(b)

any persons that are engaged as principals primarily in private equity, mezzanine financing or venture capital (other than a bona fide debt fund affiliate of any of the Commitment Parties) and those banks, financial institutions, other institutional lenders and other persons that are, in each case, identified in writing by or on behalf of you to us on or prior to the date hereof; and

(c)

any person that is (or becomes) an affiliate of the entities described in the preceding clauses (a) and (b) (other than, with respect to clause (a), any bona fide debt fund affiliates thereof (except to the extent separately identified under clause (a) or (b) above)); provided that such person is either reasonably identifiable as an affiliate on the basis of its name or is identified in writing to us by or on behalf of you.

No Disqualified Lender may become a Lender or have any commitment or right (including a participation right) with respect to any Facility; provided that, to the extent persons are identified as Disqualified Lenders in writing by you after the date of this Commitment Letter (or, if after the Closing Date, by you to the applicable Administrative Agent) pursuant to clauses (a) or (c) above, the inclusion of such persons as Disqualified Lenders shall not retroactively apply to prior assignments or participations made in compliance with applicable assignment or participation provisions; provided that you will have “yank a bank” rights with respect to any Lender that becomes a Disqualified Lender after an assignment or participation of Loans to it. Notwithstanding the Lead Arrangers’ right to syndicate the Syndicated Facilities and receive commitments with respect thereto, except in connection with your exercise of the Designation Rights, (i) no Initial Lender will be relieved, released or novated from its obligations under the Commitment Papers in connection with any syndication, assignment or participation of a Facility, including its commitments and obligations to fund such Facility, until after the initial funding under such Facility has occurred (or, with respect to the ABL Facility, if there is no funding of the ABL Facility on the Closing Date, the date of the effectiveness of the ABL Facility), (ii) no assignment or novation will become effective (as between you and the Initial Lenders) with respect to all or any portion of the Initial Lenders’ commitments in respect of a Facility until the initial funding of such Facility has occurred (or, with respect to the ABL Facility, if there is no funding of the ABL Facility on the Closing Date, the date of the effectiveness of the ABL Facility) and (iii) unless you otherwise expressly agree in writing, the Initial Lenders will retain exclusive control over all rights and obligations with respect to their commitments in respect of each Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the initial funding under such Facility has occurred (or, with respect to the ABL Facility, if there is no funding of the ABL Facility on the Closing Date, the date of the effectiveness of the ABL Facility).

Each Lead Arranger intends to commence syndication efforts promptly upon the execution of this Commitment Letter and, as part of its syndication efforts, it is such Lead Arranger’s intent to have Lenders commit to the Syndicated Facilities prior to the Closing Date. You agree to use your commercially reasonable efforts to assist the Lead Arrangers in completing a Successful Syndication (as defined in the Fee Letter) until the date that is the earlier of (a) 30 days after the Closing Date and (b) the date on which a Successful Syndication is achieved (such earlier date, the “Syndication Date”). Such assistance shall be limited to the following, upon request:

(i)

your using your commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships, the existing lending and investment banking relationships of Leonard Green & Partners, L.P., CVC Capital Partners Limited, Bain Capital, L.P., and/or any affiliates of each (collectively, together with any investment funds controlled or advised by the foregoing entities, the “Sponsors”);

(ii)	direct contact between your senior management and the proposed Lenders at times and locations to be mutually agreed upon;

(iii)

your assistance in the preparation of a customary confidential information memorandum (the “Confidential Information Memorandum”) for the First Lien Term Facility and other customary marketing materials to be used in connection with the syndication of the Syndicated Facilities; provided that (A) the Confidential Information Memorandum and such marketing materials will be in a form consistent with confidential offering memoranda and marketing materials used in recent similar transactions of the Sponsors, (B) such assistance shall require delivery by you only of such information as is customarily delivered by a borrower in debt facilities such as the Syndicated Facilities and (C) such assistance shall not require delivery of any information customarily provided by a financing source in the preparation of such Confidential Information Memorandum;

(iv)

your using your commercially reasonable efforts to procure with our assistance, prior to the launch of the general syndication of the First Lien Term Facility, a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating), as the case may be, for the Acquired Business and public ratings (but no specific rating) for the First Lien Term Facility from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.;

(v)

the hosting, with the Lead Arrangers, of one meeting (or, if reasonably acceptable to you and the Lead Arrangers, one or more telephone, video or other electronic conferences) of prospective Lenders at times and locations to be mutually agreed upon; and

(vi)

using commercially reasonable efforts to ensure that the ABL Administrative Agent has sufficient access to the ABL Loan Parties to complete a field examination with respect to assets to be included in the Borrowing Base.

Until the Syndication Date:

(A)

you agree to ensure that there will not be any competing issuances of your or Holdings’ and your or its respective subsidiaries’ debt securities or your or Holdings’ and your and its respective subsidiaries’ commercial bank or other credit facilities (and to use your commercially reasonable efforts to ensure that there will not be any such competing issues or facilities of the Buyer, in each case being offered, placed or arranged that would reasonably be expected to materially impair the primary syndication of the Syndicated Facilities prior to the Syndication Date (it being agreed that this clause (A) will not apply to any indebtedness (1) under the Facilities, (2) permitted to be incurred prior to the Closing

Date, or remain outstanding on or after the Closing Date, pursuant to the terms of the Acquisition Agreement or (3) in respect of which a fee is payable pursuant to the Fee Letter or the engagement letter with the Commitment Parties entered into as of the date hereof and it being understood that the Acquired Business’ ordinary course debt, short-term working capital facilities and ordinary course capital leases, purchase money and equipment financings will not materially impair the primary syndication of the Syndicated Facilities); and

(B)

you agree to provide (and to use your commercially reasonable efforts to cause the Buyer to provide) to the Lead Arrangers all customary information reasonably available to you with respect to (i) the Acquired Business, (ii) the Buyer and, (iii) the Transactions, including projections of the type customarily included in a “private side” bank book (such projections, together with financial estimates, forecasts and other forward-looking information, the “Projections”), as the Lead Arrangers may reasonably request in connection with the syndication of the Syndicated Facilities; provided that all such information will be in a form consistent with confidential offering memoranda and marketing materials used in recent transactions of the Sponsors.

For the avoidance of doubt, neither you nor the Buyer will be required to provide (or to cause any person to provide) any trade secrets or information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon, or waive any privilege that may be asserted by, the Acquired Business or any of its affiliates (so long as such obligation as not entered into in contemplation of this provision); provided that, in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Lead Arrangers promptly upon obtaining knowledge that such information is being withheld, and you shall use your commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege; provided, further, that the representation and warranty made by you with respect to information in Section 4 shall not be affected in any way by your decision not to provide such information.

Neither the commencement nor the completion of any syndication of the Facilities (including the Successful Syndication), nor the receipt of the ratings described above, nor compliance with the foregoing provisions of this Section 3, will constitute a condition to the commitments of the Initial Lenders hereunder. Your obligations under the Commitment Papers to use “commercially reasonable efforts” to take any action shall not require any of your affiliates to make any equity contribution in excess of the Minimum Equity Contribution (as defined in the Fee Letter) or to incur any fee not specifically contemplated by the Commitment Papers (including any “market flex” provisions).

Except as set forth above, the Lead Arrangers will, in consultation with you, manage all aspects of any syndication of the Syndicated Facilities, including (a) decisions as to the selection of institutions to be approached, which will include Relationship Lenders, if any, and exclude Disqualified Lenders, (b) subject to your prior written consent (such consent not to be unreasonably withheld or delayed), when they will be approached, (c) when their commitments will be accepted, (d) which institutions will participate (which will include Relationship Lenders, if any, and exclude Disqualified Lenders), (e) subject to your prior written consent (such consent not to be unreasonably withheld or delayed), the allocation of the commitments among the Lenders and (f) the amount and distribution of fees among the Lenders.

4.	Information.

You hereby represent that (a) all written information and written data (other than the Projections and information of a general economic or industry nature (the “Information”)) that have been or will be made available to the Commitment Parties by or on behalf of you or the Sponsors, when taken as a whole, is correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (b) the Projections that have been or will be made available to the Lead Arrangers by or on behalf of you or the Sponsors, when taken as a whole, have been or will be prepared, when furnished, in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time any such Projections are delivered to the Lead Arrangers; it being understood that (1) Projections are not to be viewed as facts, (2) Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Acquired Business or the Sponsors, (3) no assurance can be given that any particular Projections will be realized and (4) actual results may differ and such differences may be material. You agree that, if at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will supplement the Information and the Projections so that such representations will be correct in all material respects under those circumstances. In arranging and syndicating the Syndicated Facilities, the Lead Arrangers will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof, and the Lead Arrangers do not assume responsibility for the accuracy or completeness of the Information or Projections. For the avoidance of doubt, the accuracy of the representations set forth above is not a condition precedent to the commitments hereunder or the funding of the Facilities on the Closing Date.

You acknowledge that (a) we may make available the Information and the Projections to a proposed syndicate of Lenders (other than Disqualified Lenders) by posting the Information or the Projections on IntraLinks or another similar electronic system (the “Platform”), in each case, subject to a market standard “click through” or similar confidentiality agreement, and (b) certain Lenders (each, a “Public Lender”) may not wish to receive information with respect to the Acquired Business or its securities that is not publicly available or has not been made (or would not be expected to be made) available to investors in connection with a Rule 144A or public offering of the Company’s securities (“material non-public information”). At the request of the Lead Arrangers, you agree to use your commercially reasonable efforts to assist us in preparing an additional version of the Confidential Information Memorandum (the public-side version) to be used by Public Lenders, that will include no material non-public information with respect to you, Holdings, the Acquired Business or your or their respective subsidiaries or your and their respective securities for purposes of United States federal and state securities laws. It is understood that in connection with the assistance described above, (i) to the extent reasonably requested by the Lead Arrangers, you agree to deliver a customary authorization letter to be included in each Confidential Information Memorandum (provided, that the customary “10b-5” representation in such authorization letter will be consistent with the representations set forth in the preceding paragraph of this Commitment Letter (provided, that, for the avoidance of doubt, such representation shall not contain a knowledge qualifier)) that authorizes the distribution of such Confidential Information Memorandum to prospective Lenders (other than Disqualified Lenders) and confirms that the public-side version does not include material non-public information with respect to the Acquired Business or its securities for purposes of United States federal and state securities laws; (ii) each Confidential Information Memorandum will exculpate the Sponsors, the Buyers, the SPAC, the Acquired Business and us and your and our respective affiliates with respect to the content and the use of such Confidential Information Memorandum or any related marketing material by the recipients thereof; (iii) the public-side version of the Confidential Information Memorandum and information provided to Public Lenders may include the following information, except to the extent you notify us to the contrary (prior to their distribution) and provided that you have been given a reasonable opportunity to review such public-side version and comply with U.S. Securities and Exchange Commission disclosure requirements: (A) drafts and final Facilities Documentation, related definitive documentation (if any) and customary marketing term sheets that have been approved by you (such approval not to be unreasonably withheld or delayed), (B) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda) and (C) notification of changes in the terms of the Facilities; (iv) at our request, you agree to use your commercially reasonable efforts to identify information to be distributed to Public Lenders by clearly and conspicuously marking the same as “PUBLIC”; and (v) we will be entitled to treat any Information and Projections that are not specifically identified as “PUBLIC” as being suitable for posting only on the portion of the Platform not available to or accessible by Public Lenders.

5.	Fees.

As consideration for the commitments of each Initial Lender and each Lead Arranger’s and other agents’ agreements to perform the services described herein, you agree to pay the fees set forth in the fee letter dated the date hereof and delivered in connection with the Facilities (the “Fee Letter”) and in the term sheets attached to this Commitment Letter. Once paid, such fees will not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter or otherwise agreed in writing by the parties hereto.

6.	Conditions Precedent.

The commitments of each Initial Lender with respect to the Facilities and each Lead Arranger’s and each agent’s agreements to perform the services described herein are subject to the satisfaction (or waiver by the Lead Arrangers) of only the conditions precedent explicitly set forth on the exhibit to this Commitment Letter labeled “Conditions Annex” (such conditions, the “Financing Conditions,” and such exhibit, the “Conditions Annex”).

Notwithstanding anything in the Commitment Papers, the Facilities Documentation or any other agreement or other undertaking concerning the financing of the Transactions to the contrary, the following provisions (the “Certain Funds Provisions”) will apply:

(a) the only representations and warranties that will be made on the Closing Date and the making and accuracy of which will be a condition to the initial availability of the Facilities on the Closing Date will be the Acquisition Agreement Representations and the Specified Representations; provided, that a failure of any Acquisition Agreement Representation to be accurate will not result in a failure of a Financing Condition or a default under the Facilities Documentation, unless such failure results (or resulted) in a failure of a condition precedent to Buyer’s (or its affiliates’) obligation to consummate the Acquisition or such failure gives (or gave) the Buyer the right (taking into account any notice and cure provisions) to terminate the Buyer’s (or its affiliates’) obligations, in each case, pursuant to the terms of the Acquisition Agreement;

(b) the terms of the Facilities Documentation and the Closing Deliverables will be subject to the Documentation Principles, will contain no conditions to the initial funding of the Facilities other than the Financing Conditions, and in any event will be in a form such that they do not impair the availability of the Facilities on the Closing Date if the Financing Conditions are satisfied (or waived by the Lead Arrangers); it being understood that, (i) the attachment and perfection of any lien on Collateral (other than Collateral consisting of personal property) securing a secured facility is not a condition precedent to the availability of any Facility, will not affect the size of any Facility and will not result in a default under any Facility and (ii) if any lien on personal property Collateral securing a secured Facility does not attach or become perfected on the Closing Date after your use of commercially reasonable efforts to do so, such attachment or such perfection will not constitute a condition precedent to the availability of any Facility, will not affect the size of any Facility and will not result in a default under any Facility, but will be required within 90 days after the Closing Date (subject to extensions agreed to by the Administrative Agents in their reasonable discretion); provided that the foregoing will not limit the conditions precedent set forth in Sections 5(b) and 5(d) of Exhibit E hereto, including requiring the authorization of “all asset” UCC and PPSA filings and delivery of certain equity securities constituting Collateral, in each case, with customary stock powers executed in blank; and

(c) there are no conditions (implied or otherwise) to the commitments and agreements hereunder (including compliance with the terms of the Commitment Papers or the Facilities Documentation), other than the Financing Conditions, and upon satisfaction (or waiver by the Lead Arrangers) of the Financing Conditions, each of the Administrative Agents and the Initial Lenders and each other party thereto will execute and deliver the Facilities Documentation for such Facilities to be funded on the Closing Date to which it is a party and the initial funding under such Facilities will occur.

“Acquisition Agreement Representations” means such of the representations and warranties made by the Acquired Business with respect to the Acquired Business in the Acquisition Agreement to the extent a breach of such representations and warranties is material and adverse to the interests of the Lenders (in their capacities as such).

“Specified Representations” means the representations and warranties of the Borrower and Holdings set forth in the Facilities Documentation relating to their organizational existence, organizational power and authority (only as to execution, delivery and performance of the applicable Facilities Documentation and the extensions of credit thereunder), their due authorization, execution, delivery and enforceability (against them) of the applicable Facilities Documentation, solvency on a consolidated basis as of the Closing Date after giving effect to the Transactions (consistent with the solvency certificate attached to this Commitment Letter), no conflicts of Facilities Documentation with their charter documents (as in effect upon consummation of, or immediately after consummation of, the Acquisition and the adoption of any related resolutions), compliance of the Transactions with Federal Reserve margin regulations, the Investment Company Act, the Patriot Act, use of proceeds not violating the OFAC and FCPA and the creation, attachment and perfection of security interests in the Collateral (subject to Permitted Liens and the Certain Funds Provisions).

7.	Indemnification; Expenses.

You agree to indemnify and hold harmless each Commitment Party and its affiliates and controlling persons and the respective officers, directors, employees, partners, agents and representatives of each of the foregoing and their successors and permitted assigns (each, an “Indemnified Person”) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with the Commitment Papers, the Transactions or the Facilities, or any claim, litigation, investigation or proceeding (each, an “Action”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto and whether or not such Action is brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each such Indemnified Person, promptly after receipt of a written request, together with customary backup documentation in reasonable detail, for any reasonable and documented out-of-pocket legal expenses (limited to one counsel for all Indemnified Persons taken as a whole and, if reasonably necessary, a single local counsel for all Indemnified Persons taken as a whole in each relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the case of any actual or perceived conflict of interest between Indemnified Persons where the Indemnified Persons affected by such conflict inform you of such conflict, one additional counsel in each relevant material jurisdiction to each group of affected Indemnified Persons similarly situated, taken as a whole) or other reasonable and documented in reasonable detail out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent (a) resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any Related Indemnified Persons (as defined below) of such Indemnified Person, (b) arising from a material breach of the obligations of such Indemnified Person or any Related Indemnified Persons of such Indemnified Person under the Commitment Papers or the Facilities Documentation, including the failure to fund the Facilities upon satisfaction or waiver of the Financing Conditions (in the case of clauses (a) and (b), as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (c) arising from any dispute among Indemnified Persons or any Related Indemnified Persons of the foregoing other than any Actions against any Commitment Party in its collective capacities or in fulfilling its role as an Initial Lender, Lead Arranger, Administrative Agent or other agent role under any Facility and other than any claims arising out of any act or omission on the part of you or any of your affiliates. Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund and return promptly any and all amounts paid under the indemnification provisions of this Commitment Letter to such Indemnified Person and its Related Indemnified Persons for any such losses, claims, damages, liabilities or expenses to the extent such Indemnified Person and its Related Indemnified Persons is not entitled to payment of such amounts in accordance with the terms hereof as finally determined by a final, non-appealable judgment of a court of competent jurisdiction, and, to the extent not a party hereto, the agreement of an Indemnified Party to this provision is a condition to the indemnity provided herein. Notwithstanding any other provision of this Commitment Letter, except to the extent resulting from the willful misconduct, bad faith or gross negligence of (or material breach of the Commitment Papers by) such Indemnified Person or any Related Indemnified Persons of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (a) no Indemnified Person will be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including the Platform) and (b) neither any Indemnified Person, nor Buyer or the Acquired Business (or any of their respective directors, officers, employees, controlling persons, controlled affiliates or agents) will be liable for any indirect, special, punitive or consequential damages in connection with the Commitment Papers, the Facilities, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities or other transactions related to the Facilities; provided that this sentence shall not limit your indemnification or reimbursement obligations set forth herein to the extent such special, indirect, punitive or consequential damages are included in any third-party claim in connection with which such Indemnified Person is entitled to indemnification hereunder. Notwithstanding anything in the Commitment Papers, you will have no obligation to indemnify any Indemnified Person for income taxes, franchise taxes or branch profits taxes incurred by such person in connection with the fees or other compensation such person receives in connection with the Commitment Papers, in each case as a result of any present or former connection between such Indemnified Person and the relevant taxing jurisdiction (other than a connection arising solely as a result of this Commitment Letter, the Fee Letter, the Engagement Letter and/or any of the transactions contemplated thereunder). You will not be liable for any settlement of any Action effected without your prior written consent (such consent not to be unreasonably withheld or delayed (it being understood that consent withheld for failure of any of the conditions in the immediately succeeding sentence to be true is reasonable)), but, if settled with your written consent or if there is a final judgment in any such Actions, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the indemnification provisions of this Commitment Letter. You will not, without the prior written consent of an Indemnified Person, effect any settlement of any Action in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Actions and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

For purposes hereof, a “Related Indemnified Person” of an Indemnified Person means (a) any controlling person or controlled affiliate of such Indemnified Person, (b) the respective directors, officers, or employees of such Indemnified Person or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnified Person or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnified Person, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation or syndication of this Commitment Letter and the Facilities.

Upon and subject to the occurrence of the Closing Date and the initial funding of the Facilities, you agree to reimburse each Commitment Party for its reasonable and documented in reasonable detail out-of-pocket expenses (including expenses of each Commitment Party’s due diligence investigation, syndication expenses, travel expenses and reasonable and documented out-of-pocket fees, disbursements and other charges of the single counsel to the Commitment Parties identified in the Term Sheet and, if reasonably necessary, of a single local counsel to the Commitment Parties in each relevant material jurisdiction, which may be a single local counsel acting in multiple material jurisdictions and in the case of any actual or perceived conflict of interest, one additional counsel in each relevant material jurisdiction), in each case, incurred solely in connection with due diligence and the preparation, negotiation, execution and delivery of the Commitment Papers and the Facilities Documentation and any related definitive documentation (collectively, the “Expenses”). For the avoidance of doubt, you will not be required to reimburse the Commitment Parties for any Expenses in the event the Closing Date does not occur. You acknowledge that the Commitment Parties may receive a benefit, including, without limitation, a discount, credit or other accommodation, from any such counsel based on the fees such counsel may receive on account of their relationship with us, including without limitation, fees paid pursuant hereto. The foregoing provisions in this paragraph shall be superseded in each case, to the extent covered thereby, by the application provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect.

8.	Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities; Binding Obligations.

You acknowledge that each Commitment Party and its affiliates may be providing debt financing, equity capital or other services (including investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities, and financial planning and benefits counseling) to other companies in respect of which the Acquired Business may have conflicting interests. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to such other companies. You also acknowledge that we do not have any obligation to use, in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us or any of our respective affiliates from such other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether such Commitment Party has advised or is advising you on other matters, (b) each Commitment Party, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not, directly or indirectly, give rise to, nor do you rely on, any fiduciary duty on the part of such Commitment Party, and you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including equity holders, employees or creditors, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each Commitment Party and its affiliates are engaged in a broad range of transactions that may involve interests that differ from your and your affiliates’ interests and that such Commitment Party has no obligation to disclose such interests and transactions to you or your affiliates, (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate and (f) each Commitment Party has been, is and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity. In addition, each Commitment Party may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates in connection therewith information concerning the Acquired Business, and such affiliates will be entitled to the benefits afforded to, and subject to the obligations of (including, for the avoidance of doubt, confidentiality obligations), such Commitment Party under this Commitment Letter.

You further acknowledge that each Commitment Party and its affiliates may be a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, each Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for their respective own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Sponsors and the Acquired Business and other companies with which the Sponsors or the Acquired Business may have commercial or other relationships. With respect to any securities and/or financial instruments so held by each Commitment Party, its affiliates or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

You further acknowledge and agree that you are responsible for making your own independent judgment with respect to the Transactions and the process leading thereto. Additionally, you acknowledge and agree that we are not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You will consult with your own advisors concerning such matters and will be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby.

We represent and warrant that the Commitment Papers constitute our legally valid and binding obligation to provide services and perform our other obligations set forth herein and to fund the Facilities upon satisfaction or waiver of the Financing Conditions, in each case, enforceable at law and in equity in accordance with their terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally); provided that it is acknowledged and agreed by each party hereto that the initial funding of the Facilities will be subject solely to the Financing Conditions. You represent and warrant that the Commitment Papers constitute your legally valid and binding obligation, enforceable at law and in equity against you in accordance with their terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally); provided that nothing contained in the Commitment Papers obligates you or any of your affiliates to consummate any Transaction or to draw upon all or any portion of the Facilities.

You further acknowledge that MSSF and/or its affiliates have been retained by the Borrower as financial advisor (in such capacity, the “Borrower Financial Advisor”) in connection with the Acquisition. You agree to such retention, and further agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of each Borrower Financial Advisor and/or its affiliates, on the one hand, including with respect to arranging or providing financing for a competing bidder, and, on the other hand, our and our affiliates’ relationships with you described and referred to herein. You acknowledge that, in such capacity, each Borrower Financial Advisor may advise the Borrower in other manners adverse to the interests of the parties hereto. Each of the financial institutions hereto acknowledges (i) the retention of such entities as a Borrower Financial Advisor and (ii) that such relationship does not create any fiduciary duties or fiduciary responsibilities to such financial institution on the part of such entities or their affiliates.

9.	Assignments; Amendments; Governing Law, Etc.

This Commitment Letter and the commitments hereunder are not assignable (except assignments by us in connection with your exercise of the Designation Rights without the prior written consent of each other party hereto, and any attempted assignment without such consent will be null and void). This Commitment Letter is intended to be solely for the benefit of the parties hereto (and Indemnified Persons solely to the extent expressly set forth herein), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons solely to the extent expressly set forth herein) and is not intended to create a fiduciary relationship among the parties hereto. Any and all services to be provided by each Commitment Party hereunder may be performed by or through any of its affiliates or branches, and such affiliates and branches will be entitled to the benefits afforded to, and will be subject to the obligations of (including, for the avoidance of doubt, confidentiality obligations), such Commitment Party under this Commitment Letter. Except as otherwise set forth herein, this Commitment Letter may not be amended or any provision hereof waived or modified except in a writing signed by each Commitment Party and you. This Commitment Letter may be executed in any number of counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission (including in “.pdf” format) will be effective as delivery of a manually executed counterpart hereof. For purposes hereof, the words “execution,” “execute,” “executed,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and will not affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. The Commitment Papers supersede all prior understandings, whether written or oral, among you and us with respect to the Facilities and set forth the entire understanding of the parties hereto with respect thereto.

THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS COMMITMENT LETTER, WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of Material Adverse Effect (as defined in the Acquisition Agreement) and whether or not a Material Adverse Effect has occurred, including for purposes of the Financing Conditions, (b) the determination of the accuracy of any Acquisition Agreement Representation and whether as a result of any inaccuracy of any Acquisition Agreement Representation there has been a failure of a Financing Condition and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement will, in each case, be governed by, and construed and interpreted in accordance with, the laws governing the Acquisition Agreement as applied to the Acquisition Agreement, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

10.	WAIVER OF JURY TRIAL.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE ACQUISITION, THE TRANSACTIONS, THE COMMITMENT PAPERS OR THE PERFORMANCE BY US OR ANY OF OUR AFFILIATES OF THE SERVICES HEREUNDER OR THEREUNDER.

11.	Jurisdiction.

Each party hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court from any such court, in any suit, action, proceeding, claim or counterclaim arising out of or relating to the Commitment Papers or the Transactions, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such suit, action, proceeding, claim or counterclaim will be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, proceeding, claim or counterclaim arising out of or relating to the Commitment Papers or the Transactions in any court in which such venue may be laid in accordance with the preceding clause (a) of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, proceeding, claim or counterclaim in any such court and (d) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses above will be effective service of process against such party for any suit, action, proceeding, claim or counterclaim brought in any such court. Nothing in the Commitment Papers or the Transactions shall affect any right that we or any of our affiliates may otherwise have to bring any claim, action or proceeding relating to the Commitment Papers or the Transactions and/or the transactions contemplated hereby and thereby in any court of competent jurisdiction to the extent necessary or required as a matter of law to assert such claim, action or proceeding against any assets of you or any of your subsidiaries or enforce any judgment arising out of such claim, action or proceeding.

12.	Confidentiality.

This Commitment Letter is delivered to you on the understanding that neither the Fee Letter nor this Commitment Letter, or their terms or substance, may be disclosed by you to any other person or entity, except

(a) to the Buyer, the SPAC, the Sponsors, any Investor or potential Investor and to your and their respective officers, directors, employees, affiliates, controlling persons, members, partners, equity holders, attorneys, accountants, representatives, agents and advisors on a confidential and need to know basis, (b) in connection with the exercise of your Designation Rights, (c) if each Commitment Party consents in writing to such proposed disclosure, (d) that the Term Sheets and the existence of this Commitment Letter (but not the Commitment Letter or any other contents of the Commitment Papers) may be disclosed to any rating agency in connection with the Transactions or (e) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so); provided that you may disclose (i) the aggregate amount of the fees (including upfront fees and OID) payable under the Fee Letter as part of generic disclosure regarding sources and uses (but without disclosing any specific fees set forth therein) in connection with any syndication of the Facilities or other marketing efforts for debt to be used to finance the Transactions, (ii) on a confidential basis, the Fee Letter and the contents thereof to your and the Acquired Business’ auditors and accounting and tax advisers for customary accounting and tax purposes, including accounting for deferred financing costs, (iii) the Commitment Papers in connection with the enforcement of your rights or remedies hereunder or under the Fee Letter, (iv) this Commitment Letter (but not the Fee Letter or the contents thereof) in any syndication of the Facilities or, after your acceptance of this Commitment Letter and the Fee Letter in accordance with their terms, other marketing efforts for any other financing of the Transactions, including a prospectus, offering memorandum or offering circular, or in connection with any public filing or proxy in connection with the Transactions or financing thereof, or as may otherwise be required by law and (v) this Commitment Letter and its contents (but not the Fee Letter or its contents) after your acceptance hereof to the extent that such information becomes publicly available other than by reason of improper disclosure by you or any of your affiliates in violation of any confidentiality obligations hereunder.

Each Commitment Party and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you and the contents of the Commitment Papers solely for the purpose of providing the services that are the subject of this Commitment Letter and will treat confidentially all such information and the Commitment Papers (including any market “flex” provisions); provided that the foregoing sentence will not prevent such Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case such Commitment Party agrees to inform you promptly thereof to the extent lawfully permitted to do so, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of any regulatory (including self-regulatory) audit or examination conducted by accountants or any governmental or regulatory authority exercising examination or regulatory authority), (b) upon the request or demand of any governmental, regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof to the extent lawfully permitted to do so prior to such disclosure, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of any regulatory audit or examination conducted by bank accountants or any governmental or regulatory authority exercising examination or regulatory authority), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates, (d) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, Holdings, the Company or the Sponsors, (e) to the extent that such information is independently developed by such Commitment Party without reliance on such information, (f) to such Commitment Party and its affiliates and its and their respective officers, directors, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions, are informed of the confidential nature of such information and are instructed to keep such information confidential, (g) except with respect to the Fee Letter and its contents, to bona fide prospective Lenders, participants or assignees or any bona fide potential counterparty (or its advisors) to any swap or derivative transaction relating to the Acquired Business or any of its subsidiaries or any of their respective obligations, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph) which agreement will be pursuant to customary syndication practice, (h) to ratings agencies, (i) for purposes of establishing a “due diligence” defense or (j) in connection with the enforcement of our rights hereunder or under the Fee Letter; provided that (i) the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants will be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and the Commitment Parties, including, without limitation, as agreed in any marketing materials) in accordance with the standard syndication processes of the Commitment Parties or customary market standards for dissemination of such type of information, which will in any event require “click through” or other affirmative actions on the part of the recipient to access such information and (ii) no such disclosure will be made to any person that was a Disqualified Lender on the date of such disclosure.

After the closing of the Transactions and at such Commitment Party’s expense, each Commitment Party may (i) after consultation with the Borrower, place advertisements in periodicals and on the Internet as it may choose and (ii) on a confidential basis, circulate promotional materials in the form of a “tombstone” or “case study” (and, in each case, otherwise describe the names of any of you or your affiliates and any other information about the Transactions, including the amount, type and closing date of the Facilities). In addition, the Commitment Parties may disclose the existence of the Facilities and the information about the Facilities to market data collectors, similar service providers to the lending industry, and service providers to such Commitment Party in connection with the administration and management of the Facilities.

The obligations under this Section 12 with respect to this Commitment Letter but not the Fee Letter will automatically terminate and be superseded by the confidentiality provisions in the Facilities Documentation (to the extent set forth therein) upon the execution and delivery of the Facilities Documentation and in any event will terminate on the first anniversary of the date of this Commitment Letter.

13.	Surviving Provisions.

The compensation (if applicable), syndication (if applicable), information (if applicable), indemnification, expense (if applicable), payment of fees (if applicable), confidentiality, jurisdiction, venue, governing law, no agency or fiduciary duty and waiver of jury trial provisions contained in the Commitment Papers will remain in full force and effect regardless of whether definitive financing documentation is executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder and the Lead Arrangers’ and other agents’ several agreements to provide the services described herein; provided that your obligations under the Commitment Papers, other than those relating to compensation, the syndication of the Facilities, information and confidentiality, will automatically terminate and be superseded by the Facilities Documentation (with respect to indemnification, to the extent covered thereby) upon consummation of the Transactions and the payment of all amounts owing at such time under the Commitment Papers.

14.	Patriot Act Notification.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each Commitment Party and each Lender is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower and each Guarantor that will allow such Commitment Party or such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to each Commitment Party and each Lender.

15.	Acceptance and Termination.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Lead Arrangers (or their designees) counterparts hereof and of the Fee Letter executed by you not later than 11:59 p.m., New York City time, on the fifth business day following the date of this Commitment Letter. The Commitment Party’s commitments hereunder and agreements contained herein will expire at such time in the event that the Commitment Party (or its designees) has not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the Financing Conditions are not satisfied or waived on or prior to the date that is ten (10) business days after the Termination Date (as defined in the Acquisition Agreement in effect as of the date hereof) or, if earlier, (a) the date on which you notify us in writing that the Acquisition Agreement has terminated in accordance with its terms and/or (b) the date of the consummation of the Acquisition (but not, for the avoidance of doubt, prior to the consummation thereof) with or without the funding or effectiveness of the Facilities, then this Commitment Letter and the commitments and undertakings of each Commitment Party hereunder will automatically terminate, unless such Commitment Party, in its discretion, agrees to an extension. The termination of any commitment pursuant to this paragraph will not prejudice your or our rights and remedies in respect of any breach or repudiation of the Commitment Papers.

[Signature Pages Follow]

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Matthew Curtin
Name: Matthew Curtin
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Matthew Curtin
Name: Matthew Curtin
Title: Managing Director

[Signature Page to Project Catapult Commitment Letter]

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Brendan MacBride
Name: Brendan MacBride
Title: Authorized Signatory

[Signature Page to Project Catapult Commitment Letter]

DEUTSCHE BANK NEW YORK BRANCH

By:	/s/ Sandeep Desai
Name: Sandeep Desai
Title: Managing Director

By:	/s/ Manfred Affenzeller
Name: Manfred Affenzeller
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Sandeep Desai
Name: Sandeep Desai
Title: Managing Director

By:	/s/ Manfred Affenzeller
Name: Manfred Affenzeller
Title: Managing Director

[Signature Page to Project Catapult Commitment Letter]

Accepted and agreed to as of the date first written above:

ADVANTAGE SALES & MARKETING INC.

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

[Signature Page to Project Catapult Commitment Letter]

CONFIDENTIAL	EXHIBIT A

Project Catapult

$400 million ABL Facility

$2,100 million First Lien Term Facility

“Transaction Description”1

It is intended that:

(a) The Buyer, which will be formed at the direction of Conyers Park II Acquisition Corp. (the “SPAC”), will, directly or indirectly, acquire (the “Acquisition”) the Acquired Business pursuant to the Agreement and Plan of Merger, between the Buyer, the SPAC, Advantage Solutions Inc. and Karman Topco, L.P. (including all schedules, annexes and exhibits thereto, and as amended or modified from time to time in a manner that would not result in a failure of the condition precedent set forth in paragraph 1 of the Conditions Annex, the “Acquisition Agreement”);

(b) The SPAC, the Sponsors, members of management of the Acquired Business and other equity investors (collectively, the “Investors”) will, directly or indirectly, contribute to the Buyer (or a direct or indirect parent of the Buyer) cash and/or rollover equity in exchange for common or preferred equity constituting Disqualified Equity Interests (as defined in the First Lien Documents) of the Borrower (or such direct or indirect parent), which, with respect to any preferred equity of the Borrower, if any, will be on terms reasonably acceptable to the Lead Arrangers (the “Equity Contribution”). Any such parent will contribute, or cause to be contributed, all such cash and equity to the Borrower immediately after the initial funding of the Facilities and the consummation of the merger. The aggregate amount of the Equity Contribution will represent not less than 35% (the “Minimum Equity Contribution”) of the sum of (i) the aggregate principal amount of the loans funded under the ABL Facility on the Closing Date, other than letters of credit and amounts borrowed to cash collateralize letters of credit, to fund any OID or fees pursuant to the “market flex” provisions of the Fee Letter or to fund working capital, (ii) the aggregate principal amount of the term loans borrowed under the First Lien Term Facility on the Closing Date (and the gross cash proceeds of any debt securities issued by the Borrower on or prior to the Acquisition Date in lieu of the First Lien Term Facility), and (iii) the amount of such cash and fair market value of rollover equity contributed, in each case, on the Closing Date; provided that the amount of any First Lien Flex Increase (as defined in the Fee Letter) will be excluded;

(c) The Borrower will:

•

obtain $400 million (or such lower amount as the Borrower may request) in commitments under a senior secured asset-based credit facility (the “ABL Facility”) having the terms materially consistent with those set forth in the Summary of Principal Terms and Conditions attached to this Commitment Letter as Exhibit B, including the terms of Exhibits C, D and F incorporated therein (the “ABL Term Sheet”);

•

obtain $2,100 million (or such lower amount as the Borrower may request and as such amount may be increased pursuant to a First Lien Flex Increase (as defined in the Fee Letter)) in aggregate principal amount of senior secured term loans (the “First Lien Term Facility”), having terms materially consistent with those set forth on the term sheet attached to the Commitment Letter as Exhibit C, including the terms of Exhibits B, D and F incorporated therein (the “First Lien Term Sheet” and, together with the ABL Term Sheet, and the Financing Conditions set forth as Exhibit F and the Certain Definitions set forth as Exhibit E, the “Term Sheets” and each, a “Term Sheet); provided that the

[1]

All capitalized terms used but not defined in this exhibit have the meanings given to them in the Commitment Letter to which this exhibit is attached, including the other exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this exhibit is determined by reference to the context in which it is used.

aggregate principal amount of the First Lien Term Loans to be funded on the Acquisition Date shall be reduced on a dollar-for-dollar basis by the gross cash proceeds of any debt securities issued by the Borrower on or prior to the Acquisition Date, which gross cash proceeds are available to consummate the Transactions on the Acquisition Date (a “First Lien Term Loan Decrease”); and

(d) The proceeds of the Equity Contribution, the initial borrowing under the ABL Facility (if any), the initial borrowing under the First Lien Term Facility and cash on hand at the Company and its subsidiaries on the Closing Date will be applied on the Closing Date to:

(i) finance the repayment of debt of the Acquired Business (and termination of commitments thereunder and release of all guarantees, liens and security interests related thereto) with respect to which the Acquisition Agreement requires the delivery of a payoff letter (the “Refinancing”); and

(ii) pay fees, costs and expenses related to the Transactions (such fees, costs and expenses, the “Transaction Costs”) and make such other payments as are contemplated on the Term Sheets.

The transactions described above, together with the transactions related thereto, are collectively referred to herein as the “Transactions.” The Term Sheets, which contain all material terms related to the Facilities, are the result of extensive negotiations among the parties hereto and the terms set forth therein are an integral and necessary part of the Transactions. The Transactions as a whole, including the Acquisition, constitute a unique opportunity for the SPAC and the Borrower. For purposes of the Commitment Papers, (i) “Acquisition Date” means the date or time that the Acquisition is consummated pursuant to the terms of the Acquisition Agreement, (ii) “Closing Date” means the date the initial funding under (a) the ABL Facility and (b) the First Lien Term Facility, and (iii) “Facilities” means, collectively, the ABL Facility and the First Lien Term Facility and “Facility” means either of them. All references to (a) “dollars” and “$” are to the lawful currency of the United States of America and (b) “Alternative Currencies” means currencies other than dollars from time to time agreed by the Borrower, the applicable Administrative Agent and (i) if in connection with the ABL Facility or any Incremental ABL Facility, the ABL Lenders (including the lenders providing such Incremental ABL Facility, if applicable), the Swingline Lender and the Issuing Banks and (ii) if in connection with any Incremental First Lien Term Facility, the lenders providing such Incremental First Lien Term Facility.

CONFIDENTIAL	EXHIBIT B

Project Catapult

$400 million ABL Facility

Term Sheet1

Borrower:	Advantage Sales & Marketing Inc. (the “Borrower”) and a wholly-owned direct subsidiary of a domestic entity (“Holdings”).

Lead Arrangers:	BofA Securities, MSSF and DBSI and such other arrangers appointed by the Borrower pursuant to the terms of the Commitment Letter (together with their designated affiliates, the “Lead Arrangers”).

Administrative Agent and Collateral Agent:	Bank of America will act as sole administrative agent and sole collateral agent (in such capacities, the “ABL Administrative Agent”) for the ABL Lenders (as defined below) providing the ABL Facility as described in this Term Sheet.

Transactions:	As described in the “Transaction Description” attached to the Commitment Letter.

Lenders:	Bank of America or its affiliate(s), MSSF or its affiliate(s) and DBSI or its affiliate(s) and a syndicate of financial institutions and other lenders (the “ABL Lenders”) arranged by the Lead Arrangers and reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed), including Relationship Lenders and excluding Disqualified Lenders.

ABL Facility:	A senior secured asset-based credit facility in an aggregate principal amount equal to $400 million (the “ABL Facility” and the loans thereunder the “ABL Loans”). Amounts under the ABL Facility will initially be available in U.S. dollars and Canadian dollars and, after the Closing Date, in U.S. dollars, Canadian dollars and other Alternative Currencies agreed to by the Administrative Agent, the Borrower and each ABL Lender providing such loans.

Letters of Credit:	An amount equal to $150 million (or such higher amount as the Borrower and the ABL Lenders may agree) of the ABL Facility will be available to the Borrower in the form of letters of credit. Letters of credit will be issued by each of the ABL Lenders (pro rata based on their respective commitments thereunder) (in such capacity, the “Issuing Banks”). Each letter of credit will be denominated in U.S. dollars, Canadian dollars or an Alternative Currency and, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, will expire not later than the earlier of (a) twelve months after its date of issuance and (b) the fifth business day prior to the final maturity of the ABL Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to twelve months on customary terms (which in no event will

[1]

All capitalized terms used but not defined in this exhibit have the meanings given to them in the Commitment Letter to which this exhibit is attached, including the other exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this exhibit is determined by reference to the context in which it is used.

extend beyond the date referred to in clause (b) above unless cash collateral or other assurances have been provided to the applicable Issuing Bank). Drawings under any letter of credit will be reimbursed by the Borrower within one business day or if not reimbursed will automatically increase the ABL Loans. Notwithstanding the foregoing, unless otherwise agreed by an ABL Lender in its sole discretion, such ABL Lender (in its capacity as an Issuing Bank) shall not be required to issue letters of credit other than standby letters of credit. The face amount of any outstanding letter of credit (and, without duplication, any unpaid drawing in respect thereto) will reduce availability under the ABL Facility on a dollar-for-dollar basis.

Swingline Facility:	In connection with the ABL Facility, the ABL Administrative Agent (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to $40 million (or such higher amount as the Borrower and the ABL Administrative Agent may agree). Except for purposes of calculating the commitment fee described below, any such swingline borrowings will reduce availability under the ABL Facility on a dollar-for-dollar basis. The Lenders will be unconditionally obligated to purchase participations in any swingline loan pro rata based upon their commitments under the ABL Facility.

Incremental ABL Facilities:

The ABL Loan Documents will permit the Borrower to increase commitments under the ABL Facility (any such increase, an “Incremental ABL Facility”) in minimum amounts consistent with the ABL Documentation Principles.

The aggregate principal amount of Incremental ABL Facilities outstanding on any date commitments with respect to such facilities are received may not exceed the greater of (i) $175 million and (ii) the Borrowing Base then in effect.

The Incremental ABL Facilities will be available at the request of the Borrower with consent required only from those lenders that agree, in their discretion, to participate in such Incremental ABL Facility. Lenders providing an Incremental ABL Facility will be reasonably acceptable to (a) the Borrower, (b) the ABL Administrative Agent, and (c) the Issuing Banks and Swingline Lenders (but, in each case of clauses (b) and (c), only to the extent such person would otherwise have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).

The incurrence of indebtedness under an Incremental ABL Facility will be subject to only the following conditions and to any other conditions agreed between the lenders under the Incremental ABL Facility and the Borrower, measured on the date commitments with respect to such facilities are received, in each case subject to the Borrower’s LCA Election rights: (i) no event of default will have occurred and be continuing or would result therefrom, and (ii) all representations and warranties must be true and correct in all material respects immediately prior to, and after giving effect to, the incurrence of such Incremental Facility; provided that if such incurrence is in connection with a

Permitted Acquisition, Acquisition Transaction (to be defined in a manner consistent with the First Lien Documentation Principles) or other permitted investment or acquisition (collectively, “Permitted Investments”, and each a “Permitted Investment”) the condition set forth in clause (i) may be waived by the providers of any such Incremental ABL Facility (other than an event of default resulting from non-payment of principal or interest under the ABL Facilities or bankruptcy of the Borrower (such events of default, “Specified Events of Default”)) and the condition set forth in clause (ii) may be made subject to customary “certain funds” provisions; provided that, for the avoidance of doubt, any Borrowing Base requirement shall be satisfied according to the terms hereof without regard to the “certain funds” provisions.

The ABL Loan Documents will also require that, except with respect to any commitment, arrangement, upfront or similar fees that may be agreed to among the Borrower and the lenders providing such Incremental ABL Facility, all other terms of any Incremental ABL Facility shall be on terms and pursuant to documentation applicable to the ABL Facility.

The ABL Loan Documents may be amended as may be necessary to give effect to any Incremental ABL Facility with the consent of the Borrower and lenders providing such Incremental ABL Facility.

Purpose:

The letters of credit and proceeds of the ABL Loans will be used by the Borrower and its restricted subsidiaries on and after the Closing Date for working capital and general corporate purposes (including permitted acquisitions and other transactions not prohibited by the ABL Loan Documents); provided that the amount of drawings under ABL Facility on the Closing Date will be limited as set forth in the following paragraph; provided further that the amount of drawings under the ABL Facility on and after the Closing Date will be limited as set forth under the caption “Availability”.

Loans and letters of credit under the ABL Facility shall be made available on and after the Closing Date (subject to the Closing Borrowing Base or, if a Borrowing Base Certificate shall have been delivered, the Borrowing Base, as applicable; provided that, for the avoidance of doubt, availability shall always be subject to either the Closing Borrowing Base or the Borrowing Base); provided, further, that on the Closing Date, the amount of drawings under the ABL Facility will be limited to $50 million plus the sum of the following amounts (i) for replacing and/or backstopping existing letters of credit and refinancing any revolving facility of the Company or its subsidiaries (with respect to any such refinancing of any revolving facility in an amount not to exceed $50 million in the aggregate), (ii) to finance working capital needs on the Closing Date, (iii) to fund any OID or fees pursuant to the “market flex” provisions in the Fee Letter and (iv) an additional amount (not to exceed $100 million) equal to the redemptions of equity of the SPAC.

Letters of credit will be used by the Borrower for general corporate purposes, including supporting transactions not prohibited by the First Lien Loan Documents.

ABL Documentation Principles:

The definitive documentation for the ABL Facility (the “ABL Loan Documents”) will (a) be initially prepared by counsel to the Borrower, (b) contain only the terms and conditions set forth in this Exhibit B, (c) reflect the operational and strategic requirements of the Borrower and its subsidiaries in light of their consolidated capital structure, size, geographic location, businesses and business practices, operations, financial accounting, matters disclosed in the Acquisition Agreement and the proposed business plan (including the sponsor model dated as of August 5, 2020 (the “Sponsor Model”) and investment thesis) and the industry and practices of Borrower, in each case, after giving effect to the Transactions, (d) be consistent with the proposed business plan, Sponsor Model and projections, in each case delivered to the Commitment Parties prior to the date of the Commitment Letter, (e) be based on, and, with respect to non-ABL Facility terms, no less favorable (except as expressly set forth in this Exhibit B) to, the Company and its subsidiaries than the documentation for the First Lien Term Facility as set forth on Exhibit C (provided that terms specific to asset based revolving facilities shall be based on, and giving due regard to, those set forth in the draft documentation dated as of February 20, 2020 previously provided to you titled “ABL Revolving Credit Agreement” by and among Karman Intermediate Corp. as Holdings, Advantages Sales & Marketing Inc. as the Borrower (the “ABL Identified Precedent”), (f) contain those covenant “baskets” and exceptions set forth in the documentation for the First Lien Term Facility (except to the extent expressly set forth in this Exhibit B, including for the avoidance of doubt replacement of unlimited incurrence ratios (other than debt and liens) and any available amount builder basket with baskets based on Payment Conditions); provided, the ABL Loan Documents will be modified as necessary (i) (x) to take into account any changes in law or accounting standards and (y) to reflect customary modifications to the operational and agency provisions to reflect the requirements of the ABL Administrative Agent and (ii) to reflect customary provisions relating to the Canadian Loan Parties (as defined below). The foregoing is referred to herein, collectively, as the “ABL Documentation Principles.” Capitalized terms used but not defined in this Term Sheet shall have meanings given to them in the documentation for the First Lien Term Facility as set forth on Exhibit C (or with respect to capitalized terms specific to asset-based revolving facilities, consistent with the ABL Documentation Principles). The ABL Loan Documents will contain only those payment provisions, conditions to borrowing, mandatory prepayments, representations and warranties, covenants, events of default and guarantee and collateral provisions expressly set forth in this Exhibit B, in each case, applicable to the Borrower and its restricted subsidiaries to the extent set forth herein (and to the extent set forth below, Holdings) and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the ABL Documentation Principles.

For purposes of the ABL Loan Documents, if any “market flex” provisions are exercised with respect to the First Lien Term Facility, whether before or after the Closing Date, the applicable incurrence based covenant levels based on leverage shall be adjusted in the ABL Loan

Documents (or pursuant to an amendment thereto, which shall require only the consent of the Borrower and the First Lien Administrative Agent) in order to make corresponding adjustments to account for additional indebtedness and any OID or upfront fees and to maintain the agreed cushions and/or reflect the adjusted “Closing Date” leverage levels (or offset thereto) resulting from the exercise of such “market flex” terms.

Availability:	Loans under the ABL Facility will be available, subject to the Closing Borrowing Base or Borrowing Base, as applicable, at any time prior to the final maturity of the ABL Facility, in minimum principal amounts consistent with the ABL Documentation Principles; provided that the aggregate amount of borrowings on the Closing Date shall be limited as set forth under the heading “Purpose” above. Amounts repaid under the ABL Facility may be reborrowed, subject to the then-applicable Closing Borrowing Base or Borrowing Base, as applicable.

Closing Borrowing Base:	The borrowing base for purposes of drawings and letters of credit under the ABL Facility on the Closing Date (the “Closing Borrowing Base”) will be equal to $250 million. The Closing Borrowing Base shall be in effect until the earlier of (i) 90 days after the Closing Date and (ii) receipt by the ABL Administrative Agent of (and reasonable opportunity to review) an initial field examination consistent with the ABL Documentation Principles and a Borrowing Base Certificate with respect thereof; provided, that in the event that the ABL Administrative Agent has not received such initial field examination within 90 days after the Closing Date, the Borrowing Base (as defined below) shall be deemed to be $0 until such initial field examination appraisal (and a Borrowing Base Certificate with respect thereof) is delivered.

Borrowing Base:

Subject to receipt by the ABL Administrative Agent of the initial field examination, the borrowing base (the “Borrowing Base”) at any time shall equal the sum of the following:

(a) (i) in the case of investment grade eligible billed receivables, 90% of the dollar equivalent of the face amount of such eligible receivables of the Loan Parties; (ii) in the case of other eligible billed receivables, 85% of the dollar equivalent of the face amount of such eligible receivables of the Loan Parties; and (iii) in the case of eligible unbilled receivables, 75% of the dollar equivalent of the face amount of such eligible receivables of the Loan Parties (in each case, calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time, but without duplication of eligibility criteria or Reserves), provided that the amount calculated pursuant to clause (iii) shall not exceed 30% of the Borrowing Base at any time;

plus

(b) 100% of qualified cash of the Loan Parties (which shall be in a blocked account of the ABL Administrative Agent, or in a blocked account at another institution reasonably acceptable to the ABL Administrative Agent subject to customary reporting in connection with (i) the delivery of a borrowing base certificate, (ii) any request for a credit extension and (iii) any action incurred in reliance on the Payment Conditions (as defined below)); minus

(d) Eligible Reserves (as defined below).

Eligibility criteria for eligible receivables and qualified cash included in the Borrowing Base shall be set forth in the ABL Loan Documents in a manner consistent with the ABL Documentation Principles.

The Borrowing Base will be computed by the Borrower monthly (or more frequently if the Borrower in its sole discretion shall so elect and, if so elected, continued on such basis for at least 60 consecutive days), and a certificate (the “Borrowing Base Certificate”) presenting the Borrower’s computation of the Borrowing Base will be delivered to the ABL Administrative Agent no event later than the 20th day following the end of each calendar month; provided, however, that (i) while any Delivery Condition (as defined below) applies, the Borrower will be required to compute the Borrowing Base and deliver a Borrowing Base Certificate on a weekly basis by Thursday of the following week for so long as such Delivery Condition applies and (ii) during the continuance of a Specified Default, the Borrower will be required to compute the Borrowing Base and deliver a Borrowing Base Certificate as frequently as reasonably requested by the ABL Administrative Agent (but not more frequently than on a weekly basis) and only for so long as such Specified Default is continuing.

“Delivery Condition” means (a) the period from the date that Specified Excess Availability shall have been less than the greater of (i) $31.25 million and (ii) 12.5% of the Maximum Borrowing Amount for five consecutive business days to the date that Specified Excess Availability shall have been no less than the greater of (i) $31.25 million and (ii) 12.5% of the Maximum Borrowing Amount for twenty consecutive calendar days.

“Maximum Borrowing Amount” shall mean the lesser of (a) the aggregate amount of the aggregate Revolving Commitments at such time and (b) the Borrowing Base then in effect.

Any Current Asset Collateral subject to a first lien (other than permitted liens) in favor of the ABL Administrative Agent (“Acquired Asset Borrowing Base”) acquired by any Loan Party in a permitted acquisition shall be immediately included in the Borrowing Base applying eligibility and reserve criteria consistent with those applied to the calculation of the Borrowing Base; provided, that (i) prior to completion of a field examination with respect to any such acquired Current Asset Collateral, the applicable Acquired Asset Borrowing Base shall be limited to 20% of the Borrowing Base and (ii) in the event that the ABL Administrative Agent has not received such initial field examination within 90 days after the date of any such acquisition, the applicable Acquired Asset Borrowing Base shall be deemed to be $0 until such initial field examination is delivered.

The ABL Administrative Agent will have the right to establish and modify Eligible Reserves against the Borrowing Base assets in its Permitted Discretion, with five business days prior written notice to the

Borrower (which notice will include a reasonably detailed description of the reserve being established). During such five business day period, the ABL Administrative Agent will, if requested, discuss any such reserve or change with the Borrower, and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such reserve or change no longer exists or exists in a manner that would result in the establishment of a lower reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to the ABL Administrative Agent; provided that the Borrower shall not be permitted to request any credit extension during such notice period if it would result in the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility to exceed the Maximum Borrowing Amount after giving pro forma effect to the implementation of such reserve. For purposes of the foregoing, “Eligible Reserves” means amounts that the ABL Administrative Agent may from time to time establish in accordance with the ABL Documentation Principles; provided that they are established in a manner that reflects changes in the ability of the ABL Administrative Agent to realize upon the Collateral included in the Borrowing Base.

“Permitted Discretion” means reasonable credit judgment in accordance with customary business practices for comparable asset-based lending transactions; provided that, as it relates to the establishment of new reserves (other than reserves that are expressly included in the definition of “reserves” (to be defined in the ABL Loan Documents in a manner consistent with the ABL Documentation Principles)) or the adjustment or imposition of exclusionary criteria, Permitted Discretion will require that (a) such establishment, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the ABL Administrative Agent after the Closing Date or are materially different from facts or events known to the ABL Administrative Agent on the Closing Date, (b) the amount of any such reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of changes in the ability of the ABL Administrative Agent to realize upon the Collateral included in the Borrowing Base and (c) no reserves or changes will be duplicative of reserves or changes already accounted for through eligibility criteria (including collection/advance rates).

“Specified Default” shall mean any payment or bankruptcy event of default with respect to the Loan Parties under the ABL Facility, any event of default arising from failure to comply with the financial covenant, any event of default arising from a failure to deliver a Borrowing Base Certificate or any material misrepresentation therein or any event of default arising from a failure to comply with the cash management provisions, in each case, when required and after the expiry of any applicable cure period.

The eligibility criteria for receivables shall be consistent with the ABL Documentation Principles; provided that: the time-based exclusion shall apply to accounts with respect to which more than 120 days have elapsed from the original invoice date thereof or which is more than 60 days past due after the original due date, except that up to $30.0 million of receivables with respect to which more than 120 days, but not more than 150 days, have elapsed from the original invoice date shall be deemed eligible.

Ranking:	The obligations under the ABL Facility and the ABL Guarantees (as defined below) will be senior obligations of the Loan Parties and secured by the following: (a) a first-priority security interest in the Current Asset Collateral and (b) a second-priority security interest in the Fixed Asset Collateral. The lien priority, relative rights and other creditors’ rights in respect of the Collateral securing the ABL Facility and the First Lien Term Facility will be set forth in one or more customary intercreditor agreements (the “Intercreditor Agreements”), which shall be reasonably satisfactory to the Borrower and the ABL Administrative Agent. For the avoidance of doubt, the Intercreditor Agreements will (i) permit additional secured indebtedness of the Loan Parties, which indebtedness is permitted to be incurred and secured (including with respect to the lien priority thereof) pursuant to the terms of the ABL Loan Documents and the First Lien Loan Documents, (ii) permit refinancing indebtedness in respect of the ABL Facility and the First Lien Term or any of the foregoing permitted additional secured indebtedness referenced in clause (i), (iii) not impose any restrictions on amendments of the ABL Loan Documents and the First Lien Loan Documents (other than amendments which would conflict with the Intercreditor Agreements) and (iv) otherwise contain usual and customary terms reasonably acceptable to the Borrower and the other secured parties party thereto.

“Current Asset Collateral” shall mean Collateral comprising (i) accounts receivable (except to the extent constituting proceeds of Fixed Asset Collateral), (ii) inventory, (iii) deposit accounts, securities accounts and commodities accounts (including all cash or other funds on deposit therein, except any such accounts which hold solely identifiable proceeds of Fixed Asset Collateral) and (iv) general intangibles (other than intellectual property, capital stock and intercompany loans), chattel paper, instruments, documents, commercial tort claims, letter of credit rights, supporting obligations, and other assets, in each case to the extent related to the foregoing clauses (i), (ii) or (iii) and that are owned by a Loan Party or in which a Loan Party otherwise has rights, but not, for the avoidance of doubt, including capital stock of the Loan Parties and their subsidiaries.

“Fixed Asset Collateral” shall mean all Collateral of the Loan Parties other than the Current Asset Collateral (including, to the extent constituting Collateral, real property, intellectual property, equipment, a pledge of the capital stock of each Loan Party’s direct wholly-owned subsidiaries).

Interest Rates and Fees:	As set forth on Annex I to the Fee Letter.

Maturity:	The ABL Facility will mature on the 5th anniversary of the Closing Date and all outstanding amounts thereunder shall be due and payable on such date; provided that the ABL Loan Documents shall provide the right for the Borrower to extend commitments and/or outstandings under the ABL Facility pursuant to one or more tranches with only the consent of the respective extending ABL Lenders and the ABL Administrative Agent.

Guarantees:	All obligations of the Borrower under the ABL Facility and of the Borrower and its restricted subsidiaries under certain interest rate protection or other hedging arrangements (including with respect to currency) entered into with a person that is the ABL Administrative Agent or an ABL Lender or any affiliate of the ABL Administrative Agent or an ABL Lender at the time of entering into such arrangements (collectively, the “Hedging Arrangements”) and certain cash management arrangements entered into with a person that is the ABL Administrative Agent or a ABL Lender or any affiliate of any the ABL Administrative Agent or a ABL Lender at the time of entering into such arrangements (collectively, the “Cash Management Arrangements” and, together with the Hedging Arrangements, the “Secured Agreements”), will be unconditionally guaranteed jointly and severally on a senior secured basis (the “ABL Guarantees”) by Holdings and each existing and subsequently acquired or organized wholly-owned material U.S. and Canadian domestic subsidiary of the Borrower, subject to the ABL Documentation Principles and other than Excluded Subsidiaries (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors” and the Guarantors together with the Borrower, the “Loan Parties” and the Loan Parties organized in Canada, the “Canadian Loan Parties”). The ABL Facility Documentation will provide that the term “FSHCO” means any direct or indirect subsidiary of Holdings that has no material assets other than equity interests (or equity interests and indebtedness) of one or more non-U.S. subsidiaries of the Borrower (other than Canadian subsidiaries) that are “controlled foreign corporations” within the meaning of Section 957(a) of the Code or other FSHCOs. Neither the Acquired Business nor any of its subsidiaries will be Loan Parties prior to the consummation of the Acquisition and the initial funding of the Facilities.

Security:	Subject to the Certain Funds Provisions, the obligations of the Loan Parties in respect of the ABL Facility, the ABL Guarantees and the Secured Agreements will be secured jointly and severally (subject to permitted liens) by substantially all of the personal property of the Loan Parties, wherever located, now owned or hereafter acquired (collectively, the “Collateral”), with the priority as set forth under the heading “Ranking” above and on terms and conditions (including as to exceptions, grace periods, limitations and materiality thresholds) the same as those set forth in the Identified Precedent in accordance with the ABL Documentation Principles and the Security Agreement (as defined in the ABL Identified Precedent).

Cash Management/Cash Dominion:	The Borrower shall be required to obtain account control agreements on the primary U.S. and Canadian concentration accounts and other material deposit accounts consistent with the ABL Documentation Principles (and subject to exceptions consistent with the ABL Documentation Principles) of the Borrower and the ABL Guarantors within 90 days of the Closing Date (or such longer period as may be agreed by the ABL Administrative Agent). If such arrangements are not obtained within 90 days after the Closing Date, subject to extensions agreed to by the ABL Administrative Agent, the Borrower shall be required to move its bank accounts to the ABL Administrative Agent or another bank that has executed such control agreements.

During a Cash Dominion Period (as defined below) and after delivery of a written notice by the ABL Administrative Agent to the Borrower, all amounts in controlled concentration accounts (or in any other material deposit account which are not swept on a daily basis into a concentration account) will be swept into a collection account maintained with the ABL Administrative Agent and used to repay borrowings under the ABL Facility, subject to customary exceptions and thresholds (which shall include maintenance of funds by the Borrower and ABL Guarantors, subject to customary limitations consistent with the ABL Documentation Principles).

“Cash Dominion Period” means (a) the period from the date that Specified Excess Availability shall have been less than the greater of (i) $25 million and (ii) 10% of the Maximum Borrowing Amount for five consecutive business days to the date that Specified Excess Availability shall have been no less than the greater of (i) $25 million and (ii) 10% of the Maximum Borrowing Amount for twenty consecutive calendar days or (b) upon the occurrence and during the continuance of a Specified Default until such Specified Default has been cured or waived.

“Excess Availability” shall mean, at any time, the remainder of (a) the Maximum Borrowing Amount, minus (b) the sum of (i) aggregate principal amount of all ABL Loans (including Swing Line Loans) then outstanding and (ii) all amounts outstanding under letters of credit (including issued and undrawn letters of credit) at such time.

“Specified Excess Availability” means the sum of (a) Excess Availability at such time plus (b) Suppressed Availability (which shall not be less than zero) at such time.

“Suppressed Availability” means an amount, if positive, by which the Borrowing Base exceeds the aggregate amount of the commitments under the ABL Facility; provided, for the purposes of calculating Specified Excess Availability, Suppressed Availability shall not exceed 2.5% of the aggregate commitments under the ABL Facility at any time.

Mandatory Prepayments:	If at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the Maximum Borrowing Amount, then the Borrower will within one business day repay outstanding loans and cash collateralize outstanding letters of credit in an aggregate amount equal to such excess, with no reduction of the commitments.

Voluntary Prepayments and Reductions in Commitments:	Voluntary reductions of the unutilized portion of the ABL Facility commitments and prepayments of borrowings under the ABL Facility will be permitted at any time (subject to customary notice requirements) in minimum principal amounts consistent with the ABL Documentation Principles, without premium or penalty, subject to reimbursement of the ABL Lenders’ breakage and redeployment costs actually incurred in the case of a prepayment of Adjusted LIBOR borrowings prior to the last day of the relevant interest period.

Representations and Warranties:	Subject to the Certain Funds Provision and customary additions relating to the Canadian Loan Parties limited to the following (to be applicable to the Borrower and its restricted subsidiaries and, in certain cases, Holdings, and as qualified by disclosure schedules to be delivered by the Borrower on the Closing Date containing information necessary to make such representations and warranties accurate and complete on the Closing Date; provided that in the case of the Specified Representations, any such information on the disclosure schedule shall be reasonably acceptable to the ABL Administrative Agent): organization, existence, qualification and power; compliance with material laws; due authorization; no contravention with material laws and organizational documents; material governmental approvals; financial statements and financial projections; binding effect; accuracy of borrowing base certificates; no material adverse effect after the Closing Date; material litigation; material labor matters; ownership of material property; environmental matters; taxes; ERISA compliance; subsidiaries as of the Closing Date; margin regulations; Investment Company Act; disclosure; Patriot Act, FCPA and OFAC and other applicable sanctions and anti-corruption laws; insurance; material intellectual property; solvency on a consolidated basis as of the Closing Date consistent with the solvency certificate attached as Exhibit E; creation, validity and perfection of security interests in the Collateral (subject to permitted liens); use of proceeds and accuracy of Borrowing Base Certificates.

Conditions Precedent to Initial Borrowing on the Closing Date:	Limited to the Financing Conditions and subject to the Certain Funds Provision.

Conditions Precedent to Each Borrowing after the Closing Date:	Subject to any LCA Election rights, (i) delivery of notice of borrowing, (ii) accuracy of representations and warranties in all material respects; provided, that any such representation that is qualified as to “materiality” or “Material Adverse Effect” shall be accurate in all respects, (iii) absence of default or event of default and (iv) the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility does not exceed the Maximum Borrowing Amount; provided that, for the avoidance of doubt, the Borrowing Base availability shall be satisfied according to the foregoing clause (iv) without regard to the LCA Election rights.

Affirmative Covenants:	Subject to the First Lien Documentation Principles (including customary additions relating to the Canadian Loan Parties) and limited to the following (to be applicable to the Borrower and its restricted subsidiaries): delivery of annual audited financial statements within 120 days of the end of each fiscal year (which may include a “going concern” qualification relating to an anticipated or actual financial covenant default or to an upcoming maturity date) (provided that such requirement shall be within 150 days for the first fiscal year ending after the Closing Date) and delivery of unaudited quarterly financial statements (for the first three fiscal quarters of any fiscal year) within 60 days of the end of each such full fiscal quarter ending after the Closing Date (provided that such requirement shall be within 75 days for the first two such full fiscal quarters ending after the Closing Date), annual budgets (within 120 days of year-end) and compliance certificate (within five days after delivery of annual audit and quarterly financial statements, as applicable); Borrowing

Base certificates; notices of any default (and other material events that would reasonably be expected to have a material adverse effect); payment of material taxes; maintenance of existence; maintenance of properties; maintenance of insurance; compliance with material laws (including material environmental laws); Patriot Act, OFAC, FCPA and other applicable sanctions and anti-corruption laws; books and records; inspection rights of the ABL Administrative Agent (subject to limitations on frequency and cost reimbursement consistent with the ABL Documentation Principles and other than information subject to confidentiality obligations or attorney-client or other privilege); covenant to guarantee obligations and give security; further assurances as to security (including after-acquired property, it being understood that (except with respect to (i) requirements customarily delivered in connection with facilities of this type and (ii) the acquisition or formation of new material U.S. and Canadian domestic subsidiaries that are required to become Guarantors) periodic collateral reporting will be limited to once per fiscal year) and guarantees; designation of subsidiaries; change in nature of business; use of proceeds; cash management; the making and accuracy of the Company Specified Representations promptly after consummation of the Acquisition.

“Company Specified Representations” means the representations and warranties of the Company and each of its subsidiaries that is required to become a Guarantor upon consummation of the Acquisition set forth in the ABL Loan Documents relating to their organizational existence, organizational power and authority (only as to execution, delivery and performance of the ABL Loan Documents and the extensions of credit thereunder), their due authorization, execution, delivery and enforceability (against them) of the applicable ABL Loan Documents, solvency on a consolidated basis as of the Closing Date (consistent with the solvency certificate attached as Exhibit E hereto), no conflicts of the ABL Loan Documents with their charter documents (as in effect upon consummation of the Acquisition) or material law applicable to them, Federal Reserve margin regulations, the Investment Company Act, and the Patriot Act, use of proceeds not violating OFAC and FCPA, and creation, validity and perfection of security interests in the Collateral (subject to permitted liens and the Certain Funds Provisions).

In addition, the ABL Administrative Agent may conduct up to one field examination (each at the expense of the Borrower) during any calendar year; provided that (i) at any time after the date on which Specified Excess Availability has been less than the greater of (a) 17.5% of the Maximum Borrowing Amount and (b) $43.75 million for five consecutive business days, field examinations may be conducted (at the expense of the Borrower) two times during the next twelve months, and (ii) at any time during the continuation of an Event of Default, field examinations may be conducted (at the expense of the Borrower) as frequently as determined by the ABL Administrative Agent in its reasonable discretion.

Negative Covenants:	Subject to the ABL Documentation Principles (including customary additions relating to the Canadian Loan Parties) and limited to the following (to be applicable to the Borrower and its restricted subsidiaries and, with respect to the last covenant set forth below, Holdings, in each case, subject to exceptions (including for customary tax distributions), baskets and qualifications to consistent with the ABL Documentation Principles):

(a)   Liens: restricting liens securing indebtedness (with baskets for (i) liens securing Permitted Ratio Debt (to be defined in a manner consistent with the First Lien Documentation Principles) that is secured, (ii) assets of entities that become restricted subsidiaries, if such liens were not incurred in anticipation of such entity becoming a restricted subsidiary and so long as such liens do not encumber any assets of the Borrower or its restricted subsidiaries other than the assets acquired in such transaction, (iii) liens (1) on assets of entities that are not Loan Parties securing permitted obligations of entities that are not Loan Parties or (2) on assets that do not constitute Collateral, (iv) a general basket permitting liens, which may be pari passu with the liens securing the First Lien Term Facilities, securing obligations not to exceed the greater of 25% of Closing Date EBITDA or 25% of LTM Consolidated Adjusted EBITDA) and (v) $15mm in cash collateral to secure obligations under corporate credit card programs; provided that liens on Current Asset Collateral permitted under clauses (i) and (iv) above, in an amount in excess of $5 million in the aggregate, shall in each case be junior to liens on such Current Asset Collateral securing the ABL Facility (and subject to the Intercreditor Agreements).

(b)   Investments: restricting investments, with baskets for (i)investments in restricted subsidiaries and entities that become restricted subsidiaries in connection with such investment, subject to a cap of $100 million (with a corresponding percentage of LTM Consolidated Adjusted EBITDA) for investments in non-Loan Parties, (iii) acquisitions subject to no event of default having occurred and being continuing or would result therefrom at such time or, in the case of a limited condition transaction at the Borrower’s option, at the time of execution of a definitive permitted acquisition agreement, with a cap of $300 million (with a corresponding percentage of LTM Consolidated Adjusted EBITDA) for acquisitions in non-Guarantor entities, (v) a general basket of the greater of 100% of Closing Date EBITDA and 100% LTM Consolidated Adjusted EBITDA, (vi) investments in unrestricted subsidiaries not in excess of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA subject to no Specified Event of Default and (vii) unlimited investments subject to compliance with the Payment Conditions;

(c)   Indebtedness: restricting the incurrence of indebtedness, with baskets for (i) contribution indebtedness (at 2x the aggregate amount of cash contributed), (ii) Permitted Ratio Debt (to be defined in a manner consistent with the ABL Documentation Principles), subject to a cap of the greater of 50% of Closing Date EBITDA and 50% of LTM Consolidated Adjusted EBITDA for Permitted Ratio Debt incurred by non-Loan Parties (combined with the cap for Incremental Equivalent Debt incurred by non-Loan Parties), (iii) capital lease/

purchase money debt of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA, (iv) non-Loan Party debt of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA, (v) cash collateralized letters of credit, (vi) Incremental Equivalent Debt, (vii) debt incurred and/or assumed in connection with a Permitted Acquisition (subject only to those restrictions consistent with the ABL Documentation Principles), (viii) earnouts, seller notes and similar obligations without cap, (ix) a general basket of the greater of 75% of Closing Date EBITDA and 75% LTM Consolidated Adjusted EBITDA and (x) unsecured or subordinated debt so long as the Payment Conditions are satisfied;

(d)   Fundamental Changes: restricting certain mergers, liquidations and amalgamations;

(f)   Dispositions: restricting dispositions (other than issuances of equity of restricted subsidiaries), (i) a basket (the “General Asset Sale Basket”) for unlimited dispositions subject to receipt of fair market value and 75% cash consideration and subject to customary exceptions (including a basket for non-cash consideration that may be designated as cash consideration consistent with the ABL Documentation Principles), (ii) a de minimis basket for dispositions of property with a fair market value less than $10 million with respect to any transaction or series of related transactions or $30 million in the aggregate for all such transactions in any fiscal year, with unlimited rollover to subsequent fiscal years and (iii) a basket for receivables factoring of $25 million; provided that, dispositions of Borrowing Base assets outside the ordinary course of business and in excess of an amount to be agreed shall require that the Borrower deliver a Borrowing Base Certificate pro forma for such dispositions;

(g)   Restricted Payments: restricting certain dividends, distributions and other payments in respect of equity interests, with baskets for (i) management equity buybacks in an amount consistent with the ABL Documentation Principles, (ii) customary tax distributions, (iii) restricted payments not to exceed the sum of 6% of the proceeds of the SPAC IPO, 6% of any other new cash equity contributed to the Borrower in connection with the Transactions and 7% of the market capitalization of the applicable public company parent of the Borrower, (iv) distributions of investments in one or more unrestricted subsidiaries other than unrestricted subsidiaries whose assets consist solely of cash or cash equivalents received from a Loan Party, (v) a general basket of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA subject to no event of default, (vi) redemptions of equity of the SPAC made in connection with the Transactions and (vii) restricted payments subject to the satisfaction of the Payment Conditions;

(h)   Transactions with Affiliates: restricting certain transactions with affiliates of a Loan Party in excess of $20,000,000, with a basket for affiliated investments in debt and equity subject to a cap of 5.0% of the proposed or outstanding issue amount of such class of debt or equity and limitations on transactions with joint ventures to be set forth in the ABL Loan Documents;

(j) Negative Pledge: restricting the ability of a Loan Party to agree to restrictions on its ability to grant liens securing the ABL Facility;

(k)   Prepaying Junior Financing: restricting the ability of a Loan Party to prepay material indebtedness (in excess of a threshold consistent with the ABL Documentation Principles) that is expressly contractually subordinated in right of payment to the First Lien Term Facilities (“Junior Financing”) (other than in respect of a prepayment in anticipation of satisfying a payment, defeasance or similar obligation due within one year of such prepayment) with baskets for (i) AHYDO “catch-up” basket, (ii) permitted refinancings, (iii) mandatory prepayments or redemptions, closing or consent fees, indemnity and expense reimbursement, (iv) a general basket of the greater of 50% of Closing Date EBITDA and 50% of LTM Consolidated Adjusted EBITDA) and (v) prepayments subject to satisfaction of the Payment Conditions;

(j) Junior Financing Documents: restricting modifications to Junior Financing documents and organizational documents in a manner materially adverse to the First Lien Lenders (taken as a whole);

(k)   Passive Holding Company: restricting Holdings from engaging in any active trade or business other than through the Borrower and its subsidiaries;

(l) changes in fiscal year; and

(m) restrictions on subsidiary distributions and negative pledge clauses.

Subject to pro forma compliance with the Payment Conditions, the ABL Loan Documents will permit (a) acquisition and other Investments, (b) dividends, other payments in respect of capital stock and other restricted payments, (c) prepayments and voluntary redemptions of Junior Financing and (d) the incurrence of unsecured indebtedness; provided, that such debt does not mature on or prior to the date that is 91 days after the final maturity of the ABL Facility no amortization payments are made in cash on such debt.

“Payment Conditions” shall mean (i) no event of default has occurred and is continuing or would arise after giving effect to such transaction and (ii) either (a) the Fixed Charge Coverage Ratio would be at least 1.0:1.0 on a pro forma basis and the Borrower would have Specified Excess Availability of at least the greater of (x) $31.25 million and (y) 12.5% of the Borrowing Base (but with respect to restricted payments only, $37.5 million and 15.0%) on a pro forma basis immediately after giving effect to such transaction and over the 20 consecutive days immediately prior to such transaction, also on a pro forma basis, or (b) the Borrower would have pro forma Specified Excess Availability of at least the greater of (x) $43.75 million and (y) 17.5% of the Borrowing Base (but with respect to restricted payments only, $50.0 million and 20.0%) on a pro forma basis immediately after giving effect to such transaction and over the 20 consecutive calendar days immediately prior to such transaction, also on a pro forma basis.

Dollar baskets will include a growing concept based on LTM Consolidated Adjusted EBITDA or, at Borrower’s election prior to the launch of general syndication, consolidated total assets. The general basket for restricted payments may alternatively be used for investments and/or prepayments of Junior Financing, and the general basket for prepayments of Junior Financing may alternatively be used for investments. The Borrower will be permitted to reclassify its debt and liens (other than debt under and liens securing the First Lien Term Facility and the ABL Facility), investments, restricted payments and payments of Junior Financing among baskets within each covenant without limitation.

Compliance with a negative covenant in the ABL Loan Documents may be permitted in part by one basket or exception and in part by another, in the Borrower’s discretion, and the Borrower may designate and redesignate (on or after any applicable date) the baskets or exceptions available to it on such date (or any later date) upon which compliance is based. Unless the Borrower elects otherwise, compliance will be deemed to be first pursuant to a basket or exception based on a financial ratio (to the maximum extent permitted by such basket or exception) prior to being determined to pursuant to any other basket or exception, including those based on a fixed dollar amount. Agents will execute intercreditor agreements upon request.

The ABL Loan Documents will contain “limited condition transaction” provisions consistent with the ABL Documentation Principles, which will allow the Borrower to elect (an “LCA Election,” and the date of such election, an “LCA Election Date”) to test compliance with any ratio, accuracy of representation, absence of default or event of default or other condition precedent (other than (i) any determination of Specified Excess Availability as a component of the Payment Conditions or (ii) any determination of Excess Availability as a condition precedent to a credit extension) in connection with a Permitted Investment as of the date of execution of a definitive agreement for such Permitted Investment. Indebtedness under revolving, delayed draw and other committed facilities may be incurred from time to time if the full amount of such facility was permitted to be incurred on the date commitments with respect to such facilities were obtained (and compliance will not need to be tested on any subsequent date).

Financial Covenant:

Limited to the following:

Upon the occurrence and during the continuance of a Covenant Trigger Event, the ratio (the “Fixed Charge Coverage Ratio”) of (a) Consolidated Adjusted EBITDA minus cash taxes minus non-financed cash capital expenditures (excluding capital expenditures funded by landlords or with respect to client-funded technology of Holdings and its restricted subsidiaries) to (b) consolidated cash interest expense (net of cash interest income) plus scheduled cash principal amortization of indebtedness for borrowed money (other than intercompany indebtedness) plus scheduled payments of principal and interest on account of capital leases plus solely for purposes of testing Payment Conditions in connection with a restricted payment, restricted payments made during such period in reliance on the Payment Conditions, as of the last day of any fiscal quarter for which financial statements are required to be delivered or, with respect to the date of any Covenant Trigger Event, the last day of the most recently ended fiscal quarter prior to such date for which financial statements have been delivered, shall not be less than 1.00:1.00 on a trailing four quarter basis.

A Covenant Trigger Event will occur if Specified Excess Availability shall be less than the greater of (a) 10% of the Maximum Borrowing Amount and (b) $25 million at any time (commencing with the first full fiscal quarter ended after the Closing Date) and shall continue until Specified Excess Availability is equal to or exceeds such amount for thirty consecutive days.

For purposes of determining compliance with the foregoing Fixed Charge Coverage Ratio, any cash equity contribution (which equity shall be common equity or other equity on terms and conditions reasonably acceptable to the ABL Administrative Agent) made to the Borrower after the end of the relevant fiscal quarter and not otherwise applied and on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for a fiscal quarter or fiscal year and designated on the date of such contribution as a Specified Equity Contribution (as defined below) will, at the request of the Borrower, be included in the calculation of Consolidated Adjusted EBITDA for the purposes of determining compliance with the Fixed Charge Coverage Ratio at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of Consolidated Adjusted EBITDA, a “Specified Equity Contribution”); provided only that (a) no more than two Specified Equity Contributions may be made in any period of four consecutive fiscal quarters and no more than five Specified Equity Contributions may be made during the term of the ABL Facility, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in pro forma compliance with the financial covenant for the relevant fiscal quarter (c) all Specified Equity Contributions shall be disregarded for purposes of determining pricing, financial ratio-based conditions or any baskets with respect to the covenants contained in the ABL Facility Documentation and (d) there shall be no pro forma reduction in indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenant.

The ABL Credit Documentation will contain a standstill provision with regard to exercise of remedies (and no borrowings or issuances of Letters of Credit shall be permitted during the standstill period (without Required ABL Lender (as defined below) consent)) during the period in which any Specified Equity Contribution will be made after the receipt of written notice by the ABL Administrative Agent of the Borrower’s intention to cure a financial covenant default with proceeds of a Specified Equity

Contribution; provided, however, that such standstill shall be solely with respect to a breach of the financial covenant to which such Specified Equity Contribution applies.

Unrestricted Subsidiaries:	Subject only to no continuing Specified Event of Default, the Borrower will be permitted to designate (or re-designate) any existing or subsequently acquired or organized restricted subsidiary as an “unrestricted subsidiary” and designate (or re-designate) any such unrestricted subsidiary as a restricted subsidiary provided only that (a) no Specified Default exists or would result therefrom and (b) if such designation or re-designation would result in a reduction in Excess Availability of 10% or more, the Borrower shall submit an updated Borrowing Base Certificate at the time the designation or re-designation is made. The designation of any unrestricted subsidiary as a restricted subsidiary will be deemed to be an incurrence at the time of such designation of indebtedness of such subsidiary or of liens on the assets of such subsidiary, in each case, outstanding on the date of such designation. The designation of any subsidiary as an unrestricted subsidiary will constitute an investment in an amount equal to the fair market value of the subsidiary designated for purposes of the investments negative covenant. Unrestricted subsidiaries will not be subject to the representations and warranties, covenants or events of default of the ABL Loan Documents, the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the ABL Loan Documents and any cash or cash equivalents of any unrestricted subsidiary will not be taken into account for purposes of any net debt test under the ABL Loan Documents. Any unrestricted subsidiary must also be unrestricted under the First Lien Term Facility (or any replacement or refinancing facilities in respect thereof and in effect at the time of such designation).

Events of Default:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries and, in limited circumstances, Holdings) (subject to certain exceptions limitations and qualifications to be set forth in the First Lien Term Loan Documents, as well customary additions relating to the Canadian Loan Parties): nonpayment of principal, interest and fees (with a five business day grace period for interest and fees); failure to perform negative covenants, and affirmative covenants to provide notice of default or maintain the Borrower’s corporate existence; failure to deliver the Borrowing Base Certificate (subject to a 5-business-day cure period or, in the case of a Borrowing Base Certificate delivered on a weekly basis, a 3-business day cure period); failure to comply with the Fixed Charge Coverage Ratio (if applicable); failure to comply with the cash management provisions herein; failure to perform other covenants subject to a 30 day cure period after the date on which written notice of default from the ABL Administrative Agent is received; any representation or warranty incorrect in any material respect when made (with a 30 day cure period (with respect to such breaches of representations and warranties that are curable and other than the Specified Representations and the Acquisition Agreement Representations on the Closing Date) at the end of which such representation or warranty must be accurate in all material respects); cross-default to continuing defaults under material indebtedness

(in excess of a threshold consistent with the ABL Documentation Principles) of a Loan Party; bankruptcy and similar proceedings; material monetary judgment defaults in excess of a threshold amount (to be consistent with the First Lien Documentation Principles) against a Loan Party (to the extent not covered by insurance or other indemnity); invalidity of the ABL Loan Documents (including any ABL Guarantees), a material security interest or a material portion of the Collateral; and Change of Control (to be defined in a manner consistent with the ABL Documentation Principles, but limited to the “post-IPO” prong); provided that any Default or Event of Default resulting solely from failure to provide notice thereof shall be deemed not to be “continuing” or “existing” upon delivery of such notice unless the Borrower knowingly fails to give timely notice of such Default or Event of Default as required by the affirmative covenants.

Voting:	Amendments and waivers of the ABL Facility Documentation will require the approval of ABL Lenders holding more than 50% of the aggregate principal amount of the loans and commitments under the ABL Facility (the “Required ABL Lenders”), except that (a) the consent of each ABL Lender directly adversely affected thereby shall be required with respect to (i) increases in the commitment of such ABL Lender, (ii) reductions of principal, interest or fees, (iii) changes to the pro rata sharing and pro rata payment provisions, including the “waterfall” and (iv) extensions of final maturity or the due date of any interest or fee payment; (b) the consent of 100% of the Lenders will be required with respect to (i) changes in voting thresholds and (ii) releases of liens on all or substantially all of the Collateral or all or substantially all of the aggregate value of the First Lien Guarantees (other than in connection with any transfer of Collateral or of the relevant Guarantor permitted by the ABL Loan Documents or other permitted transaction); (c) the consent of ABL Lenders holding 66.67% of the aggregate principal amount of the loans and commitments under the ABL Facility shall be required for amendments increasing advance rates or availability under the definition of Borrowing Base (and any component definitions thereof); provided that the foregoing shall not impair the ability of the ABL Administrative Agent to add, remove, reduce or increase reserves against the Borrowing Base assets in accordance with the provisions set forth above; (d) only the consent of the ABL Administrative Agent, the Swingline Lender and the Issuing Bank will be required to amend, modify or otherwise affect the rights and duties of the ABL Administrative Agent, the Swingline Lender and such Issuing Bank, as the case may be.

The ABL Loan Documents will contain provisions consistent with the ABL Documentation Principles for replacing non-consenting Lenders in connection with (a) amendments and waivers requiring the consent of all relevant ABL Lenders or of all relevant ABL Lenders adversely affected thereby so long as relevant Lenders holding more than 50% of the aggregate amount of the loans and commitments under the ABL Facility have consented thereto and (b) increased costs, taxes, etc. and (c) any Lender who becomes a Disqualified Lender.

The ABL Loan Documents will contain “amend and extend” provisions consistent with the ABL Documentation Principles pursuant to which the

Borrower may extend commitments and/or outstandings pursuant to one or more tranches with only the consent of the respective extending lenders; provided that it is understood that no existing Lender will have any obligation to commit to any such extension.

Yield Protection and Increased Costs:	Consistent with the ABL Documentation Principles, including customary tax gross-up provisions and customary protections for increased costs imposed as a result of the Dodd-Frank Act or Basel III.

Defaulting Lenders:	Consistent with the ABL Documentation Principles. At the Borrower’s option, the Borrower may prepay the loans and/or terminate the commitments of any defaulting lender without penalty or premium.

Assignments and Participations:	The ABL Lenders will be permitted to assign loans and commitments (other than to natural persons or Disqualified Lenders) with the consent of the Borrower (unless a Specified Event of Default has occurred and is continuing or such assignment is an assignment of a loan or commitment in respect of the ABL Facility to an ABL Lender or an affiliate of the assigning ABL Lender), the ABL Administrative Agent, the Swingline Lender and each Issuing Bank, in each case, such consent not to be unreasonably withheld or delayed. Each assignment (except to other ABL Lenders or their affiliates or Approved Funds) will be in a minimum amount of $5 million. The ABL Administrative Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment, except to the extent such fee is waived by the ABL Administrative Agent. The identity of Disqualified Lenders will be posted to all Lenders on the electronic platform. No assignments of the loans or commitments in respect of the ABL Facility to the Borrower or its affiliates shall be permitted.

The ABL Lenders will be permitted to participate loans and commitments to other people (except Disqualified Lenders to the extent the Disqualified Lender list is made available to all ABL Lenders). Voting rights of participants will be limited to matters in respect of (a) increases in commitments participated to such participant, (b) reductions of principal, interest (other than default interests) or fees (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default will not require the consent of the participant), (c) extensions of scheduled amortization, date of payment of interest and any fee or final maturity and (d) releases of all or substantially all of the Collateral or all or substantially all of the aggregate value of the ABL Guarantees (other than in connection with any transfer or sale of Collateral or of the relevant Guarantor or any other transaction permitted by the ABL Loan Documents).

Notwithstanding the foregoing, in no event will the ABL Administrative Agent be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the ABL Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any ABL Lender or participant or prospective ABL Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Disqualified Lender.

The Borrower shall have the benefit of yank-a-bank provisions with respect to Lenders that are identified as competitors of the Companies and become Disqualified Lenders.

Expenses and Indemnification:

The Borrower shall pay (a) provided, that the Closing Date occurs, all reasonable documented and invoiced out of pocket expenses of the ABL Administrative Agent, the Lead Arrangers and the Issuing Banks associated with the syndication of the ABL Facilities and the preparation, execution, delivery and administration of the ABL Loan Documents and any amendment or waiver with respect thereto and (b) all reasonable and documented or invoiced out of pocket expenses of the ABL Administrative Agent, the ABL Issuing Banks and the ABL Lenders in connection with the enforcement of the ABL Loan Documents.

The Borrower will indemnify the ABL Administrative Agent, the Lead Arrangers, each ABL Issuing Bank and the Lenders and their respective affiliates, and the officers, directors, employees, affiliates, agents, members, advisors and controlling persons of the foregoing, and hold them harmless from and against all losses, claims, damages, costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to the ABL Facilities, the use or proposed use of the proceeds thereof, the Transaction, the ABL Loan Documents, any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto or whether such claim, litigation, or other proceeding is brought by a third party or by the Borrower or any of its affiliates, creditors or shareholders or any other person) that relate to the ABL Loan Documents; provided, that no indemnified person will be indemnified for its gross negligence, willful misconduct, bad faith or material breach of the ABL Loan Documents, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

EU and UK Bail-In and QFC Stay Rules:	The ABL Loan Documents will include customary EU and UK Bail-In provisions and customary QFC stay rules substantially based on LSTA standard form provisions.

Governing Law and Forum:	New York.

Counsel to the ABL Administrative Agent and ABL Lead Arrangers:	Cahill Gordon & Reindel LLP

CONFIDENTIAL	EXHIBIT C

Project Catapult

$2,100 million First Lien Term Facility

First Lien Term Sheet1

Borrower:	Advantage Sales & Marketing Inc. (the “Borrower”) and a wholly-owned direct subsidiary a domestic entity (“Holdings”).

Lead Arrangers:	BofA Securities, MSSF, DBSI and such other arrangers appointed by the Borrower pursuant to the terms of the Commitment Letter (together with their designated affiliates, the “Lead Arrangers”).

Administrative Agent and Collateral Agent:	Bank of America will act as the sole administrative agent and sole collateral agent (in such capacities, the “First Lien Administrative Agent”) for the First Lien Lenders (as defined below) under the First Lien Term Facility described in this Term Sheet.

Transactions:	As described in the “Transaction Description” attached to the Commitment Letter.

Lenders:	A syndicate of banks, financial institutions and other institutional lenders (collectively, the “First Lien Lenders”) initially arranged by the Arrangers and reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed), including Relationship Lenders and excluding Disqualified Lenders.

First Lien Term Facilities:	A senior secured first lien term loan facility (the “First Lien Term Facility”) in an aggregate principal amount of $2,100 million (or such lower amount as a result of a First Lien Term Loan Decrease or as the Borrower may otherwise request), plus at the Borrower’s election, any First Lien Flex Increase. Loans under the First Lien Term Facility (“First Lien Term Loans”) will be available to the Borrower in U.S. dollars.

Incremental Facilities:

The First Lien Term Loan Documents will permit the Borrower to add one or more incremental term facilities (the “Incremental Term Facilities”) in minimum amounts consistent with the First Lien Documentation Principles.

The aggregate principal amount of an Incremental Term Facility outstanding on the first date it is incurred or commitments with respect thereto are made, may not exceed the Incremental Facility Cap.

“Closing Date EBITDA” means $510 million.

“Closing Date First Lien Net Leverage Ratio” means, as shall be adjusted for any Flex Increase, 4.00:1.00.

“Closing Date Secured Net Leverage Ratio” means, as shall be adjusted for any Flex Increase, 4.00:1.00.

[1]

All capitalized terms used but not defined in this exhibit have the meanings given to them in the Commitment Letter to which this exhibit is attached, including the other exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this exhibit is determined by reference to the context in which it is used.

“Closing Date Total Net Leverage Ratio” means, as shall be adjusted for any Flex Increase, 4.00:1.00.

“Fixed Incremental Amount” means the sum of (a) the greater of (i) 100% of Closing Date EBITDA and (ii) 100% of LTM Consolidated Adjusted EBITDA (as defined below) for the most recently ended fiscal quarter for which financial statements are available, plus (b) the aggregate principal amount of voluntary prepayments, redemptions and repurchases (including amounts paid pursuant to “yank-a-bank” provisions with credit given to the amount actually paid in cash, if acquired below par) of First Lien Term Loans, loans under the ABL Facility (as defined in the Transaction Description) or any other revolving facility that is secured on a pari passu basis with the ABL Facility or the First Lien Term Facility (with a corresponding permanent commitment reduction), obligations that are secured on a pari passu basis with the First Lien Term Facility and other secured debt that is secured on a pari passu basis with the First Lien Term Facilities, in each case, except to the extent such prepayments were funded with the proceeds of long-term indebtedness of the Borrower or any restricted subsidiaries minus (c) the sum of (i) Incremental Equivalent Debt (as defined below) incurred and then outstanding in reliance on the Fixed Incremental Amount under the First Lien Term Facility), plus (ii) Indebtedness incurred and then outstanding under the corresponding debt basket.

“Incremental Facility Cap” means an amount equal to the Fixed Incremental Amount plus the Ratio Incremental Amount.

“LTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Borrower and its restricted subsidiaries, determined on a pro forma basis, for the four consecutive fiscal quarters most recently ended prior to such date for which financial statements are internally available.

“Ratio Incremental Amount” means such amount as would not result in:

(i) with respect to any Incremental Term Facilities or Incremental Equivalent Debt secured on a pari passu basis with the First Lien Term Loans, the Borrower’s First Lien Net Leverage Ratio (to be defined in a manner consistent with the First Lien Documentation Principles) for the applicable Test Period (to be defined in a manner consistent with the First Lien Documentation Principles) exceeding (I) the Closing Date First Lien Net Leverage Ratio or (II) the First Lien Net Leverage Ratio immediately prior to such incurrence;

(ii) with respect to any Incremental Term Facilities or Incremental Equivalent Debt secured on a junior basis to the First Lien Term Loans, either the Borrower’s Secured Net Leverage Ratio (to be defined in a manner consistent with the First Lien Documentation Principles) exceeding (I) the Closing Date Secured Net Leverage Ratio or (II) the Secured Net Leverage Ratio immediately prior to such incurrence; or

(iii) with respect to any unsecured Incremental Term Facilities (or Incremental Equivalent Debt) or secured Incremental Term Facilities (or Incremental Equivalent Debt) on assets that are not Collateral (as defined below), either the Borrower’s (a) Total Net Leverage Ratio (to be defined in a manner consistent with the First Lien Documentation Principles) exceeding (I) the Closing Date Total Net Leverage Ratio or (II) the Total Net Leverage Ratio immediately prior to such incurrence; or (b) the Interest Coverage Ratio (to be defined in a manner consistent with the First Lien Documentation Principles) for the applicable Test Period being less than (I) 2.00:1.00 or (II) the Interest Coverage Ratio immediately prior to such incurrence;

in each case, after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof and measured as of and for the Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness for which internal financial statements are available, but excluding the cash proceeds to the Borrower or any such Incremental Facility for cash netting purposes.

If the Borrower incurs indebtedness under an Incremental Term Facility (or Incremental Equivalent Debt) using the Fixed Incremental Amount on the same date that it incurs indebtedness using the Ratio Incremental Amount, the relevant ratio above will be calculated without regard to any incurrence of indebtedness under the Fixed Incremental Amount. Unless the Borrower elects otherwise, each Incremental Term Facility (or Incremental Equivalent Debt) will be deemed incurred first as Ratio Incremental Amount to the extent permitted (and calculated prior to giving effect to any simultaneous or subsequent incurrence of any indebtedness based on a basket or exception that is not based on a financial ratio, including the (i) Fixed Incremental Amount or (ii) under the ABL Facility), with any balance incurred under the Fixed Incremental Amount. The Borrower may classify, and may later reclassify, indebtedness incurred under an Incremental Term Facility (or Incremental Equivalent Debt) as incurred as a Fixed Incremental Amount, Ratio Incremental Amount, or both, on the date of incurrence and thereafter, to the extent permitted on the date of classification (or the date of any such reclassification).

Incremental Term Facilities may rank pari passu or junior in right of payment with the Initial Term Loans (as defined below), may either be unsecured or secured by a permitted lien that is pari passu with or junior to any liens on such assets securing other First Lien Term Loans and may be guaranteed by Holdings, the Borrower and/or any restricted subsidiary of the Borrower that guarantees other First Lien Term Loans.

The Incremental Term Facilities will be available at the request of the Borrower with consent required only from those existing or new lenders that agree, in their discretion, to participate in such Incremental Term Facility. Lenders providing a first lien Incremental Term Facility will be reasonably acceptable to (a) the

Borrower and (b) the First Lien Administrative Agent (but only to the extent such person would otherwise have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed). The First Lien Term Loan Documents may be amended as may be necessary to give effect to any Incremental Term Facility with the consent of the Borrower and lenders providing such Incremental Term Facility, including such amendments as may be necessary or advisable to have such facility be fungible with other First Lien Term Facilities.

The incurrence of indebtedness under an Incremental Term Facility will be subject to only the following conditions and to any other conditions agreed between the lenders under the Incremental Term Facility and the Borrower, measured at the time of the incurrence of such indebtedness (or the receipt of commitments with respect thereto), in each case, subject to LCA Election rights: (a) no event of default will have occurred and be continuing or would result therefrom, and (b) all representations and warranties must be true and correct in all material respects immediately prior to, and after giving effect to, the incurrence of such Incremental Term Facility; provided, that if such incurrence is in connection with a Permitted Acquisition (to be defined in a manner consistent with the First Lien Documentation Principles), Acquisition Transaction (to be defined in a manner consistent with the First Lien Documentation Principles) or other permitted investment or acquisition (collectively, “Permitted Investments”), the condition set forth in clause (a) may be waived by the providers of any such Incremental Term Facility (other than an event of default resulting from non-payment of principal or interest under the First Lien Term Facilities or bankruptcy (such events of default, “Specified Events of Default”)) and the condition set forth in clause (b) may be limited by customary “certain funds” provisions.

The First Lien Term Loan Documents will also require that:

(i) except for Incremental Term Facilities incurred pursuant to the Inside Maturity Date Basket (as defined below), the scheduled final maturity date of any Incremental Term Facility be no earlier than the final maturity date for the First Lien Term Loans incurred on the Closing Date (the “Initial Term Loans”);

(ii) except for Incremental Term Facilities incurred pursuant to the Inside Maturity Date Basket, the weighted average life to maturity of any Incremental Term Facility be no shorter than the remaining weighted average life to maturity of the Initial Term Loans (without giving effect to any amortization or prepayments on the outstanding First Lien Term Loans);

(iii) the interest margins for any Incremental Term Facility will be determined by the Borrower and the lenders of such Incremental Term Facility; provided, that if the interest rate margins for any floating-rate Incremental Term Facility (other than an Excluded Incremental Facility) that is secured on a pari passu basis with any other First Lien Term Facilities is greater than the interest rate margins for the Initial Term Loans by more than 75 basis points (the “Yield Differential”), then the interest margins for all Initial Term Loans denominated in such currency will be increased to the extent necessary so that such all-in-yield for such Incremental Term Facility is not more than 75 basis points higher than the interest rate margins for the Initial Term Loans (the “MFN Provision”);

(iv) except for Incremental Term Facilities incurred pursuant to the Inside Maturity Date Basket, any Incremental Term Facility may share on a pro rata basis or less than a pro rata basis in any mandatory prepayments of the Initial Term Loans (other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche);

(v) (i) to the extent secured, shall not be secured by any lien on any asset for the Borrower or any Guarantor that does not also secure the existing First Lien Term Facility and (ii) shall not be guaranteed by any person other than the Borrower and Guarantors; and

(vi) any Incremental Term facility will be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Incremental Term Facility; provided that the operation and agency provisions application to each first lien Incremental Term Facility will be reasonably satisfactory to the First Lien Administrative Agent.

“Excluded Incremental Facility” means any Incremental Facility or Incremental Equivalent Debt (a) incurred after the date that is six months after the initial funding of the Initial Term Loans, (b) in an original aggregate principal amount less than the greater of 50% of Closing Date EBITDA and 50% of LTM Consolidated Adjusted EBITDA, (c) in connection with Permitted Investments, (d) incurred in reliance on, or reclassified to, the Ratio Incremental Amount, (e) with a final maturity date later than the date that is eight years after the Closing Date, (f) that is not a syndicated “term loan b” facility or (g) not denominated in US Dollars.

“Inside Maturity Date Basket” means any Incremental Term Facility or Incremental Equivalent Debt that is designated by the Borrower as being incurred pursuant to this provision; provided that such Incremental Term Facility is (a) in an original aggregate principal amount that does not exceed the greater of 100% of Closing Date EBITDA and 100% of LTM Consolidated Adjusted EBITDA measured on a pro forma basis, (b) incurred under (or reclassified to) the Ratio Incremental Amount or (c) not a syndicated “term loan b” facility.

In lieu of adding Incremental Term Facilities as set forth above, all or any part of the Incremental Facility Cap may be used to incur (i) notes and/or loans that will be secured by liens on the Collateral that have the same priority as the liens that secure the First Lien Term Facilities (“Parity Lien Debt”) and other permitted liens,

(ii) notes and/or loans that will be secured by liens on the Collateral that are junior in priority to the liens that secure the First Lien Term Facilities (“Junior Lien Debt”) and other permitted liens, (iii) notes and/or loans that will be secured by liens on assets that do not constitute Collateral (“Non-Collateral Debt”), and/or (iv) unsecured notes or loans (“Unsecured Debt” and, together with Parity Lien Debt, Junior Lien Debt and Non-Collateral Debt, “Incremental Equivalent Debt”); provided, that,

(a)   Incremental Equivalent Debt together with all Incremental Term Facilities will be capped at the Incremental Facility Cap;

(b)   except for Incremental Equivalent Debt incurred pursuant to the Inside Maturity Date Basket, the scheduled final maturity date of any Incremental Equivalent Debt incurred as term loan facilities that is secured on a pari passu basis with the First Lien Term Facilities will be no earlier than the final maturity date for the Initial Term Loans;

(c)   except for Incremental Equivalent Debt incurred pursuant to the Inside Maturity Date Basket, the weighted average life to maturity of any Incremental Equivalent Debt incurred as term loan facilities will be no shorter than the remaining weighted average life to maturity of the Initial Term Loans (without giving effect to any amortization or prepayments on the outstanding First Lien Term Loans);

(d)   except for Incremental Equivalent Debt incurred pursuant to the Inside Maturity Date Basket, any Incremental Equivalent Debt may share on a pro rata basis or less than a pro rata basis in any mandatory prepayments of the Initial Term Loans (other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche) and any mandatory prepayments of any Junior Lien Debt or Unsecured Debt may not be made except to the extent that prepayments are offered, to the extent required under the First Lien Term Facilities or any indebtedness secured on a pari passu basis with the First Lien Term Facilities, first pro rata to the First Lien Term Facilities and any such other pari passu indebtedness;

(e)   no Incremental Equivalent Debt will be subject to any “most favored nations” pricing provisions; provided that Parity Lien Debt in the form of floating-rate term loans will be subject to the MFN Provision;

(f)   (i) to the extent secured by the assets of any Loan party, shall not be secured by any lien on any asset of any Borrower or any Guarantor that does not also secure the existing First Lien Term Facility and (ii) to the extent incurred or guaranteed by any Loan Party, shall not be guarantee by any person other than the Borrower and Guarantors.

(g)   any Incremental Equivalent Debt incurred by non-Loan Parties shall be capped at greater of 50% of closing EBITDA and 50% LTM Consolidated Adjusted EBITDA (combined with the cap for Permitted Ratio Debt incurred by non-Loan Parties).

Refinancing Facilities:	The Borrower and the restricted subsidiaries may refinance loans and commitments under any First Lien Term Facility on a dollar-for-dollar basis, from time to time, in whole or part, with one or more tranches of secured or unsecured indebtedness (such indebtedness, a “Refinancing Facility”), in each case, on terms and conditions consistent with the First Lien Documentation Principles; provided, that, for the avoidance of doubt, liens securing a Refinancing Facility must be permitted liens.

Purpose:	Proceeds of First Lien Term Loans, together with the proceeds of any loans borrowed under the ABL Facility on the Closing Date and the proceeds of the Equity Contribution will be used to consummate the Refinancing and to pay Transaction Costs, with any remainder available for general corporate purposes.

Availability:	The First Lien Term Facility must be drawn in a single drawing substantially concurrently with the consummation of the Transactions. Amounts repaid or prepaid under the First Lien Term Facilities may not be reborrowed.

First Lien Documentation Principles:	The definitive documentation for the First Lien Term Facility (the “First Lien Loan Documents”) will (a) be initially prepared by counsel to the Borrower, (b) contain only the terms and conditions set forth in this Exhibit C (subject to the “flex” in the Fee Letter), (c) reflect the operational and strategic requirements of the Borrower and its subsidiaries in light of their consolidated capital structure, size, geographic location, businesses and business practices, operations, financial accounting, matters disclosed in the Acquisition Agreement and the proposed business plan (including the Sponsor Model (as defined below) and investment thesis) and the industry and practices of Borrower, in each case, after giving effect to the Transactions, (d) be consistent with the proposed business plan, Sponsor Model and projections, in each case delivered to the Commitment Parties prior to the date of the Commitment Letter, (e) be based on, and no less favorable (except as expressly set forth in this Term Sheet (after giving effect to any “flex” exercised under the Fee Letter)) to, the Acquired Business and its subsidiaries than, the draft documentation dated as of February 25, 2020 previously provided to you titled “First Lien Credit Agreement” by and among Karman Intermediate Corp. as Holdings, Advantages Sales & Marketing Inc. as the Borrower (the “Identified Precedent”), (f) will permit automatic reclassification of amounts incurred under all fixed baskets, exceptions and thresholds under applicable ratio baskets, and (g) in no event be less favorable (taken as a whole) to the Borrower and its subsidiaries than the existing credit agreement of the Acquired Business; provided, the First Lien Loan Documents will be modified as necessary (i) (x) to take into account any changes in law or accounting standards and (y) to reflect customary modifications to the operational and agency provisions to reflect the requirements of the First Lien Administrative Agent and (ii) to reflect customary provisions relating to the Canadian Loan Parties. The foregoing is referred to herein, collectively, as the “First Lien Documentation Principles” and, together with the ABL Documentation Principles, the “Documentation Principles.” Capitalized terms used but not defined in this Term Sheet have the meanings set forth on the exhibit to the Commitment Letter to which this Term Sheet is attached entitled “Select Definitions”, in the Identified Precedent or in the Fee Letter, as applicable. The First Lien Loan Documents will, subject to the “flex” provisions contained in the Fee Letter, contain only those payment provisions, conditions to borrowing, mandatory prepayments, representations and warranties, covenants, events of default and guarantee and collateral provisions expressly set forth in this Term Sheet, in each case, applicable to the Borrower and its restricted subsidiaries (and to the extent set forth below, Holdings) and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods set forth in the Identified Precedent and otherwise consistent with the First Lien Documentation Principles.

For purposes of the First Lien Loan Documents, if any “market flex” provisions are exercised, whether before or after the Closing Date, the applicable incurrence based covenant levels based on leverage shall be adjusted in the First Lien Loan Documents (or pursuant to an amendment thereto, which shall require only the consent of the Borrower and the First Lien Administrative Agent) in order to make corresponding adjustments to account for the additional indebtedness and any OID or upfront fees and to maintain the agreed cushions and/or reflect the adjusted “Closing Date” leverage levels (or offset thereto) resulting from the exercise of such “market flex” terms.

Ranking:	The First Lien Term Facilities will be senior obligations of the Borrower and the Guarantors (as defined below) and will be secured (i) on a first priority basis with the Fixed Asset Collateral (as defined in Exhibit B) and (ii) on a second priority basis with the Current Asset Collateral (as defined in Exhibit B), in each case subject to permitted liens. The lien priority, relative rights and other creditors’ rights in respect of the Collateral securing the ABL Facility and the First Lien Term Facilities will be set forth in one or more Intercreditor Agreements (as defined in Exhibit B), which shall be reasonably satisfactory to the Borrower, the First Lien Administrative Agent, the administrative agent under the ABL Facility. For the avoidance of doubt, the Intercreditor Agreements will (i) permit additional secured indebtedness of the Loan Parties (as defined below), which indebtedness is permitted to be incurred and secured (including with respect to the lien priority thereof) pursuant to the terms of the definitive documentation for the ABL Facility (the “ABL Loan Documents”) and the First Lien Term Loan Documents, (ii) permit refinancing indebtedness in respect of the ABL Facility and the First Lien

Term Facilities or any of the foregoing permitted additional secured indebtedness referenced in clause (i), (iii) not impose any restrictions on amendments of the ABL Loan Documents or the First Lien Term Loan Documents (other than amendments which would conflict with the Intercreditor Agreements) and (iv) otherwise contain usual and customary terms reasonably acceptable to the Borrower and the other secured parties party thereto.

Interest Rates and Fees:	As set forth on Annex II to the Fee Letter.

Maturity and Amortization:	The First Lien Term Facilities will mature on the seventh anniversary of the Closing Date (subject to extension with the consent of only the extending First Lien Lender) and will amortize in equal quarterly installments equal to 0.25% of the original principal amount of the First Lien Term Facility during each year of the First Lien Term Facility (such payments subject to reduction as provided herein and as may be provided in the First Lien Term Loan Documents), with the balance of the original principal amount of the First Lien Term Facility payable at maturity; provided that amortization of the First Lien Term Facility may be adjusted (but may not be decreased) in connection with any Incremental Term Facility in the form of an increase to the First Lien Term Facility from and after the first fiscal quarter ending after the applicable date of drawing or the loans under such Incremental Term Facility (with the appropriate adjustments as may be necessary to cause the loans under any such Incremental Term Facility that is secured by the Collateral on a pari passu basis with the First Lien Term Facilities (a “Parity Incremental Term Facility”) to be treated as the same class as loans under the First Lien Term Facility and to permit “fungibility” with the First Lien Term Facility to the extent practicable). Amortization will commence at the end of the first full fiscal quarter ending after the Closing Date.

Guarantees:	All obligations of the Borrower under the First Lien Term Facilities and of the Borrower and its restricted subsidiaries under certain interest rate protection or other hedging arrangements (including with respect to currency) entered into with a person that is the First Lien Administrative Agent or a First Lien Lender or any affiliate of the First Lien Administrative Agent or a First Lien Lender at the time of entering into such arrangements (collectively, the “Hedging Arrangements”) and certain cash management arrangements entered into with a person that is the First Lien Administrative Agent or a First Lien Lender or any affiliate of any the First Lien Administrative Agent or a First Lien Lender at the time of entering into such arrangements (collectively, the “Cash Management Arrangements” and, together with the Hedging Arrangements, the “Secured Agreements”), will be unconditionally guaranteed jointly and severally on a senior secured basis (the “First Lien Guarantees”) by Holdings and each existing and subsequently acquired or organized wholly-owned material U.S. and Canadian domestic subsidiary of the Borrower, subject to the First Lien Documentation Principles and other than Excluded Subsidiaries (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors” and the Guarantors together with the Borrower, the “Loan Parties”). Neither the Acquired Business nor any of its subsidiaries will be Loan Parties prior to the consummation of the Acquisition and the initial funding of the Facilities. The First Lien Term Facility Documentation will provide that the term “FSHCO” means any direct or indirect subsidiary of Holdings that has no material assets other than equity interests (or equity interests and indebtedness) of one or more non-U.S. subsidiaries of the Borrower (other than Canadian subsidiaries) that are “controlled foreign corporations” within the meaning of Section 957(a) of the Code or other FSHCOs. Neither the Acquired Business nor any of its subsidiaries will be Loan Parties prior to the consummation of the Acquisition and the initial funding of the Facilities.

Security:	Subject to the Certain Funds Provisions, the obligations of the Loan Parties in respect of the First Lien Term Facility, the First Lien Guarantees and the Secured Agreements will be secured jointly and severally (subject to permitted liens) by the Collateral (as defined in Exhibit B), with the priority as set forth under the heading “Ranking” above and on terms and conditions (including as to exceptions, grace periods, limitations and materiality thresholds) the same as those set forth in the Identified Precedent in accordance with the First Lien Documentation Principles and the Security Agreement (as defined in the Identified Precedent).

Mandatory Prepayments:	Loans under the First Lien Term Facilities will be prepaid with:

(a)   Excess Cash Flow: 50% (with step-downs to 25% and 0% based on achieving reductions to the Closing Date First Lien Net Leverage Ratio of 0.50x and 1.00x, respectively) of the Borrower’s annual Excess Cash Flow (to be defined in a manner consistent with the First Lien Documentation Principles), commencing with the first full fiscal year ending after the Closing Date; provided, that (i) voluntary prepayments (including those made through debt buybacks made by the Borrower and its restricted subsidiaries in an amount equal to the discounted amount actually paid in respect of such debt buyback and payments utilizing the yank-a-bank provisions (to the extent such debt is retired instead of assigned)) of the First Lien Term Loans and other indebtedness that is secured on a pari passu basis to the First Lien Term Loans, and indebtedness that is unsecured or secured on a junior basis to the First Lien Term Loans, loans under the ABL Facility or any other revolving facility (to the extent accompanied by a permanent reduction of the corresponding commitment) (without duplication of amount that have already reduced Excess Cash Flow) made during such fiscal year (or, without duplication, after the end of such fiscal year but prior to the date of any Excess Cash Flow payment), will reduce the amount of Excess Cash Flow prepayments required for such fiscal year on a dollar-for-dollar basis (other than to the extent such prepayments are funded with the proceeds of long-term indebtedness) and (ii) the amount of Excess Cash Flow prepayments required for such fiscal year will be reduced by, on a dollar-for-dollar basis, cash used for capital expenditures, Permitted Investments and restricted payments (other than those funded in reliance on the Available Amount Basket and certain other exceptions consistent with the First Lien Documentation Principles) (including without limitation, at the election of Borrower, for any amounts planned to be paid in the immediately succeeding fiscal year), in each case, other than to the extent funded with long-term indebtedness, and made during such fiscal year and, at the option of the Borrower, made prior to the date of such Excess Cash Flow prepayment (and to any subsequent fiscal year to the extent the amount of such prepayments exceed the amount of prepayments required to be made from Excess Cash Flow for such year, when taken together with any other payments required for such year, but without duplication in any other Excess Cash Flow period) or committed to be made during such fiscal year or prior to the date of such Excess Cash Flow prepayment and (iii) excess cash flow sweeps shall be limited to amounts in excess of a threshold amount consistent with the First Lien Documentation Principles (and limited to such excess amounts); provided, for purposes of determining the applicable Excess Cash Flow percentage above, the First Lien Net Leverage Ratio will be calculated to give pro forma effect to all such prepayments and expenditures that are made after the end of the applicable fiscal year but prior to the making of such Excess Cash Flow prepayment.

(b)   Certain Asset Sales: 100% of the net cash proceeds of sales or other dispositions of Collateral and certain casualty events with respect to Collateral (subject to step-downs to 50% and 0% based on First Lien Net Leverage Ratios of 0.50x and 1.00x inside the Closing Date First Lien Net Leverage Ratio (the “Asset Sale Stepdowns”)) by the Loan Parties pursuant to the General Asset Sale Basket (as defined below) (including insurance and condemnation proceeds but with exceptions for ordinary course dispositions, dispositions of obsolete or worn-out property and property no longer used or useful in the business and other exceptions consistent with the First Lien Documentation Principles) in excess of a threshold amount per transaction or series of related transactions consistent with the First Lien Documentation Principles (and limited to such excess amounts) and subject to the right of the Borrower to reinvest if such proceeds are reinvested (or committed to be reinvested) in assets used or useful in the business of the Borrower or any of its restricted subsidiaries within 18 months and, if so committed to be reinvested, reinvested no later than 180 days after the end of such 18-month period.

(c)   Certain Debt Proceeds: 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries after the Closing Date (excluding debt permitted under the First Lien Term Loan Documents, but including Refinancing Facilities).

Mandatory prepayments pursuant to clauses (a) and (b) will be subject to customary limitations with respect to repatriation from non-U.S. subsidiaries to be set forth in the First Lien Term Loan Documents. Each First Lien Term Facility Lender will have the right to reject its pro rata share of any mandatory prepayment, in which case the amounts so rejected may be retained by the Borrower (with no obligation to repay such loans in the future).

Mandatory prepayments pursuant to clauses (a) and (b) will be subject to limitations consistent with the First Lien Documentation Principles to the extent required to be made from cash at non-U.S. subsidiaries, the repatriation of which would result in material adverse tax consequences (as determined by the Borrower in consultation with the First Lien Administrative Agent) or would be prohibited or restricted by applicable law. Each First Lien Term Facility Lender will have the right to reject its pro rata share of any mandatory prepayment (any such rejected mandatory prepayment amounts, the “Declined Amounts”), in which case the amounts so rejected may be retained by the Borrower (with no obligation to repay such loans in the future).

The above described mandatory prepayments will be applied on a pro rata basis to the First Lien Term Facilities and to any Incremental Term Facility that is secured by liens which are pari passu with the liens securing the First Lien Term Facilities and require such a prepayment (or a less than pro rata basis if permitted by such Incremental Term Facility) and to the installments thereof as directed by the Borrower (or, absent such direction, in direct order of maturity of the remaining installments under the First Lien Term Facilities and any such Incremental Term Facility); provided, that the First Lien Term Loan Documents will provide that in the case of mandatory prepayments in respect of Excess Cash Flow or any asset sale or condemnation event, a ratable portion of the net proceeds thereof may be applied to prepay or offer to purchase Parity Lien Debt, if required under the terms of such debt.

Voluntary Prepayments/Reductions in Commitments:	Voluntary prepayments of borrowings under the First Lien Term Facilities will be permitted at any time, without premium or penalty (other than, with respect to the Initial Term Loans, any applicable Repricing Premium referred to below) subject to reimbursement of the First Lien Lenders’ redeployment costs actually incurred in the case of a prepayment of Adjusted LIBOR (as defined below) loans other than on the last day of the relevant interest period.

All voluntary prepayments under the First Lien Term Facilities shall be applied as directed by the Borrower.

Repricing Premium:

In the event of a Repricing Transaction (as defined below) with respect to all or any portion of the Initial Term Loans prior to the six month anniversary of the Closing Date, the Borrower will pay a prepayment premium of 1.00% (a “Repricing Premium”) on the principal amount of such Initial Term Loans prepaid, repaid or refinanced or, in the case of any amendment, the principal amount of the relevant loans outstanding immediately prior to such amendment or subject to a mandatory assignment in connection with such amendment.

The term “Repricing Transaction” means (a) the incurrence by the Borrower or any other Loan Party of indebtedness in the form of a syndicated term loan (including any new or additional First Lien Term Loans, whether incurred directly or by way of the conversion of the initial First Lien Term Loans into a new tranche of replacement First Lien Term Loans) (i) having an all-in yield that is less than the all-in yield for the initial First Lien Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Initial Term Loans or (b) any effective reduction in the all-in yield applicable to the Initial Term Loans by way of an amendment; provided, that a Repricing Transaction will not include any event described in clause (a) or (b) above that is not consummated for the primary purpose of lowering the all-in yield applicable to the Initial Term Loans (as determined in good faith by the Borrower), including any such event consummated in connection with a change of control or other enterprise transformative event.

Representations and Warranties:	Subject to the Certain Funds Provision and customary additions relating to the Canadian Loan Parties and limited to the following (and applicable to the Borrower and, with respect to the passive holding company representation, Holdings, and the Borrower’s restricted subsidiaries and as qualified by disclosure schedules to be delivered by the Borrower on the Closing Date containing information necessary to make such representations and warranties accurate and complete on the Closing Date; provided that in the case of the Specified Representations, any such information on the disclosure schedules shall be reasonably acceptable to the First Lien Administrative Agent): organization, existence, qualification and power; compliance with material laws; authorization; no contravention with material laws and organizational documents; material governmental approvals; binding effect; financial statements and financial projections; no material adverse effect after the Closing Date; material litigation; material labor matters; ownership of material property; environmental matters; taxes; ERISA compliance; subsidiaries as of the Closing Date; margin regulations; Investment Company Act; disclosure; insurance; material intellectual property; solvency as of the Closing Date consistent with the solvency certificate attached as Exhibit E; Patriot Act, FCPA and OFAC and other applicable sanctions and anti-corruption laws; creation, validity and perfection of security interests in the Collateral (subject to permitted liens); and use of proceeds.

Conditions Precedent to Initial Borrowing on the Closing Date:	Limited to the Financing Conditions and subject to the Certain Funds Provision.

Conditions Precedent to Each Borrowing after the Closing Date:	Except as limited under the section titled “Incremental Facilities,” the making of each extension of credit after the Closing Date will be conditioned upon (a) the accuracy of representations and warranties in all material respects; provided, that any such representation that is qualified as to “materiality” or “material adverse effect” shall be accurate in all respects, (b) the absence of defaults and events of default under the First Lien Term Facilities at the time of, and immediately after giving effect to the making of such extension of credit and the use of proceeds thereof and (c) the delivery of a customary borrowing notice.

Affirmative Covenants:	Subject to the First Lien Documentation Principles (including customary additions relating to the Canadian Loan Parties) and limited to the following (to be applicable to the Borrower and its restricted subsidiaries): delivery of annual audited financial statements within 120 days of the end of each fiscal year (which may include a “going concern” qualification relating to an anticipated or actual financial covenant default or to an upcoming maturity date) (provided that such requirement shall be within 150 days for the fiscal year ending after the Closing Date) and delivery of unaudited quarterly financial statements (for the first three fiscal quarters of any fiscal year) within 60 days of the end of each such full fiscal quarter ending after the Closing Date (provided that such requirement shall be within 75 days for the first two such full fiscal quarters ending after the Closing Date), annual budgets (within 120 days of year-end) and compliance certificate (within five days after delivery of annual audit and quarterly financial statements, as applicable); notices of any default (and other material events that would reasonably be expected to have a material adverse effect); payment of material taxes; maintenance of existence; maintenance of properties; maintenance of insurance; maintenance of property and customary insurance (including maintenance of flood insurance on all mortgaged property located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” on the date of the acquisition thereof), from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act; compliance with material laws (including material environmental laws); Patriot Act, OFAC, FCPA and other applicable sanctions and anti-corruption laws; books and records; inspection rights of the First Lien Administrative Agent (subject to limitations on frequency and cost reimbursement consistent with the First Lien Documentation Principles and other than information subject to confidentiality obligations or attorney-client or other privilege); covenant to guarantee obligations and give security; further assurances as to security (including after-acquired property, it being understood that (except with respect to the acquisition or formation of new material U.S. domestic subsidiaries that are required to become Guarantors) periodic collateral reporting will be limited to once per fiscal year) and guarantees; designation of subsidiaries; commercially reasonable efforts to maintain public corporate credit or family ratings and public facilities ratings (but not to maintain a specific rating); change in nature of business; use of proceeds; the making and accuracy of the Company Specified Representations promptly after consummation of the Acquisition.

“Company Specified Representations” means the representations and warranties of the Company and each of its subsidiaries that is required to become a Guarantor upon consummation of the Acquisition set forth in the First Lien Loan Documents relating to their organizational existence, organizational power and authority (only as to execution, delivery and performance of the First Lien Loan Documents and the extensions of credit thereunder), their due authorization, execution, delivery and enforceability (against them) of the applicable First Lien Loan Documents, solvency on a consolidated basis as of the Closing Date (consistent with the solvency certificate attached as Exhibit F hereto), no conflicts of the First Lien Loan Documents with their charter documents (as in effect upon consummation of the Acquisition) or material law applicable to them, Federal Reserve margin regulations, the Investment Company Act, and the Patriot Act, use of proceeds not violating OFAC and FCPA, and creation, validity and perfection of security interests in the Collateral (subject to permitted liens and the Certain Funds Provisions).

Negative Covenants:

Subject to the First Lien Documentation Principles and limited to the following (to be applicable to the Borrower and its restricted subsidiaries and, with respect to the last covenant set forth below, Holdings, in each case, subject to exceptions (including for customary tax distributions), baskets and qualifications to consistent with the First Lien Documentation Principles):

(a)   Liens: restricting liens securing indebtedness (with baskets for (i) liens securing Permitted Ratio Debt (to be defined in a manner consistent with the First Lien Documentation Principles) that is secured, (ii) assets of entities that become restricted subsidiaries, if such liens were not incurred in anticipation of such entity becoming a restricted subsidiary and so long as such liens do not encumber any assets of the Borrower or its restricted subsidiaries other than the assets acquired in such transaction, (iii) liens (1) on assets of entities that are not Loan Parties securing permitted obligations of entities that are not Loan Parties or (2) on assets that do not constitute Collateral, (iv) a general basket permitting liens, which may be pari passu with the liens securing the First Lien Term Facilities, securing obligations not to exceed the greater of 25% of Closing Date EBITDA or 25% of LTM Consolidated Adjusted EBITDA) and (v) $15mm in cash collateral to secure obligations under corporate credit card programs;

(b)   Investments: restricting investments, with baskets for (i) unlimited investments subject only to compliance with a

Total Net Leverage Ratio equal to or less than the Closing Date Total Net Leverage Ratio less 0.50x and so long as no Specified Event of Default has occurred or is continuing or would result therefrom, (ii) investments with the Available Amount (subject to no continuing Event of Default), (iii) investments in restricted subsidiaries (including entities that become restricted subsidiaries in connection with such investment) for investments in non-Loan Parties, (iv) acquisitions subject to no event of default having occurred and being continuing or would result therefrom at such time or, in the case of a limited condition transaction at the Borrower’s option, at the time of execution of a definitive permitted acquisition agreement, with a cap of $300 million (with a corresponding percentage of LTM Consolidated Adjusted EBITDA) for acquisitions in non-Guarantor entities, (v) investments in unrestricted subsidiaries not in excess of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA subject to no Specified Event of Default and (vi) a general basket of the greater of 100% of Closing Date EBITDA and 100% LTM Consolidated Adjusted EBITDA;

(c)   Indebtedness: restricting the incurrence of indebtedness, with baskets for (i) contribution indebtedness (at 2x the aggregate amount of cash contributed), (ii) Permitted Ratio Debt (to be defined in a manner consistent with the First Lien Documentation Principles), subject to a cap of the greater of 50% of Closing Date EBITDA and 50% of LTM Consolidated Adjusted EBITDA for Permitted Ratio Debt incurred by non-Loan Parties (combined with the cap for Incremental Equivalent Debt incurred by non-Loan Parties), (iii) capital lease/purchase money debt of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA, (iv) non-Loan Party debt of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA, (v) cash collateralized letters of credit, (vi) Incremental Equivalent Debt, (vii) debt incurred and/or assumed in connection with a Permitted Acquisition (subject only to those restrictions consistent with the First Lien Documentation Principles), (viii) earnouts, seller notes and similar obligations without cap and (ix) a general basket of the greater of 75% of Closing Date EBITDA and 75% LTM Consolidated Adjusted EBITDA;

(d)   Fundamental Changes: restricting certain mergers, liquidations and amalgamations;

(e)   Dispositions: restricting dispositions (other than issuances of equity of restricted subsidiaries), (i) a basket (the “General Asset Sale Basket”) for unlimited dispositions subject to receipt of fair market value and 75% cash consideration and subject to customary exceptions (including a basket for non-cash consideration that may be designated as cash consideration consistent with the First Lien Documentation Principles) and (ii) a de minimis basket for dispositions of property with a fair market value less than $10,000,000 with respect to any transaction or series of related transactions or $30,000,000 in the aggregate for all such transactions in any fiscal year, with unlimited rollover to subsequent fiscal years;

(f)   Restricted Payments: restricting certain dividends, distributions and other payments in respect of equity interests, with baskets for (i) unlimited restricted payments subject only to compliance with a Total Net Leverage Ratio of equal to or less than 1.0x below the Closing Date Total Net Leverage Ratio and so long as no Specified Event of Default has occurred or is continuing or would result therefrom, (ii) restricted payments with the Available Amount (subject to no continuing Event of Default and, with respect to restricted payments made pursuant to clause (b) of the Available Amount, a pro forma Total Net Leverage Ratio no greater than the Closing Date Total Net Leverage Ratio), (iii) management equity buybacks in an amount consistent with the First Lien Documentation Principles, (iv) customary tax distributions, (v) restricted payments not to exceed the sum of 6% of the proceeds of the SPAC IPO, 6% of any other new cash equity contributed to the Borrower in connection with the Transactions and 7% of the market capitalization of the applicable public company parent of the Borrower, (vi) distributions of investments in one or more unrestricted subsidiaries other than unrestricted subsidiaries whose assets consist solely of cash or cash equivalents received from a Loan Party (vii) redemptions of equity of the SPAC made in connection with the Transactions and (viii) a general basket of the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA subject to no event of default;

(g)   Transactions with Affiliates: restricting certain transactions with affiliates of a Loan Party in excess of $20,000,000, with a basket for affiliated investments in debt and equity subject to a cap of 5.0% of the proposed or outstanding issue amount of such class of debt or equity and limitations on transactions with joint ventures to be set forth in the First Lien Term Loan Documents;

(h)   Negative Pledge: restricting the ability of a Loan Party to agree to restrictions on its ability to grant liens securing the First Lien Term Facility;

(i) Prepaying Junior Financing: restricting the ability of a Loan Party to prepay material indebtedness (in excess of a threshold consistent with the Documentation Principles) that is expressly contractually subordinated in right of payment to the First Lien Term Facilities Principles (“Junior Financing”) (other than in respect of a prepayment in anticipation of satisfying a payment, defeasance or similar obligation due within one year of such prepayment) with (i) unlimited prepayments subject only to compliance with a pro forma Total Net Leverage Ratio of 0.50x below the Closing Date Total Net Leverage Ratio and so long as no Specified Event of Default has occurred or is continuing or would result therefrom, (ii) payments with the Available Amount (subject to no continuing Event of Default and, with respect to payments made pursuant to clause (b) of the Available Amount, a pro forma Total Net Leverage Ratio no greater than the Closing Date Total Net Leverage Ratio), (iii) AHYDO “catch-up” basket, (iv) permitted refinancings, (v) mandatory prepayments or redemptions, closing or consent fees, indemnity and expense reimbursement and (vi) a general basket of the greater of 50% of Closing Date EBITDA and 50% of LTM Consolidated Adjusted EBITDA);

(j) Junior Financing Documents: restricting modifications to Junior Financing documents in a manner materially adverse to the First Lien Lenders (taken as a whole);

(k)   changes in fiscal year;

(l) restrictions on subsidiary distributions and negative pledge clauses; and

(k)   Passive Holding Company: restricting Holdings from engaging in any active trade or business other than through the Borrower and its subsidiaries.

Dollar baskets will include a growing concept based on LTM Consolidated Adjusted EBITDA or, at Borrower’s election prior to the launch of general syndication, consolidated total assets. The general basket for restricted payments may alternatively be used for investments and/or prepayments of Junior Financing, and the general basket for prepayments of Junior Financing may alternatively be used for investments. The Borrower will be permitted to reclassify its debt and liens (other than debt under and liens securing the First Lien Term Facilities and the ABL Facility), investments, restricted payments and payments of Junior Financing among baskets within each covenant without limitation.

Compliance with a negative covenant in the First Lien Term Loan Documents may be permitted in part by one basket or exception (including the Fixed Incremental Amount and Ratio Incremental Amount) and in part by another, in the Borrower’s discretion, and the Borrower may designate and redesignate (on or after any applicable date) the baskets or exceptions available to it on such date (or any later date) upon which compliance is based. Unless the Borrower elects otherwise, compliance will be deemed to be first pursuant to a basket or exception based on a financial ratio (to the maximum extent permitted by such basket or exception) prior to being determined to pursuant to any other basket or exception, including those based on a fixed dollar amount. Agents will execute intercreditor agreements upon request.

The First Lien Term Loan Documents will contain “limited condition transaction” provisions consistent with the First Lien Documentation Principles, which will allow the Borrower to elect (an “LCA Election,” and the date of such election, an “LCA Election Date”) to test compliance with any ratio, accuracy of representation, absence of default or event of default or other condition precedent in connection with a Permitted Investment as of the date of execution of a definitive agreement for such Permitted Investment. Indebtedness under revolving, delayed draw and other committed facilities may be incurred from time to time if the full amount of such facility was permitted to be incurred on the date commitments with respect to such facilities were obtained (and compliance will not need to be tested on any subsequent date).

“Available Amount” will mean a cumulative amount equal to (a) the greater of 25% of Closing Date EBITDA and 25% of LTM Consolidated Adjusted EBITDA, plus (b) 50% of cumulative positive Consolidated Net Income (to be defined in the First Lien Term Loan Documents), plus (c) the cash, cash equivalent or other asset proceeds of permitted equity (other than Specified Equity Contributions (to be defined in the First Lien Term Loan Documents) and contributions used to incur indebtedness or pursuant to other basket capacity) issuances of the Borrower or any parent of the Borrower that are contributed to the Borrower as equity, plus (d) the investments of the Borrower and its restricted subsidiaries in any unrestricted subsidiary that has been re-designated as a restricted subsidiary or that has been merged or consolidated with or into the Borrower or any of its restricted subsidiaries (up to the lesser of (i) the fair market value of such investments of the Borrower and its restricted subsidiaries in such unrestricted subsidiary at the time of such re-designation or merger or consolidation and (ii) the fair market value of such investments by the Borrower and its restricted subsidiaries in such unrestricted subsidiary at the time they were made), plus (e) returns, profits, distributions and similar amounts received in cash or cash equivalents by the Borrower and its restricted subsidiaries on investments made using the Available Amount not in excess of such investments at the time they were made, plus (f) any mandatory prepayment amount declined by a declining lender (subject to any other applicable mandatory prepayment requirement), plus (g) the portion of any asset sale proceeds not required to applied to prepay the loans as a result of the Asset Sale Stepdowns plus (h) amounts received by the Borrower or any of its restricted subsidiaries in cash from the sale of the equity interests of any minority investment or unrestricted subsidiary or any dividend or other distribution received from any minority investment or unrestricted subsidiary, in each case, where the original investment was made in reliance on the Available Amount.

Financial Covenant:	None.

Unrestricted Subsidiaries:	Subject only to no continuing Specified Event of Default, the Borrower will be permitted to designate (or re-designate) any existing or subsequently acquired or organized restricted subsidiary as an “unrestricted subsidiary” and designate (or re-designate) any such unrestricted subsidiary as a restricted subsidiary provided only that no Specified Event of Default exists or would result therefrom. The designation of any unrestricted subsidiary as a restricted subsidiary will be deemed to be an incurrence at the time of such designation of indebtedness of such subsidiary or of liens on the assets of such subsidiary, in each case, outstanding on the date of such designation. The designation of any subsidiary as an unrestricted subsidiary will constitute an investment in an amount equal to the fair market value of the subsidiary designated for purposes of the investments negative covenant. Unrestricted subsidiaries will not be subject to the representations and warranties, covenants or events of default of the First Lien Term Loan Documents, the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the First Lien Term Loan Documents and any cash or cash equivalents of any unrestricted subsidiary will not be taken into account for purposes of any net debt test under the First Lien Term Loan Documents. Any unrestricted subsidiary must also be unrestricted under the ABL Facility (or any replacement or refinancing facilities in respect thereof and in effect at the time of such designation).

Events of Default:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries and, in limited circumstances, Holdings) (subject to certain exceptions limitations and qualifications to be set forth in the First Lien Term Loan Documents, as well as customary additions relating to the Canadian Loan Parties): nonpayment of principal, interest and fees (with a five business day grace period for interest and fees); failure to perform negative covenants, and affirmative covenants to provide notice of default or maintain the Borrower’s corporate existence; failure to perform other covenants subject to a 30 day cure period after the date on which written notice of default from the First Lien Administrative Agent is received; any representation or warranty incorrect in any material respect when made (with a 30 day cure period (with respect to such breaches of representations and warranties that are curable and other than the Specified Representations and the Acquisition Agreement Representations on the Closing Date) at the end of which such representation or warranty must be accurate in all material respects); cross-default to continuing defaults under material indebtedness (in excess of a threshold consistent with the First Lien Documentation Principles) of a Loan Party; bankruptcy and similar proceedings; material monetary judgment defaults in excess of a threshold amount (to be consistent with the First Lien Documentation Principles) against a Loan Party (to the extent not covered by insurance or other indemnity); invalidity of the First Lien Term Loan Documents (including any First Lien

Guarantees), a material security interest or a material portion of the Collateral; and Change of Control (to be defined in a manner consistent with the First Lien Documentation Principles but limited to the “post-IPO” prong); provided that any Default or Event of Default resulting solely from failure to provide notice thereof shall be deemed not to be “continuing” or “existing” upon delivery of such notice unless the Borrower knowingly fails to give timely notice of such Default or Event of Default as required by the affirmative covenants.

Notwithstanding the foregoing, a breach of a financial maintenance covenant in the ABL Facility will not constitute an Event of Default with respect to the First Lien Term Facilities or trigger a cross-default under the First Lien Term Facilities until the date on which the loans under the ABL Facility (if any) have been accelerated and the commitments in respect of the ABL Facility have been terminated, in each case, in accordance with the terms of the ABL Facility.

Voting:

Amendments and waivers of the First Lien Term Loan Documents will require the approval of one or more First Lien Lenders (the “Required Lenders”) holding more than 50% of the aggregate amount of loans and commitments under the First Lien Term Facilities, except that: (a) the consent of each First Lien Lender directly and adversely affected thereby will be required with respect to (i) increases in commitments of such First Lien Lender, (ii) reductions of principal, interest (other than default interest) or fees (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default will only require the consent of the Required Lenders), (iii) extensions of scheduled amortization, date of payment of interest or any fee or final maturity, and (iv) changes to the pro rata sharing and pro rata payment provisions, including the “waterfall” provisions; (b) the consent of 100% of the First Lien Lenders will be required with respect to amendments that effect (i) changes in voting thresholds and (ii) releases of liens on all or substantially all of the Collateral or all or substantially all of the aggregate value of the First Lien Guarantees; and (c) the consent of the First Lien Administrative Agent will be required to amend, modify or otherwise affect the rights and duties of the First Lien Administrative Agent; provided that, if a Lender (subject to certain exceptions to be set forth in the First Lien Term Loan Documents) has a net short TRS, CDS or other derivatives hedging position with respect to the Borrower and/or any other Loan Party, the ability of the “net short lenders” to vote will be limited in a manner consistent with the First Lien Documentation Principles.

Notwithstanding the foregoing, amendments and waivers that affect only the First Lien Lenders under a particular facility or tranche, will require only the consent of First Lien Lenders holding more than 50% of the aggregate commitments and loans under such facility or tranche, as applicable.

The First Lien Term Loan Documents will contain provisions for replacing (a) non-consenting First Lien Lenders in connection with amendments and waivers requiring the consent of all relevant First Lien Lenders or of all relevant First Lien Lenders adversely affected thereby so long as relevant First Lien Lenders holding more than 50% of the aggregate amount of the loans and commitments under the relevant First Lien Facilities have consented thereto, (b) First Lien Lenders that make a claim for increased costs, taxes, etc. and (c) any First Lien Lender that is or becomes a Disqualified Lender (to be defined in the First Lien Term Loan Documents).

The First Lien Term Loan Documents will contain “amend and extend” and “refinancing” provisions pursuant to which the Borrower may refinance or extend commitments and/or outstandings pursuant to one or more tranches with only the consent of the respective extending or refinancing lenders provided, that no existing First Lien Lender will have any obligation to commit to any such extension or refinancing.

The First Lien Term Loan Documents will permit amendments thereof without the approval or consent of the First Lien Lenders to effect a Repricing Transaction other than any First Lien Lender holding First Lien Term Loans subject to such Repricing Transaction that will continue as a First Lien Lender in respect of the repriced tranche of First Lien Term Loans or modified First Lien Term Loans.

Non-pro-rata distributions and commitment reductions will be permitted in connection with loan buy-back or similar programs consistent with the First Lien Documentation Principles.

Yield Protection and Increased Costs:	Consistent with the First Lien Documentation Principles, including customary tax gross-up provisions and customary protections for increased costs imposed as a result of the Dodd-Frank Act or Basel III.

Defaulting Lenders:	Consistent with the First Lien Documentation Principles. At the Borrower’s option, the Borrower may prepay the loans and/or terminate the commitments of any defaulting lender without penalty or premium.

Assignments and Participations:	The First Lien Lenders will be permitted to assign loans and commitments (other than to natural persons, Disqualified Lenders or First Lien Lenders who have become Disqualified Lenders) with the consent of the Borrower (unless a Specified Event of Default has occurred and is continuing or such assignment is an assignment of a First Lien Term Loan to a Lender, an affiliate of a Lender or an approved fund), the First Lien Administrative Agent, in each case such consent not to be unreasonably withheld or delayed. The Borrower will be deemed to have consented if it has not responded within five (5) business days after written request for consent to an assignment of First Lien Term Loans. Each assignment (except to other First Lien Lenders or their affiliates or approved funds) will be in a minimum amount of $1.0 million. The First Lien Administrative Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment. The First Lien Administrative Agent will make the list of Disqualified Lenders available to a First Lien Lender upon request by such First Lien Lender.

Assignments of Loans (including under Incremental Facilities) to the Sponsors and their affiliates (other than Holdings and its subsidiaries) (each, an “Affiliated Lender”) will be permitted (a) on a non-pro rata basis through open market purchases and/or (b) through Dutch auctions open to all First Lien Lenders on a pro rata basis in accordance with customary procedures, subject to the following limitations:

(a)   for purposes of any amendment, waiver or modification of the First Lien Term Loan Documents that does not require the consent of each First Lien Lender or each affected First Lien Lender or does not adversely affect such Affiliated Lender in its capacity as such in any material respect as compared to other First Lien Lenders and for purposes of any bankruptcy plan of reorganization, Affiliated Lenders will be deemed to have voted in the same proportion as non-affiliated First Lien Lenders voting on such matter;

(b)   Affiliated Lenders will not be permitted to attend/participate in conference calls or meetings attended solely by the First Lien Lenders and the First Lien Administrative Agent, or to receive information provided solely to the First Lien Lenders or to receive the advice of counsel to the First Lien Administrative Agent or the First Lien Lenders, nor may Affiliated Lenders challenge the attorney-client privilege between the First Lien Administrative Agent and counsel to the First Lien Administrative Agent or between the First Lien Lenders and counsel to the First Lien Lenders; and

(c)   loans owned or held by the Affiliated Lenders must not, in the aggregate for all such persons, exceed 25% of the aggregate amount of loans under the First Lien Term Facilities and any Incremental Term Facility, as the case may be, outstanding at the time of assignment or purchase.

provided, that a Debt Fund Affiliate (as defined below) will not be subject to the foregoing limitations described in clauses (a) through (c) above; provided, further, that all loans held by Debt Fund Affiliates may not account for more than 49.9% of the loans of consenting First Lien Lenders included in determining whether Required Lenders have consented to any amendment, modification, waiver or any other action with respect to any of the terms of, or otherwise have acted on any manner with respect to, the First Lien Term Loan Documents.

The First Lien Term Loan Documents will provide that assignments of loans under the First Lien Term Facilities to Holdings or any of its subsidiaries will be permitted through (a) open-market purchases on a non-pro rata basis and/or (b) Dutch auctions open to all First Lien Lenders on a pro rata basis in accordance with customary procedures, in each case so long as (i)

no event of default has occurred and is continuing or would result after giving effect to any such assignment pursuant to clause (b); (ii) the loans purchased are automatically and immediately cancelled; and (iii) no proceeds from any loan under the ABL Facility shall be used to purchase term loans unless on a pro forma basis for such purchase the Payment Conditions (as defined in the ABL Loan Documents) are met.

The First Lien Lenders will be permitted to participate loans and commitments to other people (except Disqualified Lenders). Voting rights of participants will be limited to matters in respect of (a) increases in commitments participated to such participant, (b) reductions of principal, interest (other than default interests) or fees (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default will not require the consent of the participant), and (c) extensions of scheduled amortization, date of payment of interest and any fee or final maturity and (d) releases of all or substantially all of the Collateral or all or substantially all of the aggregate value of the First Lien Guarantees (other than in connection with any transfer or sale of Collateral or of the relevant Guarantor or any other transaction permitted by the First Lien Term Loan Documents).

Notwithstanding the foregoing, in no event will the First Lien Administrative Agent be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Lenders, “affiliated” lenders or “net short” lenders. Without limiting the generality of the foregoing, the First Lien Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any First Lien Lender or participant or prospective First Lien Lender or participant is a Disqualified Lender, an “affiliated” lender or a “net short” lender, (y) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Disqualified Lender, any “affiliated” lender or a “net short” lender or (z) have any liability with respect to or arising out of the voting in any amendment or waiver to any Loan Document by any “net short” lender.

The Borrower shall have the benefit of yank-a-bank provisions with respect to Lenders that are identified as competitors of the Companies and become Disqualified Lenders.

“Debt Fund Affiliate” means, (a) any affiliate of the Sponsors that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course of business, in each case, that is not organized primarily for the purpose of making equity investments with respect to which the relevant Sponsor does not possess the power to make investment decisions for such entity and either (i) information barriers are in place restricting the sharing of information between it and such Sponsor or (ii) the managers have fiduciary duties to the investors of such fund independent of their fiduciary duties to investors in such Sponsor and (b) any investment fund or account of a permitted Debt Fund Affiliate investor managed by third parties (including by way of a managed account, a fund or an index fund in which a permitted Debt Fund Affiliate investor has invested) that is not organized or used primarily for the purpose of making equity investments.

“Permitted Investors” means (a) the Sponsor, (b) each of the affiliates and investment managers of the Sponsors, (c) any fund or account managed by any of the persons described in clause (a) or (b) of this definition, (d) any employee benefit plan of Holdings or any of its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (e) investment vehicles of members of management of Holdings or the Borrower but excluding natural persons.

Expenses and Indemnification:	The Borrower shall pay (a) provided that the Closing Date occurs, all reasonable documented and invoiced out-of-pocket expenses of the First Lien Administrative Agent, the Lead Arrangers and the Issuing Banks associated with the syndication of the First Lien Term Facility and the preparation, execution, delivery and administration of the First Lien Loan Documents and any amendment or waiver with respect thereto and (b) all reasonable and documented or invoiced out-of-pocket expenses of the First Lien Administrative Agent in connection with the enforcement of the First Lien Loan Documents.

The Borrower will indemnify the First Lien Administrative Agent, the Lead Arrangers and the Lenders and their respective affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all losses, claims, damages, costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to the First Lien Term Facility, the use or proposed use of the proceeds thereof, the Transactions, the First Lien Loan Documents, any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto or whether such claim, litigation, or other proceeding is brought by a third party or by the Borrower or any of its affiliates, creditors or shareholders or any other person) that relate to the First Lien Loan Documents; provided that no indemnified person will be indemnified for its gross negligence, willful misconduct, bad faith or material breach of the First Lien Loan Documents, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

EU and UK Bail-In and QFC Stay Rules:	The First Lien Term Loan Documents will include customary EU and UK Bail-In provisions and customary QFC stay rules substantially based on LSTA standard form provisions.

Governing Law and Forum:	New York.

Counsel to Administrative Agent and Arrangers:	Cahill Gordon & Reindel LLP

CONFIDENTIAL	EXHIBIT D

Project Catapult

$400 million ABL Facility

$2,100 million First Lien Term Facility

Financing Conditions1

The commitments of the Initial Lenders and the Lead Arrangers’ and other Administrative Agents’ agreements to perform the services described herein are subject to the satisfaction (or waiver by the Lead Arrangers) of only the following conditions precedent:

1. Confirmation from you (in the form of an officer’s certificate) to the Lead Arrangers that:

(a)

the Acquisition shall have been consummated or will be consummated substantially concurrently with the initial borrowings under the Facilities in accordance with the terms of the Acquisition Agreement; and

(b)

since the date of this Commitment Letter, the Acquisition Agreement has not been amended, supplemented, waived or modified (whether pursuant to your consent or otherwise) in any respect in a manner that is materially adverse to the Commitment Parties, in their respective capacities as such, without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); provided that each Lead Arranger shall be deemed to have consented to such amendment, supplement, waiver or modification unless it shall object in writing thereto within five business days of receipt of written notice of such amendment, waiver or modification;

provided further, that any change to, or waiver with respect to, the definition of “Material Adverse Effect,” the definition of “Termination Date” (or equivalent) or the “Xerox” provisions contained in the Acquisition Agreement (in each case, as in effect on the date hereof) will be deemed to be materially adverse to the Commitment Parties.

2. Confirmation from you (in the form of an officer’s certificate) to the Lead Arrangers that the Equity Contribution and the Refinancing either (a) has been consummated or (b) will be consummated substantially concurrently with the initial borrowing under the Facilities to be funded on the Closing Date.

3. Confirmation from you that since the date hereof, there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement) that would result in the failure of a condition precedent to Buyer’s obligation to consummate the Acquisition under the Acquisition Agreement or that would give Buyer the right (taking into account any notice and cure provisions) to terminate your obligations pursuant to the terms of the Acquisition Agreement.

4. The Commitment Parties will have received:

(a)

an audited balance sheet and related statements of income (or operations) and cash flows of the Acquired Business (or a direct or indirect parent thereof) as of the end of the fiscal years ended December 31, 2017, 2018, and 2019 and each fiscal year after the date of this Commitment Letter and at least 90 days prior to the Closing Date;

(b)

an unaudited balance sheet and related statements of income (or operations) and cash flows of the Acquired Business (or a direct or indirect parent thereof) as of the end of each fiscal quarter (other than

[1]

All capitalized terms used but not defined in this exhibit have the meanings given to them in the Commitment Letter to which this exhibit is attached, including the other exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this exhibit is determined by reference to the context in which it is used.

the fourth fiscal quarter of any fiscal year) ended after the date of the most recent balance sheet delivered pursuant to clause (a) above and at least 60 days prior to the Closing Date; and

(c)

an unaudited pro forma consolidated balance sheet and related pro forma income statement of the Acquired Business (or a direct or indirect parent thereof) as of and for the four consecutive quarter period ending on the last day of the most recently completed fiscal quarter of the Acquired Business (or a direct or indirect parent thereof) for which financial statements have been delivered, or are required to be delivered pursuant to clause (a) or (b) above in each case, giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the income statement), it being agreed that such pro forma financial statements need not comply with Regulation S-X under the U.S. Securities Act of 1933, as amended, or include purchase accounting adjustments.

The Commitment Parties hereby acknowledge receipt of the audited financial statements for the fiscal years ending December 2017, 2018, and 2019 and the unaudited financial statements for the fiscal quarters ending March 31, 2020 and June 30, 2020.

5. The Commitment Parties will have received the following (such credit agreements, guarantees and security agreements, collectively, the “Facilities Documentation”), in each case, containing terms that are materially consistent with the provisions of the applicable Term Sheet and the applicable Documentation Principles and subject to the Certain Funds Provision:

(a)

with respect to the ABL Facility: (i) a credit agreement, (ii) a customary guarantee agreement, and (iii) a customary U.S. security agreement and a customary Canadian security agreement, in each case, pursuant to which a lien is granted on the Collateral in favor of the ABL Administrative Agent for the ratable benefit of the ABL Lenders and the other secured parties under the ABL Facility and the ABL Administrative Agent is authorized to file customary “all asset” UCC and PPSA financing statements with respect thereto, in each case, executed by Holdings and the Borrower (such credit, guarantee and security agreements, collectively with the Intercreditor Agreements, the “ABL Facility Documentation”);

(b)

with respect to the First Lien Term Facility: (i) a credit agreement, (ii) a customary guarantee agreement, and (iii) a customary U.S. security agreement and a customary Canadian security agreement, in each case, pursuant to which a lien is granted on the Collateral in favor of the First Lien Administrative Agent for the ratable benefit of the First Lien Lenders and the other secured parties under the First Lien Term Facility and the First Lien Administrative Agent is authorized to file customary “all asset” UCC and PPSA financing statements with respect thereto, in each case, executed by Holdings and the Borrower (such credit, guarantee and security agreements, collectively with the Intercreditor Agreements, the “First Lien Term Facility Documentation”); and

(c)

any certificated securities (which shall be delivered to the First Lien Administrative Agent) representing equity of the Borrower and its subsidiaries, in each case with customary stock powers executed in blank.

6. The Commitment Parties will have received the following (collectively, the “Closing Deliverables”) in each case subject to the Certain Funds Provision and the applicable Documentation Principles:

(a)	customary legal opinions from your counsel with respect to each Facility to be funded on the Closing Date;

(b)

a customary officer’s certificate (with certification of organizational documents and appropriate authorizing resolutions and to the conditions set forth in paragraph 7 of this Exhibit D with respect to the Specified Representations only) and a customary incumbency certificate from officers of each of the Loan Parties executing the applicable Facilities Documentation;

(c)	good standing certificates (to the extent applicable) from the Secretary of State or such other office in Holdings’ and the Borrower’s respective jurisdictions of organization;

(d)	a solvency certificate substantially in the form attached to the Commitment Letter from the chief financial officer or other officer with equivalent duties of the Borrower;

(e)	a customary borrowing request with respect to each Facility to be funded on the Closing Date, which may be delivered on or prior to the Closing Date; and

(f)

with respect to the ABL Facility, a Borrowing Base Certificate; provided that if a field exam has not been completed prior to the Closing Date such Borrowing Base Certificate may state the Closing Borrowing Base.

7. Subject to the Certain Funds Provision, the accuracy of the Acquisition Agreement Representations and the Specified Representations in all material respects (except to the extent qualified by materiality, in which case such representations shall be true and correct in all respects after giving effect to such materiality qualifier).

8. The Initial Lenders will have received at least three business days prior to the Acquisition Date (a) all outstanding documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (b) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary FinCEN beneficial ownership certificate, that in each case has been requested in writing at least ten business days prior to the Acquisition Date.

9. Payment of fees and expenses due to the Commitment Parties under the Commitment Papers, in the case of expenses and legal fees to the extent invoiced in reasonable detail at least two business days prior to the Closing Date (except as otherwise reasonably agreed by you) and required to be paid on the Closing Date, it being agreed that such fees and expenses may be paid with the proceeds of the initial funding of one or more Facilities.

10. Unless the Lead Arrangers shall have otherwise consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Closing Date shall not occur prior to October 15, 2020.

CONFIDENTIAL	EXHIBIT E

Form of Solvency Certificate

Date: [        ,        ]

To the Administrative Agent and each of the Lenders

party to the Credit Agreement referred to below:

Pursuant to Section [    ] of the Credit Agreement, the undersigned, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, hereby certifies, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, that, to his or her knowledge, as of the Closing Date, after giving effect to the Transactions (including the making of the Loans under the Credit Agreement on the Closing Date and the application of the proceeds thereof):

(a)	the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;

(b)

the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured;

(c)

the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and

(d)	the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time will be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the business proposed to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

* * *

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, as of the date first stated above.

[Borrower]

By:
Name:
Title: [Chief Financial Officer]

CONFIDENTIAL	EXHIBIT F

Select Definitions

The Facilities Documentation will include definitions substantially consistent with the language set forth below, which may include additional add backs and exclusions as are agreed upon between you and the Commitment Party, subject to the First Lien Documentation Principles.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period:

(a) increased, without duplication, by the following items (solely to the extent deducted (and not excluded) in calculating Consolidated Net Income, other than in respect of the proviso in clause (i) below and clauses (ii)(B), (xi), (xix) and (xx) below) of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP:

(i) interest expense, including (A) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness (which, in each case, will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations or Attributable Indebtedness), (B) commissions, discounts and other fees, charges and expenses owed with respect to letters of credit, bankers’ acceptance financing, surety and performance bonds and receivables financings, (C) amortization and write-offs of deferred financing fees, debt issuance costs, debt discounts, commissions, fees, premium and other expenses, as well as expensing of bridge, commitment or financing fees, (D) payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (E) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a wholly-owned Restricted Subsidiary) in connection with Indebtedness incurred by such plan or trust, (F) all interest paid or payable with respect to discontinued operations, (G) the interest portion of any deferred payment obligations, and (H) all interest on any Indebtedness that is (x) Indebtedness of others secured by any Lien on property owned or acquired by such Person or its Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property or (y) contingent obligations in respect of Indebtedness; provided that that such interest expense shall be calculated after giving effect to Hedge Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to such Hedge Agreements; provided further that, when determining such interest expense in respect of any Test Period ending prior to the first anniversary of the Closing Date, such interest expense will be calculated by multiplying the aggregate such interest expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such Test Period; plus

(ii) taxes based on gross receipts, income, profits or revenue or capital, franchise, excise, property, commercial activity, sales, use, unitary or similar taxes, and foreign withholding taxes, including (A) penalties and interest and (B) tax distributions made to any direct or indirect holders of Equity Interests of such Person in respect of any such taxes attributable to such Person and/or its Restricted Subsidiaries or pursuant to a tax sharing arrangement or as a result of a tax distribution or repatriated fund; plus

(iii) depreciation expense and amortization expense (including amortization and similar charges related to goodwill, customer relationships, trade names, databases, technology, software, internal labor costs, deferred financing fees or costs and other intangible assets); plus

(iv) non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (x) the Borrower may determine not to add back such non-cash item in the current Test Period, (y) to the extent the Borrower decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period), including the following: (A) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (B) non-cash currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness (including intercompany Indebtedness) and any net non-cash loss resulting from hedge agreements for currency exchange risk), (C) non-cash losses, expenses, charges or negative adjustments attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standards Codification 815 and International Accounting Standard No. 9 and their respective related pronouncements and interpretations, (D) non-cash charges for deferred tax asset valuation allowances, (E) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, (F) any non-cash charges or losses resulting from any purchase accounting adjustment or any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investments either existing or arising after the Closing Date, (G) all non-cash losses from Investments either existing or arising after the Closing Date recorded using the equity method and (H) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes and (z) any non-cash interest expense; plus

(v) unusual, extraordinary, infrequent, or non-recurring items, whether or not classified as such under GAAP; plus

(vi) charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic and/or business initiatives, business optimization (including costs and expenses relating to business optimization programs which, for the avoidance of doubt, shall include, without limitation, implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs to start-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, officers and facilities) including in connection with the Transactions and any permitted Acquisition, any other permitted Investment, any acquisition or other investment consummated prior to the Closing Date and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) public company registration, listing, compliance, reporting and related expenses, (G) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), and (H) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business; plus

(vii) all (A) costs, fees and expenses relating to the Transactions, (B) costs, fees and expenses (including diligence and integration costs) incurred in connection with (x) investments in any Person, acquisitions of the Equity Interests of any Person, acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Loan Party or any Restricted Subsidiary or (y) other transactions that are out of the ordinary course of business of such Person and its Restricted Subsidiaries (in each case of clause (x) and (y), including transactions considered or proposed but not consummated), including Permitted Equity Issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of

Indebtedness (including all consent fees, premium and other amounts payable in connection therewith) and (C) non-operating professional fees, costs and expenses; plus

(viii) items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or refunding obligation or insurance to the extent actually paid or reasonably expected to be paid, (B) paid or payable (directly or indirectly) by a third party that is not a Loan Party or a Restricted Subsidiary (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person by a third party that is not a Loan Party or a Restricted Subsidiary or (C) such Person is, directly or indirectly, reimbursed for such item by a third party; plus

(ix) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued in such Test Period (including any termination fees payable in connection with the early termination of management and monitoring agreements); plus

(x) the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount; plus

(xi) proceeds of business interruption insurance actually received or reasonably expected to be received; plus

(xii) minority interest expense consisting of income attributable to Equity Interests held by third parties in any non-wholly-owned Restricted Subsidiary; plus

(xiii) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus

(xiv) expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations, bonuses and other compensation paid to employees, directors or consultants, and payments in respect of dissenting shares and purchase price adjustments, in each case, made in connection with a Permitted Investment or other transactions disclosed in the documents referred to in clause (xix) below; plus

(xv) any losses from abandoned, closed, disposed or discontinued operations or operations that are anticipated to become abandoned, closed, disposed or discontinued; plus

(xvi) (A) any costs or expenses (including any payroll taxes) incurred by the Borrower or any Restricted Subsidiary in such Test Period as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including (1) any post-employment benefit scheme to which the relevant pension trustee has agreed, (2) as a result of curtailments or modifications to pension and post-retirement employee benefit plans and (3) without limitation, compensation arrangements with holders of unvested options entered into in connection with a permitted Restricted Payment), any stock subscription, stockholders or partnership agreement, any payments in the nature of compensation or expense reimbursement made to independent board members, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any costs or expenses incurred in connection with the rollover, acceleration or payout of Equity Interests held by management of Holdings (or any Parent Entity, the Borrower and/or any Restricted Subsidiary); plus

(xvii) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(xviii) the cumulative effect of a change in accounting principles; plus

(xix) addbacks of the type reflected in (A) the Sponsor Model in connection with the Transactions or the quality of earnings report delivered to the Lead Arrangers in connection with the Transactions or (B) any quality of earnings report prepared by a nationally recognized accounting firm and furnished to the Administrative Agent, in connection with any Permitted Investment or other Investment consummated after the Closing Date; plus

(xx) the amount of “run rate” cost savings, operating expense reductions and other cost synergies that are projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than 36 months after the end of such Test Period (which amounts will be determined by the Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; provided that, in the good faith judgment of the Borrower such cost savings are reasonably identifiable, reasonably anticipated to be realized and factually supportable (it being agreed such determinations need not be made in compliance with Regulation S-X or other applicable securities law); plus

(xxi) to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA for any previous period and not added back; plus

(xxii) [reserved]; plus

(xxiii) the amount of any contingent payments in connection with the licensing of intellectual property or other assets; plus

(xxiv) Public Company Costs; plus

(xxv) the amount of fees, expense reimbursements and indemnities paid to directors and/or members of advisory boards, including directors of Holdings or any other Parent Entity; plus

(xxvi) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization or such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus

(xxvii) [reserved]; plus

(xxviii) payments made pursuant to Earnouts (to be defined in accordance with the First Lien Documentation Principles) and Unfunded Holdbacks (to be defined in accordance with the First Lien Documentation Principles); and

(b) decreased, without duplication, by the following items of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP (solely to the extent increasing Consolidated Net Income):

(i) any amount which, in the determination of Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); plus

(ii) the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period and that was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and that does not otherwise reduce Consolidated Net Income for the current period; plus

(iii) the excess of actual cash rent paid over rent expense during such period due to the use of straight-line rent for GAAP purposes; plus

(iv) the amount of any income or gain associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; plus

(v) any net income from disposed or discontinued operations; plus

(vi) any unusual, extraordinary, infrequent or non-recurring gains.

Notwithstanding the foregoing, Consolidated Adjusted EBITDA shall include stipulated amounts to be agreed for each of the four consecutive fiscal quarters ending most recently prior to the Closing Date, which, in each case, shall not be less than the amounts as have been reported pursuant to the compliance certificates for each such quarter by the Target under its existing financing as described below; provided that complete and accurate copies of such compliance certificates were delivered to the Commitment Parties prior to the date of this Commitment Letter. Existing financing includes the existing first lien and second lien facilities of the Acquired Business.

“Indebtedness” means, with respect to any Person, without duplication, (a) any indebtedness (including principal or premium) of such Person in respect of borrowed money; any indebtedness evidenced by bonds, notes, debentures, loan agreements or similar instruments, letters of credit or banker’s acceptances (or, without double counting, reimbursement agreements in respect thereof), and Capitalized Lease Obligations or the balance deferred and unpaid of the purchase price of any property to the extent that the same would be required to be shown as a long-term liability on the balance sheet for such Person prepared in accordance with GAAP; (b) (i) to the extent not otherwise included, any guarantee obligation by such Person of the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien (other than a Permitted Lien) on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the fair market value of such property at such date of determination and the amount of Indebtedness so secured; (c) net obligations of such Person under any Hedge Agreement to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP; and (d) all obligations of such Person in respect of Disqualified Equity Interests; provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables, (3) customary purchase money obligations incurred in the ordinary course, (4) earn-outs, purchase price holdbacks or similar obligations, (5) intercompany liabilities in the ordinary course of business, (6) Permitted Liens, (7) loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extension of terms (such loans and advances, “Short Term Advances”)), (8) Indebtedness of any direct or indirect parent company appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP and (9) lease obligations other than in respect of a Capitalized Lease. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

Annex B

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANTAGE SOLUTIONS INC.

Advantage Solutions Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The name of the Corporation is “Advantage Solutions Inc.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 2, 2019 (the “Original Certificate”).

2.

An amended and restated certificate of incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware in July, 2019 (the “Existing Certificate”).

3.

This Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) is being amended and restated in connection with the transactions contemplated by that certain Agreement and Plan of Merger by and among the Corporation, CP II Merger Sub, Inc., Advantage Solutions Inc. and Karman Topco L.P.. dated as of September [●], 2020.

4.	The text of the Existing Certificate is hereby integrated and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Advantage Solutions Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 3,300,000,000, of which (i) 3,290,000,000 shares shall be a class designated as Class A common stock, par value $0.0001 per share (“Common Stock”), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (“Preferred Stock”).

Section 1. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any shares of Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 2. Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Amended and Restated Certificate of Incorporation (including any Certificate of Designation (as defined below): (i) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL; (ii) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board”) or any authorized committee thereof; and (iii) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

Section 3. Shares of Preferred Stock may be issued from time to time in one or more series. The Board, or any authorized committee thereof, is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution or resolutions and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the terms of such series, the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series. Without limiting the generality of the foregoing, and subject to the rights of the holders of any series of Preferred Stock then outstanding, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The terms, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise required by law, holders of

Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that:

Section 1. Except as otherwise provided in this Amended and Restated Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Subject to the terms of the Stockholders Agreement and any special rights of the holders of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board. Except as otherwise expressly provided by the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) or delegated by resolution of the Board, the Board shall have the exclusive power and authority to appoint and remove officers of the Corporation.

Section 2. Other than any directors elected by the separate vote of the holders of one or more series of Preferred Stock, if applicable, the Board shall be and is divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. The Board may assign members of the Board already in office to such classes as of the effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”). Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the first annual meeting of stockholders following the Effective Time, the term of office of the Class I directors shall expire and Class I directors elected to succeed those directors whose terms expired shall be elected for a full term of three years. At the second annual meeting of stockholders following the Effective Time, the term of office of the Class II directors shall expire and Class II directors elected to succeed those directors whose terms expired shall be elected for a full term of three years. At the third annual meeting of stockholders following the Effective Time, the term of office of the Class III directors shall expire and Class III directors elected to succeed those directors whose terms expired shall be elected for a full term of three years. Subject to any special rights of the holders of one or more series of Preferred Stock to elect directors, at each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal from office.

Section 3. Subject to any special rights of the holders of one or more series of Preferred Stock to elect directors, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote on the election of directors.

Section 4. Except as otherwise expressly required by law, subject to any special rights of the holders of one or more series of Preferred Stock to elect directors and subject to the terms of the Stockholders Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and shall not be filled by the stockholders (except as otherwise provided in the Stockholders Agreement). Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 5. During any period when the holders of any series of Preferred Stock have the special right to elect additional directors, upon commencement and for the duration of such period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of additional directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to the Certificate of Designation establishing such series of Preferred Stock; and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to the Certificate of Designation establishing such series of Preferred Stock, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation establishing any series of Preferred Stock), whenever the holders of any series of Preferred Stock having the special right to elect additional directors are divested of such right pursuant to this Amended and Restated Certificate of Incorporation (including pursuant to any such Certificate of Designation), the terms of office of all such additional directors elected by the holders of such series, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 6. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Section 7. Except as may otherwise be set forth in the resolution or resolutions of the Board providing for the issuance of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI

STOCKHOLDERS

Section 1. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be taken by consent of the stockholders in lieu of a meeting); provided, however, that any action required or permitted to be taken by any holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock.

Section 2. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time by the Board, but such special meetings may not be called by stockholders or any other Person or Persons (as defined below).

Section 3. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1. To the fullest extent permitted by the DGCL (including Section 102(b)(7)), as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

Section 2. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any Person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or any predecessor of the Corporation, or, while serving as a director or officer of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 3. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 4. Neither any amendment or repeal of this Article VII, nor the adoption by amendment of this Amended and Restated Certificate of Incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE VIII

EXCLUSIVE FORUM

Section 1. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Amended and Restated Certificate of Incorporation (as it may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article VIII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 2. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII. Notwithstanding the foregoing, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE IX

CERTAIN STOCKHOLDER RELATIONSHIPS

Section 1. In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the Principal Stockholder, the CP Sponsor and their respective Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (ii) the Principal Stockholder, the CP Sponsor and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Principal Stockholder, the CP Sponsor, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Section 2. None of (i) the Principal Stockholder or any of its Affiliates, (ii) the CP Sponsor or any of its Affiliates or (iii) any Non-Employee Director or his or her Affiliates (the Persons identified in (i), (ii) and (iii) above being referred to, collectively, as the “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 3 of this Article IX. Subject to Section 3 of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary, contractual or otherwise) to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

Section 3. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 2 of this Article IX shall not apply to any such corporate opportunity.

Section 4. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy, in each case as determined by the Board.

Section 5. For purposes of this Article IX, “Affiliate” shall mean (a) in respect of the Principal Stockholder, any Person that, directly or indirectly, is controlled by the Principal Stockholder, controls the Principal Stockholder or is under common control with the Principal Stockholder and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of the CP Sponsor, any Person that, directly or indirectly, is controlled by the CP Sponsor, controls the CP Sponsor or is under common control with the CP Sponsor and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (c) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (d) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

Section 6. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

Section 1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by this Amended and Restated Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Amended and Restated Certificate of Incorporation in its current form or as hereafter amended are granted, subject to the rights reserved in this Article X. Notwithstanding the foregoing and notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or classes or series of stock required by law or by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII, IX or this Article X.

Section 2. The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws. Notwithstanding the foregoing or any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or classes or series of stock required by law or by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE XI

DGCL SECTION 203 AND BUSINESS COMBINATIONS

Section 1. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Section 2. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 3. For purposes of this Article XI, references to:

(a) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b) “associate”, when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “Karman Direct Transferee” means any person that acquires (other than in a registered public offering) directly from Karman Topco L.P. or any of its affiliates or successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(d) “Karman Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Karman Direct Transferee or any other Karman Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(e) “business combination”, when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if (x) the merger or consolidation is caused by the interested stockholder and (y) as a result of such merger or consolidation Section 2 of this Article XI is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation, or by any direct or indirect majority-owned subsidiary of the Corporation, of any stock of the Corporation, or of such subsidiary, to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation, or any such subsidiary, which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Sections 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c) through (e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation, or any direct or indirect majority-owned subsidiary of the Corporation, which has the effect, directly or indirectly, of increasing the proportionate share of stock of any class or series, or securities exercisable for, exchangeable for or convertible into stock of any class or series, of the Corporation, or of any such subsidiary, which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

(f) “control”, including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section 2, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(g) “interested stockholder” means (x) any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and (y) the affiliates and associates of such person; but “interested stockholder” shall not include (a) Karman Topco L.P., any Karman Direct Transferee, any Karman Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires any additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(h) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that owns, or whose affiliates or associates own, directly or indirectly, such stock.

(i) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(j) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(k) “voting stock” means, with respect to a corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE XII

MISCELLANEOUS

If any provision or provisions of this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, any Certificate of Designation relating to any series of Preferred Stock and each portion of any paragraph of this Amended and Restated Certificate of Incorporation or Certificate of Designation containing any such provision or provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, any Certificate of Designation relating to any series of Preferred Stock and each such portion of any paragraph of this Amended and Restated Certificate of Incorporation or Certificate of Designation containing any such provision or provisions held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIII

INTERPRETATION

For as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of this Amended and Restated Certificate of Incorporation and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL.

ARTICLE XIV

DEFINITIONS

As used in this Amended and Restated Certificate of Incorporation, except as otherwise expressly provided herein and unless the context requires otherwise, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract or credit arrangement or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing.

“CP Sponsor” means Conyers Park II Sponsor LLC, a Delaware limited liability company, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations).

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Principal Stockholder” means Karman Topco L.P., a Delaware limited partnership, and its successors.

“Stockholders Agreement” means the Stockholders Agreement, dated September 7, 2020, by and among, inter alia, the Corporation, the Principal Stockholder, CP Sponsor, Green Equity Investors VI, L.P. and CVC ASM Holdco, L.P.

* * * *

EXHIBIT A

This Seconded Amended and Restated Certificate of Incorporation is executed on this              day of                 , 2020.

ADVANTAGE SOLUTIONS INC.

By:
Name:
Title:

Annex C

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with its terms, the “Stockholders Agreement”), dated as of September 7, 2020 (the “Effective Date”), is made by and among (i) Conyers Park II Acquisition Corp., a Delaware corporation (“PubCo”); (ii) Karman Topco L.P., a Delaware limited partnership (“Seller”); (iii) CVC ASM Holdco, L.P., a Delaware limited partnership (the “CVC Stockholder”); (iv) the entities identified on the signature pages hereto under the heading “LGP Stockholders” (collectively, the “LGP Stockholders”); (v) BC Eagle Holdings, L.P., a Cayman Islands exempted partnership (the “Bain Stockholder”); and (vi) Conyers Park II Sponsor LLC, a Delaware limited liability company (the “Conyers Park Sponsor”). Each of PubCo, Seller, the CVC Stockholder, the LPG Stockholders, the Bain Stockholder and the Conyers Park Sponsor may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, PubCo has entered into that certain Agreement and Plan of Merger, dated as of the Effective Date (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Merger Agreement”), by and among PubCo, Advantage Solutions Inc., a Delaware corporation (“ASM”), Seller and CP II Merger Sub Inc., a Delaware corporation, in connection with the business combination (the “Business Combination”) set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement at the Closing, PubCo will indirectly acquire from Seller all of the equity interests of ASM, in exchange for shares of Common Stock;

WHEREAS, in connection with the execution of this Stockholders Agreement, PubCo, Seller, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder, the Conyers Park Sponsor and certain other Persons are entering into that certain 3rd Amended and Restated Registration Rights Agreement, dated as of the Effective Date (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Registration Rights Agreement”);

WHEREAS, PubCo and the Conyers Park Sponsor entered into that certain Registration and Stockholder Rights Agreement, dated as of July 17, 2019 (the “Original Stockholder Agreement”);

WHEREAS, in connection with the execution of this Stockholders Agreement and the Registration Rights Agreement, PubCo and the Conyers Park Sponsor desire to terminate the Original Stockholder Agreement and replace it with this Stockholders Agreement and the Registration Rights Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance and certain other matters, in each case in accordance with the terms and conditions of this Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Stockholders Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. As used in this Stockholders Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, charge, litigation, arbitration, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that (i) no Party shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Stockholders Agreement and (ii) in no event shall any Affiliate of any Sponsor Investor include any of their respective portfolio companies (as such term is commonly understood).

“ASM” has the meaning set forth in the Preamble.

“Bain Director” has the meaning set forth in Section 2.1(e).

“Bain Stockholder” has the meaning set forth in the Preamble.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that for purposes of this definition (and without double counting), (a) the Common Stock that is indirectly owned by the CVC Stockholder, the LGP Stockholders or the Bain Stockholder (and their respective Permitted Transferees) through such Party’s or such Permitted Transferees’ ownership of Equity Securities of Seller (or any Permitted Transferee of Seller) shall be taken into account for purposes of determining the percentage of Common Stock that is Beneficially Owned by the CVC Stockholder, the LGP Stockholders or the Bain Stockholder (and their respective Permitted Transferees) as applicable, (b) the Common Stock that is indirectly owned by Karman Coinvest L.P. (and its Permitted Transferees) through Karman Coinvest L.P.’s or such Permitted Transferees’ ownership of Equity Securities of Seller (or any Permitted Transferee of Seller) shall be taken into account for purposes of determining the percentage of Common Stock that is Beneficially Owned by the CVC Stockholder (with respect to the class B units of Karman Coinvest L.P.) and the LGP Stockholders (with respect to the class A units of Karman Coinvest L.P.) and (c) the Common Stock that is indirectly owned by Yonghui Investment Limited (and its Permitted Transferees) through Yonghui Investment Limited’s or such Permitted Transferees’ ownership of Equity Securities of Seller (or any Permitted Transferee of Seller) shall be taken into account for purposes of determining the percentage of Common Stock that is Beneficially Owned by the Bain Stockholder. For clarity, the indirect ownership of any Person through Seller shall be proportionate to the percentage ownership of such Party in Seller, directly or indirectly.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Bylaws” means the bylaws of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“Closing” has the meaning given to such term in the Merger Agreement.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Common Stock” means shares of the Class A common stock, par value $0.0001 per share, of PubCo, including (i) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock, (ii) any shares of Class A common stock issuable upon the conversion of Class B common stock at the Closing, and (iii) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Confidential Information” has the meaning set forth in Section 2.3.

“Continuing Ownership Percentage” means, with respect to any Party, as of the time of determination, a fraction (expressed as a percentage) the numerator of which is the aggregate number of shares of Common Stock that is Beneficially Owned by such Party (in each case, together with its Permitted Transferees) at such time, and the denominator of which is the aggregate number of shares of Common Stock that is Beneficially Owned by such Party immediately after the Closing (as adjusted for stock splits, combinations, reclassifications and similar transactions).

“Conyers Park Sponsor” has the meaning set forth in the Preamble.

“Conyers Park Sponsor Director” has the meaning set forth in Section 2.1(f).

“Chief Executive Officer” means the chief executive officer of PubCo.

“Credit Agreement” means that certain First Lien Credit Agreement, dated as of July 14, 2014, by and among Holdings, the Borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended by (x) that certain First Amendment to First Lien Credit Agreement, dated as of April 8, 2015 by and among Holdings, the Borrower, Bank of America, N.A. as Administrative Agent and Collateral Agent, and Jeffries Finance LLC as incremental lender, (y) that certain Second Amendment to First Lien Credit Agreement, dated as of May 2, 2017 by and among Holdings, the Borrower, Bank of America, N.A. as Administrative Agent and Collateral Agent, the revolving lenders signatory thereto as extending lenders, Bank of America, N.A. as swing line lender and Bank of America, N.A. and Credit Suisse AG, Cayman Islands Branch as issuing banks and (z) that certain Third Amendment to First Lien Credit Agreement, dated as of February 21, 2018 by and among Holdings, the Borrower, Bank of America, N.A. as Administrative Agent and Collateral Agent, and Bank of America, N.A. as incremental lender, and as further amended, restated or otherwise modified from time to time.

“CVC Directors” has the meaning set forth in Section 2.1(c).

“CVC Stockholder” has the meaning set forth in the Preamble.

“Disqualified Director” means any Person prohibited or disqualified from serving as a director of PubCo pursuant to any rule or regulation of the SEC or the rules of the securities exchange on which PubCo’s securities are listed or by applicable Law.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Independent Directors” means those four (4) directors to be determined as such pursuant to Section 7.06 of the Merger Agreement, and such successor Persons as may be nominated pursuant to Section 2.1(g).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“LGP Director” has the meaning set forth in Section 2.1(d).

“Merger Agreement” has the meaning set forth in the Recitals.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Organizational Documents” means the Certificate of Incorporation, the Bylaws and any other similar organizational documents of PubCo.

“Original Stockholder Agreement” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Permitted Sponsor Transferee” means, with respect to any Sponsor Investor, any (i) private equity investment fund Affiliate (i.e., a private equity fund that is organized to invest in multiple portfolio companies (as such term is commonly understood)) of such Sponsor Investor, (ii) general partner of any such private equity investment fund Affiliate, (iii) direct or indirect parents of any such general partner, (iv) direct or indirect wholly owned subsidiaries of any such general partner or direct or indirect parent or (v) other investment vehicle that is (A) an Affiliate of such Sponsor Investor and (B) directly or indirectly wholly-owned by (I) one or more Persons referred to in clauses (ii) through (iv) of this definition and/or (II) one or more officers, directors, partners, employees, members, stockholders, consultants, advisors or associates of any such Persons. For the avoidance of doubt, it is understood that “Permitted Sponsor Transferee” shall not include any (x) portfolio company (as such term is commonly understood) of a Sponsor Investor or any of their respective Affiliates or (y) any co-investment vehicle or other special purpose vehicle formed to directly or indirectly transfer any of the rights of such Sponsor Investor hereunder to any Person not described in the foregoing clauses (i) through (v) of this definition.

“Permitted Transferee” means, (i) with respect to the Sponsor Investors a Permitted Sponsor Transferee, and (ii) with respect to any Person other than the Sponsor Investors, any Affiliate of such Person and, in the case of Conyers Park Sponsor, any equityholder of Conyers Park Sponsor.

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“PubCo” has the meaning set forth in the Preamble.

“Registration Rights Agreement” has the meaning set forth in the Preamble.

“Replacement Credit Agreement” means a credit facility for the incurrence of indebtedness for borrowed money to be entered into by PubCo or any of its subsidiaries as a complete or partial replacement of the indebtedness, including any incremental borrowing, that are subject to the Credit Agreement (or as comparable of the indebtedness including any incremental borrowing, that are subject to any replacement to a then-existing Replacement Credit Agreement).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Seller” has the meaning set forth in the Preamble.

“Sponsor Investor” means each of the CVC Stockholder, the Bain Stockholder and the LGP Stockholders, and their Permitted Transferees.

“Stockholders Agreement” has the meaning set forth in the Preamble.

“TTM EBITDA” means, with respect to PubCo and its subsidiaries on a consolidated basis, the trailing twelve months “Consolidated Adjusted EBITDA” (as defined in the Credit Agreement).

Section 1.2 Interpretive Provisions. For all purposes of this Stockholders Agreement, except as otherwise provided in this Stockholders Agreement or unless the context otherwise requires:

(a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms.

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Stockholders Agreement, refer to this Stockholders Agreement as a whole and not to any particular provision of this Stockholders Agreement.

(c) references in this Stockholders Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d) whenever the words “include”, “includes” or “including” are used in this Stockholders Agreement, they shall mean “without limitation.”

(e) the captions and headings of this Stockholders Agreement are for convenience of reference only and shall not affect the interpretation of this Stockholders Agreement.

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

(g) all references to “or” shall be construed in the inclusive sense of “and/or.”

ARTICLE II.

GOVERNANCE

Section 2.1 Board of Directors.

(a) Composition of the Board. As of immediately prior to the Closing, the Board shall be comprised of thirteen (13) directors, which such Persons have been allocated into classes in accordance with Section 2.1(b) below. Such thirteen (13) directors are, (i) two (2) directors nominated by the CVC Stockholder, Cameron Breitner and Tiffany Han (each, an “Initial CVC Director”), (ii) two (2) directors nominated by the LGP Stockholders, Jon Sokoloff and Tim Flynn (each, an “Initial LGP Director”), (iii) one (1) director nominated by the Bain Stockholder, Ryan Cotton (the “Initial Bain Director”), (iv) three (3) directors nominated by the Conyers Park Sponsor, James Kilts, Dave West and Brian Ratzan, (each, an “Initial Conyers Park Sponsor Director”), (v) the Independent Directors and (vi) the Chief Executive Officer as of the Closing. At and following the Closing each Party agrees, severally and not jointly, to take all Necessary Action to cause the Board to be comprised of the individuals named in Section 2.1(a) or otherwise appointed pursuant to this Section 2.1; provided, that, the obligations of the Parties to take such Necessary Actions pursuant to this sentence with respect to the Conyers Park Sponsor Directors shall cease on and from the date that is five (5) years following the Closing.

(b) At and following the Closing, each Party agrees, severally and not jointly, to take all Necessary Action to cause the directors named in Section 2.1(a) to be be divided into three classes of directors, with each class serving for staggered three year-terms as follows:

(i) the class I directors shall initially include one (1) Initial CVC Director, one (1) Initial LGP Director, one (1) Initial Conyers Park Sponsor Director and two (2) Independent Directors;

(ii) the class II directors shall initially include one (1) Initial Conyers Park Sponsor Director, the Initial Bain Director and two (2) Independent Directors; and

(iii) the class III directors shall initially include one (1) Initial CVC Director, one (1) Initial LGP Director, one (1) Initial Conyers Park Sponsor Director and the Chief Executive Officer.

The initial term of the Class I directors shall expire immediately following PubCo’s first annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class II directors shall expire immediately following PubCo’s second annual meeting of stockholders following the consummation of the Business Combination. The initial term of the Class III directors shall expire immediately following PubCo’s third annual meeting of stockholders following the consummation of the Business Combination.

(c) CVC Representation. At and following the Closing, PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, a number of individuals designated by the CVC Stockholder (each, a “CVC Director”) that, if elected, will result in the CVC Stockholder having a number of directors serving on the Board as shown below:

Common Stock Beneficially Owned by the CVC Stockholder (and its Permitted Transferees)	Number of CVC Directors
10% or greater	2
5% or greater, but less than 10%	1
Less than 5%	0

For clarity, the Initial CVC Directors are CVC Directors. For so long as the Board is divided into three classes, PubCo agrees to take all Necessary Action to apportion the CVC Directors among such classes so as to maintain the proportion of the CVC Directors in each class as nearly as possible to the relative apportionment of the CVC Directors among the classes as contemplated in Section 2.1(b).

(d) LGP Representation. At and following the Closing, PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, a number of individuals designated by the LGP Stockholders (each, a “LGP Director”) that, if elected, will result in the LGP Stockholders having a number of directors serving on the Board as shown below:

Common Stock Beneficially Owned by the LGP Stockholders (and their Permitted Transferees)	Number of LGP Directors
10% or greater	2
5% or greater, but less than 10%	1
Less than 5%	0

For clarity, the Initial LGP Directors are LGP Directors. For so long as the Board is divided into three classes, PubCo agrees to take all Necessary Action to apportion the LGP Directors among such classes so as to maintain the proportion of the LGP Directors in each class as nearly as possible to the relative apportionment of the LGP Directors among the classes as contemplated in Section 2.1(b).

(e) Bain Representation. At and following the Closing, PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, a number of individuals designated by the Bain Stockholder (each, a “Bain Director”) that, if elected, will result in the Bain Stockholder having a number of directors serving on the Board as shown below:

Common Stock Beneficially Owned by the Bain Stockholder (and its Permitted Transferees)	Number of Bain Directors
5% or greater	1
Less than 5%	0

For clarity, the Initial Bain Director is a Bain Director. For so long as the Board is divided into three classes, PubCo agrees to take all Necessary Action to apportion the Bain Director among such classes so as to maintain as nearly as possible the relative apportionment of the Bain Director among the classes as contemplated in Section 2.1(b).

(f) Conyers Park Sponsor Representation. At and following the Closing, so long as the Conyers Park Sponsor or its Permitted Transferees hold of record or Beneficially Own any shares of Common Stock, PubCo shall, for a period of five (5) years following the Closing, take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, a number of individuals designated by the Conyers Park Sponsor (each, a “Conyers Park Sponsor Director”) that, if elected, will result in the Conyers Park Sponsor having three (3) directors serving on the Board.

For clarity, the Initial Conyers Park Sponsor Directors are Conyers Park Sponsor Directors. For so long as the Board is divided into three classes, PubCo agrees to take all Necessary Action to apportion the Conyers Park Sponsor Directors among such classes so as to maintain the proportion of the Conyers Park Sponsor Directors in each class as nearly as possible to the relative apportionment of the Conyers Park Sponsor Directors among the classes as contemplated in Section 2.1(b).

Notwithstanding anything to the contrary herein, in calculating the ownership percentages for purposes of Sections 2.1(c) through (e), the total number of issued and outstanding shares of Common Stock used as the denominator in any such calculation shall at all times be deemed to be equal to the total number of shares of

Common Stock issued and outstanding immediately following the Closing (as adjusted for stock splits, combinations, reclassifications and similar transactions).

(g) Independent Directors. Following the initial term of each of the initial Independent Directors, the four (4) Independent Directors shall be nominated by the Nominating and Corporate Governance Committee of the Board in accordance with applicable Laws and stock exchange regulations.

(h) Decrease in Directors. Upon any decrease in the number of directors that a Party is entitled to designate for nomination to the Board pursuant to Section 2.1(c), Section 2.1(d) or Section 2.1(e), as applicable, (i) such Party shall take all Necessary Action to cause the appropriate number of directors designated by such Party to offer to tender their resignation (which PubCo shall accept) or be removed immediately and (ii) each Party shall take all Necessary Actions to reduce the size of the Board by the number of directors who have resigned or been removed in accordance with the foregoing clause (i). Any decrease in the number of directors that a Party is entitled to designate for nomination to the Board shall be permanent and shall be applied to the class of directors with the shortest remaining term(s) in which such Party has a director appointee.

(i) Removal; Vacancies. Each Party, as applicable, shall have the exclusive right to (i) remove their nominees from the Board, and PubCo and such Party shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary contained in this Section 2.1(i), no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated or designated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Stockholders Agreement. Each Party agrees not to take action to remove any director nominee of another Party from office unless such removal is for cause pursuant to the Certificate of Incorporation or pursuant to this Stockholders Agreement.

(j) Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain an audit committee of the Board, as well as all other committees of the Board required in accordance with applicable Laws and stock exchange regulations, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the CVC Stockholder, the LGP Stockholders, and the Conyers Park Sponsor shall each, severally, have the right to have one (1) CVC Director, one (1) LGP Director and one (1) Conyers Park Sponsor Director, respectively, appointed to serve on each committee of the Board for so long as the CVC Stockholder, the LGP Stockholders, and Conyers Park Sponsor, as applicable, has the right to designate at least one (1) director for nomination to the Board. In furtherance of the foregoing, each Party agrees, severally and not jointly, to take all Necessary Action to have at least one (1) CVC Director, one (1) LGP Director, and one (1) Conyers Park Sponsor Director appointed to serve on each committee of the Board (to the extent not prohibited by applicable Law or applicable stock exchange regulations).

(k) Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(l) Indemnification. For so long as any director nominated by a Party pursuant to this Stockholders Agreement serves as a director of PubCo, (i) PubCo shall provide such director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting such director as and to the extent consistent with applicable Law, the Organizational Documents and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(m) Review of Nominees. Any director nominee of a Party shall be subject to customary due diligence process, including a review of a completed questionnaire and a background check. Based on the foregoing, PubCo may reasonably object to any such nominee within 15 days of receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (3) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and reasonably objects to such nominated director, the applicable Party shall be entitled to propose a different nominee to the Board within thirty (30) days of PubCo’s notice to such Party of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.1(m). No Party will nominate a Disqualified Director and, if any nominee of a Party becomes a Disqualified Director, such nominating Party shall take all Necessary Action to cause such director to tender their resignation or be removed immediately.

Section 2.2 PubCo Activities; Approvals. Following the Closing, PubCo shall not take, and shall not (other than in the case of Sections 2.2(a), which shall not apply to such subsidiaries) permit its subsidiaries to take, any of the following actions without the approval of Seller, for so long as Seller, together with its Permitted Transferees, has a Continuing Ownership Percentage of 50% or more:

(a) any increase or decrease in the size of the Board, other than any decrease in the size of the Board in accordance with this Article II;

(b) any amendment, change, waiver, alteration or repeal of any provision of the Organizational Documents that (i) amends or modifies any specific rights of Seller or (ii) materially and adversely affects Seller in its capacity as a stockholder of PubCo;

(c) any acquisition or disposition of any one or more Persons, equity interests, businesses or assets by PubCo or any of its subsidiaries involving an aggregate value, purchase price or sale price of an amount in excess of 0.5 times TTM EBITDA (measured as of the conclusion of the calendar month immediately preceding the calendar month in which definitive documentation with respect to such acquisition or disposition is proposed to be executed);

(d) the incurrence of any indebtedness for borrowed money by PubCo or its subsidiaries in an aggregate amount in excess of 0.5 times TTM EBITDA (measured as of the conclusion of the calendar month immediately preceding the calendar month in which such indebtedness is proposed to be incurred), other than indebtedness for borrowed money incurred in the ordinary course of business in accordance with the terms of a Replacement Credit Agreement; provided, however, that the foregoing limitation shall not apply to indebtedness for borrowed money incurred by PubCo or its subsidiaries that would not result in the ratio of aggregate outstanding indebtedness for borrowed money of PubCo and its subsidiaries, after giving pro forma effect to such incurrence, to TTM EBITDA (measured as of the conclusion of the calendar month immediately preceding the calendar month in which such indebtedness is proposed to be incurred) being in excess of 3.5 times;

(e) the termination or replacement of the Chief Executive Officer (other than for cause);

(f) any declaration and payment of any dividends or distributions, other than any dividends or distributions from any wholly owned subsidiary of PubCo either to PubCo or any other wholly owned subsidiaries of PubCo; or

(g) any redemption or repurchase of any shares of Common Stock.

Section 2.3 Restrictions on Other Agreements. No Party shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to the PubCo Equity Securities owned by such Party if and to the extent the terms thereof conflict with the provisions of this Stockholders Agreement (whether or not such proxy, voting trust, agreements or arrangements are with any other Party or any other holders of such Equity Securities that are not parties to this Stockholders Agreement or otherwise).

Section 2.4 Termination of Original Stockholder Agreement. Effective upon, and subject to the occurrence of, the Closing, PubCo and the Conyers Park Sponsor hereby agree that the Original Stockholder Agreement and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect and each of PubCo and the Conyers Park Sponsor shall take all Necessary Actions to effect such termination.

ARTICLE III.

GENERAL PROVISIONS

Section 3.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Stockholders Agreement, no Party may assign, directly or indirectly, such Party’s rights and obligations under this Stockholders Agreement, in whole or in part, without the prior written consent of the other Parties; provided, that, each of Seller, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Conyers Park Sponsor shall be entitled to assign (solely in connection with a transfer of Common Stock) to any of its Permitted Transferees in connection with a transfer of Common Stock, without such prior written consent, all (but not less than all) of its rights and obligations hereunder; provided, further, that so long as Seller, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Conyers Park Sponsor Beneficially Own any Common Stock, the obligations set forth in Section 2.1(a) and Section 2.1(b) shall continue to apply to such Party; provided, further, that any Person (other than a Permitted Transferee) to which Seller, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder or the Conyers Park Sponsor transfers such Common Stock shall not be bound by the obligations hereunder, including pursuant to Section 2.1 or otherwise, or otherwise have any rights hereunder. Any attempted assignment of rights or obligations in violation of this Article III shall be null and void.

(b) All of the terms and provisions of this Stockholders Agreement shall be binding upon the Parties and their respective successors and Permitted Transferees, but shall inure to the benefit of and be enforceable by the Permitted Transferees of any Party only to the extent that they are Permitted Transferees pursuant to the terms of this Stockholders Agreement.

(c) Nothing in this Stockholders Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and Permitted Transferees, any rights or remedies under this Stockholders Agreement or otherwise create any third party beneficiary hereto.

Section 3.2 Termination. This Stockholder Agreement shall terminate automatically (without any action by any Party) as to the CVC Stockholder, the LGP Stockholders, the Bain Stockholder or the Conyers Park Sponsor at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Stockholder Agreement; provided, that Section 2.1(l) and Section 2.2 shall survive such termination and shall terminate automatically (without any action by any Party) at such time as Seller, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Conyers Park Sponsor (and their respective Permitted Transferees), as applicable, are no longer entitled to any rights pursuant to such sections; provided, further that the obligations of Seller, the CVC Stockholder, the LGP Stockholders, the Bain Stockholder and the Conyers Park Sponsor to take Necessary Action pursuant to clause (b) of the definition thereof to cause the Board to be constituted as set forth in Section 2.1 shall survive such termination until such time as such Party, as applicable, no longer Beneficially Owns any Common Stock. Notwithstanding anything herein to the contrary, in the event the Merger Agreement validly terminates in accordance with its terms prior to the Closing, this Stockholders Agreement shall automatically terminate and be of no further force or effect, without any further action required by the Parties.

Section 3.3 Severability. If any provision of this Stockholders Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Stockholders Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 3.4 Entire Agreement; Amendments; No Waiver.

(a) This Stockholders Agreement, together with the Exhibit to this Stockholders Agreement, the Registration Rights Agreement, the Merger Agreement and all other Transaction Agreements (as such term is defined in the Merger Agreement), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Stockholders Agreement and therein.

(b) No provision of this Stockholders Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) Seller, (iii) the CVC Stockholder, (iv) the LGP Stockholders, (v) the Bain Stockholder and (vi) the Conyers Park Sponsor; provided, that a provision that has terminated with respect to a Party shall not require any consent of such Party with respect to amending or modifying such provision.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Stockholders Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 3.5 Counterparts; Electronic Delivery. This Stockholders Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Stockholders Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Stockholders Agreement or any document to be signed in connection with this Stockholders Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 3.6 Notices. All notices, demands and other communications to be given or delivered under this Stockholders Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.6, notices, demands and other communications shall be sent to the addresses indicated below if to PubCo, prior to the Closing, to:

Conyers Park II Acquisition Corp.

999 Vanderbilt Breach Rd., Suite 601

Naples, FL 34108

Attention: Brian Ratzan

Email: bratzan@centerviewcapital.com

if to PubCo, following the Closing, to:

c/o Advantage Solutions, Inc.

18100 Von Karman Avenue, Suite 1000

Irvine, CA 92612

Attention: Bryce Robinson

Email: bryce.robinson@advantagesolutions.net

with a copy (which shall not constitute notice) to:

Conyers Park II Acquisition Corp.

999 Vanderbilt Breach Rd., Suite 601

Naples, FL 34108

Attention: Brian Ratzan

Email: bratzan@centerviewcapital.com

if to the Conyers Park Sponsor, to:

Conyers Park II Acquisition Corp.

999 Vanderbilt Breach Rd., Suite 601

Naples, FL 34108

Attention: Brian Ratzan

Email: bratzan@centerviewcapital.com

with a copy (which shall not constitute notice) to:

Kirkland and Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Michael Movsovich, P.C.

 Ravi Agarwal, P.C.

 Carlo Zenkner

Email:      mmovsovich@kirkland.com

 ravi.agarwal@kirkland.com

 carlo.zenkner@kirkland.com

if to Seller:

c/o Advantage Solutions, Inc.

18100 Von Karman Avenue, Suite 1000

Irvine, CA 92612

Attention: Bryce Robinson

Email: bryce.robinson@advantagesolutions.net

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: Paul Kukish

Email: Paul.Kukish@lw.com

if to the CVC Stockholder:

c/o CVC Advisors (U.S.) Inc.

One Maritime Plaza, Suite 1610

San Francisco, CA 94111

Attention: Cameron Breitner

Email: cbreitner@cvc.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: Paul Kukish

Email: Paul.Kukish@lw.com

if to the LGP Stockholders:

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention: Timothy J. Flynn

Email: flynn@leonardgreen.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: Paul Kukish

Email: Paul.Kukish@lw.com

if to the Bain Stockholder:

Bain Capital Private Equity, LP

John Hancock Tower

200 Clarendon Street

Boston, MA 02199

United States of America

Attention: Ryan Cotton

Email: rcotton@baincapital.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Christopher Thomas

Email: Christopher.Thomas@kirkland.com

Section 3.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The internal substantive laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state shall govern (a) all Actions, claims or matters related to or arising from this Stockholders Agreement and the negotiation, entering into and performance of this Stockholders Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Stockholders Agreement, and the performance of the obligations imposed by this Stockholders Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS STOCKHOLDERS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS STOCKHOLDERS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS STOCKHOLDERS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS STOCKHOLDERS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Stockholders Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Stockholders Agreement in any other courts. Each Party irrevocably consents to the service of process in any such Action by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices as provided in Section 3.6 of this Stockholders Agreement, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any Action commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Nothing in this Section 3.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity; provided, that each of the Parties hereby waives any right it may have under the Laws of any jurisdiction to commence by publication any Action with respect to this Stockholders Agreement. To the fullest extent permitted by applicable Law, each of the Parties hereby irrevocably waives any objection it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Stockholders Agreement in any of the courts referred to in this Section 3.7 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such Action. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity, in any jurisdiction.

Section 3.8 Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Stockholders Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Stockholders Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 3.9 Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows:

(a) Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Party has the full power, authority and legal right to execute, deliver and perform this Stockholders Agreement. The execution, delivery and performance of this Stockholders Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Party. This Stockholders Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Party of this Stockholders Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) in the case of Parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) Such Party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Party’s ability to enter into this Stockholders Agreement or to perform its, his or her obligations hereunder.

(e) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Party to enter into this Stockholders Agreement or to perform its, his or her obligations hereunder.

Section 3.10 No Third Party Liabilities. This Stockholders Agreement may only be enforced against the named parties hereto (and their Permitted Transferees). All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Stockholders Agreement, or the negotiation, execution or performance of this Stockholders Agreement (including any representation or warranty made in or in connection with this Stockholders Agreement or as an inducement to enter into this Stockholders Agreement), may be made only against the Persons that are expressly identified as parties hereto (and their Permitted Transferees), as applicable; and, other than for any Permitted Transferee, no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Stockholders Agreement on behalf of a Party hereto), unless a Party to this Stockholders Agreement, shall have any liability or obligation with respect to this Stockholders Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Stockholders Agreement, or the negotiation, execution or performance of this Stockholders Agreement (including a representation or warranty made in or in connection with this Stockholders Agreement or as an inducement to enter into this Stockholders Agreement).

Section 3.11 Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Stockholders Agreement, as may be required, so that the rights, privileges, duties and obligations under this Stockholders Agreement shall continue with respect to the Common Stock as so changed.

Section 3.12 Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as any other Party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the Parties hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Stockholders Agreement as of the Effective Date.

PUBCO:

CONYERS PARK II ACQUISITION CORP.

By:	/s/ Brian Ratzan
Name: Brian Ratzan
Title: Chief Financial Officer

CONYERS PARK SPONSOR:

CONYERS PARK II SPONSOR LLC

By:	/s/ Brian Ratzan
Name: Brian Ratzan
Title: Member

SELLER:

KARMAN TOPCO L.P.

By:	/s/ Tanya Domier
Name: Tanya Domier
Title: Chief Executive Officer

CVC STOCKHOLDER:

CVC ASM HOLDCO, L.P.
By: CVC ASM HOLDCO GP, LLC
Its: General Partner

By:	/s/ Cameron E.H. Breitner
Name: Cameron E.H. Breitner
Title: President

LGP STOCKHOLDERS:

GREEN EQUITY INVESTORS VI, L.P.
By: GEI CAPITAL VI, LLC Its: General Partner

By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

GREEN EQUITY INVESTORS SIDE VI, L.P.
By: GEI CAPITAL VI, LLC Its: General Partner

By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

LGP ASSOCIATES VI-A, LLC
By: PERIDOT COINVEST MANAGER LLC Its: Manager By: LEONARD GREEN & PARTNERS, L.P. Its: Manager By: LGP MANAGEMENT, INC. Its: General Partner

By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

LGP ASSOCIATES VI-B, LLC
By: PERIDOT COINVEST MANAGER LLC Its: Manager By: LEONARD GREEN & PARTNERS, L.P. Its: Manager By: LGP MANAGEMENT, INC. Its: General Partner

By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

KARMAN II COINVEST LP
By: PERIDOT COINVEST MANAGER LLC Its: Manager By: LEONARD GREEN & PARTNERS, L.P. Its: Manager By: LGP MANAGEMENT, INC. Its: General Partner

By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

BAIN STOCKHOLDER:

BC EAGLE HOLDINGS, L.P.
By: BC EAGLE HOLDINGS GP LIMITED Its: General Partner

By:	/s/ Ryan Cotton
Name: Ryan Cotton
Title: Director

Annex D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of September 7, 2020, by and among Karman Topco L.P., a Delaware limited partnership (“Holdings”), Conyers Park II Acquisition Corp., a Delaware corporation (the “Company”), Karman II Coinvest LP, a Delaware limited partnership (“Coinvest II”), Green Equity Investors VI, L.P., a Delaware limited partnership (“GEI VI”), Green Equity Investors Side VI, L.P., a Delaware limited partnership (“GEI VI Side”), LGP Associates VI-A LLC, a Delaware limited liability company (“LGP VI-A”), LGP Associates VI-B LLC, a Delaware limited liability company (“LGP VI-B”, and, together with Coinvest II, GEI VI, GEI Side VI and LGP VI-A, “LGP”), CVC ASM Holdco, LP, a Delaware limited partnership (“CVC”), JCP ASM Holdco, L.P., a Delaware limited partnership (“Juggernaut”), Karman Coinvest L.P., a Delaware limited partnership (“Coinvest”), Centerview Capital, L.P., a Delaware limited partnership (“Centerview Capital”), Centerview Employees, L.P., a Delaware limited partnership (“Centerview Employees”), BC Eagle Holdings, L.P., a Cayman Islands exempted limited partnership (“BC Eagle”) and Yonghui Investment Limited (“YH”, and together with BC Eagle, the “Daymon Investors”), Conyers Park II Sponsor LLC, a Delaware limited liability company (the “Company Sponsor”) and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Holdings listed on the schedule hereto as Contributing Investors (the “Contributing Investors”);

WHEREAS, in connection with the Merger Agreement, dated as of September 7, 2020, by and among the Company, Advantage Solutions Inc., a Delaware corporation, Holdco and CP II Merger Sub, Inc. a Delaware corporation (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Advantage Solutions Inc., with Advantage Solutions Inc. as the surviving company in the merger and, after giving effect to such merger, will become a wholly-owned subsidiary of the Company, on the terms and subject to the conditions therein (the “Merger”);

WHEREAS, Holdings, LGP, CVC, Juggernaut, Coinvest, Centerview (as defined herein), the Daymon Investors and the Contributing Investors previously entered into that certain Second Amended and Restated Registration Rights Agreement, dated as of December 18, 2017, by and among such parties (the “Holdings Registration Agreement”);

WHEREAS, Section 3.04 of the Holdings Registration Agreement allows the Requisite Holders to amend and restate the Holdings Registration Agreement and, in respect of the Merger, the Requisite Holders desire to amend and restate in its entirety the Holdings Registration Agreement and replace it on the terms and conditions contained herein and to enter into this Agreement; and

WHEREAS, those parties who are also party to the Holdings Registration Agreement undersigned constitute the Requisite Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

“144 Sale” see Section 2.14(a).

“144 Sale Notice” see Section 2.11(e).

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Advice” see Section 2.06.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” see the recitals to this Agreement.

“automatic shelf registration statement” see Section 2.06(q).

“BC Eagle” see the preamble to this Agreement.

“Blackout Period” see Section 2.11(a).

“Block Trade” means an offering and/or sale of Registrable Shares by a Person on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board of Directors” means the board of directors of the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Centerview” means, collectively, Centerview Capital and Centerview Employees.

“Centerview Capital” see the preamble to this Agreement.

“Centerview Demand Holder” see Section 2.03(g).

“Centerview Demand Registration” see Section 2.03(g).

“Centerview Employees” see the preamble to this Agreement.

“Centerview Request Notice” see Section 2.03(g).

“Coinvest” see the preamble to this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means shares of Class A common stock, par value $0.0001 per share, of the Company.

“Company” see the preamble to this Agreement.

“Company Initiated Registration” means any registration of securities under the 1933 Act initiated by the Company for its own account.

“Contributing Investor Units” means all Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Holdings owned by the Contributing Investors or their Permitted Transferees (including the subsequent Permitted Transferees thereof).

“Contributing Investors” see the preamble to this Agreement.

“Company Sponsor” see the preamble to this Agreement.

“CVC” see the preamble to this Agreement.

“Daymon Demand Holder” see Section 2.03(h).

“Daymon Demand Registration” see Section 2.03(h).

“Daymon Holder Rights” see Section 4.05.

“Daymon Investors” see the preamble to this Agreement.

“Daymon Request Notice” see Section 2.03(h).

“Daymon Units” means any Units of Holdings owned by Daymon Investors or their respective Permitted Transferees (including the subsequent Permitted Transferees thereof).

“Demand Holders” means, as applicable individually or collectively, if the context so requires, LGP, CVC and Coinvest, each of which owns one or more Entitled Common Shares or Exchangeable Units from time to time.

“Demand Registration” see Section 2.03(a).

“DH Representative” see Section 2.03(b).

“Effectiveness Period” see Section 2.03(a).

“Entitled Common Shares” means Common Shares that (i) are held by Holdings, (ii) are held by the Company Sponsor or its Permitted Transferees (including any warrants to acquire Common Shares held by the Company Sponsor or its Permitted Transferees and including Common Shares issued or issuable in respect of any warrants to acquire Common Shares held by the Company Sponsor or its Permitted Transferees) or were acquired by LGP, CVC, Juggernaut, Daymon Investors or the Company Sponsor as part of the “PIPE” offering made in connection with the Merger; provided that such Common Shares shall be Entitled Common Shares only so long as they are owned by the Company Sponsor, LGP, CVC, Juggernaut, the Daymon Investors or the Company Sponsor or their respective Permitted Transferees or (iii) have been exchanged for, or distributed in respect of, Fund Units, Contributing Investor Units and any Units of Holdings held by Juggernaut or its Permitted Transferees, Centerview or its Permitted Transferees (whether such Units of Centerview are vested or unvested, but subject to vesting with respect to the Transfer thereof) or the Daymon Investors or their Permitted Transferees; provided that such Common Shares issued in exchange for, or distributed in respect of Fund Units, Contributing Investor Units, any Units of Holdings held by Juggernaut, any Units of Holdings held by Centerview or any Units of Holdings held by the Daymon Investors, or each of their respective Permitted Transferees (including subsequent Permitted Transferees thereof), shall be Entitled Common Shares only so long as they are owned by LGP, CVC, a Contributing Investor, Coinvest, Juggernaut, Centerview or the Daymon Investors, as applicable, or their respective Permitted Transferees (including subsequent Permitted Transferees thereof).

“Exchangeable Units” means any Fund Units, Contributing Investor Units and any Units of Holdings held by Juggernaut or its Permitted Transferees, Centerview or its Permitted Transferees (whether such Units of Centerview are vested or unvested, but subject to vesting with respect to the Transfer thereof) or the Daymon Investors or their Permitted Transferees for which Common Shares may then be exchangeable, or for which

Common Shares may then be distributable; provided that such Fund Units, Contributing Investor Units, Units of Holdings held by Juggernaut, Units of Holdings held by Centerview or Units of Holdings held by the Daymon Investors, or each of their respective Permitted Transferees (including subsequent Permitted Transferees thereof), shall be Exchangeable Units only so long as they are owned by LGP, CVC, a Contributing Investor, Coinvest, Juggernaut, Centerview or the Daymon Investors, as applicable, or their respective Permitted Transferees (including subsequent Permitted Transferees thereof).

“Fund Units” means any Units of Holdings owned by LGP, CVC, Coinvest or their Permitted Transferees (including the subsequent Permitted Transferees thereof), other than Centerview and its Permitted Transferees and the Daymon Investors and their Permitted Transferees.

“Funds” means GEI VI, GEI VI Side, LGP VI-A, LGP VI-B, Coinvest and CVC.

“GEI VI” see the preamble to this Agreement.

“GEI VI Side” see the preamble to this Agreement.

“Holder” means any holder from time to time of Entitled Common Shares (or of Exchangeable Units) that is either a party to this Agreement or has executed a Joinder Agreement to become a party hereto.

“Holder Group” see Section 2.07(b).

“Holdings” see the preamble to this Agreement.

“Incidental Demand Holder” see Section 2.03(a).

“Joinder Agreement” means a joinder agreement, a form of which is attached as Exhibit A to this Agreement.

“Juggernaut” see the preamble to this Agreement.

“LGP” see the preamble to this Agreement.

“LGP VI-A” see the preamble to this Agreement.

“LGP VI-B” see the preamble to this Agreement.

“Lock-up Period” means (i) with respect to all Holders other than the Company Sponsor, a period beginning on the closing date of the Merger and ending on the date that is 180 days after the closing date of the Merger and (ii) with respect to the Company Sponsor, other than as set forth in, and subject to, the first sentence of Section 2.11(f) with respect to sales initiated by other Holders, a period beginning on the closing date of the Merger and ending on the date that is one year after the closing date of the Merger.

“Lock-up Shares” means all Entitled Common Shares or Exchangeable Units held by the Holders immediately following the closing of the Merger and the “PIPE” offering made in connection with the Merger.

“LP Agreement” means, as amended, amended and restated, modified or supplemented from time to time, the Limited Partnership Agreement of Holdings.

“Market Standoff Period” means (i) the period beginning on the closing date of the Merger and ending on the date that is 180 days after the closing date of the Merger and (ii) with respect to any Registration which involves an underwritten offering, the period beginning 10 days prior to the expected “pricing” of such offering and ending 90 days after the “pricing” of such offering (or such shorter period as the managing underwriter for any underwritten offering may agree).

“Marketed Shelf Offering” see Section 2.01(c).

“Merger” see the recitals to this Agreement.

“Permitted Transferees” to (i) (a) with respect to each Holder of Contributing Investor Units, such Holder’s spouse, parents, children or siblings (whether natural, step or by adoption), grandchildren (whether natural, step or by adoption) or to a trust, partnership, corporation or limited liability company controlled by such individual and established solely for the benefit of such Persons and/or such individual, and (b) with respect to each Demand Holder, each Daymon Investor, the Juggernaut Investor and Centerview, and each of their respective Permitted Transferees, transfers to their respective Affiliates and equityholders; provided, that in no event shall the Company Sponsor be a Permitted Transferee of Centerview; (ii) with respect to the Company Sponsor, any Affiliate or equityholder of the Company Sponsor; provided, that in no event shall Centerview be a Permitted Transferee of the Company Sponsor; and (iii) with respect to Holdings, any Affiliate or equityholder of Holdings; provided, however, that in the case of clauses (i) through (iii) such permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Article III

“Person” means an individual, a corporation, a partnership, limited liability entity, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Piggyback Holder” see Section 2.02(a).

“Piggyback Underwritten Offering” see Section 2.02(a).

“PIPE Resale Shelf” mean any Shelf Registration Statement filed by the Company to satisfy its obligations to any holder of Common Shares that acquired such Common Shares as part of the “PIPE” offering made in connection with the Merger.

“Registrable Shares” means (i) any and all Entitled Common Shares held by a Holder at the time of determination, (ii) any and all Common Shares that a Holder could then have, at the time of determination, exchanged for, or distributed in respect of, such Holder’s Exchangeable Units in accordance with the agreements governing such Exchangeable Units, or (iii) any other securities issued and issuable therefor or with respect thereto, whether by way of stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization, distribution or similar event. As to any particular Registrable Shares, such securities shall cease to constitute Registrable Shares when (1) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (2) other than with respect to the Company Sponsor, LGP, CVC, Juggernaut, Centerview and the Daymon Investors, such time as Rule 144(b)(1) (or similar exemption under the 1933 Act then in force) is available for the sale of all of such holder’s Common Shares during a three-month period, and with respect to the Company Sponsor, LGP, CVC, Juggernaut, Centerview and the Daymon Investors, until such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force) promulgated under the 1933 Act, (3) such securities shall have been otherwise transferred to a Person (other than a Permitted Transferee) and subsequent disposition of such securities shall not require registration or qualification under the 1933 Act or any similar state law then in force and, if such securities are in certificated form, newly issued certificates for such securities that do not bear a legend restricting further transfer shall have been delivered by the Company or its transfer agent, or (4) such securities shall have ceased to be outstanding.

“Registration” see Section 2.06.

“Request Notice” see Section 2.03(a).

“Requisite Holders” means holders of a majority of the Registrable Shares represented by all Holders and shall include, in any event, all Demand Holders.

“Revoking Holders” see Section 2.03(c).

“Selling Opportunity” means the closing of any of the following: (i) any Piggyback Underwritten Offering, Marketed Shelf Offering, Demand Registration, or Centerview Demand Registration, in each case in which the Daymon Holders participated, or were provided the opportunity to participate in accordance with the terms of this Agreement; (ii) any Daymon Demand Registration or Preferred Daymon Demand Registration; or (iii) any Block Trade or 144 Sale in which (a) the Daymon Holders participated, or were provided the opportunity to participate, ratably therein, and (b) the number of Registrable Shares offered pursuant to such Block Trade or 144 Sale satisfied the Selling Opportunity Minimum Threshold.

“Selling Opportunity Minimum Threshold” means a Block Trade or 144 Sale in which the offering includes a number of Registrable Shares that, based on the advice of the Company’s underwriters or broker engaged with respect thereto, is not materially less than the amount that could be sold at the time of such offering without materially and adversely affecting the price at which the Registrable Shares are to be sold (such amount that is not materially less than the amount that could be sold at the time of such offering, the “Underwriter Amount”); provided that in the event that the Underwriter Amount is not sold but the Daymon Holders sell, or were provided the opportunity to sell, their ratable portion of the Underwriter Amount, then the Selling Opportunity Minimum Threshold will be deemed to be satisfied with respect to such offering.

“Shelf Registration” see Section 2.01(a).

“Shelf Registration Statement” see Section 2.01(a).

“Subsequent Shelf Registration” see Section 2.01(b).

“Trading Condition” means the closing price of the Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any consecutive 30-trading day period, with such measurement period commencing no earlier than 150 days after the closing date of the Merger.

“Transfer” means any direct or indirect sale, hypothecation, pledge, granting of any option to purchase, or other disposition of, or the establishment or increase of any put equivalent position, or liquidation or decrease of any call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, in each case with respect to an interest but excluding any of the foregoing to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their Affiliates or designees) and any Holder and/or its Affiliates or any similar arrangement relating to a financing arrangement for the benefit of such Holder and/or its Affiliates.

“Warrant Agreement” means the warrant agreement, dated July 22, 2019, between Continental Stock Transfer & Trust Company and the Company, as may be amended or supplemented from time to time.

“YH” see the preamble to this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) The Company shall file and cause to be effective within 180 days of the closing of the Merger a shelf registration statement for a delayed or continuous offering pursuant to Rule 415 under the 1933 Act (such shelf registration, a “Shelf Registration,” and such registration statement, a “Shelf Registration Statement”) covering the resale of all of the Registrable Shares (determined as of 2 Business Days prior to such filing). Such Shelf Registration Statement shall provide for the resale of the Registrable Shares included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain the Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Shares. In the event that any Holder holds Common Shares that are Registrable Shares that are not registered for resale on a delayed or continuous basis, the Company shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Shares to be covered by either, at the Company’s option, the Shelf Registration Statement (including by means of a prospectus supplement or post-effective amendment) or a Subsequent Shelf Registration (as defined below) and cause the same to become effective as soon as practicable after such filing and such Shelf Registration Statement or Subsequent Shelf Registration shall be subject to the terms hereof. In the event the Company files the Shelf Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert such Shelf Registration Statement (and any Subsequent Shelf Registration) to be on Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

(b) If the Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Shares are still outstanding, the Company shall, subject to Section 2.06(d), use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Shares (determined as of 2 Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is at the time of filing a well-known seasoned issuer (within the meaning of Rule 405 under the 1933 Act) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Shares. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c) Other than with respect to a sale of Registrable Shares by the Company Sponsor or any of its Permitted Transferees following the eighteen month anniversary of the closing date of the Merger, if any Holder pursuant to Section 2.03 wants to sell Registrable Shares pursuant to the Shelf Registration Statement in an underwritten offering, then such party shall provide each Holder other than, following the eighteen month anniversary of the closing date of the Merger, the Company Sponsor, 5 Business Days’ notice (in connection with any Shelf Registration Statement that includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Shelf Offering”) or 2 Business Days’ notice (in connection with any Shelf Registration Statement that is structured not as a Marketed Shelf Offering); provided that if the Company or any Holder pursuant to Section 2.03 wants to engage in a Block Trade off of a Shelf Registration Statement (including through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, (A) such Person needs to notify the Company of the Block Trade by delivery of a Request Notice or Daymon Request Notice, as applicable, no later than 9:00 a.m. Eastern time on the second Business Day prior to the day such offering is to commence, (B) the Company shall notify the other Holders no later than 5:00 p.m. Eastern time on the second Business Day immediately prior to the Business Day such offering is to commence, (C) the other Holders must elect whether or not to participate no later than 1:00 p.m. Eastern time on the Business Day immediately prior to the Business Day such offering is to commence and (D) the Company shall as expeditiously as possible use its reasonable best efforts (including co-operating with the other Holders with respect to the provision of necessary information) to facilitate such shelf offering. Upon receipt of any such request for inclusion from such Holder received within the specified time, such party shall include in such sale a number of Common Shares equal to the aggregate number of Registrable Shares requested to be included, subject to Section 2.05.

Section 2.02 Piggyback Registration Rights.

(a) Subject to Section 2.02(b) and Section 2.05, if at any time or from time to time following the Lock-up Period, the Company proposes to file a registration statement (other than (1) on Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms, (2) a Shelf Registration Statement required under the terms of the Warrant Agreement or (3) the PIPE Resale Shelf, for the sale of Common Shares for its own account, or for the benefit of the holders of its Common Shares (other than pursuant to Section 2.03)) in an underwritten or other registered public offering (a “Piggyback Underwritten Offering”), then as soon as reasonably practicable, but not less than 10 Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the 1933 Act, (y) any prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the 1933 Act (if no preliminary prospectus supplement is used), other than, in the case of clause (x) or (y), any preliminary prospectus supplement or prospectus supplement relating to a registration statement for which notice was previously given, or (z) such registration statement, as the case may be, the Company shall give written notice of such proposed Piggyback Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Piggyback Underwritten Offering such number of Registrable Shares as each such Holder may request. Each such Holder shall have 5 Business Days after receiving such notice to request in writing to the Company inclusion of Registrable Shares in the Piggyback Underwritten Offering. Upon receipt of any such request for inclusion from a Holder received within the specified time (each, a “Piggyback Holder”), the Company shall use reasonable best efforts to effect the registration in any registration statement described in this Section 2.02(a) of such Registrable Shares requested to be included on the terms set forth in this Agreement. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Prior to the launch of any Piggyback Underwritten Offering, any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 2.02(a) by giving written notice to the Company, which withdrawal shall be irrevocable and, following which withdrawal, such Holder shall no longer have any right to include Registrable Shares in the Piggyback Underwritten Offering as to which such withdrawal was made. No registration of Registrable Shares effected under this Section 2.02 shall relieve the Company of its obligations to effect any registration upon demand under Section 2.03.

(b) Delay or Abandonment of Registration or Offering. The Company shall have the right to delay, terminate or withdraw any Piggyback Underwritten Offering prior to the effectiveness of such registration or the completion of such offering whether or not any Holder has elected to include Registrable Shares in such registration. In the case of the delay, termination or withdrawal referred to in the immediately preceding sentence, all expenses incurred in connection with such Piggyback Underwritten Offering shall be borne entirely by the Company as set forth in Section 2.07.

Section 2.03 Demand Registration Rights; Demand Shelf Takedowns.

(a) Right to Demand. At any time and from time to time following the Lock-up Period, each Fund, on behalf of the Holders of such Fund’s Registrable Shares, individually or jointly, may make a written request, which request will specify the aggregate number of such Fund’s Registrable Shares to be registered and will also specify the intended methods of disposition thereof (a “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of the offer and sale of all or part of the Registrable Shares then owned by such Fund and/or the Holders of such Fund’s Fund Units (a “Demand Registration”). A registration pursuant to this Section 2.03 will be on such appropriate form of the Commission as shall be selected by the Demand Holder and be reasonably acceptable to the Company and as shall permit the intended method or methods of distribution specified by the Demand Holder, including a distribution to, and resale by, the partners or Affiliates of the Demand Holder. Upon receipt by the Company of a Request Notice to effect a Demand Registration, the Company shall within ten (10) Business Days after the receipt of the Request Notice, notify each other Demand Holder, each Contributing Investor, Juggernaut, Centerview, each Daymon Investor, the Company Sponsor and any of their respective Permitted Transferees (including subsequent Permitted Transferees thereof, subject to Section 2.03(e)), of such request and such other Demand Holder, the Contributing Investors, Juggernaut and Centerview, each Daymon Investor, the Company Sponsor and any of their respective Permitted Transferees (including subsequent Permitted Transferees thereof, subject to Section 2.03(e)), shall have the option to include their Registrable Shares in such Demand Registration pursuant to this Section 2.03. Subject to Section 2.05, the Company will register all other Registrable Shares which the Company has been requested to register by such other Demand Holder, the Contributing Investors, Juggernaut and Centerview, each Daymon Investor, the Company Sponsor and any of their respective Permitted Transferees (including subsequent Permitted Transferees thereof, subject to Section 2.03(e)) (each, an “Incidental Demand Holder”), pursuant to this Section 2.03 by written request given to the Company by such Incidental Demand Holders within ten (10) Business Days after the giving of such written notice by the Company to such other Incidental Demand Holders. The Company shall not be obligated to maintain a registration statement pursuant to a Demand Registration effective for more than (x) one hundred eighty (180) days (other than in the case of a Shelf Registration) or (y) such shorter period (or, in the case of a Shelf Registration, such period) when all of the Registrable Shares covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”). Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Demand Registration in any 90-day period following an Effectiveness Period or such longer period not to exceed one hundred eighty (180) days as requested by an underwriter pursuant to Section 2.10. Upon receipt of any such Request Notice, the Company will deliver any notices required by this Section 2.03 and thereupon the Company will, subject to Sections 2.03(c) and 2.05, (i) use its reasonable best efforts to effect the prompt registration under the 1933 Act of the Registrable Shares which the Company has been so requested to register by Demand Holders as contained in the Request Notice and (ii) include all other Registrable Shares which the Company has been requested to register by the Piggyback Holders and Incidental Demand Holders and Common Shares held by others, all to the extent required to permit the disposition of the Registrable Shares so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Shares.

(b) Number of Demand Registrations. Each Fund, on behalf of the Holders of Registrable Shares, individually or collectively, shall have unlimited rights to effect a Demand Registration and Piggyback Underwritten Offerings, at any time and from time to time following the Lock-up Period; provided that, at any time in which the Company is eligible to register Common Shares on Form S-3 (or any successor form) and there is no effective Shelf Registration Statement on Form S-3 for the Demand Holders’ Registrable Shares, the Demand Holders shall have the right to require the Company to file a Shelf Registration Statement. In connection with a Demand Registration by more than one Demand Holder or by a Demand Holder and Incidental Demand Holders in which LGP, CVC, Coinvest or any of their Permitted Transferees is participating in such Demand Registration, LGP and CVC shall jointly act as their representative (the “DH Representative”) in connection with such Demand Registration and the Company shall only be obligated to communicate with such DH Representative in connection with such Demand Registration. Such Holders shall give the DH Representative any and all necessary powers of attorneys needed for the DH Representative to act on their behalf.

(c) Revocation. Holders of a majority in number of the Registrable Shares held by Demand Holders to be included in a registration statement pursuant to this Section 2.03 may, at any time prior to the effective date of the registration statement relating to such Demand Registration, acting through their DH Representative (if applicable), revoke such request by providing a written notice thereof to the Company (the “Revoking Holders”) and the aborted registration shall not be deemed to be a Demand Registration for purposes of Section 2.03. No such Revoking Holder shall be required to reimburse the Company for any of its expenses incurred in connection with such attempted registration. Neither the Company nor the Demand Holders shall have any obligation to keep any Holder informed as to the status or expected timing of the launch of any offering.

(d) Effective Registration. A registration will not count as a Demand Registration: (i) if a Demand Holder determines in its good faith judgment to withdraw a registration following effectiveness due to a material adverse change in the Company; (ii) if such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to promptly have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Demand Holder’s satisfaction; (iii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied; or (iv) such Demand Registration is fully withdrawn pursuant to the first proviso to Section 2.11.

(e) Assignability of Demand Registration Rights. The rights offered to a Demand Holder pursuant to this Section 2.03 are only assignable to a Permitted Transferee of such Demand Holder, except as set forth in Section 4.05. Any such assignment permitted hereunder shall be effected hereunder only by giving written notice thereof from both the transferor and the transferee to the Company.

(f) Underwritten Takedown. The Demand Holders shall have the right to demand an underwritten takedown of Registrable Shares or a Block Trade (in each case, other than Registrable Shares registered pursuant to a Centerview Demand Registration or a Daymon Demand Registration), in which case Section 2.01(c) shall apply.

(g) Centerview Demand Registration Rights. At any time and from time to time following the earlier of (i) the two (2)-year anniversary of the Merger and (ii) the consummation of a Partnership Sale (pursuant to clause (ii) of the definition thereof) subsequent to the Merger, but in each case only if, within the immediately preceding 180-day period, (x) no bona fide Request Notice shall have been provided pursuant to Section 2.03(a) that is not withdrawn or revoked and that thereafter (but not necessarily during such 180-day period) results pursuant to Section 2.03 in a Demand Registration in which Centerview and its Permitted Transferees have an actual opportunity (taking into account, among other things, any cutbacks pursuant to Section 2.05) to register any of their Registrable Shares or (y) Centerview and its Permitted Transferees shall not have had an actual opportunity (taking into account, among other things, any cutbacks pursuant to Section 2.05) to register any of their Registrable Shares in a Piggyback Underwritten Offering or a Demand Registration, and no such opportunity is in the process of being provided for pursuant to Section 2.01, Centerview or its Permitted Transferees (in such capacity, each, a “Centerview Demand Holder”) may make a written request, which request will specify the aggregate number of Registrable Shares to be registered and will also specify the intended methods of disposition thereof (a “Centerview Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of the offer and sale of all or part of the Registrable Shares then owned by such Centerview Demand Holder (a “Centerview Demand Registration”). Centerview shall have the right to effect one Centerview Demand Registration. At any time in which the Company is eligible to register Common Shares on Form S-3 (or any successor form), the Centerview Demand Holders are entitled to demand a Centerview Demand Registration and there is no effective Shelf Registration Statement on Form S-3 for the Centerview Demand Holders’ Registrable Shares, the Centerview Demand Holders shall have the right to require the Company to file a Shelf Registration Statement. The Centerview Demand Holders shall have the right to demand an underwritten takedown of Registrable Shares registered pursuant to a Centerview Demand Registration. In the event a Centerview Demand Holder makes a Centerview Request Notice pursuant to this Section 2.03(g), the provisions set forth in Sections 2.03(a), 2.03(c), 2.03(d), 2.03(e) and 2.04 shall apply to such Centerview Demand Registration mutatis mutandis (including by replacing each reference to “Demand Holder” with a reference to “Centerview Demand Holder”).

(h) Daymon Investors Demand Registration Rights.

(i) At any time and from time to time following the eighteen (18)-month anniversary of the Merger (but subject to Section 2.11), the Majority Daymon Holder, on behalf of the Daymon Holders (in such capacity, a

“Daymon Demand Holder”) may make a written request, which request will specify the aggregate number of Registrable Shares to be registered and will also specify the intended methods of disposition thereof (a “Daymon Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of the offer and sale of all or part of the Registrable Shares then owned by the Daymon Holders (a “Daymon Demand Registration”). The Daymon Demand Holders shall have the right to effect two Daymon Demand Registrations and unlimited rights to effect Piggyback Underwritten Offerings; provided that a Daymon Demand Registration to file a Shelf Registration Statement or a Block Trade will not count as one of the two permitted Daymon Demand Registrations. At any time in which the Company is eligible to register Common Shares on Form S-3 (or any successor form), the Daymon Demand Holders are entitled to demand a Daymon Demand Registration and there is no effective Shelf Registration Statement on Form S-3 for the Daymon Demand Holders’ Registrable Shares, the Daymon Demand Holders shall have the right to require the Company to file a Shelf Registration Statement, which, for the avoidance of doubt, shall not count as one of the two permitted Daymon Demand Registrations. Subject to Section 2.11, the Daymon Demand Holders shall have the right to demand an underwritten takedown, which, for the avoidance of doubt, will count as one of the two permitted Daymon Demand Registrations, or an unlimited number of Block Trades of Registrable Shares registered pursuant to any Shelf Registration or any Daymon Demand Registration, which, for the avoidance of doubt and solely for the purpose of calculating the number of available Daymon Demand Registrations, shall not count as one of the two permitted Daymon Demand Registrations, and in which case Section 2.01(c) shall apply mutatis mutandis. In the event a Daymon Demand Holder makes a Daymon Request Notice pursuant to this Section 2.03(h)(i), to the extent not inconsistent with the provisions of this Section 2.03(h)(i) the provisions set forth in Sections 2.03(a), 2.03(c), 2.03(d), 2.03(e) and 2.04 shall apply to the Daymon Demand Registration contemplated by the Daymon Request Notice mutatis mutandis (including by replacing each reference to “Demand Holder” with a reference to “Daymon Demand Holder”). At any time following the thirty (30)-month anniversary of the Merger, if as of the applicable time, (a) the Daymon Holders have not made any Daymon Demand Registrations pursuant to this Section 2.03(h)(i), (b) none of the Funds have made any Demand Registrations pursuant to Section 2.03(a), and (c) the Company has not completed a Piggyback Underwritten Offering pursuant to Section 2.02 or Shelf Registration pursuant to Section 2.01, in each case, in which YH had the right to participate in any such Registration, YH shall have the right to cause the Daymon Demand Holder to submit a Daymon Request Notice for one (and not more than one) of its Daymon Demand Registrations in accordance with the terms of this Section 2.03(h)(i) (the “YH Right”). YH shall have one YH Right.

(ii) At any time and from time to time following the twenty-four (24)-month anniversary of the Merger (but subject to Section 2.11) and so long as the Daymon Holders, as of such time, (A) have made both Daymon Demand Registrations pursuant to the immediately preceding clause (i) and (B) own 3.0% or less of the then-outstanding equity securities of the Company, then the Majority Daymon Holder, on behalf of the Daymon Holders (in such capacity, a “Preferred Daymon Demand Holder”) may send a Daymon Request Notice to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of the offer and sale of all, but not less than all, of the Registrable Shares then owned by the Daymon Holders (a “Preferred Daymon Demand Registration”). The Preferred Daymon Demand Holders shall have the right to effect one Preferred Daymon Demand Registration, which may take the form of an underwritten takedown to the extent all remaining Registrable Shares are included in a then effective Shelf Registration Statement or by filing a new registration statement (which will be on Form S-3 to the extent the Company is eligible to file on Form S-3). If, after the closing of the Preferred Daymon Demand Registration, the Daymon Holders continue to hold any outstanding equity securities of the Company, then (i) neither LGP nor CVC shall be permitted to participate or “piggy back” in any subsequent 144 Sales or Block Trades by the Daymon Holders, and (ii) Section 2.11(b) and 2.11(e) shall not apply to any subsequent transfers by the Daymon Holders. For the avoidance of doubt, any transfers effected by the Daymon Holders pursuant to the immediately preceding sentence shall continue to be subject to any restrictions set forth in Section 2.11(a), 2.11(c) and 2.14(b). If the Preferred Daymon Demand Registration is in the form of an underwritten takedown pursuant to any Shelf Registration or any Daymon Demand

Registration, then Section 2.01)(c) shall apply mutatis mutandis. In the event a Preferred Daymon Demand Holder makes a Daymon Request Notice pursuant to this Section 2.03(h)(ii), to the extent not inconsistent with the provisions of this Section 2.03(h)(ii) the provisions set forth in Sections 2.03(a), 2.03(c), 2.03(d), 2.03(e) and 2.04 shall apply to such Preferred Daymon Demand Registration mutatis mutandis (including by replacing each reference to “Demand Holder” with a reference to “Preferred Daymon Demand Holder”).

Section 2.04 Selection of Underwriters. The Demand Holder, Daymon Demand Holder, or Centerview Demand Holder, as applicable, initiating such Demand Registration shall have the right to select any managing underwriter(s) in connection with any Demand Registration; provided, that such managing underwriter shall be reasonably acceptable to the Board of Directors.

Section 2.05 Priority on Registrations. If the managing underwriter or underwriters of a Registration advise the Company in writing that in its or their opinion the number of Registrable Shares proposed to be sold in such Registration exceeds the number which can be sold, or adversely affects the price at which the Registrable Shares are to be sold, in such offering, the Company will include in such Registration only the number of Registrable Shares which, in the opinion of such underwriter or underwriters, can be sold in such offering without such adverse effect. To the extent such Registration includes Registrable Shares of more than one Holder, the Registrable Shares so included in such Registration shall be apportioned as follows:

(a) In the case of a Company Initiated Registration, allocations shall be made: first, to the Company; second, to the Piggyback Holders exercising their right to participate in a Piggyback Underwritten Offering with any cutbacks applied on a pro rata basis among the Holders based on the total number of Registrable Shares requested to be included by such Holders as compared to the total number of shares requested to be included by all Holders in such Registration; and third, to all other holders exercising piggyback registration rights that have been granted by the Company, with any cutbacks applied on a pro rata basis among each other or as they may otherwise agree in writing.

(b) In the case of a Demand Registration, any shelf takedown or Block Trade pursuant to Section 2.03(b), a Daymon Demand Registration or a shelf takedown or Block Trade pursuant to Section 2.03(i) allocations shall be made: first, to the Holders, with any cutbacks applied pro rata among the Holders based on the total number of Registrable Shares requested to be included by such Holders as compared to the total number of shares requested to be included by all Holders in such Registration; second, to all other holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other holders or as they may otherwise agree in writing; and third, to the Company.

(c) In the case of a Centerview Demand Registration or any shelf takedown pursuant to Section 2.03(g), allocations shall be made: first, to the Centerview Demand Holders, with any cutbacks applied pro rata among the Centerview Demand Holders based on the total number of Registrable Shares requested to be included by such Centerview Demand Holders as compared to the total number of shares requested to be included by all Centerview Demand Holders in such Registration; second, to the Holders (other than the Centerview Demand Holders), with any cutbacks applied pro rata among such Holders based on the total number of Registrable Shares requested to be included by such Holders as compared to the total number of shares requested to be included by all other Holders (other than the Centerview Demand Holders) in such Registration; third, to all other holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other holders or as they may otherwise agree in writing; and fourth, to the Company.

(d) In the case of the Preferred Daymon Demand Registration or any shelf takedown pursuant to Section 2.03(i)(ii), allocations shall be made: first, to the Daymon Demand Holders, with any cutbacks applied pro rata among the Daymon Demand Holders based on the total number of Registrable Shares requested to be included by such Daymon Demand Holders as compared to the total number of shares requested to be included by all Daymon Demand Holders in such Registration; second, to the Holders (other than the Daymon Demand Holders), with any cutbacks applied pro rata among such Holders based on the total number of Registrable

Shares requested to be included by such Holders as compared to the total number of shares requested to be included by all other Holders (other than the Daymon Demand Holders) in such Registration; third, to all other holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other holders or as they may otherwise agree in writing; and fourth, to the Company.

(e) In the case of a registration initiated by any Person (other than the Company, a Demand Holder, a Centerview Demand Holder or a Daymon Demand Holder) exercising demand registration rights granted hereafter by the Company (if any), allocations shall be made: first, to the Holders, with any cutbacks applied pro rata among the Holders based on the total number of Registrable Shares requested to be included by such Holders as compared to the total number of shares requested to be included by all Holders in such Registration; second, to such initiating Person and to any other holders exercising pari passu registration rights that have been granted by the Company allocated as such Persons have agreed among themselves; third, to the Company and to the Piggyback Holders exercising their right to participate in a Piggyback Underwritten Offering, with any cutbacks applied on a pro rata basis based on the total number of Registrable Shares proposed to be included in such Registration by the Company or such Holders; and fourth, to all other holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other holders or as they may otherwise agree in writing.

Section 2.06 Registration Procedures. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article II that each Holder requesting inclusion in any Piggyback Underwritten Offering, Demand Registration, Centerview Demand Registration or Daymon Demand Registration (each, a “Registration”) shall furnish to the Company such information regarding such Holder, the Registrable Shares held by it, the intended method of disposition of such Registrable Shares, and such agreements regarding indemnification, disposition of such securities and other matters referred to in this Article II as the Company shall reasonably request and as shall be reasonably required in connection with the action to be taken by the Company; provided that (x) no Holder shall be required to make any representations or warranties to, or agreements with, the Company other than representations and warranties regarding such Holder and such Holder’s ownership of and title to the Registrable Shares to be sold in such offering and its intended method of distribution and (y) any liability of any such Holder under any underwriting agreement relating to such Registration shall be limited to liability arising from breach of its representations and warranties therein and shall be limited to an amount equal to the net amount received by such Holder from the sale of Registrable Shares pursuant to such Registration. With respect to any Registration which includes Registrable Shares held by a Holder, the Company will, subject to Sections 2.01 through 2.05 promptly:

(a) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter and to be maintained in effect in accordance with the terms of this Agreement; provided that the Company shall not be obligated to maintain such Registration effective for a period longer than the Effectiveness Period; provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Holders covered by such registration statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, at least five (5) Business Days prior to the filing thereof, which documents will be subject to the reasonable review of such holders and underwriters. Each Holder will have the opportunity to object to any information pertaining to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto; provided, however, that the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which Holders of a majority of the Registrable Shares covered by such registration statement or the underwriters, if any, shall reasonably object;

(b) prepare and file with the Commission such amendments and post- effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c) furnish to such Holder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Holder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein as the Holder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by such Holder (it being understood that the Company consents in writing to the use of the prospectus and any amendment or supplement thereto by the Holder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(d) notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that; as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and make members of senior management of the Company available on a basis reasonably requested by the underwriters to participate in, “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Shares) and cause to be delivered to the underwriters reasonable opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to each selling Holder and the underwriters;

(f) make available, for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent that are necessary to be reviewed by such person in connection with the preparation of such registration statement;

(g) if requested, cause to be delivered, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Shares sold pursuant thereto), “cold comfort” letters from the Company’s independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(h) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of the registration statement;

(i) use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Shares are then listed or proposed to be listed by the Company;

(j) make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the twelve (12)-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12)-month period;

(k) after the filing of a registration statement, (i) promptly notify each Holder covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Shares at the earliest possible moment;

(l) subject to the time limitations specified in paragraph (b) above, if requested by the managing underwriter or underwriters or such Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Holder reasonably requests to be included therein, including, without limitation, with respect to the number of shares being sold by the Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any term of the underwritten offering of the securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(m) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to such Holder;

(n) on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Holder, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the Holder or managing underwriter or underwriters, if any, requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Shares covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(o) cooperate with such Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of book-entry shares or certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request;

(p) use its reasonable best efforts to cause the securities covered by the registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies within the

United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Shares; and

(q) to the extent the Company is a well-known seasoned issuer (within the meaning of Rule 405 under the 1933 Act) at the time any Request Notice is submitted to the Company pursuant to Section 2.03 which requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the 1933 Act) (an “automatic shelf registration statement”) on a Shelf Registration Statement, the Company shall file an automatic shelf registration statement that covers those Registrable Shares which are requested to be registered. If the Company does not pay the filing fee covering Registrable Shares at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Shares are to be sold.

The Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (d) of this Section 2.06, will forthwith discontinue disposition of the securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.06 or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Holder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsections (a), (b) and (n) of this Section 2.06 shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.06 hereof or the Advice.

Section 2.07 Registration Expenses.

(a) In the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all Commission and stock exchange or Financial Industry Regulatory Authority, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Shares by a Holder or reasonable fees and expenses of more than two counsel representing all Holders selling Registrable Shares under such Registration as set forth in Section 2.07(b) below).

(b) In connection with each Registration initiated hereunder (whether a Demand Registration, Centerview Demand Registration, Daymon Demand Registration or a Piggyback Underwritten Offering), the Company shall reimburse each of (i) LGP, (ii) CVC, (iii) Coinvest, (iv) Centerview (in connection with a Centerview Demand Registration), (v) the Daymon Investors (in connection with a Daymon Demand Registration) and (vii) any and all other Holders covered by such Registration or sale (including (x) Centerview, other than in connection with a Centerview Demand Registration, and (y) the Daymon Investors, other than in connection with a Daymon Demand Registration), as a group (the “Holder Group”), for the reasonable fees and disbursements of not more than one law firm each, with the law firm representing the Holder Group in connection with such Registration or sale chosen by the holders of a majority of the number of Registrable Shares included in such Registration by such Holder Group; provided that with respect to a Preferred Daymon Demand Registration, the law firm will be chosen by the Majority Daymon Holder.

(c) The obligation of the Company to bear the expenses described in Section 2.07(b) and to reimburse the Holders for the expenses described in Section 2.07(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or revoked, or is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 2.08 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, Affiliates and agents, any investment vehicle which is directly or indirectly invested in the Holder, and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Holder, including, without limitation any general partner, adviser or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, in which such Holder participates in an offering of Registrable Shares or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (ii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Company of any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the 1933 Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, except insofar as the same are made in reliance on and in conformity with any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein. The Company will also indemnify underwriters (as such term is defined in the 1933 Act), their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) Indemnification by the Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Shares of such Holder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company and any other Holder, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the written information or signed affidavit with respect to such Holder so furnished in writing by such Holder expressly for use in the registration statement or prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Shares pursuant to a registration statement in accordance with the terms of this Agreement. The Company and the Holders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Shares or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions or the relationship between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of Registrable Shares by such holder and its Affiliates, (c) the name and address of such Holder and (d) any additional information about such Holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party. No indemnifying party in the defense of any such claim or litigation, shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party. An indemnifying party shall not be liable under this Section 2.08 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels; provided, however, that such number of additional counsel must be reasonably acceptable to the indemnifying party.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this Section 2.08 is unavailable to an indemnified party as contemplated by the preceding paragraphs (a) and (b) of this Section 2.08, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in paragraph (b) of this Section 2.08 had been available.

Section 2.09 1934 Act Reports. The Company agrees that, so long as it remains subject to the reporting requirements of the 1934 Act, it will use its reasonable best efforts to file in a timely manner all reports required to be filed by it pursuant to the 1934 Act to the extent the Company is required to file such reports. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the 1934 Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the 1934 Act if it is then permitted to do so pursuant to the 1934 Act and rules and regulations thereunder.

Section 2.10 Holdback Agreements.

(a) Whenever the Company proposes to register any of its equity securities under the 1933 Act for its own account (other than on Form S-4, S-8, S-3 or any similar successor form or another form used for a purpose similar to the intended use of such forms) in an underwritten offering or is required to use its reasonable best efforts to effect the registration of any Registrable Shares under the 1933 Act pursuant to a request by or on behalf of a Demand Holder, Centerview Demand Holder, or Daymon Demand Holder, as applicable, pursuant to

Section 2.03 in connection with an underwritten offering, if requested by the underwriters of such offering, each Holder of Registrable Shares has agreed by acquisition of its Registrable Shares not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 2.03 of any Registrable Shares during any Market Standoff Period, except as part of such Registration or unless in the case of a private sale or distribution, the transferee agrees in writing to be subject to this Section 2.10; provided that exceptions shall exist for, following the Merger, small non-employee Holders in accordance with customary underwriting practices. If requested for by such managing underwriter, each holder of Registrable Shares agrees to execute a holdback agreement in customary form, consistent with the terms of this Section 2.10(a) and, in any case, on terms no less favorable to the Holders than the holdback agreements executed by the Company’s directors and executive officers. No Holder’s obligations pursuant to a holdback agreement (other than small non-employee Holders in accordance with customary underwriting practices) shall be released or waived unless comparable waivers or releases are granted to the other Holders.

(b) The Company agrees not to effect any sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within any Market Standoff Period (except as part of such underwritten registration or pursuant to registrations on Form S-8, S-4 or S-3 or any successor forms thereto), except that such restriction shall not prohibit after the effective date of the registration statement (i) grants of employee stock (or membership interest) options or other issuances of capital stock (or membership interests) pursuant to the terms of a Company employee benefit plan approved by the Board of Directors, issuances by the Company of capital stock (or membership interests) pursuant to the exercise of such options or the exercise of any other employee stock (or membership interest) options outstanding on the date hereof or subject to any stock option (or membership interest) plan, (ii) the Company from issuing shares of capital stock in private placements pursuant to Section 4(2) of the 1933 Act or in connection with a strategic alliance, or (iii) the Company from publicly announcing its intention to issue, or actually issuing, shares of capital stock to shareholders of another entity as consideration for the Company’s acquisition of, or merger with, such entity. In addition, upon the request of the managing underwriter, the Company shall use its reasonable best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such Registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company.

Section 2.11 Blackout Periods.

(a) (i) No Holder may sell any securities pursuant to Section 2.01, Section 2.02 or Section 2.03 and (ii) any registration statement may be suspended or a filing delayed by the Company, if the Company determines in good faith that the filing or maintenance of a registration statement would, if not so deferred, materially and adversely affect a then proposed or pending significant business transaction, financial project, acquisition, merger or corporate reorganization; provided that any Demand Holder, Centerview Demand Holder or Daymon Demand Holder, as applicable, may withdraw all or a portion of its Demand Registration, Centerview Demand Registration or Daymon Demand Registration, as applicable, without it counting as a Demand Registration, Centerview Demand Registration or Daymon Demand Registration, as applicable; provided, further, that (i) the Company may not delay the filing or effectiveness of, or suspend, any registration statement in excess of 90 days in any calendar year (such period and the seven days prior to the 90 day period, a “Blackout Period”), (ii) such registration statement shall remain effective subsequent to the cessation of such Blackout Period for a number of days equal to the Blackout Period and (iii) the Company may not file any registration statement during a Blackout Period.

(b) If LGP or CVC provides written notice (i) within two Business Days in the case of a 144 Sale by any Daymon Holder permitted by this Agreement or the agreements governing such Exchangeable Units or within 72 hours in the case of a Daymon Demand Registration that is not a Block Trade, or (ii) no later than 1:00 pm

Eastern time on the next Business Day in the case of a Daymon Demand Registration that is a Block Trade (or no later than 1:00 p.m. Eastern time on the second Business Day in the case of a Daymon Demand Registration that is a Block Trade in respect of which a Daymon Request Notice was effective later than 9:00 a.m. Eastern time on the date of notice), following the receipt of a Daymon Request Notice or 144 Sale Notice, as applicable, that LGP or CVC intends in good faith to consummate a Selling Opportunity within 30 days after the date of the Daymon Request Notice or 144 Sale Notice, as applicable (the “Blackout Notice”), then no Daymon Demand Holder may sell any Registrable Shares during such 30-day period following the date of the Daymon Request Notice or 144 Sale Notice delivered pursuant to Section 2.11(e), as applicable (the “30-Day Expiration Date”). In the event that the Partnership, LGP or CVC, as applicable, receives any Daymon Request Notice for any 144 Sale Notice from the Majority Daymon Holder, and at the time of receipt of such notice, LGP or CVC reasonable determines it will be prohibited from disposing of Registrable Shares due to the pendency of a “blackout” period for trading (as established in any trading policy in customary form adopted by the Company in good faith at or following the Merger) prior to the end of the thirty-day period following receipt of such Daymon Request Notice or 144 Sale Notice from the Majority Daymon Holder, then references to 30 days in this Section 2.11(b) shall be deemed extended until such time as such “blackout” period concludes, and the day immediately following the end of any such delay period shall constitute a 30-Day Expiration Date. After LGP or CVC has delivered a Blackout Notice, LGP and CVC may not deliver a subsequent Blackout Notice prior to the earlier to occur of (i) the date that is 89 days after the most recent 30-Day Expiration Date and (ii) the date of the next occurring Selling Opportunity.

(c) Prior to the first anniversary of the Merger, without the prior written consent of the Company, no Daymon Demand Holder will make any 144 Sales.

(d) Notwithstanding any other provision of this Agreement to the contrary, without the prior written consent of the Company in its sole discretion, no Daymon Demand Holder will sell any Registrable Shares in a 144 Sale, nor deliver a Daymon Request Notice (other than a Daymon Request Notice to file (but not a takedown or Block Trade from) a Shelf Registration Statement), if a Selling Opportunity has occurred during the 90 days prior to the reasonably expected closing date of such 144 Sale or the sale contemplated by the Daymon Request Notice.

(e) The Majority Daymon Holder, on behalf of the Daymon Holders, shall provide at least two Business Days prior written notice to each of LGP and CVC of its intention to consummate any 144 Sale (a “144 Sale Notice”).

(f) Notwithstanding any other provision of this Agreement to the contrary, the Company Sponsor shall be entitled to participate in any Piggyback Underwritten Offering, Marketed Shelf Offering, Demand Registration, Centerview Demand Registration, Daymon Demand Registration or Block Trade that is initiated by another Holder (or any other direct or indirect sale or transfer of Common Shares or Exchangeable Units, other than (x) such sale or transfer to a Permitted Transferree (a “Private Sale”) or (y) any sale or transfer by a Holder to a third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their Affiliates or designees) and such Holder and/or its Affiliates or any similar arrangement relating to a financing arrangement for the benefit of such Holder and/or its Affiliates) and that is consummated between the six month anniversary of the closing date of the Merger and the 12 month anniversary of the closing date of the Merger, in the Company Sponsor’s capacity and to the extent it would be entitled to participate in such capacity pursuant to the preceding provisions of this Agreement (other than in the case of a Private Sale, in which case the Company Sponsor shall be permitted to participate in such Private Sale on a pro rata basis based on the number of Registrable Shares owned by the Company Sponsor (and its Permitted Transferees) relative to the total number of Registrable Shares owned by the Company Sponsor and all other Holders), in each case only in the event that the Trading Condition has been met as of the time that the Company Sponsor would be provided the opportunity to so participate pursuant to the preceding provisions of the Agreement. Following the 12 month anniversary of the closing date of the Merger and until the time that the Company Sponsor no longer owns any Registrable Shares, the Company Sponsor shall be entitled to undertake Block Trades off of a Shelf Registration Statement through a take-down from an already existing Shelf Registration Statement and shall be entitled to conduct 144 Sales; provided, that during the period from the

12 month anniversary of the closing date of the Merger until the 18 month anniversary of the closing date of the Merger, if the Company Sponsor is undertaking such Block Trades, the other Holders shall be entitled to participate and the provisions of Section 2.01(c) shall apply mutatis mutandis and the provisions of Section 2.05(e) shall apply with respect to determining priority. The Company Sponsor and its Permitted Transferees holding Registrable Shares shall be entitled to directly enforce the obligations of the Company set forth in Section 2.01(a) and Section 2.01(b).

Section 2.12 Participation in Registrations. No Holder may participate in any Registration hereunder which is underwritten unless such Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements and provides such written information concerning itself as may be required for registration, including for inclusion in any registration statement.

Section 2.13 Other Registration Rights. The Company represents that, as of the date hereof, it has not granted to any Person the right to request or require the Company to register any equity securities issued by the Company, other than (a) as set forth herein, (b) as set forth in the Warrant Agreement and (c) with respect to the PIPE Resale Shelf. The Company will not grant any Person any registration rights with respect to the capital stock of the Company that are prior in right or in conflict or inconsistent with the rights of the Holders as set forth in this Article II in any material respect (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

Section 2.14 Rule 144.

(a) After the Merger, the Company shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the 1933 Act, to the extent required to enable such Holder to sell Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission (collectively, “144 Sales”). The Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be so sold within such exemption from registration, and enable such securities to be in such denominations as the selling Holders may request.

(b) With respect to any proposed offering or sale of Registrable Shares that is not an underwritten offering (including a 144 Sale), Holders representing a majority of the Registrable Shares proposed to be sold in such offering shall obtain in writing the reasonable opinion of the underwriter or broker leading such offering regarding the aggregate number of Registrable Shares to be included in such offering which can be sold without adversely affecting the price at which the Registrable Shares are to be sold, in such offering. The Holders participating in such offering will include in such offering only the number of Registrable Shares which, in the opinion of such underwriter or broker, can be sold in such offering without such adverse effect.

Section 2.15 Cooperation. Each Holder hereby agrees to take any and all reasonable actions required to be taken hereunder to ensure the performance by it of its obligations pursuant to this Agreement.

ARTICLE III

LOCK-UP

Section 3.01 Lock-Up. Subject to Section 2.11(f) and 3.02, each Holder agrees not to Transfer any Lock-up Shares during the Lock-up Period.

Section 3.02 Permitted Transferees. Notwithstanding the provisions set forth in Section 3.01, any Holder may Transfer the Lock-up Shares during the Lock-up Period (a) (i) to any Permitted Transferee, solely with respect to a Holder that is a direct equityholder of Holdings and solely with respect to Exchangeable Units, and (ii) to any Affiliate or equityholder of the Company Sponsor, with respect to the Company Sponsor or (b) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Shares for cash, securities or other property subsequent to the closing of the Merger; provided, however, that in the case of clause (a) such permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Article III.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Notices. All notices, consents, requests and other communications to any party, hereunder shall be in writing (including email, facsimile or similar writing) and shall be given to such party at its address, email or facsimile number set forth on the signature pages hereof or in the relevant Joinder Agreement or such other address or facsimile number as such party may hereafter specify in writing to the Secretary of the Company for the purpose by notice to the party sending such communication. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such message is transmitted to the number specified on the signature pages to this Agreement or any Joinder Agreement, (ii) if delivered by overnight courier, the earlier of the first Business Day following the date sent by such overnight courier or upon receipt, (iii) if given by mail, three (3) Business Days after such communication is deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified on the signature pages to this Agreement or any Joinder Agreement.

Section 4.02 Binding Effect; Benefits; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof, including the Holdings Registration Agreement, which Holdings Registration Agreement is hereby amended and restated in its entirety by this Agreement.

Section 4.03 Waiver. Any party hereto may by written notice to the other parties (a) extend the time for the performance of any of the obligations or other actions of any other party under this Agreement; (b) waive compliance with any of the conditions or covenants of any other party contained in this Agreement; and (c) waive or modify performance of any of the obligations of any other party under this Agreement; provided, however, that, notwithstanding anything herein to the contrary, any such waiver shall be effective against all Permitted Transferees of a Contributing Investor if signed by such Contributing Investor, as applicable, on behalf of itself and such Permitted Transferees; provided further, however, that, notwithstanding the foregoing, a waiver shall not be effective against CVC or its Permitted Transferees, or LGP or its Permitted Transferees, or Coinvest or its Permitted Transferees, or the Daymon Holders or their Permitted Transferees, unless CVC or LGP or the Majority Daymon Holder, as applicable, consents in writing to such waiver. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

Section 4.04 Amendment. This Agreement may not be amended, restated or modified in any respect except by a written instrument executed by Requisite Holders and the Company; provided that (1) this Agreement may be amended and restated or amended without consent of the Holders solely to allow for the addition of new Holders and the granting to such new Holders rights hereunder and any additional rights after the date hereof that does not adversely affect or is not inconsistent with the existing rights and priorities of the Holders (other than by virtue of adding a Person with additional similar rights and Common Shares), (2) no amendment, restatement or modification that may adversely affect a Holder with respect to a term differently than the consenting Requisite Holders without the written consent of each affected Holder (other than insofar as such terms are different from the outset), (3) no consent to an amendment, restatement or modification need be obtained from any non-affected Holder, (4) as contemplated hereby, this Agreement may be executed by the Company without the consent of any Holder, and (5) Sections 2.02(a), 2.02(b), 2.03(a), 2.03(c), 2.03(d), 2.03(e), 2.03(h), 2.04, 2.05(a), 2.05(b), 2.05(d), 2.05(e), 2.07 through 2.14, 4.03, this Section 4.04, and 4.05 and the definitions used or referred to in any of the foregoing, may not be amended, restated or modified in any respect that adversely affects in any material respect the Daymon Holders, except by a written instrument executed by the Majority Daymon Holder, YH, the Requisite Holders and the Company.

Section 4.05 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Holder except as otherwise expressly stated hereunder or with the prior written consent of each other party. All of the rights offered a Holder under this Agreement who executes a Joinder Agreement are automatically assigned to a transferee, except for the rights set forth in Section 2.03. The rights set forth in Section 2.03 are assignable to a Transferee who executes a Joinder Agreement to the extent provided in the Joinder Agreement. Notwithstanding anything to the contrary, in the event of a sale of the Daymon Put Securities pursuant to Section 9.3 of the LP Agreement or a sale of Daymon Holder Units pursuant to Section 9.1(b)(iii)(D) of the LP Agreement, (a) all of the rights and protections of the Daymon Investors, the Daymon Holders and the Daymon Demand Holders hereunder (the “Daymon Holder Rights”) shall be fully transferrable to the applicable buyer of such Units and upon the execution of a joinder hereto, such buyer shall automatically receive the benefit of, and have the right to enforce, the Daymon Holder Rights, as if it were a Daymon Investor, Daymon Holder or Daymon Demand Holder, as applicable, and (b) the other parties hereto shall reasonably cooperate with the Daymon Holders and the applicable buyer to effect such transfer of rights. In the event that the buyer of such Units contemplated by the immediately preceding sentence purchases an amount of Units such that BC Eagle Holdings, L.P. no longer holds a majority of the Units then held by the Daymon Holders, then a majority of the Daymon Holders shall appoint a single Daymon Holder (regardless of its ownership) to serve as the Majority Daymon Holder in all respects under this Agreement.

Section 4.06 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law that would require the application of the laws of another jurisdiction, and the parties irrevocably submit to (and waive immunity from) the jurisdiction of the federal and state courts located in the County of New York in the State of New York.

Section 4.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court (this being in addition to any other remedy to which they are entitled at law or in equity), and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate. Company shall reimburse such Holder for the reasonable costs of and expenses for counsel for such Holder incurred in connection with any such proceeding if such Holder is the prevailing party in any such proceeding.

Section 4.08 Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of the Agreement will not be affected and will remain in full force and effect.

Section 4.09 Additional Securities Subject to Agreement. Each Holder agrees that any other Common Shares of the Company which it hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise will be subject to the provisions of this Agreement to the same extent as if held on the date hereof, including for purposes of constituting Registrable Shares hereunder.

Section 4.10 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 4.11 Supremacy. Solely with respect to Holdings, each Demand Holder, each Daymon Investor, the Juggernaut Investor, Centerview and each Contributing Investor, if any provisions of this Agreement at any time shall conflict with the provisions of the LP Agreement, then the terms of the LP Agreement shall prevail.

Section 4.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, Portable Document Format (PDF) or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, PDF or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, PDF or other reproduction hereof.

Section 4.13 Effect. Notwithstanding anything to the contrary herein, (i) this Agreement shall only become effective upon, and subject to, the occurrence of the Closing and the consummation of the Transactions (as such terms are defined in the Merger Agreement) (the date when the Transactions are consummated, the “Effective Date”), and (ii) to the extent the Transactions are not consummated, this Agreement shall be null and void ab initio as of the time that the Merger Agreement is terminated in accordance with its terms and the Holdings Registration Agreement shall continue to govern the affairs of Holdings in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on its behalf this Agreement as of the date first written above.

KARMAN TOPCO L.P.

By:	/s/ Tanya Domier
	Name:	Tanya Domier
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

KARMAN COINVEST, L.P.

By:	Karman GP LLC
Its:	General Partner

By:	/s/ Timothy J. Flynn
	Name:	Timothy J. Flynn
	Title:	Co-President

By:	/s/ Cameron E.H. Breitner
	Name:	Cameron E.H. Breitner
	Title:	Co-President

[Signature Page to Registration Rights Agreement]

CVC ASM HOLDCO, LP

By:	CVC ASM HOLDCO GP, LLC
Its:	General Partner

By:	/s/ Cameron E.H. Breitner
	Name:	Cameron E.H. Breitner
	Title:	President

[Signature Page to Registration Rights Agreement]

GREEN EQUITY INVESTORS VI, L.P.

By:	GEI CAPITAL VI, LLC
Its:	General Partner

By:	/s/ Timothy J. Flynn
	Name:	Timothy J. Flynn
	Title:	Senior Vice President

[Signature Page to Registration Rights Agreement]

GREEN EQUITY INVESTORS SIDE VI, L.P.

By:	GEI CAPITAL VI, LLC
Its:	General Partner

By:	/s/ Timothy J. Flynn
	Name:	Timothy J. Flynn
	Title:	Senior Vice President

[Signature Page to Registration Rights Agreement]

LGP ASSOCIATES VI-A LLC

By:	PERIDOT COINVEST MANAGER LLC
Its:	Manager

By:	LEONARD GREEN & PARTNERS, L.P.
Its:	Manager

By:	LGP MANAGEMENT, INC.
Its:	General Partner

By:	/s/ Timothy J. Flynn
	Name:	Timothy J. Flynn
	Title:	Senior Vice President

[Signature Page to Registration Rights Agreement]

LGP ASSOCIATES VI-B LLC

By:	PERIDOT COINVEST MANAGER LLC
Its:	Manager

By:	LEONARD GREEN & PARTNERS, L.P.
Its:	Manager

By:	LGP MANAGEMENT, INC.
Its:	General Partner

By:	/s/ Timothy J. Flynn
	Name:	Timothy J. Flynn
	Title:	Senior Vice President

[Signature Page to Registration Rights Agreement]

KARMAN II COINVEST LP

By:	PERIDOT COINVEST MANAGER LLC
Its:	Manager

By:	LEONARD GREEN & PARTNERS, L.P.
Its:	Manager

By:	LGP MANAGEMENT, INC.
Its:	General Partner

By:	/s/ Timothy J. Flynn
	Name:	Timothy J. Flynn
	Title:	Senior Vice President

[Signature Page to Registration Rights Agreement]

BC EAGLE HOLDINGS, L.P.

By:	BC EAGLE HOLDINGS GP LIMITED
Its:	General Partner

By:	/s/ Ryan Cotton
	Name:	Ryan Cotton
	Title:	Director

[Signature Page to Registration Rights Agreement]

YONGHUI INVESTMENT LIMITED

By:	/s/ Xuansong Zhang
	Name:	Xuansong Zhang
	Title:	Director

[Signature Page to Registration Rights Agreement]

JCP ASM HOLDCO, L.P.

By:
Its:

By:	/s/ John D Shulman
	Name:	John D Shulman
Title:

[Signature Page to Registration Rights Agreement]

CENTERVIEW CAPITAL, L.P.

By:	CENTERVIEW CAPITAL GP, L.P.
Its:	General Partner

By:	/s/ Brian Ratzan
	Name:	Brian Ratzan
	Title:	Partner

[Signature Page to Registration Rights Agreement]

CENTERVIEW EMPLOYEES, L.P.

By:	CENTERVIEW CAPITAL GP, L.P.
Its:	General Partner

By:	/s/ Brian Ratzan
	Name:	Brian Ratzan
	Title:	Partner

[Signature Page to Registration Rights Agreement]

CONYERS PARK II SPONSOR LLC

By:	/s/ Brian Ratzan
	Name:	Brian Ratzan
	Title:	Patmer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

REGISTRATION RIGHTS

FORM OF JOINDER AGREEMENT

This JOINDER (“Joinder”) dated [●] is executed by [●] (the “Transferee”) and by [●] (the “Transferor”) pursuant to the terms of the Registration Rights Agreement dated as of September 7, 2020, by and among Karman Topco L.P., a Delaware limited partnership, Conyers Park II Acquisition Corp., a Delaware corporation, Karman II Coinvest LP, a Delaware limited partnership, Green Equity Investors VI, L.P., a Delaware limited partnership, Green Equity Investors Side VI, L.P., a Delaware limited partnership, LGP Associates VI-A LLC, a Delaware limited liability company, LGP Associates VI-B LLC, a Delaware limited liability company, CVC ASM Holdco, LP, a Delaware limited partnership, JCP ASM Holdco, L.P., a Delaware limited partnership, Karman Coinvest L.P., a Delaware limited partnership, Centerview Capital, L.P., a Delaware limited partnership, Centerview Employees, L.P., a Delaware limited partnership, BC Eagle Holdings, L.P., a Cayman Islands exempted limited partnership and Yonghui Investment Limited, Conyers Park II Sponsor LLC, a Delaware limited liability company and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Holdings listed on the schedule thereto as Contributing Investors (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

1. Acknowledgment. Transferee and Transferor each acknowledge that Transferee is acquiring Common Shares of the Company from Transferor, upon the terms and subject to the conditions of the Registration Rights Agreement.

2. Assignment. Transferor hereby assigns its rights under the Registration Rights Agreement as follows:

☐ Transferor assigns all rights under the Registration Rights Agreement to Transferee. Transferor confirms that it is not a Demand Holder pursuant to Section 2.03 of the Registration Rights Agreement and Transferee confirms that it will not acquire the rights offered a Demand Holder pursuant to Section 2.03 of the Registration Rights Agreement (“Demand Holder Rights”).

☐ Transferor assigns all rights under the Registration Rights Agreement to Transferee, including all Demand Holder Rights of Transferor. Transferor and Transferee each confirm that Transferee is a Permitted Transferee and that Transferor and Transferee have each provided notice of this assignment to the Company pursuant to Section 2.03(e) of the Registration Rights Agreement.

3. Agreement. Transferee agrees that it shall be fully bound by and subject to the terms of the Registration Rights Agreement and the terms of this Joinder.

4. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

[SIGNATURE PAGE FOLLOWS]

TRANSFEROR

[●]

By: Title: Address for Notices:

TRANSFEREE

[●]

By: Title: Address for Notices:

Annex E

SUBSCRIPTION AGREEMENT

Conyers Park II Acquisition Corp.

999 Vanderbilt Beach Road, Suite 601

Naples, Florida 34108

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Conyers Park II Acquisition Corp., a Delaware corporation (“Conyers”), and the undersigned subscriber (the “Investor”), in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Conyers, Advantage Solutions, Inc., a Delaware corporation (the “Company”), Karman TopCo L.P., a Delaware limited partnership (“Karman Topco”), and CP II Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, will become a wholly-owned subsidiary of Conyers, on the terms and subject to the conditions therein (the transactions contemplated by the Transaction Agreement, including the merger, the “Transaction”). In connection with the Transaction, Conyers is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with the closing of the Transaction, shares of Conyers’s class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, Conyers is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to [ ] Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Conyers acknowledges and agrees as follows:

1. Subscription. The Investor hereby, severally and not jointly, irrevocably subscribes for and agrees to purchase from Conyers the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that Conyers reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by Conyers only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Conyers; Conyers may do so in counterpart form.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) Conyers to the Investor (the “Closing Notice”), that Conyers reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Conyers, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by

wire transfer of United States dollars in immediately available funds to the account(s) specified by Conyers in the Closing Notice. On the Closing Date, Conyers shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on Conyers’s share register; provided, however, that Conyers’s obligation to issue the Shares to the Investor is contingent upon Conyers having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within two (2) business days following the Closing Date specified in the Closing Notice, Conyers shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred; and

(iii) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement).

b. The obligation of Conyers to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of Conyers contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Conyers of each of the representations and warranties of Conyers contained in this Subscription Agreement as of the Closing Date and (ii) Conyers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

4. Further Assurances. At or prior to Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Conyers Representations and Warranties. Conyers represents and warrants to the Investor that:

a. Conyers is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Conyers has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Conyers’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c. The Shares are not, and following the consummation of the Transaction Closing and the Closing will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Shares under any organizational document, policy or agreement of, by or with Conyers, but excluding the restrictions on transfer described in paragraph 6(b) of this Subscription Agreement with respect to the status of the Shares as “restricted securities” pending their registration for resale under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the terms of this Subscription Agreement.

d. This Subscription Agreement has been duly authorized, executed and delivered by Conyers and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Conyers in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. Conyers is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Conyers of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) filings required by the Nasdaq, or such other applicable stock exchange on which Conyers’s common stock is then listed, and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

e. The issuance and sale of the Shares and the compliance by Conyers with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the Nasdaq marketplace rules and the issuance and sale of the Shares and the compliance by Conyers with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Conyers or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Conyers or any of its subsidiaries is a party or by which Conyers or any of its subsidiaries is bound or to which any of the property or assets of Conyers is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations or prospects of Conyers and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of Conyers to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Conyers; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Conyers or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Conyers to comply in all material respects with this Subscription Agreement.

f. As of the date hereof, Conyers has not received any written communication from a governmental entity that alleges that Conyers is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

g. As of the date hereof, each report, form, statement, schedule, prospectus, proxy, registration statement and other document, if any, (the “SEC Reports”) required to be filed by Conyers with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Conyers included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Conyers as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. To the knowledge of Conyers, there are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

h. Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, Conyers has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in Conyers or with any other investor. No Other Subscription Agreement (other than any subscription agreement entered into by any equityholder of Karman Topco, which, however, shall be with respect to the same class A common stock being acquired by Investor hereunder and at the same Per Share Price) includes terms and conditions that are materially more advantageous to any such Other Investor than Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

i. As of the date of this Subscription Agreement, the authorized capital stock of Conyers consists of 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”) and 550,000,000 shares of common stock, par value $0.0001 per share including (i) 500,000,000 shares of Class A Common Stock (“Class A Shares”) and (ii) 50,000,000 shares of Class B Common Stock (the “Class B Shares”). As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 45,000,000 Class A Shares are issued and outstanding, (iii) 11,250,000 Class B Shares are issued and outstanding, and (iv) 11,250,000 redeemable warrants and 7,333,333 private placement warrants to acquire Class A Shares are outstanding. All (A) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and (B) outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Conyers any Class A Shares, Class B Shares or other equity interests in Conyers, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Conyers has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Conyers is a party or by which it is bound relating to the voting of any securities of Conyers, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

j. The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Conyers, threatened against Conyers by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares. Conyers has taken no action that is designed to terminate the listing of the Class A Shares on Nasdaq or the registration of the Class A Shares under the Exchange Act.

k. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by Conyers to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

l. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Conyers, threatened against Conyers or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Conyers.

m. Conyers acknowledges and agrees that, notwithstanding anything herein to the contrary, subject to applicable securities laws the Shares may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder. In effecting a pledge of Shares, Investor shall be required to provide Conyers with reasonable notice thereof and shall deliver to Conyers such representation letters and other information as Conyers or its transfer agent shall reasonably request. Conyers hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by Investor.

n. Conyers has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned could become liable. Other than Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC or any of their respective affiliates (collectively, the “Placement Agents”), Conyers is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

o. Conyers is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

p. Conyers understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the undersigned.

6. Investor Representations and Warranties. The Investor represents and warrants to Conyers that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Conyers or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect and, as a result, the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for resale pursuant to Rule 144 of the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares from Conyers. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Conyers, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Conyers expressly set forth in Section 5 of this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Conyers, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges Conyers’s filings with the SEC have been available for Investor to review. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Conyers, the Company or a representative of Conyers or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Conyers, the Company or a representative of Conyers or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Conyers, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Conyers contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Conyers.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Conyers’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor will not look to the Placement

Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

h. Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Conyers. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of either Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning Conyers, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j. The Investor acknowledges that the Placement Agents: (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to Conyers, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it, (v) may have existing or future business relationships with Conyers and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k. The Investor acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, Conyers or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

l. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Conyers, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained from a Prohibited Investor.

p. No disclosure or offering document has been prepared by either Placement Agent or any of their respective affiliates in connection with the offer and sale of the Shares.

q. Neither Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to Conyers, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Conyers.

r. When required to deliver payment to Conyers pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

s. Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Shares nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of Conyers’s representations and warranties contained herein.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, Conyers agrees that, within fifteen (15) business days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies Conyers that it will “review” the Registration Statement) and (ii) ten (10) business days after Conyers is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review; provided that any portion of the

Registration Statement that makes reference to the Investor or any affiliate thereof will be in a form reasonably acceptable to the Investor (as indicated by the Investor’s written consent prior to the filing of the Registration Statement, which consent will not be unreasonably delayed or withheld). Conyers agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for Conyers to be in compliance with the current public information requirement under Rule 144 (the earliest of (i)-(iii) being the “Expiration”). The Investor agrees to disclose its ownership to Conyers upon request to assist it in making the determination described above. Conyers may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after Conyers becomes eligible to use such Form S-3. The Investor acknowledges and agrees that Conyers may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, that (I) Conyers shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period, (II) Conyers shall have a bona fide business purpose for not making such information public and (III) Conyers shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter. Conyers’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Conyers such information regarding the Investor, the securities of Conyers held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Conyers to effect the registration of such Shares, and shall execute such documents in connection with such registration as Conyers may reasonably request that are customary of a selling stockholder in similar situations, provided, however, that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Conyers will provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by Conyers to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Conyers of its obligations to file or effect the Registration Statement set forth in this Section 7.

b. Prior to the Expiration, Conyers shall advise the Investor within three (3) business days (at Conyers’ expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by Conyers of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7(b)(iv) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Conyers shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as Conyers is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, Conyers shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will immediately discontinue offers and sales of the Shares using a Registration Statement until the Investor receives copies of a supplemental or amended prospectus (which Conyers agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by Conyers that it may resume such offers and sales. If so directed by Conyers, the Investor will deliver to Conyers or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

c. Prior to the Expiration, Conyers will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement. For as long as the Investor holds Shares, Conyers will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investors). In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, Conyers shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Investor, provided that Conyers and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to Conyers and the Transfer Agent in connection therewith. Subject to receipt from the Investor by Conyers and the Transfer Agent of customary representations and other documentation reasonably acceptable to Conyers and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of Conyers’ counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that Conyers remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for Conyers to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Conyers shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. Conyers shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

d. Indemnification.

(i) Conyers agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Conyers by or on behalf of the Investor expressly for use therein.

(ii) The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless Conyers, its directors and officers and agents and each person who controls Conyers (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d) from any person who was not guilty of such fraudulent misrepresentation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate the Subscription Agreement, (c) 15 days after the Termination Date (as defined in the Transaction Agreement, as in effect as of the date hereof), if the Closing has not occurred by such date or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Closing, or are not capable of being satisfied on or prior to the Closing, and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Conyers shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Conyers in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

9. Trust Account Waiver. The Investor acknowledges that Conyers is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Conyers and one or more businesses or assets. The Investor further acknowledges that, as described in Conyers’s prospectus relating to its initial public offering dated July 17, 2019 (the “Prospectus”) available at www.sec.gov, substantially all of Conyers’s assets consist of the cash proceeds of Conyers’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Conyers, its public shareholders and the underwriters of Conyers’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Conyers to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Conyers entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Class A Shares, except to the extent that the Investor has otherwise agreed with Conyers to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without Conyers’ prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof); provided, that no such assignment shall relieve the Investor of its obligations hereunder.

b. Conyers may request from the Investor such additional information as Conyers may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, Conyers agrees to keep any such information provided by Investor confidential. The Investor acknowledges that Conyers may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of Conyers.

c. The Investor acknowledges that Conyers, the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Conyers, the Company and the Placement Agents if Investor becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties made by Investor set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality in which case the Investor shall notify Conyers, the Company and the Placement Agent if they are no longer accurate in all respects). The Investor acknowledges and agrees that each purchase by the Investor of Shares from Conyers will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. Conyers, the Investor, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of Conyers set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by Conyers of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(d), Section 8, Section 10(c), Section 10(d), Section 10(f), this Section 10(g), the last sentence of Section 10(k) and Section 11 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies

m. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to Conyers.

n. Each party hereto hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Conyers expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Conyers. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate other than Conyers, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Conyers, the Company, the Placement Agents or any Non-Party Affiliate concerning Conyers, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby; provided that the foregoing shall not preclude or limit the Investor from contesting any claim or action brought by the Company against the Investor under this Subscription Agreement. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Conyers, the Company, any Placement Agent or any of Conyers’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

12. Disclosure. Conyers shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that Conyers has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of Conyers, the Investor shall not be in possession of any material, non-public information received from Conyers or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Conyers or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, Conyers shall not, and shall cause its representatives including the Placement Agents and their respective representatives not to, publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release, promotional materials, media or similar circumstances, or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Shares are listed or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 12.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: , 2020

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Conyers in the Closing Notice.

IN WITNESS WHEREOF, Conyers has accepted this Subscription Agreement as of the date set forth below.

CONYERS PARK II ACQUISITION CORP.

By:
Name:
Title:

Date:                     , 2020

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

Annex F

SUBSCRIPTION AGREEMENT

Conyers Park II Acquisition Corp.

999 Vanderbilt Beach Road, Suite 601

Naples, Florida 34108

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Conyers Park II Acquisition Corp., a Delaware corporation (“Conyers”), and the undersigned subscriber (the “Investor” and each of Conyers and the Investor, a “Party”), in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Conyers, Advantage Solutions, Inc., a Delaware corporation (the “Company”), Karman TopCo L.P., a Delaware limited partnership (“Karman Topco”), and CP II Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, will become a wholly-owned subsidiary of Conyers, on the terms and subject to the conditions therein (the transactions contemplated by the Transaction Agreement, including the merger, the “Transaction”). In connection with the Transaction, Conyers is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with the closing of the Transaction, shares of Conyers’s class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, Conyers is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Conyers acknowledges and agrees as follows:

1. Subscription.

a. The Investor hereby, severally and not jointly, irrevocably subscribes for and agrees to purchase from Conyers the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that Conyers reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by Conyers only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Conyers; Conyers may do so in counterpart form.

b. If (and solely if) the Redemption Event (as defined below) has occurred, then Conyers will provide the Investor written notice (via email) of such Redemption Event and the number of Accordion Shares, in each case no later than 11:59 p.m. Eastern Time on the second business day prior to the Special Meeting. The Investor hereby, severally and not jointly, shall have the option exercisable at the discretion of the Investor no earlier than one (1) business day prior to the Special Meeting (as defined in the Transaction Agreement) and no later than one (1) business day prior to the Closing Date to, by delivery of written notice (via email) to Conyers (the “Accordion Subscription Notice”), to irrevocably subscribe for and purchase from Conyers all or a portion of the Accordion Shares at the Per Share Purchase Price (the “Accordion Shares”). The Accordion Subscription Notice

F-1-1

will set forth the number of Accordion Shares the Investors is committing to subscribe for, along with the aggregate purchase price to be paid by the Investor for such Accordion Shares. If the aggregate number of Accordion Shares with respect to which Conyers has received an Accordion Subscription Notice from the Investor and [●] or any of their respective permitted assignees (collectively, the “Additional PIPE Investors”) is (i) less than the full amount of the Accordion Shares, then Conyers may (in its sole discretion) reject each Accordion Subscription Notice and issue no Accordion Shares, (ii) equal to the number of Accordion Shares, then Conyers may not reject a validly delivered notice for the purchase of all such Accordion Shares or (iii) greater than the number of Accordion Shares, then Conyers may not reject a validly delivered notice for the purchase of such Accordion Shares, provided, however, that (in the case of this clause (iii)) each Additional PIPE Investor that delivered an Accordion Subscription Notice shall have the number of Accordion Shares which it is entitled to acquire reduced on a pro rata basis based on the number of Accordion Shares that all Additional PIPE Investors irrevocably subscribed to purchase pursuant to their respective Accordion Subscription Notices. For the purpose of this Subscription Agreement, except where the context otherwise requires, all references to “Shares” shall include the Accordion Shares and the number of Shares and purchase price set forth on the signature page hereto (including, for clarify, for the purposes of the definition of Subscription Amount) shall be deemed to be updated for the addition of the Accordion Shares subscribed for, if any, as determined pursuant to this Section 1(b), and the aggregate purchase price to be paid for those Accordion Shares. For the purpose of this Section 1b:

(i) “Accordion Shares” means a number of Shares equal to the lesser of (x) the Shortfall Amount divided by the Per Share Purchase Price and (y) 25,000,000;

(ii) “Redemption Event” means that, solely as a result of either or both, (x) the aggregate amount of payments required to be made in connection with the Acquiror Stockholder Redemption (as defined in the Transaction Agreement) and/or (y) a failure of any other investor party to a Subscription Agreement (as defined in the Transaction Agreement) to fund the full amount of its subscription thereunder when due, Conyers and Investor each acting reasonably and in good faith mutually agree that the condition in Section 9.01(f) of the Transaction Agreement is not reasonably expected to be satisfied at the Closing; and

(iii) “Shortfall Amount” means the amount by which the aggregate value of the Available Closing Acquiror Cash (as defined in the Transaction Agreement) is reasonably expected to be less than $1,150,000,000 (for the avoidance of doubt, after taking into account amounts available and reasonably expected to be funded at the Closing pursuant to clauses (ii), (iv) and (v) of the definition thereof).

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) (other than with respect to the Accordion Shares) delivery of written notice from (or on behalf of) Conyers to the Investor (the “Closing Notice”), that Conyers reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Conyers, three (3) business days (or one (1) business day in the case of the Accordion Shares) prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Conyers in the Closing Notice. On the Closing Date, Conyers shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on Conyers’s share register; provided, however, that Conyers’s obligation to issue the Shares to the Investor is contingent upon Conyers having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within two (2) business days following the Closing Date specified in the Closing Notice, Conyers shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

F-1-2

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred; and

(iii) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement).

b. The obligation of Conyers to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of Conyers contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Conyers of each of the representations and warranties of Conyers contained in this Subscription Agreement as of the Closing Date and (ii) Conyers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

4. Further Assurances. At or prior to Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Conyers Representations and Warranties. Conyers represents and warrants to the Investor that:

a. Conyers is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Conyers has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Conyers’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

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c. This Subscription Agreement has been duly authorized, executed and delivered by Conyers and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Conyers in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. Conyers is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Conyers of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) filings required by the Nasdaq, or such other applicable stock exchange on which Conyers’s common stock is then listed, and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

d. The issuance and sale of the Shares and the compliance by Conyers with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the Nasdaq marketplace rules and the issuance and sale of the Shares and the compliance by Conyers with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Conyers or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Conyers or any of its subsidiaries is a party or by which Conyers or any of its subsidiaries is bound or to which any of the property or assets of Conyers is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations or prospects of Conyers and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of Conyers to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Conyers; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Conyers or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Conyers to comply in all material respects with this Subscription Agreement.

e. As of the date hereof, Conyers has not received any written communication from a governmental entity that alleges that Conyers is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

f. As of the date hereof, each report, form, statement, schedule, prospectus, proxy, registration statement and other document, if any, (the “SEC Reports”) required to be filed by Conyers with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Conyers included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Conyers as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. To the knowledge of Conyers, there are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

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g. [Intentionally Omitted].

h. As of the date of this Subscription Agreement, the authorized capital stock of Conyers consists of 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”) and 550,000,000 shares of common stock, par value $0.0001 per share including (i) 500,000,000 shares of Class A Common Stock (“Class A Shares”) and (ii) 50,000,000 shares of Class B Common Stock (the “Class B Shares”). As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 45,000,000 Class A Shares are issued and outstanding, (iii) 11,250,000 Class B Shares are issued and outstanding, and (iv) 11,250,000 redeemable warrants and 7,333,333 private placement warrants to acquire Class A Shares are outstanding. All (A) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and (B) outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Conyers any Class A Shares, Class B Shares or other equity interests in Conyers, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Conyers has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Conyers is a party or by which it is bound relating to the voting of any securities of Conyers, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

i. The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Conyers, threatened against Conyers by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares. Conyers has taken no action that is designed to terminate the listing of the Class A Shares on Nasdaq or the registration of the Class A Shares under the Exchange Act.

j. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by Conyers to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Conyers, threatened against Conyers or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Conyers.

l. Conyers has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned could become liable. Other than Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC or any of their respective affiliates (collectively, the “Placement Agents”), Conyers is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

m. Conyers is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

n. Conyers understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the undersigned.

6. Investor Representations and Warranties. The Investor represents and warrants to Conyers that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the

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Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Conyers or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect and, as a result, the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for resale pursuant to Rule 144 of the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares from Conyers. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Conyers, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Conyers expressly set forth in Section 5 of this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Conyers, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges Conyers’s filings with the SEC have been available for Investor to review. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Conyers, the Company or a representative of Conyers or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Conyers, the Company or a representative of Conyers or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Conyers, the

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Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Conyers contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Conyers.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Conyers’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

h. Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Conyers. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of either Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning Conyers, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j. The Investor acknowledges that the Placement Agents: (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to Conyers, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it, (v) may have existing or future business relationships with Conyers and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k. The Investor acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, Conyers or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

l. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under

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or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Conyers, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained from a Prohibited Investor.

p. No disclosure or offering document has been prepared by either Placement Agent or any of their respective affiliates in connection with the offer and sale of the Shares.

q. Neither Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to Conyers, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Conyers.

r. When required to deliver payment to Conyers pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

s. Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Shares nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of Conyers’s representations and warranties contained herein.

7. Registration Rights. The Investor and Conyers hereby acknowledge and agree that all of the Shares (including, for the avoidance of doubt, any Accordion Shares) acquired by the Investor hereunder shall in all respects be subject to the terms and conditions of the Registration Rights Agreement (as defined in the Transaction Agreement) and, for all purposes of the Registration Rights Agreement, shall constitute Entitled Common Shares (as defined in the Registration Rights Agreement) owned by [●].

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of

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any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate the Subscription Agreement, (c) 15 days after the Termination Date (as defined in the Transaction Agreement, as in effect as of the date hereof), if the Closing has not occurred by such date or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Closing, or are not capable of being satisfied on or prior to the Closing, and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Conyers shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Conyers in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

9. Trust Account Waiver. The Investor acknowledges that Conyers is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Conyers and one or more businesses or assets. The Investor further acknowledges that, as described in Conyers’s prospectus relating to its initial public offering dated July 17, 2019 (the “Prospectus”) available at www.sec.gov, substantially all of Conyers’s assets consist of the cash proceeds of Conyers’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Conyers, its public shareholders and the underwriters of Conyers’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Conyers to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Conyers entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Class A Shares, except to the extent that the Investor has otherwise agreed with Conyers to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without Conyers’ prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Investor may (i) assign its rights and obligations under this Subscription Agreement to (x) one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof) or (y) any equityholder of Investor and (ii) subject to applicable Law, assign its rights to purchase the Shares pursuant to this Subscription Agreement (and the corresponding obligations hereunder with respect to the Shares to which the assignment relates) to any member of management of the Company as of the date of this Subscription Agreement (the “Current Management”); provided, that, (x) in the case of each of clauses (i) and (ii) no such assignment shall relieve the Investor of its obligations hereunder and (y) Investor may not assign its rights to purchase Shares with respect to Current Management with respect to Shares in excess of the Management Cap. For the purpose of this Section 10a, “Management Cap” means the Shares as set forth on the signature page hereto (excluding any Accordion Shares) multiplied by 0.05x.

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b. Conyers may request from the Investor such additional information as Conyers may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, Conyers agrees to keep any such information provided by Investor confidential. The Investor acknowledges that Conyers may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of Conyers.

c. The Investor acknowledges that Conyers, the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Conyers, the Company and the Placement Agents if Investor becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties made by Investor set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality in which case the Investor shall notify Conyers, the Company and the Placement Agent if they are no longer accurate in all respects). The Investor acknowledges and agrees that each purchase by the Investor of Shares from Conyers will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. Conyers, the Investor, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of Conyers set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by Conyers of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(d), Section 8, Section 10(c), Section 10(d), Section 10(f), this Section 10(g), the last sentence of Section 10(k) and Section 11 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

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h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies

m. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to Conyers.

n. Each party hereto hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the

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jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Conyers expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Conyers. This Subscription Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate other than Conyers, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Conyers, the Company, the Placement Agents or any Non-Party Affiliate concerning Conyers, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby; provided that the foregoing shall not preclude or limit the Investor from contesting any claim or action brought by the Company against the Investor under this Subscription Agreement. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Conyers, the Company, any Placement Agent or any of Conyers’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing. Conyers acknowledges and agrees that, except for the Investor (and then only to the extent of the specific obligations undertaken by the Investor in this Subscription Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of the Investor and

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(b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the Investor under this Subscription Agreement of or for any claim based on, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2020

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Conyers in the Closing Notice.

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IN WITNESS WHEREOF, Conyers has accepted this Subscription Agreement as of the date set forth below.

CONYERS PARK II ACQUISITION CORP.

By:
Name:
Title:

Date:                 , 2020

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A. QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B. INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.  ☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

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Annex G

ADVANTAGE SOLUTIONS INC.

2020 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Advantage Solutions Inc. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Advantage Solutions Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8 “Board” shall mean the Board of Directors of the Company.

2.9 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of related transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or independent sales by an Investor(s)), whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than Investors or any of their respective affiliates (other than any limited partner thereof, excluding the Investors) (any such “person” or “group” a “Non-Affiliate”) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.9(c)(i), 2.9(c)(ii) or 2.9(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder).

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board; provided, however, removal of a member of the Board in accordance with Section 2.1 of the Stockholders Agreement shall be ignored and such member of the Board shall not be counted as an Incumbent Director before and after such decrease when determining Incumbent Directors;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d) The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof.

2.12 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.13 “Company” shall have the meaning set forth in Article 1.

2.14 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15 “Director” shall mean a member of the Board, as constituted from time to time.

2.16 “Director Limit” shall have the meaning set forth in Section 4.6.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall mean the day prior to the Public Trading Date.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Expiration Date” shall have the meaning given to such term in Section 12.1(c).

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27 “Holder” shall mean a person who has been granted an Award.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Incumbent Directors’ shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or 2.9(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30 “Investors” shall mean Karman Topco L.P., certain funds advised by CVC Adviors (U.S.) Inc. and/or its affiliates, Leonard Green & Partners, L.P., Karman Coinvest L.P. and Bain Capital.

2.30 “Non-Affiliate” shall have the meaning set forth in Section 2.9(a).

2.31 “Non-Employee Director” shall mean a Director who is not an Employee.

2.32 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.33 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.34 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.35 “Option Term” shall have the meaning set forth in Section 5.4.

2.36 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.37 “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.38 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.39 “Plan” shall have the meaning set forth in Article 1.

2.40 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.41 “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.42 “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.44 “SAR Term” shall have the meaning set forth in Section 5.4.

2.45 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.46 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47 “Shares” shall mean shares of Common Stock.

2.48 “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such

Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.49 “Stockholders Agreement” shall mean that certain Stockholders Agreement dated as of September 7, 2020 by and among Conyers Park II Acquisition Corp, Karman Topco L.P., CVC ASM Holdco, L.P., the LGP Stockholders (as defined therein), BC Eagle Holdings, L.P., and Conyers Park II Sponsor LLC.

2.50 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.51 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.52 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary (including as an Employee or a Non-Employee Director).

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary (including as a Consultant or an Employee).

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary (including as a Consultant or Non-Employee Director).

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is 49,917,647. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b) If any Shares subject to an Award are forfeited or expire, are converted to shares of another entity in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, conversion or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6 Non-Employee Director Awards.

(a) Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.

(b) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the grant date fair value of equity-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $500,000, increased to $1,000,000 in the fiscal year of his or her initial service as a Non-Employee Director (the applicable amount, the “Director Limit”).

4.7 Minimum Vesting. Expect with respect to a maximum of five percent (5%) of the number of shares reserved under the Plan pursuant to Section 3.1(a) (subject to any increase or decrease pursuant to Section 3.1(b)), each Award shall be subject to a minimum vesting period of one (1) year commencing from the grant date, or respect to Awards that vest upon the attainment of performance goals, a performance period that is at least one (1) year. For the purposes of clarity, this Section 4.7 shall not prevent the Committee from accelerating any Award in accordance with any provisions set forth in this Plan.

ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4 Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder, including, without limitation, any performance-based vesting criteria applicable to such period, shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

ARTICLE 6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2 Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3 Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. The Administrator may include a provision in an Award Agreement providing for the automatic exercise of an Option or a Stock Appreciation Right on the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

6.4 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1 Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, unless otherwise determined by the Administrator, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that all vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3 Restrictions. All Shares of Restricted Stock (including any Shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, including, without limitation, performance-based restrictions or vesting. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

8.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit Award; provided, however, that the value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 9.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1 Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award shall only be paid out to the Holder to the extent that the full vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be no greater than the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall, unless otherwise determined by the Administrator or required by Applicable Law, be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

10.7 Amendment of Awards. Subject to Applicable Law and Section 10.6, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries and details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11.

ADMINISTRATION

11.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2; and

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.

11.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan.

(a) Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.5 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to:

(i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6.

(b) In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the parties thereto may cause such Awards to be continued in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and the surviving or successor company terminates Holder’s employment or service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e) In the event that the successor corporation in a Change in Control refuses to assume, continue or substitute for an Award, any or all of such Award shall become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse; provided that the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i) The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of Applicable Law, including the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.

12.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award

Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Advantage Solutions Inc. on                 , 2020.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Advantage Solutions Inc. on                 , 2020.

Executed on this      day of                 , 2020.

[Name, Title]

Annex H

ADVANTAGE SOLUTIONS INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1 Purpose and Scope. The purpose of the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan, as it may be amended from time to time, (the “Plan”) is to assist employees of Advantage Solutions, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.2 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.3 “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the shares of the Common Stock are listed, quoted or traded.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.6 “Committee” shall mean the Compensation Committee of the Board.

2.7 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.8 “Company” shall have such meaning as set forth in Section 1.1 hereof.

2.9 “Compensation” of an Employee shall mean, unless otherwise specified by the Administrator in an Offering Document, the regular straight-time earnings or base salary, bonuses and commissions, paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any required income or employment tax withholdings.

2.10 “Designated Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.

2.11 “Effective Date” shall mean immediately prior to the time at which the Company’s registration statement relating to its initial public offering becomes effective, provided that the Board has adopted the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.

2.12 “Eligible Employee” shall mean an Employee who after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee is excluded from participation in the Plan in an Offering Period if (i) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (iii) such Employee is customarily scheduled to work less than twenty (20) hours per week, (iv) such Employee’s customary employment is for less than five months in any calendar year and/or (v) such Employee is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (a) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (b) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

2.13 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.14 “Enrollment Date” shall mean the first date of each Offering Period.

2.15 “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.18 “Grant Date” shall mean the first Trading Day of an Offering Period.

2.19 “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.

2.20 “Offering Document” shall have the meaning given to such term in Section 3.2.

2.21 “Offering Period” shall mean such period of time commencing on such date(s) as determined by the Administrator, in its sole discretion, and with respect to which Options shall be granted to Participants, following the Effective Date, except as otherwise provided under Section 5.3 hereof. The duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed twenty-seven (27) months.

2.22 “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.23 “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

2.24 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.25 “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.

2.26 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.27 “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.28 “Plan” shall have such meaning as set forth in Section 1.1 hereof.

2.29 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.30 “Section 423 Option” shall have such meaning as set forth in Section 3.1(b) hereof.

2.31 “Securities Act” shall mean the Securities Act of 1933, as amended

2.32 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.33 “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.

2.34 “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.

ARTICLE III.

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423 of the Code (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purposes of the limitation imposed by this subsection,

(i) the right to purchase stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year,

(ii) the right to purchase stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and

(iii) a right to purchase stock which has accrued under a Section 423 Option may not be carried over to any other Section 423 Option; provided that Participants may carry forward amounts so accrued that represent a fractional share of stock and were withheld but not applied towards the purchase of Common Stock under an earlier Offering Period, and may apply such amounts towards the purchase of additional shares of Common Stock under a subsequent Offering Period.

The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Offering Document. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise): (i) the length of the Offering Period, which period shall not exceed twenty-seven months; (ii) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 15,000 Shares; and (iii) such other provisions as the Administrator determines are appropriate, subject to the Plan.

3.3 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.4 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later such period of time prior to the applicable Enrollment Date as determined by the Administrator, in its sole discretion.

(b) Subject to Section 3.1(b) hereof, payroll deductions (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than the lesser of fifteen percent (15%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date or $25,000 per Offering Period; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.3 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c) Following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten (10) calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d) Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

3.4 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

3.5 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

ARTICLE IV.

PURCHASE OF SHARES

4.1 Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 15,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2 Option Price. The Option Price per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be designated by the Administrator in the applicable Offering Document (which Option Price shall not be less than eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the applicable Enrollment Date or on the Exercise Date, whichever is lower); provided, however, that, in the event no Option Price is designated by the Administrator in the applicable Offering Document, the Option Price for the Offering Periods covered by such Offering Document shall be equal to eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the applicable Enrollment Date or on the Exercise Date, whichever is lower; provided further that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.

4.3 Purchase of Shares.

(a) On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the Option Price per share of Common Stock as of such Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant.

(b) As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common

Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority that counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4 Transferability of Rights.

(a) An Option granted under the Plan shall not be transferable, other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

(b) Unless otherwise determined by the Administrator, there shall be no holding period for the shares of Common Stock issued pursuant to the exercise of an Option. Any holding period determined by the Administrator shall be subject to Sections 5.2(b) and 5.2(c) below.

ARTICLE V.

PROVISIONS RELATING TO COMMON STOCK

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 12,479,412 shares of Common Stock. .

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, or other transaction as set forth by the Administrator in an Offering Document, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing (or electronically if determined by the Administrator), at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.

5.4 Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b) A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to Applicable Law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VII.

GENERAL PROVISIONS

7.1 Administration.

(a) The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To establish Offering Periods;

(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);

(iii) To select Designated Subsidiaries in accordance with Section 7.2 hereof; and

(iv) To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the Treasury Regulations thereunder.

(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

7.2 Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5 Amendment and Termination of the Plan.

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees; and provided, further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

(b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section 7.7, the Plan shall terminate on the tenth (10th) anniversary of the date of its initial approval by the stockholder(s) of the Company, unless earlier terminated in accordance with Sections 5.3 or 7.5 hereof. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholder(s) within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13 Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14 Conditions To Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15 Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder and all Administrator actions hereunder shall be interpreted accordingly. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.

7.16 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of Applicable Law, including the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.

* * * * * *

I hereby certify that the foregoing Advantage Solutions Inc. 2020 Employee Stock Purchase Plan was duly approved by the Board of Directors of Advantage Solutions Inc. on [                ], 2020.

I hereby certify that the foregoing Advantage Solutions Inc. 2020 Employee Stock Purchase Plan was duly approved by the stockholder(s) of Advantage Solutions Inc. on [                ], 2020.

Executed on this day of , 2020.

[Name, Title]

Annex I

EXECUTION VERSION

SPONSOR AGREEMENT

This SPONSOR AGREEMENT (this “Agreement”), dated as of September 7, 2020, is made by and among Conyers Park II Sponsor LLC, a Delaware limited liability company (“Sponsor”), the other holders of Acquiror Class B Common Stock set forth under the heading “Other Class B Holders” on the signature pages to this Agreement (the “Other Class B Holders,” and together with Sponsor, collectively, the “Class B Holders”), Conyers Park II Acquisition Corp., a Delaware Corporation (“Acquiror”), and Advantage Solutions Inc., a Delaware corporation (the “Company”). Sponsor, the Other Class B Holders, Acquiror and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement and Plan of Merger (as defined below).

WHEREAS, Acquiror, the Company and certain other Persons party thereto entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”); and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Merger Agreement by the parties thereto, pursuant to which, among other things, (a) the Class B Holders will vote in favor of approval of the Merger Agreement and the transactions contemplated thereby (including the Merger ) and (b) the Class B Holders will agree to waive any adjustment to the conversion ratio set forth in the Acquiror Organizational Documents with respect to the Acquiror Class B Common Stock related to the issuance of Acquiror Class A Common Stock pursuant to the PIPE Investment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. Each Class B Holder hereby unconditionally and irrevocably agrees (i) to vote or consent at any meeting of the shareholders of Acquiror or in any other circumstance in which the vote or consent of the shareholders of Acquiror is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such holder’s Subject Acquiror Equity Securities (as defined below) to be counted as present thereat for purposes of establishing a quorum) all of such Class B Holder’s Acquiror Class B Common Stock (together with any other Equity Securities of Acquiror that such Class B Holder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Acquiror Equity Securities”) (A) in favor of the Acquiror Stockholder Matters, (B) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Merger Agreement and the Transactions) and (C) against any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement or the Transactions and (ii) not to redeem, elect to redeem or tender or submit any of its Subject Acquiror Equity Securities for redemption in connection with the Merger Agreement or the Transactions. The obligations of Class B Holders specified in this Section 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommend by Acquiror’s board of directors.

2. Waiver of Anti-dilution Protection. Each Class B Holder hereby (a) irrevocably waives, subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by Law and the Acquiror Organizational Documents, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the Acquiror Class B Common Stock held by him, her or it converts into Acquiror Class A Common Stock pursuant to Section 4.3 of the Certificate of Incorporation or any other adjustment or anti-dilution protections that arise in connection with the issuance of Acquiror Class A Common Stock pursuant to the PIPE Investment.

3. Transfer of Shares. Each Class B Holder hereby agrees that he, she or it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), hypothecate, place a lien on, pledge, dispose of, grant any option to purchase, distribute or otherwise encumber any of his, her or its Subject Acquiror Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of his, her or its Subject Acquiror Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject Acquiror Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject Acquiror Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his her or its Subject Acquiror Equity Securities or (v) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to Acquiror’s officers or directors, any members or partners of Sponsor or their affiliates or any affiliates of Sponsor; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Merger Agreement; and (F) by virtue of Sponsor’s organizational documents upon liquidation or dissolution of Sponsor; provided, that any transferee of any Transfer of the type set forth in clauses (A) through (F) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

4. Termination of Lock-up Period. Each Class B Holder and Acquiror hereby agree that effective as of the consummation of the Closing (and not before), Section 8 of that certain Letter Agreement, dated July 22, 2019, by and among Acquiror, the Class B Holders and certain other parties thereto (the “Class B Holder Agreement”), shall be amended and restated in its entirety as follows:

“8. Reserved.”

The amendment and restatement set forth in this Section 4 shall be void and of no force and effect with respect to the Class B Holder Agreement if the Merger Agreement shall be terminated for any reason in accordance with its terms.

5. Representations and Warranties. Each Class B Holder represents and warrants (severally and not jointly) to Acquiror and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; (iii) this Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Subject Acquiror Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Agreement; (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Agreement; (vi) such Person has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors in connection therewith; (vii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder and (viii) such Person is the record and beneficial owner of all of his, her or its Subject Acquiror Equity Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (A) this Agreement, (B) the Certificate of Incorporation, (C) the Merger Agreement, (D) the Class B Holder Agreement, (E) that certain letter regarding the Securities Subscription Agreement, dated as of May 13, 2019, by and between Sponsor and Acquiror, (F) that certain Registration and Stockholder Rights Agreement, dated as of July 17, 2019, between Acquiror, the Sponsor and the other parties thereto or (F) any applicable securities laws.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the valid termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 2, 4 and 10 (solely to the extent related to the foregoing Sections 2 or 4) shall each survive the termination of this Agreement pursuant to Section 6(a), and (iii) Sections 7, 8, 9 and 10 (solely to the extent related to the following Section 7 or Section 9) shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the actual knowledge (as opposed to constructive, imputed or implied knowledge) that the taking of such act or such failure to act will constitute or cause a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (D) another Party’s justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement is the cause of such Party entering into this Agreement, and (E) causing such Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Transaction Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any Acquiror Non-Party Affiliate (other than the Class B Holders named as parties hereto, on the terms and subject to the conditions set forth herein), and (b) none of the Company Non-Party Affiliates or the Acquiror Non-Party Affiliates (other than the Class B Holders named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. For the purpose of this Section 7, (x) “Acquiror Non-Party Affiliate” means (i) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of either Acquiror or Sponsor and (ii) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in clause (i) (other than, for the avoidance of doubt, Acquiror) and (y) “Company Non-Party Affiliate” means (i) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company or any of its Subsidiaries (other than, for the avoidance of doubt, the Company or any of its Subsidiaries) or any family member of the foregoing Persons and (ii) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in clause (i) (other than, for the avoidance of doubt, the Company or any of its Subsidiaries)

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) no Class B Holder makes any agreement or understanding herein in any capacity (including, in the case of each Other Class B Holder, in such Other Class B Holder’s capacity as a director, officer or employee of any Acquiror Party) other than in such Class B Holder’s capacity as a record holder and beneficial owner of the Subject Acquiror Equity Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by each Other Class B Holder or any representative of Sponsor in such holder’s capacity as a member of the board of directors (or other similar governing body) of any Acquiror Party or as an officer, employee or fiduciary of any Acquiror Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Acquiror Party.

9. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Incorporation by Reference. Sections 1.02 (Construction), 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Jury Trial), 11.13 (Enforcement) and 11.15 (Nonsurvival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CONYERS PARK II SPONSOR LLC

By:	/s/ Brian Ratzan
Name: Brian Ratzan
Title: Member

CONYERS PARK II ACQUISITION CORP.

By:	/s/ Brian Ratzan
Name: Brian Ratzan
Title: Chief Financial Officer

ADVANTAGE SOLUTIONS INC.

By:	/s/ Tanya Domier
Name: Tanya Domier
Title: Chief Executive Officer

OTHER CLASS B HOLDERS:

/s/ Ronald E. Blaylock
Ronald E. Blaylock

/s/ Peter Klein
Peter Klein

/s/ Irene Rosenfeld
Irene Rosenfeld

/s/ Joseph Schena
Joseph Schena

CONYERS PARK II ACQUISITION CORP. 999 VANDERBILT BEACH ROAD, SUITE 601 NAPLES, FL 34108 SPECIAL MEETING OF STOCKHOLDERS OF CONYERS PARK II ACQUISITION CORP. YOUR VOTE IS IMPORTANT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2020. Proxy Material for the Special Meeting of Stockholders is available at: https://www.cstproxy.com/conyersparkiiacquisitioncorp/sm2020                  The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated October 27, 2020 in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m. New York City Time on October 27, 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints David West and Brian Ratzan to vote all shares of common stock of Conyers Park II Acquisition Corp. (“Conyers Park”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH PROPOSAL 7. (Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH PROPOSAL 7.                     Proposal No. 1 — The Business Combination Proposal— To consider and vote upon a proposal to approve the business combination described in the accompanying proxy statement, including (a) adopting the Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”), by and among Conyers Park, CP II Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Conyers Park (“Merger Sub”), Advantage Solutions Inc., a Delaware corporation (“Advantage”), and Karman Topco L.P., a Delaware limited partnership, a copy of which is attached to the accompanying proxy statement as Annex A, which, among other things, provides for Merger Sub to be merged with and into Advantage with Advantage being the surviving company in the merger (the “Merger”) and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement (this proposal is referred to herein as the “Business Combination Proposal” or “Proposal No. 1”); FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 2—The Charter Proposal— To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Conyers Park in the form attached to the accompanying proxy statement as Annex B (the “second amended and restated certificate of incorporation”) (this proposal is referred to herein as the “Charter Proposal” or “Proposal No 2”); FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 3—The Governance Proposal— To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission requirements (this proposal is referred to herein as the “Governance Proposal” or “Proposal No 3 ”); FOR ☐ AGAINST ☐ ABSTAIN ☐     Proposal No. 3A—To change Conyers Park’s corporate name from “Conyers Park II Acquisition Corp.” to “Advantage Solutions Inc.”; FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 3B—To increase the total number of authorized shares of all classes of capital stock from 551,000,000 shares to 3,300,000,000 shares, which would consist of (i) increasing the amount of Class A common stock from 500,000,000 shares to 3,290,000,000 shares and (ii) increasing the amount of preferred stock from 1,000,000 shares to 10,000,000 shares; FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 3C—To eliminate provisions specific to Conyers Park’s status as a blank check company, including providing for perpetual existence, and to make conforming changes; FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 4 — Incentive Plan Proposal— To consider and vote on a proposal to approve and adopt the Advantage Solutions Inc. 2020 Incentive Plan, which is attached to the accompanying proxy statement as Annex G, and the material terms thereunder, including the authorization of the initial share reserve thereunder (this proposal is referred to herein as the “Incentive Plan Proposal” or “Proposal No 4”); FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 5 — Employee Purchase Plan Proposal— To consider and vote on a proposal to approve and adopt the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan, which is attached to the accompanying proxy statement as Annex H, and the material terms thereunder, including the authorization of the initial share reserve thereunder (this proposal is referred to herein as the “Employee Purchase Plan Proposal” or “Proposal No 5”); FOR ☐ AGAINST ☐ ABSTAIN ☐     Proposal No. 6 —NASDAQ Proposal— To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of Conyers Park’s issued and outstanding shares of common stock in connection with the business combination, including, without limitation, the PIPE Investment (as described in the accompanying proxy statement) (this proposal is referred to herein as the “NASDAQ Proposal” or “Proposal No 6”); and FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 7 — Adjournment Proposal— To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the employee purchase plan proposal or the NASDAQ proposal (this proposal is referred to herein as the “Adjournment Proposal” or “Proposal No 7”). FOR ☐ AGAINST ☐ ABSTAIN ☐                 Dated: , 2020 (Signature)      (Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1 THROUGH PROPOSAL 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.